    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1996

                                                       REGISTRATION NO. 333-4348
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           MEDPARTNERS/MULLIKIN, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

            DELAWARE                          8099                         63-1151076
(State or Other Jurisdiction of   (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)        Identification Number)

                             ---------------------
        3000 GALLERIA TOWER, SUITE 1000, BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                 LARRY R. HOUSE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           MEDPARTNERS/MULLIKIN, INC.
                        3000 GALLERIA TOWER, SUITE 1000
                         BIRMINGHAM, ALABAMA 35244-2331
                                 (205) 733-8996
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   COPIES TO:

     GLENN D. SMITH, ESQ.              PHILIP FLAME, ESQ.         J. BROOKE JOHNSTON, JR. ESQ.         ROBERT E. LEE GARNER, ESQ.
   STROOCK & STROOCK & LAVAN         COHAN, COHEN & FLAME,       SENIOR VICE PRESIDENT & GENERAL     F. HAMPTON MCFADDEN, JR., ESQ.
    2029 CENTURY PARK EAST          PROFESSIONAL CORPORATION                 COUNSEL                 HASKELL SLAUGHTER & YOUNG, LLC
          SUITE 1800                15821 VENTURA BOULEVARD        MEDPARTNERS/MULLIKIN, INC.          1200 AMSOUTH/HARBERT PLAZA
 LOS ANGELES, CALIFORNIA 90067             SUITE 600             3000 GALLERIA TOWER, SUITE 1000        1901 SIXTH AVENUE NORTH
        (310) 556-5800              ENCINO, CALIFORNIA 91436     BIRMINGHAM, ALABAMA 35244-2331        BIRMINGHAM, ALABAMA 35203
                                         (818) 783-2045                  (205) 733-8996                      (205) 251-1000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger of a wholly-owned subsidiary of the Registrant, CHS Merger Corporation (the "Subsidiary"), with CHS Management, Inc. and the consummation of the acquisition by the Registrant of substantially all of the assets of New Management, as described in the Prospectus-Proxy Statements included herein.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------
              TITLE OF EACH                                  PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
           CLASS OF SECURITIES                AMOUNT TO BE    OFFERING PRICE      AGGREGATE     REGISTRATION
             TO BE REGISTERED                  REGISTERED       PER UNIT(1)    OFFERING PRICE       FEES
- -------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share
  (including the Common Stock Purchase
  Rights).................................  2,000,000 shares   Inapplicable    $40,000,000(2)    $144.41(2)
- -------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share
  (including the Common Stock Purchase
  Rights).................................   350,000 shares    Inapplicable     $7,000,000(3)      $0(3)
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

(1) Estimated based on the closing price of the MedPartners/Mullikin Common
     Stock on the New York Stock Exchange on April 29, 1996.
(2) Computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of the CHS
     Shares ($418,795) (as defined herein) at January 1, 1996, the latest practicable date prior to the date of filing of this Registration
     Statement.
(3) Computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of the assets of New Management ($0) at January 1, 1996 the latest practicable date prior to the date of filing of this Registration Statement.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

EXPLANATORY NOTE

     This Registration Statement on Form S-4 contains two Prospectus-Proxy Statements, one to be utilized in connection with the Special Meeting of Stockholders to be held by CHS Management, Inc. and one to be utilized in connection with the Special Meeting of Partners to be held by New Management, the entities whose businesses are to be acquired by the Registrant as described herein. Each of the transactions is conditioned upon the consummation of the other and is subject to the satisfaction of other conditions typical to business combinations.

                              CHS MANAGEMENT, INC.
                             4505 LAS VIRGENES ROAD
                          CALABASAS, CALIFORNIA 91302

To Our Stockholders:

     You are cordially invited to attend the Special Meeting of Stockholders of CHS Management, Inc. ("CHS") to be held on August 30, 1996, at 7:00 a.m. local time, at 2029 Century Park East, Suite 1800, Los Angeles, California 90067 (the "Special Meeting"). You will be asked to consider and vote upon a proposal to approve an Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by Amendment No. 1 dated as of June 28, 1996 (the "Plan of Merger"), among MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), CHS Merger Corporation (the "Subsidiary"), a Delaware corporation and wholly owned subsidiary of MedPartners/Mullikin and CHS, and the transactions contemplated thereby. The Plan of Merger is included in the accompanying Prospectus-Proxy Statement as Annex A. Pursuant to the Plan of Merger, the Subsidiary will merge with and into CHS, with CHS as the surviving corporation (the "Merger"). The result of the Merger will be that CHS will become a wholly owned subsidiary of MedPartners/Mullikin, a New York Stock Exchange listed company, and each outstanding share of CHS common stock, par value $0.01 per share (the "CHS Common Stock"), will be converted into the right to receive approximately 40.32 shares of MedPartners/Mullikin Common Stock, par value $.001 per share. Assuming a Base Period Trading Price of 20.31, the CHS stockholders would receive a total of 1,969,473 shares of MedPartners/Mullikin Common Stock in the Merger. Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Plan of Merger by holders of at least a majority of the outstanding shares of CHS Common Stock and the consummation of the asset acquisition of New Management, a California general partnership which is owned by the beneficial owners of 50% of the CHS Common Stock. The Merger is intended to be a tax-free reorganization for federal income tax purposes. The Merger is described in greater detail in the accompanying Prospectus-Proxy Statement.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE PLAN OF MERGER, WHICH APPROVAL AND ADOPTION WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     Approval of the matters related to the Merger to be voted on at the Special Meeting requires a favorable vote of a majority of the outstanding shares of CHS Common Stock. Accordingly, failure to vote or abstentions will have the effect of a vote against the transaction for the purposes of determining whether approval by a majority of the outstanding shares is obtained.

     WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUS-PROXY STATEMENT. In order to ensure that your vote is represented at the meeting, please indicate your choice on the proxy form, date and sign it, and return it in the enclosed envelope. A prompt response will be appreciated.

                                          Sincerely,

                                          Martin J. Coyne, M.D.
                                          Chairman of the Board

                                          Marvin V.H. Kanter, M.D.
                                          President and Chief Executive Officer

                              CHS MANAGEMENT, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 30, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of CHS Management, Inc., a Delaware corporation ("CHS"), will be convened at 7:00 a.m. local time, on August 30, 1996, at 2029 Century Park East, Suite 1800, Los Angeles, California 90067, for the following purposes:

          1. To consider and vote upon a proposal to approve an Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by Amendment No. 1 dated as of June 28, 1996 (the "Plan of Merger"), among MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/ Mullikin"), CHS Merger Corporation, a Delaware corporation and wholly owned subsidiary of MedPartners/Mullikin (the "Subsidiary") and CHS and the transactions contemplated thereby. The Plan of Merger is included in the accompanying Prospectus-Proxy Statement as Annex A.

          2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     As more fully described in the Prospectus-Proxy Statement of which this notice forms a part, pursuant to the Plan of Merger, the Subsidiary will merge with and into CHS, with CHS as the surviving corporation (the "Merger"). The result of the Merger will be that CHS will become a wholly owned subsidiary of MedPartners/Mullikin and each issued and outstanding share of the common stock of CHS, par value $0.01 per share ("CHS Common Stock"), other than shares held by dissenting stockholders, will be converted into the right to receive approximately 40.32 shares of MedPartners/Mullikin common stock, par value $.001 per share (assuming a Base Period Trading Price of $20.31). Consummation of the Merger is subject to certain conditions, including the approval and adoption of the Plan of Merger by holders of at least a majority of the CHS Common Stock and the consummation of the asset acquisition of New Management, a California general partnership which is owned by the beneficial owners of 50% of the CHS Common Stock.

     Stockholders who do not vote to approve the Plan of Merger and who comply with certain other requirements of law may, as an alternative to receiving the consideration specified in the Plan of Merger, dissent from the Merger and obtain payment of the appraised or fair value of their shares of CHS Common Stock. The full text of Section 262 of the Delaware General Corporation Law and Sections 1300-1312 of the California Corporations Code, which sets forth the procedures to be followed by stockholders who choose to dissent under applicable law, are included as Annexes C and D to the Prospectus-Proxy Statement and should be read carefully in their entirety.

     The Board has fixed July 31, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joan Rose, Secretary

August 20, 1996

     THE AFFIRMATIVE VOTE OF THE BENEFICIAL HOLDERS OF AT LEAST A MAJORITY OF THE CHS COMMON STOCK IS REQUIRED TO APPROVE THE MERGER. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE EXERCISE THEREOF IN THE MANNER DESCRIBED IN THE PROSPECTUS-PROXY STATEMENT.

                                PROXY STATEMENT
                                       OF
                              CHS MANAGEMENT, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 30, 1996

                                   PROSPECTUS
                                       OF
                           MEDPARTNERS/MULLIKIN, INC.

    THIS PROSPECTUS RELATES TO UP TO 2,000,000 SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "MEDPARTNERS/ MULLIKIN COMMON STOCK"), OF MEDPARTNERS/MULLIKIN, INC. (TOGETHER WITH ITS SUBSIDIARIES, "MEDPARTNERS/MULLIKIN"), ISSUABLE TO THE STOCKHOLDERS OF CHS MANAGEMENT, INC., A DELAWARE CORPORATION ("CHS"), UPON CONSUMMATION OF THE MERGER (AS DEFINED BELOW) AS CONSIDERATION FOR THE MERGER (THE "MERGER CONSIDERATION"). SUCH NUMBER OF SHARES REPRESENTS THE MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED, ASSUMING THAT THE BASE PERIOD TRADING PRICE (AS HEREIN DEFINED) OF THE MEDPARTNERS/MULLIKIN COMMON STOCK IS 20.31. THIS PROSPECTUS ALSO SERVES AS THE PROXY STATEMENT OF CHS FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 30, 1996, AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF (THE "SPECIAL MEETING"). SEE "THE SPECIAL MEETING".
                             ---------------------
    This Prospectus-Proxy Statement describes the terms of the acquisition by MedPartners/Mullikin of CHS by means of the merger (the "Merger") of CHS Merger Corporation, a Delaware corporation and wholly-owned subsidiary of MedPartners/ Mullikin (the "Subsidiary"), with and into CHS, with CHS being the surviving corporation (the "Surviving Corporation"). After the Merger, the combined operations of MedPartners/Mullikin and CHS are expected to be conducted with CHS as a subsidiary of MedPartners/Mullikin. If the proposed Merger is approved at the Special Meeting, as a condition to its consummation, upon the satisfaction of certain conditions, MedPartners/Mullikin will concurrently acquire the assets of New Management, a California general partnership ("New Management") owned by the beneficial owners of 50% of CHS, and assume disclosed liabilities (the "Acquisition"). At the Special Meeting, the stockholders of CHS will be asked to approve and adopt the Plan of Merger (as defined below), which approval and adoption will also constitute approval of the transactions contemplated thereby, including the Merger. The Merger will be effected pursuant to the terms and subject to the conditions of the Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by Amendment No. 1 dated as of June 28, 1996, among MedPartners/Mullikin, the Subsidiary and CHS (the "Plan of Merger"). The Plan of Merger is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference.

    Upon consummation of the Merger, all of the issued and outstanding shares of Common Stock of CHS, par value $.01 per share (the "CHS Common Stock" and sometimes collectively hereinafter referred to as the "CHS Shares") (other than dissenting shares) will be converted into the right to receive the number of shares of MedPartners/Mullikin Common Stock equal to the Merger Consideration. The number of shares of MedPartners/Mullikin Common Stock which shall constitute the Merger Consideration shall be determined by dividing $40 million by the Base Period Trading Price. CHS stockholders will receive cash (without interest) in lieu of fractional shares of MedPartners/Mullikin Common Stock. For a more complete description of the terms of the Merger, see "The Merger".

    As used herein, "Base Period Trading Price" means the average of the last reported sale price per share of MedPartners/ Mullikin Common Stock on each of the 10 consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") ending at the close of trading on the second trading day immediately preceding the date of the consummation of the Merger. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale prices of the MedPartners/Mullikin Common Stock was $20.31. At such price, a share of CHS Common Stock would be exchanged for 40.32 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING, THE DATE OF CONSUMMATION OF THE MERGER OR THE DATE THAT CHS STOCKHOLDERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/ MULLIKIN COMMON STOCK AFTER THE MERGER IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO CHS STOCKHOLDERS IN THE MERGER DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OR VALUE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT CHS STOCKHOLDERS WILL RECEIVE.

    The shares of MedPartners/Mullikin Common Stock which would have been issued with respect to the shares of CHS Common Stock that are subject to Dissenting Stockholders' Rights (as defined herein), i.e. CHS Common Stock held by holders of CHS Common Stock outstanding at the time of the vote of the stockholders of CHS to approve the Plan of Merger who shall not have voted in favor of the Plan of Merger and who properly demands to be paid the fair cash value for such shares in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") and Sections 1300 through 1312 of the California Corporations Code, shall not be issued as part of the Merger Consideration. See "Dissenting Stockholders Rights". For a discussion of the right of MedPartners/Mullikin to terminate the Plan of Merger at any time prior to the Closing of the Merger if the holders of more than 10% of the shares of CHS Common Stock properly give written demand for appraisal of the value of such shares. See "Summary of Prospectus-Proxy Statement -- Termination" and "The Merger -- Termination".

    This Prospectus-Proxy Statement and the form of Proxy are first being mailed to stockholders of CHS on or about August 20, 1996.
                             ---------------------

 SEE "RISK FACTORS" AT PAGE 13 FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATED
                               TO THE MERGER AND
TO MEDPARTNERS/MULLIKIN.

THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES
     COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

        THE DATE OF THIS PROSPECTUS-PROXY STATEMENT IS AUGUST 20, 1996.

                             AVAILABLE INFORMATION

     MedPartners/Mullikin has filed a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") covering the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger. This Prospectus-Proxy Statement does not contain all of the information set forth in the Registration Statement covering the securities offered hereby which MedPartners/Mullikin has filed with the SEC, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, and to which portions reference is hereby made for further information with respect to MedPartners/Mullikin, CHS and the securities offered hereby. Statements contained herein concerning certain documents are not necessarily complete, and in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     MedPartners/Mullikin is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 0-27276), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. As of February 22, 1996, the Common Stock has been listed on the NYSE. The reports, proxy statements and certain other information can be inspected at the office of the NYSE, 20 Broad Street, New York, New York.

     PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT. When used in this Prospectus-Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward looking statements. For a discussion of such risks, see "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither MedPartners/Mullikin nor CHS undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO MEDPARTNERS/MULLIKIN AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY MEDPARTNERS/MULLIKIN; THE INFORMATION CONTAINED HEREIN WITH RESPECT TO CHS HAS BEEN SUPPLIED BY CHS; AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO NEW MANAGEMENT HAS BEEN SUPPLIED BY NEW MANAGEMENT. THIS PROSPECTUS-PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS-PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     i
SUMMARY OF PROSPECTUS-PROXY STATEMENT.................................................     1
  The Companies.......................................................................     1
  The Caremark Acquisition............................................................     3
  Recent Developments.................................................................     4
  Risk Factors........................................................................     5
  The Special Meeting.................................................................     5
  Vote Required.......................................................................     5
  The Merger..........................................................................     6
  Market and Market Prices............................................................    10
  Comparative Per Share Information...................................................    11
RISK FACTORS..........................................................................    13
  Risks Relating to the Merger and the Acquisition; Acquisitions......................    13
  Risks Relating to MedPartners/Mullikin's Growth Strategy............................    13
  Risks Relating to Capital Requirements..............................................    14
  Risks Relating to Capitated Nature of Revenues; Control of Health Care Costs........    14
  Potential Reductions in Third-Party Reimbursement...................................    15
  Risks Relating to Dependence on Affiliated Physicians...............................    15
  Risks Relating to Exposure to Professional Liability; Liability Insurance...........    16
  Risks Relating to Concentration of Customers........................................    16
  Competition.........................................................................    16
  Government Regulation...............................................................    17
  Risks Relating to Regulatory Requirements of Knox-Keene Act.........................    18
  Risks Relating to Health Care Reform................................................    18
  Anti-Takeover Considerations........................................................    18
  Control by Certain Stockholders.....................................................    19
  Possible Volatility of Stock Price..................................................    19
  Risks Relating to Federal Income Taxes..............................................    19
  Caremark Risk Factors...............................................................    19
SELECTED FINANCIAL INFORMATION -- MEDPARTNERS/MULLIKIN................................    22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS--MEDPARTNERS/MULLIKIN....................................................    24
THE SPECIAL MEETING...................................................................    31
  General.............................................................................    31
  Date, Place and Time................................................................    31
  Record Date, Quorum and Voting......................................................    31
  Vote Required.......................................................................    31
  Voting and Revocation of Proxies....................................................    32
  Solicitation of Proxies.............................................................    32
THE MERGER............................................................................    33
  Terms of the Merger.................................................................    33
  Bridge Loan.........................................................................    33
  Management Services Agreement.......................................................    33
  New Management Acquisition..........................................................    34
  Background of the Merger............................................................    34
  Recommendation of the CHS Board of Directors........................................    36
  Opinion of CHS's Financial Advisor..................................................    37
  Effective Time of the Merger........................................................    40

                                                                                        PAGE
                                                                                        ----
  Exchange of Certificates............................................................    40
  Conditions to the Merger............................................................    41
  Representations and Covenants.......................................................    41
  Regulatory Approvals................................................................    42
  Business Pending the Merger.........................................................    42
  Waiver and Amendment................................................................    43
  Termination.........................................................................    43
  New York Stock Exchange Listing.....................................................    43
  Resale of MedPartners/Mullikin Common Stock by Affiliates...........................    43
  Additional Interests of Certain Persons in the Merger; Employment Agreements........    44
  Accounting Treatment................................................................    45
  Federal Income Tax Consequences.....................................................    45
  No Solicitation of Transactions.....................................................    46
  Expenses; Breakup Fees..............................................................    47
  Indemnification.....................................................................    47
RIGHTS OF DISSENTING STOCKHOLDERS.....................................................    47
  Delaware............................................................................    47
  California..........................................................................    49
OPERATIONS AND MANAGEMENT OF MEDPARTNERS/MULLIKIN AFTER THE MERGER....................    50
  Operations..........................................................................    50
  Management..........................................................................    51
BUSINESS OF MEDPARTNERS/MULLIKIN......................................................    52
  General.............................................................................    52
  The Caremark Acquisition............................................................    52
  Recent Developments.................................................................    53
  Industry............................................................................    55
  Strategy............................................................................    56
  Recent Major Acquisitions...........................................................    57
  Development and Operations..........................................................    57
  Information Systems.................................................................    60
  Competition.........................................................................    61
  Government Regulation...............................................................    61
  Legal Proceedings...................................................................    62
  Employees...........................................................................    63
  Corporate Liability and Insurance...................................................    63
  Properties..........................................................................    63
MANAGEMENT OF MEDPARTNERS/MULLIKIN....................................................    64
  Directors and Executive Officers....................................................    64
  Classified Board of Directors.......................................................    67
  Committees of the Board of Directors................................................    67
  Executive Officer Compensation......................................................    67
  Director Compensation...............................................................    69
  Compensation Committee Interlocks and Insider Participation.........................    70
  Non-Competition and Severance Agreements............................................    71
  Stock Option Plan...................................................................    71
  401(k) Plans........................................................................    72
CERTAIN TRANSACTIONS--MEDPARTNERS/MULLIKIN............................................    73
  MME Acquisition Agreements..........................................................    73
  Financings..........................................................................    73

                                                                                        PAGE
                                                                                        ----
PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN........................................    75
SELECTED FINANCIAL DATA -- CHS........................................................    77
MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
  CONDITION -- CHS....................................................................    78
  Overview............................................................................    78
  Results of Operations...............................................................    78
  Liquidity and Capital Resources.....................................................    79
BUSINESS OF CHS MANAGEMENT, INC.......................................................    81
  The Managed Health Care Industry....................................................    81
  CHS Management, Inc.................................................................    82
  Medical Providers...................................................................    82
  The Management Agreements and Services Provided.....................................    83
  Hospital Consulting Services........................................................    85
  Competition.........................................................................    85
  Governmental Regulation.............................................................    85
  Litigation..........................................................................    86
  Risk Management; Malpractice Insurance..............................................    86
  Employees...........................................................................    86
  Properties..........................................................................    86
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT -- CHS...................................................................    87
PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED).................................    88
DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN..................................    98
  Authorized Capital Stock............................................................    98
  MedPartners/Mullikin Common Stock...................................................    98
  MedPartners/Mullikin Preferred Stock................................................    98
  Certain Provisions of the MedPartners/Mullikin Certificate and the DGCL.............    98
  MedPartners/Mullikin Stockholder Rights Plan........................................   100
  Limitations on Liability of Officers and Directors..................................   102
  Registration Rights.................................................................   102
  Transfer Agent and Registrar........................................................   103
COMPARISON OF RIGHTS OF CHS AND MEDPARTNERS/MULLIKIN STOCKHOLDERS.....................   104
  Classes and Series of Capital Stock.................................................   104
  Size and Election of the Board of Directors.........................................   104
  Removal of Directors................................................................   105
  Conversion and Dissolution..........................................................   105
  Amendment or Repeal of the Certificate of Incorporation and By-laws.................   105
  Special Meetings of Stockholders....................................................   106
  Liability of Directors..............................................................   106
  Stockholder Rights Plan.............................................................   107
  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of
     Directors........................................................................   107
  Action by Written Consent...........................................................   108
  Indemnification of Directors and Officers...........................................   108
EXPERTS...............................................................................   109
LEGAL MATTERS.........................................................................   109
ADDITIONAL INFORMATION................................................................   109
  Other Business......................................................................   109

                                                                                        PAGE
                                                                                        ----
INDEX TO FINANCIAL STATEMENTS.........................................................   F-1
ANNEXES:
A.  Amended and Restated Plan and Agreement of Merger, dated as of
     March 11, 1996, as amended June 28, 1996.........................................   A-1
B.  Opinion of Sutro & Co., Incorporated..............................................   B-1
C.  Appraisal Rights -- Section 262 of the DGCL.......................................   C-1
D.  Appraisal Rights -- Sections 1300-1312 of the California Corporations Code........   D-1

                     SUMMARY OF PROSPECTUS-PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement and in the Annexes hereto.

THE COMPANIES

     MedPartners/Mullikin. MedPartners/Mullikin, Inc. is a leading physician practice management ("PPM") company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, MedPartners/ Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At June 30, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with 5,777 physicians, including 1,461 in group practices, 3,206 through IPA relationships and 736 hospital-based physicians. At June 30, 1996 MedPartners/Mullikin physicians provided prepaid health care to over 798,000 enrollees through 45 HMO (as defined herein) relationships.

     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision, through its affiliated physicians, of fee-for-service medical services and from contracts with health maintenance organizations and other third-party payors which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis (collectively, "HMOs"). In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/ Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

     At June 30, 1996, MedPartners/Mullikin had consolidated assets of approximately $618 million and consolidated stockholders' equity of approximately $415 million, and employed 9,433 persons.

     MedPartners/Mullikin was incorporated under the laws of Delaware in August 1995 to be the surviving corporation in the combination of the businesses of MedPartners, Inc., incorporated under the laws of Delaware in 1993 ("MedPartners"), and Mullikin Medical Enterprises, L.P. ("MME"), a California limited partnership which, directly or through its predecessor entities, had operated since 1957. See "Business of MedPartners/Mullikin -- Recent Major Acquisitions". As used herein, the term "MedPartners/Mullikin" refers to MedPartners/Mullikin, Inc. and its predecessors, MedPartners and MME, and their respective subsidiaries and affiliates, unless the context otherwise requires. The executive offices of MedPartners/ Mullikin are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and its telephone number is (205) 733-8996. See "Business of MedPartners/Mullikin".

     CHS. CHS primarily engages in the organization and management of physician practices which contract with HMOs to provide physician and related health care services to enrollees. CHS's services are designed to relieve certain administrative burdens placed on physicians, allowing them to focus on the practice of medicine. CHS currently provides management services to a primary care medical group and an IPA. CHS has expertise in claims processing and utilization review and management using an approach based upon physician control of the process. CHS also provides consulting services to hospitals and others in connection with managed care contracting.

     Pursuant to long-term management service agreements ("MSAs"), CHS provides management services to Health Source Medical Group, Inc., a California professional corporation ("HSMG"), and Community Medical Group of the West Valley, a California general partnership ("CMG") (collectively, the "Medical Groups"). HSMG is an IPA of 325 primary care and specialist physicians. Most of the HSMG primary care physicians and specialists are on the staff of the Cedars-Sinai Medical Center in Los Angeles, one of the leading medical facilities in Southern California. HSMG contracts with 12 HMOs to provide physician and related health care services to those enrollees who select HSMG physicians under 19 HMO plans. HSMG physicians are also affiliated with three OrNda Health Corporation hospitals: Midway Hospital Medical Center, Brotman Medical Center and Centinela Hospital. CMG, founded in 1979, is a medical group of 43 primary care physicians. These primary care physicians have referral relationships with 200 specialists. Many CMG physicians are on staff at West Hills Hospital and Los Robles Regional Medical Center, both Columbia/HCA-owned facilities and Encino-Tarzana Regional Medical Center, a Tenet-Columbia/HCA joint venture. CMG contracts with 11 HMOs to provide medical services to enrollees who select CMG physicians under 22 HMO plans. Collectively, HSMG and CMG provide health care services to 114,000 prepaid members of major health plans in the greater Los Angeles area. Approximately 68,000 of those enrollees live in West Los Angeles and receive services from HSMG. Another 46,000 enrollees receive their health care services through CMG in San Fernando Valley, Conejo Valley and Simi Valley. Effective April 1, 1996, CHS entered into an MSA with MedPartners/Mullikin whereby MedPartners/Mullikin will provide management services to CHS prior to the consummation of the Merger.

     CHS also provides certain financial services to New Management, which is engaged in the business of providing certain management and administrative services to West Hills Hospital. In addition, CHS provides medical management consulting services to, among others, Midway Hospital Medical Center.

     CHS was formed in August 1995 through the combination (the "Restructurings") of CMG's management operations and the acquisition of substantially all of the assets of Health Source Management Group, Inc. ("Health Source Management"). Health Source Management previously provided management services to HSMG. CHS is a Delaware corporation whose principal executive offices are located at (i) 8701 West Third Street, Los Angeles, California 90048, and its telephone number is (310) 273-2334; and (ii) 4505 Las Virgenes Road, Suite 105, Calabasas, California 91302, and its telephone number is (818) 706-2211.

     At June 30, 1996, CHS had assets of approximately $3,740,762 and stockholders' deficit of approximately $(306,862), and employed approximately 174 persons.

     CHS Merger Corporation. The Subsidiary is a direct, wholly-owned subsidiary of MedPartners/ Mullikin and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244 and its telephone number is (205) 733-8996.

     New Management. New Management is a California general partnership. New Management holds as its principal asset a contract with West Hills Hospital and CMG relating to certain hospital managed care contracting services. As of June 30, 1996, New Management had 30 general partners. The holders of the partnership interests of New Management are also the holders of the partnership interests of CMG (which is the record owner of 50% of the CHS Common Stock). The principal executive offices of New Management are located at 4505 Las Virgenes Road, Suite 105, Calabasas, California 91302, and its telephone number is (818) 706-2211.

THE CAREMARK ACQUISITION

     On May 13, 1996, MedPartners/Mullikin agreed to acquire Caremark International Inc. ("Caremark") pursuant to a Plan and Agreement of Merger by and among MedPartners/Mullikin, PPM Merger Corporation, a wholly-owned subsidiary of MedPartners/Mullikin and Caremark. Under the Plan of Merger, PPM Merger Corporation will be merged with and into Caremark, with Caremark to continue as the surviving corporation as a wholly-owned subsidiary of MedPartners/Mullikin (the "Caremark Acquisition"). After the consummation of the Caremark Acquisition, each Caremark stockholder will receive 1.21 shares of MedPartners/Mullikin Common Stock in exchange for each share of Caremark Common Stock owned by such stockholder.

     Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the stockholders of MedPartners/Mullikin and Caremark approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the Caremark Acquisition may not be consummated. After consummation of the Caremark Acquisition, MedPartners/Mullikin will operate under the name "MedPartners, Inc." See "Businesses of MedPartners/ Mullikin -- Caremark Acquisition"; "Pro Forma Condensed Financial Information"; and the "Consolidated Financial Statements" beginning at Page F-1.

     Caremark is a leading provider of health care services through its PPM, pharmaceutical services, disease management and international business. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent prescription drug benefit management ("PBM") businesses in the United States with four mail service pharmacies. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payor systems.

     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-speciality physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of June 30, 1996, Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of June 30, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/ St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.

     Caremark's pharmaceutical services business manages outpatient prescription drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's prescription benefit management business is one of the largest independent PBMs, dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.

     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health care needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.

     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.

     Caremark was formed as a wholly-owned subsidiary of Baxter International Inc. ("Baxter") in August 1992, and on November 30, 1992, Baxter distributed to the holders of Baxter common stock all of the outstanding shares of Caremark Common Stock. As used herein, the term "Caremark" refers to Caremark and its predecessors, and their respective subsidiaries and affiliates, unless the context otherwise requires. The principal executive offices of Caremark are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 559-4700.

     At June 30, 1996, Caremark had consolidated assets of approximately $1.4 billion and stockholders' equity of approximately $388.0 million, and employed approximately 11,600 persons.

RECENT DEVELOPMENTS

     On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/ Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/ Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $194 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --
MedPartners/Mullikin -- Liquidity and Capital Resources" and "Business of MedPartners/Mullikin -- Recent Developments".

     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit Medical Group, P.A. ("Summit"), Summit, New Jersey, in exchange for shares of MedPartners/ Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves the northern area in New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of Medical Realty Associates, a New Jersey general partnership ("MRA"), which owns certain real estate used in the operations of Summit. MRA is owned by 54 of the 59 shareholders of Summit. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Summit and the partners of MRA approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes To Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Summit and MRA may not be consummated. See "Business of MedPartners/ Mullikin -- Recent Developments".

     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal Healthcare, P.A., ("Cardinal") Raleigh, North Carolina in exchange for shares of MedPartners/ Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Cardinal approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes To Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Cardinal may not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments".

     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Professional Services, Inc. ("Emergency Professional Services"), Cleveland, Ohio, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Professional Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Professional Services includes 115 physicians, all of whom are individual independent contractors. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Professional Services in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the shareholders of Emergency Professional Services approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Emergency Professional Services may not be consummated. See "Business of MedPartners/ Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.

RISK FACTORS

     Certain factors to be considered in connection with an investment in MedPartners/Mullikin Common Stock and approval of the Merger are set forth under "Risk Factors". These risk factors include risks associated with the Merger and MedPartners/Mullikin's growth strategy in general, and risks associated with the businesses of MedPartners/Mullikin and CHS, including: capital requirements; the capitated nature of revenues; control of health care costs; reduction in third party reimbursement; dependence on affiliated physicians; federal income taxes; certain Caremark legal matters; professional liability concerns; concentration of customers; competition; government regulation; pharmacy licensing and operations; health care reform; and possible volatility of MedPartners/Mullikin's stock price. For a complete discussion of the risk factors see "Risk Factors".

THE SPECIAL MEETING

     At the Special Meeting and any adjournment or postponement thereof, the stockholders of CHS will be asked to consider and vote upon the proposal to approve and adopt the Plan of Merger and the transactions contemplated thereby. The Special Meeting is to be held at 2029 Century Park East, Suite 1800, Los Angeles, California 90067 on August 30, 1996, at 7:00 a.m. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting; there were two stockholders of record, CMG and Health Source Management, on the Record Date. Subsequent to the Record Date and prior to the closing of the Merger, CMG and Health Source Management have both indicated that they will consummate the planned distribution of the CHS Common Stock to the beneficial owners thereof. Each of CMG and Health Source Management will seek the approval of its partners and shareholders, respectively, to vote the CHS Common Stock in favor of the Plan of Merger, among other matters, at meetings to be held prior to the Special Meeting. Copies of certain information relating to these meetings will be available for the beneficial owners of CHS upon request and without charge. The enclosed proxy card, and the accompanying Notice of Special Meeting of Stockholders and this Prospectus-Proxy Statement are being first mailed to stockholders of CHS on or about August 20, 1996.

     For additional information relating to the Special Meeting, see "The Special Meeting".

VOTE REQUIRED

     Approval and adoption of the Plan of Merger by the stockholders of CHS requires the affirmative vote of a majority of the issued and outstanding shares of CHS Common Stock; as a result, abstentions will be the equivalent of votes against the Plan of Merger. Accordingly, approval and adoption of the Plan of Merger at the Special Meeting will require the affirmative vote of the holders of the shares of CHS Common Stock entitled to cast a minimum of 24,423 votes.

     CMG and Health Source Management, as the stockholders of record of CHS, will ask the partners of CMG and the shareholders of Health Source Management, respectively, to consider and vote on the Plan of Merger as beneficial stockholders of CHS. Each partner or shareholder, in connection with their respective meetings, will receive, among other information, a copy of this Prospectus-Proxy Statement concurrently with its receipt by CMG or Health Source Management. The partners of CMG have determined that a vote of a majority of the partnership interests will be necessary to direct the executive committee of CMG to vote the shares of CHS held of record by CMG on the Record Date; CMG will, upon the demand of any of its partners, perfect dissenters rights with respect to those CHS Shares beneficially owned by such partners. A vote of a majority of the issued and outstanding shares of Health Source Management will be necessary to direct the voting of the shares of CHS held of record by Health Source Management on the Record Date. Health Source Management's shareholders may perfect, under California law, dissenters rights and obtain payment of the appraised value of their shares of Health Source Management if the Plan of Merger is approved by the shareholders of Health Source Management.

     The executive committee of CMG owns approximately 18.25% of the partnership interests of CMG and have expressed their intention to vote such interests FOR the Plan of Merger. The Board of Directors and executive officers of Health Source Management owns approximately 13.5% of the issued and outstanding shares of Health Source Management and have indicated their intention to vote such shares FOR the Plan of Merger.

     If after the partners of CMG and the shareholders of Health Source Management have considered and voted on the Plan of Merger, CHS determines that both of the CHS stockholders of record have been directed to vote FOR the Plan of Merger, it is possible that the stockholder vote required under the DGCL to approve the Merger will be accomplished without a meeting by unanimous written action of the CHS stockholders.

     See "The Special Meeting -- Vote Required", "The Merger -- Conditions to the Merger" and "-- Additional Interests of Certain Persons in the Merger; Employment Agreements".

THE MERGER

Terms of the Merger. Upon consummation of the Merger, all of the CHS Shares (other than dissenting shares) will be converted into the right to receive the number of shares of MedPartners/Mullikin Common Stock equal to the Merger Consideration. The number of shares of MedPartners/Mullikin Common Stock which shall constitute the Merger Consideration shall be determined by dividing $40 million (the "Merger Price") by the Base Period Trading Price. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale prices of the MedPartners/Mullikin Common Stock was $20.31. At such price, a share of CHS Common Stock would be exchanged for 40.32 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING, THE DATE OF CONSUMMATION OF THE MERGER OR THE DATE THAT CHS STOCKHOLDERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE MERGER IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO CHS STOCKHOLDERS IN THE MERGER DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT CHS STOCKHOLDERS WILL RECEIVE.

     As used herein, the "Base Period Trading Price" shall mean the average of the last repeated sale price for the shares of MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded on the NYSE ending at the close of trading on the second trading day immediately preceding the date of the Merger.

     If the Merger has not been consummated by August 31, 1996 and MedPartners/Mullikin and CHS have extended the Plan of Merger through September 30, 1996, the Merger Price shall be increased by $6,500 for each day after August 31, 1996 that the consummation of the Merger is delayed.

     During the period between the date of this Prospectus-Proxy Statement and the time of the Special Meeting, CHS stockholders may obtain updated information regarding the market price for the MedPartners/ Mullikin Common Stock, the Base Period Trading Price and the estimated number of shares of MedPartners/ Mullikin Common Stock that constitute the Merger Consideration by calling toll free at 1-800-563-7126.

     After consummation of the Merger, CHS will operate under the name "CHS Management, Inc." No material disposition or restructuring of either MedPartners/Mullikin or CHS or any material part thereof is contemplated as a result of the Merger. See "Operations and Management of MedPartners/Mullikin after the Merger".

Acquisition of New Management as a Condition to the Merger. New Management is a management consulting services organization which provides services in connection with certain managed care contracts under a management contract with West Hills Hospital and CMG. The partners of New Management also beneficially own 50% of the CHS Shares. MedPartners/Mullikin proposes to acquire substantially all of the assets of New Management pursuant to an Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, as amended by Amendment No. 1 dated June 28, 1996 (the "Acquisition Agreement"). The consummation of this transaction is a condition to the closing of the Merger. The transactions are discussed in detail in the Prospectus-Proxy Statement of New Management and the Annexes thereto (the "New Management Proxy Statement"), which also constitutes a part of the Registration Statement of which this Prospectus-Proxy Statement is a part. A copy of the New Management Proxy Statement will be available upon request to each stockholder of CHS, without charge and each CHS stockholder is encouraged to obtain a copy and read it carefully.

Recommendation of the Board of Directors of CHS. The Board of Directors of CHS has approved the Plan of Merger, and recommends a vote FOR the Plan of Merger. CHS' Board of Directors believes the Plan of Merger is fair to and in the best interests of the stockholders of CHS.

     The Board of Directors of CHS believes that the Merger is desirable for the following reasons, among others:

          (i) the terms and conditions of the Plan of Merger, including the number of shares of MedPartners/ Mullikin Common Stock to be exchanged for CHS Common Stock, which is considered to be fair in light of the financial condition, business, prospects and opportunities of CHS and MedPartners/Mullikin and the stock trading history of MedPartners/Mullikin;

          (ii) a comparison of the financial terms of certain other transactions that have recently been effected in CHS' industry as considered by Sutro & Co., Incorporated ("Sutro") and the terms of certain other potential transactions which CHS had discussed with potential acquirors and potential investors;

          (iii) a review of possible alternatives to the sale of CHS, including continuing to operate CHS as a privately-owned entity subject to an additional equity investment;

          (iv) the health care industry is rapidly evolving and currently characterized by intensified competition and increasing consolidation. In the prepaid segment of the health care industry, particularly in California, entities, such as the Medical Groups, which contract with HMOs to provide medical care on a capitated basis have been pressured to maintain or decrease rates. Together, these trends have increased pressure on CHS, driving CHS's expansion strategy to capitalize on the benefits of economies of scale and operating efficiencies by combining the operations and resources of MedPartners/Mullikin and CHS;

          (v) the Merger combines two companies that share similar fundamental business and operating strategies oriented toward building and managing primary care physician networks to deliver managed healthcare. MedPartners/Mullikin management has indicated its commitment to expanding both of the Medical Group operations with the goal of enhancing stockholder value and strengthening existing operations;

          (vi) because the Merger Consideration consists of MedPartners/Mullikin Common Stock, the Merger will offer the opportunity for CHS stockholders to continue to participate in the growth and appreciation that may result from the continued business conducted by MedPartners/Mullikin;

          (vii) the opinion of Sutro that, as of the date of its opinion, the Merger Consideration to be received by the stockholders of CHS as specified in the Plan of Merger was fair, from a financial point of view, to the stockholders of CHS; and

          (viii) the Merger is expected to be treated as a tax-free reorganization under the Code.

     On February 22, 1996, the MedPartners/Mullikin Board of Directors approved the Merger. The MedPartners/Mullikin Board of Directors believes that the Merger is desirable because the Merger will allow MedPartners/Mullikin to expand and strengthen its presence in the Southern California market. See "The
Merger -- Reasons for the Merger; Recommendation of CHS's Board of Directors" "-- Opinion of CHS's Financial Advisors" and "-- Effective Time of the Merger".

Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger by the Subsidiary and CHS under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan of Merger requires that these filings be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable on or after the Closing Date, or at such other time as may be agreed by MedPartners/Mullikin and CHS. It is presently anticipated that such filing will be made as soon as practicable after the Special Meeting on August 30, 1996, and that the Effective Time will occur upon such filing, although there can be no assurance as to whether or when the Merger will occur. See "The Merger -- Effective Time of the Merger".

Opinion of CHS's Financial Advisor. Sutro has acted as financial advisor to CHS in connection with the Merger. Sutro assisted the CHS Board in its negotiation of the terms of the Plan of Merger and its examination of the fairness to the stockholders of CHS from a financial point of view of the consideration the stockholders are to receive in connection with the Merger. At the March 10, 1996, meeting of the Board, prior to the execution of the Plan of Merger, Sutro rendered its oral opinion (subsequently confirmed by delivery of a written opinion) stating that, as of the date thereof, the consideration to be received pursuant to the terms and conditions of the Plan of Merger was fair, from a financial point of view, to the stockholders of CHS. Sutro's fairness opinion is attached hereto as Annex B and should be read carefully in its entirety.

     In the ordinary course of business, Sutro and its affiliates may actively trade the securities of MedPartners/Mullikin for its own account or for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. See "The Merger -- Opinion of CHS's Financial Advisor".

Exchange of Certificates. As soon as reasonably practicable on or after the Effective Time, transmittal materials will be provided to each holder of record of shares of CHS Common Stock for use in exchanging such holder's stock certificates for certificates evidencing shares of MedPartners/Mullikin Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Notwithstanding the foregoing, to the extent practicable, arrangements will be made to effect the exchange of certificates directly between MedPartners/Mullikin and the holders of shares of CHS Common Stock on the Closing Date. See "The Merger -- Exchange of Certificates".

Conditions to the Merger. The obligation of each of MedPartners/Mullikin, the Subsidiary and CHS to consummate the Merger is subject only to the effectiveness of the Registration Statement of which this Prospectus/Proxy Statement forms a part and the approval of the CHS stockholders. The obligation of CHS to consummate the Merger is also conditioned upon MedPartners/Mullikin concurrently acquiring the assets of New Management. See "The Merger -- Conditions to the Merger".

Representations and Covenants. Under the Plan of Merger, MedPartners/Mullikin and CHS have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, MedPartners/ Mullikin and CHS have each agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions, except that each of the companies may furnish information to and negotiate with an unsolicited third party consistent with the good faith exercise by the Board of Directors of its fiduciary obligations. See "The Merger -- Representations and Covenants".

Regulatory Approvals. No federal or state regulatory requirements must be complied with or approvals obtained in connection with the Merger. See "The Merger -- Regulatory Approvals".

Business Pending the Merger. The Plan of Merger provides that, until the Effective Time, except as otherwise provided in the Plan of Merger, CHS will conduct its business in the ordinary course and will use all reasonable best efforts to preserve intact its present business organization, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with CHS. CHS has also agreed to abide by certain restrictions and limitations with respect to its business (as set forth in the Plan of Merger) prior to the Effective Time and to cooperate on certain matters relating to the Merger. See "The Merger -- Business Pending the Merger".

Waiver and Amendment. The Plan of Merger provides that, at any time prior to the Effective Time, MedPartners/Mullikin and the Subsidiary, on the one hand, and CHS, on the other hand, may, under certain circumstances, waive compliance with covenants or conditions for the benefit of that company or amend or otherwise change the Plan of Merger, except that, after approval by the stockholders of CHS, no amendment may be made that, under the DGCL, would require further stockholder approval, without such further approval. See "The Merger -- Waiver and Amendment".

Termination. The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Plan of Merger by the stockholders of CHS under certain circumstances which are set forth under "The Merger -- Termination".

Additional Interests of Certain Persons in the Merger; Employment
Agreements. In considering the recommendations of the Board of Directors of CHS, with respect to the Plan of Merger and the transactions contemplated thereby, CHS stockholders should be aware that certain members of the Board of Directors and management of CHS have certain interests in the Merger that are in addition to the interests of CHS stockholders generally.

     Pursuant to the Plan of Merger, MedPartners/Mullikin will assume the existing employment agreements (the "Employment Agreements") with Martin J. Coyne, M.D., currently the Chairman of the Board of CHS, Marvin V.H. Kanter, M.D., currently the President and Chief Executive Officer of CHS, Stewart Gleischman, M.D., currently the Vice Chairman of the Board and Executive for Strategic Planning of CHS, and Joan Rose, Executive Vice President and Chief Operating Officer of CHS. See "The Merger -- Interests of Certain Persons in the Merger; Employment Agreements".

     It is anticipated that CMG and Health Source Management will seek to provide for bonus arrangements for certain key individuals related to the success of each organization, some of whom are expected to be directors and officers of CHS.

     Thomas R. Weinberger, a director of CHS and Health Source Management, is Executive Vice President of Sutro, which acted as financial advisor to CHS in connection with the Merger. The CHS Board believes that the terms of such engagement are no less favorable to CHS than would be available from an independent third party. See "The Merger -- Opinion of CHS's Financial Advisor" and "-- Additional Interests of Certain Persons in the Merger; Employment Agreements".

     Assuming a Base Period Trading Price of 20.31, all of the shares of CHS Common Stock would be converted into an aggregate of 1,969,473 shares of MedPartners/Mullikin Common Stock in the Merger. If the Merger were consummated, the directors and executive officers of CHS would receive a total of 15.85% of the MedPartners/Mullikin Common Stock issued to CHS stockholders in the Merger. These individuals have unanimously indicated their intentions to vote the shares of CHS Common Stock beneficially owned by them FOR the Plan of Merger. See "Security Ownership of Certain Beneficial Owners and Management -- CHS".

     The Plan of Merger provides that CHS will maintain in effect following the Merger the rights to indemnification of CHS' officers and directors provided for in CHS' Certificate of Incorporation and By-laws. See "The
Merger -- Indemnification of Officers and Directors", and "-- Additional Interests of Certain Persons in the Merger; Employment Agreements".

Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests under GAAP. See "The Merger -- Accounting Treatment" and "Pro Forma Condensed Financial Information".

Federal Income Tax Consequences. CHS has received an opinion from its counsel, Stroock & Stroock & Lavan to the effect that the Merger will constitute a reorganization within the meaning of Code Section 368(a) which opinion is based upon the facts that are described herein, and upon certain customary representations of fact provided by MedPartners/Mullikin, the Subsidiary and CHS. Based on the foregoing, the opinion of counsel states, among other matters, that: (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and MedPartners/Mullikin, the Subsidiary and CHS will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by MedPartners/Mullikin, CHS or the Subsidiary as a result of the Merger; (iii) no gain or loss will be recognized by a CHS stockholder who receives solely shares of MedPartners/Mullikin Common Stock in exchange for CHS Shares; (iv) the receipt of cash in lieu of fractional shares of MedPartners/Mullikin Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners/Mullikin and these payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code; (v) the tax basis of the shares of MedPartners/Mullikin Common Stock received by a CHS stockholder will be equal to the tax basis of the CHS Shares exchanged therefor, excluding any basis allocable to a fractional share of MedPartners/Mullikin Common Stock for which cash is received; (vi) the holding period of the shares of MedPartners/Mullikin Common Stock received by a CHS stockholder will include the holding period or periods of the CHS Shares exchanged therefor, provided that the CHS Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time; and (vii) based on CHS' representation that CHS will comply with the terms of and fully repay the indebtedness evidenced by the Bridge Loan, and based on MedPartners/Mullikin's representation that MedPartners/Mullikin will enforce the terms of and make every effort to collect the indebtedness evidenced by the Bridge Loan, the Bridge Loan is bona fide indebtedness and consequently the cash received by CHS in connection with the Bridge Loan should not be deemed to be cash proceeds received by CHS in the Merger. EACH HOLDER OF CHS COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "The Merger -- Federal Income Tax Consequences".

Resale Restrictions. All shares of MedPartners/Mullikin Common Stock received by CHS stockholders in the Merger will be freely transferable, except that shares of MedPartners/Mullikin Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of CHS at the time of the Special Meeting may be resold by them only in certain permitted circumstances under the Securities Act, other applicable securities laws and rules related to pooling-of-interests accounting treatment. See "The
Merger -- Resale of MedPartners/Mullikin Common Stock by Affiliates".

Rights of Dissenting Stockholders. Holders of CHS Shares at the time of the vote of the stockholders of CHS to approve the Plan of Merger who shall not have voted in favor of the Plan of Merger and who properly demand to be paid the fair cash value for such CHS Shares in accordance with Section 262 of the DGCL and Sections 1300 through 1312 of the California Corporations Code will be entitled to receive the fair cash value for such CHS Shares in accordance with such
Section 262 of the DGCL and Sections 1300 through 1312 of the California Corporations Code. For discussion of the right of MedPartners/Mullikin to terminate the Plan of Merger at any time prior to the Closing Date if holders of more than 10% of the CHS Shares properly give written demand for appraisal of the value of such CHS Shares, see "Rights of Dissenting Stockholders" and "The Merger -- Termination".

NYSE Listing. A Subsequent Listing Application will be filed with the NYSE to list the shares of MedPartners/Mullikin to be issued to the CHS stockholders. Although no assurance can be given that the NYSE will accept such shares of MedPartners/Mullikin Common Stock for listing, MedPartners/Mullikin anticipates that these shares will qualify for listing. See "The Merger -- NYSE Listing".

MARKET AND MARKET PRICES

     Prior to February 21, 1995, the effective date of the initial public offering of MedPartners, there was no public market for MedPartners' common stock. MedPartners and then MedPartners/Mullikin's Common

Stock was traded on the Nasdaq National Market under the symbol "MPTR" from February 21, 1995 until February 21, 1996. On February 22, 1996, the MedPartners/Mullikin Common Stock was listed on the NYSE under the symbol "MDM".

     The following table sets forth for the quarterly periods indicated the high and low reported bid prices for the MedPartners/Mullikin Common Stock through February 21, 1996, as reported on the Nasdaq National Market. After February 21, 1996, the table sets forth the high and low last sale price as reported on the NYSE Composite Tape.

                                                                                HIGH     LOW
                                                                               ------   ------
1995
First Quarter (from February 21).............................................  $24.00   $14.75
Second Quarter...............................................................   24.50    17.75
Third Quarter................................................................   30.00    18.00
Fourth Quarter...............................................................   33.00    26.00
1996
First Quarter................................................................  $34.75   $28.50
Second Quarter...............................................................   30.25    20.13
Third Quarter (through August 15, 1996)......................................   21.50    16.63

     There were approximately 743 holders of record of the MedPartners/Mullikin Common Stock as of July 22, 1996.

     STOCKHOLDERS OF CHS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MEDPARTNERS/MULLIKIN COMMON STOCK. No assurance can be given as to the market price of MedPartners/Mullikin Common Stock at the Effective Time or at any other time.

COMPARATIVE PER SHARE INFORMATION

     The following summary presents selected comparative per share information for (i) MedPartners/ Mullikin on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling of interests basis, (ii) CHS on a historical basis in comparison with pro forma equivalent information after giving effect to the Merger, assuming that 40.32 shares of MedPartners/Mullikin Common Stock are issued in exchange for each share of CHS Common Stock in the Merger, and (iii) New Management on a historical basis in comparison with their pro forma equivalent information after giving effect to the Acquisition, including the receipt of shares of MedPartners/Mullikin Common Stock by the Partners of New Management in accordance with the Acquisition Agreement. The historical and pro forma financial information should be read in conjunction with the historical consolidated financial statements of MedPartners/Mullikin, the historical financial statements of CHS and New Management, and the related notes thereto and with the unaudited pro forma financial information and the related notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. See "Consolidated Financial Statements of MedPartners/ Mullikin", "Pro Forma Condensed Financial Information," "Financial Statements of CHS", and "Financial Statements of New Management".

     MedPartners/Mullikin has not paid cash dividends since inception. It is anticipated that MedPartners/ Mullikin will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of MedPartners/Mullikin and will depend, among other things, upon MedPartners/ Mullikin's earnings, capital requirements, financial condition and debt covenants.

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger and the Acquisition been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                           PER COMMON AND COMMON EQUIVALENT SHARE
                                            ---------------------------------------------------------------------
                                                   NET INCOME
                                            ------------------------                       STOCKHOLDERS' EQUITY
                                                                       SIX MONTHS ENDED        (BOOK VALUE)
                                            YEAR ENDED DECEMBER 31,        JUNE 30,       -----------------------
                                            ------------------------   ----------------   DECEMBER 31,   JUNE 30,
                                             1993     1994     1995     1995     1996         1995         1996
                                            ------   ------   ------   ------   -------   ------------   --------
Net Income (loss):
MedPartners/Mullikin
  Historical(1)...........................  $(0.06)  $(0.08)  $ 0.01   $ 0.26   $ (0.11)    $   4.77     $   8.29
  Pro forma combined......................    0.64    (0.61)   (0.83)   (0.72)    (0.20)        4.19         4.78
CHS(6)
  Historical..............................      --       --   $ 3.43       --    (14.16)    $   8.57     $  (5.61)
  Pro forma equivalent(2).................      --       --    33.47       --     (8.06)      168.94       192.73
New Management
  Historical pro forma(3).................  $ 8.08   $ 7.63   $ 6.99   $ 3.66   $  2.90     $  (8.10)       (5.84)
  Pro forma equivalent(4).................     0.0      0.0      0.0      0.0       0.0         0.01         0.01
Income (loss) from continuing
  operations(5):
MedPartners/Mullikin
  Historical..............................   (0.06)   (0.08)    0.01     0.26     (0.11)
  Pro forma combined......................    0.39     0.41     0.13     0.32      0.24
CHS(6)
  Historical..............................      --       --     3.43       --    (14.16)
  Pro forma equivalent(2).................      --       --     5.24       --      9.68
New Management
  Historical(3)...........................    8.08     7.63     6.99     3.66      2.90
  Pro forma equivalent(4).................     0.0      0.0      0.0      0.0       0.0

- ---------------

(1) MedPartners/Mullikin's historical pro forma net (loss) income per common share is computed, after adjusting historical net income for the estimated tax provision applicable to the pooled companies, by dividing net income
     (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners. Common Stock issued in February 1995 upon conversion of the then outstanding Convertible Preferred Stock are assumed to be common share equivalents.
(2) CHS pro forma equivalent per common share data is calculated by multiplying the pro forma MedPartners/Mullikin amounts by an assumed Exchange Ratio of 40.32, which is based on an assumed Base Period Trading Price of $20.31 per share.
(3) New Management historical pro forma per common share data has been computed by dividing their historical amounts by the number of shares of MedPartners/Mullikin Common Stock to be exchanged for the Assets ($7,000,000/$20.31 = 344,658). The assumed Base Period Trading Price is $20.31 per share.
(4) New Management pro forma equivalent per common share data has been computed by multiplying MedPartners/Mullikin pro forma combined amounts by the ratio of the number of shares to be exchanged for the Assets to the total pro forma shares (0.01).
(5) Income (loss) from continuing operations per share data is computed, after adjusting historical net income (loss) to eliminate the effects of discontinued operations, by dividing adjusted net income (loss) by the number of common equivalent shares outstanding during the period in accordance with applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995, upon conversion of the then outstanding Convertible Preferred Stock, are assumed to be common share equivalents. The pro forma combined per share data for income (loss) from continuing operations relates to Caremark excluding results from its Clozaril(R) Patient Management System, Home Infusion business, Oncology Management Service business, Caremark Orthopedic Services Inc. subsidiary and Nephrology Services division, all of which have been reflected as discontinued operations in accordance with APB Opinion No. 30.
(6) CHS was incorporated in August 1995 and commenced operations in September 1995.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus-Proxy Statement, CHS stockholders should consider carefully the factors listed below in evaluating the Merger.

RISKS RELATING TO THE MERGER AND THE ACQUISITION; ACQUISITIONS

     MedPartners/Mullikin believes that the Merger and the related Acquisition represent another step in MedPartners/Mullikin's consolidation initiative in the PPM business to develop integrated health care delivery systems through affiliation with individual physicians, physician practices, hospitals and third-party payors. In addition, MedPartners/Mullikin has recently completed major acquisitions and is still in the process of integrating those acquired businesses. While the business plans of these acquired companies are similar, their histories, geographical location, business models and cultures are different in many respects. The MedPartners/Mullikin Board of Directors and senior management of MedPartners/Mullikin face a significant challenge in their efforts to integrate the businesses of MedPartners/Mullikin and the acquired companies so that the different cultures and the varying emphases on managed care and fee-for-service can be effectively managed to continue to grow these businesses. The dedication of management resources to such integration may detract attention from the day-to-day business of MedPartners/Mullikin. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. Such effects could have a material adverse effect on the financial results of MedPartners/Mullikin. While management of MedPartners/Mullikin and CHS believe that the diverse experience of each of the combined companies will serve to strengthen MedPartners/Mullikin, there can be no assurance that management's efforts to integrate the operations of MedPartners/Mullikin will be successful or that the anticipated benefits of the Merger and the Acquisition will be fully realized.

     The profitability of MedPartners/Mullikin is largely dependent on its ability to develop and integrate networks of physicians from the affiliated practices, to manage and control costs and to realize economies of scale. MedPartners/Mullikin's operating results could be adversely affected in the event it incurs costs associated with developing networks without generating sufficient revenues from such networks.

RISKS RELATING TO MEDPARTNERS/MULLIKIN'S GROWTH STRATEGY

     MedPartners/Mullikin's growth strategy involves growth through acquisitions and internal development. MedPartners/Mullikin is subject to various risks associated with its growth strategy. Because the major acquisitions carried out by MedPartners/Mullikin in 1995 and the first six months of 1996 have been structured as poolings of interests, the operating income of MedPartners/Mullikin has been reduced by the merger expenses incurred in connection therewith, resulting in a net loss for the six months ended June 30, 1996. The expenses of the mergers completed in 1996 are expected to result in a net loss for the year ended December 31, 1996. In addition, MedPartners/Mullikin, and the combined company, is subject to the risk that it will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the affiliated physicians.

     MedPartners/Mullikin is also largely dependent on the continued increase in the number of HMO enrollees who use its physician networks. This growth may come from the development or acquisition of other PPM entities, additional affiliated physicians, increased enrollment in HMOs currently contracting with MedPartners/Mullikin through its affiliated physicians, or from agreements with new HMOs. There can be no assurance that MedPartners/Mullikin will be successful in identifying, acquiring and integrating additional medical groups or other PPM companies or in increasing the number of enrollees. A decline in enrollees in HMOs could also have a material adverse effect on MedPartners/Mullikin's profitability.

     MedPartners/Mullikin's current and anticipated future expansion has placed, and will continue to place, significant demands on the management, operational and financial resources of MedPartners/Mullikin. MedPartners/Mullikin will need to continue to augment its management and operational systems to support growth both within existing and into new geographic markets. There can be no assurance that MedPartners/ Mullikin will be able to manage its expanded operations effectively.

RISKS RELATING TO CAPITAL REQUIREMENTS

     MedPartners/Mullikin's growth strategy requires substantial capital for the acquisition of assets of physician practices and for the effective integration, operation and expansion of the affiliated practices. Affiliated physician practices may also require capital for renovation, expansion and additional medical equipment and technology. MedPartners/Mullikin believes that, without taking into consideration the Caremark Acquisition, its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility dated as of November 21, 1995 between MedPartners/Mullikin and NationsBank of Georgia, N.A. (the "Bank Credit Facility") or any successor credit facility, will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the foreseeable future. It is expected that an increased bank credit facility will be put into effect in connection with the consummation of the Caremark Acquisition in order to refinance the indebtedness under the bank Credit Facility and the current indebtedness under the Caremark bank facility, so that the combined company will not have a working capital deficit. MedPartners/ Mullikin may raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows. Any of such financings could result in dilution of existing equity positions, increased interest and amortization expense, or decreased income to fund future expansion. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing networks can be obtained.

RISKS RELATING TO CAPITATED NATURE OF REVENUES; CONTROL OF HEALTH CARE COSTS

     A substantial portion of the revenue of MedPartners/Mullikin is derived from agreements with HMOs that provide for the receipt of capitated fees. Under these agreements, MedPartners/Mullikin, through its affiliated physicians, is generally responsible for the provision of all covered outpatient benefits, regardless of whether the affiliated physicians directly provide the medical services associated with the covered benefits. MedPartners/Mullikin is statutorily and contractually prohibited from controlling any medical decisions made by any health care provider. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMO, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, MedPartners/Mullikin's operating results could be adversely affected. As a result, the success of MedPartners/Mullikin will depend in large part on the effective management of health care costs through various methods, including utilization management, competitive pricing for purchased services and favorable agreements with payors. Recently, many providers, including MedPartners/Mullikin, have experienced pricing pressures with respect to negotiations with HMOs. In addition, employer groups are becoming increasingly successful in negotiating reductions in the growth of premiums paid for their employees' health insurance, which tends to depress the reimbursement for health care services. At the same time, employer groups are demanding higher accountability from payors and providers of health care services with respect to measurable accessibility, quality and service. If these trends continue, the cost of providing physician services could increase while the level of reimbursement could grow at a lower rate or decrease. There can be no assurance that these pricing pressures will not have a material adverse effect on the operating results of MedPartners/ Mullikin. Changes in health care practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of health care are beyond the control of MedPartners/ Mullikin and may adversely affect its operating results.

     Under the HMO agreements, MedPartners/Mullikin is frequently responsible for the provision of all covered hospital benefits regardless of whether it is responsible for provision of the hospital services associated with the covered benefits. MedPartners/Mullikin has contracted with a number of hospitals to provide covered services to HMO enrollees who have been assigned to the physician practices affiliated with MedPartners/ Mullikin. MedPartners/Mullikin expects to seek additional hospital providers to provide covered services to HMO enrollees assigned to its affiliated physicians. To the extent that enrollees require more care than is anticipated or require supplemental care that is not otherwise reimbursed by the HMOs, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, MedPartners/Mullikin's operating results could be adversely affected.

     In addition, MedPartners/Mullikin's financial statements include estimates of costs for covered medical benefits incurred by HMO enrollees, but not yet reported. While these estimates are based on information available at the time of calculation, there can be no assurance that actual costs will approximate the estimates of such amounts. If the actual costs significantly exceed the amounts estimated and accrued, operating results of MedPartners/Mullikin could be materially adversely affected.

     The HMO agreements often contain shared-risk provisions under which additional revenue can be earned or economic penalties can be incurred based upon the utilization of hospital and non-professional services by HMO enrollees. MedPartners/Mullikin's financial statements contain accruals for estimates of shared-risk amounts receivable from or payable to the HMOs that contract with their affiliated physicians. These estimates are based upon inpatient utilization and associated costs incurred by HMO enrollees compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to HMO risk-sharing arrangements are generally reconciled annually, which may cause fluctuations from amounts previously accrued.

     In connection with the HMO agreements, MedPartners/Mullikin negotiates stop-loss catastrophic reinsurance with third-party insurers. Coverage under this reinsurance commences at the threshold at which the risk of further financial exposure for critically ill or injured HMO enrollees is contractually shifted to the HMOs or another third party. There can be no assurance that MedPartners/Mullikin will be able to negotiate favorable catastrophic reinsurance in connection with future HMO agreements.

POTENTIAL REDUCTIONS IN THIRD-PARTY REIMBURSEMENT

     Physician groups that render services on a fee-for-service basis (as opposed to a capitated plan), typically bill various third-party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the health care services provided to their patients. A significant portion of the revenue of MedPartners/Mullikin is derived from payments made by these third-party payors. These third-party payors increasingly are negotiating the prices charged for medical services, with the goal of lowering reimbursement and utilization rates. The success of MedPartners/Mullikin therefore depends in large part on the effective management of health care costs, including controlling utilization of specialty care physicians and other ancillary providers and purchasing services from third-party providers at competitive prices. There can be no assurance that payments under governmental programs or from other third-party payors will remain at present levels. In addition, third-party payors can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payors, was experimental or for other reasons. Any loss of revenues by the affiliated physicians caused by this trend in the health care industry toward cost containment and oversight could have a material adverse effect on MedPartners/Mullikin's operating results.

RISKS RELATED TO DEPENDENCE ON AFFILIATED PHYSICIANS

     MedPartners/Mullikin's revenue depends on revenues generated by the physicians with whom MedPartners/Mullikin has practice management agreements. These agreements define the responsibilities of the physicians and MedPartners/Mullikin and govern all terms and conditions of their relationship. The practice management agreements have terms generally of 20 to 44 years, subject to termination for cause, which includes bankruptcy or a material breach. Practice management agreements with certain of the affiliated practices contain provisions giving the physician practice the option to terminate the agreement without cause, subject to significant limitations. Because MedPartners/Mullikin cannot control the provision of medical services by its affiliated physicians contractually or otherwise under the laws of California and most other states in which MedPartners/Mullikin operates, affiliated physicians may decline to enter into HMO agreements that are negotiated for them by MedPartners/Mullikin or may enter into contracts for the provision of medical services or make other financial commitments which are not intended to benefit

MedPartners/Mullikin and which could have a material adverse effect on MedPartners/Mullikin's operating results. See "Business of MedPartners/Mullikin -- Development and Operations -- Affiliated Physicians".

RISKS RELATING TO EXPOSURE TO PROFESSIONAL LIABILITY; LIABILITY INSURANCE

     In recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. Although MedPartners/Mullikin does not engage in the practice of medicine or provide medical services, and does not control the practice of medicine by its affiliated physicians or the compliance with regulatory requirements directly applicable to the affiliated physicians and physician groups, there can be no assurance that MedPartners/Mullikin will not become involved in such litigation in the future. Through the ownership and operation of Pioneer Hospital ("Pioneer Hospital") and U.S. Family Care Medical Center ("USFMC"), acute care hospitals located in Artesia and Montclair, California, respectively, MedPartners/Mullikin could be subject to allegations of negligence and wrongful acts arising out of providing nursing care, emergency room services, credentialing of medical staff members and other activities incident to the operation of an acute care hospital. In addition, through its management of clinic locations and provision of non-physician health care personnel, MedPartners/Mullikin could be named in actions involving care rendered to patients by physicians employed by or contracting with affiliated medical organizations and physician groups.

     MedPartners/Mullikin maintains professional and general liability insurance. Nevertheless, certain types of risks and liabilities are not covered by insurance and there can be no assurance that the limits of coverage will be adequate to cover losses in all instances. In addition, MedPartners/Mullikin's practice management agreements require the affiliated physicians to maintain professional liability insurance coverage on the practice and on each employee and agent of the practice, and MedPartners/Mullikin generally is indemnified under each of the practice management agreements by the affiliated physicians for liabilities resulting from the performance of medical services. However, there can be no assurance that a future claim or claims will not exceed the limits of these available insurance coverages or that indemnification will be available for all such claims. See "Business of MedPartners/Mullikin -- Corporate Liability and Insurance".

RISKS RELATING TO CONCENTRATION OF CUSTOMERS

     Three HMOs, PacifiCare, Health Net and CaliforniaCare, accounted for approximately 29% of net revenue of MedPartners/Mullikin for the six months ended June 30, 1996. MedPartners/Mullikin's HMO agreements are generally for one-year terms and are thus subject to annual negotiation of rates, covered benefits and other terms and conditions. HMO agreements are often negotiated and executed in arrears. There can be no assurance that such agreements will be renewed or, if renewed, that they will contain terms favorable to MedPartners/Mullikin and its affiliated physicians. The loss of any of the above HMO customers could have a material adverse effect on MedPartners/Mullikin's operating results.

COMPETITION

     The PPM industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with buyers of such services.

     The demand for physician and health care professional personnel presently exceeds the supply of qualified personnel. As a result, MedPartners/Mullikin experiences competitive pressures for the recruitment and retention of qualified physicians and other health care professionals to deliver their services. MedPartners/ Mullikin's future success depends on its ability to continue to recruit and retain qualified physicians and other health care professionals to serve as employees or independent contractors of MedPartners/Mullikin and its affiliates. There can be no assurance that MedPartners/Mullikin will be able to recruit or retain a sufficient number of competent physicians and other health care professionals to continue to expand its operations.

GOVERNMENT REGULATION

     Federal and state laws regulate the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for recommendation, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services, as well as laws that impose significant penalties for false or improper billings for physician services. These laws also impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in the Medicare and Medicaid programs. Such exclusion and penalties, if applied to MedPartners/Mullikin's affiliated physicians, could result in significant loss of reimbursement.

     Moreover, the laws of many states, including California, from which a significant portion of MedPartners/Mullikin's revenues are derived, prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. As stated in the Notes to its Consolidated Financial Statements, MedPartners/Mullikin believes that it has perpetual and unilateral control over the assets and operations of the various affiliated professional corporations. There can be no assurance that regulatory authorities will not take the position that such control conflicts with state laws regarding the practice of medicine or other federal restrictions. Although MedPartners/Mullikin believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the existing organization of MedPartners/Mullikin and its contractual arrangements with affiliated physicians will not be successfully challenged as constituting the unlicensed practice of medicine or that the enforceability of the provisions of such arrangements, including non-competition agreements, will not be limited. There can be no assurance that review of the business of MedPartners/Mullikin and its affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the health care regulatory environment will not change so as to restrict existing operations or expansion of MedPartners/Mullikin and its affiliates. In the event of action by any regulatory authority limiting or prohibiting MedPartners/Mullikin or its affiliates from carrying on its business or from expanding the operations of MedPartners/Mullikin to certain jurisdictions, structural and organizational modifications of such organization or arrangements of MedPartners/Mullikin may be required, which could have an adverse effect on MedPartners/Mullikin.

     Approximately 10% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. The Anti-Kickback Statute contains provisions prescribing civil and criminal penalties to which individuals or providers who violate such statute may be subjected. The criminal penalties include fines up to $25,000 per violation and imprisonment for five years or more. Additionally, the Department of Health and Human Services ("DHHS") has the authority to exclude anyone, including individuals or entities, who has committed any of the prohibited acts from participation in the Medicare and Medicaid programs. If applied to MedPartners/Mullikin or any of its subsidiaries or affiliated physicians, such exclusion could result in a significant loss of reimbursement for MedPartners/Mullikin, up to a maximum of the approximately 10% of revenues derived from such programs. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.

     Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.

RISKS RELATING TO REGULATORY REQUIREMENTS OF KNOX-KEENE ACT

     On March 5, 1996 the California Department of Corporations ("DOC") issued to Pioneer Provider Network, Inc. ("PPN"), a wholly owned subsidiary of MedPartners/Mullikin, a license (the "Restricted License") in accordance with the requirements of the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox- Keene Act"). The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO.

     The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly-created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations. If this were to occur, it could have an adverse effect on MedPartners/ Mullikin.

RISKS RELATING TO HEALTH CARE REFORM

     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.

ANTI-TAKEOVER CONSIDERATIONS

     Certain provisions of MedPartners/Mullikin's Second Amended and Restated Certificate of Incorporation (the "MedPartners/Mullikin Certificate"), MedPartners/Mullikin's Amended and Restated By-laws (the "MedPartners/Mullikin By-laws") and the DGCL could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of MedPartners/Mullikin and limit the price that certain investors might be willing to pay in the future for shares of MedPartners/Mullikin's Common Stock. These provisions include a classified Board of Directors and the issuance, without further stockholder approval, of preferred stock with rights and privileges which could be senior to MedPartners/Mullikin's Common Stock. MedPartners/Mullikin also is subject to
Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. In addition, MedPartners/Mullikin's Stockholders' Rights Plan, which provides for discount purchase rights to certain stockholders of MedPartners/Mullikin upon certain acquisitions of 10% or more of the outstanding shares of MedPartners/Mullikin's Common Stock, may also inhibit a change in control of MedPartners/Mullikin. See "Management of MedPartners/Mullikin -- Classified Board of Directors", "Description of Capital Stock of
MedPartners/Mullikin -- Certain Provisions of MedPartners/Mullikin's Certificate and the DGCL" and "Description of Capital Stock of MedPartners/Mullikin -- MedPartners/Mullikin Stockholders' Rights Plan".

CONTROL BY CERTAIN STOCKHOLDERS

     After giving effect to the issuance of shares of MedPartners/Mullikin Common Stock in the Merger and the Acquisition, the executive officers and directors of MedPartners/Mullikin and entities in which such directors are principals own or control approximately 18% of the outstanding shares of MedPartners/ Mullikin's Common Stock. See "Principal Stockholders of MedPartners/Mullikin". Accordingly, such persons, if they were to act in concert, would likely control MedPartners/Mullikin's Board of Directors and therefore the business and policies of MedPartners/Mullikin. Furthermore, such control could preclude any unsolicited acquisition of MedPartners/Mullikin and, consequently, adversely affect the market price of the MedPartners/Mullikin Common Stock.

POSSIBLE VOLATILITY OF STOCK PRICE

     There may be significant volatility in the market price for MedPartners/Mullikin's Common Stock. Quarterly operating results of MedPartners/Mullikin, changes in general conditions in the economy, the financial markets or the health care industry, or other developments affecting MedPartners/Mullikin or its competitors, could cause the market price of MedPartners/Mullikin's Common Stock to fluctuate substantially. In addition, in recent years, the stock market, and in particular, the health care industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance.

RISKS RELATING TO FEDERAL INCOME TAXES

     If the Merger were not to constitute a tax-free reorganization under
Section 368(a) of the Code, each holder of CHS Common Stock would recognize gain or loss equal to the difference between the fair market value of the MedPartners/Mullikin Common Stock received and cash received in lieu of fractional shares and such holder's basis in the shares of CHS Common Stock exchanged therefor. See "The Merger -- Federal Income Tax Consequences".

CAREMARK RISK FACTORS

     In addition to the information contained in this Prospectus-Proxy Statement and the risk factors described above, there are additional risk factors relating solely to Caremark and the Caremark Acquisition. In anticipation of the consummation of the Caremark Acquisition the CHS stockholders should also consider the following Caremark Risk Factors.

  Certain Caremark Legal Matters

     OIG Settlement and Related Claims. Caremark agreed in June 1995 to settle an approximately four year investigation of Caremark with the Office of the Inspector General of the United States Department of Health and Human Services (the "OIG"), DOJ, the Veteran's Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG Settlement"). Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio -- resulting in the payment of civil penalties and criminal fines. The basis of these guilty pleas was Caremark's failure to provide certain information to Civilian Health and Medical Payments for the Uniformed Services ("CHAMPUS") and Federal Employees Health Benefit Plan ("FEHBP"), federally funded health care benefit programs, concerning financial relationships between Caremark and a physician in each of Minnesota and Ohio.

     In its agreement with the OIG and DOJ, Caremark agreed to continue to maintain certain compliance-related oversight procedures. Should these oversight procedures reveal credible evidence of legal or regulatory violations, Caremark is required to report such violations to the OIG and DOJ. Caremark is therefore subject to increased regulatory scrutiny and, in the event it commits legal or regulatory violations, Caremark may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services.

     Caremark is a party to various non-governmental claims in connection with matters relating to the OIG Settlement. Caremark is a party to, or the subject of, various private suits and claims (including stockholder derivative actions and an alleged class action suit) being asserted in connection with matters relating to the OIG Settlement by Caremark's stockholders, patients who received health care services from Caremark and such patients' insurers. In March 1996, Caremark agreed to settle all disputes with a number of private payors and, in the first quarter of 1996, took an aggregate $65.6 million after-tax charge for payments required under such settlements. The waivers granted by Caremark's lenders of the impact of these settlements on the financial covenants under the credit facility expire on September 15, 1996. It is anticipated that MedPartners/Mullikin will refinance Caremark's existing credit facility in connection with the Merger. In the event the Merger is not consummated, Caremark expects to enter into a revised credit facility, although there can be no assurances as to the certainty or terms of any such agreement. See the discussion contained in Note 14 to Caremark's Consolidated Financial Statements".

     As of June 30, 1996, the pre-tax reserve for the costs of settlement of the OIG Settlement and the settlement with the private payors referred to above and related matters was approximately $110 million. This reserve represented Caremark's management's estimate of the ultimate costs relating to the disposition of these matters. Caremark's management cannot determine at this time whether there will be additional costs relating to any disposition of non-governmental litigation. Therefore, there can be no assurance that the ultimate costs of these matters will not exceed the reserve or that additional costs, claims and damages will not occur. Such additional costs, if incurred, could have a material negative impact on Caremark's future results. See Note 14 to Caremark's Consolidated Financial Statements.

     Coram Litigation. On September 11, 1995, Coram Healthcare Corp. ("Coram") filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995 for approximately $209 million in cash and $100 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief and damages of $5.2 billion. Caremark filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of Caremark's home infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the lawsuit pending in San Francisco against Caremark Inc. Coram's lawsuit is currently in the discovery phase.

     Although Caremark management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on Caremark's results of operations, cash flows or financial position.

     Recently Filed Litigation. In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's proposed merger with MedPartners/Mullikin. The complaints seek unspecified damages, injunctive relief and attorneys' fees and expenses. Caremark intends, if served, to defend these cases vigorously. Caremark believes these complaints will not have a material adverse effect on its financial condition or results of operations.

  Pharmaceutical Sales

     In addition to the regulations referred to above, significant aspects of Caremark's businesses are subject to state and federal statutes and regulations governing the operation of pharmacies, repackaging of drug products, dispensing of controlled substances, medical waste disposal and workplace health and safety. Caremark's businesses may also be affected by changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations. Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations or enactment of new legislation could have an adverse effect on the businesses of Caremark.

  Pharmacy Licensing and Operation

     Caremark is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require Caremark to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of the applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists must also satisfy state licensing requirements.

                         SELECTED FINANCIAL INFORMATION
                              MEDPARTNERS/MULLIKIN

SELECTED FINANCIAL DATA

     The following tables set forth selected financial data for MedPartners/Mullikin derived from its Consolidated Financial Statements. The selected financial data should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin and the related notes thereto included elsewhere in this Prospectus-Proxy Statement.

                                                                                                            SIX MONTHS
                                                                                                               ENDED
                                                              YEAR ENDED DECEMBER 31,                        JUNE 30,
                                               ------------------------------------------------------   -------------------
                                                 1991       1992       1993       1994        1995        1995       1996
                                               --------   --------   --------   --------   ----------   --------   --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..................................  $266,447   $394,878   $549,695   $815,041   $1,153,557   $547,450   $703,683
Operating Expenses:
  Cost of Affiliated Physician Services......    97,364    167,488    224,770    349,036      506,811    240,225    301,280
  Clinic salaries, wages & benefits..........    66,596     89,439    112,489    159,010      216,119    105,133    116,600
  Outside hospitalization expense............    17,411     27,842     59,861     86,974      109,934     50,364     83,516
  Clinic rent & lease expense................     9,467     11,970     18,832     27,515       41,825     19,744     23,814
  Clinic supplies............................    15,552     17,996     24,529     34,453       47,744     22,519     30,953
  Other clinic costs.........................    19,227     22,648     41,248     67,645       88,991     43,776     59,154
  General corporate expenses.................    18,060     38,099     42,196     56,653       64,713     32,167     39,540
  Depreciation & amortization................     6,404      9,575     14,057     21,892       29,088     13,962     16,482
  Interest, net..............................     2,098      2,396      3,338      5,958        8,443      3,367      2,811
  Merger expenses............................        --         --         --         --       66,564      1,051     34,448
  Loss (gain) from disposal of assets........        (3)        --        122      1,627           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Income (loss) form continuing operations
    before pro forma income taxes &
    cumulative effect of change in method of
    accounting...............................    14,271      7,425      8,253      4,278      (26,675)    15,142     (4,915)
  Pro forma income tax expense...............     2,190      7,703      9,723      7,350      (27,233)     4,411        360
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma income (loss) from continuing
    operations before cumulative effect of
    change in method of accounting...........    12,081       (278)    (1,470)    (3,072)         558     10,731     (5,275)
  Cumulative effect of change in method of
    accounting for income taxes..............      (120)        --        298         --           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma income (loss) from continuing
    operations...............................    12,201       (278)    (1,768)    (3,072)         558   $ 10,731     (5,275)
  Loss from discontinued operation of
    clinics..................................       279        702         --         --           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma net income (loss)(1).............  $ 11,922   $   (980)  $ (1,768)  $ (3,072)  $      558   $ 10,731   $ (5,275)
                                               =========  =========  =========  =========  ==========   =========  =========
Pro forma net income (loss) per share(2).....  $   0.97   $  (0.06)  $  (0.06)  $  (0.08)  $     0.01   $   0.26   $  (0.11)
Number of shares used in pro forma net income
  (loss) per share...........................    12,249     15,308     28,403     36,553       42,720     41,867     50,034

                                                                             DECEMBER 31,                       JUNE 30,
                                                         ----------------------------------------------------   ---------
                                                           1991       1992       1993       1994       1995       1996
                                                         --------   --------   --------   --------   --------   ---------
BALANCE SHEET DATA:
Cash and cash equivalents..............................  $ 23,677   $ 22,312   $ 43,367   $ 66,623   $ 55,328   $ 56,221
Working capital (deficit)..............................    11,425     (3,358)    13,023     75,605     91,892    101,038
Total assets...........................................   111,478    181,032    243,758    417,974    576,733    618,184
Long-term debt, less current portion...................    29,369     46,678     48,340    146,498    200,814     35,080
Total stockholders' equity.............................    30,708     49,281     71,577    109,232    202,717    414,611

- ---------------

(1) Includes pro forma income tax provision giving effect to pooling with non-taxable entities. See Note 1 to Consolidated Financial Statements of MedPartners/Mullikin, Inc.
(2) Pro forma net income (loss) per share is computed, after giving effect to the pro forma tax provision described above, by dividing net income (loss) by the number of common equivalent shares outstanding during the periods presented in accordance with the applicable rules of the Commission. All stock options issued have been considered as outstanding common equivalent shares for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of the common stock of MedPartners issued in February 1995 upon conversion of the then outstanding convertible preferred stock are assumed to be common equivalent shares for all periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS -- MEDPARTNERS/MULLIKIN

     The following discussion of the results of operations and financial condition of MedPartners/Mullikin should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin, Inc. and notes thereto included elsewhere in this Prospectus-Proxy Statement.

GENERAL

     MedPartners was incorporated in January 1993, and affiliated with its initial physician practice in November 1993. MME was formed by the merger of several physician partnerships in 1994, and the original business was organized in 1957.

     MedPartners/Mullikin is the result of the business combination between MedPartners and MME, which was consummated on November 29, 1995. As described in
Note 1 to MedPartners/Mullikin's Consolidated Financial Statements, the financial information referred to in this discussion reflects the combined operations of several entities. During 1995, MedPartners/Mullikin combined with MEDCTR, Inc., Vanguard Healthcare Group, Inc., Texas Back Institute, Inc., MME, Cerritos Investment Group, Cerritos Investment Group II, and 5000 Airport Plaza, L.P. and in business combinations that were accounted for as poolings of interests (collectively, the "1995 Mergers"). In February of 1996, MedPartners/Mullikin combined with Pacific Physician Services, Inc. ("PPSI") in a business combination that was accounted for as a pooling of interests. During 1995 PPSI combined with Team Health in a business combination accounted for as a pooling of interests.

     Because of MedPartners' limited operating history and the business combinations described above, MedPartners/Mullikin does not believe that the period-to-period comparisons, percentage relationships within periods and apparent trends set forth below are meaningful.

     MedPartners/Mullikin acquires existing medical practices and enters into long-term contractual relationships pursuant to practice management agreements, for periods ranging from 20 to 44 years, to provide management and administrative services. MedPartners/Mullikin believes that the practice management agreements convey to MedPartners/Mullikin perpetual, unilateral control over the assets and operations of the various affiliated professional corporations. Notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the professional corporations is necessary to present fairly the financial position and results of operations of MedPartners/Mullikin, because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Control by MedPartners/Mullikin is perpetual rather than temporary because of (i) the length of the original term of the agreements, (ii) the continuing investment of capital by MedPartners/Mullikin, (iii) the employment of the majority of the non-physician personnel, and (iv) the nature of the services provided to the professional corporations by MedPartners/Mullikin. MedPartners/Mullikin's financial relationship with each practice offers the physicians access to capital, management expertise, sophisticated information systems, and managed care contracts. MedPartners/Mullikin's revenue is derived from medical services provided by physicians under the practice management agreements, which revenue has been assigned to MedPartners/Mullikin. Approximately 50% of this revenue is derived through contracts for prepaid health care with HMOs. MedPartners/Mullikin contracts directly with the HMOs to provide medical services to HMO enrollees who have chosen MedPartners/ Mullikin's affiliated physicians, or, in some cases, physicians who are members of Mullikin Independent Physicians Association ("MIPA"). Through its wholly-owned subsidiaries, MedPartners/Mullikin also contracts with hospitals to provide medical staff for various hospital departments. MedPartners/Mullikin's profitability depends on enhancing operating efficiency, expanding health care services provided, increasing market share and assisting affiliated physicians in managing the delivery of medical care.

     The nature of the affiliated practices affects the cost of affiliated physician services, clinic salaries, wages and benefits, clinic supplies and depreciation and amortization. These expenses as a percentage of net revenue will vary based on the mix of primary care and office-based (i.e., non-surgery) practices to specialty care practices and the mix of capitated business. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Generally, primary care and office-based practices are less capital intensive but require a higher number of employees per physician to operate and maintain than specialty care practices. Typically, MedPartners/Mullikin endeavors to achieve an equal number of primary care physicians and specialists in each network. Institutional capitation increases revenues without a material impact on many of the clinic expenses.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of net revenue represented by the following items:

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net revenue(1).............................  100.0%    100.0%    100.0%    100.0%    100.0%
    Operating expenses:
      Cost of affiliated physician
         services(2)...........................   40.9      42.8      43.9      43.9      42.8
      Clinic salaries, wages and benefits......   20.5      19.5      18.7      19.2      16.6
      Outside hospitalization expense..........   10.9      10.7       9.5       9.2      11.9
      Clinic rent and lease expense............    3.4       3.4       3.6       3.6       3.4
      Clinic supplies..........................    4.5       4.2       4.1       4.1       4.4
      Other clinic costs.......................    7.5       8.3       7.7       8.0       8.4
      General corporate expenses...............    7.7       7.0       5.6       5.9       5.6
      Depreciation and amortization............    2.6       2.7       2.6       2.6       2.3
      Net interest expense.....................    0.5       0.7       0.7       0.6       0.4
      Merger expenses..........................    0.0       0.0       5.9       0.2       4.9
      Loss on disposal of assets...............    0.0       0.2       0.0       0.0       0.0
      Pro forma income tax expense (benefit)...    1.8       0.9      (2.3)      0.8       0.1
                                                 -----     -----     -----     -----     -----
              Pro forma net loss...............   (0.3)%    (0.4)%     0.0%      1.9%     (0.8)%
                                                 =====     =====     =====     =====     =====

- ---------------

(1) "Net revenue" means gross clinic charges less allowances for contractual adjustments.
(2) "Cost of affiliated physician services" consists solely of the total payments made to each of the affiliated practices for medical services rendered under its respective practice management agreement.

     The following table sets forth the breakdown of net revenue for the periods indicated:

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Prepaid health care........................   66.7%     62.5%     53.8%     53.4%     48.5%
    Fee-for-service............................   31.4      36.1      44.7      45.3      50.5
    Other......................................    1.9       1.4       1.5       1.3       1.0
                                                 -----     -----     -----     -----     -----
              Net revenue......................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                 =====     =====     =====     =====     =====

  Enrollment

     MedPartners/Mullikin's prepaid health care revenue is reflective of the number of HMO enrollees for whom it receives monthly capitation payments. Enrollment is categorized as either "commercial enrollment" (enrollees generally under the age of 65 whose health coverage is sponsored by employers) or "senior enrollment" (enrollees over the age of 65 who are retired and whose coverage is sponsored by Medicare). MedPartners/Mullikin receives professional capitation to provide physician services and institutional capitation to provide hospital care and other non-professional services. The table below sets forth the changes in enrollment for professional and institutional capitation. Most of the enrollment growth is related to acquisitions and increased enrollment in the northern California operations.

                                                     COMMERCIAL      SENIOR                    TOTAL
                                                     ENROLLEES      ENROLLEES     OTHER      ENROLLEES
                                                     ----------     ---------     ------     ---------
PROFESSIONAL CAPITATION:
December 31, 1995..................................    607,772        60,345      14,427       682,544
December 31, 1994..................................    550,672        50,330       3,374       604,376
December 31, 1993..................................    500,229        44,563       1,239       546,031
INSTITUTIONAL CAPITATION:
December 31, 1995..................................    313,630        34,744       7,747       356,121
December 31, 1994..................................    235,174        20,014          --       255,188
December 31, 1993..................................    227,561        11,431          --       238,992
PROFESSIONAL CAPITATION:
June 30, 1996......................................    694,093        66,457      37,715       798,265
June 30, 1995......................................    551,176        56,133      55,194       662,503
INSTITUTIONAL CAPITATION:
June 30, 1996......................................    318,331        36,345      11,636       366,312
June 30, 1995......................................    258,305        32,681       7,223       298,209

  Six Months Ended June 30, 1996 and 1995

     For the six months ended June 30, 1996, net revenue was $704 million, compared to $547 million for the same period in 1995. The increase in net revenue partially resulted from the affiliation with new physician practices and the increase in prepaid enrollees, which accounted for $73.1 million and $48.7 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth.

     Excluding non-recurring items related to the PPSI Merger, operating expenses at the clinic level were $615 million, or 87.4% of net revenue for the six months ended June 30, 1996 compared to $482 million or 88% of net revenue for the same period in 1995. Clinic salaries, wages and benefits decreased as a percentage of net revenue from the six months ended June 30, 1995 to the six months ended June 30, 1996 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $50 million for the six months ended June 30, 1995 to $84 million for the six months ended June 30, 1996, and also increased as a percentage of net revenue from 9.2% for the six months ended June 30, 1995 to 11.9% for the six months ended June 30, 1996. This is directly related to the increase of MedPartners/Mullikin global capitation and increase in IPA business. General corporate expenses increased from $32 million during the six months ended June 30, 1995 to $40 million during the six months ended June 30, 1996. As a percent of net revenue, general corporate expenses decreased from 5.9% in the six months ended June 30, 1995 to 5.6% in the six months ended June 30, 1996.

     Included in pre-tax loss for the six months ended June 30, 1996 were merger expenses totaling $34.4 million relating to the business combination with PPSI. The major components of the $34.4 million included: $13.8 million for restructuring of operations, $6.6 million in brokerage fees, $5.9 million in severance costs, $2.6 million in professional fees, $2.4 million for the impairment of assets and $1.9 million in unamortized bond issue costs.

  Years Ended December 31, 1995 and 1994

     Net revenue for the year ended December 31, 1995 was $1,154 million, an increase of $339 million, or 41.5%, over the year ended December 31, 1994. The increase in net revenue primarily resulted from affiliation with physician groups in nine new markets and the increase in prepaid enrollees, which accounted for $76 million and $111 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth and a full year of operations in 1995 for affiliations only in effect for a portion of 1994.

     Excluding nonrecurring items related to the 1995 Mergers, operating expenses at the clinic level were $1,011 million, or 87.6% of net revenue for the year ended December 31, 1995, compared to $725 million, or

88.9% of net revenue for 1994. Clinic salaries, wages and benefits decreased as a percentage of net revenue during 1995 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $87 million for the year ended December 31, 1994 to $110 million for the year ended December 31, 1995, but decreased as a percentage of net revenue from 10.7% for the year ended December 31, 1994 to 9.5% for the year ended December 31, 1995. This percentage decrease related to the decline in the relationship of prepaid health care to total net revenue. General corporate expenses increased from $57 million during the year ended December 31, 1994 to $65 million during the year ended December 31, 1995. As a percentage of net revenue, however, general corporate expenses decreased from 7.0% in 1994 to 5.6% in 1995. Net income (excluding merger expenses) for the year ended December 31, 1995 was $25.3 million compared to a loss of $3.1 million for 1994.

     Including merger expenses, net income for the year ended December 31, 1995 was $0.6 million compared to a net loss of $3.1 million for 1994. Included in operating expenses for 1995 are merger expenses totaling $66.6 million related to business combinations accounted for as poolings of interests. Approximately $55.6 million related to the business combination with MME and its real estate partnerships. The components of the total $66.6 million charge included: $8.8 million in investment banking fees, $7.3 million in professional fees, $5 million in other transaction costs and $45.5 million in restructuring charges. The major components of the restructuring charge included: $19.6 million in severance for identified employees, $8.1 million impairment of assets, $6.4 million abandonment of facilities, $2.6 in noncompatible technology, $2.3 million in unamortized loan costs, $2.2 million related to conforming of accounting policies and $1.9 million in restructuring of benefit packages.

     At December 31, 1995, MedPartners/Mullikin had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the $57 million net operating loss carryforward (which was generated in 1993) is available at a reduced rate due to certain tax limitations.

     In 1994, MedPartners/Mullikin established a valuation allowance of $14.6 million because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance was decreased by $14.2 million in 1995 because the realization of the deferred tax asset is now more likely than not. The primary factor in the determination of the realization of the deferred tax asset is the profitability of the ongoing business of MedPartners/Mullikin ($25.3 million net income for 1995 excluding merger expenses).

  Years Ended December 31, 1994 and 1993

     For the year ended December 31, 1994, net revenue was $815 million compared to $550 million for the year ended December 31, 1993. The increase in net revenue resulted from the affiliation with 46 physician groups (representing 283 physicians) since December 31, 1993 and the enrollment growth of 58,000 lives under professional capitation and 16,000 lives under institutional capitation.

     The percentage increase in cost of affiliated physician services from 40.9% of net revenues in 1993 to 42.8% in 1994 was a result of the commencement of operations of MedPartners/Mullikin's clinics. MedPartners/Mullikin (exclusive of the 1995 Mergers) had a comparable percentage of 62.2%. The decrease in clinic salaries, wages and benefits from 20.5% of net revenues in 1993 to 19.5% in 1994 was also a result of the commencement of operations of MedPartners' clinics. MedPartners (exclusive of the 1995 Mergers) had a comparable percentage of 16.5%.

     Clinic rent and lease expense was 3.4% of net revenue for the years ended December 31, 1994 and December 31, 1993. Other clinic costs were 7.5% of net revenue for 1993 and 8.3% for 1994.

     Net interest expense (income) as a percentage of net revenue will vary based on the purchase price for the assets of additional practices, the interest rates for additional borrowings and the amount of excess cash available for investment. The increase in net interest expense in 1994 was the result of increased borrowings to fund acquisitions.

     Due to MedPartners/Mullikin's limited operating history and cumulative operating losses, a valuation allowance was established to eliminate deferred tax benefits generated through December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1996, MedPartners/Mullikin had working capital of $101 million, including cash and cash equivalents of $56 million. For the first six months of 1996, cash flow from operations, excluding $25.9 million cash paid during the six months for merger expenses, was $6.0 million. For the year ended December 31, 1995, cash flow used in operations was ($13.5) million. This included $28 million in cash paid for merger expenses. Net of these expenses, MedPartners/Mullikin experienced cash flow from operations of $14.5 million. For the years ending December 31, 1993 and 1994, cash flow provided by operations was $30.6 million and $13.7 million, respectively. MedPartners/Mullikin has reduced the medical claims outstanding to levels below that required in its agreements with HMOs, and it does not expect this to have a negative impact on future cash flows from operations. On a monthly basis, MedPartners/Mullikin's most significant expenditure is for affiliated physician services. Payment is made on the fifteenth day of the month following the month in which the services were provided.

     For the six months ended June 30, 1996, MedPartners/Mullikin invested $29.7 million in acquisitions of the assets of physician practices, $21.8 million in equipment for the physician practices and the corporate office and $4.5 million in intangible assets related to corporate name/trademarks and other intangible assets. For the year ended December 31, 1995, MedPartners/Mullikin invested $61.5 million in acquisitions of the assets of physician practices, $39.4 million in equipment for the physician practices and the corporate office and $7.2 million in intangible assets related to debt issue costs, corporate name/trademarks and other intangible assets. For the year ended December 31, 1994, MedPartners/Mullikin's investing activities totaled $108.5 million, which primarily was composed of $57.6 million related to practice acquisitions and $32.1 million related to the purchase of property and equipment. These expenditures were funded from approximately $116.3 million from equity proceeds and $7.8 million in net incremental borrowings. For the year ended December 31, 1993, MedPartners/Mullikin's investing activities totaled $37.6 million of which $14.3 million related to practice acquisitions and $15.6 million related to the purchase of property and equipment. These expenditures were funded by $42.7 million derived from equity proceeds.

     On February 21, 1995, MedPartners sold 4.4 million shares of Common Stock at $13.00 per share. Subsequent to that date, the underwriters exercised their overallotment option for an additional 660,000 shares. MedPartners raised net proceeds of $60.4 million from the offering, $30.4 million of which was applied to reduce the indebtedness under MedPartners' then existing credit facility.

     On March 13, 1996, MedPartners/Mullikin sold 6.6 million shares of Common Stock at $30.25 per share. MedPartners/Mullikin raised net proceeds of $194 million, $70 million of which was applied to reduce the indebtedness under the Bank Credit Facility. In April 1996, $69 million of the proceeds were used to pay-off MedPartners/Mullikin's convertible subordinated debentures.

     Effective November 29, 1995, MedPartners/Mullikin entered into the $150.0 million Bank Credit Facility replacing its then existing revolving credit facility. Interest is paid quarterly based on LIBOR plus a two percent margin. No principal is due on the facility until its maturity date of May 10, 1998. MedPartners/ Mullikin provided a negative pledge on substantially all assets and granted the banks a first priority security interest in all shares of stock of its subsidiaries. As of June 30, 1996, there was no balance outstanding under the facility.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require MedPartners/Mullikin to maintain certain financial ratios (including minimum net worth, minimum fixed charge coverage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, MedPartners/ Mullikin was in compliance with the covenants in the Bank Credit Facility. Additionally, MedPartners/

Mullikin is required to obtain bank consent for acquisitions with an aggregate purchase price of $15.0 million or more.

     MedPartners/Mullikin intends to acquire the assets of additional physician practices and to fund this growth with existing cash and cash equivalents and borrowings under the Bank Credit Facility. MedPartners/ Mullikin believes that its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility and the increased bank credit facility anticipated to be entered into in connection with the consummation of the Caremark Acquisition will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the next twelve months. MedPartners/Mullikin will raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times and terms as management deems appropriate and the market allows, in order to meet the capital needs of MedPartners/Mullikin on a long term basis (i.e. for a period in excess of 12 months).

QUARTERLY RESULTS (UNAUDITED)

     The following table sets forth certain unaudited quarterly financial data for 1994, 1995 and 1996. In the opinion of MedPartners/Mullikin's management, this unaudited information has been prepared on the same basis as the audited information and includes all adjustments (consisting of normal recurring items) necessary to present fairly the information set forth therein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                QUARTER ENDED
             --------------------------------------------------------------------------------------------------------------------
             JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,
               1994         1994            1994         1995        1995         1995            1995         1996        1996
             --------   -------------   ------------   ---------   --------   -------------   ------------   ---------   --------
                                                                (IN THOUSANDS)
Net
 revenue...  $191,176     $ 210,189       $234,422     $259,750    $287,700     $ 299,272       $306,835     $343,285    $360,398
Operating
 expenses:
 Cost of
 affiliated
  physician
services...    83,846        91,791         97,001      114,272     125,953       132,631        133,955      148,662     152,618
 Clinic
  salaries,
   wages
   and
benefits...    38,776        38,862         43,889       50,570      54,563        53,760         57,226       56,762      59,838
 Outside
 hospitalization
 expense...    21,008        20,436         26,435       22,193      28,171        30,796         28,774       35,668      47,849
 Clinic
   rent and
   lease
 expense...     6,223         7,094          8,370        9,717      10,027        10,518         11,563       11,693      12,121
 Clinic
supplies...     7,939         8,002         10,568       10,983      11,536        11,704         13,521       15,014      15,938
 Other
   clinic
   costs...    15,594        15,953         21,005       20,711      23,065        23,661         21,554       31,285      27,868
 General
  corporate
expenses...    13,086        15,808         13,809       15,703      16,464        15,697         16,849       19,414      20,126
 Depreciation
   and
   amortiz-
    ation...    5,097         5,631          6,448        6,605       7,357         7,384          7,742        8,174       8,308
 Net
   interest
 expense...     1,130         1,654          1,903        1,885       1,482         2,042          3,034        3,232        (421)
 Merger
expenses...        --            --             --           --       1,051         3,473         62,040       34,448          --
 Loss on
   disposal
   of
  assets...       401           412            413           --          --            --             --           --          --
             --------      --------       --------     --------    --------      --------       --------     --------    --------
Income
 (loss)
 before
 taxes.....    (1,924)        4,546          4,581        7,111       8,031         7,606        (49,423)     (21,067 )    16,153
Pro forma
 income tax
 expense
 (benefit)...   1,017         2,363          2,764        2,176       2,235         2,427        (34,071)      (5,769 )     6,129
             --------      --------       --------     --------    --------      --------       --------     --------    --------
Pro forma
 net income
 (loss)....  $ (2,941)    $   2,183       $  1,817     $  4,935    $  5,796     $   5,179       $(15,352)    $(15,298 )  $ 10,024
             ========      ========       ========     ========    ========      ========       ========     ========    ========

     MedPartners/Mullikin's historical unaudited quarterly financial data for all periods prior to the effective dates of the 1995 Mergers have been restated to include the results of the merged companies. MedPartners' Quarterly Reports on Form 10-Q were filed prior to the 1995 Mergers and the merger with PPSI and thus differ from the amounts for the quarters included herein. The differences caused solely by the operation of the merged companies are summarized as follows:

                                                          QUARTER ENDED
                    -----------------------------------------------------------------------------------------
                       MARCH 31, 1995         JUNE 30, 1995        SEPTEMBER 30, 1995       MARCH 31, 1996
                    --------------------   --------------------   --------------------   --------------------
                                   AS                     AS                     AS                     AS
                    FORM 10-Q   RESTATED   FORM 10-Q   RESTATED   FORM 10-Q   RESTATED   FORM 10-Q   RESTATED
                    ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                                         (IN THOUSANDS)
    Net revenue...   $45,667    $259,750    $57,272    $287,700    $76,019    $299,272   $332,549    $343,285
    Income before
      income
      taxes.......       765       7,111        820       8,031      2,265       7,606    (21,435 )   (21,067)
    Income tax
      expense.....       291       2,176        260       2,235        770       2,427     (5,935 )    (5,769)
    Net income....       474       4,935        560       5,796      1,495       5,179    (15,500 )   (15,298)

                              THE SPECIAL MEETING

GENERAL

     This Prospectus-Proxy Statement is being furnished to holders of shares of CHS Common Stock in connection with the solicitation of proxies by the Board of Directors of CHS for use at the Special Meeting to consider and vote upon the approval of the Plan of Merger and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Each copy of this Prospectus-Proxy Statement mailed or delivered to holders of shares of CHS Common Stock is accompanied by a form of Proxy for use at the Special Meeting.

     This Prospectus-Proxy Statement is also furnished to CHS stockholders as a Prospectus in connection with the issuance to them of the shares of MedPartners/Mullikin Common Stock upon consummation of the Merger.

DATE, PLACE AND TIME

     The Special Meeting is to be held at 2029 Century Park East, Suite 1800, Los Angeles, California 90067 on August 30, 1996, at 7:00 a.m.

RECORD DATE, QUORUM AND VOTING

     The Board of Directors of CHS has fixed the close of business on July 31, 1996, as the Record Date for the determination of the holders of shares of CHS Common Stock entitled to receive notice of and to vote at the Special Meeting. The presence, in person or by Proxy, of the holders of shares of CHS Common Stock entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum at the Special Meeting. As of the Record Date, the outstanding voting securities of the Company consisted of shares of CHS Common Stock which were held by two stockholders of record, CMG and Health Source Management. Each stockholder of record as of that date is entitled to one vote for each share then held. The CHS Common Stock is beneficially owned 50% by the partners of CMG and 50% by the shareholders of Health Source Management. Subsequent to the Record Date and prior to the closing of the Merger, CMG and Health Source Management have both indicated that they will consummate the planned distribution of the CHS Common Stock to the beneficial owners thereof. Each of CMG and Health Source Management will seek the approval of its partners and shareholders, respectively, to vote the CHS Common Stock in favor of the Plan of Merger, among other matters, at meetings to be held prior to the Special Meeting. The shareholders of Health Source Management and the partners of CMG will be asked to vote to authorize Health Source Management and CMG, respectively, to vote the shares of CHS Common Stock held by them in favor of the Plan of Merger, among other matters, at meetings to be held prior to the Special Meeting.

VOTE REQUIRED

     Approval and adoption of the Plan of Merger by the stockholders of CHS requires the affirmative vote of a majority of the votes cast by the holders of shares of CHS Common Stock entitled to vote thereon; as a result, abstentions will be the equivalents of votes against the Plan of Merger. Accordingly, approval and adoption of the Plan of Merger at the Special Meeting will require the affirmative vote of the holders of the shares of CHS Common Stock entitled to cast a minimum of 24,423 votes.

     CMG and Health Source Management, as the stockholders of record of CHS, will ask the partners of CMG and the stockholders of Health Source Management, respectively, to consider and vote on the Plan of Merger as beneficial shareholders of CHS. Each partner or shareholder, in connection with their respective meetings, will receive, among other information, a copy of this Prospectus-Proxy Statement concurrently with its receipt by CMG or Health Source Management. The partners of CMG have determined that a vote of a majority of the partnership interests will be necessary to direct the executive committee of CMG to vote the shares of CHS held of record by CMG on the Record Date; CMG will, upon the demand of any of its partners, perfect dissenters rights with respect to those CHS Shares beneficially owned by such partners. A vote of a majority of the issued and outstanding shares of Health Source Management will be necessary to direct the voting of the shares of CHS held of record by Health Source Management on the Record Date. Health Source Management's shareholders may perfect, under California law, dissenters rights and obtain payment of the appraised value of their shares of Health Source Management if the Plan of Merger is approved by the shareholders of Health Source Management.

     The members of the Executive Committee of CMG own approximately 18.25% of the partnership interests of CMG and have expressed their intent to vote such interests FOR the Plan of Merger. The members of the Board of Directors and executive officers of Health Source Management own approximately 13.5% of the issued and outstanding shares of Health Source Management and have indicated their intent to vote such shares FOR the Plan of Merger.

     If, after the partners of CMG and the shareholders of Health Source Management have considered and voted on the Plan of Merger, CHS determines that both of the CHS stockholders of record have been directed to vote FOR the Plan of Merger, it is possible that the stockholder vote required under the DGCL to approve the Merger will be accomplished without a meeting by unanimous written action of the CHS stockholders.

     See "The Special Meeting -- Vote Required", "The Merger -- Conditions to the Merger" and "-- Additional Interests of Certain Persons in the Merger; Employment Agreements".

VOTING AND REVOCATION OF PROXIES

     Shares of CHS Common Stock represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF CHS COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF MERGER. Any Proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of CHS prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. The persons named as proxies with respect to the Special Meeting, may propose and vote for one or more adjournments or postponements of the respective Special Meetings to permit further solicitation of proxies in favor of the respective proposals to approve and adopt the Plan of Merger; provided however, that no proxy which is voted against the respective proposals to approve and adopt the Plan of Merger will be voted in favor of any such adjournment or postponement. Only votes cast FOR approval of the Plan of Merger or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as votes AGAINST approval of the Plan of Merger.

     The Board of Directors of CHS is not aware of any business to be acted upon at the Special Meeting other than as described in this Prospectus-Proxy Statement. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of CHS, CMG, HSMG, or Health Source Management, who will not be specifically compensated for such services, may solicit proxies from the stockholders of CHS personally or by telephone or telegram or other forms of communication. Except as otherwise provided in the Plan of Merger, CHS will bear its own expenses in connection with the solicitation of proxies for the Special Meeting. See "The Merger -- Expenses; Breakup Fees".

     CHS STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES".

                                   THE MERGER

     The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan of Merger; it is not complete and is qualified in its entirety by reference to the Plan of Merger, the full text of which is attached hereto as Annex A. All CHS stockholders are urged to read Annex A carefully in its entirety.

TERMS OF THE MERGER

     The acquisition of CHS by MedPartners/Mullikin will be effected by means of the merger of the Subsidiary with and into CHS, with CHS being the surviving corporation. The Certificate of Incorporation and the By-laws of the Subsidiary in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, CHS shall continue as the surviving corporation under the name "CHS Management, Inc."

     Upon consummation of the Merger, all of the CHS Shares (other than dissenting shares) will be converted into the right to receive the number of shares of MedPartners/Mullikin Common Stock equal to the Merger Consideration. The number of shares of MedPartners/Mullikin Common Stock which shall constitute the Merger Consideration shall be determined by dividing $40 million by the Base Period Trading Price. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale price per share of MedPartners/Mullikin Common Stock was $20.31. At such price, each share of CHS Common Stock would be converted into 40.32 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING, THE DATE OF CONSUMMATION OF THE MERGER, OR THE DATE THAT CHS STOCKHOLDERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE MERGER IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO CHS STOCKHOLDERS IN THE MERGER DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT CHS STOCKHOLDERS WILL RECEIVE.

     If the Merger has not been consummated by August 31, 1996 and the CHS stockholders have extended the Plan of Merger through September 30, 1996, the Merger Consideration shall be increased by $6,500 for each day after August 31, 1996 that the consummation of the Merger is delayed.

     During the period between the date of this Prospectus-Proxy Statement and the time of the Special Meeting, CHS stockholders may obtain updated information regarding the market prices for the MedPartners/Mullikin Common Stock, the Base Period Trading Price and the estimated Exchange Ratio by calling a representative of MedPartners/Mullikin toll free at 1-800-563-7126.

     Assuming a Base Period Trading Price of $20.31, the stockholders of CHS would own less than 3.8% of the MedPartners/Mullikin Common Stock that would be outstanding after the Merger. See "-- Additional Interests of Certain Persons in the Merger; Employment Agreements".

BRIDGE LOAN

     Pursuant to the Plan of Merger MedPartners/Mullikin agreed to provide a short-term working capital loan to CHS in the principal amount of $2,539,250. The loan, which is represented by a promissory note, bears interest at the prime rate and matures on December 31, 1996. The loan is guaranteed by each of CMG and Health Source Management, which is secured by a pledge of an aggregate of 25% of the shares of CHS Common Stock. See "-- Expenses; Breakup Fees".

MANAGEMENT SERVICES AGREEMENT

     Effective April 1, 1996, CHS and MedPartners/Mullikin entered into a Management Services Agreement. Pursuant to such agreement, CHS assigned to MedPartners/Mullikin all of its revenues and MedPartners/Mullikin agreed to manage CHS and to perform, or cause to be performed, all of CHS's obligations. In performing its obligations, MedPartners/Mullikin may not, without CHS's consent: (i) enter into any contract that is not terminable by CHS without penalty upon sixty days notice, (ii) obligate CHS in excess of $100,000, or (iii) make any CHS personnel decisions. This agreement terminates upon the earlier of the consummation or the termination of the Plan of Merger.

     Notwithstanding the foregoing, shares of CHS Common Stock outstanding immediately prior to the Effective Time held by a CHS stockholder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL and Sections 1300 through 1312 of the California Corporations Code shall not be converted into a right to receive MedPartners/Mullikin Common Stock, as set forth hereinabove, unless such stockholder fails to perfect or otherwise loses his right to appraisal, if any. If, after the Effective Time, such stockholder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive MedPartners/Mullikin Common Stock, cash in lieu of fractional shares of MedPartners/Mullikin Common Stock and any dividends or distributions to which such holder is entitled as a result of the Merger, as set forth hereinabove. See "Rights of Dissenting Stockholders".

NEW MANAGEMENT ACQUISITION

     It is a condition to the consummation of the Merger that MedPartners/Mullikin concurrently acquire substantially all of the assets and assume the disclosed liabilities of New Management, a management consulting services organization which provides services in connection with certain managed care contracts under a management contract with West Hills Hospital and CMG. All of the partners of CMG, and therefore beneficial owners of 50% of CHS, are also general partners of New Management. MedPartners/Mullikin proposes to acquire substantially all of the assets of New Management pursuant to the Acquisition Agreement. Under the terms of the Acquisition Agreement, MedPartners/Mullikin will issue MedPartners/Mullikin Common Stock to New Management with a value, as calculated under the Acquisition Agreement, of $7,000,000, and assume all of the disclosed liabilities of New Management, in return for all of the assets of New Management. The transactions are discussed in detail in the New Management Proxy Statement, which also constitutes a part of the Registration Statement of which this Prospectus-Proxy Statement is a part. A copy of the New Management Proxy Statement will be available upon request to each stockholder of CHS, without charge and each CHS stockholder is encouraged to obtain a copy and read it carefully.

BACKGROUND OF THE MERGER

     The terms of the Plan of Merger resulted from arm's length negotiations between representatives of CHS and representatives of MedPartners/Mullikin.

     CHS was organized in August 1995 in response to the increasingly competitive managed care environment, which environment has generated substantial cost containment pressures for all medical care providers. CHS and its predecessors pursued a policy of recruiting and integrating physicians into a managed care environment and expanding its strategic alliances with hospitals and HMOs. CHS' strategy has been to create a vertically integrated system of health care delivery and to expand into different geographic regions through acquisitions and strategic alliances. In order to fund its expansion strategy, CHS retained Sutro in August 1995 as its financial advisor to introduce CHS to prospective equity investors. CHS prepared confidential offering materials that were used for soliciting a substantial equity investment. A number of parties expressed interest in pursuing discussions with CHS; many of these expressions of interest contemplated a business combination with CHS. In part due to the interest of several parties in acquiring CHS and a general consolidation trend in the healthcare industry, CHS began considering a sale of CHS as a strategic alternative to funding expansion through the sale of equity.

     The Board of Directors (the "Board") of CHS authorized Sutro to pursue each of the parties who expressed interest in CHS (including MedPartners/Mullikin, who had expressed an interest in acquiring CHS). The Board of CHS established December 5, 1995 as the deadline for receiving proposals for an investment in, or acquisition of, CHS. Generally, the valuation of CHS offered by prospective acquirors exceeded the valuation assigned to CHS by the equity investors. A number of prospective acquirors conditioned their acquisition of CHS on an acquisition of New Management. The Board of CHS determined, after reviewing all proposals received by CHS with its legal and financial advisors, to pursue discussions with three parties (two of whom sought to acquire CHS). Sutro and management of CHS conducted discussions and due diligence sessions with each of the three entities. Revised proposals were requested in January 1996, which were considered when received by the Board of CHS; the Board of CHS received and considered an additional unsolicited proposal from a potential acquiror. In January, the Board of CHS also discussed concerns relating to a potential conflict of interest between CHS and New Management, in the event of a business combination involving CHS or both CHS and New Management, since certain directors and officers of CHS were partners and executives of New Management. The Board of CHS also considered whether Sutro should act as New Management's financial advisor, if requested, in any such business combination. After careful consideration, the Board of CHS determined it to be in the best interests of CHS if management of CHS and Sutro continue to work with New Management. Additionally, it was agreed that New Management would be represented in any negotiations by separate legal counsel and New Management executives who were not also officers of CHS.

     After careful consideration, the Board of CHS, on February 5, 1996, authorized management and Sutro to proceed with three prospective offerors (two of which were among the original bidders and the new bidder). Management and CHS' advisors engaged in further discussions and due diligence reviews of the parties. On February 15, 1996, the Board, having received revised proposals from the remaining bidders, determined to proceed with two parties, MedPartners/Mullikin for a potential business combination and a group of venture capital investors (the "Investor Group") seeking to acquire a significant minority interest in CHS. During the final two weeks of February, CHS provided various legal and financial documentation to and conducted additional discussions with both bidders. From February 16, 1996 through March 2, 1996, representatives of CHS and MedPartners/Mullikin, and their respective legal advisors and Sutro, discussed the terms of the proposed combination, including the structure of the transaction and the form of the consideration to be received.

     On March 3, 1996, the Board of CHS held a special meeting to discuss a draft of the Plan of Merger proposed by MedPartners/Mullikin and the final proposed term sheet from the Investor Group, at which representatives of CHS's management, legal and financial advisors were present. The Board of CHS reviewed and discussed the terms of the proposed merger agreement and the form of consideration to be received, the proposed term sheet, the strategic alternatives available to CHS and the results of the due diligence conducted by CHS. The Board authorized management of CHS to continue negotiating a definitive agreement with MedPartners/Mullikin. MedPartners/Mullikin and CHS continued to negotiate the terms of a definitive agreement, including the nature and value of the consideration.

     The Board of CHS held a meeting on March 7, 1996 to receive a progress report on the negotiations and to respond to the term sheet from the Investor Group; the Board of CHS determined to continue to negotiate a definitive agreement with MedPartners/Mullikin and to defer any determination on the term sheet until a definitive proposal had been received from MedPartners/Mullikin. On March 8, 1996, a letter was executed between CHS and Sutro providing for Sutro's additional engagement to render a fairness opinion to the Board of CHS in connection with any acquisition of CHS.

     On March 10, 1996, a special meeting of the Board of CHS was held to discuss the proposed definitive agreement which had been delivered by MedPartners/Mullikin; members of CHS management and CHS's legal and financial advisors were present. At this meeting, the Board of CHS discussed the actions taken by CHS executive officers in connection with MedPartners/Mullikin's proposed acquisition of CHS; the results of management's and CHS' advisors due diligence review of MedPartners/Mullikin; the form and terms of the Plan of Merger, including the amount and form of consideration to be received by the CHS stockholders; and the potential benefits of combining the operations of CHS and MedPartners/Mullikin, including operational efficiencies and the ability to diversify risk geographically. The Board of CHS noted that the value placed on CHS by MedPartners/Mullikin substantially exceeded the value assumed by the Investor Group. The Board of CHS also discussed the draft of the Plan of Merger with legal counsel. Sutro rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and subject to certain matters, the Merger Consideration was fair, from a financial point of view, to the CHS stockholders. Based on the foregoing discussions, the Board of CHS, without assigning more weight to one factor than any other, approved the form, terms and conditions of the proposed Plan of Merger, in the form submitted to the Board of CHS, together with such changes as the executive committee of the Board of CHS might authorize in their sole discretion.

     As a result of the rapid consolidation of physician practices and the entrance of other physician practice management companies into the market, MedPartners/Mullikin's management determined that it was important for MedPartners/Mullikin's to accelerate its rate of expansion through acquisitions and mergers with companies who already had market penetration that could accelerate the development of a multi-specialty network of physician practices.

     The proposal to acquire CHS and New Management was presented by management of MedPartners/ Mullikin to the MedPartners/Mullikin Board of Directors on February 22, 1996, at their regularly scheduled meeting. The MedPartners/Mullikin Board of Directors unanimously approved the communication of a binding offer to CHS and approved entering into a merger on substantially similar terms.

     On March 11, 1996, MedPartners/Mullikin and CHS agreed on the terms of the Plan of Merger and MedPartners/Mullikin, CHS and the Subsidiary executed the Plan of Merger. On March 12, 1996, MedPartners/Mullikin issued a press release announcing the transaction.

     As a result of MedPartners/Mullikin's agreement to acquire Caremark, MedPartners/Mullikin and CHS determined that the acquisition of CHS could not be consummated by June 30, 1996 as required in the Plan of Merger. Additionally, the MedPartners/Mullikin stock price had reached an average price which gave rise to CHS's right to terminate the Plan of Merger. MedPartners/Mullikin approached CHS to waive its termination rights and extend the Merger deadline to September 30, 1996. On May 28, 1996, the Board of Directors of CHS discussed the likelihood of consummating another merger or capital transaction prior to the proposed deadline and reviewed the financial position of CHS for the first quarter. The Board of CHS, after consultation with its legal and financial advisors, authorized management to engage in discussions with MedPartners/Mullikin to extend the deadline and waive CHS's termination rights. Representatives of CHS and MedPartners/Mullikin negotiated the terms of an amendment to the Plan of Merger, including the liquidity needs faced by CHS during any extension of the consummation of the Merger.

     On June 14, 1996, the Board of Directors of CHS held a special meeting to discuss the proposed amendment to the Plan of Merger extending the deadline for the Merger, adjusting the calculation of the Merger Consideration, eliminating most of the closing conditions for the Merger, providing for a termination fee to CHS and a loan from MedPartners/Mullikin to CHS. In connection with its consideration of the proposed amendment, the Board of Directors of CHS revisited the factors described above in light of the amendment, without assigning more weight to one factor than any other. The Board of Directors of CHS approved the Merger upon the terms and subject to the conditions contained in the Plan of Merger and reiterated its view that the Merger Consideration is fair from a financial point of view to, and in the best interests of, the CHS stockholders.

RECOMMENDATION OF THE CHS BOARD OF DIRECTORS

     By the unanimous vote of the members of the Board of Directors of CHS at special meetings held on March 10, 1996 and June 14, 1996, the Board of Directors of CHS determined that the proposed Merger, and the terms and conditions of the Plan of Merger, were fair to and in the best interest of CHS and its stockholders and resolved to recommend that the stockholders of CHS vote FOR approval and adoption of the Plan of Merger. See "-- Background of the Merger". In reaching its conclusion to enter into the Plan of Merger and to recommend that the stockholders of CHS vote FOR the approval and adoption of the Plan of Merger, the Board of Directors of CHS considered a number of factors, including, without limitation and without assigning relative weights thereto, the following:

          (i) the terms and conditions of the Plan of Merger, including the Exchange Ratio of MedPartners/ Mullikin Common Stock for CHS Common Stock which was considered to be fair in light of the financial condition, business, prospects and opportunities of CHS and MedPartners/Mullikin and the stock trading history of MedPartners/Mullikin;

          (ii) a comparison of the financial terms of certain other transactions that have recently been effected in CHS' industry as considered by Sutro and the terms of certain other potential transactions which CHS had discussed with potential acquirors and potential investors, including the Investor Group;

          (iii) a review of possible alternatives to the sale of CHS, including continuing to operate CHS as a privately-owned entity subject to an additional equity investment;

          (iv) the health care industry is rapidly evolving and currently characterized by intensified competition and increasing consolidation. In the prepaid segment of the health care industry, particularly in California, entities, such as the Medical Groups, that contract with HMOs to provide medical care on a capitated basis have been pressured to maintain or decrease rates. Together, these trends have increased pressure on CHS, driving CHS' expansion strategy to capitalize on the benefits of economies of scale and operating efficiencies by combining the operations and resources of MedPartners/Mullikin and CHS;

          (v) the Merger combines two companies that share a similar fundamental business and operating strategies oriented toward building and managing primary care physician networks to deliver managed healthcare. MedPartners/Mullikin management has indicated its commitment to expanding both of the Medical Group operations with the goal of enhancing stockholder value and strengthening existing operations;

          (vi) because the Merger Consideration consists of MedPartners/Mullikin Common Stock, the Merger will offer the opportunity for CHS stockholders to continue to participate in the growth and appreciation that may result from the business conducted by MedPartners/Mullikin;

          (vii) the opinion of Sutro that, as of March 10, 1996, the Merger Consideration to be received by the stockholders of CHS as specified in the Plan of Merger is fair, from a financial point of view, to the stockholders of CHS; and

          (viii) the Merger is expected to be treated as a tax-free reorganization under the Code.

     On February 22, 1996, the MedPartners/Mullikin Board of Directors approved the Merger. The MedPartners/Mullikin Board of Directors believes that the Merger is desirable because the Merger will allow MedPartners/Mullikin to expand and strengthen its presence in the Southern California market.

OPINION OF CHS'S FINANCIAL ADVISOR

     Sutro was retained by CHS to render financial advisory services. On February 9, 1996, Sutro was also retained by New Management to render financial advisory services to New Management in connection with a possible acquisition. In connection with the Merger, CHS also requested that Sutro evaluate the fairness, from a financial point of view, to the stockholders of CHS of the consideration to be received from MedPartners/ Mullikin pursuant to the terms and conditions set forth in the Plan of Merger. On March 10, 1996, at a meeting of the Board of CHS held to evaluate the proposed Plan of Merger, Sutro rendered its oral opinion (subsequently confirmed by delivery of a written opinion) to the Board of Directors of CHS to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of CHS.

     In arriving at its opinion, Sutro did not conduct a physical inspection of any MedPartners/Mullikin properties or facilities. Sutro did not assume any obligation to independently verify the accuracy and completeness of the financial and other information it used in arriving at its opinion. Sutro did not assume any responsibility for independent verification of any information furnished to it by CHS or MedPartners/ Mullikin, nor did it assume any responsibility for, or make or obtain, any independent evaluation or appraisal of any of the properties or facilities or other assets of MedPartners/Mullikin and CHS.

     In rendering its opinion, Sutro utilized the financial projections prepared by the management of CHS which were represented to Sutro as the best current judgment of CHS management as to the future financial condition and results of operations of CHS. Sutro did not assume responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they were based. Sutro further assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that for accounting purposes, the Merger is intended to be accounted for as a pooling of interests. Sutro did not express any opinion as to what the value of the MedPartners/Mullikin Common Stock actually will be when issued to CHS stockholders pursuant to the Merger, or the price at which the MedPartners/Mullikin Common Stock will trade prior or subsequent to the Merger. Sutro was not asked to consider, and Sutro's opinion does not address, the relative merits of the Merger over any other alternative transactions which may be available to CHS and does not address the underlying business decision of the Board of Directors of CHS to proceed with or effect the Merger. Further, Sutro's opinion does not constitute a recommendation to the stockholders of CHS to vote in favor of the Merger.

     THE FULL TEXT OF THE WRITTEN OPINION OF SUTRO WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. OWNERS OF CHS COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. SUTRO'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     The following is a summary description of the analyses performed by Sutro. The following does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to summary description and Sutro's analyses must be considered as a whole.

     In its analyses, Sutro made numerous assumptions with respect to CHS, MedPartners/Mullikin, the health care services industry, general business, market, economic and financial conditions and other matters, many of which are beyond the control of CHS and MedPartners/Mullikin. In forming its analyses, Sutro considered the fact that CHS is a privately held company and, therefore, applied a discount to CHS's valuation as compared to selected publicly traded companies. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Further, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Selected Public Company Analysis. Using publicly available information, Sutro reviewed, among other things, the market values and trading multiples of MedPartners/Mullikin and the following selected companies (the "Selected Companies") in the physician practice management industry: AHI Healthcare Systems, Inc., Coastal Physician Group, Inc., FPA Medical Management, Inc., InPhyNet Medical Management, Inc., PhyCor, Inc., and Physician Reliance Network, Inc. With respect to the Selected Companies, Sutro considered, among other things, (i) selected balance sheet data; (ii) operating statement data, including data for the latest 12 months (previous reported four quarters, or "LTM") revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income; (iii) estimated earnings per share ("EPS") based on publicly available estimates; and
(iv) historical stock price performance.

     Sutro calculated a range of multiples for the Selected Companies by dividing the adjusted market value (total shares outstanding multiplied by the closing price per share on March 8, 1996, plus latest reported total long term debt and minority interests, minus cash and cash equivalents) for each Selected Company by such Selected Company's LTM revenue, LTM EBITDA and LTM EBIT. For the Selected Companies, the LTM revenue multiples ranged from 0.5x to 4.3x, the LTM EBITDA multiples ranged from 15.5x to 29.8x, and the LTM EBIT multiples ranged from 15.5x to 48.4x. Sutro also calculated a range of multiples for the Selected Companies by dividing each such Selected Company's closing sale price per share on March 8, 1996 (the last trading date immediately preceding the delivery of Sutro's oral opinion) by the respective estimated fiscal 1996 EPS and estimated fiscal 1997 EPS. Such stock price to estimated fiscal 1996 EPS multiples ranged from 15.4x to 42.7x and such stock price to estimated fiscal 1997 EPS multiples ranged from 9.3x. to 37.0x.

The multiples of LTM revenue, LTM EBITDA and LTM EBIT of MedPartners/Mullikin were 1.3x, 18.3x and 29.3x respectively, and the multiples of fiscal 1996 and 1997 EPS were 40.5x and 30.1x, respectively. The Merger Consideration (assuming a MedPartners/Mullikin Common Stock price of $31.05) equated to implied multiples of estimated LTM revenue, LTM EBITDA, and LTM EBIT of 0.6x, 18.9x and 25.9x, respectively, and an estimated fiscal 1996 EPS multiple of 14.5x. CHS' multiples reflect, in part, CHS' relatively short operating history and, since CHS is privately held, reflect a discount for the illiquidity of the CHS Common Stock.

     Because of the inherent differences in the operations and prospects of CHS and the Selected Companies, Sutro believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of this analysis, but rather made qualitative judgments concerning CHS and the Selected Companies that could effect the implied public trading value of CHS.

     Precedent Transactions Analysis. Using publicly available information, Sutro analyzed the purchase price and implied transaction multiples paid or proposed to be paid in selected transactions in the physician practice and medical services industries. Sutro analyzed the purchase price and implied transaction multiples paid in seven recent transactions (occurring since January 1, 1995), including: (i) the acquisition of Pacific Physician Services, Inc. by MedPartners/Mullikin; (ii) the acquisition of PSICOR, Inc. by Baxter Healthcare Corp.; (iii) the acquisition of Mullikin Medical Enterprises, L.P. by MedPartners/Mullikin; (iv) the acquisition of Texas Back Institute, Inc./Texas Back Institute Physicians P.A. by MedPartners/Mullikin; (v) the acquisition of Melbourne Internal Medicine Associates, P.A. by MedPartners/Mullikin; (vi) the acquisition of Arizona Managed Care Services by FPA Medical Management, Inc.; and (vii) the acquisition of MEDCTR, Inc. by MedPartners/Mullikin.

     Sutro calculated revenue, EBITDA and EBIT multiples based on the ratio of the adjusted purchase price (offer price plus latest reported total debt and preferred stock minus total cash and cash equivalents) to LTM revenue, LTM EBITDA and LTM EBIT for each of the acquired companies. For the selected precedent transactions, the multiple ranges were as follows: (i) 0.3x to 1.3x LTM revenue; (ii) 7.3x to 28.9x for LTM EBITDA; and (iii) 9.5x to 37.0x for LTM EBIT. Sutro also calculated multiples by dividing the implied per share value of each transaction by the estimated fiscal 1996 EPS, where such estimate was available. For the selected precedent transactions, this multiple range was 19.4x to 22.0x. Based on the Merger Consideration (assuming a MedPartners/Mullikin Common Stock price of $31.05), the implied CHS multiple of estimated LTM revenue, LTM EBITDA and LTM EBIT equated to 0.6x, 18.9x and 25.9x respectively, and the CHS multiple of estimated fiscal 1996 EPS equated to 14.5x.

     No company, transaction or business reviewed in the Precedent Transaction analysis is identical to CHS or the Merger. Sutro noted among other things, that many of the transactions involved the acquisition of the physician practices as well as the management operations. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition values of the companies selected or the business segment, company or transaction to which they are being compared.

     Other Matters. In rendering its opinion, Sutro considered certain factors and conducted certain other comparative analyses, including, among other things, a review of (i) the MedPartners/Mullikin historical and projected financial results; (ii) the history of trading prices and volume for MedPartners/Mullikin Common Stock; and (iii) selected analysts' reports on MedPartners/Mullikin, including EPS estimates of such analysts.

     Sutro is an investment banking firm engaged in, among other things, the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Sutro is a nationally recognized investment banking firm with substantial experience in merger and acquisition transactions. In the ordinary course of its business, Sutro may actively trade in the equity and debt securities of MedPartners/Mullikin for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities for the accounts of its customers, the firm and/or the officers of the firm. Sutro also performed financial advisory services for Health Source Management in connection with the Restructurings, for which it received a fee.

     Pursuant to the terms of an engagement letter, CHS has agreed to pay Sutro a fee equal to approximately $500,000 at the closing for financial advisory services provided to CHS in connection with the Merger and $50,000 upon Sutro's delivery of its written fairness opinion. CHS also has agreed to reimburse Sutro for its out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Sutro and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by Sutro under the engagement letter.

     Thomas R. Weinberger, a director of CHS and of Health Source Management, is Executive Vice President of Sutro, which acted as financial advisor to the Company in connection with the Merger. The Board believes that the terms of such engagement are no less favorable to the Company than would be available from an independent third party. Mr. Weinberger also beneficially owns 243 shares of CHS Common Stock through Health Source Management and has been recommended to receive a bonus of $30,000 in connection with the Merger, as a participant in a bonus pool anticipated to be established by Health Source Management and subject to the ratification of the shareholders of Health Source Management.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective upon the filing of the Certificate of Merger, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware, or at such other time as MedPartners/Mullikin, the Subsidiary and CHS agree should be specified in the Certificate of Merger. The Plan of Merger requires that all filings required under the DGCL be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger as soon as practicable on or after the date of the Special Meeting, or at such other time as may be agreed upon by MedPartners/ Mullikin and CHS.

EXCHANGE OF CERTIFICATES

     Exchange Agent. Prior to the Effective Time, MedPartners/Mullikin will enter into an agreement with such bank or trust company as may be designated by MedPartners/Mullikin (the "Exchange Agent"), which will provide that MedPartners/Mullikin shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of the CHS Shares, certificates representing the shares of MedPartners/Mullikin Common Stock issuable pursuant to the Plan of Merger in exchange for outstanding CHS Shares. MedPartners/Mullikin and CHS will make an effort to exchange certificates of MedPartners/Mullikin Common Stock for outstanding CHS Shares at the Closing. If that exchange does not occur, the following Exchange Procedures will be used.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CHS Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners/Mullikin may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MedPartners/Mullikin Common Stock. Upon surrender of a Certificate to the Exchange Agent or to such other agent or agents as may be appointed by MedPartners/Mullikin, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/Mullikin Common Stock which such holder has the right to receive pursuant to the provisions of the Plan of Merger. In the event of a transfer of ownership of CHS Common Stock which is not registered in the transfer records of CHS, a certificate representing the proper number of shares of MedPartners/Mullikin Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of MedPartners/Mullikin Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of MedPartners/Mullikin that such tax has been paid or is not applicable. Until surrendered as contemplated by the Plan of Merger, each Certificate shall be deemed at any time after the

Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners/Mullikin Common Stock and cash in lieu of any fractional shares of MedPartners/Mullikin Common Stock as contemplated by the Plan of Merger. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners/Mullikin Common Stock. To the extent permitted by law, former holders of record of CHS Common Stock shall be entitled to vote after the Effective Time at any meeting of MedPartners/Mullikin stockholders the number of shares of MedPartners/Mullikin Common Stock into which their respective shares of CHS Common Stock are converted, regardless of whether such holders have received their certificates representing MedPartners/Mullikin Common Stock in accordance with the Plan of Merger.

     No certificates or scrip representing fractional shares of MedPartners/Mullikin Common Stock shall be issued upon conversion of CHS Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MedPartners/Mullikin. Notwithstanding any other provision of the Plan of Merger, each holder of CHS Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners/Mullikin Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the Base Period Trading Price.

     At the Effective Time, holders of CHS Common Stock immediately prior to the Effective Time will cease to be, and shall have no rights as, holders of CHS Common Stock, other than the right to receive shares of MedPartners/Mullikin Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan of Merger.

     None of MedPartners/Mullikin or CHS will be liable to any holder of CHS Common Stock for any shares of MedPartners/Mullikin Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE MERGER

     The obligation of MedPartners/Mullikin and the Subsidiary to consummate the Merger is subject to, among others, receipt of all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any documents required to be filed after the Effective Time.

     The obligation of CHS to consummate the Merger is subject to, among others, MedPartners/Mullikin shall have acquired substantially all of the assets of New Management as described herein under "-- New Management Acquisition".

     The obligation of each of MedPartners/Mullikin, the Subsidiary and CHS to consummate the Merger is subject to certain additional conditions, including the following: (i) the Registration Statement, of which this Prospectus-Proxy Statement forms a part, shall have been declared effective under the Securities Act and shall not be subject to any stop order; and (ii) the Merger shall have been approved by the requisite votes of the holders of the outstanding shares of CHS Common Stock entitled to vote thereon.

REPRESENTATIONS AND COVENANTS

     Under the Plan of Merger, MedPartners/Mullikin and CHS have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Plan of Merger and to consummate the Merger. Under the Plan of Merger, MedPartners/Mullikin and CHS have each agreed not to encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any third party concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions, except that each of the companies may furnish information to and negotiate with an unsolicited third party consistent with the good faith exercise by the Board of Directors of its fiduciary obligations.

REGULATORY APPROVALS

     No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Merger.

     As conditions precedent to the consummation of the Merger, the Plan of Merger requires, among other things, that no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, county, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated thereby illegal.

     Certain persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither MedPartners/Mullikin nor CHS intends to seek any further stockholder approval or authorization of the Plan of Merger as a result of any action that it may take to resist or resolve any objections by the Federal Trade Commission or other objections, unless required to do so by applicable law.

BUSINESS PENDING THE MERGER

     The Plan of Merger provides that, during the period from the date of the Plan of Merger to the Effective Time, except as provided in the Plan of Merger, CHS will use its reasonable best efforts to preserve intact its present business organization, to keep available to MedPartners/Mullikin and the surviving corporation the services of the present employees of CHS, maintain the goodwill of customers, suppliers and others having business dealings with CHS.

     Under the Plan of Merger, CHS has agreed that it will not (other than as required pursuant to or contemplated by the terms of the Plan of Merger and related documents and other than with respect to transactions for which binding commitments have been entered into prior to the date of the Plan of Merger and certain other transactions disclosed to MedPartners/Mullikin), without first obtaining the written consent of MedPartners/Mullikin, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan of Merger; (ii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will and without penalty to it, except as provided in the Plan of Merger; (iii) enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $100,000; (iv) issue or sell, or agree to issue or sell, any shares of capital stock or other securities of CHS; (v) make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with its usual past practice, or make any payment or contributions or incur any obligation pursuant to or with respect to any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan; (vi) extend credit to anyone other than CMG or HSMG except in the ordinary course of business consistent with prior practices; (vii) guarantee the obligation of any person, firm or corporation other than CMG or HSMG, except in the ordinary course of business consistent with prior practices; (viii) incur any material adverse change; (ix) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than liabilities shown or reflected on the CHS Balance Sheet or liabilities incurred since the date of the CHS Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on CHS; (x) increase or establish any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on CHS, except as may have been required due to income or operations of CHS since the date of the CHS Balance Sheet; (xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the business or financial condition of CHS; (xii) sell or transfer any of the assets material to the business of CHS, cancel any material debts or claims or waived any material rights, except in the ordinary course of business; (xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by CHS to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent; (xiv) except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, enter into any material transaction other than in the ordinary course of business or permitted under the Plan of Merger; (xv) issue any stock, bonds or other securities or any options or rights to purchase any of its securities; or
(xvi) amend its Certificate of Incorporation or By-Laws.

WAIVER AND AMENDMENT

     The Plan of Merger provides that, at any time prior to the Effective Time, MedPartners/Mullikin and the Subsidiary, on the one hand, and CHS, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan of Merger; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan of Merger or in any document delivered pursuant to the Plan of Merger; and (iii) subject to the following sentence, waive compliance with the agreements or conditions under the Plan of Merger. In addition, the Plan of Merger may be amended at any time upon the written agreement of the parties to the Plan of Merger provided that, after the Special Meeting, no amendment may be made which requires further approval of the CHS stockholders under the DGCL without such further approval being obtained.

TERMINATION

     The Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Plan of Merger by the stockholders of CHS: (i) by mutual written consent of MedPartners/Mullikin, the Subsidiary and CHS; (ii) by either MedPartners/Mullikin or CHS, if the Merger has not been consummated on or before August 31, 1996 (unless MedPartners/Mullikin and CHS have extended the Plan of Merger through September 30, 1996 as provided in the Plan of Merger), unless the failure to consummate the Merger by such time is due to the willful and material breach of the Plan of Merger by the party seeking to terminate the Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (not to exceed 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders; (iii) by either MedPartners/Mullikin or CHS, if any required approval of the Plan of Merger by holders of CHS Common Stock has not been obtained at the Special Meeting; and (iv) by MedPartners/Mullikin if the holders of more than 10% of the CHS Shares shall have given proper written demand for appraisal, the value of such CHS Shares as provided in Section 262 of DGCL and Sections 1300 through 1312 of the California Corporations Code before the taking of the vote on the Merger by the CHS stockholders.

NEW YORK STOCK EXCHANGE LISTING

     A Subsequent Listing Application will be filed with the NYSE to list the shares of MedPartners/ Mullikin Common Stock to be issued to CHS stockholders in connection with the Merger. Although no assurance can be given that the shares of MedPartners/Mullikin Common Stock so issued will be accepted for listing, MedPartners/Mullikin anticipates that these shares will qualify for listing on the NYSE, upon official notice of issuance thereof.

RESALE OF MEDPARTNERS/MULLIKIN COMMON STOCK BY AFFILIATES

     MedPartners/Mullikin Common Stock to be issued to CHS stockholders in connection with the Merger has been registered under the Securities Act. MedPartners/Mullikin Common Stock received by the CHS stockholders upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of CHS or MedPartners/

Mullikin within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with CHS or MedPartners/Mullikin at the time of the Special Meeting (generally, directors and certain executive officers of CHS or MedPartners/ Mullikin and major stockholders of MedPartners/Mullikin or CHS). Generally, all shares of MedPartners/ Mullikin Common Stock received by such Affiliates may not be sold until MedPartners/Mullikin publishes at least one full month of the combined results of operations of MedPartners/Mullikin and CHS. MedPartners/ Mullikin has agreed to publish (as defined in SEC Authority Series Release No. 135) such results within 30 days after the end of the first calendar month following the Effective Time. In addition, Affiliates of CHS or MedPartners/Mullikin may not sell their shares of MedPartners/Mullikin Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of MedPartners/Mullikin Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of MedPartners/Mullikin Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if MedPartners/Mullikin remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such MedPartners/Mullikin Common Stock without such manner of sale or volume limitations, provided that MedPartners/Mullikin was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of MedPartners/Mullikin. Three years after the Effective Time, an Affiliate would be able to sell such shares of MedPartners/Mullikin Common Stock without any restrictions so long as such Affiliate was not, and had not been for at least three months prior thereto, an Affiliate of MedPartners/Mullikin.

ADDITIONAL INTERESTS OF CERTAIN PERSONS IN THE MERGER; EMPLOYMENT AGREEMENTS

     In considering the recommendation of the Board of Directors of CHS with respect to the Plan of Merger and the transactions contemplated thereby, CHS stockholders should be aware that certain members of the management of CHS and the Board of Directors of CHS have certain interests in the Merger that are in addition to the interests of stockholders of CHS generally.

     Pursuant to the Plan of Merger, MedPartners/Mullikin will assume the existing the Employment Agreements with Martin J. Coyne, M.D., currently the Chairman of the Board of CHS, Marvin V.H. Kanter, M.D., currently the President and Chief Executive Officer of CHS, Stewart Gleischman, M.D., currently the Vice Chairman of the Board and Executive for Strategic Planning of CHS, and Joan Rose, Executive Vice President and Chief Operating Officer of CHS.

     It is anticipated that CMG and Health Source Management will seek to provide for bonus arrangements for key individuals related to the success of each organization, some of whom are expected to be directors and officers of CHS.

     Thomas R. Weinberger, a director of CHS and of Health Source Management, is Executive Vice President of Sutro, which acted as financial advisor to the Company in connection with the Merger. The Board believes that the terms of such engagement are no less favorable to the Company than would be available from an independent third party. Mr. Weinberger also beneficially owns 243 shares of CHS Common Stock through Health Source Management and has been recommended to receive a bonus of $30,000 in connection with the Merger, as a participant in a bonus pool to be established by Health Source Management and subject to the ratification of the shareholders of Health Source Management.

     Assuming a Base Period of $20.31, all of the shares of CHS Common Stock would be converted into an aggregate of 1,969,473 shares of MedPartners/Mullikin Common Stock in the Merger. If the Merger were consummated, the directors and executive officers of CHS would receive a total of approximately 15.85% of the MedPartners/Mullikin Common Stock issued to CHS stockholders in the Merger. These individuals have unanimously indicated their intentions to vote the shares of CHS Common Stock beneficially owned by them FOR the Plan of Merger. See "Security Ownership of Certain Beneficial Owners and Management -- CHS".

     The Plan of Merger provides that CHS will maintain in effect following the Merger the rights to indemnification of CHS' officers and directors provided for in CHS' Certificate of Incorporation and By-laws. See "-- Indemnification of Officers and Directors".

ACCOUNTING TREATMENT

     MedPartners/Mullikin and CHS expect to receive a letter from Ernst & Young LLP to the effect that they concur with the conclusion of management of MedPartners/Mullikin and CHS that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan of Merger. If the Merger does not qualify for pooling of interests treatment for accounting purposes, the Merger would be treated as a purchase for accounting purposes. The Merger is expected to qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan of Merger. MedPartners/Mullikin, the Subsidiary and CHS have agreed not to intentionally take any action that would disqualify treatment of the Merger as a pooling of interests for accounting purposes.

     Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of MedPartners/Mullikin and CHS will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of MedPartners/Mullikin and CHS will be combined on the consolidated balance sheet of MedPartners/Mullikin and no goodwill or other intangible assets will be created. Consolidated financial statements of MedPartners/Mullikin issued after the Merger will be restated retroactively to reflect the consolidated operations of MedPartners/Mullikin and CHS as if the Merger had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling of interests accounting method to account for the Merger. Consistent with pooling-of-interests accounting treatment, the direct costs related to the Merger will be taken as a non-recurring charge to earnings in the quarter in which the Merger is consummated. See "Pro Forma Condensed Financial Information".

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the Merger and the exchange by the holders of CHS Shares of such shares for shares of MedPartners/Mullikin Common Stock. This summary is not a complete description of all the consequences of the Merger. Each stockholder's individual circumstances may affect the tax consequences of the Merger to him or her. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Accordingly, each CHS stockholder is urged to consult his or her own tax advisor as to the specific tax consequences of the Merger to him or her.

     Neither MedPartners/Mullikin nor CHS has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. CHS will obtain an opinion of counsel as to the federal income tax consequences of the Merger, which opinion is based upon the facts that are described herein, and upon certain customary representations made by the management of CHS and by the management of MedPartners/Mullikin. Such opinion is also based upon the Code, regulations currently in effect thereunder, current administrative rulings and practice by the Service, and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinion and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinion of such counsel, or that such opinion will be upheld by the courts if challenged by the Service. Furthermore, MedPartners/Mullikin and CHS have agreed in the Plan of Merger not to take any action which would disqualify the Merger as a reorganization which is tax-free to the stockholders of CHS pursuant to Section 368(a) of the Code. Based on the foregoing, the opinion of counsel states, among other matters, that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and MedPartners/ Mullikin, the Subsidiary and CHS will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by MedPartners/Mullikin, CHS or the Subsidiary as a result of the Merger; (iii) no gain or loss will be recognized by a CHS stockholder who receives solely shares of MedPartners/Mullikin Common Stock in exchange for CHS Shares; (iv) the receipt of cash in lieu of fractional shares of MedPartners/Mullikin Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by MedPartners/Mullikin and these payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code; (v) the tax basis of the shares of MedPartners/Mullikin Common Stock received by a CHS stockholder will be equal to the tax basis of the CHS Shares exchanged therefor, excluding any basis allocable to a fractional share of MedPartners/Mullikin Common Stock for which cash is received; (vi) the holding period of the shares of MedPartners/Mullikin Common Stock received by a CHS stockholder will include the holding period or periods of the CHS Shares exchanged therefor, provided that the CHS Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time; and (vii) based on CHS' representation that CHS will comply with the terms of and fully repay the indebtedness evidenced by the Bridge Loan, and based on MedPartners/Mullikin's representation that MedPartners/Mullikin will enforce the terms of and make every effort to collect the indebtedness evidenced by the Bridge Loan, the Bridge Loan is bona fide indebtedness and consequently, the cash received by CHS in connection with the Bridge Loan should not be deemed to be cash proceeds received by CHS in the Merger. EACH HOLDER OF CHS SHARES IS URGED TO CONSULT SUCH HOLDER'S PERSONAL TAX AND FINANCIAL ADVISORS AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES TO SUCH HOLDER, BASED ON SUCH HOLDER'S OWN PARTICULAR STATUS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

     The foregoing discussion is intended only as a summary of certain federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Plan of Merger and the Merger. The discussion does not address the tax consequences arising under the laws of any state, locality or foreign jurisdiction. Holders of CHS Shares are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Merger to them.

NO SOLICITATION OF TRANSACTIONS

     Under the Plan of Merger, CHS may furnish information and access, in response to unsolicited requests therefor, concerning CHS to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire CHS upon a merger, purchase of assets, purchase of or tender offer for CHS Shares or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if (i) the Board of Directors of CHS determines in its good faith judgment in the exercise of its fiduciary duties that such action is appropriate in furtherance of the best interest of its stockholders and (ii) the other party involved enters into a confidentiality agreement with CHS substantially similar to the provisions respecting confidentiality applicable to CHS and MedPartners/Mullikin. Except as described in the preceding sentence, CHS has agreed that it will not, and will direct each officer, director, employee, representative and agent of CHS not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than MedPartners/Mullikin or an affiliate or associate or agent of MedPartners/Mullikin) concerning any merger, sale of assets, sale of or tender offer for CHS Shares or similar transactions involving CHS. CHS has further agreed that it will notify MedPartners/ Mullikin if it enters into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing MedPartners/Mullikin with the identity of the third party and the proposed terms of such Acquisition Transaction.

EXPENSES; BREAKUP FEES

     The Plan of Merger provides that all costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated thereby shall be paid by the party incurring such expense. If the Merger is not consummated by August 31, 1996, MedPartners/Mullikin shall pay CHS a breakup fee in the amount of $2,050,000 plus all expenses incurred by CHS in connection with the Plan of Merger. The consummation of the Merger may be extended through September 30, 1996, provided, the breakup fee shall increase to $3,065,000 plus all expenses incurred by CHS in connection with the Plan of Merger. No breakup fee shall be payable to CHS if the CHS stockholders vote against the Merger. The obligation to pay the break up fee may be satisfied in part by the cancellation of the indebtedness of CHS to MedPartners/Mullikin. See "-- Bridge Loan".

INDEMNIFICATION

     MedPartners/Mullikin's Certificate and MedPartners/Mullikin's By-laws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by the DGCL. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of MedPartners/Mullikin Common Stock entitled to vote thereon.

     The Plan of Merger provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of CHS as provided in its Articles of Incorporation or By-laws shall survive the Merger and shall continue in effect in accordance with their terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/ Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     CHS stockholders may be entitled to demand dissenters rights under Delaware and California law.

DELAWARE

     The following is a brief summary of the procedures for stockholders of CHS who dissent from the Merger and demand statutory appraisal rights. This summary is qualified in its entirety by reference to Annex C which sets forth the full text of Section 262 of the Delaware General Corporation Law ("Section 262").

     If the Merger is consummated, holders of record of CHS Common Stock on the date of the making of a demand pursuant to the provisions of Section 262, who continuously hold such shares through the Effective Time, have otherwise complied with Section 262 and have not voted in favor of the Merger will be entitled to have their shares of CHS Common Stock ("the "Dissenting Stock") appraised by the Delaware Court of Chancery (the "Chancery Court") and to receive payment of the fair value of such Dissenting Stock at the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the Merger) as determined by such court.

     Section 262 represents the exclusive statutory remedy available under the Delaware General Corporation Law to holders of CHS Common Stock who elect to seek appraisal of the fair value of their shares. Persons who are beneficial owners of shares of CHS Common Stock but whose shares are held of record by another person, such as a broker, bank or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares. Failure to take any necessary step may result in a termination or waiver of appraisal rights under Section 262.

     Under Section 262, not less than 20 days prior to the Special Meeting, CHS is required to notify each stockholder eligible for appraisal rights of the availability of such appraisal rights. This Prospectus-Proxy Statement constitutes notice to CHS's stockholders that appraisal rights are available to them. Stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions. A written demand for appraisal of any shares of CHS Common Stock must be filed with CHS before the taking of the vote on the Merger. Such written demand must reasonably inform CHS of the identity of the stockholder of record and of such stockholder's intention to demand appraisal of CHS Common Stock held by such stockholder. This written demand for appraisal of shares must be in addition to and separate from any proxy or vote abstaining from or voting against the Merger. Neither voting against, abstaining from voting on, failing to return a proxy with respect to, nor failing to vote on the Merger will constitute a demand for appraisal under Section 262.

     Stockholders electing to exercise their appraisal rights under Section 262 must not vote for the approval and adoption of the Plan of Merger (a failure to return a proxy will satisfy this condition). If a stockholder returns a signed proxy but does not specify a vote against the approval and adoption of the Plan of Merger or a direction to abstain, the proxy will be voted for the approval and adoption of the Plan of Merger, which will have the effect of waiving such stockholder's appraisal rights.

     Only the holder of record of CHS Common Stock is entitled to seek appraisal of the fair value of the shares registered in such holder's name. A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate(s) for CHS Common Stock. If CHS Common Stock is owned of record in a fiduciary capacity (such as by a trustee, guardian or custodian), such demand must be executed by the fiduciary. If CHS Common Stock is owned of record by more than one person (as in a joint tenancy or tenancy in common), such demand must be executed by all owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such agent is acting as agent for the record owner.

     A record owner, such as a person who holds CHS Common Stock as a nominee for others, may exercise the right of appraisal with respect to the shares held for all or fewer than all beneficial owners of shares of CHS Common Stock as to which the holder is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of CHS Common Stock outstanding in the name of such record owner. A dissent submitted by a beneficial owner who is not the record owner will not be honored.

     A stockholder who elects to exercise appraisal rights should mail or deliver such stockholder's written demand to CHS at 4505 Las Virgenes Road, Suite 105, Calabasas, California 91302, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address and the number of shares of CHS Common Stock owned by such stockholder and that such stockholder is demanding appraisal of such shares. Within 10 days after the Effective Time, CHS must provide notice of the Effective Time to all stockholders who have complied with Section 262 and have not voted for the approval and adoption of the Plan of Merger.

     Within 120 days after the Effective Time, either CHS or any stockholder who has complied with Section 262 may file a petition in the Chancery Court demanding a determination of the fair value of such stockholder's Dissenting Stock. If a petition for an appraisal is timely filed, after a hearing on such petition, the Chancery Court will determine those stockholders entitled to appraisal rights and will appraise the shares of CHS Common Stock owned by such stockholder, determining the fair value of such Dissenting Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc. 457 A.2d 701 (1983), the Delaware Supreme Court expanded the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company. . . ."

The Delaware Supreme Court stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Stockholders considering seeking appraisal should be aware that the fair value of their Dissenting Stock determined under Section 262 could be more than, the same as or less than the Merger Consideration, which they would receive pursuant to the Plan of Merger if they did not seek appraisal of their Dissenting Stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. Moreover, in view of CHS's financial position, it is possible that CHS may not have sufficient resources immediately available to pay dissenting stockholders the fair value of their Dissenting Stock.

     The cost of the appraisal proceeding may be determined by the Chancery Court and taxed against the parties as the Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all Dissenting Stock entitled to appraisal. In the absence of such a determination or assessment, each party bears his own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose the Dissenting Stock subject to such demand or to receive payment of dividends or other distributions on such Dissenting Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the Merger Consideration; after this period, the stockholder may withdraw the demand for appraisal only with the consent of CHS. If no petition for appraisal is filed with the Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders shall be entitled to receive the Merger Consideration under the Plan of Merger. Inasmuch as CHS has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Chancery Court, and such approval may be conditioned upon such terms as the Chancery Court deems just.

CALIFORNIA

     The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex D, which sets forth the full text of Sections 1300 through 1312 of the California Corporations Code. As used in this summary and in Sections 1300 through 1312, the term "dissenting stockholder" means the record holder of the dissenting shares. A person having a beneficial interest in Common Stock which is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record stockholder to timely and properly follow the steps summarized below to perfect whatever dissenter's rights the beneficial stockholder may have.

     Pursuant to Sections 1300 through 1312 of the California Corporations Code, any stockholder of CHS entitled to vote at the Special Meeting may require CHS to purchase his shares of CHS Common Stock for cash if they qualify as dissenting shares under said Sections ("Dissenting Shares"). The purchase price of Dissenting Shares purchased pursuant to said Sections is the fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in contemplation of the Merger.

     A stockholder may not vote such shares in favor of the Merger. Assuming that the Merger is approved at the Special Meeting, CHS will, within 10 days thereafter, mail a Notice of Approval by Stockholders to each stockholder whose shares could qualify as Dissenting Shares. The Notice of Approval will state the price determined by CHS as the fair market value and will constitute an offer to purchase Dissenting Shares at that price. The stockholder must make a separate written demand for purchase of such shares for cash at their fair market value which must be received by CHS not later than 30 days after the Notice of Approval. Any demand which is not timely received is not effective for any purpose.

     The written demand must (i) state the number of shares which are held of record by the stockholder which the stockholder demands that CHS purchase and
(ii) state the amount which the stockholder claims to be the fair market value as of March 11, 1996, the day before the first announcement of the terms of the Merger. The claim as to fair market value constitutes an offer by the stockholder to sell the shares at that price.

     Certificates representing Dissenting Shares must be surrendered to CHS within 30 days after the Notice of Approval by Stockholders is mailed by CHS. Surrendered certificates will be stamped or endorsed with a statement that the shares are Dissenting Shares, and returned to the dissenting stockholder.

     If CHS and a stockholder agree that his shares qualify as Dissenting Shares and agree on the price of the shares, payment for the Dissenting Shares must be made by CHS within 30 days of such agreement upon surrender of the certificates representing the Dissenting Shares. The purchase price will bear interest from the date of agreement until paid at the legal rate on judgments.

     If CHS and a stockholder do not agree either that such shares qualify as Dissenting Shares, or on the purchase price, the stockholder may within six months after CHS mails the Notice of Approval by Stockholders, file a complaint in Superior Court to determine the issues. Two or more stockholders may join together in any such action, or a stockholder may intervene in any pending action on such issues.

     The court will determine whether the shares which are the subject of the complaint qualify as Dissenting Shares and will determine or appoint appraisers to determine the fair market value of the shares. The court may award costs and attorney's fees in such an action in the manner the court considers equitable. If the price determined in the court action exceeds the price offered by CHS, CHS will be required to pay costs and, if the appraisal price is more than 125% of the price offered by CHS, the court may award attorneys fees and interest at the legal rate on judgments. If the price determined in the court action is less than the price offered by CHS, dissenting stockholders who joined in the court action would receive the lower amount.

     A dissenting stockholder may not withdraw a demand for payment without the consent of CHS. Dissenting Shares may otherwise lose their status as Dissenting Shares (i) if the Merger is abandoned, (ii) if CHS and the dissenting stockholder disagree as to whether the shares qualify as Dissenting Shares, or
(iii) as to the price, the dissenting stockholder does not file a complaint in Superior Court or intervene in a pending action within six months of the date of the mailing by CHS of the Notice of Approval by Stockholders.

     No stockholder having a right to demand payment of the fair market value of shares of CHS Common Stock has any right at law or in equity to attack the Merger, except in an action to test whether the number of shares of Common Stock required to adopt the Plan of Merger and approve the Merger has been legally voted in favor thereof.

                           OPERATIONS AND MANAGEMENT
                    OF MEDPARTNERS/MULLIKIN AFTER THE MERGER

OPERATIONS

     After consummation of the Merger, CHS will operate under the name CHS Management, Inc. and will continue to engage in the business of an MSO engaging in the organization and management of and affiliations with primary care and multi-specialty physician groups and IPAs and assist the medical groups in the negotiation of contracts with HMOs to provide physician and related healthcare services to enrollees who

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

select physicians in CHS-managed physician groups. It is expected that the operations of CHS and New Management will be integrated where appropriate with the operations of MedPartners/Mullikin in the greater Los Angeles area. No material disposition or restructuring of either MedPartners/Mullikin or CHS or any material part thereof is contemplated as a result of the Merger.

MANAGEMENT

     After the consummation of the Merger, MedPartners/Mullikin will be managed by the same Board of Directors and executive officers as existed prior to the Merger.

                        BUSINESS OF MEDPARTNERS/MULLIKIN

GENERAL

     MedPartners/Mullikin is a leading physician practice management company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and IPA physicians, MedPartners/Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At June 30, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with more than 5,777 physicians, including 1,461 in group practices, 3,580 through IPA relationships and 736 hospital-based physicians. MedPartners/Mullikin physicians provided prepaid health care to over 687,000 enrollees through 45 HMO relationships.

     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision of fee-for-service medical services and from contracts with HMOs which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis. In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/ Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

THE CAREMARK ACQUISITION

     On May 13, 1996, MedPartners/Mullikin agreed to acquire Caremark pursuant to a Plan and Agreement of Merger by and among MedPartners/Mullikin, PPM Merger Corporation and Caremark. Under the Plan of Merger, PPM Merger Corporation will be merged with and into Caremark, with Caremark to continue as the surviving corporation as a wholly owned subsidiary of MedPartners/Mullikin. After the consummation of the Caremark Acquisition, MedPartners/Mullikin will operate under the name of "MedPartners, Inc." Upon the consummation of the Caremark Acquisition, each Caremark stockholder will receive 1.21 shares of MedPartners/Mullikin Common Stock in exchange for each share of Caremark Common Stock owned by such stockholder. Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the stockholders of MedPartners/Mullikin and Caremark approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Caremark may not be consummated. After consummation of the Caremark Acquisition,

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

MedPartners/Mullikin will operate under the name "MedPartners, Inc." See "Pro Forma Condensed Financial Information" and the Financial Statements beginning at Page F-1.

     Caremark is a leading provider of health care services through its PPM, pharmaceutical services, disease management and international businesses. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent prescription drug benefit management ("PBM") businesses in the United States with four mail service pharmacies. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payor systems.

     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-speciality physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of March 31, 1996, Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of March 31, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/ St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.

     Caremark's pharmaceutical services business manages outpatient prescription drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's prescription benefit management business is one of the largest independent PBMs dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.

     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health care needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.

     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.

     Caremark was formed as a wholly-owned subsidiary of Baxter in August 1992, and on November 30, 1992, Baxter distributed to the holders of Baxter common stock all of the outstanding shares of Caremark Common Stock. As used herein, the term "Caremark" refers to Caremark and its predecessors, and their respective subsidiaries and affiliates, unless the context otherwise requires. The principal executive offices of Caremark are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 559-4700.

     At June 30, 1996, Caremark had consolidated assets of approximately $1.40 billion and stockholders' equity of approximately $388.0 million, and employed approximately 11,600 persons.

RECENT DEVELOPMENTS

     On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/ Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/ Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $194 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --
MedPartners/Mullikin -- Liquidity and Capital Resources".

     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves northern New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of MRA, which owns certain real estate and equipment used in the operations of Summit. MRA is owned by 54 of the 59 shareholders of Summit. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Summit and the partners of New Management approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Summit and MRA may not be consummated.

     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such merger. Consummation of this merger is subject to a number of conditions, including: that the shareholders of Cardinal approve the transaction, that the transaction qualify as a tax-free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Cardinal may not be consummated.

     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Professional Services, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Professional Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Professional Services includes 115 physicians, all of whom are individual independent contractors. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Professional Services in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the shareholders of Emergency Professional Services approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Emergency Professional Services may not be consummated. See "Pro Forma Condensed Financial Information" and the "Financial Statements" beginning at page F-1.

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

INDUSTRY

     The Health Care Financing Administration ("HCFA") estimates that national health spending in 1994 was approximately $1 trillion, with physicians controlling more than 80% of the overall expenditures. The American Medical Association reports that approximately 565,000 physicians are actively involved in patient care in the United States, with a growing number participating in multi-specialty or single-specialty groups. The physician practice management market is estimated at $200 billion.

     Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. As markets evolve from traditional fee-for-service medicine to managed care, HMOs and health care providers confront market pressures to provide high quality health care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce the cost of premiums and to bring about greater accountability of HMOs and providers with respect to accessibility, choice of provider, quality of care and other indicators of consumer satisfaction. The focus on cost-containment has placed small to mid-sized physician groups and solo practices at a disadvantage because they typically have higher operating costs and little purchasing power with suppliers, they often lack the capital to purchase new technologies that can improve quality and reduce costs and they do not have the cost accounting and quality management systems necessary to allow these physicians to enter into sophisticated risk-sharing contracts with payors.

     Industry experts expect the medical delivery system to evolve into a system where the primary care physician, often part of a multi-specialty group, manages and directs health care expenditures. As a result of these developments, primary care physicians have increasingly become the conduit for the delivery of medical care by acting as "case managers" and directing referrals to certain specialists, hospitals, alternate-site facilities and diagnostic facilities. By contracting directly with payors, organizations that control primary care physicians are able to reduce the administrative overhead expenses incurred by HMOs and insurers and thereby reduce the cost of delivering medical services.

     As a result of the trends toward increased HMO enrollment and physician membership in group medical practices, health care providers have sought to reorganize themselves into health care delivery systems that are better suited to the managed care environment. Physician groups and IPAs are joining with hospitals and other institutional providers in various ways to create vertically integrated delivery systems which provide medical and hospital services ranging from community-based primary medical care to specialized inpatient services. These health care delivery systems contract with HMOs to provide hospital and medical services to enrollees under full risk contracts, under which providers assume the obligation of providing both the professional and institutional components of covered health care services to the HMO enrollees.

     In order to compete effectively in such an emerging environment, physicians are concluding that they must have control over the delivery and financial impact of a broader range of health care services through the acceptance of global capitation. To this end, groups of independent physicians and medium to large medical groups are taking steps to assume responsibility and risk for health care services which they do not provide, such as hospitalization. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations, such as MedPartners/Mullikin, which offer skilled and innovative management, sophisticated information systems and capital resources. Many payors and their intermediaries, including governmental entities and HMOs, are increasingly looking to outside providers of physician services to develop and maintain quality outcomes, management programs and patient care data. In addition, such payors and intermediaries look to share the risk of providing health care services through capitation arrangements which provide for fixed payments for patient care over a specified period of time. While the acceptance of greater responsibility and risk provides the opportunity to retain and enhance market share and operate at a higher level of profitability, medical groups and independent physicians are concluding that the acceptance of global capitation carries with it significant requirements for infrastructure, information systems, capital, network resources and financial and medical management. Physicians are increasingly turning to organizations such as MedPartners/Mullikin to provide the resources necessary to function effectively in a managed care environment.

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

STRATEGY

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. The key elements of this strategy are as follows:

          Expansion of Existing Markets. MedPartners/Mullikin's principal strategy for expanding its existing markets is through the acquisition of (through purchase, merger or otherwise) or affiliation with physicians and medical groups within those markets. MedPartners/Mullikin seeks to acquire or otherwise affiliate with physician groups, IPAs and other providers with significant market shares in their local markets and established reputations for providing quality medical care in order to increase market share in targeted regions. MedPartners/Mullikin also develops multi-specialty physician networks that are designed to meet the specific medical needs of a targeted geographic market. MedPartners/Mullikin seeks to further enhance its existing market share by increasing enrollment and fee-for-service business in its existing clinics and IPAs. MedPartners/Mullikin anticipates further internal growth by expanding more of its payor contracts to global capitation through PPN. Additionally, MedPartners/Mullikin believes that increasing marketing activities, enhancing patient service and improving the accessibility of care will increase MedPartners/Mullikin's market share.

          Expansion into New Markets. MedPartners/Mullikin expands into new markets through the acquisition of or affiliation with other physician practice management entities and medical groups. MedPartners/Mullikin believes it is a leading consolidator in the physician practice management industry and that the MME acquisition was the first major consolidation in the industry. As a result of the consolidation of physician practices and the entry of other physician practice management companies into the market, MedPartners/Mullikin's management has determined that it is important for MedPartners/ Mullikin to accelerate its rate of expansion through acquisitions and mergers with entities which already have significant market penetration. MedPartners/Mullikin believes that by concentrating on larger acquisitions and continuing to expand its core of physician groups and IPAs, as well as its network of hospital affiliations, it will be able to create vertically integrated health care delivery systems and enhance its competitive position. MedPartners/Mullikin continually reviews potential acquisitions and physician affiliations and is currently in preliminary negotiations with various candidates.

          Strategic Alliances. MedPartners/Mullikin believes that strategic alliances with hospitals and health plans improve the delivery of managed health care. MedPartners/Mullikin has entered into arrangements with various hospitals under which a portion of the capitation revenue received from HMOs for institutional care of enrollees assigned to designated Company clinics and IPA physicians is deposited into "subcapitated risk pools" managed by MedPartners/Mullikin. MedPartners/Mullikin believes that such arrangements can be enhanced through the implementation of the Restricted License held by PPN. Under these arrangements, the hospital is at risk in the event that the costs of institutional care exceed the available funds and MedPartners/Mullikin shares in cost savings and revenue enhancements. MedPartners/Mullikin believes that through these and other similar alliances, the providers will devote greater resources to ensuring the wellness of HMO enrollees, provide high-quality and cost-effective care and seek to retain and expand their respective market shares. As a result, it is anticipated that the overall cost of providing care will be contained, rendering both MedPartners/Mullikin and the participating providers more appealing to both HMOs and medical care consumers. MedPartners/ Mullikin and its affiliated physicians have also established relationships with HMOs pursuant to which MedPartners/Mullikin and the HMOs share proportionately in the risks and rewards of market trends.

          Sophisticated Information Systems. MedPartners/Mullikin believes that information technology is critical to the growth of integrated health care delivery systems and that the availability of detailed clinical data is fundamental to quality control and cost containment. MedPartners/Mullikin develops and maintains sophisticated management information systems which collect and analyze clinical and administrative data to allow MedPartners/Mullikin to effectively control overhead expenses, maximize reimbursement and provide effective utilization management. MedPartners/Mullikin evaluates the administrative and clinical operations of affiliated practices and re-engineers these functions as appropri-

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

     ate in conjunction with the implementation of MedPartners/Mullikin's management information systems to maximize the benefits of the systems.

          Increased Operational Efficiencies and Cost
     Reductions. MedPartners/Mullikin is seeking to increase its operating efficiency through expansion of its market area and number of HMO enrollees, refinement of its utilization management programs that deliver information used by its physicians to monitor and improve their practice patterns, increased specialization, the development of additional in-house services and through increased emphasis on outpatient care. MedPartners/Mullikin's networks take advantage of economies of scale through centralized billing, scheduling, information management and other functions.

RECENT MAJOR ACQUISITIONS

     On November 29, 1995, a business combination between MedPartners and MME was consummated, pursuant to which MedPartners acquired MME by exchanging a total of 13,476,855 shares of MedPartners/ Mullikin's Common Stock for all of the outstanding partnership interests of MME. In connection with MME acquisition, MedPartners/Mullikin also issued a total of 547,010 shares of its Common Stock to acquire a controlling interest in three real estate partnerships that own properties leased to and utilized in connection with the business of MedPartners/Mullikin. The transaction, which was consummated as a tax-free reorganization and pooling of interests for accounting purposes, was valued at approximately $413 million. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     On February 22, 1996, MedPartners/Mullikin acquired PPSI, a publicly traded physician management company based in Redlands, California, in exchange for approximately 10,968,458 shares of MedPartners/ Mullikin Common Stock having a total value of approximately $343.0 million (the "PPSI Merger"). The PPSI Merger was a tax-free exchange accounted for as a pooling of interests. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc., included elsewhere in this Prospectus-Proxy Statement.

     In addition to growth through the acquisition of physician groups, the MME acquisition and the PPSI Merger, MedPartners/Mullikin has consummated business combinations with MEDCTR, Inc., a family medicine provider located in Ohio, Vanguard Healthcare Group, Inc., an obstetrics/gynecology practice management entity operating in the Philadelphia and New Jersey areas, Texas Back Institute, Inc. and its affiliated medical practice, a spine care center operating in Texas and Retina and Vitreous Associates of Alabama, P.C., an ophthalmology practice in Alabama. MedPartners/Mullikin issued a total of 2,788,263 shares of Common Stock in connection with these additional acquisitions. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     Prior to the 1995 Mergers, MedPartners had affiliated with 190 physicians through December 31, 1994. At June 30, 1996, MedPartners/Mullikin had affiliated with over 5,777 physicians.

DEVELOPMENT AND OPERATIONS

     Prior to affiliation with MME, MedPartners concentrated its development efforts in the southeastern United States, affiliating primarily with physician groups who practice on a fee-for-service basis. With the MME and PPSI organizations, MedPartners/Mullikin acquired additional business models, specifically designed to operate efficiently in the capitated managed care environment. These business models, which are replicable and flexible, allow MedPartners/Mullikin to capitalize on the full range of market opportunities in the physician practice management industry and enable MedPartners/Mullikin to build integrated physician networks attractive to payors of all types. MedPartners/Mullikin has networks currently under development in 23 states.

     To meet payor demand for price competitive, quality services, MedPartners/Mullikin utilizes a market-based approach that incorporates primary care and specialty physicians into a network of providers serving a targeted geographic area. MedPartners/Mullikin engages in research activities and market analysis to determine the network configuration for a particular market. Typically, MedPartners/Mullikin aims to achieve

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

an equal number of primary care physicians and specialists in each network. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Key specialties include orthopedics, cardiology, neurosciences, urology, surgery, ear, nose and throat and ophthalmology. At certain locations, affiliated physicians and support personnel operate centers for diagnostic imaging, urgent care, cancer management, mental health treatment and health education. Network physicians also treat fee-for-service patients on a per-occurrence basis. After-hours care is available in several of MedPartners/Mullikin's clinics. Each network is configured to contain, when complete, the physician services necessary to capture at least 20% of market share and to provide at least 90% of the physician services required by payors. MedPartners/Mullikin markets its networks to managed care and third-party payors, referring physicians and hospitals.

     Affiliated Physicians. The relationship between MedPartners/Mullikin and its affiliated physicians is set forth in asset purchase and practice management agreements. Through the asset purchase agreement, MedPartners/Mullikin acquires the assets utilized in the practice and may also assume certain leases and other contracts of the physician group. The practice management agreements generally have terms ranging from 20 to 44 years, although certain of the agreements acquired in the PPSI Merger have terms as short as ten years, and provide the physicians with access to capital, management expertise, sophisticated information systems and managed care contracts, while enabling affiliated physicians to retain their autonomy through their professional corporations, thereby maintaining governance of physician-specific issues and clinical control.

     Under a practice management agreement, a physician group delegates to MedPartners/Mullikin administrative, management and support functions required in connection with its medical practice. MedPartners/Mullikin provides the physician group with the equipment and facilities used in its medical practice, manages practice operations and employs substantially all of the practice's non-physician personnel, except certain allied health professionals, such as nurses and physical therapists. The physicians are responsible for all decisions regarding patient health care, including diagnosis, treatment, surgery and therapy. The agreement also provides that the affiliated professional corporation will not compete with MedPartners/ Mullikin. See also Notes 1 and 10 to Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     Pursuant to the practice management agreement, the affiliated professional corporation assigns to MedPartners/Mullikin all or substantially all its rights and interest in the revenue it receives. For providing services pursuant to such agreement, the physicians receive compensation, as negotiated, either as a fixed percentage of net revenues, a pre-determined salary and incentive arrangement or an arrangement based directly on the profitability of the practice.

     Physicians in practice groups acquired by MedPartners/Mullikin typically sign three-year employment agreements with the affiliated medical group containing noncompetition covenants. The employment agreements provide for a physician to be paid either a fixed salary or pursuant to a negotiated formula. The medical group provides the physician with health, death and disability and professional liability insurance and other benefits. Physicians are also paid for any management responsibilities they assume.

     MedPartners/Mullikin enhances growth in its practices by expanding managed care arrangements, assisting in the recruitment of new physicians and expanding and adding services that have historically been performed outside of the practices. MedPartners/Mullikin works closely with affiliated physicians in targeting and recruiting physicians and in merging sole practice or single specialty groups into the affiliated physician groups. MedPartners/Mullikin assists in the development of new and expanded ancillary services by providing the needed capital resources and management services. MedPartners/Mullikin recognizes and develops opportunities to provide services throughout a market by positioning its practices so that an entire market is covered geographically. This approach provides patients with convenient medical facilities and services and responds to coverage criteria essential to payors.

     IPAs. MedPartners/Mullikin's networks include MIPA, which operates in 16 separate geographic regions in southern and northern California, as well as four IPAs acquired in the PPSI Merger. Formed in 1989, MIPA currently has approximately 3,450 primary care and specialist physicians and approximately 139,000 HMO enrollees in its network. The PPSI IPAs, operating in the Inland Empire region of California,

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

have approximately 75 physicians and approximately 35,000 HMO enrollees. An IPA allows individual practitioners to access patients in their area through contracts with HMOs without having to join a group practice or sign exclusive contracts, and also coordinates utilization review and quality assurance programs for its affiliated physicians. In addition to providing access to HMO contracts, an IPA offers other benefits to physicians seeking to remain independent, including economies of scale in the marketplace, enhanced risk-sharing arrangements and access to other strategic alliances within MedPartners/Mullikin's network. MedPartners/Mullikin believes that the expansion of its IPA operations is important to the future growth of MedPartners/Mullikin, because many of the physicians who contract with MedPartners/Mullikin's IPAs have a significant number of patients who do not currently participate in a prepaid health plan and because such physicians may facilitate the formation of physician group practices which may become affiliated with, or acquired by, MedPartners/Mullikin. MedPartners/Mullikin identifies IPAs that need access to capitated HMO contracts, and such IPA organizations typically agree to assign their existing HMO contracts to MedPartners/Mullikin. Individual physicians then enter into contracts directly with the IPA. MedPartners/ Mullikin believes that the expansion of its IPAs will enable it to increase its market share with relatively low risk because of the low incremental investment required to recruit additional physicians.

     MedPartners/Mullikin has practice management agreements with its affiliated IPAs pursuant to which it provides management and administrative services including physician credentialing, contracting, accounting and marketing. However, since IPA physicians are independent physicians with their own medical practices, unlike the agreements with affiliated practice groups, the scope of services provided to an IPA is limited to administrative, accounting, contractual and marketing services. Pursuant to these agreements, substantially all of the IPA's revenues are assigned to MedPartners/Mullikin and the physicians receive payments similar to those provided in the practice management agreements.

     HMOs. MedPartners/Mullikin, through its affiliated physicians, began contracting with HMOs to provide health care on a capitated reimbursement basis in 1975. Under these contracts, which typically are automatically renewed on an annual basis, MedPartners/Mullikin provides virtually all covered medical services and receives a fixed monthly capitation payment from HMOs for each member who chooses an affiliated physician as his or her primary care physician. The capitation amount may be fixed, based upon a percentage of premium, or adjusted based on the age and/or sex of the HMO enrollee. Contracts for prepaid health care with HMOs accounted for approximately 50% of MedPartners/Mullikin's pro forma combined net revenue for the second quarter of 1996. MedPartners/Mullikin currently has 45 relationships with HMOs of which the relationships with PacifiCare, Health Net and CaliforniaCare accounted for approximately 29% of net revenue of MedPartners/Mullikin for the six months ended June 30, 1996.

     To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMOs or other payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. Stop-loss coverage is maintained, which mitigates the effect of occasional high utilization of health care services. At June 30, 1996, over 798,000 HMO enrollees were covered beneficiaries for professional services in MedPartners/Mullikin's network, of which approximately 622,000 were served by affiliated professionals and approximately 176,000 were served by IPA professionals. These patients are covered under either commercial (typically employer-sponsored) or senior (Medicare-funded) HMOs. Higher capitation rates are typically received for senior patients, because their medical needs are generally greater and consequently the cost of covered care is higher. As of June 30, 1996, MedPartners/Mullikin's HMO enrollees comprised approximately 694,093 commercial enrollees and approximately 66,457 senior (over age 65) enrollees.

     MedPartners/Mullikin seeks to contract with the same HMOs on a capitated or similar prepaid basis to provide institutional care to substantially all the enrollees who have selected an affiliated physician as their primary health care provider. Under its institutional capitation agreements with HMOs, MedPartners/ Mullikin is obligated to pay for, in addition to inpatient hospitalization costs, costs for ambulance service, emergency room facilities, outpatient surgeries, home nursing care, skilled nursing care and, in some cases, pharmacy and out-of-area services. At June 30, 1996, MedPartners/Mullikin was receiving institutional capitation payments for approximately 366,000 enrollees.

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

     Hospitals. MedPartners/Mullikin operates Pioneer Hospital, a 99-bed acute care hospital located in Artesia, California and USFMC, an 102-bed acute care hospital in Montclair, California. Many of the physicians on professional staff rosters of these hospitals are either employed by an affiliated professional corporation or under contract with MedPartners/Mullikin's IPAs. The traditional hospital-based physicians, such as emergency room physicians, anesthesiologists, pathologists, radiologists and cardiologists, are all supplied through contractual arrangements with an affiliated corporation. Several of MedPartners/Mullikin's medical clinics are located sufficiently close to Pioneer Hospital to allow the enrollees who utilize these clinics to also utilize Pioneer Hospital. Under the HMO contracts, MedPartners/Mullikin is obligated to pay for inpatient hospitalization and related services. Over 85% of Pioneer Hospital's and approximately 50% of USFMC's daily census is made up of MedPartners/Mullikin HMO enrollees. MedPartners/Mullikin has entered into agreements with other hospitals in California for the delivery of hospital services to the remainder of its enrollees. In each instance, the institutional capitation payments received from HMOs are placed at risk for the benefit of the applicable hospital, MedPartners/Mullikin and its affiliated physicians. MedPartners/ Mullikin and these providers split any savings realized if hospital utilization declines due to the success of MedPartners/Mullikin's programs for early intervention, wellness and outpatient treatment.

     Hospital-Based Physician Operations. MedPartners/Mullikin's Hospital-Based Physician ("HBP") operations acquired in the PPSI Merger organizes and manages physicians and other health care professionals engaged in the delivery of emergency, radiology and teleradiology services, hospital-based primary care and temporary staffing and support services to hospitals, clinics, managed care organizations and physician groups. NorthWest Emergency Physicians ("NEP"), an affiliate of CHS, is the largest provider of emergency physician contract management services to hospital-based emergency departments in the Pacific Northwest (Washington, Oregon and Alaska). NEP's emergency department contracts provide physician coverage for 15 hospital emergency departments, 24 hours a day throughout the year. Team Health, Inc. ("Team Health"), also an affiliate of PPSI, principally operates in the Southeastern United States and currently serves 57 hospital emergency departments in Tennessee, Kentucky, Alabama, Arkansas and Virginia, and 15 hospital radiology departments. Under contracts with hospitals and other clients, MedPartners/Mullikin's HBP operations identify and recruit physicians and other health care professionals for admission to a client's medical staff, monitor the quality of care and proper utilization of services and coordinate the ongoing scheduling of staff physicians who provide clinical coverage in designated areas of care. Hospitals have found it increasingly difficult to recruit, schedule, retain and appropriately compensate hospital-based physician specialists required to operate hospital emergency, radiology and other departments. As a consequence, a large number of hospitals have turned to contract management firms as a more cost-effective and reliable alternative to the development of in-house physician staffing.

INFORMATION SYSTEMS

     MedPartners/Mullikin develops and maintains integrated information systems to support its growth and acquisition plans. MedPartners/Mullikin's overall information systems design is open, modular and flexible. MedPartners/Mullikin is implementing an individual patient electronic medical record ("EMR") to complement primary practice management and billing functions. MedPartners/Mullikin has configured its systems to give affiliated physicians and their staff efficient and rapid access to complex clinical data. MedPartners/ Mullikin's use of the EMR enhances operational efficiencies through automation of many routine clinical functions, as well as the capacity to link "physician-specific" treatment protocols by diagnosis, thus allowing physicians to have treatments checked against pre-defined protocols at the time of service.

     Effective and efficient access to key clinical patient data is critical in improving costs and quality outcomes as MedPartners/Mullikin enters into more capitation contracts. MedPartners/Mullikin utilizes its existing information systems to improve productivity, manage complex reimbursement procedures, measure patient care satisfaction and outcomes of care, and integrate information from multiple facilities throughout the care spectrum. These systems allow MedPartners/Mullikin to analyze clinical and cost data so that it is able to determine effectively thresholds of profitability under various capitation arrangements.

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

COMPETITION

     The PPM industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with purchasers of such services.

GOVERNMENT REGULATION

     As a participant in the health care industry, MedPartners/Mullikin's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state, and local levels. MedPartners/Mullikin believes its operations are in material compliance with applicable laws. Nevertheless, because of the uniqueness of the structure of the relationship with the physician groups, many aspects of MedPartners/Mullikin's business operations have not been the subject of state or federal regulatory interpretation and there can be no assurance that a review of MedPartners/Mullikin's or the affiliated physicians' business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of MedPartners/Mullikin or the affiliated physicians or that the health care regulatory environment will not change so as to restrict MedPartners/Mullikin's or the affiliated physicians' existing operations or their expansion.

     Approximately 10% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.

     The laws of many states prohibit business corporations such as MedPartners/Mullikin from practicing medicine and employing physicians to practice medicine. MedPartners/Mullikin performs only non-medical administrative services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine by the physicians with whom it contracts. Accordingly, MedPartners/Mullikin believes that it is not in violation of applicable state laws relating to the practice of medicine. In addition to prohibiting the practice of medicine, numerous states prohibit entities like MedPartners/Mullikin from engaging in certain health care-related activities, such as fee-splitting with physicians.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.

     Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a

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

compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.

     On March 5, 1996, the DOC issued the Restricted License to PPN in accordance with the requirements of the Knox-Keene Act. The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO. The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations.

     The operation of Pioneer Hospital and USFMC is highly regulated. Pioneer Hospital and USFMC are accredited by the Joint Commission on Accreditation of Healthcare Organizations. Accreditation from this Joint Commission allows Pioneer Hospital to serve Medicare patients and provides authorization from the California Department of Health Services and the Los Angeles County Department of Health to operate as a licensed hospital facility. Each of Pioneer Hospital and USFMC is licensed and regulated as a general acute care hospital by the State of California Department of Health Services. Additionally, each of Pioneer Hospital and USFMC has a clinical laboratory license from the State of California Department of Health Services, a clinical laboratory license for its cardio-pulmonary laboratory and a pharmacy license for its inpatient pharmacy.

     Because the affiliated practice groups remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. MedPartners/Mullikin intends to comply with such state and federal laws as may affect its development of integrated health care delivery networks, but there can be no assurance that a review of MedPartners/Mullikin's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of MedPartners/Mullikin and its affiliated physician groups.

     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.

LEGAL PROCEEDINGS

     MedPartners/Mullikin is named as a defendant in various legal actions arising primarily out of services rendered by physicians employed by its affiliated physician entities and Pioneer Hospital and USFMC, personal injury and employment disputes. In addition, certain of its affiliated medical groups are named as defendants in numerous actions alleging medical negligence on the part of their physicians. In certain of these actions, MedPartners/Mullikin's and the medical group's insurance carrier has either declined to provide coverage or has provided a defense subject to a reservation of rights. MedPartners/Mullikin's management does not view any of these actions as likely to result in an uninsured award which would have a material adverse effect on MedPartners/Mullikin's financial condition, results of operations or liquidity.

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

EMPLOYEES

     As of June 30, 1996, MedPartners/Mullikin, including its affiliated professional entities, employed 9,433 people on a full-time equivalent basis.

CORPORATE LIABILITY AND INSURANCE

     MedPartners/Mullikin's business entails an inherent risk of claims of physician professional liability. To protect its overall operations from such potential liabilities, MedPartners/Mullikin has a multi-tiered corporate structure and preserves the operational integrity of each of its operating subsidiaries. In addition, MedPartners/Mullikin maintains professional liability insurance, general liability and other customary insurance on a claims-made and modified occurrence basis, in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business, for all of the affiliated physicians, practices and operations. This insurance includes "tail" coverage for claims against MedPartners/Mullikin's affiliated medical organizations to cover incidents which were or are incurred but not reported during the periods for which the related risk was covered by "claims made" insurance. There can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

     Moreover, MedPartners/Mullikin requires each physician group with which it affiliates to obtain and maintain professional liability insurance coverage. Such insurance would provide coverage, subject to policy limits, in the event MedPartners/Mullikin were held liable as a co-defendant in a lawsuit for professional malpractice against a physician. In addition, generally, MedPartners/Mullikin is indemnified under the practice management agreements by the affiliated physician groups for liabilities resulting from the performance of medical services.

PROPERTIES

     MedPartners/Mullikin leases approximately 48,000 square feet at 3000 Galleria Tower in Birmingham, Alabama, for its corporate headquarters.

     In its western operations, MedPartners/Mullikin and its affiliated entities own certain real estate assets in California, and lease their other facilities from third parties. MedPartners/Mullikin leases, directly or through affiliated real estate partnerships, real estate for its clinics in 79 locations in southern California, 52 in northern California and six in the Portland, Oregon area. MedPartners/Mullikin leases an approximately 60,000 square foot building in Artesia which is occupied by Pioneer Hospital and owns the USFMC hospital building. In addition, MedPartners/Mullikin leases approximately 22 properties used for general administrative offices and storage.

     MedPartners/Mullikin also leases, subleases or occupies, pursuant to the asset purchase agreements, the clinic facilities for the affiliated physician groups. The leases have varying terms ranging from one to 22 years and monthly rents ranging from $250 to $97,170. MedPartners/Mullikin anticipates that, as the affiliated practices continue to grow and add new services, expanded facilities will be required.

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

                       MANAGEMENT OF MEDPARTNERS/MULLIKIN

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the executive officers and directors of MedPartners/Mullikin as of the date of this Prospectus-Proxy Statement:

                     NAME                    AGE     POSITION WITH MEDPARTNERS/MULLIKIN
    ---------------------------------------  ---   ---------------------------------------
    Larry R. House(1)......................  53    Chairman of Board, President and Chief
                                                     Executive Officer
    Mark L. Wagar..........................  45    President -- Western Operations
    John J. Gannon.........................  58    President -- Eastern Operations
    Harold O. Knight, Jr...................  38    Executive Vice President and Chief
                                                     Financial Officer
    Tracy P. Thrasher......................  33    Executive Vice President of
                                                   Administration and Secretary
    William R. Dexheimer...................  39    Executive Vice President and Chief
                                                     Operating Officer -- East
    J. Rodney Seay.........................  49    Executive Vice President of Mergers and
                                                     Acquisitions
    J. Brooke Johnston, Jr.................  56    Senior Vice President and General
                                                   Counsel
    Peter J. Clemens, IV...................  31    Vice President of Finance and Treasurer
    Richard M. Scrushy.....................  43    Director
    Larry D. Striplin, Jr.(2)..............  66    Director
    Charles W. Newhall III(1)..............  51    Director
    Scott F. Meadow(2).....................  42    Director
    Ted H. McCourtney, Jr.(1)..............  57    Director
    Walter T. Mullikin, M.D................  78    Director
    John S. McDonald, J.D.(1)..............  63    Director
    Rosalio J. Lopez, M.D.(2)..............  43    Director
    Richard J. Kramer......................  53    Director

- ---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Larry R. House has been President and Chief Executive Officer of MedPartners/Mullikin since August 27, 1993, and has been Chairman of the Board since January 8, 1993. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly traded provider of rehabilitative health care services ("HEALTHSOUTH"). From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. Mr. House is a member of the Board of Directors of each of HEALTHSOUTH, Capstone Capital Corporation, a publicly traded real estate investment trust, and the American Sports Medicine Institute.

     Mark L. Wagar has been President -- Western Operations of MedPartners/Mullikin since January 1995. From March 1994 to December 1994, he was the President of CIGNA HealthCare of California, a health care plan serving enrollees in California, Oregon and Washington and, from January 1993 through February 1994, was a Vice President of CIGNA HealthCare of California, an HMO. From November 1989 to December 1992, he was the President of Managed Care Partners, Inc., a private consulting management company specializing in managed care services. He has been involved in health care management for over 20 years, including 10 years in managed care companies.

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

     John J. Gannon has been President -- Eastern Operations of MedPartners/Mullikin since July 27, 1996. For 23 years, Mr. Gannon was a Partner with KPMG Peat Marwick. His most recent position with KPMG was that of National Partner-in-Charge of Strategy and Marketing, Healthcare and Life Sciences. He served as one of the firm's designated industry review specialists for health care financial feasibility studies. Mr. Gannon is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

     Harold O. Knight, Jr. has been Executive Vice President and Chief Financial Officer of MedPartners/ Mullikin since November 10, 1994. Mr. Knight was Senior Vice President of Finance and Treasurer of MedPartners/Mullikin from August 27, 1993 to November 10, 1994 and, from March 1, 1993 to August 27, 1993, Mr. Knight served as Vice President of Finance of MedPartners/Mullikin. From 1980 to 1993, Mr. Knight was with Ernst & Young LLP, most recently as Senior Manager. Mr. Knight is a member of the Alabama Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Tracy P. Thrasher has been Executive Vice President of Administration of MedPartners/Mullikin since November 10, 1994 and has been Secretary since March 10, 1994. Ms. Thrasher was Senior Vice President of Administration from March 10, 1994 to November 10, 1994 and, from January 8, 1993 to March 10, 1994, she served as Corporate Comptroller and Vice President of Development. From 1990 to 1993, Ms. Thrasher was the Audit and Health Care Management Advisory Service Manager with Burton, Canady, Moore & Carr, P.C., independent public accountants. Ms. Thrasher began her career with Ernst & Young LLP in 1985, and became a certified public accountant in 1986.

     William R. Dexheimer has been Executive Vice President and Chief Operating Officer -- East of MedPartners/Mullikin since August 27, 1993. From 1989 to 1993, Mr. Dexheimer was a principal stockholder and Chief Executive Officer of Strategic Health Resources of the South, Inc., a health care development and consulting firm. From 1986 to 1989, Mr. Dexheimer was employed by AMI Brookwood Medical Center as Senior Vice President of Development and Chief Executive Officer of AMI Brookwood Primary Care Centers, Inc.

     J. Rodney Seay has been Executive Vice President of Mergers and Acquisitions of MedPartners/ Mullikin since April 20, 1995. From August 27, 1993 to April 20, 1995, he served as Executive Vice President of Development. Mr. Seay was also Secretary of MedPartners/Mullikin from August 27, 1993 to March 10, 1994. From 1992 to 1993, he was Vice President of Finance of HEALTHSOUTH. From 1988 to 1992, Mr. Seay was a Senior Manager with KPMG Peat Marwick. From 1982 to 1988, he served as Chief Executive Officer of Medical Data Services, a physician practice management company with over 650 employees and over 1,500 physician clients.

     J. Brooke Johnston, Jr. has been Senior Vice President and General Counsel of MedPartners/Mullikin since April 25, 1996. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama where he practiced corporate and securities law for over seventeen years. Prior to that he was engaged in the practice of law in New York, New York and at another firm in Birmingham. Mr. Johnston is a member of the Alabama State Bar and the New York and American Bar Associations. Mr. Johnston is a member of the Board of Directors of United Leisure Corporation, a publicly traded leisure time company.

     Peter J. Clemens IV has been Vice President of Finance and Treasurer of MedPartners/Mullikin since April 20, 1995. From 1991 to 1995 Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens began his career with AmSouth Bank, N.A. in 1987, and received an M.B.A. from Vanderbilt University in 1991.

     Richard M. Scrushy has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy is also a member of the Board of Directors of Capstone Capital Corporation, a publicly traded real estate investment trust.

     Larry D. Striplin, Jr. has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of

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

Nelson-Brantley Glass Contractors, Inc. and Chairman and CEO of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of Kulicke & Suffa, Inc. a publicly traded manufacturer of electronic equipment, and of Capstone Capital Corporation, a publicly traded real estate investment trust.

     Charles W. Newhall III has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. and OPTA Food Ingredients, Inc., all publicly traded companies. He is Founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

     Scott F. Meadow has been a member of the MedPartners/Mullikin Board of Directors since September 1993. Since February 5, 1996, Mr. Meadow has been a general partner of Sprout Group, a venture capital firm. He was a general partner of the Frontenac Company, a venture capital firm, from August 1992 to September 1995. Mr. Meadow was a general partner of William Blair Venture Partners from 1982 to 1992 and a partner of William Blair and Company, an investment banking firm, from 1985 to 1992.

     Ted H. McCourtney, Jr. has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., Cellular Communications International, Inc., International CabelTel Incorporated, SBSF, Inc. and Structural Dynamics Research Corporation, all publicly traded companies.

     Walter T. Mullikin, M.D., a surgeon, has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Dr. Mullikin had been Chairman of the Board of the general partner of MME since 1989. He founded Pioneer Hospital and the predecessors to MME's principal professional corporation in 1957. He was also the Chairman of the Board, President and a shareholder of MME's IPA, MIPA, until November 1995. Dr. Mullikin is a member of the Board of Directors of Health Net, a publicly traded HMO, and was one of the founders and a past chairman of the Unified Medical Group Association.

     John S. McDonald, J.D., has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. McDonald had been the Chief Executive Officer of the general partner of MME since March 1, 1994, and he has been an executive of MME's principal professional corporation, Pioneer Hospital, and their related entities since 1967. Mr. McDonald was also a director, the Secretary and a shareholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.

     Rosalio J. Lopez, M.D. has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Lopez had been a director of the general partner of MME since 1989. Dr. Lopez joined MME's principal professional corporation in 1984 and serves as the Chairman of its Medical Council and Family Practice and Managed Care committees. He also acted as a director and a Vice President of MME's principal professional corporation. He is also a director and shareholder of MIPA.

     Richard J. Kramer has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Kramer is President/Chief Executive Officer and a Director of Catholic Healthcare West ("CHW"). Before joining CHW in September 1989, Mr. Kramer served as the Executive Vice President of LifeSpan, Inc., a multi-hospital/health care system headquartered in Minneapolis. He had been with LifeSpan since 1971, serving in a variety of capacities, including Vice President of Planning and Marketing and administrator for Abbott-Northwestern Hospital. Mr. Kramer is currently a member of the Board of Directors of the California Association of Hospitals and Health Systems and the Hospital Council of Northern and Central California, the Board of Directors of the California Chamber of Commerce, the Governing Council of the American Hospital Association Section on Health Systems and the House of Delegates of the American Hospital Association, the Advisory Council for the Center for Clinical Integration and the Board of Directors of the Alumni Association of the University of Minnesota Program in Health Care Administration.

CLASSIFIED BOARD OF DIRECTORS

     Pursuant to the terms of the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-Laws, the MedPartners/Mullikin Board is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the annual meeting of stockholders to be held in 1997, a second class holds office for a term that will expire at the annual meeting of stockholders to be held in 1998 and a third class holds office for a term that will expire at the annual meeting of stockholders to be held in 1999. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of MedPartners/Mullikin, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. Scrushy and McCourtney and Dr. Lopez have terms expiring in 1997, Messrs. House, McDonald, Kramer and Newhall have terms expiring in 1998, and Messrs. Meadow and Striplin and Dr. Mullikin have terms expiring in 1999. The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of MedPartners/Mullikin currently has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee has the responsibility for reviewing and supervising the financial controls of MedPartners/Mullikin. The Audit Committee makes recommendations to the MedPartners/Mullikin Board of Directors with respect to MedPartners/Mullikin's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with MedPartners/Mullikin's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of MedPartners/Mullikin. The Audit Committee consists of Messrs. Striplin and Meadow and Dr. Lopez.

     The Compensation Committee has the responsibility for reviewing the performance of the officers of MedPartners/Mullikin and recommending to the MedPartners/Mullikin Board of Directors annual salary and bonus amounts for all officers of MedPartners/Mullikin. The Compensation Committee consists of Messrs. House, Newhall, McCourtney and McDonald.

EXECUTIVE OFFICER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to MedPartners/Mullikin in all capacities during the years ended December 31, 1995 and 1994, for the chief executive officer and the four other most highly compensated executive officers of MedPartners/Mullikin whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                    ANNUAL COMPENSATION(1)   ------------
                                                                              SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION HELD        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
- -------------------------------------------  -----  ----------   ---------   ------------   ------------
Larry R. House(2)..........................  1995    $ 349,908   $ 600,000      828,000       $ 28,335(3)
  Chairman of the Board, President and       1994      335,000          --      457,000         25,474(4)
  Chief Executive Officer
Harold O. Knight, Jr.......................  1995      132,920     102,230      200,000         12,227(5)
  Executive Vice President and Chief         1994       90,000          --       30,000          3,541(6)
  Financial Officer

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                    ANNUAL COMPENSATION(1)   ------------
                                                                              SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION HELD        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
- -------------------------------------------  -----  ----------   ---------   ------------   ------------
William R. Dexheimer.......................  1995      172,996       2,196       55,000         12,254(7)
  Executive Vice President and Chief         1994      162,940          --       15,000          6,596(8)
  Operating Officer -- East
Mark L. Wagar(9)...........................  1995      346,601          --      250,000         30,485(10)
  President -- Western Operations
Tracy P. Thrasher..........................  1995      115,250      42,240      185,000         12,145(11)
  Executive Vice President of                1994       83,000          --       50,000          3,510(12)
  Administration and Secretary

- ---------------

 (1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each Named Executive Officer.
 (2) Pursuant to a reimbursement agreement, MedPartners/Mullikin paid HEALTHSOUTH the sum of $150,195 as reimbursement for services rendered by Mr. House from January 1, 1994 to August 31, 1994, when the agreement terminated. See "-- Compensation Committee Interlocks and Insider Participation".
 (3) Represents $585 paid for life, long-term disability, health, dental and accidental death insurance; $2,750 paid for automobile allowance; and $25,000 paid for split premium life insurance for Mr. House for 1995.
 (4) Represents $434 paid for life, long-term disability, health, dental and accidental death insurance; $2,200 paid for automobile allowance; and $22,840 paid for split premium life insurance for Mr. House for 1994.
 (5) Represents $477 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Knight for 1995.
 (6) Represents $391 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Mr. Knight for 1994.
 (7) Represents $504 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Dexheimer for 1995.
 (8) Represents $2,396 paid for life, long-term disability, health, dental and accidental death insurance; and $4,200 paid for automobile allowance for Mr. Dexheimer for 1994.
 (9) Mr. Wagar commenced employment on January 1, 1995.
(10) Represents $5,084 paid for life, long-term disability, health, dental and accidental death insurance; $1,548 paid as a flex allowance; and $23,853 paid as an executive life insurance benefit for Mr. Wagar for 1995.
(11) Represents $395 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Ms. Thrasher for 1995.
(12) Represents $360 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Ms. Thrasher for 1994.

     Option Grants in 1995. The following table contains information concerning the grant of stock options under the MedPartners/Mullikin Option Plans (as defined below) to the Named Executive Officers in 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUALS GRANTS(1)                      POTENTIAL REALIZABLE
                            --------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                                 RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                              APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO     EXERCISE OR                        TERM(1)
                               OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
           NAME             GRANTED(#)(2)    FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
- --------------------------  -------------   -------------   -----------   ----------   ----------   ----------
Larry R. House............     328,000(3)        11.9%        $ 12.00        2005      $2,475,329   $6,272,970
                               500,000(3)        18.1           27.25        2005       8,568,689   21,714,741
Harold O. Knight, Jr. ....      50,000            1.8           12.00        2005         377,337      956,245
                               150,000            5.4           27.25        2005       2,570,607    6,514,422
William R. Dexheimer......      15,000            0.5           12.00        2005         113,201      286,874
                                40,000            1.4           27.25        2005         685,495    1,737,179
Mark L. Wagar.............     150,000            5.4           28.25        2005       2,664,941    6,753,484
                               100,000(3)         3.6           28.25        2005       1,776,627    4,502,322
Tracy P. Thrasher.........      85,000            3.1           12.00        2005         641,473    1,625,617
                               100,000            3.6           27.25        2005       1,713,738    4,342,948

- ---------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(2) The vesting of each option is cumulative and no vested portion expires until the expiration of the option. Unless otherwise noted, options vest at the rate of 20% per year over a five-year period beginning on the date of grant.
(3) These options are 100% vested.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information with respect to options exercised by the Named Executive Officers during 1995 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NAME OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED      VALUE        OPTIONS AT FY-END(#)           AT FY-END($)(1)
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- --------------------------  ---------------   -----------   -------------------------   -------------------------
Larry House...............      402,000       $ 5,226,000        883,000/0                $11,567,000/$0
Harold O. Knight, Jr. ....       72,000         1,417,000         40,000/218,000              382,500/3,432,400
William R. Dexheimer......        3,000            39,000         14,000/53,000               207,400/731,200
Mark L. Wagar.............           --                --        130,000/120,000              747,528/570,000
Tracy P. Thrasher.........       32,000           567,500         37,000/186,000              472,000/3,134,400

- ---------------

(1) Based on the closing sale price of MedPartners/Mullikin Common Stock on December 29, 1995, of $33.00 per share.

DIRECTOR COMPENSATION

     Directors of MedPartners/Mullikin who are not also employed by MedPartners/Mullikin are paid Directors' fees of $2,500 for each meeting of the MedPartners/Mullikin Board of Directors attended in person,

$500 for each meeting of the Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. In addition, Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each directors' meeting and committee meeting. Outside directors are eligible to receive the grant of stock options under the MedPartners/Mullikin Option Plans. In November 1995, each of Messrs. Scrushy, Striplin, Newhall, Meadow, McCourtney, McDonald and Kramer and Dr. Mullikin were granted ten-year options to purchase 10,000 shares of Common Stock and Dr. Lopez was granted a ten-year option to purchase 20,000 shares, all at an exercise price of $28.25 per share, the market price on the date of grant. See " -- Executive Officer Compensation -- Option Grants in 1995" and "Principal Stockholders of MedPartners/Mullikin".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. House, Newhall and McCourtney served on the Compensation Committee of the MedPartners/ Mullikin Board during 1995, joined by Mr. McDonald in November 1995. Mr. House also served as Chairman of the Board, President and Chief Executive Officer of MedPartners/Mullikin while serving on the Compensation Committee.

     On August 31, 1993, MedPartners entered into a Reimbursement Agreement with HEALTHSOUTH to allow Mr. House to serve as President of HEALTHSOUTH International, Inc. The Reimbursement Agreement provided for the reimbursement by MedPartners to HEALTHSOUTH of one-half of Mr. House's compensation and benefits. Under the Reimbursement Agreement, MedPartners paid HEALTHSOUTH the sum of $150,195 for the period from January 1, 1994 to August 31, 1994, when the Reimbursement Agreement terminated. On September 1, 1994, MedPartners entered into a Consulting Agreement, terminated in February 1995, with HEALTHSOUTH, under which MedPartners agreed to make available to HEALTHSOUTH from time to time at reasonable times and upon reasonable requests the services of Mr. House as a consultant in connection with the activities of HEALTHSOUTH International, Inc. In exchange for such services, HEALTHSOUTH paid MedPartners/Mullikin a consulting fee equal to one-half of Mr. House's compensation and benefits.

     In connection with the sale of the Convertible Preferred Stock described below, MedPartners/Mullikin entered into a non-competition and severance agreement with Mr. House. The agreement provides, subject to certain limitations, for severance payments equal to 12 months' salary if Mr. House's employment is terminated without cause. Moreover, pursuant to this agreement, Mr. House agreed that during the term of his employment with MedPartners/Mullikin and for 18 months thereafter, he will not compete with MedPartners/Mullikin, without the prior written consent of MedPartners/Mullikin, by engaging in any capacity in any business which is competitive with the business of MedPartners/Mullikin.

     In September 1993 and March 1994, MedPartners issued shares of Series A and Series B Convertible Preferred Stock in private transactions. Entities affiliated with Messrs. House, Newhall and McCourtney purchased shares in each transaction as follows: HEALTHSOUTH -- 157,500 shares of Series A and 250,000 shares of Series B; New Enterprise Associates VI, L.P. -- 875,000 shares of Series A and 625,000 shares of Series B; New Venture Partners III,
L.P. -- 125,000 shares of Series A and 37,500 shares of Series B; and Venrock Associates -- 750,000 shares of Series A and 500,000 shares of Series B. All of such shares of Preferred Stock were automatically converted into shares of Common Stock upon the consummation of the MedPartners initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin".

     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into Termination and Consulting Agreements with Mr. McDonald. Under the Termination Agreement, Mr. McDonald's employment agreement with MME was terminated in consideration of which Mr. McDonald received a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites under the former employment agreement for 36 months, access to an office and support staff until death or disability, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. MedPartners/Mullikin and Mr. McDonald also entered into a five-year Consulting Agreement whereby Mr. McDonald will receive in consideration for his services a consulting fee of $2,230,000, to be paid over five years with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary of such date, access to an office and support staff and certain other benefits. See "Certain
Transactions -- MedPartners/Mullikin -- MME Acquisition Agreements".

     See also "Certain Transactions -- MedPartners/Mullikin".

NON-COMPETITION AND SEVERANCE AGREEMENTS

     In September 1993, MedPartners/Mullikin entered into non-competition and severance agreements with Mr. House and Mr. Dexheimer, each of which contains the terms described above under "-- Compensation Committee Interlocks and Insider Participation" related to the agreement with Mr. House. MedPartners/ Mullikin also entered into non-competition, nondisclosure and development agreements with each of Messrs. Knight, Seay and Dexheimer and Ms. Thrasher pursuant to which each has agreed not to disclose any of MedPartners/Mullikin's confidential information or assist or work for any of MedPartners/Mullikin's competitors for a period of one year after termination of employment. In addition, each of such executive officers agreed to assign any rights in any design, invention, software, process, trade secret or intellectual property that relates to or resulted from work performed at MedPartners/Mullikin.

STOCK OPTION PLANS

     MedPartners/Mullikin has a 1993 Stock Option Plan (the "1993 Option Plan") and a 1995 Stock Option Plan (the "1995 Option Plan", together with the 1993 Option Plan, the "MedPartners/Mullikin Option Plans"). The objectives of the MedPartners/Mullikin Option Plans are to attract and retain qualified personnel, to provide incentives to employees, officers, and directors of MedPartners/Mullikin and to promote the success of MedPartners/Mullikin. A total of 1,555,000 shares of Common Stock, including 1,055,000 shares of Common Stock for issuance upon the exercise of options granted to officers, directors, consultants and employees of MedPartners/Mullikin and 500,000 shares of Common Stock for issuance upon the exercise of options issued in connection with the acquisition of the assets of physician practices, are covered by the 1993 Option Plan. A total of 7,099,150 shares of Common Stock are covered by the 1995 Option Plan. Additionally, the 1995 Option Plan contains a provision whereby the number of shares of MedPartners/ Mullikin Common Stock for which options may be granted under the 1995 Option Plan shall automatically increase on the first trading day of each calendar year during the term of the 1995 Option Plan by an amount equal to 1% of the shares of MedPartners/Mullikin's Common Stock outstanding on December 31 of the immediately preceding year. However, such additional shares shall be available only for the grant of non-qualified stock options and not for the grant of incentive options. The MedPartners/Mullikin Option Plans authorize the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and the grant of options that do not qualify as Incentive Options ("Non-Qualified Options") under Section 422 of the Code.

     The MedPartners/Mullikin Option Plans are administered by the Compensation Committee of the MedPartners/Mullikin Board of Directors (the "Committee"). The Committee, subject to the approval of the MedPartners/Mullikin Board of Directors and the provisions of the MedPartners/Mullikin Option Plans, has full power to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the MedPartners/Mullikin Option Plans. The MedPartners/Mullikin Option Plans provide that the Committee will select grantees from among full-time employees, officers, directors and consultants of MedPartners/Mullikin or its subsidiaries, and individuals or entities subject to an acquisition or management agreement with MedPartners/Mullikin.

     The option exercise price of each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and not less than 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options granted to employees. No Incentive Option may be granted to any employee who owns at the date of grant stock representing in excess of 10% of the combined voting power of all classes of stock of MedPartners/ Mullikin or a parent or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which Incentive Options are exercisable by an individual for the first time during any calendar year may not exceed $100,000.

     The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant. If a participant who holds options ceases to be an employee, consultant or director or otherwise affiliated with MedPartners/Mullikin (the "Termination"), for cause (as defined), and such person shall not have fully exercised any option granted under the MedPartners/Mullikin Option Plans, the option or the remaining portion thereof will expire on the date of termination. Any option or portion thereof which has not expired or been exercised on or before the date of Termination, without cause, expires 90 days after the date of Termination. Notwithstanding the foregoing, in the event of Termination due to the optionee's death or incapacity, the option will terminate 12 months following the date of such optionee's death or incapacity. Options granted under the MedPartners/Mullikin Option Plans may be exercisable in installments.

     Upon the exercise of options, the option exercise price must be paid in full, either in cash or other form acceptable to the Committee, including delivery of a full recourse promissory note, delivery of shares of Common Stock already owned by the optionee or delivery of other property. Unless terminated earlier, the 1993 Option Plan will terminate in 2003 and the 1995 Option Plan will terminate in 2005.

     As of June 30, 1996, MedPartners/Mullikin had outstanding options at exercise prices ranging from $0.20 to $19.25 to acquire 648,370 shares of Common Stock under the 1993 Option Plan. At the same date, there were outstanding options under the 1995 Option Plan to acquire 5,116,040 shares of Common Stock at exercise prices ranging from $12.00 to $33.00 per share.

401(K) PLANS

     MedPartners/Mullikin has the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "MedPartners Plan"). The MedPartners Plan is a Code
Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the plan. MedPartners/Mullikin, in its sole discretion, may contribute an amount which it designates as a discretionary employer contribution to all non-highly compensated and all non-key employees. In years for which the MedPartners Plan is "top-heavy" (as defined in the Code), a participant is entitled to the top heavy minimum allocation if the participant was employed by MedPartners on the last day of the MedPartners Plan year, unless the employee is a key employee. Participants in the MedPartners Plan may elect to contribute from 2% to 15% of their gross compensation subject to annual Code limitations.

     Effective November 28, 1989, MME's principal professional corporation and Pioneer Hospital adopted the Savings and Salary Deferral Plan (the "Mullikin Plan"), which MedPartners/Mullikin has assumed. MME adopted the Mullikin Plan retroactively to January 1, 1994, and assumed the administration responsibility of the Mullikin Plan. The Mullikin Plan is also a Code Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked to become a participant in the plan. Participants in the Mullikin Plan may elect to contribute from 1% to 20% of their gross compensation, subject to annual Code limitations. MedPartners/ Mullikin will make a minimum matching contribution of 50% of the first 3% of salary deferred into the Mullikin Plan, up to a maximum of $750 for any Mullikin Plan year.

     In addition to these Plans, certain of the employee retirement plans of various of the entities acquired during 1995 have been or will be merged into the MedPartners Plan or the Mullikin Plan, while others may continue as prior to the acquisition. MedPartners/Mullikin continues to investigate the feasibility of the combination of the MedPartners Plan and the Mullikin Plan consistent with applicable law and regulations and its desire to provide a comprehensive benefit package for all employees.

                  CERTAIN TRANSACTIONS -- MEDPARTNERS/MULLIKIN

MME ACQUISITION AGREEMENTS

     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into certain termination and consulting agreements with Walter T. Mullikin, M.D. and John S. McDonald, J.D., now directors of MedPartners/Mullikin, and an employment agreement with Mark L. Wagar, Executive Vice President and Chief Operating Officer -- West of MedPartners/Mullikin.

     Termination Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Walter T. Mullikin, M.D. and John S. McDonald, J.D., entered into a Termination Agreement that terminated their previous employment agreements with MME, in consideration of which they received, or shall receive, a lump sum payment of $1,064,000, in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Dr. Mullikin or to Dr. Mullikin's spouse, should she survive him, and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a Company-sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits. See "MedPartners/Mullikin's Management -- Compensation Committee Interlocks and Insider Participation".

     Consulting Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Mullikin and Mr. McDonald entered into five-year Consulting Agreements whereby they will receive in consideration for their services: consulting fees of $2,480,000 to Dr. Mullikin, to be paid over five years with an initial payment of $744,000 on November 29, 1995, and equal payments of $434,000 on each anniversary of such date, and $2,230,000 to Mr. McDonald, to be paid over five years with an initial payment of $669,000 on November 29, 1995, and equal payments of $390,250 on each anniversary thereof, access to an office and support staff and certain other benefits.

     Wagar Employment Agreement. On November 29, 1995, MedPartners/Mullikin and Mark L. Wagar, President -- Western Operations of MedPartners/Mullikin entered into an amended employment agreement for the remainder of the term of Mr. Wagar's employment agreement with MME which terminates on January 18, 1998, subject to certain renewal provisions (the "Wagar Employment Agreement"), pursuant to which Mr. Wagar will receive a base annual salary of $350,000, participation in any long-term incentive plan designed specifically for Mr. Wagar or provided to the Senior Executive Group (as defined in the Wagar Employment Agreement), participation in any benefits and perquisites provided to the Senior Executive Group, reasonable vacation and eligibility to participate in a cash bonus plan. The Wagar Employment Agreement provides that if Mr. Wagar voluntarily resigns such that such resignation constitutes constructive termination or should his services be terminated by MedPartners/Mullikin without "cause" (as defined in the Wagar Employment Agreement), Mr. Wagar (or his beneficiaries should Mr. Wagar thereafter die) shall be entitled to receive (i) the full amount of any previously unpaid base salary through the date of Mr. Wagar's termination of service, (ii) payment of Mr. Wagar's annual base salary in effect as of the date of Mr. Wagar's termination of service payable in 12 equal monthly installments, (iii) continuation of fringe benefits and perquisites under the Wagar Employment Agreement, (iv) immediate vesting of any stock options or other rights provided under MedPartners/Mullikin's long term incentive plan, and (v) payment of any life insurance, disability or other benefits provided to Mr. Wagar by MedPartners/Mullikin in accordance with the terms and conditions of the Wagar Employment Agreement. The Wagar Employment Agreement contains other severance arrangements relating to termination of Mr. Wagar's services due to death, disability or resignation.

FINANCINGS

     In September 1993 and February 1994, MedPartners, the predecessor of MedPartners/Mullikin, issued an aggregate of 4,000,562 shares of Series A Convertible Preferred Stock in a private placement transaction for aggregate consideration of $8,001,124. Certain directors and officers of MedPartners/Mullikin, or entities affiliated with such individuals, purchased shares of Series A Convertible Preferred Stock as follows: New Enterprise Associates VI, L.P. -- 875,000 shares; New Venture Partners III, L.P.
 -- 125,000 shares; Venrock Associates -- 750,000 shares; Frontenac Venture VI, L.P. -- 1,000,000 shares; HEALTHSOUTH -- 157,500 shares; and Ms.
Thrasher -- 11,250 shares.

     In March 1994 and May 1994, MedPartners issued an aggregate of 3,000,000 shares of Series B Convertible Preferred Stock in a private placement transaction for aggregate consideration of $12,000,000. Certain directors and officers of MedPartners, or entities affiliated with such individuals, purchased shares of Series B Convertible Preferred Stock as follows: New Enterprise Associates, VI, L.P. -- 625,000 shares; New Venture Partners III, L.P. -- 37,500 shares; Venrock Associates -- 500,000 shares; Frontenac Venture VI,
L.P. -- 625,000 shares; HEALTHSOUTH -- 250,000 shares; Mr. Scrushy -- 100,000 shares; Mr. Striplin -- 25,000 shares; and Ms. Thrasher -- 10,000 shares. See "MedPartners/Mullikin's Management -- Compensation Committee Interlocks and Insider Participation".

     All of the shares of preferred stock of MedPartners were automatically converted into shares of MedPartners common stock upon the consummation of MedPartners' initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin" for information about affiliations between directors and executive officers of MedPartners/Mullikin and certain of the entities who purchased shares of MedPartners Preferred Stock.

     The Mullikin Family Trust, a trust formed for the benefit of Dr. Mullikin and his spouse, was the holder of two notes issued in November 1992 by 5000 Airport Plaza, a California limited partnership which is controlled by MedPartners/Mullikin, one in the principal amount of $2,975,000, having a 20-year term and bearing an interest rate of 10% per annum, and the other in the principal amount of $850,000, having a 10-year term and bearing an interest rate of 10% per annum, each secured by the 5000 Airport Plaza building, where MedPartners/Mullikin's western executive offices are located.

                 PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN

     The following table sets forth certain information regarding beneficial stock ownership of MedPartners/ Mullikin as of June 30, 1996: (i) each director and Named Executive Officer of MedPartners/Mullikin. (ii) all directors and executive officers as a group, and (iii) each stockholder known by MedPartners/Mullikin to be the beneficial owner of more than 5% of the outstanding MedPartners/Mullikin Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law. Shares of Common Stock subject to options held by directors and executive officers that are exercisable within 60 days of June 30, 1996, are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.

                                                                  NUMBER OF SHARES OF    PERCENTAGE
                                                                  MEDPARTNERS/MULLIKIN    OF COMMON
             NAME                         POSITION HELD             COMMON STOCK(16)     STOCK OWNED
- -------------------------------  -------------------------------  --------------------   -----------
Larry R. House.................  Chairman, President and Chief          2,605,000(1)         4.85%
                                   Executive Officer and
                                   Director
William R. Dexheimer...........  Executive Vice President and             254,000(2)        *
                                   Chief Operating
                                   Officer -- East
Harold O. Knight, Jr...........  Executive Vice President and             148,000(3)        *
                                   Chief Financial Officer
Tracy P. Thrasher..............  Executive Vice President of              129,800(4)        *
                                   Administration and Secretary
Mark L. Wagar..................  President -- Western Operations          163,005(5)        *
Larry D. Striplin, Jr..........  Director                                  99,100(6)        *
Richard M. Scrushy.............  Director                               1,915,500(7)         3.66
Charles W. Newhall III.........  Director                               1,502,000(8)         2.87
Scott F. Meadow................  Director                                   2,000(9)        *
Ted H. McCourtney, Jr..........  Director                                  56,901(10)        1.05
Walter T. Mullikin, M.D........  Director                                 432,424(11)       *
John S. McDonald...............  Director                                 303,281(12)       *
Richard J. Kramer..............  Director                               1,869,674(13)        3.57
Rosalio J. Lopez, M.D..........  Director                                  93,069(14)       *
All executive officers and                                              9,710,254(15)       17.91
  directors as a group (17
  persons).....................

- ---------------

   * Less than 1%.
 (1) Includes options to purchase 1,428,000 shares.
 (2) Includes options to purchase 40,000 shares and 1,000 shares held in trust.
 (3) Includes options to purchase 86,000 shares.
 (4) Includes options to purchase 74,000 shares and 2,000 shares held in trust for a minor child.
 (5) Includes options to purchase 160,000 shares.
 (6) Includes options to purchase 2,000 shares.
 (7) Includes options to purchase 17,000 shares, 250,000 shares held in trust for minor children, and 1,098,500 shares owned of record by HEALTHSOUTH. Mr. Scrushy is Chairman of the Board, President and Chief Executive Officer of HEALTHSOUTH and disclaims beneficial ownership of the shares owned by HEALTHSOUTH.
 (8) Includes options to purchase 2,000 shares, and 1,500,000 shares owned of record by New Enterprise Associates VI, Limited Partnership ("NEA"), of which Mr. Newhall is the general partner. Mr. Newhall shares voting and investment power with respect to such shares owned by NEA.
 (9) Includes options to purchase 2,000 shares.

(10) Includes options to purchase 2,000 shares, 45 shares owned of record by Venrock Associates and 15 shares owned of record by Venrock Associates II, L.P. Mr. McCourtney is a general partner of Venrock Associates and Venrock Associates II, L.P., and shares voting and investment power with respect to such shares. Mr. McCourtney disclaims beneficial ownership of the shares owned by Venrock Associates and Venrock Associates, II, L.P., except to the extent of his pro rata interest.
(11) Includes options to purchase 2,000 shares and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976.
(12) Includes options to purchase 2,000 shares and 301,281 shares held by certain trusts for the benefit of Mr. McDonald.
(13) Includes options to purchase 2,000 shares and 1,867,674 shares owned of record by DCNHS-West Partnership, L.P. Mr. Kramer is the President and Chief Executive Officer of CHW, which is the sole general partner of DCNHS. Mr. Kramer disclaims beneficial ownership of the shares owned by DCNHS.
(14) Includes options to purchase 4,000 shares and 89,069 shares held of record by certain trusts for the benefit of Dr. Lopez and members of his family.
(15) Includes options to purchase a total of 1,911,000 shares.

                            SELECTED FINANCIAL DATA
                              CHS MANAGEMENT, INC.

     The following table sets forth selected financial data for CHS derived from CHS's Financial Statements. The selected financial data should be read in conjunction with the Financial Statements of CHS Management, Inc. and the related notes thereto included elsewhere in this Prospectus-Proxy Statement.

                                                                         SEPTEMBER 1,
                                                                             1995           SIX
                                                                          (INCEPTION)      MONTHS
                                                                            THROUGH        ENDED
                                                                         DECEMBER 31,     JUNE 30,
                                                                             1995           1996
                                                                        ---------------   --------
                                                                              (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Total operating revenue...............................................      $ 2,658       $ 29,496
Transfers to affiliated Medical Groups................................           --         24,575
Salaries and employee benefits........................................        1,350          2,647
Outside professional services.........................................          170            186
Building and occupancy................................................          335            959
Depreciation and amortization.........................................           10              9
Other administrative expenses.........................................          522          1,851(1)
                                                                            -------       --------
Total operating expenses..............................................        2,387         30,227
                                                                            -------       --------
Operating income (loss)...............................................          271           (731)
Net interest income and gain on sale of assets........................            4              7
Income taxes provision (benefit)......................................          106            (30)
                                                                            -------       --------
Net income (loss).....................................................      $   168       $   (694)
                                                                        ===========        =======

                                                                           DECEMBER 31,   JUNE 30,
                                                                               1995         1996
                                                                           ------------   --------
BALANCE SHEET DATA:
Cash.....................................................................     $  719       $2,127
Due from affiliates......................................................        752          729
Total assets.............................................................      2,106        3,772
Funds held on behalf of others...........................................        494            0
Total shareholders' equity (deficit).....................................        419         (275)

- ---------------

(1) Includes approximately $784,000, of accrued expenses relating to the Merger.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
                   OPERATIONS AND FINANCIAL CONDITION -- CHS

     The following discussion should be read in conjunction with the financial statements of CHS and the notes thereto and other financial information included elsewhere in this Prospectus-Proxy Statement.

OVERVIEW

     CHS was incorporated in August 1995 for the purpose of effecting the Restructurings and thereby continuing the management operations for the Medical Groups. CHS's revenue is derived principally from a percentage of enrollee revenue generated by the Medical Groups through their contracts with HMOs, which constitute approximately 90.2% of operating revenue. For the period from September 1, 1995 (inception) through December 31, 1995, CHS provided its services to the Medical Groups in exchange for a percentage of the net revenues of each such Medical Group. Effective January 1, 1996, CHS began providing its services on a cost basis plus a percent of revenues in exchange for assuming all nonmedical costs of the Medical Groups, and an assignment of revenues from such Medical Groups.

     CHS' operating results are affected significantly by the number of Medical Groups it manages. CHS seeks to achieve increasing growth and profitability through increased market penetration and operational efficiencies in its existing markets and through the development of new Medical Groups in targeted markets. In addition, CHS provides certain management services for New Management under New Management's contract with West Hills Hospital Medical Corporation. In exchange for these services, CHS receives a fee equal to a percent of New Management's revenues, subject to adjustment under certain circumstances.

     The following table sets forth the number of primary care physicians affiliated with the Medical Groups and enrollment in managed care programs for the year ended June 30, 1996:

                                                                           SIX MONTHS ENDED
                                                                             JUNE 30, 1996
                                                                           -----------------
    Employed primary care physicians.....................................            15
    Exclusive primary care physicians....................................           112
    Non-exclusive primary care physicians................................            32
                                                                           -----------------
              Total primary care physicians..............................           159
                                                                           =============
    Commercial HMO enrollees.............................................       101,000
    Senior HMO enrollees.................................................         6,000
                                                                           -----------------
              Total HMO enrollees........................................       107,000
                                                                           =============

RESULTS OF OPERATIONS

     CHS has been affiliated with the Medical Groups for a limited period of time. As a result, there are no period-to-period comparisons and percentage relationships within periods are not meaningful measures of its operations.

     The following table sets forth CHS's statements of operations, expressed as a percentage of total operating revenue, for the period from September 1, 1995 (inception) through December 31, 1995 and for the six months ended June 30, 1996.

                                                                SEPTEMBER 1 THROUGH
                                                                 DECEMBER 31, 1995      JUNE 30, 1996
                                                                -------------------     -------------
Total operating revenue.......................................         100.0%               100.0%
Transfers to affiliated medical groups........................          N.A.                 83.3
Salaries and employee benefits................................          50.8                  9.0
Outside professional services.................................           6.4                  0.6
Building and occupancy........................................          12.6                  3.3
Depreciation..................................................           0.4                  0.0
Other administrative expenses.................................          19.6                  6.3
Total operating expenses......................................          89.8                102.5
Operating income (loss).......................................          10.2                (2.5)
Net interest income...........................................           0.1                  0.0
Provision for income taxes....................................           4.0                  0.0

  Six Months Ended June 30, 1996

     Total operating revenue was approximately $29.5 million for the six months ended June 30, 1996. Revenue increased due to the assignment of revenue from the Medical Groups to CHS under the new MSAs. Approximately $27.78 million, or 94.2% of revenue, consisted of capitation revenue from the Medical Groups, while approximately $0.36 million, or 1.2% of revenue, was generated from consulting services.

     Total operating expenses were approximately $30.3 million, or 102.5% of revenue, for the six months ended June 30, 1996. Expenses increased as a result of the assumption of nonmedical costs of the Medical Groups and the obligation to transfer back sufficient amounts to the Medical Groups to cover the medical costs, but in no event less than a specified amount. Transfers back to the Medical Groups to cover the cost of medical services were approximately $24.58 million or 83.3% of revenue. Overhead expenses, consisting of building, occupancy and other administrative expenses (including merger costs), represented approximately $2.81 million, or 9.5% of revenue. Salaries and employee benefits were approximately $2.65 million, or 9.0% of revenue. Interest income was approximately $1,700 or less than 0.01% of revenue.

     Net loss was $694,116.

  For the Period September 1, 1995 (inception) through December 31, 1995

     Total operating revenue was approximately $2.66 million for the period from September 1, 1995 (inception) through December 31, 1995. Approximately $2.45 million, or 92.0% of revenue, consisted of management fees from the Medical Groups and approximately $0.21 million, or 8.0% of revenue, was generated from consulting services, including those rendered to New Management.

     Total operating expenses were $2.39 million, or 89.8% of revenue, for the period. Overhead expenses, consisting of building, occupancy and other administrative expenses, represented approximately $0.86 million, or 32.2% of revenue. Salaries and employee benefits were approximately $1.35 million, or 50.8% of revenue. Net interest income was approximately $3,600, or 0.1% of revenue.

     Net income was $.17 million.

LIQUIDITY AND CAPITAL RESOURCES

     CHS requires capital primarily to acquire, affiliate with and develop medical groups as well as to fund working capital. The management contracts in effect between CHS and the Medical Groups at June 30, 1996 were the primary source of cash flow to CHS. For the period ended June 30, 1996, CHS experienced negative cash flows from operations of approximately $628,520. The amended and restated management contracts between CHS and each of the Medical Groups are expected to have a positive effect on the Company's cash flow from operations, as capitation payments are received in advance of when management costs associated with those capitated services are incurred. Under the amended and restated management contracts, cash flow to CHS should increase as more revenue becomes available to the Company. However, shared-risk arrangements will negatively impact cash flow since settlements in connection with these arrangements are typically not collected until several months following the period in which they were recognized.

     CHS had a working capital deficit of approximately $361,000 at June 30, 1996, and cash was approximately $2.13 million. Due to the relatively short operating history of CHS and expenses related to the Restructurings, CHS has not had the opportunity to establish significant cash reserves. In order to fund CHS' proposed expansion, significant additional capital would be required by CHS. On June 21, 1996, CHS received a short term loan of approximately $2.5 million for working capital purposes from MedPartners/ Mullikin. The loan, which is represented by a promissory note, bears interest at the prime rate of NationsBank of Georgia, N.A., and is due December 31, 1996. The loan is guaranteed by each of CMG and Health Source Management.

     CHS is dependent on the Medical Groups' continued financial viability and their ability to fund operations, including their ability to pay the management fees. HSMG has historically incurred significant net operating losses and has a significant net shareholders deficit. If HSMG failed to pay the amounts owed to CHS when they become due or failed to continue operations, such failures could have a substantial negative impact on the financial results of CHS. As of June 30, 1996, CHS had loaned approximately $725,000 to HSMG to pay certain overdue obligations of HSMG. In order to fund CHS's growth, CHS will require significant additional capital in the immediate future. CHS expects the Merger will provide such capital. Failure to approve the Merger and to obtain capital by CHS could have a material adverse effect on CHS and may result in a diminished ability of CHS to expand and compete against larger, better funded competitors, such as MedPartners/Mullikin.

                        BUSINESS OF CHS MANAGEMENT, INC.

THE MANAGED HEALTH CARE INDUSTRY

     Health Maintenance Organizations. Over the past decade, the cost of medical services has increased at a rate significantly higher than the consumer price index. The HCFA estimates health care expenditures in the United States for 1994 at approximately $1 trillion which represented more than 14.4% of gross national product.

     In response to escalating health care costs, employers, insurers and governmental entities have each sought cost-effective approaches to the delivery of and payment for quality health care services. HMOs have emerged as integral components in this effort. An HMO typically commits to provide, directly or indirectly, through subcontracting with physicians groups, all or substantially all of the medical services required by its members for a price to the member which does not vary significantly based on utilization. HMOs therefore assume some of the financial risk for the delivery of medical care and in this sense function like traditional indemnity health care plans. Unlike traditional indemnity health care plans, however, HMOs seek to reduce the cost of medical services through volume discounts from their provider networks and through the reduction of unnecessary medical services by implementing extensive utilization review and quality assurance programs.

     HMOs enroll members by entering into contracts with employer groups or directly with individuals to provide a broad range of health care services for a fixed monthly premium, with deductibles and co-payments required of the members. HMOs typically contract directly with physicians, hospitals and other health care providers to administer medical care to enrollees. These contracts provide for payment to the provider on either a discounted fee-for-service, per diem basis or professional capitation based on the number of enrollees, regardless of the amount of necessary medical care required within the covered benefits.

     In response to the growth in HMO penetration, five major provider group models have evolved. These models include (i) the staff model; (ii) the multi-specialty group model; (iii) the primary care group model; (iv) the IPA model; and (v) the physician-hospital organization model ("PHO"). Staff models, unlike the other models, involve the direct employment of physicians by an HMO and compensation of each physician through salary and incentives. Multi-specialty group models involve HMOs contracting with a single or limited number of large multi-specialty physicians groups to provide health care services to each member on a discounted fee-for-service or capitated basis. Primary care group models involve HMOs contracting with individual and group practice primary care physicians to provide health care on a capitated basis. IPA models involve HMOs contracting with individual primary and specialty care physicians, either directly or through a physicians' association, and typically compensating each physician on a discounted fee-for-service or capitated basis. PHO models link hospitals with groups of primary and specialty care physicians in order to allow them to contract jointly with HMOs and to assure the hospitals a broad patient base.

     In each of these provider group models, with the exception of the staff model, HMOs generally shift certain administrative and economic functions to physicians. Administrative burdens include justifying medical costs and quality, seeking authorization for tests and procedures and responding to additional oversight from HMOs. These burdens have been exacerbated by the proliferation of HMOs, which require physicians to comply with multiple formats for claims processing, credentialing and other administrative reporting requirements. As a result, physicians' operating expenses and the number of hours devoted to non-medical activities have increased. Even in large practice groups, many physicians have not been able to absorb efficiently the additional administrative responsibilities delegated to them by HMOs. In addition to adding these administrative pressures, by capitating payments to physicians, HMOs, in effect, have also begun to shift to physicians a significant portion of the economic risk of providing health care. These shared risk arrangements exert more pressure on the physician to reduce costly, unnecessary medical treatments while continuing to deliver quality medical care. In order to perform these administrative and economic functions, physicians have begun to outsource to third parties, such as CHS, both the management of economic risk and the non-medical management tasks associated with the practice of medicine.

     MSOs were created to provide certain of the economic and administrative functions shifted to physicians by HMOs, and to assist physicians groups in competing for business and controlling their medical practice in the era of managed care. MSOs provide the management and organizational structures similar to an HMO yet allow individual physicians to maintain quality assurance and utilization controls. MSOs provide management, claims payment and other administrative services to physicians. MSOs also help physicians groups by negotiating capitation rates and other incentive arrangements with HMOs. CHS believes that managed care will continue to play an important role in the delivery of and payment for health care services.

CHS MANAGEMENT, INC.

     CHS is an MSO formed through the combination of CMG's management operations and the acquisition of substantially all of the assets of Health Source Management. CHS engages in the organization and management of, and affiliations with, primary care and multi-specialty physicians groups and IPAs and assists the Medical Groups in the negotiation of contracts with HMOs to provide physician and related health care services to Enrollees who select physicians in CHS-managed physicians groups. Upon consummation of the Restructurings, CHS commenced management, pursuant to long term management agreements, of the Medical Groups which are comprised of approximately 370 physicians covering approximately 109,000 commercial Enrollees and 5,000 senior Enrollees in West Los Angeles and the San Fernando, Conejo and Simi Valleys. CHS engages, on behalf of HSMG and CMG, in the negotiation, monitoring and maintenance of 40 contracts consisting of 19 HMO contracts for HSMG and 22 HMO contracts for CMG, including Secure Horizons, CaliforniaCare Health Plans, Cigna Healthcare of Southern California, Aetna, CareAmerica, PacifiCare of California, Prudential Healthcare Plan of California, Health Net California's Health Plan, and Blue Shield HMO. Most of the HMO contracts provide for a fixed monthly capitation payment or a fixed monthly service fee, in exchange for which the Medical Groups are responsible for providing all covered medical care for their respective enrollees. Contracts with HMOs and physicians generally include shared risk arrangements and other financial incentives designed to encourage the provision of high-quality, cost-effective health care. In addition, CHS assumed Health Source Management's obligations under its contracts and provides medical management consulting services to, among others, the Midway Hospital Medical Center. CHS also structures and administers health education and community outreach programs for the Medical Groups.

     CMG is affiliated with West Hills Hospital, Los Robles Regional Medical Center and Encino-Tarzana Regional Medical Center. CMG also maintains a non-exclusive network of over 200 multi-specialty physicians on a sub-capitation or discounted fee-for-service basis to provide cost effective medical services to its enrollees on an as-needed basis. CMG currently provides health care services to approximately 46,000 enrollees of major health plans and insurers who reside in the San Fernando, Conejo and Simi Valleys through 43 affiliated primary care physicians. HSMG provides health care services to approximately 68,000 enrollees of major health plans and insurers and residing in the West Los Angeles area through approximately 325 affiliated physicians consisting of approximately 120 primary care and approximately 205 specialist physicians. HSMG is affiliated with five regional hospitals: Cedars-Sinai Medical Center, Century City Hospital, Brotman Medical Center, Centinela Hospital and Midway Hospital Medical Center.

MEDICAL PROVIDERS

     Relationship with Physicians and Enrollees. Through its contractual relationships with the Medical Groups acquired through the Restructurings, CHS is affiliated with approximately 370 physicians, most of whom are on the staff of Cedars-Sinai Medical Center or West Hills Hospital. Each HSMG contract with a primary care physician contains an exclusivity provision which provides that as long as they are affiliated with HSMG, the physician cannot provide managed care services to any other entity within a five mile radius of HSMG's administrative offices. In addition, 90% of specialty services provided are performed by specialists whose contracts with HSMG contain similar exclusivity provisions. All partners of CMG are exclusive to CMG for managed care services and may not compete with CMG in managed care or contract with any HMO in any county in which CMG conducts business.

     Although the Medical Groups rely on numerous individual physicians and practice groups to provide its enrollee base, the number of patients of several of these physicians and practice groups is substantial. In particular, the patient group of one physician comprised approximately 10% of HSMG's enrollees during 1994.

Although neither CHS nor the Medical Groups have any reason to believe that any of the Medical Groups' affiliated physicians plan to terminate their contracts with the Medical Groups following the Merger, there can be no assurance that the contracts with these physicians will be renewed or, if renewed, will contain terms as favorable to the Medical Groups as the existing agreements. The loss to the Medical Groups of certain of these physicians and their patients could have a material adverse effect on the Medical Groups and, consequently, on CHS.

     Relationship with HMOs. The Medical Groups operate under contract with HMOs. The Medical Groups currently have contracts with major HMOs, including Aetna, Secure Horizons, MaxiCare, CaliforniaCare Health Plans, Cigna Healthcare of Southern California, Care America, PacifiCare of California, Prudential Healthcare Plan of California, Inc., Health Net California's Health Plan, and Blue Shield HMO. Most of the Medical Groups' contracts with HMOs ("HMO Agreements") provide for a fixed monthly capitation payment or a fixed monthly service fee, in exchange for which the Medical Groups are responsible for providing all covered medical care for each enrollee. HSMG and CMG have stop-loss protection in connection with all of their capitated HMO contracts which provide thresholds or "attachment points" at which the risk of financial exposure for capitated services provided to an individual enrollee, beyond such thresholds, is contractually shifted to a third party insurer. The Medical Groups have acquired stop-loss coverage from third parties, generally at $25,000 per year attachment points. The Medical Groups' HMO agreements generally provide for one year terms which renew automatically unless terminated. Termination is generally permitted by either party without cause upon written notice 90 to 120 days prior to the anniversary date of the agreement and by either party for cause upon 10 to 30 days written notice (with an opportunity to cure if termination is pursuant to a breach of the agreement). HMO agreements are usually amended annually to change capitation rates.

     The Medical Groups' contracts with HMOs generally include shared-risk arrangements and other financial incentives designed to encourage the provision of high-quality, cost-effective health care. Shared-risk provisions generally include the establishment of an annual budget for the provision of institutional services authorized by Medical Group physicians, and pursuant to which the Medical Groups retain a percentage of any unused amounts. CHS arranges for the Medical Groups to continue to purchase reinsurance (through its HMOs) to limit the Medical Groups' exposure under such shared-risk arrangements. In addition, some agreements contain provisions for additional compensation based upon the achievement by Medical Group physicians of certain standards of quality in the provision of medical services to enrollees. Agreements for the provision of services covered by Medicare generally allocate to the Medical Groups a percentage of amounts received by the HMO from the HCFA.

     During 1995 and 1994, enrollees of HealthNet HMO, California Care Health Plans and PacifiCare of California accounted for 30.3%, 23.3% and 11.3% in 1995 and 30.9%, 23.2%, and 12.8% in 1994 of CMG's revenues, respectively. While each of the Medical Groups recently entered into a 5 year strategic partnership arrangement with PacifiCare of California, and while CHS has no reason to believe that any of these HMOs intends to terminate their agreements with either of the Medical Groups, there can be no assurance that these agreements will be renewed in the future, or if renewed, that they will contain terms as favorable to HSMG or to CMG as the existing agreements. The loss to the Medical Groups of any of these HMOs or the failure to regain or retain these HMOs' enrollees or the related revenues could have a material adverse effect on the Medical Groups, and consequently, on CHS.

THE MANAGEMENT AGREEMENTS AND SERVICES PROVIDED

     On August 31, 1995, CHS entered in a Management Agreement with each of CMG and HSMG pursuant to which CHS provides management services to the Medical Groups in exchange for each Medical Group paying to CHS 12% of their capitated revenues, risk pool revenues, and any other operating revenues received from HMOs from Medical Group services, and 12% of 55% of fee-for-service revenues as compensation for the services of CHS. As of January 1, 1996, CHS and each of HSMG and CMG amended their respective Management Agreement to provide that CHS provides management services to the Medical Groups in exchange for each Medical Group paying all of CHS' direct costs associated with the provision of management services to the Medical Group plus a percent of net revenues (which includes shared-risk pool payments and any other operating revenues received from HMOs for Medical Group services). The term of the agreements with the Medical Groups is 20 years. Either agreement is terminable for CHS's or the Medical Group's material breach of its obligations thereunder, CHS's insolvency, the loss of a certain percentage of revenue by the Medical Group, the departure of a specified number of the Medical Group's affiliated physicians or the Medical Group's insolvency. Each agreement is terminable when the other becomes terminable. CHS's services under the Management Agreement include Medical Management Services and Administrative Services, as described below.

     CHS has entered into a services agreement with New Management to assist it in providing hospital management and administrative services. CHS receives a monthly nonaccountable reimbursement equal to 12% of the amount equal to the number of capitated lives covered by New Management multiplied by one dollar (which may increase or decrease in certain circumstances).

     Medical Management Services. These services include administering the Medical Groups' managed care medical and hospital referral authorization procedures; designing, developing and implementing outcome-based management programs; administering physician education programs and claims analysis programs; providing administrative support for all managed care quality management activities as they relate to non-medical policy and procedure development; data collection, meeting administration, documentation of findings, monitoring of the Medical Groups' developed requirements for medical record documentation; and designing, developing and implementing a comprehensive credentialing program for the Medical Groups' physicians.

  Administrative Services.

     Managed Care Contracting. These services include negotiating and monitoring agreements with payors; negotiating agreements with ancillary service providers; negotiating agreements with out-of-area hospital and ancillary providers; and coordinating the Medical Groups' network and office expansion. CHS also coordinates relations with HMOs and assists in resolving any grievances between the Medical Groups and HMOs and in resolving any enrollee grievances.

     Medical Group Provider Relations. CHS's services include negotiating agreements with the Medical Groups' physicians, maintaining eligibility data in a computerized database, tracking physician contract renewal dates, and distributing updated physician lists. With respect to relations with such physicians, CHS trains physicians in the Medical Groups' policies and procedures and assists the Medical Groups in developing and updating manuals.

     Financial Services. The financial services provided by CHS include maintaining bookkeeping and accounting systems for the Medical Groups and New Management, preparing a budget which reflects major operating objectives and anticipated revenues, expenses and cash flow, establishing and maintaining bank accounts and supervising short term investments and money management, preparing financial statements, administering a claims processing system, generating reports required by the Medical Groups for utilization management and financial review, and administering capitation distribution from HMOs.

     Management Information System. CHS's management information system services include supervising and directing the development of a management information system to include the handling of accounts receivable, accounts payable, patient tracking, claims processing, utilization analysis and eligibility determination.

     Patient Eligibility and Services. CHS provides a variety of services related to patient eligibility, including obtaining eligibility lists from health plans, assisting with the determination of eligibility of patients for health care coverage prior to the provision of medical services, maintaining a computerized eligibility database, distributing eligibility reports, and coordinating health education and wellness programs to enrollees of the Medical Groups.

     Physician Credentialing and Recruitment. CHS verifies that the credentials of the physicians in the Medical Groups meet the requirements specified in HMO contracts. All of the Medical Groups' physicians are licensed to practice medicine in California and are generally either board certified or board eligible.

     Other. CHS also provides other services, including services related to insurance and risk management, personnel, marketing and public relations.

HOSPITAL CONSULTING SERVICES

     With the consent of the hospital owners, CHS acquired consulting contracts from Health Source Management pursuant to which CHS provides consulting services designed to assist hospitals in maximizing the efficiency of their operations and delivery systems in a managed care environment. These services include assistance with contract management and review, evaluation of operational and utilization review/case management systems, evaluation of quality assurance methods, assistance with financial management, and medical staff evaluation.

COMPETITION

     The businesses of providing health care and health care related services are highly competitive and are subject to continuing changes in how services are provided and how providers are selected and paid. CMG and HSMG compete with many other physician practice groups, including other physician organizations, in its service area. Pressures to reduce the cost of medical care, through legal reform of the health care system or through market forces such as the continued expansion of managed care, could adversely impact the revenues of CMG or HSMG and, therefore, of CHS. Certain other physician practice management companies are significantly larger and better capitalized, provide a wider variety of services, have longer established relationships with HMOs, have more clients, more employees, and better marketing channels, and can better afford to accept low margin (or no margin) business than CHS. There can be no assurance that CHS will be able to compete effectively with such competitors or that additional competitors will not enter the market. CHS believes, however, that the reputation of CMG and of HSMG for quality care in addition to the patient relationships of its physician affiliates will contribute significantly to CHS competitive position and to its ability to negotiate favorable arrangements with HMOs and hospitals.

GOVERNMENTAL REGULATION

     The health care industry is highly regulated and there can be no assurance that the regulatory environment in which CHS operates will not change significantly.

     Various proposals affecting federal and state regulation of the health care industry, including limitations on Medicare and Medicaid payments, have been introduced in the past, including various plans to dramatically restructure the financing and delivery of health care in the United States, and the implementation of major new regulatory initiatives of the federal government. During 1994, President Clinton proposed to cut $124 billion from projected Medicare spending between the years 1996 and 2000 to help pay for universal health insurance coverage as part of his health care reform plan. Although President Clinton's proposal was not ultimately approved by Congress, there can be no assurance that a similar proposal will not be approved in the future, resulting in substantial reforms to the health care industry. In addition, a number of states have enacted various forms of health care cost containment legislation. These changes could have a material adverse effect on the operations of CHS.

     Federal law and the laws of the State of California generally specify who may practice medicine and limit the scope of relationships between medical practitioners and other parties. Under such laws, CHS is prohibited from practicing medicine or exercising control over the provision of medical services. In order to comply with such laws, the relationship between CHS and each of HSMG and CMG is organized so that all physician services are offered by physicians who are affiliated with HSMG or CMG. CHS does not employ physicians, control their decisions regarding medical care, nor represent to the public that it offers medical services. The Management Agreements between CHS and each of CMG and HSMG delegates to CHS the performance of administrative, management and support functions, while HSMG and CMG retain control over the provision of medical services. CHS believes that the services it provides to CMG and HSMG does not and will not constitute the practice of medicine under the current interpretations of all applicable laws.

     Every state imposes licensing requirements on individual physicians and on facilities operated and services offered by physicians. In addition, federal and state laws regulate HMOs and other managed care organizations with which physician groups may have contracts. CHS believes it is in compliance, in all material respects, with such laws and regulations and the current interpretations thereof, but there can be no assurance that such laws, regulations or interpretations will not change in the future or that additional laws and regulations will not be enacted. The ability of CHS to operate profitably will depend in part upon CHS, HSMG and CMG obtaining and maintaining all necessary licenses, certificates of need and other approvals, and operating in compliance with applicable health care laws and regulations.

     CHS is unable to predict what additional government regulations, if any, affecting its business may be enacted in the future or how existing or future laws and regulations might be interpreted. The failure of CHS, HSMG or CMG or any future clients of CHS to comply with applicable laws or regulations could have material adverse effect on CHS.

LITIGATION

     A former officer made a claim against Health Source Management arising out of his employment relationship and has filed a lawsuit against Health Service Management claiming monetary damages and asserting a claim for options to acquire stock of Health Source Management. Health Source Management believes that it has valid defenses and counterclaims to the former officer's claims.

     A provider of professional services to HSMG recently filed suit for payment of past due obligations aggregating approximately $800,000. The suit also names Health Source Management and CHS as additional defendants. Health Source Management and CHS believe they have valid defenses to the provider's claims. HSMG believes that it has available defenses and counterclaims to the provider's claims and that the ultimate outcome of this action will not result in a material adverse effect to HSMG. CHS has not assumed any contingent liabilities of Health Source Management or CMG, including without limitation, any liabilities relating to the foregoing.

RISK MANAGEMENT; MALPRACTICE INSURANCE

     In recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories, including the withholding of approval for necessary medical services. Many of these lawsuits involve large claims and substantial defense costs. Although CHS does not engage in the practice of medicine or provide medical services, there can be no assurance that CHS will not become involved in such litigation in the future. Although neither HSMG nor CMG is currently involved in any malpractice litigation, the results of which would be expected to be material to their respective financial positions, a material adverse result in any such litigation which may arise in the future could have a material adverse effect on CHS.

     As part of its management services, CHS negotiates and obtains malpractice insurance on behalf of HSMG and CMG. Under the Management Agreements, CHS requires CMG and HSMG to carry certain minimum amounts of professional liability insurance coverage. CHS is named as an additional insured under HSMG's and CMG's health care liability insurance policies, which include coverage for professional liability claims. CHS believes such insurance is adequate to cover claims for medical malpractice which may arise out of the practice of medicine by physicians affiliated with CMG or HSMG. There can be no assurance, however, that a future claim or claims will not exceed the limits of available insurance coverage.

EMPLOYEES

     CHS presently employs 174 full time equivalent employees involved in non-clinical, nonphysician support.

PROPERTIES

     CHS leases principal offices located at 8701 West Third Street, Los Angeles, California 90048 (expiring April 30, 1997) and at 4505 Las Virgenes Road, Suite 105, Calabasas, California 91302. CHS does not own any properties.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT -- CHS

     The following table sets forth information regarding the beneficial ownership of Common Stock as of July 31, 1996, unless otherwise indicated by directors and executive officers and by all directors and officers of CHS as a group. No person is known to CHS to beneficially own 5% or more of the outstanding CHS Common Stock.

                          NAME                             NUMBER OF SHARES              PERCENTAGE
- ---------------------------------------------------------  ----------------              ----------
Martin J. Coyne, M.D.....................................          994(1)                    2.04%
Marvin V.H. Kanter, M.D..................................        1,282(2)                    2.63
Stewart Gleischman, M.D..................................          864(1)                    1.77
Bernard Siegel, M.D......................................        1,282(2)                    2.63
Joan Rose................................................            0                          0
Lawrence M. Bruksch, M.D.................................          685(1)                    1.40
Philip C. Dragul, M.D....................................        1,154(3)                    2.37
David Frisch, M.D........................................          500(1)                    1.02
David Moskowitz, M.D.....................................          738(4)                    1.51
Thomas R. Weinberger.....................................          243(1)                    0.50
Steven J. Fishman........................................            0                          0
Directors and officers as a group (12 people)............        7,742(1)(2)(3)(4)          15.85%

- ---------------

(1) Assumes proportionate distribution of shares, including shares held in escrow, from Health Source Management upon dissolution.
(2) Assumes allocation of 5.25% from CMG.
(3) Assumes allocation of 4.725% from CMG.
(4) Assumes allocation of 3.0228% from CMG.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

                               MEDPARTNERS, INC.

              SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected pro forma financial information for the combined companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. The pro forma financial information set forth in this Prospectus-Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the date indicated or that may be obtained in the future.

                                                                                                     SIX MONTHS ENDED JUNE
                                                                   YEAR ENDED DECEMBER 31,                    30,
                                                             ------------------------------------   -----------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue................................................  $1,787,021   $2,626,669   $3,637,914   $1,677,282   $2,352,731
Operating expenses:
  Affiliated physician services............................     296,318      436,927      689,740      298,418      469,011
  Outside referral expenses................................      70,427      102,496      149,185       64,556      156,506
  Other clinic expenses....................................     277,839      397,840      696,485      293,733      495,584
  Cost of goods and services sold..........................     884,009    1,365,203    1,688,075      829,681      985,231
  Other nonclinic operating expenses.......................      72,576       88,064       92,527       46,378       42,062
  General corporate expenses...............................      62,643       81,472       87,859       40,931       53,931
  Depreciation and amortization............................      25,453       40,847       61,549       26,878       43,090
  Net interest expense.....................................       7,021       14,885       18,061        8,451       12,414
  Merger expenses..........................................          --           --       66,564        1,051       35,232
  Loss on disposal of assets...............................         122        1,627       86,600           --           --
                                                             ----------   ----------   ----------   ----------   ----------
        Net operating expenses.............................   1,696,408    2,529,361    3,636,645    1,610,077    2,293,061
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before pro forma income taxes and
  discontinued operations..................................      90,613       97,308        1,269       67,205       59,670
Pro forma income tax expense (benefit).....................      42,853       43,717      (16,638)      24,733       23,519
Cumulative effect of change in method of accounting for
  income taxes.............................................         298           --           --           --           --
                                                             ----------   ----------   ----------   ----------   ----------
Income from continuing operations..........................      47,462       53,591       17,907       42,472       36,151
Loss (income) from discontinued operations.................     (30,808)     (25,902)     136,528      139,531       66,799
                                                             ----------   ----------   ----------   ----------   ----------
Pro forma net income (loss)................................  $   78,270   $   79,493   $ (118,621)  $  (97,059)  $  (30,648)
                                                             ==========   ==========   ==========   ==========   ==========
Pro forma net income (loss) per share(1)...................  $     0.64   $     0.61   $    (0.83)  $    (0.72)  $    (0.20)
                                                             ==========   ==========   ==========   ==========   ==========
Number of shares used in pro forma net income (loss) per
  share calculations(1)(2).................................     121,396      129,425      142,851      134,740      152,870
                                                             ==========   ==========   ==========   ==========   ==========

                                                                                                     JUNE 30,
                                                                                                       1996
                                                                                                  --------------
                                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................................    $  125,787
Working capital (deficit).......................................................................       (89,955)
Total assets....................................................................................     2,119,435
Long-term debt, less current portion............................................................       201,102
Total stockholders' equity......................................................................       733,183

- ---------------

(1) Pro forma net income (loss) per share is computed by dividing net income
     (loss) by the number of common equivalent shares outstanding during the periods in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding MedPartners Convertible Preferred Stock are assumed to be common share equivalents for all periods presented.
(2) Number of shares used in pro forma net income (loss) per share gives effect to the Merger by using the fixed exchange ratio of 1.21 to the Caremark shares outstanding, an exchange ratio of 40.32 to the CHS shares outstanding, 345,000 shares for the New Management Acquisition and gives effect to the merger of insignificant entities.

                               MEDPARTNERS, INC.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1996
                                 (IN THOUSANDS)


                                                                           HISTORICAL
                                                     -------------------------------------------------------
                                                     MEDPARTNERS/                                                          NEW
                                                      MULLIKIN      CAREMARK    CARDINAL   SUMMIT      MRA      CHS     MANAGEMENT
                                                     -----------   ----------   --------   -------   -------   ------   ----------
                                                         (A)                      (B)
ASSETS
Current assets:
  Cash and cash equivalents.........................  $  56,221    $   63,000   $   206    $1,275    $   372   $2,127    $    175
  Accounts receivable less allowance for bad
    debts...........................................    165,105       376,300     3,254     8,677         --      211          --
  Inventory.........................................     11,087        99,600        --       188         --       --          --
  Prepaid expenses and other current assets.........     23,839        23,800        21        44         --      910          59
  Deferred tax assets...............................      4,139        64,200        --        --         --       97          --
                                                       --------    ----------    ------    -------   -------   -------  -----------
        Total current assets........................    260,391       626,900     3,481    10,184        372    3,345         234
Property and equipment..............................    167,502       366,700     2,175        --      9,626      133          --
Intangible assets, net..............................    139,169       320,500        --        --         --       --          --
Deferred tax assets.................................     34,285            --        --        --         --      227          --
Other assets........................................     16,837        89,500     1,067       961         92       67         544
                                                       --------    ----------    ------    -------   -------   -------  -----------
        Total assets................................  $ 618,184    $1,403,600   $ 6,723    $11,145   $10,090   $3,772    $    778
                                                       ========    ==========    ======    =======   =======   ========= ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $  29,084    $  357,000   $   733    $1,764    $    79   $   75    $      5
  Payable to physician groups.......................     28,616            --        --        --         --       --          --
  Accrued medical claims payable....................     44,235        29,700        --        --         --       --          --
  Other accrued expenses and liabilities............     49,770       137,200     2,247     4,634         --    1,071          18
  Short-term debt and current portion of long-term
    debt............................................      7,648       289,600     3,061        53      3,388    2,550         129
                                                       --------    ----------    ------    -------   -------   -------  -----------
        Total current liabilities...................    159,353       813,500     6,041     6,451      3,467    3,696         152
Long-term debt, net of current portion..............     35,080       130,200     1,636        --      2,403       41       2,642
Other long-term liabilities.........................      9,140        71,900        --       600        344      310          --
Stockholders' equity:
  Common stock......................................         52        82,200        --        --         --        1          --
  Additional paid-in capital........................    435,618       199,600       566        --         --      250          --
  Shares held in trust..............................         --      (150,200)       --        --         --       --          --
  Notes receivable from shareholders................     (1,818)           --        --        --         --       --          --
  Unrealized loss on marketable equity securities...         --            --        --        --         --       --          --
  Accumulated earnings (deficit)....................    (19,241)      256,400    (1,520 )   4,094      3,876     (526)     (2,016)
  Treasury stock, at cost...........................         --            --        --        --         --       --          --
                                                       --------    ----------    ------    -------   -------   -------  -----------
        Total stockholders' equity..................    414,611       388,000      (954 )   4,094      3,876     (275)     (2,016)
                                                       --------    ----------    ------    -------   -------   -------  -----------
        Total liabilities and stockholders'
          equity....................................  $ 618,184    $1,403,600   $ 6,723    $11,145   $10,090   $3,772    $    778
                                                       ========    ==========    ======    =======   =======   ========= ==========

                                                        EMERGENCY
                                                      PROFESSIONAL     PRO FORMA        PRO FORMA
                                                        SERVICES      ADJUSTMENTS        COMBINED
                                                      -------------   -----------       ----------
                                                           (C)
ASSETS
Current assets:
  Cash and cash equivalents.........................     $ 2,411       $      --        $  125,787
  Accounts receivable less allowance for bad
    debts...........................................       5,801              --           559,348
  Inventory.........................................          --              --           110,875
  Prepaid expenses and other current assets.........         182              --            48,855
  Deferred tax assets...............................          --          96,500(D)        164,936
        Total current assets........................       8,394          96,500         1,009,801
Property and equipment..............................          66        (130,350)(D)       415,852
Intangible assets, net..............................          --          88,763(I)        548,432
Deferred tax assets.................................       1,760              --            36,272
Other assets........................................          10              --           109,078
        Total assets................................     $10,230       $  54,913        $2,119,435
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................     $   180       $ 100,550(D)     $  489,470
  Payable to physician groups.......................          --              --            28,616
  Accrued medical claims payable....................          --              --            73,935
  Other accrued expenses and liabilities............       6,366              --           201,306
  Short-term debt and current portion of long-term
    debt............................................          --              --           306,429
        Total current liabilities...................       6,546         100,550         1,099,756
Long-term debt, net of current portion..............          --          29,100(D)        201,102
Other long-term liabilities.........................       3,100              --            85,394
Stockholders' equity:
  Common stock......................................          --         (82,098)(E)           155
  Additional paid-in capital........................         264          82,098(E)        656,959
                                                                        (150,200)(F)
                                                                          88,763(I)
  Shares held in trust..............................          --         150,200(F)             --
  Notes receivable from shareholders................          --                            (1,818)
  Unrealized loss on marketable equity securities...          --                                --
  Accumulated earnings (deficit)....................         320        (163,500)(D)        77,887
  Treasury stock, at cost...........................                                            --
        Total stockholders' equity..................         584         (74,737)          733,183
        Total liabilities and stockholders'
                                                         -------       ---------        ----------
          equity....................................     $10,230       $  54,913        $2,119,435
                                                         =======       =========        ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      HISTORICAL
                                                         ---------------------------------------------------------------------
                                                         MEDPARTNERS/
                                                           MULLIKIN      CAREMARK    CARDINAL   SUMMIT     MRA           CHS
                                                         ------------   ----------   --------   -------   ------       -------
                                                             (A)                                                         (B)
Net revenue.............................................   $703,683     $1,569,587   $ 17,085   $23,770   $1,082       $29,496
Operating expenses:
  Affiliated physician services.........................    301,280        121,663      6,994     8,512       --        24,575
  Outside referral expenses.............................     83,516         72,990         --        --       --            --
  Other clinic expenses.................................    230,521        243,525      8,434    12,922       --            --
  Cost of goods and services sold.......................         --        985,231         --        --       --            --
  Other nonclinic operating expenses....................         --         42,062         --        --       --            --
  General corporate expenses............................     39,540          5,687        708     2,185      449         4,792
  Depreciation and amortization.........................     16,482         24,700        217        --      565             9
  Net interest expense..................................      2,811          9,289         99        --      107            --
  Merger expenses.......................................     34,448             --         --        --       --           784
  Loss on disposal of assets............................         --             --         --        --       --            --
                                                           --------       --------   --------   --------  -------      -------
        Net operating expenses..........................    708,598      1,505,147     16,452    23,619    1,121        30,160
                                                           --------       --------   --------   --------  -------      -------
Income (loss) before pro forma income taxes and
  discontinued operations...............................     (4,915)        64,440        633       151      (39)         (664)
Pro forma income tax expense (benefit)..................        360         22,988         11        60       --            30
                                                           --------       --------   --------   --------  -------      -------
Income (loss) from continuing operations................     (5,275)        41,452        622        91      (39)         (694)
Loss from discontinued operations.......................         --         66,799         --        --       --            --
                                                           --------       --------   --------   --------  -------      -------
Pro forma net income (loss).............................   $ (5,275)    $  (25,347)  $    622   $    91   $  (39)      $  (694)
                                                           ========       ========   ========   ========  =======      =======
Pro forma net income (loss) per share...................   $  (0.11)    $    (0.33)  $     --   $    --   $(0.12)      $(14.16)
                                                           ========       ========   ========   ========  =======      =======
Number of shares used in pro forma net income (loss) per
  share calculations....................................     50,034         77,400         --        --      330(G)         49
                                                           ========       ========   ========   ========  =======      =======


                                                                       PROFESSIONAL       PRO            PRO
                                                          MANAGEMENT     SERVICES     ADJUSTMENTS      COMBINED
                                                          ----------   ------------   -----------     ----------
Net revenue.............................................    $1,314        $   7,796     $(1,082)(K)   $2,352,731
Operating expenses:
  Affiliated physician services.........................        --            5,987          --          469,011
  Outside referral expenses.............................        --               --          --          156,506
  Other clinic expenses.................................        --            1,264      (1,082)(K)      495,584
  Cost of goods and services sold.......................        --               --          --          985,231
  Other nonclinic operating expenses....................        --               --          --           42,062
  General corporate expenses............................       207              363          --           53,931
  Depreciation and amortization.........................        --                7       1,110(J)        43,090
  Net interest expense..................................       108               --          --           12,414
  Merger expenses.......................................        --               --          --           35,232
  Loss on disposal of assets............................        --               --          --               --
                                                             -----           ------     -------       ----------
        Net operating expenses..........................       315            7,621          28        2,293,061
                                                             -----           ------     -------       ----------
Income (loss) before pro forma income taxes and
  discontinued operations...............................       999              175      (1,110)          59,670
Pro forma income tax expense (benefit)..................        --               70          --           23,519
                                                             -----           ------     -------       ----------
Income (loss) from continuing operations................       999              105      (1,110)          36,151
Loss from discontinued operations.......................        --               --          --           66,799
                                                             -----           ------     -------       ----------
Pro forma net income (loss).............................    $  999        $     105     $(1,110)      $  (30,648)
                                                             =====           ======     =======       ==========
Pro forma net income (loss) per share...................    $ 2.90        $      --                   $    (0.20)
                                                             =====           ======                   ==========
Number of shares used in pro forma net income (loss) per
  share calculations....................................       345(G)            --      24,712(H)       152,870
                                                             =====           ======     =======       ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                HISTORICAL
                                                                         ---------------------------------------------------------
                                                                         MEDPARTNERS/                                      NEW
                                                                           MULLIKIN      CAREMARK          CHS          MANAGEMENT
                                                                         ------------   ----------       --------       ----------
                                                                             (A)                           (B)
Net revenue.............................................................   $547,450     $1,120,126       $     --         $1,524
Operating expenses:
  Affiliated physician services.........................................    240,225         52,280             --             --
  Outside referral expenses.............................................     50,364         14,192             --             --
  Other clinic expenses.................................................    191,172        100,598             --             --
  Cost of goods and services sold.......................................         --        829,681             --             --
  Other nonclinic operating expenses....................................         --         46,378             --             --
  General corporate expenses............................................     32,167          8,363             --            148
  Depreciation and amortization.........................................     13,962         12,909             --             --
  Net interest expense..................................................      3,367          4,971             --            113
  Merger expenses.......................................................      1,051             --             --             --
  Loss on disposal of assets............................................         --             --             --             --
                                                                         ------------   ----------       --------       ----------
Net operating expenses..................................................    532,308      1,069,372             --            261
                                                                         ------------   ----------       --------       ----------
Income (loss) before pro forma income taxes and discontinued
  operations............................................................     15,142         50,754             --          1,263
Pro forma income tax expense............................................      4,411         20,302             --             --
                                                                         ------------   ----------       --------       ----------
Income from continuing operations.......................................     10,731         30,452             --          1,263
(Income) from discontinued operations...................................         --        139,531             --             --
                                                                         ------------   ----------       --------       ----------
Pro forma net income....................................................   $ 10,731     $ (109,079)      $     --         $1,263
                                                                         ===========     =========       ========       ==========
Pro forma net income per share..........................................   $   0.26     $    (1.47)      $     --         $ 3.66
                                                                         ===========     =========       ========       ==========
Number of shares issued in pro forma net income (loss) per share
  calculations..........................................................     41,867         74,800             --            345(G)
                                                                         ===========     =========       ========       ==========


                                                                           EMERGENCY             PRO            PRO
                                                                          PROFESSIONAL          FORMA          FORMA
                                                                            SERVICE          ADJUSTMENTS      COMBINED
                                                                          ------------       -----------     ----------

Net revenue.............................................................     $8,182            $    --       $1,677,282
Operating expenses:
  Affiliated physician services.........................................      5,913                 --          298,418
  Outside referral expenses.............................................         --                 --           64,556
  Other clinic expenses.................................................      1,963                 --          293,733
  Cost of goods and services sold.......................................         --                 --          829,681
  Other nonclinic operating expenses....................................         --                 --           46,378
  General corporate expenses............................................        253                 --           40,931
  Depreciation and amortization.........................................          7                 --           26,878
  Net interest expense..................................................         --                 --            8,451
  Merger expenses.......................................................         --                 --            1,051
  Loss on disposal of assets............................................         --                 --               --
                                                                             ------          -----------     ----------
Net operating expenses..................................................      8,136                 --        1,610,077
                                                                             ------          -----------     ----------
Income (loss) before pro forma income taxes and discontinued
  operations............................................................         46                 --           67,205
Pro forma income tax expense............................................         20                 --           24,733
                                                                             ------          -----------     ----------
Income from continuing operations.......................................         26                 --           42,472
(Income) from discontinued operations...................................         --                 --          139,531
                                                                             ------          -----------     ----------
Pro forma net income....................................................     $   26            $    --       $  (97,059)
                                                                          =========          ==========       =========
Pro forma net income per share..........................................     $   --                          $    (0.72)
                                                                          =========                           =========
Number of shares issued in pro forma net income (loss) per share
  calculations..........................................................         --             17,728(H)       134,740
                                                                          =========          ==========       =========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               HISTORICAL
                                                 -----------------------------------------------------------------------
                                                 MEDPARTNERS/
                                                   MULLIKIN      CAREMARK    CARDINAL    SUMMIT      MRA           CHS
                                                 ------------   ----------   --------   --------   --------       ------
                                                     (A)                                                           (B)
Net revenue....................................   $1,153,557    $2,374,263   $ 20,881   $ 48,576   $  2,540       $2,658
Operating expenses:
  Affiliated physician services................      506,811       124,596     10,366     22,005         --           --
  Outside referral expenses....................      109,934        39,251         --         --         --           --
  Other clinic expenses........................      394,679       260,410     11,371     23,939         --           --
  Cost of goods and services sold..............           --     1,688,075         --         --         --           --
  Other nonclinic operating expenses...........           --        92,527         --         --         --           --
  General corporate expenses...................       64,713        14,044      1,068      3,289        933        2,374
  Depreciation and amortization................       29,088        28,555        297         --      1,356            9
  Net interest expense.........................        8,443         8,780        144         --        470           --
  Merger expenses..............................       66,564            --         --         --         --           --
  Loss on investment...........................           --        86,600         --         --         --           --
                                                 ------------   ----------   --------   --------   --------       ------
        Net operating expenses.................    1,180,232     2,342,838     23,246     49,233      2,759        2,383
                                                 ------------   ----------   --------   --------   --------       ------
Income (loss) before pro forma income taxes and
  discontinued operations......................      (26,675)       31,425     (2,365)      (657)      (219)         275
Pro forma income tax expense (benefit).........      (27,233)       11,267        (26)      (483)        --          107
                                                 ------------   ----------   --------   --------   --------       ------
Income (loss) from continuing operations.......          558        20,158     (2,339)      (174)      (219)         168
Loss from discontinued operations..............           --       136,528         --         --         --           --
                                                 ------------   ----------   --------   --------   --------       ------
Pro forma net income (loss)....................   $      558    $ (116,370)  $ (2,339)  $   (174)  $   (219)      $  168
                                                 ===========     =========   ========   ========   ========       ======
Pro forma net income (loss) per share..........   $     0.01    $    (1.55)  $     --   $     --   $  (0.66)      $ 3.43
                                                 ===========     =========   ========   ========   ========       ======
Number of shares used in pro forma net income
  (loss) per share calculations................       42,720        75,100         --         --        330(G)        49
                                                 ===========     =========   ========   ========   ========       ======


                                                                  PROFESSIONAL       PRO              PRO
                                                 MANAGEMENT         SERVICES     ADJUSTMENTS        COMBINED
                                                 ----------       ------------   -----------       ----------

Net revenue....................................    $2,948           $ 35,031       $(2,540)(K)     $3,637,914
Operating expenses:
  Affiliated physician services................        --             25,962            --            689,740
  Outside referral expenses....................        --                 --            --            149,185
  Other clinic expenses........................        --              8,626        (2,540)(K)        696,485
  Cost of goods and services sold..............        --                 --            --          1,688,075
  Other nonclinic operating expenses...........        --                 --            --             92,527
  General corporate expenses...................       314              1,124            --             87,859
  Depreciation and amortization................        --                 25         2,219(J)          61,549
  Net interest expense.........................       224                 --            --             18,061
  Merger expenses..............................        --                 --            --             66,564
  Loss on investment...........................        --                 --            --             86,600
                                                 ----------       ------------   -----------       ----------
        Net operating expenses.................       538             35,737          (321)         3,636,645
                                                 ----------       ------------   -----------       ----------
Income (loss) before pro forma income taxes and
  discontinued operations......................     2,410               (706)       (2,219)             1,269
Pro forma income tax expense (benefit).........        --               (270)           --            (16,638)
                                                 ----------       ------------   -----------       ----------
Income (loss) from continuing operations.......     2,410               (436)       (2,219)            17,907
Loss from discontinued operations..............        --                 --            --            136,528
                                                 ----------       ------------   -----------       ----------
Pro forma net income (loss)....................    $2,410           $   (436)      $(2,219)        $ (118,621)
                                                 ==========        =========     ==========         =========
Pro forma net income (loss) per share..........    $ 6.99           $     --                       $    (0.83)
                                                 ==========        =========                        =========
Number of shares used in pro forma net income
  (loss) per share calculations................       345(G)              --        24,307(H) (I)     142,851
                                                 ==========        =========     ==========         =========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            HISTORICAL
                                                                       -----------------------------------------------------
                                                                       MEDPARTNERS/                                  NEW
                                                                         MULLIKIN       CAREMARK         CHS      MANAGEMENT
                                                                       ------------    ----------       ------    ----------
                                                                           (A)                           (B)
Net revenue.........................................................     $815,041      $1,775,203       $   --      $3,085
Operating expenses:
  Affiliated physician services.....................................      349,036          63,039           --          --
  Outside referral expenses.........................................       86,974          15,522           --          --
  Other clinic expenses.............................................      288,623         100,933           --          --
  Cost of goods and services sold...................................           --       1,365,203           --          --
  Other nonclinic operating expenses................................           --          88,064           --          --
  General corporate expenses........................................       56,653          23,643           --         220
  Depreciation and amortization.....................................       21,892          18,924           --          --
  Net interest expense..............................................        5,958           8,695           --         232
  Merger expenses...................................................           --              --           --          --
  Loss on disposal of assets........................................        1,627              --           --          --
                                                                         --------      ----------       ------      ------
        Net operating expenses......................................      810,763       1,684,023           --         452
                                                                         --------      ----------       ------      ------
Income (loss) before pro forma income taxes and discontinued
  operations........................................................        4,278          91,180           --       2,633
Pro forma income tax expense (benefit)..............................        7,350          36,672           --          --
                                                                         --------      ----------       ------      ------
Income (loss) from continuing operations............................       (3,072)         54,508           --       2,633
Income from discontinued operations.................................           --         (25,902)          --          --
                                                                         --------      ----------       ------      ------
Pro forma net income (loss).........................................     $ (3,072)     $   80,410       $   --      $2,633
                                                                         ========      ==========       ======      ======
Pro forma net income (loss) per share...............................     $  (0.08)     $     1.08       $   --      $ 7.63
                                                                         ========      ==========       ======      ======
Number of shares issued in pro forma net income (loss) per share....       36,553          74,800           --         345(G)
                                                                         ========      ==========       ======      ======


                                                                       EMERGENCY             PRO              PRO
                                                                      PROFESSIONAL          FORMA            FORMA
                                                                        SERVICES         ADJUSTMENTS        COMBINED
                                                                      ------------       -----------       ----------

Net revenue.........................................................    $ 33,340           $    --         $2,626,669
Operating expenses:
  Affiliated physician services.....................................      24,852                --            436,927
  Outside referral expenses.........................................          --                --            102,496
  Other clinic expenses.............................................       8,284                --            397,840
  Cost of goods and services sold...................................          --                --          1,365,203
  Other nonclinic operating expenses................................          --                --             88,064
  General corporate expenses........................................         956                --             81,472
  Depreciation and amortization.....................................          31                --             40,847
  Net interest expense..............................................          --                --             14,885
  Merger expenses...................................................          --                --                 --
  Loss on disposal of assets........................................          --                --              1,627
                                                                         -------           -------         ----------
        Net operating expenses......................................      34,123                --          2,529,361
                                                                         -------           -------         ----------
Income (loss) before pro forma income taxes and discontinued
  operations........................................................        (783)               --             97,308
Pro forma income tax expense (benefit)..............................        (305)               --             43,717
                                                                         -------           -------         ----------
Income (loss) from continuing operations............................        (478)               --             53,591
Income from discontinued operations.................................          --                --            (25,902)
                                                                         -------           -------         ----------
Pro forma net income (loss).........................................    $   (478)          $    --         $   79,493
                                                                         =======           =======         ==========
Pro forma net income (loss) per share...............................    $     --                           $     0.61
                                                                         =======                           ==========
Number of shares issued in pro forma net income (loss) per share....          --            17,727(H)         129,425
                                                                         =======           =======         ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           HISTORICAL
                                                                 --------------------------------------------------------------
                                                                                                                     EMERGENCY
                                                                 MEDPARTNERS/                              NEW       PROFESSIONAL
                                                                   MULLIKIN      CAREMARK       CHS     MANAGEMENT    SERVICES
                                                                 ------------   ----------     ------   ----------   ----------
                                                                     (A)                        (B)                     (C)
Net revenue....................................................    $549,695     $1,203,957     $   --     $3,110      $ 30,259
Operating expenses:
  Affiliated physician services................................     224,770         48,913         --         --        22,635
  Outside referral expenses....................................      59,861         10,566         --         --            --
  Other clinic expenses........................................     197,098         73,381         --         --         7,360
  Cost of goods and services sold..............................          --        884,009         --         --            --
  Other nonclinic operating expenses...........................          --         72,576         --         --            --
  General corporate expenses...................................      42,196         19,449         --         85           913
  Depreciation and amortization................................      14,057         11,353         --         --            43
  Net interest expense.........................................       3,338          3,444         --        239            --
  Merger expenses..............................................          --             --         --         --            --
  Loss on disposal of assets...................................         122             --         --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
         Net operating expenses................................     541,442      1,123,691         --        324        30,951
                                                                 ------------   ----------     ------   ----------   ----------
Income (loss) before pro forma income taxes and discontinued
  operations...................................................       8,253         80,266         --      2,786          (692)
Pro forma income tax expense (benefit).........................       9,723         33,403         --         --          (273)
Cumulative effect of change in method of accounting for income
  taxes........................................................         298             --         --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
Income (loss) from continuing operations.......................      (1,768)        46,863         --      2,786          (419)
Income from discontinued operations............................          --        (30,808)        --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
Pro forma net income (loss)....................................    $ (1,768)    $   77,671     $   --     $2,786      $   (419)
                                                                 ============   ==========     ======   ===========  ===========
Pro forma net income (loss) per share..........................    $  (0.06)    $     1.04     $   --     $ 8.08      $     --
                                                                 ============   ==========     ======   ===========  ===========
Number of shares used in pro forma net income (loss) per share
  calculations.................................................      28,403         74,900         --        345(G)         --
                                                                 ============   ==========     ======   ===========  ===========


                                                                     PRO            PRO
                                                                    FORMA          FORMA
                                                                 ADJUSTMENTS      COMBINED
                                                                 -----------     ----------

Net revenue....................................................    $    --       $1,787,021
Operating expenses:
  Affiliated physician services................................         --          296,318
  Outside referral expenses....................................         --           70,427
  Other clinic expenses........................................         --          277,839
  Cost of goods and services sold..............................         --          884,009
  Other nonclinic operating expenses...........................         --           72,576
  General corporate expenses...................................         --           62,643
  Depreciation and amortization................................         --           25,453
  Net interest expense.........................................         --            7,021
  Merger expenses..............................................         --               --
  Loss on disposal of assets...................................         --              122
                                                                 -----------     ----------
         Net operating expenses................................         --        1,696,408
                                                                 -----------     ----------
Income (loss) before pro forma income taxes and discontinued
  operations...................................................         --           90,613
Pro forma income tax expense (benefit).........................         --           42,853
Cumulative effect of change in method of accounting for income
  taxes........................................................         --              298
                                                                 -----------     ----------
Income (loss) from continuing operations.......................         --           47,462
Income from discontinued operations............................         --          (30,808)
                                                                 -----------     ----------
Pro forma net income (loss)....................................    $    --       $   78,270
                                                                 ===========     ==========
Pro forma net income (loss) per share..........................                  $     0.64
                                                                                 ==========
Number of shares used in pro forma net income (loss) per share
  calculations.................................................     17,748(H)       121,396
                                                                 ===========     ==========

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

     The proposed mergers with Caremark, CHS and Emergency Professional Services and the acquisition of New Management are intended to be accounted for as poolings-of-interests. The proposed mergers with Cardinal and Summit and the acquisition of MRA are accounted for under the purchase method of accounting (see below). The pro forma combined statements of operations assume that the mergers were consummated at the beginning of the earliest period presented. The pro forma condensed combined balance sheet assumes that the transactions were consummated on June 30, 1996.

     The pro forma financial information contains no adjustments to conform the accounting policies of these companies because any such adjustments have been determined to be immaterial.

     The following adjustments are necessary to reflect the mergers:

     A. These historical amounts for MedPartners/Mullikin for the years ended December 31, 1995, 1994 and 1993 do not agree with the Form 10-K filed with the SEC because the amounts have been restated to reflect the merger with PPSI which was accounted for as a pooling-of-interests.

     B. CHS was incorporated in August 1995 and commenced operations in September 1995.

     C. For purposes of combining with MedPartners/Mullikin, the Emergency Professional Services balance sheet at April 30, 1996 was combined with the MedPartners/Mullikin balance sheet at June 30, 1996. The Emergency Professional Services income statements for the twelve month periods ended January 31, 1994, 1995 and 1996 and for the three month period ended April 30, 1995 and 1996 were combined with the MedPartners/Mullikin statements of operations for the years ended December 31, 1993, 1994 and 1995 and the six month period ended June 30, 1995 and 1996, respectively.

     D. The pro forma combined statements of operations do not reflect nonrecurring costs and charges resulting directly from the proposed mergers. These costs and charges are estimated as follows:

                                           PROPERTY               LONG-TERM                  TOTAL
                               DEFERRED       AND      ACCOUNTS     DEBT,     ACCUMULATED    MERGER
                               TAX ASSET   EQUIPMENT   PAYABLE       NET       EARNINGS      CHARGE
                               ---------   ---------   --------   ---------   -----------   --------
                                                          (IN THOUSANDS)
    Caremark..................  $92,800    $(128,100)  $ 92,800    $29,100     $(157,200)   $250,000
    CHS and New
      Management..............    1,900           --      5,000         --        (3,100)      5,000
    Emergency Professional
      Services................    1,800       (2,250)     2,750         --        (3,200)      5,000
                                -------    ---------   --------    -------     ---------    --------
                                $96,500    $(130,350)  $100,550    $29,100     $(163,500)   $260,000
                                =======    =========   ========    =======     =========    ========

     The following is a detail of the estimated merger expense related to the Caremark Acquisition.

          Severance and related benefits.................................  $ 62,700
          Operational restructuring......................................    47,000
          Lease abandonment..............................................    30,500
          Non-compatible technology......................................    27,000
          Brokerage fees.................................................    25,300
          Professional fees..............................................    24,900
          Other transaction related costs................................    20,600
          Transition costs...............................................     6,000
          Debt restructuring costs.......................................     5,000
          Filing fees....................................................     1,000
                                                                           --------
                                                                           $250,000
                                                                           ========

     The excess capacity, restructuring and market rationalization primarily relates to computer hardware and software and leases that will be abandoned after the merger. These assets are currently being utilized in the operations of Caremark but are not compatible with the planned operations for MedPartners/Mullikin. Severance and related benefits represent anticipated payments to identified employees, as required by their respective employment agreements, who will be terminated after the merger.

     E. To reflect the approximate number of MedPartners/Mullikin Common Stock exchanged for the stock or assets of the proposed acquirees as follows:

          Caremark....................................................    93,654,000
          CHS.........................................................     1,969,000
          New Management..............................................       345,000
          Emergency Professional Services.............................     2,166,000
          Cardinal....................................................     2,117,000
          Summit......................................................     2,255,000
          MRA.........................................................       330,000
                                                                         -----------
                                                                         102,836,000
                                                                         ===========

     F. To reflect the termination of the trust holding the shares held in trust.

     G. Represents the approximate shares of MedPartners/Mullikin Common Stock to be distributed in exchange for partnership interest based on an assumed trading price of $20.31 per share.

          New Management...........................  $(7,000,000/$20.31)      345,000
          MRA......................................  $(6,700,000/$20.31)      330,000

     H. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of the acquirees stock into MedPartners/Mullikin Common Stock based on the following exchange ratios:

                                                                          EXCHANGE
                                                                            RATIO
                                                                          ---------
          Caremark......................................................       1.21(1)
          Cardinal......................................................  46,025.73(2)
          Summit........................................................  39,562.22(2)
          CHS...........................................................      40.32(2)
          Emergency Professional Services...............................   8,144.44(2)

- ---------------

(1) The exchange ratio is fixed.
(2) The exchange ratio was based on an assumed trading price of $20.31 per share.

     The proposed mergers with Cardinal, Summit and MRA are accounted for under the purchase method of accounting in the pro forma condensed financial information, although consummation of the transactions are conditioned upon the mergers being accounted for as poolings of interests. The Company and its independent auditors are in the process of determining compliance of the transactions with pooling accounting requirements; however, that determination is not complete. If the mergers were accounted for as poolings of interests, amortization expense and net loss in the pro forma condensed statement of operations for the year ended December 31, 1995 and six months ended June 30, 1996 would be reduced by the following amounts:

                                                                                    SIX MONTHS
                                                                  YEAR ENDED           ENDED
                                                               DECEMBER 31, 1995   JUNE 30, 1996
                                                               -----------------   -------------
    Amortization expense.....................................     $ 2,219,000       $ 1,110,000
    Pro forma net loss.......................................       1,331,000           660,000

     The following adjustments are necessary to reflect the Cardinal, Summit and MRA mergers:

     I. To reflect excess purchase price over net assets acquired related to the purchase of Cardinal, Summit and MRA. For purposes of these pro forma financial statements, all of the excess purchase price over net assets acquired is allocated to goodwill. Goodwill is amortized over 40 years which is the period of the practice management agreement.

     The final amount of the excess purchase price and the allocation among the net assets may differ from the amounts estimated. The approximate goodwill is as follows:

          Cardinal....................................................   $43,940,000
          Summit......................................................    42,054,000
          MRA.........................................................     2,769,000
                                                                        ------------
                                                                         $88,763,000
                                                                          ==========

     J. To record the amortization related to the recorded goodwill.

     K. To eliminate rent income and expense between affiliated entities (Summit and MRA).

              DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN

AUTHORIZED CAPITAL STOCK

     The MedPartners/Mullikin Certificate of Incorporation currently provides that MedPartners/Mullikin may issue 9,500,000 shares of Preferred Stock, par value $.001 per share, 500,000 shares of MedPartners/ Mullikin Series C Preferred Stock, par value $.001 per share, and 200,000,000 shares of MedPartners/ Mullikin Common Stock, par value $.001 per share.

MEDPARTNERS/MULLIKIN COMMON STOCK

     Holders of MedPartners/Mullikin Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of MedPartners/Mullikin Preferred Stock, holders of MedPartners/ Mullikin Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the MedPartners/Mullikin Board of Directors out of funds legally available therefor. See "Summary of Prospectus-Proxy Statement -- Market and Market Prices". All outstanding shares of MedPartners/Mullikin Common Stock are, and the shares to be issued in the Merger will be, when issued pursuant to the Plan of Merger, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of MedPartners/Mullikin, holders of MedPartners/ Mullikin Common Stock will be entitled to share ratably in the assets of MedPartners/Mullikin remaining after payment or provision for payment of all of MedPartners/Mullikin's debts and obligations and liquidation payments to holders of any outstanding shares of MedPartners/Mullikin Preferred Stock.

MEDPARTNERS/MULLIKIN PREFERRED STOCK

     The MedPartners/Mullikin Board of Directors, without further stockholder authorization, is authorized to issue shares of MedPartners/Mullikin Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock. Although MedPartners/Mullikin has no present plans to issue any shares of MedPartners/Mullikin Preferred Stock, the issuance of shares of MedPartners/Mullikin Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of MedPartners/ Mullikin or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE MEDPARTNERS/MULLIKIN CERTIFICATE AND THE DGCL

     Classified Board of Directors. The MedPartners/Mullikin Certificate and MedPartners/Mullikin By-laws provide for the MedPartners/Mullikin Board of Directors to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' terms expire either at the 1997, 1998 or 1999 annual meeting of stockholders of MedPartners/Mullikin. One class, consisting of three directors (Richard M. Scrushy, Ted H. McCourtney, Jr. and Rosalio J. Lopez, M.D.), has been elected to a term which expires in 1997. One class, consisting of four directors (Larry R. House, Charles W. Newhall III, John S. McDonald, J.D. and Richard J. Kramer), has been elected to a term which expires in 1998. One class, consisting of three directors (Scott F. Meadow, Larry D. Striplin, Jr. and Walter T. Mullikin, M.D.), has been elected to a term which expires in 1999. See "MedPartners/Mullikin's Management -- Classified Board of Directors".

     MedPartners/Mullikin believes that a classified board of directors will help to assure the continuity and stability of the MedPartners/Mullikin Board of Directors and MedPartners/Mullikin's business strategies and policies as determined by the MedPartners/Mullikin Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of MedPartners/Mullikin. MedPartners/Mullikin believes that this, in turn, will permit the MedPartners/Mullikin Board of Directors to more effectively represent the interests of stockholders.

     With a classified board of directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the MedPartners/Mullikin Board of Directors. As a result, a provision relating to a classified MedPartners/Mullikin Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the MedPartners/Mullikin Common Stock because its provisions could operate to prevent obtaining control of the MedPartners/Mullikin Board of Directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of MedPartners/Mullikin. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The MedPartners/ Mullikin Certificate does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners/Mullikin Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the MedPartners/Mullikin Board of Directors to the Secretary of MedPartners/ Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-laws. If the Chairman of the MedPartners/Mullikin Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of MedPartners/Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-Laws. If the Chairman of the MedPartners/Mullikin Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the MedPartners/Mullikin By-laws do not give the MedPartners/Mullikin Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the MedPartners/ Mullikin By-laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of MedPartners/Mullikin, even if the conduct of such solicitation or such attempt might be beneficial to MedPartners/Mullikin and its stockholders.

     Delaware Takeover Statute. MedPartners/Mullikin is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

MEDPARTNERS/MULLIKIN STOCKHOLDER RIGHTS PLAN

     The following is a description of the MedPartners/Mullikin Stockholder Rights Plan (the "MedPartners/Mullikin Rights Plan"). The description thereof set forth below is qualified in its entirety by reference to the MedPartners/Mullikin Rights Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus-Proxy Statement is a part. See "Available Information".

     The MedPartners/Mullikin Rights Plan provides that one right (a "Right") will be issued with each share of MedPartners/Mullikin Common Stock (whether originally issued or from MedPartners/Mullikin's treasury) prior to the Rights Distribution Date (as defined below). The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on the date which is 10 years from the date of the distribution unless previously redeemed by MedPartners/Mullikin as described below. When exercisable, each Right will entitle the owner to purchase from MedPartners/Mullikin one one-hundredth of a share of MedPartners/Mullikin Series C Preferred Stock (as defined herein) at a purchase price of $52.00 per share. The MedPartners/Mullikin Series C Preferred Stock may be issued in fractional shares.

     Except as described below, the Rights will be evidenced by all the MedPartners/Mullikin Common Stock certificates and will be transferred with the MedPartners/Mullikin Common Stock certificates, and no separate Rights certificates will be distributed. The Rights will separate from the MedPartners/Mullikin Common Stock and a "Rights Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding MedPartners/ Mullikin Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

     After the Rights Distribution Date, Rights certificates will be mailed to holders of record of shares of MedPartners/Mullikin Common Stock as of the Rights Distribution Date and thereafter the separate Rights certificates alone will represent the Rights.

     The MedPartners/Mullikin Series C Preferred Stock issuable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $.001 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared for each share of MedPartners/Mullikin Common Stock. In the event of liquidation, the holders of the MedPartners/Mullikin Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $52.00 per share and will be entitled to an aggregate payment of 100 times the payment made per share of MedPartners/Mullikin Common Stock. Each share of MedPartners/Mullikin Series C Preferred Stock will have 100 votes and will vote together with the shares of MedPartners/Mullikin Common Stock. In the event of any merger, consolidation or other transaction in which shares of MedPartners/Mullikin Common Stock are changed or exchanged, each share of MedPartners/Mullikin Series C Preferred Stock will be entitled to receive 100 times the amount received per share of MedPartners/Mullikin Common Stock. These rights are protected by customary anti-dilution provisions. The MedPartners/Mullikin Series C Preferred Stock will, if issued, be junior to any other series of Preferred Stock which may be authorized and issued by MedPartners/Mullikin, unless the terms of any such other series provide otherwise. The MedPartners/Mullikin Series C Preferred Stock will not be redeemable. Once the shares of MedPartners/Mullikin Series C Preferred Stock are issued, the MedPartners/Mullikin Certificate may not be amended in a manner which would materially alter or change the powers, preferences or special rights of the MedPartners/Mullikin Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of MedPartners/Mullikin Series C Preferred Stock, voting separately as a class. Because of the nature of the MedPartners/Mullikin Series C Preferred Stock dividend, liquidation and voting rights, the value of a share of MedPartners/Mullikin

Series C Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of MedPartners/Mullikin Common Stock.

     In the event that (i) a person becomes an Acquiring Person (except pursuant to a tender offer or an exchange offer for all outstanding shares of MedPartners/Mullikin Common Stock at a price and on terms determined by at least a majority of the members of the MedPartners/Mullikin Board of Directors who are not officers of MedPartners/Mullikin and who are not representatives, nominees, affiliates or associates of an Acquiring Person, to be (a) at a price which is fair to MedPartners/Mullikin stockholders and (b) otherwise in the best interests of MedPartners/Mullikin and its stockholders (a "Qualifying Offer")),
(ii) an Acquiring Person engages in certain self-dealing transactions involving MedPartners/Mullikin, such as, (a) merging or consolidating into or with MedPartners/Mullikin where MedPartners/Mullikin survives and the MedPartners/Mullikin Common Stock remains outstanding, (b) transferring assets to MedPartners/Mullikin in exchange for MedPartners/Mullikin securities, or acquiring securities from MedPartners/Mullikin other than on the same basis as from all other stockholders, (c) transferring assets to or from MedPartners/Mullikin on terms less favorable than arm's length, (d) transferring to or from MedPartners/Mullikin's assets having a fair market value in excess of $5,000,000, (e) receiving unusual compensation or (f) receiving any other financial benefit not provided to all other stockholders, or (iii) during such time as there is an Acquiring Person, there is any reclassification of securities, recapitalization, merger or consolidation which increases by more than 1% the amount of MedPartners/Mullikin Common Stock beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, shares of MedPartners/Mullikin Common Stock (or, in certain circumstances, cash, property or other securities of MedPartners/Mullikin) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any such events, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person (or certain related parties), will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by MedPartners/Mullikin as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) MedPartners/Mullikin is acquired in a merger or other business combination transaction in which MedPartners/Mullikin is not the surviving corporation or the MedPartners/Mullikin Common Stock is changed or exchanged (other than a merger which follows an Qualifying Offer and satisfied certain other requirements), or (ii) 50% or more of MedPartners/Mullikin's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     At any time until 10 days following the Stock Acquisition Date, MedPartners/Mullikin may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the MedPartners/Mullikin Board of Directors ordering redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $.001 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of MedPartners/Mullikin, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to MedPartners/Mullikin, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of MedPartners/Mullikin Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Plan may be amended by the MedPartners/Mullikin Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the MedPartners/Mullikin Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring

Person) or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in MedPartners/Mullikin without the prior approval of the MedPartners/ Mullikin Board of Directors. The effect of the Rights may be to inhibit a change in control of MedPartners/ Mullikin (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to MedPartners/Mullikin stockholders.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     MedPartners/Mullikin's Certificate contains a provision eliminating or limiting director liability to MedPartners/Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the MedPartners/Mullikin Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the MedPartners/Mullikin Certificate of Incorporation and the MedPartners/Mullikin By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

REGISTRATION RIGHTS

     Pursuant to a Registration Agreement entered into in August 1993 and amended in March 1994 (the "Registration Agreement"), the prior holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of MedPartners, which Preferred Stock has now been converted into MedPartners/Mullikin Common Stock, were entitled to certain rights with respect to the registration under the Securities Act of the 7,000,562 shares of Common Stock into which the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were converted. The shares of MedPartners/Mullikin Common Stock covered by the foregoing registration rights are eligible for resale either under Rule 144 of the Securities Act or without restriction. Accordingly, at the request of MedPartners/Mullikin, most of the holders of the Common Stock have agreed to terminate their rights with respect to the Registration Agreement, leaving approximately 1,200,000 shares that are presently covered by the Registration Agreement.

     MedPartners/Mullikin has entered into a Registration Rights Agreement with certain of the holders of MedPartners/Mullikin Common Stock pursuant to which such persons will have the right to require that MedPartners/Mullikin register shares of MedPartners/Mullikin Common Stock owned by them for sale, at one year intervals up to three times during 1997, 1998 and 1999. Unlimited piggyback registration rights have also been granted. The holders of these registration rights are Walter T. Mullikin, M.D., John S. McDonald, Rosalio J. Lopez, M.D. and DCNHS, who are the only persons deemed to be "affiliates" of MedPartners/ Mullikin, following the combination of MedPartners and MME. In the March 1996 public offering carried out by MedPartners/Mullikin, 1,358,921 shares of MedPartners/Mullikin Common Stock were sold by

Drs. Mullikin and Lopez and Mr. McDonald at $30.25 per share pursuant to the rights granted under the Agreement. See "Principal Stockholders of MedPartners/Mullikin".

     In addition, from time-to-time, MedPartners/Mullikin will grant registration rights, both on a contractual and a piggyback basis to various persons in connection with acquisitions made on a private placement basis. At June 30, 1996, a total of 2,207,318 shares of MedPartners/Mullikin Common Stock were subject to such registration rights.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for MedPartners/Mullikin Common Stock is ChaseMellon Shareholder Services, L.L.C., New York, New York.

                          COMPARISON OF RIGHTS OF CHS
                     AND MEDPARTNERS/MULLIKIN STOCKHOLDERS

     Both CHS and MedPartners/Mullikin are incorporated in Delaware. Holders of the CHS Common Stock will continue to have their rights and obligations as stockholders of MedPartners/Mullikin after the Merger governed by Delaware law. Set forth below is a summary comparison of the material rights of a MedPartners/Mullikin stockholder under the MedPartners/Mullikin Certificate and the MedPartners/ Mullikin By-laws, on the one hand, and the rights of a CHS stockholder under the CHS Certificate of Incorporation, as amended (the "CHS Certificate"), and CHS' By-laws (the "CHS By-laws"), on the other hand. The information set forth below is qualified in its entirety by reference to the MedPartners/Mullikin Certificate, the MedPartners/Mullikin By-laws, the CHS Certificate and the CHS By-laws.

     After the Merger, the rights and obligations of the holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock with respect to the classes and series of capital stock of MedPartners/ Mullikin and other matters described below will be governed by the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws.

CLASSES AND SERIES OF CAPITAL STOCK

     CHS. The authorized capital stock of CHS consists of a total of 180,000 shares of common stock, par value $0.01 per share, and 20,000 shares of Preferred Stock, par value $0.01 per share ("CHS Preferred Stock"). As of July 31, 1996, the Record Date, there were 48,844 shares of CHS Common Stock outstanding.

     MedPartners/Mullikin. MedPartners/Mullikin is authorized by the MedPartners/Mullikin Certificate to issue up to 210,000,000 shares of capital stock, of which 200,000,000 shares are designated MedPartners/ Mullikin Common Stock, par value $.001 per share, 9,500,000 shares are designated Preferred Stock, par value $.001 per share and 500,000 shares are designated Series C Junior Participating Preferred Stock, par value $.001 per share (the "MedPartners/Mullikin Series C Preferred Stock"). As of April 30, 1996, there were 50,786,775 shares of MedPartners/Mullikin Common Stock outstanding. In addition, there were outstanding options under MedPartners/Mullikin stock option plans to purchase an additional 5,872,530 shares of MedPartners/Mullikin Common Stock. An additional 1,920,900 shares of MedPartners/ Mullikin Common Stock have been reserved for future option grants under such plans. The Board of Directors of MedPartners/Mullikin has the authority to issue the MedPartners/Mullikin Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of April 30, 1996, there were no shares of MedPartners/Mullikin Preferred Stock issued and outstanding, and the Board of Directors of MedPartners/Mullikin has no present intention of issuing shares of MedPartners/Mullikin Preferred Stock.

     As a consequence of and following the Merger, CHS stockholders will not hold CHS Common Stock but will instead hold shares of MedPartners/Mullikin Common Stock with associated rights to acquire MedPartners/Mullikin Series C Preferred Stock.

SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     CHS. The CHS By-laws provide that the CHS Board of Directors shall consist of not less than ten members, with the exact number of directors to be fixed by the CHS Board of Directors. The number of members is now fixed at ten. Directors are elected by a majority of the votes cast at each annual meeting of stockholders of CHS. Vacancies on the Board of Directors resulting from an increase in the number, resignation or the removal of Directors may be filled by a majority vote of the directors then in office. All other vacancies are filled by the stockholders.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that the MedPartners/Mullikin Board of Directors shall consist of eleven directors, but in any event consist of at least three directors and that the size of the MedPartners/Mullikin Board of Directors shall be fixed by the MedPartners/Mullikin By-laws. Directors of MedPartners/Mullikin are elected by a plurality of votes cast at the annual meeting of stockholders.

     As a consequence of and following the Merger, the rights and obligations of holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock with respect to the size and composition of the MedPartners/Mullikin Board of Directors will be as discussed under "Operations and Management of MedPartners/Mullikin After the Merger -- Management" and as otherwise governed by the MedPartners/ Mullikin By-laws as described in the immediately preceding paragraph. At the Effective Time of the Caremark Acquisition, the MedPartners/Mullikin By-laws shall be amended to provide that the MedPartners/Mullikin Board of Directors shall consist of thirteen directors.

REMOVAL OF DIRECTORS

     CHS. The CHS Certificate provides that any director, or the entire CHS Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the outstanding shares of CHS Common Stock entitled to vote thereon.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that a director may be removed only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

     As a consequence of and following the Merger, the holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock will be able to remove a director from the MedPartners/Mullikin Board of Directors only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

CONVERSION AND DISSOLUTION

     CHS. The CHS Common Stock has no conversion features. The CHS Certificate authorizes for issuance 20,000 shares of CHS Preferred Stock, and provides that such shares of CHS Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such CHS Preferred Stock into shares of CHS Common Stock) as shall be stated in the CHS Certificate or resolutions providing for the issuance of CHS Preferred Stock. If the Board of Directors were to designate such a series of CHS Preferred Stock, such CHS Preferred Stock could be entitled to preferential payments in the event of dissolution of CHS.

     MedPartners/Mullikin. The MedPartners/Mullikin Common Stock has no conversion features. The MedPartners/Mullikin Certificate authorizes for issuance 9,500,000 shares of Preferred Stock, par value $.001 per share, and provides that such shares of MedPartners/Mullikin Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such MedPartners/Mullikin Preferred Stock into shares of MedPartners/Mullikin Common Stock) as shall be stated in the MedPartners/Mullikin Certificate or resolutions providing for the issuance of MedPartners/ Mullikin Preferred Stock. If the Board of Directors were to designate such a series of MedPartners/Mullikin Preferred Stock in addition to the MedPartners/Mullikin Series C Preferred Stock, such MedPartners/ Mullikin Preferred Stock could be entitled to preferential payments in the event of dissolution of MedPartners/Mullikin.

     As a consequence of and following the Merger, the rights and obligations of holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock with respect to the conversion and dissolution features of the MedPartners/Mullikin Common Stock will be governed by the MedPartners/Mullikin Certificate as described in the preceding paragraph.

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Under the DGCL, unless its certificate of incorporation or by-laws otherwise provide, amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, requires the approval of the holders of a majority of the outstanding stock of such class or series.

     CHS. The CHS Certificate does not contain any provisions increasing the vote required to amend the CHS Certificate. Under the CHS Certificate, the CHS Board of Directors may make, alter or repeal the CHS By-laws.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate provides that the powers and rights of the Series C Preferred Stock cannot be materially altered adversely without the affirmative vote of the holders of a majority of the outstanding shares of MedPartners/Mullikin Series C Preferred Stock, voting separately as a class. The MedPartners/Mullikin Certificate and MedPartners/Mullikin By-laws provide that the MedPartners/Mullikin By-laws may be altered, amended or repealed by a vote of a majority of the entire MedPartners/Mullikin Board of Directors.

     As a consequence of and following the Merger, the holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock will not be able to materially alter adversely the powers and rights of the Series C Preferred Stock without the affirmative vote of the holders of a majority of the outstanding MedPartners/Mullikin Series C Preferred Stock, voting separately as a class.

SPECIAL MEETINGS OF STOCKHOLDERS

     CHS. The CHS By-laws provide that a special meeting of stockholders may be called by the Board of Directors.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that a special meeting of the MedPartners/Mullikin stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing by a majority of the MedPartners/Mullikin Board of Directors or by the holders of at least a majority of the outstanding shares of capital stock of MedPartners/Mullikin entitled to vote.

     As a consequence of and following the Merger, the rights and obligations of holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock with respect to Special Meetings of Stockholders will be governed by the MedPartners/Mullikin By-laws as described in the preceding paragraph.

LIABILITY OF DIRECTORS

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the MedPartners/Mullikin Certificate and the CHS Certificate includes such a provision which, as set forth below, limits such liability to the fullest extent permitted under applicable law.

     Each of the MedPartners/Mullikin Certificate and the CHS Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends or expenditures of funds for unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

STOCKHOLDER RIGHTS PLAN

     CHS.  CHS does not have a stockholder rights plan.

     MedPartners/Mullikin. The MedPartners/Mullikin Common Stock is subject to a Rights Plan, which may inhibit a change in control of MedPartners/Mullikin that might be beneficial to MedPartners/Mullikin stockholders. See "Description of Capital Stock of MedPartners/Mullikin -- MedPartners/Mullikin Stockholder Rights Plan".

     As a consequence of and following the Merger, the rights and obligations of holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock will be subject to the Stockholder Rights Plan which may inhibit a change of control of MedPartners/Mullikin that might be beneficial to MedPartners/ Mullikin Stockholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

     CHS. CHS does not require advance notice of stockholder proposals or nominations of directors.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners/Mullikin Board of Directors or a committee thereof, of candidates for election as directors and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin.

     The MedPartners/Mullikin By-laws provide that nominations of persons for election to the MedPartners/Mullikin Board of Directors may be made at a meeting of stockholders by or at the direction of the MedPartners/Mullikin Board of Directors, by any nominating committee or person appointed by the MedPartners/Mullikin Board of Directors, or by any stockholder of MedPartners/Mullikin who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the MedPartners/Mullikin Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of MedPartners/Mullikin. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin not less than sixty days nor more than ninety days prior to the meeting. Such notice shall set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of MedPartners/Mullikin which are beneficially owned by the nominee, and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and as to the stockholder giving the notice, (i) the name and address of the stockholder, (ii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each nominee to serve as a director if elected. MedPartners/ Mullikin may require any proposed nominee to furnish such other information as may reasonably be required by MedPartners/Mullikin to determine the eligibility of such proposed nominee to serve as a director of MedPartners/Mullikin.

     The MedPartners/Mullikin By-laws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the MedPartners/Mullikin Board of Directors, otherwise properly brought before the meeting by or at the direction of the MedPartners/Mullikin Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to MedPartners/Mullikin. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin, not less than sixty days nor more than ninety days prior to the meeting. The notice must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     As a consequence of and following the Merger, CHS stockholders wishing to nominate candidates to the MedPartners/Mullikin Board of Directors or bring business before a meeting of stockholders will have to comply with notice procedures of MedPartners/Mullikin, including with respect to the time such notice must be given.

ACTION BY WRITTEN CONSENT

     CHS. Any action which can be taken at any meeting of stockholders may be taken, without prior notice, by written consent. Such consent must set forth the action being taken and be signed by the holders of at least the number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voting. Prompt notice of an action by less than unanimous written consent shall be given to those stockholders who did not consent.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate provides that, since MedPartners/Mullikin Common Stock is listed on a national securities exchange, any action required or permitted to be taken by the stockholders of MedPartners/Mullikin must be effected at a duly called meeting and may not be effected by any consent in writing by such stockholders.

     As a consequence of and following the Merger the holders of CHS Common Stock exchanged for MedPartners/Mullikin Common Stock may not effect action by any consent in writing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     CHS. The CHS Certificate and the CHS By-laws provide for indemnification to the full extent permitted by the DGCL for directors, officers and employees. The Plan of Merger provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors, officers or employees of CHS as provided in the CHS Certificate and CHS By-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MedPartners/Mullikin, or is or was serving at the request of MedPartners/Mullikin as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by MedPartners/Mullikin to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits MedPartners/Mullikin to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/ Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of MedPartners/Mullikin, Inc. and the financial statements of Cardinal Healthcare, P.A., CHS Management, Inc., New Management and Emergency Professional Services, Inc. for the indicated periods detailed in the Index to Financial Statements appearing in this Prospectus-Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Caremark International Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus-Proxy Statement and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of MedPartners/Mullikin Common Stock to be issued to the stockholders of CHS pursuant to the Merger will be passed upon by Haskell Slaughter & Young, LLC, Birmingham, Alabama.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

     The Board of Directors of CHS is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and applicable SEC rules.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
MEDPARTNERS/MULLIKIN, INC.
Report of Independent Auditors......................................................    F-3
Consolidated Balance Sheets as of December 31, 1994 and 1995........................    F-4
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-5
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994 and 1995...............................................................    F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-7
Notes to Consolidated Financial Statements..........................................    F-8
MEDPARTNERS/MULLIKIN, INC. (UNAUDITED)
Consolidated Balance Sheet as of June 30, 1996 (unaudited)..........................   F-22
Consolidated Statements of Operations for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-23
Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-24
Notes to Unaudited Consolidated Financial Statements................................   F-25
CAREMARK INTERNATIONAL INC.
Report of Independent Accountants...................................................   F-29
Consolidated Balance Sheets as of December 31, 1994 and 1995........................   F-30
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................   F-31
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994,
  and 1995..........................................................................   F-32
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994,
  and 1995..........................................................................   F-33
Notes to Consolidated Financial Statements..........................................   F-34
CAREMARK INTERNATIONAL INC. (UNAUDITED)
Consolidated Balance Sheet as of June 30, 1996 (unaudited)..........................   F-50
Consolidated Statements of Operations for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-51
Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-52
Notes to Consolidated Financial Statements (unaudited)..............................   F-53
CARDINAL HEALTHCARE, P.A.(1)
Report of Independent Auditors......................................................   F-57
Balance Sheet as of December 31, 1995...............................................   F-58
Statement of Operations for the year ended December 31, 1995........................   F-59
Statement of Changes in Stockholders' Deficit for the year ended December 31,
  1995..............................................................................   F-60
Statement of Cash Flows for the year ended December 31, 1995........................   F-61
Notes to Financial Statements.......................................................   F-62
CARDINAL HEALTHCARE, P.A. (UNAUDITED)(1)
Balance Sheet as of December 31, 1994 (unaudited)...................................   F-67
Statements of Income for the years ended December 31, 1993 and 1994 (unaudited).....   F-68
Statements of Changes in Stockholders' Equity for the years ended December 31, 1993
  and 1994 (unaudited)..............................................................   F-69
Statements of Cash Flows for the years ended December 31, 1993 and 1994
  (unaudited).......................................................................   F-70
Notes to Unaudited Financial Statements.............................................   F-71
Balance Sheet as of June 30, 1996 (unaudited).......................................   F-75
Statements of Income for the six months ended June 30, 1995 and 1996 (unaudited)....   F-76
Statements of Cash Flows for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................   F-77
Note to Unaudited Financial Statements..............................................   F-78

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
CHS MANAGEMENT, INC.(1)
Report of Independent Auditors......................................................   F-79
Balance Sheet as of December 31, 1995...............................................   F-80
Statement of Income for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................   F-81
Statement of Stockholders' Equity for the period from September 1, 1995 (inception)
  through December 31, 1995.........................................................   F-82
Statement of Cash Flows for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................   F-83
Notes to Financial Statements.......................................................   F-84
CHS MANAGEMENT, INC. (UNAUDITED)(1)
Condensed Balance Sheet as of June 30, 1996 (unaudited).............................   F-89
Condensed Statement of Operations and Accumulated Deficit for the six months ended
  June 30, 1996 (unaudited).........................................................   F-90
Condensed Statement of Cash Flows for the six months ended June 30, 1996
  (unaudited).......................................................................   F-91
Notes to Unaudited Condensed Financial Statements...................................   F-92
NEW MANAGEMENT(1)
Report of Independent Auditors......................................................   F-93
Balance Sheets as of December 31, 1994 and 1995.....................................   F-94
Statements of Income for the years ended December 31, 1994 and 1995.................   F-95
Statements of Partners' Deficiency for the years ended December 31, 1994 and 1995...   F-96
Statements of Cash Flows for the years ended December 31, 1994 and 1995.............   F-97
Notes to Financial Statements.......................................................   F-98
NEW MANAGEMENT (UNAUDITED)(1)
Balance Sheet as of December 31, 1993 (unaudited)...................................  F-100
Statement of Income for the year ended December 31, 1993 (unaudited)................  F-101
Statement of Cash Flows for the year ended December 31, 1993 (unaudited)............  F-102
Notes to Unaudited Financial Statements.............................................  F-103
Condensed Balance Sheet as of June 30, 1996 Unaudited)..............................  F-105
Condensed Statements of Income for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................  F-106
Condensed Statements of Cash Flows for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................  F-107
Note to Unaudited Condensed Financial Statements....................................  F-108
EMERGENCY PROFESSIONAL SERVICES, INC.(1)
Report of Independent Auditors......................................................  F-109
Balance Sheets as of January 31, 1995 and 1996......................................  F-110
Statements of Operations for the years ended January 31, 1994, 1995 and 1996........  F-111
Statements of Changes in Stockholders' Equity for the years ended January 31, 1994,
  1995 and 1996.....................................................................  F-112
Statements of Cash Flows for the years ended January 31, 1994, 1995 and 1996........  F-113
Notes to Financial Statements.......................................................  F-114
EMERGENCY PROFESSIONAL SERVICES, INC. (UNAUDITED)(1)
Balance Sheet as of April 30, 1996 (unaudited)......................................  F-117
Statements of Income for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-118
Statements of Cash Flows for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-119
Note to Unaudited Financial Statements..............................................  F-120

- ---------------

(1) These entities are probable combinations with or acquisitions of MedPartners/Mullikin.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
MedPartners/Mullikin, Inc.

     We have audited the accompanying consolidated balance sheets of MedPartners/Mullikin, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedPartners/Mullikin, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
February 22, 1996

                           MEDPARTNERS/MULLIKIN, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                             1994       1995
                                                                           --------   --------
                                                                             (IN THOUSANDS)
                                            ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 66,623   $ 55,328
  Marketable equity securities...........................................    37,689     35,567
  Accounts receivable, less allowances for bad debts of
     $21,504,000 and $29,777,000.........................................    88,340    135,176
  Inventories............................................................     5,543      9,779
  Income taxes...........................................................        --        977
  Prepaid expenses and other current assets..............................     8,759     19,214
                                                                           --------   --------
          Total current assets...........................................   206,954    256,041
Property and equipment, net..............................................   122,023    155,376
Intangible assets, net...................................................    74,933    111,971
Deferred tax asset.......................................................     1,267     35,002
Other assets.............................................................    12,797     18,343
                                                                           --------   --------
          Total assets...................................................  $417,974   $576,733
                                                                           ========   ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 21,980   $ 32,158
  Payable to physician groups............................................    24,669     31,810
  Accrued compensation...................................................    15,557     15,949
  Other accrued expenses and liabilities.................................     9,834     31,650
  Accrued medical claims payable.........................................    44,924     43,433
  Income taxes payable...................................................     1,729         --
  Current portion of long-term liabilities...............................    12,656      9,149
                                                                           --------   --------
          Total current liabilities......................................   131,349    164,149
Long-term debt, net of current portion...................................   146,498    200,814
Other long-term liabilities..............................................     5,936      6,272
Estimated malpractice liability..........................................     4,958      2,781
Redeemable convertible preferred stock:
  Series A $.001 par value; 4,500,000 shares authorized; 4,001,000 shares
     issued..............................................................     8,001         --
  Series B $.001 par value; 3,500,000 shares authorized; 3,000,000 shares
     issued..............................................................    12,000         --
Stockholders' equity:
  Common stock, $.001 par value; 75,000,000 shares authorized; issued --
     28,123,000 in 1994 and 42,508,000 in 1995...........................        28         42
  Additional paid-in capital.............................................   116,240    214,422
  Notes receivable from stockholders.....................................    (2,349)    (1,930)
  Unrealized gain (loss) on marketable equity securities, net of deferred
     taxes...............................................................        14         (7)
  Unamortized deferred compensation......................................    (3,552)    (2,682)
  Accumulated deficit....................................................    (1,149)    (7,128)
                                                                           --------   --------
          Total stockholders' equity.....................................   109,232    202,717
                                                                           --------   --------
          Total liabilities and stockholders' equity.....................  $417,974   $576,733
                                                                           ========   ========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                          1993           1994            1995
                                                        --------       --------       ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue...........................................  $549,695       $815,041       $1,153,557
Operating expenses:
  Cost of affiliated physician services...............   224,770        349,036          506,811
  Clinic salaries, wages and benefits.................   112,489        159,010          216,119
  Outside hospitalization expense.....................    59,861         86,974          109,934
  Clinic rent and lease expense.......................    18,832         27,515           41,825
  Clinic supplies.....................................    24,529         34,453           47,744
  Other clinic costs..................................    41,248         67,645           88,991
  General corporate expenses..........................    42,196         56,653           64,713
  Depreciation and amortization.......................    14,057         21,892           29,088
  Net interest expense................................     3,338          5,958            8,443
  Merger expenses.....................................        --             --           66,564
  Loss on disposal of assets..........................       122          1,627               --
                                                        --------       --------       ----------
          Net operating expenses......................   541,442        810,763        1,180,232
                                                        --------       --------       ----------
Income (loss) before income taxes and cumulative
  effect of change in method of accounting............     8,253          4,278          (26,675)
Income tax expense (benefit)..........................     4,685          5,071          (27,233)
                                                        --------       --------       ----------
Income (loss) before cumulative effect of change in
  method of accounting................................     3,568           (793)             558
Cumulative effect of change in method of accounting
  for income taxes....................................       298             --               --
                                                        --------       --------       ----------
Net income (loss).....................................     3,270           (793)             558
Pro forma income taxes................................     5,038          2,279               --
                                                        --------       --------       ----------
Pro forma net income (loss)...........................  $ (1,768)      $ (3,072)      $      558
                                                        ========       ========        =========
Pro forma net income (loss) per share.................  $  (0.06)      $  (0.08)      $     0.01
                                                        ========       ========        =========
Number of shares used in pro forma net income (loss)
  per share...........................................    28,403         36,553           42,720
                                                        ========       ========        =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            UNREALIZED
                                                               NOTES        GAIN/(LOSS)
                              COMMON STOCK     ADDITIONAL    RECEIVABLE    ON MARKETABLE   UNAMORTIZED   RETAINED       TOTAL
                             ---------------    PAID-IN         FROM          EQUITY        DEFERRED     EARNINGS   STOCKHOLDERS'
                             SHARES   AMOUNT    CAPITAL     STOCKHOLDERS    SECURITIES        COMP.      (DEFICIT)     EQUITY
                             ------   ------   ----------   ------------   -------------   -----------   --------   -------------
                                                                        (IN THOUSANDS)
Balances at December 31,
  1992.....................  15,709    $ 16     $ 33,466      $ (2,042)        $  --         $   (11)    $ 14,166     $  45,595
  Capital contributions....   5,219       5       32,326            --            --              --           --        32,331
  Capital distributions....     (76)     --         (389)           --            --              --           --          (389)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --      (13,114)      (13,114)
  Net change in notes
    receivable from
    stockholders...........      --      --           --          (354)           --              --           --          (354)
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --          (166)             --           --          (166)
  Expenses related to
    offering...............      --      --          (71)           --            --              --           --           (71)
  Purchase of Medical
    Business Solutions,
    Inc....................      60      --           60            --            --              --           --            60
  Redemption of shares at
    par on September 1,
    1993...................    (675)     (1)          --            --            --              --           --            (1)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        5,038         5,038
  Stock options............     251      --        2,287            --            --              --           --         2,287
  Amortization of deferred
    compensation...........      --      --           --            --            --              11           --            11
  Pro forma net loss.......      --      --           --            --            --              --       (1,768)       (1,768)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1993.....................  20,488      20       67,679        (2,396)         (166)             --        4,322        69,459
  Capital contributions....   7,605       8       47,052            --            --              --           --        47,060
  Capital distributions....     (42)     --       (3,594)           --            --              --           --        (3,594)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (4,678)       (4,678)
  Net change in notes
    receivable from
    stockholders...........      --      --           --            47            --              --           --            47
  Unrealized gain on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           180              --           --           180
  Expenses related to
    redeemable convertible
    preferred stock........      --      --          (49)           --            --              --           --           (49)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        2,279         2,279
  Deferred compensation on
    issuance of options....      --      --        4,350            --            --          (4,350)          --            --
  Stock options............      72      --          802            --            --              --           --           802
  Amortization of deferred
    compensation...........      --      --           --            --            --             798           --           798
  Pro forma net loss.......      --      --           --            --            --              --       (3,072)       (3,072)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1994.....................  28,123      28      116,240        (2,349)           14          (3,552)      (1,149)      109,232
Balance for immaterial
  pooling-of-interests
  entities.................      --      --            2            --            --              --         (308)         (306)
  Capital contributions....   6,605       6       77,532            --            --              --           --        77,538
  Capital distributions....     (26)     --         (470)           --            --              --           --          (470)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (6,229)       (6,229)
  Net change in notes
    receivable from
    stockholders...........      --      --           --           419            --              --           --           419
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           (21)             --           --           (21)
  Conversion of preferred
    stock..................   7,001       7       19,994            --            --              --           --        20,001
  Stock options............     805       1        1,124            --            --              --           --         1,125
  Amortization of deferred
    compensation...........      --      --           --            --            --             870           --           870
  Pro forma net income.....      --      --           --            --            --              --          558           558
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1995.....................  42,508    $ 42     $214,422      $ (1,930)        $  (7)        $(2,682)    $ (7,128)    $ 202,717
                             ======   ======    ========    ==========     ===========     ==========    ========   ===========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1993       1994        1995
                                                                -------   ---------   ---------
                                                                        (IN THOUSANDS)
Operating activities:
  Pro forma net income (loss).................................  $(1,768)  $  (3,072)  $     558
  Adjustments to reconcile pro forma net income (loss) to net cash and cash equivalents provided by (used in) operating
     activities:
     Depreciation and amortization............................   14,057      21,892      29,088
     Provision for deferred taxes.............................     (371)     (1,564)    (33,171)
     Merger expenses..........................................       --          --      66,564
     Loss on disposal of assets...............................      122       1,627          --
     Amortization of premium on marketable securities.........       67       1,111       1,218
     Pro forma tax provision of pooled entities...............    5,038       2,279          --
     Other....................................................     (316)        349        (617)
  Changes in operating assets and liabilities, net of effects
     of acquisitions..........................................   13,819      (8,896)    (77,099)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by (used in)
            operating activities..............................   30,648      13,726     (13,459)
Investing activities:
  Net cash used to fund acquisitions..........................  (14,313)    (57,597)    (61,531)
  Additions to intangible assets, net of effects of
     acquisitions.............................................     (745)     (1,728)     (7,235)
  Purchase of property and equipment..........................  (15,627)    (32,082)    (39,394)
  Proceeds from sale of property and equipment................      961       2,124          --
  Net proceeds (purchases) of marketable securities...........   (8,212)    (17,560)      1,636
  Other.......................................................      379      (1,701)        546
                                                                -------   ---------   ---------
          Net cash and cash equivalents used in investing
            activities........................................  (37,557)   (108,544)   (105,978)
Financing activities:
  Capital contributions.......................................   42,713     116,298      65,764
  Capital distributions.......................................     (389)     (3,625)     (7,650)
  Net proceeds from debt......................................   16,334      35,075     139,496
  Repayment of debt...........................................  (17,940)    (27,319)    (83,011)
  Dividends and distributions paid............................  (13,114)     (4,453)     (6,455)
  Other.......................................................     (188)         67          (2)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by financing
            activities........................................   27,416     116,043     108,142
                                                                -------   ---------   ---------
Net increase (decrease) in cash and cash equivalents..........   20,507      21,225     (11,295)
Cash and cash equivalents at beginning of year................   24,891      45,398      66,623
                                                                -------   ---------   ---------
Cash and cash equivalents at end of year......................  $45,398   $  66,623   $  55,328
                                                                =======   =========   =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest.................................................  $ 5,223   $   7,809   $  12,226
                                                                =======   =========   =========
     Income taxes.............................................  $ 3,027   $   6,036   $   8,014
                                                                =======   =========   =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     MedPartners, Inc. (MedPartners) and Mullikin Medical Enterprises, L.P.
(MME) merged on November 29, 1995 to form MedPartners/Mullikin, Inc. (the Company). MedPartners was incorporated in January 1993 in Delaware. MedPartners' business is to operate and/or manage physician practices. MedPartners, through wholly owned subsidiaries, acquires certain assets of and manages physician practices under long-term practice management agreements with affiliated physician groups that practice through such practices. MME was formed on March 26, 1994 through the merger of Mullikin Management Partnership, L.P. (MMP) and the limited partners of Pioneer Hospital. The Company operates a 99-bed acute care hospital (Pioneer) and a 102-bed acute care hospital (U.S. Family Care Medical Center) and provides management systems and services, nonphysician health care personnel, facilities and equipment to affiliated medical organizations and independent hospitals. The affiliated medical organizations employ and contract with physicians and health maintenance organizations (HMOs) to provide professional health care services to members of HMOs. The Company also contracts with the HMOs to provide institutional (hospital) services to a majority of the same members. In addition, through its wholly owned subsidiaries, the Company contracts with hospitals to provide Medical Staff for various hospital departments.

  Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned subsidiaries. Through the 20 to 44-year practice management agreements between the Company's wholly owned subsidiaries and the various professional corporations, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the professional corporations. The Company believes it has, as opposed to affiliates of the Company, perpetual, unilateral control over the assets and operations of the various professional corporations, and notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various professional corporations is necessary to present fairly the financial position and results of operations of the Company because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Control by the Company is perpetual rather than temporary because of (i) the length of the original terms of the agreements,
(ii) the successive extension periods provided by the agreements, (iii) the continuing investment of capital by the Company, (iv) the employment of the majority of the nonphysician personnel, and (v) the nature of the services provided to the professional corporations by the Company. Two affiliated medical organizations, Mullikin Medical Center, a Medical Group, Inc., and Moore-White Medical Group have been treated as special purpose entities and consolidated with the Company by virtue of the fact that these entities have nominal capital and their activities and resulting substantive risks and rewards rest directly or indirectly with the Company. On January 1, 1995, MMP entered into a long-term management agreement with Mullikin Independent Physician Association, a Medical Corporation (MIPA). This agreement expires in the year 2038 and provides for the assignment of virtually all of MIPA's revenue to MMP. Accordingly, beginning January 1, 1994, the revenues and expenses of MIPA are reflected in the Company's consolidated statements of operations. All intercompany accounts and transactions have been eliminated in the consolidation.

  Nature of Physician Compensation Arrangements

     MedPartners compensates PCs with which it has contracted to provide healthcare services to MedPartners' clinics under four basic arrangements. In all circumstances, MedPartners is responsible for the billing and collection of the revenue related to services provided at MedPartners' clinics as well as for paying all expenses of the clinic including physician compensation. In the Company's financial statements, MedPartners records all such revenue for services performed by the physicians at the clinics. In no instance is

                           MEDPARTNERS/MULLIKIN, INC.

MedPartners paid a fixed fee to cover clinic operating expenses. MedPartners always remains at risk for the expenses of the clinics. In all four types of arrangements described below, the Company is not sharing revenue with the PCs or its physician owners.

     Over one half of MedPartners' revenue (approximately 53.0% at December 31,
1995) is received under capitation arrangements. Under these arrangements, MedPartners contracts with licensed HMOs for a broad range of health care services and in turn subcontracts for the delivery of health care with hospitals, ancillary providers, and professional medical organizations, including PC's that are affiliated with MedPartners through management agreements. Pursuant to these arrangements the PC is paid on a per member per month basis by MedPartners. From this amount, the PC pays liability insurance premiums and compensates its physician owners. The PCs do not have the authority to participate in the negotiations of contracts with HMOs.

     Under the second type of arrangement, which represents approximately 23.1% of MedPartners' revenue at December 31, 1995, MedPartners pays the PC for the health care services provided at MedPartners' clinics a negotiated fixed dollar amount. At MedPartners' sole discretion, the physicians are eligible to receive a bonus based on performance criteria and goals. The amount of the discretionary bonus is determined solely by MedPartners management and is not directly correlated to clinic revenue and gross profit. In these arrangements, MedPartners is responsible for the billing and collection of all revenues for the services provided at its clinics as well as paying all expenses, including physicians compensation.

     Under the third type of arrangement, which represents approximately 23.2% of MedPartners' revenue at December 31, 1995, the PC is compensated on a negotiated fee-for-service basis for health care services performed at MedPartners' clinics. In these arrangements MedPartners bills and collects for all services rendered at its clinics and pays all expenses of the clinics, including physicians' compensation, which is based on the fee for service revenue generated at the clinics (which typically represents between 40 to 70 percent of the clinic's net revenues). Again, the Company is not reimbursed for the clinic expenses, rather it is responsible and at risk for all such expenses.

     Under the fourth type of arrangement, representing approximately 0.7% of MedPartners' revenue at December 31, 1995, MedPartners pays the PC a negotiated percentage (typically 75 to 88 percent) of the gross profits of the clinic. Gross profit represents net clinic revenues less operating expenses of the clinic. In these arrangement, MedPartners is responsible for the billing and collection for the services rendered at its clinics and the payment of the clinic expenses, including physicians' compensation. In some instances under these types of arrangements, the physicians are guaranteed a minimum salary.

     The fee retained by MedPartners includes direct management expenses of operating the clinics plus additional amounts which reflect a portion or all of the residual equity interest in the clinics after payment of physician compensation (including discretionary bonuses, if any), other medical costs and management expenses. Under the four basic arrangements discussed above, these additional amounts (representing clinic earnings) retained by MedPartners take the following forms: (1) 100% of clinic earnings (as defined above); (2) 100% of clinic earnings; (3) 100% of clinic earnings and (4) a variable percentage (typically 12 to 25 percent) of the clinic's gross profits (as defined above).

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

                           MEDPARTNERS/MULLIKIN, INC.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts of all cash and cash equivalents approximates fair value.

  Marketable Securities

     Effective August 1, 1994, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and management's investment strategy, the Company's investments have been classified as available-for-sale.

     Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. The cost of securities sold is based on the specific identification method.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost, which for the used assets being acquired is usually determined by an independent appraisal. Depreciation of property and equipment is calculated using either the declining balance or the straight-line method over the shorter of the estimated useful lives of the assets or the term of the underlying leases. Estimated useful lives range from 3 to 10 years for equipment, 5 to 20 years for leasehold improvements and 5 to 40 years for buildings and improvements based on type and condition of assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Intangible Assets

     Excess of cost over fair value of assets acquired (goodwill) is being amortized using the straight-line method over terms of the related practice management agreements, generally 20 to 40 years. As of December 31, 1995, the Company had entered into practice management agreements with 14 physician groups which contain a voluntary termination clause granting the affiliated physician group the right to terminate the agreement after a specified time, typically on the fifth anniversary of the agreement, these physician groups account for approximately 6% of net revenue as of December 31, 1995, and the original goodwill recorded related to the acquisition of these physician groups was approximately $6,000,000. The Company believes that amortizing the related goodwill over 20 years rather than the noncancellable term of the practice management agreements generally is appropriate considering (i) termination options are exercisable only during restrictive windows and (ii) the physician groups exercising such option are required to purchase substantially all of the assets used in the practice, which would make the termination of the practice management agreements not probable. The goodwill that was previously on the books of MME is generally being amortized over 30 years and that previously on the books of PPSI over periods ranging from 5 to 25 years. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill is reduced by the estimated shortfall of cash flows. Costs of obtaining practice management agreements are capitalized as incurred and are amortized using the straight-line method. These costs include all direct costs of obtaining such agreements, which include such items as filing fees, legal fees and travel and related costs. The Company has elected to amortize these costs over a shorter period than the term of the

                           MEDPARTNERS/MULLIKIN, INC.

related practice management agreements. Currently, these costs are being amortized over three years. Other intangible assets include costs associated with obtaining long-term financing, which are being amortized, and included in interest expense, systematically over the terms of the related debt agreements.

  Payable to Physician Groups

     Amounts payable to physician groups primarily represent monthly compensation to the physicians which, based on the practice management agreements, are generally payable to the physicians by the 15th day following the end of each month.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined.

     During 1993, 1994 and 1995, approximately 5% of net revenue was received under the Medicare program and approximately 4% was received under state reimbursement programs. The Medicare program and state reimbursement programs pay physician services based on fee schedules which are determined by the related government agency.

     The Company has contracts with various managed care organizations to provide physician services based on negotiated fee schedules. Under various contracts with HMOs, capitation is received to cover all physicians and hospital services needed by the HMO members. Capitation payments are recognized as revenue on the accrual basis, and represents approximately 67%, 62% and 54% of the Company's net revenue in 1993, 1994 and 1995, respectively. Liabilities for physician services provided and hospital services incurred are accrued in the month services are rendered. The provision for accrued claims payable which represents the amount payable for services incurred by patients not yet paid is validated by actuarial review. Management believes that the provision at December 31, 1995 is adequate to cover claims which will ultimately be paid.

  Income Taxes

     The Company is a corporation subject to federal and state income taxes. Deferred income taxes are provided for temporary differences between financial and income tax reporting relating primarily to net operating losses which must be carried forward to future periods for income tax reporting purposes.

  Unamortized Deferred Compensation

     Unamortized deferred compensation represents the difference between the grant price and the market price on the date that stock options were granted to the physicians at Riverside Medical Clinic, Inc. This cost is being amortized over the five year vesting period.

  Reinsurance

     The Company cedes reinsurance to allow management to control exposure to potential losses arising from large risks. Reinsurance expense is estimated based on the terms of the respective reinsurance agreements. The estimated expense is continually reviewed and any adjustments which become necessary are included in current operations. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.

                           MEDPARTNERS/MULLIKIN, INC.

  Restatement of Financial Statements

     The Company has merged with the following entities during 1995 and in the first quarter of 1996 in transactions that were accounted for as poolings of interests. Accordingly, the financial statements for all periods prior to the effective dates of these mergers have been restated to include the results of these entities. The Company issued 27,819,000 shares of its common stock in these and other immaterial transactions.

                                                                           EFFECTIVE DATE OF
                              ENTITY NAME                                       MERGER
- ------------------------------------------------------------------------  -------------------
MEDCTR, Inc. (MEDCTR)...................................................  June 20, 1995
Team Health.............................................................  June 30, 1995
Texas Back Institute, Inc. (TBI)........................................  November 2, 1995
Vanguard Healthcare Group, Inc. (Vanguard)..............................  November 13, 1995
Mullikin Medical Enterprises, L.P. (MME) and related real estate partnerships..........................................................  November 29, 1995
Pacific Physician Services, Inc. (PPSI).................................  February 22, 1996

     Prior to the pooling, MEDCTR, TBI and RVAA were S Corporations and MME and related real estate entities were partnerships and were therefore not subject to federal and state income taxes. Proforma income tax provisions are reflected in the consolidated statements of operations to provide for additional federal and state income taxes which would have been incurred had these entities been taxed as C Corporations.

  Fiscal Year

     At December 31, 1993, MME changed its fiscal year-end from January 31 to December 31. As a result, the consolidated financial statements for the year ended December 31, 1993 contain only eleven months of operations for MME. PPSI's financial statements are for twelve month periods ending October 31.

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed, after adjusting historical net income for the estimated tax provisions applicable to the pooled companies described above, by dividing net income (loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method (based on initial public offering price). Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners are assumed to be common share equivalents for all periods presented.

  Stock Option Plans

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Impairment of Long-Lived Assets

     Effective December 31, 1995, the Company adopted FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Statement also addresses the accounting for long-lived assets that are expected to be disposed of. Statement 121 is applicable for most long-lived assets, identifiable intangibles, and goodwill related to those assets; it does not apply to financial instruments and deferred taxes. Management has

                           MEDPARTNERS/MULLIKIN, INC.

determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consisted of the following:

                                                                                     DECEMBER 31,
                                                                                   -----------------
                                                                                    1994      1995
                                                                                   -------   -------
                                                                                    (IN THOUSANDS)
    Cash.........................................................................  $ 6,467   $14,118
    Certificates of deposit......................................................   14,783    15,780
    Commercial paper.............................................................    4,994        --
    Money market accounts........................................................   37,560    15,437
    Repurchase agreements........................................................    2,819     9,993
                                                                                   -------   -------
                                                                                   $66,623   $55,328
                                                                                   ========  ========

     The amounts above approximate the fair value of the respective cash equivalents.

     The repurchase agreements represent overnight funds purchased through a bank and are secured by Treasury Bills held in the bank's name.

     Interest income, including interest income from marketable debt securities, was $2,150,000, $3,489,000 and $5,353,000 for the years ended December 31, 1993,
1994 and 1995, respectively.

3. MARKETABLE SECURITIES

     The following is a summary of available-for-sale securities at December 31, 1995:

                                                                              GROSS        GROSS
                                                                            UNREALIZED   UNREALIZED   ESTIMATED
                                                               GROSS COST     GAINS        LOSSES     FAIR VALUE
                                                               ----------   ----------   ----------   ----------
                                                                                (IN THOUSANDS)
    Debt securities issued by:
      Federal government.....................................   $  7,799       $ --         $ --       $  7,799
      State and state agencies...............................     13,884          3          (19)        13,868
      Political subdivision of state.........................     13,895         38          (33)        13,900
                                                               ----------       ---        -----      ----------
                                                                $ 35,578       $ 41         $(52)      $ 35,567
                                                               =========    ========     ========      ========

     The amortized cost and estimated fair value of marketable securities classified as available-for-sale at December 31, 1995, by contractual maturity, are as follows:

                                                                                            ESTIMATED
                                                                                   COST     FAIR VALUE
                                                                                  -------   ----------
                                                                                     (IN THOUSANDS)
    Debt securities:
      Due in one year or less...................................................  $19,180    $ 19,163
      Due after one year through two years......................................   13,506      13,480
      Due after two years through three years...................................    1,007       1,004
      Due after three years.....................................................    1,885       1,920
                                                                                  -------   ----------
                                                                                  $35,578    $ 35,567
                                                                                  ========   ========

                           MEDPARTNERS/MULLIKIN, INC.

     The following is a summary of available-for-sale securities at December 31, 1994:

                                                                          GROSS           GROSS
                                                                        UNREALIZED      UNREALIZED      ESTIMATED
                                                           GROSS COST     GAINS           LOSSES        FAIR VALUE
                                                           ----------   ----------   ----------------   ----------
                                                                               (IN THOUSANDS)
    Debt securities issued by:
      Federal government.................................   $  5,890        $--           $   --         $  5,890
      State and state agencies...........................     15,108        --              (351)          14,757
      Political subdivision of state.....................     14,855        --              (323)          14,532
    Equity securities....................................      2,510        --                --            2,510
                                                           ----------      ---            ------        ----------
                                                            $ 38,363        $--           $ (674)        $ 37,689
                                                           =========    ========     =============       ========

4. INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                                                     DECEMBER 31,
                                                                                  ------------------
                                                                                   1994       1995
                                                                                  -------   --------
                                                                                    (IN THOUSANDS)
    Excess of cost over fair value of assets acquired...........................  $59,471   $ 99,683
    Noncompetition agreements...................................................    8,370      3,771
    Medical records.............................................................    6,387      2,257
    Favorable lease rate on facilities..........................................    2,740      2,740
    Organizational costs........................................................      845      1,075
    Clinic service agreements...................................................    2,554      7,879
    Other intangible assets.....................................................    6,986      7,169
                                                                                  -------   --------
                                                                                   87,353    124,574
    Less accumulated amortization...............................................   12,420     12,603
                                                                                  -------   --------
                                                                                  $74,933   $111,971
                                                                                  ========  =========

     Amortization expense was $3,642,000, $6,820,000 and $9,040,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Land.......................................................................  $ 11,937   $ 12,798
    Buildings and improvements.................................................    54,953     49,358
    Equipment..................................................................    82,014    117,165
    Equipment under capital leases.............................................    10,790      5,855
    Leasehold improvements.....................................................    22,185     43,269
    Construction in progress...................................................     1,305      3,079
                                                                                 --------   --------
                                                                                  183,184    231,524
    Less accumulated depreciation and amortization.............................    61,161     76,148
                                                                                 --------   --------
                                                                                 $122,023   $155,376
                                                                                 =========  =========

     Depreciation and amortization expense was $10,415,000, $15,072,000 and $20,048,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

                           MEDPARTNERS/MULLIKIN, INC.

6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Advances under Bank Credit Facility........................................  $ 17,900   $ 90,000
    Convertible subordinated debentures with interest at 5.50%, interest only
      paid semi-annually, due in 2003..........................................    69,000     69,000
    Notes payable to banks, collateralized by deeds of trust including interest, at rates ranging from 6.5% to 10.5%, payable in monthly
      installments through 2002................................................    12,595     10,611
    Notes payable to lenders secured by deeds of trust payable in monthly
      installments, bearing interest at rates ranging from 8.75% to 10.25%.....    10,271      7,778
    Notes payable to physicians and shareholders in annual installments through
      2001, interest rates ranging from 7.0% to 12.0%..........................     3,000      2,332
    Notes payable to medical groups in annual installments through 1998,
      interest rates ranging from 5.0% to 9.0%.................................     5,080      3,996
    Notes payable to former partners for buyout of partnership interests,
      unsecured, maturing through 1999, interest rates at 7.0% and 10.0%.......     3,165      4,456
    10.0% note payable to Walter T. Mullikin and Kathryn D. Mullikin as trustees of the Mullikin Family Trust, collateralized by deed of trust on
      partnership property.....................................................     3,706      3,477
    Notes payable to stockholders..............................................     7,180         --
    Other long-term notes payable..............................................    22,318     13,066
    Capital lease obligations..................................................     4,939      5,247
                                                                                 --------   --------
                                                                                  159,154    209,963
    Less amounts due within one year...........................................   (12,656)    (9,149)
                                                                                 --------   --------
                                                                                 $146,498   $200,814
                                                                                 =========  =========

     The amounts recorded above approximate the fair value of the obligations.

     On November 29, 1995, the Company entered into a Revolving Credit and Reimbursement Agreement with a syndicate of banks which provides a revolving credit facility (the Bank Credit Facility) of up to $150 million. Advances under the Bank Credit Facility initially bear interest at the London Interbank Offered Rate (LIBOR) plus 2.0% which approximates 7.9% at December 31, 1995. The Bank Credit Facility has an expiration date of May 10, 1998 and is renewable for two additional one-year periods. In conjunction with the Bank Credit Facility, the Company granted the banks a first priority security interest in all shares of stock of its subsidiaries and provided a negative pledge on substantially all assets.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios (including maintain net worth, minimum fixed charge overage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, the Company was in compliance with the covenants in the Bank Credit Facility. Additionally, the Company is required to obtain bank consent for acquisitions with an aggregate purchase price in excess of $15 million.

     In December 1993, PPSI issued $69 million of convertible subordinated debentures for net proceeds of approximately $66,547,000. The debentures are convertible into common stock of PPSI at the option of the holder at a conversion price of $29 per share. Interest on the debentures at 5 1/2% is payable semi-annually on June 15 and December 15. The debentures are redeemable for cash at any time, at the option of PPSI and are subordinated to all senior indebtedness, as defined in the Indenture Agreement. The Indenture Agreement governing the debentures provides that upon a change in control over PPSI, the holders of the debentures have the right to require PPSI to purchase all or part of the debentures at 100% of the principal amount plus accrued interest. There are no restrictions on the incurrence of additional indebtedness by PPSI or any subsidiary. At December 31, 1995, the fair value of the convertible subordinated debentures, based on quoted

                           MEDPARTNERS/MULLIKIN, INC.

market price, was approximately $57,788,000. Subsequent to the acquisition of PPSI in February of 1996, the Company paid off these debentures.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $  9,215
1997........................................................        8,577
1998........................................................       96,967
1999........................................................        4,962
2000........................................................        2,266
Thereafter..................................................       87,976
                                                              --------------
          Total.............................................     $209,963
                                                              ===========

     Operating Leases: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located. These leases generally have five-year terms with renewal options.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $ 36,426
1997........................................................       32,286
1998........................................................       28,776
1999........................................................       24,934
2000........................................................       21,411
Thereafter..................................................      111,110
                                                              --------------
                                                                 $254,943
                                                              ===========

     Interest expense was $5,488,000, $9,447,000 and $13,796,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

7. INCOME TAX EXPENSE

     At December 31, 1995, the Company had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the total $57 million net operating loss carryforward (which was generated in 1993), is available at a reduced rate due to certain tax limitations.

     In 1994, the Company established a valuation allowance of $14,571,000 because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance has been decreased by $14,240,000 in 1995 because the realization of the deferred tax asset is now more likely than not.

                           MEDPARTNERS/MULLIKIN, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                          1994      1995
                                                                        --------   -------
                                                                          (IN THOUSANDS)
    Deferred tax assets:
      Net operating losses............................................  $  8,419   $22,992
      Purchase reserves and restructuring.............................        --    14,724
      Accrued payroll and vacation....................................     2,129     3,383
      Accrued and deferred compensation benefits......................     2,464     3,375
      Bad debts.......................................................     6,210     9,474
      Other...........................................................     4,463     3,270
                                                                        --------   -------
    Gross deferred tax assets.........................................    23,685    57,218
    Valuation allowance for deferred tax assets.......................   (14,571)     (331)
    Deferred tax liabilities
      Goodwill........................................................        --     8,590
      Excess tax depreciation.........................................     1,193     2,463
      Prepaid expenses................................................       504     2,419
      Accrual to cash adjustment......................................     1,863       273
      Shared risk receivable..........................................     4,041     7,182
      Other...........................................................       246       958
                                                                        --------   -------
    Gross deferred tax liabilities....................................     7,847    21,885
                                                                        --------   -------
    Net deferred tax asset............................................  $  1,267   $35,002
                                                                        ========   =======

     Income tax expense (benefit) for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Current:
      Federal..................................................  $4,109   $5,454   $  5,414
      State....................................................   1,068    1,417      1,323
                                                                 ------   ------   --------
                                                                  5,177    6,871      6,737
    Deferred:
      Federal..................................................    (466)  (1,629)   (29,793)
      State....................................................     (26)    (171)    (4,177)
                                                                 ------   ------   --------
                                                                   (492)  (1,800)   (33,970)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

     The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Federal tax at statutory rate..............................  $3,944   $4,216   $ (8,484)
    Add (deduct):
      State income tax, net of federal tax benefit.............     608      684     (3,355)
      Decrease in valuation allowance..........................      --       --    (14,240)
      Other....................................................     133      171     (1,154)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

                           MEDPARTNERS/MULLIKIN, INC.

8. CAPITALIZATION

     The Company's Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 75,000,000 shares of Common Stock.

     On September 1, 1993, the Company committed to sell 4,001,000 shares of Series A Convertible Preferred Stock at $2.00 per share. The Company received, net of expenses, $7,230,000 in 1993 and $698,000 on February 1, 1994. During 1994, the Company sold 3,000,000 shares of Series B Convertible Preferred Stock at $4.00 per share. The Company received, net of expenses, $11,958,000. Upon consummation of the Company's initial public offering on February 28, 1995, all of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock were converted into 7,001,000 shares of the Company's Common Stock.

     On February 28, 1995, the Company completed an initial public offering of 5,060,000 shares of its common stock. Gross and net proceeds of the offering were $65,780,000 and $60,417,000, respectively. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $30,400,000. The remainder of the net proceeds were used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

     In March of 1996, 6,632,800 shares of the Company's Common Stock were sold in a secondary offering. The net proceeds from this offering were approximately $194 million. The offering provided for over-allotments of 1,237,500 shares which have not yet been exercised. If exercised, the Company would receive an additional $36 million from the over-allotments. These proceeds were used to pay-off the line of credit and the debentures discussed in Note 6.

9. STOCK OPTIONS

     The Company's Board of Directors adopted and a majority of the Company's stockholders approved the 1993 and 1995 Stock Option Plans (the Plans), covering a maximum of 1,555,000 and 5,899,150 shares of Common Stock, respectively. The number of shares covered under the 1995 Stock Option Plan is subject to expansion to 7,099,150 at the Annual Shareholders' Meeting on April 25, 1996. The Plans, under which both incentive stock options and non-qualified stock options may be issued, provide that options may be granted to officers, directors, consultants and employees of the Company. Options granted under the Plans generally vest equally over five years from the date of grant and terminate ten years from the date of grant. All stock options were granted prior to the initial public offering of the Company at estimated fair market value. As of December 31, 1995, the Company had granted options to acquire 4,426,750 shares of its Common Stock under the Plans at option prices ranging from $.20 to $28.25. All stock options granted in 1995 were granted at fair market value. During 1995 options to acquire 702,380 shares of the Company's Common Stock were exercised at prices ranging from $.20 to $22.00 per share. Gross proceeds from the exercise of these options totaled $377,000.

10. ACQUISITIONS

     During the year ended December 31, 1995, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have a 20-year term. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. For providing services under the practice management agreement, the physicians receive a fixed percentage of the accrual net revenue of the practice. The percentage varies from practice to practice and is based upon the overhead structure of the practice at the time of affiliation. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values.

                           MEDPARTNERS/MULLIKIN, INC.

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The accounts receivable were valued at net collective value based upon detailed analyses by the Company and the property and equipment values were based upon independent appraisals. The estimated fair value of assets acquired is summarized as follows:

                                                                              DECEMBER 31,
                                                                                  1995
                                                                             --------------
                                                                             (IN THOUSANDS)
    Accounts receivable, net...............................................     $ 22,117
    Prepaid expenses and other current assets..............................        2,100
    Property and equipment.................................................       15,128
    Liabilities assumed....................................................       (9,888)
    Excess of costs over fair value of assets acquired.....................       45,521
                                                                                 -------
                                                                                  74,978
    Less value of stock issued.............................................       13,447
                                                                                 -------
    Cash purchase price, net of cash received..............................     $ 61,531
                                                                                 =======

11. RETIREMENT SAVINGS PLAN

     Effective April 4, 1994, the Company adopted the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "Plan"). The Plan is a Code
Section 401(k) Plan which requires the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the Plan. Service for a predecessor employer will be considered for participation requirements in the Plan for all employees employed through acquisition activities. The Company, at its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution. The Company anticipates a required contribution of three percent of non-key employee salaries for the Plan year ended December 31, 1995, however, no additional contributions are anticipated at this time. Company contributions are gradually vested over a six-year service period. The various entities that were acquired or merged into the Company during 1995 also had varying employee retirement plans, which may be incorporated into the Company's plan during 1995 and 1996. The expenses related to all plans during the years ended December 31, 1993, 1994 and 1995 were approximately $1,464,000, $1,858,000 and $3,195,000, respectively.

                           MEDPARTNERS/MULLIKIN, INC.

12. MERGERS

     The Company merged with the following entities in transactions that were accounted for as pooling of interests. Accordingly, the Company's historical financial statements for all periods have been restated to include the results of all transactions accounted for as pooling of interests.

                                         MME AND
                                         RELATED                                                    PPSI
                                           REAL                                        OTHER        AND
                                          ESTATE                                     IMMATERIAL     TEAM
                         MEDPARTNERS   PARTNERSHIPS   MEDCTR      TBI     VANGUARD    POOLINGS     HEALTH     COMBINED
                         -----------   ------------   -------   -------   --------   ----------   --------   ----------
                                                                 (IN THOUSANDS)
Year ended December 31,
  1993
  Net revenue..........   $   1,277      $298,415     $11,410   $25,881   $17,128      $7,972     $187,612   $  549,695
  Net (loss) income....      (1,206)       (1,495)      ( 369)     (177)     (873)        276        7,114        3,270
Year ended December 31,
  1994
  Net revenue..........      77,432       370,798      10,963    20,816    18,493       8,313      308,226      815,041
  Net (loss) income....      (1,601)       (4,647)         76    (1,346)     (847)        (26)       7,598         (793)
Year ended December 31,
  1995
  Net revenue..........     238,887       431,875      11,343    23,679    28,684       7,957      411,132    1,153,557
  Net (loss) income....       3,022        (9,412)        (11)     (453)   (2,905)        112       10,205          558

     Included in pre-tax loss for the year ended December 31, 1995 are merger costs totaling $66.6 million. Approximately $55.6 million relates to the merger with MME and related real estate partnerships. The components of this cost are as follows:

     Investment banking fees...............................................  $ 8,771,200
     Professional fees.....................................................    7,267,075
     Other transaction costs...............................................    5,028,820
     Restructuring charges:
       Severance costs for identified employees............................   19,625,728
       Impairment of assets................................................    8,095,411
       Abandonment of facilities...........................................    6,401,246
       Noncompatible technology............................................    2,601,578
       Unamortized loan costs..............................................    2,323,667
       Conforming of accounting policies...................................    2,248,810
       Restructuring of benefits...........................................    1,888,749
       Other restructuring charges.........................................    2,311,654
                                                                             -----------
     Total.................................................................  $66,563,938
                                                                              ==========

     The PPSI merger was effective February 22, 1996, therefore, the merger costs related to this transaction are not included in the amounts above. They will be included in the results of operations for 1996.

13. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the

                           MEDPARTNERS/MULLIKIN, INC.

opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to December 31, 1995.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through December 31, 1995.

14. MAJOR PAYORS

     Two payors represented individually more than 10% of the Company's net revenue as follows:

                                                                          PERCENTAGE OF
                                                                           NET REVENUE
                                                                      ----------------------
                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                      ----------------------
                                CUSTOMER                              1993     1994     1995
    ----------------------------------------------------------------  ----     ----     ----
    Pacificare......................................................   17%      19%      18%
    Health Net......................................................   13       11        9

                           MEDPARTNERS/MULLIKIN, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                    JUNE 30,
                                                                                      1996
                                                                                 ---------------
                                                                                   (UNAUDITED)
                                                                                 (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents....................................................     $  56,221
  Marketable securities........................................................            --
  Accounts receivable, less allowances for bad debts of $39,574,000............       165,105
  Inventories..................................................................        11,087
  Income tax receivable........................................................         4,139
  Prepaid expenses and other current assets....................................        23,839
                                                                                 ---------------
          Total current assets.................................................       260,391
Property and equipment, net....................................................       167,502
Intangible assets, net.........................................................       139,169
Deferred tax asset.............................................................        34,285
Other assets...................................................................        16,837
                                                                                 ---------------
          Total assets.........................................................     $ 618,184
                                                                                  ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................................................     $  29,084
  Payable to physician groups..................................................        28,616
  Accrued compensation.........................................................        19,165
  Accrued medical claims payable...............................................        44,235
  Other accrued expenses and liabilities.......................................        30,605
  Current portion of long-term liabilities.....................................         7,648
                                                                                 ---------------
          Total current liabilities............................................       159,353
Long-term debt, net of current portion.........................................        35,080
Other long-term liabilities....................................................         9,140
Stockholders' equity:
  Common stock, $.001 par value; 200,000,000 shares authorized; 52,311,000
     shares issued.............................................................            52
  Additional paid-in capital...................................................       435,618
  Notes receivable from stockholders...........................................        (1,818)
  Unrealized loss on marketable equity securities, net of deferred taxes.......            --
  Unamortized deferred compensation............................................            --
  Accumulated deficit..........................................................       (19,241)
                                                                                 ---------------
          Total stockholders' equity...........................................       414,611
                                                                                 ---------------
          Total liabilities and stockholders' equity...........................     $ 618,184
                                                                                  ===========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                         SIX MONTHS ENDED JUNE
                                                                                  30,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
Net revenue............................................................  $547,450     $703,683
Operating expenses:
  Cost of affiliated physician services................................   240,225      301,280
  Clinic salaries, wages and benefits..................................   105,133      116,600
  Outside hospitalization expense......................................    50,364       83,516
  Clinic rent and lease expense........................................    19,744       23,814
  Clinic supplies......................................................    22,519       30,953
  Other clinic costs...................................................    43,776       59,154
  General corporate expenses...........................................    32,167       39,540
  Depreciation and amortization........................................    13,962       16,482
  Net interest expense.................................................     3,367        2,811
  Merger expenses......................................................     1,051       34,448
                                                                         --------     --------
          Net operating expenses.......................................   532,308      708,598
                                                                         --------     --------
Income (loss) before income taxes......................................    15,142       (4,915)
Income tax expense (benefit)...........................................     4,411          360
                                                                         --------     --------
Net income (loss)......................................................  $ 10,731     $ (5,275)
                                                                         ========     ========
Pro forma net income (loss) per share..................................  $   0.26     $  (0.11)
                                                                         ========     ========
Number of shares used in pro forma net income (loss) per share.........    41,867       50,034
                                                                         ========     ========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                             1995       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Pro forma net income (loss)............................................  $ 10,731   $ (5,275)
  Adjustments to reconcile pro forma net income (loss) to net cash and cash provided by (used in) operating activities:
     Depreciation and amortization.......................................    13,962     16,482
     Provision for deferred taxes........................................    (1,425)    (5,848)
     Merger expenses.....................................................     1,051     34,448
     Other...............................................................       129         --
  Changes in operating assets and liabilities, net of effects of
     acquisitions........................................................   (11,288)   (33,762)
                                                                           --------   --------
          Net cash and cash equivalents provided by operating
           activities....................................................    13,160      6,045
INVESTING ACTIVITIES:
  Cash paid for merger charges...........................................      (541)   (25,932)
  Net cash used to fund acquisitions.....................................   (27,237)   (29,671)
  Additions of intangible assets, net of effects of acquisitions.........    (3,440)    (4,478)
  Purchase of property and equipment.....................................   (15,571)   (21,833)
  Net proceeds (purchases) of marketable securities......................   (12,132)    27,482
  Other..................................................................      (959)         5
                                                                           --------   --------
          Net cash and cash equivalents used in investing activities.....   (59,880)   (54,427)
FINANCING ACTIVITIES:
  Capital contributions..................................................    62,231    214,656
  Capital distributions..................................................    (3,259)        --
  Net proceeds from debt.................................................    43,262         --
  Repayment of debt......................................................   (46,256)  (167,453)
  Other..................................................................    (3,492)       105
                                                                           --------   --------
          Net cash and cash equivalents provided by financing
           activities....................................................    52,486     47,308
                                                                           --------   --------
          Net increase (decrease) in cash and cash equivalents...........     5,766     (1,074)
  Cash and cash equivalents at beginning of period.......................    66,623     56,133
  Beginning cash and cash equivalents of immaterial pooling-of-interests
     entities............................................................        --      1,162
                                                                           --------   --------
  Cash and cash equivalents at end of period.............................  $ 72,389   $ 56,221
                                                                           ========   ========
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for:
          Interest.......................................................  $  5,975   $  4,252
                                                                           ========   ========
          Income taxes...................................................  $  3,752   $    476
                                                                           ========   ========
          Issuance of 316,000 common shares as consideration for
           acquisitions accounted for as purchases.......................  $     --   $  5,920
                                                                           ========   ========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. As a result of the merger with Pacific Physician Services, Inc. (PPSI) in February 1996, certain reclassifications have been made to the financial statements.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements and footnote disclosures should be read in conjunction with the December 31, 1995 audited consolidated financial statements and the notes thereto.

  Restatement of Financial Statements

     During the first quarter of 1996 the Company combined with PPSI in a business combination that was accounted for as a pooling of interests. Accordingly, the financial statements for all periods prior to February 22, 1996, the effective date of the merger, have been restated to include the results of PPSI (Note 3).

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed by dividing net income
(loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners in February 1995 are assumed to be common share equivalents for all periods presented.

  Stock Option Plan

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (ABP 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

2. CAPITALIZATION

     The Company's Second Amended and Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 200,000,000 shares of Common Stock, par value $0.001 per share. As of December 31, 1995 and June 30, 1996 no shares of the preferred stock were outstanding.

     On March 13, 1996, the Company completed a secondary public offering of 6,632,800 shares of its Common Stock. The net proceeds of the offering were $194 million. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $70 million. In April 1996, $69 million of the proceeds were used to pay-off the Company's convertible subordinated debentures. The remainder of the net proceeds will be used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

                           MEDPARTNERS/MULLIKIN, INC.

     During 1996 the number of shares covered under the 1995 Stock Option Plan (the Plan) was increased on two occasions. At a special meeting of the stockholders on February 22, 1996, the Plan was increased by 1,325,000 shares and on April 25, 1996 at the Annual Meeting of Stockholders it was increased by 1,200,000 shares. As of April 25, 1996 a maximum of 7,099,150 shares of Common Stock were covered by the Plan.

3. ACQUISITIONS

     During the six months ended June 30, 1996, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have 20 to 44 year terms. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values. The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The estimated fair value of assets acquired is $35,593,000. A total of $29,671,000 in cash and 316,000 shares of stock valued at $5,920,000 were given in exchange for these assets during the six months ended June 30, 1996.

     Effective February 22, 1996, the Company merged with PPSI in a transaction that was accounted for as a pooling of interests. Accordingly, the Company's historical statements for all periods prior to the effective date of the merger have been restated to include the results of PPSI. The Company exchanged 10,983,346 shares of its common stock in exchange for all of the outstanding common stock of PPSI.

     Prior to its merger with the Company, PPSI reported on a fiscal year ending on July 31. The restated financial statements for all periods prior to and including December 31, 1995 are based on a combination of the Company's results for its December 31 fiscal year and an October 31 fiscal year for PPSI. Beginning January 1, 1996, PPSI adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1995 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. PPSI's historical results of operations for the two months ended December 31, 1995 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1996 to adjust for PPSI's results of

                           MEDPARTNERS/MULLIKIN, INC.

operations for the two months ended December 31, 1995. The following is a summary of operations and cash flows for the two months ended December 31, 1995:

     STATEMENT OF OPERATIONS DATA:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Net revenue............................................................     $ 69,850
    Operating expenses:
      Cost of affiliated physician services................................       32,600
      Clinic salaries, wages and benefits..................................       13,142
      Outside hospitalization expenses.....................................       14,861
      Clinic rent and lease expense........................................        1,963
      Clinic supplies......................................................        3,556
      Other clinic costs...................................................        7,373
      General corporate expenses...........................................        5,235
      Depreciation and amortization........................................        2,371
      Net interest expense.................................................          426
      Loss on disposal of assets...........................................           41
                                                                             --------------
              Net operating expenses.......................................       81,568
                                                                             --------------
    Loss before taxes......................................................      (11,718)
    Income tax benefit.....................................................       (3,661)
                                                                             --------------
              Net loss.....................................................     $ (8,057)
                                                                             ===========
    STATEMENT OF CASH FLOW DATA:
      Net cash and cash equivalents used in operating activities...........     $ (3,569)
      Net cash and cash equivalents provided by investing activities.......        4,455
      Net cash and cash equivalents used in financing activities...........          (81)
                                                                             --------------
              Net increase in cash and cash equivalents....................     $    805
                                                                             ===========

     Included in pre-tax loss for the six months ended June 30, 1996 are merger costs totaling $34.4 million. The components of this cost are as follows:

    Investment banking fees.................................................  $ 6,624,920
    Professional fees.......................................................    2,616,356
    Other transaction costs.................................................    1,098,444
    Restructuring charges:
      Abandonment of facilities.............................................   10,767,562
      Severance costs for identified employees..............................    5,865,295
      Restructuring of benefits.............................................    2,392,431
      Unamortized bond issue costs..........................................    1,921,661
      Noncompatible technology..............................................    1,700,000
      Impairment of assets..................................................    1,361,004
      Other restructuring charges...........................................      100,000
                                                                              -----------
    Total...................................................................  $34,447,673
                                                                               ==========

4. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

                           MEDPARTNERS/MULLIKIN, INC.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to June 30, 1996.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through June 30, 1996.

5. SUBSEQUENT EVENTS

     On March 11, 1996, the Company agreed to acquire CHS Management, Inc., a health care management service organization that provides management services to an IPA of 325 primary care and specialist physicians and a medical group of 43 primary care physicians. The consideration for this transaction is expected to be approximately $47 million of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to September 30, 1996.

     On May 14, 1996, the Company agreed to merge with Caremark International Inc., a leading provider of healthcare services in the United States and overseas. Caremark, through its large, multi-specialty group practices, is affiliated with 1,604 physicians and provides care to more than one million people, 663,000 of whom are in prepaid health plans. Caremark also provides pharmaceutical services, disease management, and international services. The consideration for this transaction is expected to be approximately $2.5 billion of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to September 30, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Caremark International Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and stockholders' equity, present fairly, in all material respects, the financial position of Caremark International Inc. and its subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Chicago, Illinois
January 24, 1996, except as to
  the third paragraph of Note 14,
  which is as of March 19, 1996

                          CAREMARK INTERNATIONAL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                            (IN THOUSANDS)
  Current assets:
    Cash and equivalents..............................................  $   32,100   $   28,400
    Accounts receivable, net..........................................     311,600      365,400
    Inventories.......................................................      92,700      112,500
    Short-term deferred income taxes..................................      33,300       41,100
    Prepaid expenses and other current assets.........................      12,400       18,600
                                                                        ----------   ----------
            Total current assets......................................     482,100      566,000
                                                                        ----------   ----------
  Property and equipment, net.........................................     168,300      299,200
  Goodwill and other intangible assets................................     105,300      259,300
  Investments and other noncurrent assets.............................      38,600       69,700
  Long-term deferred income tax asset.................................          --       33,700
  Net assets of discontinued operations...............................     399,900       36,300
                                                                        ----------   ----------
            Total assets..............................................  $1,194,200   $1,264,200
                                                                         =========    =========
  Current liabilities:
    Notes payable.....................................................  $  109,300   $   81,900
    Current maturities of long-term debt and lease obligations........       2,600        3,900
    Accounts payable, trade and other.................................     195,400      253,900
    Accrued liabilities...............................................      92,600      135,000
                                                                        ----------   ----------
            Total current liabilities.................................     399,900      474,700
                                                                        ----------   ----------
  Long-term debt and lease obligations................................     233,500      325,400
  Long-term deferred income tax liability.............................      42,700       37,700
  Other noncurrent liabilities........................................      31,400       33,000
  Commitments and contingent liabilities (Note 14)
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares,
       none issued....................................................          --           --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       71,898,166 shares in 1994 and 81,497,489 shares in 1995........      71,900       81,500
    Additional contributed capital....................................      18,400      188,200
    Shares held in trust, 7,700,000 shares in 1995....................          --     (150,200)
    Retained earnings.................................................     400,900      281,700
    Common stock in treasury, at cost, 259,300 shares in 1994 and
       406,136 shares in 1995.........................................      (4,500)      (7,800)
                                                                        ----------   ----------
  Total stockholders' equity..........................................     486,700      393,400
                                                                        ----------   ----------
  Total liabilities and stockholders' equity..........................  $1,194,200   $1,264,200
                                                                         =========    =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Net revenues...............................................  $1,204,000   $1,775,200   $2,374,300
Cost of goods and services sold............................   1,001,100    1,520,600    2,016,400
Marketing and administrative expenses......................     107,600      138,000      207,100
Provision for doubtful accounts............................      13,300       16,900       24,200
                                                             ----------   ----------   ----------
Operating income from continuing operations................      82,000       99,700      126,600
Non-operating expense (income):
  Losses on investments....................................          --           --       86,600
  Interest expense, net....................................       3,400        8,700        8,700
  Other....................................................      (1,700)        (200)        (200)
                                                             ----------   ----------   ----------
Income from continuing operations before income taxes......      80,300       91,200       31,500
Income tax expense.........................................      33,400       36,700       11,300
                                                             ----------   ----------   ----------
Income from continuing operations..........................      46,900       54,500       20,200
Discontinued operations:
  Income (loss) from discontinued operations, net of income
     taxes of $20,700, $18,000 and $(72,100) in 1993, 1994
     and 1995, respectively................................      30,800       25,900     (168,300)
  Net gains on sales of discontinued operations, net of
     income taxes of $21,200...............................          --           --       31,800
                                                             ----------   ----------   ----------
  Income (loss) from discontinued operations...............      30,800       25,900     (136,500)
                                                             ----------   ----------   ----------
Net income (loss)..........................................  $   77,700       80,400   $ (116,300)
                                                              =========    =========    =========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations.....................  $     0.64   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.42         0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.06   $     1.08   $    (1.55)
  Fully Diluted
     Income from continuing operations.....................  $     0.63   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.41   $     0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.04   $     1.08   $    (1.55)
Weighted average common and common equivalent shares
  outstanding:
  Primary..................................................      73,300       74,800       75,100
  Fully diluted............................................      74,900       74,800       75,100

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1993        1994        1995
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Common stock:
  Balance, beginning of year................................  $  71,100   $  71,800   $  71,900
  Stock issued under employee benefit plans.................        700         100         100
  Stock issued in connection with acquisitions..............         --          --       1,800
  Contribution to employee benefit trust....................         --          --       7,700
                                                              ---------   ---------   ---------
  Balance, end of year......................................     71,800      71,900      81,500
                                                              ---------   ---------   ---------
Additional contributed capital:
  Balance, beginning of year................................     12,300      19,000      18,400
  Stock issued under employee benefit plans.................      6,700        (600)     (3,400)
  Stock issued in connection with acquisitions..............         --          --      30,700
  Contribution to employee benefit trust....................         --          --     142,500
                                                              ---------   ---------   ---------
  Balance, end of year......................................     19,000      18,400     188,200
                                                              ---------   ---------   ---------
Shares held in trust:
  Balance, beginning of year................................         --          --          --
  Contribution to employee benefit trust....................         --          --    (150,200)
                                                              ---------   ---------   ---------
  Balance, end of year......................................         --          --    (150,200)
                                                              ---------   ---------   ---------
Retained earnings:
  Balance, beginning of year................................    248,800     323,500     400,900
  Net income (loss).........................................     77,700      80,400    (116,300)
  Common stock dividends....................................     (3,000)     (3,000)     (2,900)
                                                              ---------   ---------   ---------
  Balance, end of year......................................    323,500     400,900     281,700
                                                              ---------   ---------   ---------
Common stock in treasury:
  Balance, beginning of year................................         --      (4,700)     (4,500)
  Purchases.................................................     (7,600)    (14,600)    (27,200)
  Stock issued under employee benefit plans.................      2,900      14,800      20,800
  Stock issued in connection with acquisitions..............         --          --       3,100
                                                              ---------   ---------   ---------
  Balance, end of year......................................     (4,700)     (4,500)     (7,800)
                                                              ---------   ---------   ---------
  Total stockholders' equity................................  $ 409,600   $ 486,700   $ 393,400
                                                              =========   =========   =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1993        1994        1995
                                                               ---------   ---------   --------
                                                                        (IN THOUSANDS)
                                                               (BRACKETS DENOTE CASH OUTFLOWS)
Cash flows from continuing operations:
  Income from continuing operations..........................  $  46,900   $  54,500   $ 20,200
Adjustments for non-cash items:
  Losses on investments......................................         --          --     86,600
  Provision for doubtful accounts............................     13,300      16,900     24,200
  Depreciation and amortization..............................     11,400      18,900     28,600
  Deferred income taxes......................................     25,100       9,800    (14,400)
  Other......................................................      1,600       3,700      1,000
Changes in balance sheet items:
  Accounts receivable........................................    (61,800)    (95,500)   (79,300)
  Inventories................................................     (8,700)     (4,200)   (17,600)
  Payables and accrued liabilities...........................     21,300      23,300     84,000
  Prepaids and other.........................................     (9,600)       (600)   (21,800)
                                                               ---------   ---------   --------
Cash flows from continuing operations........................     39,500      26,800    111,500
                                                               ---------   ---------   --------
Cash flows from investing activities:
  Capital expenditures.......................................    (50,300)    (70,200)   (83,400)
  Acquisitions, net of cash received.........................     (3,100)    (69,100)  (143,500)
                                                               ---------   ---------   --------
Cash flows from investing activities.........................    (53,400)   (139,300)  (226,900)
                                                               ---------   ---------   --------
Cash flows from financing activities:
  Net change in short-term debt and credit facility
     borrowings..............................................    (26,100)    230,900      7,500
  Issuances of other long-term debt and lease obligations....    112,100         400      5,000
  Redemptions of other long-term debt and lease
     obligations.............................................    (19,300)     (6,700)    (1,500)
  Stock issued under employee benefit plans..................      9,100      11,800     16,300
  Purchases of treasury stock................................     (7,600)    (14,600)   (27,200)
  Common stock cash dividends................................     (3,000)     (3,000)    (2,900)
                                                               ---------   ---------   --------
Cash flows from financing activities.........................     65,200     218,800     (2,800)
                                                               ---------   ---------   --------
Cash flows from discontinued operations, net of divestiture
  proceeds...................................................     25,500    (180,000)   114,500
                                                               ---------   ---------   --------
Increase (decrease) in cash and equivalents..................     76,800     (73,700)    (3,700)
Cash and equivalents, beginning of year......................     29,000     105,800     32,100
                                                               ---------   ---------   --------
Cash and equivalents, end of year............................  $ 105,800   $  32,100   $ 28,400
                                                               =========   =========   ========

     SUPPLEMENTAL CASH FLOW INFORMATION:

        Cash and equivalents include cash, cash investments and marketable securities with original maturities of three months or less. Income taxes paid, net of refunds, were $24.0, $22.4 and $6.7 million in 1993, 1994 and 1995, respectively. Interest payments, net of amounts capitalized, approximated $1.8, $10.2 and $20.7 million in 1993, 1994 and 1995, respectively.

        Non-cash investing activities include notes and other obligations issued for acquisitions of $5.8, $1.2 and $30.8 million in 1993, 1994 and 1995, respectively, and $123.6 million in notes and other securities received from divestitures in 1995. Non-cash financing activities include the issuance of $35.6 million of stock for acquisitions in 1995 and capital lease obligations of $0.7, $0.4 and $3.9 million in 1993, 1994 and 1995, respectively.

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

NOTE 1:  NATURE OF OPERATIONS

     Caremark International Inc. (the "company" or "Caremark") is a leading provider of health care services in the United States and overseas, serving millions of people through its Physician Practice Management, Pharmaceutical Services, Disease Management and International businesses. The Physician Practice Management business provides comprehensive management services to physician groups, primarily multi-specialty physician practices located in major metropolitan areas. The Pharmaceutical Services business manages outpatient prescription drug benefit programs for corporations, insurance companies, unions, government employee groups, and managed care organizations throughout the United States. The Disease Management business provides therapies and services to individuals suffering from hemophilia, immune system deficiencies and other blood disorders characterized by protein deficiencies. In addition, this business distributes recombinant growth hormone. In its International business, the company offers selected health care services outside hospitals in Canada, France, Germany, Japan, the Netherlands, the United Kingdom and Puerto Rico.

INDUSTRY SEGMENTS

     Caremark operates in four industry segments: Physician Practice Management, Pharmaceutical Services, Disease Management and International.

                    NET REVENUES FROM CONTINUING OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                                        (IN THOUSANDS)
Physician Practice Management..............................  $  135,600   $  190,100   $  454,600
Pharmaceutical Services....................................     631,200    1,097,300    1,432,300
Disease Management.........................................     389,800      422,300      408,000
International..............................................      47,400       65,500       79,400
                                                             ----------   ----------   ----------
Totals from continuing operations..........................  $1,204,000   $1,775,200   $2,374,300
                                                              =========    =========    =========

                  OPERATING INCOME FROM CONTINUING OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1994         1995
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Physician Practice Management..............................  $ (1,400)    $  4,100     $ 16,100
  % of segment revenues....................................      (1.0)%        2.2%         3.5%
Pharmaceutical Services....................................  $ 31,600     $ 46,200     $ 56,000
  % of segment revenues....................................       5.0%         4.2%         3.9%
Disease Management.........................................  $ 76,000     $ 76,600     $ 69,500
  % of segment revenues....................................      19.5%        18.1%        17.0%
International..............................................  $ (2,400)    $ (1,500)    $  1,300
  % of segment revenues....................................      (5.1)%       (2.3)%        1.6%
General Corporate..........................................  $(21,800)    $(25,700)    $(16,300)
                                                             --------     --------     --------
Totals from continuing operations..........................  $ 82,000     $ 99,700     $126,600
                                                             ========     ========     ========

                          CAREMARK INTERNATIONAL INC.

                 IDENTIFIABLE ASSETS FROM CONTINUING OPERATIONS

                                                                          DECEMBER 31,
                                                                --------------------------------
                                                                  1993       1994        1995
                                                                --------   --------   ----------
                                                                         (IN THOUSANDS)
Physician Practice Management.................................  $ 90,400   $183,900   $  482,500
Pharmaceutical Services.......................................   212,300    300,300      371,300
Disease Management............................................   124,900    142,400      144,400
International.................................................    29,600     38,600       49,900
General Corporate.............................................   179,000    129,100      179,800
                                                                --------   --------   ----------
Totals from continuing operations.............................  $636,200   $794,300   $1,227,900
                                                                ========   ========    =========

                CAPITAL EXPENDITURES FROM CONTINUING OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 8,400   $17,100   $42,500
Pharmaceutical Services...........................................   24,700    37,000    30,700
Disease Management................................................      900     1,200     3,200
International.....................................................    6,100     4,500     4,800
General Corporate.................................................   10,200    10,400     2,200
                                                                    -------   -------   -------
Totals from continuing operations.................................  $50,300   $70,200   $83,400
                                                                    =======   =======   =======

            DEPRECIATION AND AMORTIZATION FROM CONTINUING OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 4,200   $ 6,500   $14,300
Pharmaceutical Services...........................................    5,500     8,400     9,200
Disease Management................................................      200       400       800
International.....................................................      900     1,700     2,300
General Corporate.................................................      600     1,900     2,000
                                                                    -------   -------   -------
Totals from continuing operations.................................  $11,400   $18,900   $28,600
                                                                    =======   =======   =======

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the company's Consolidated Financial Statements. These policies are in conformity with generally accepted accounting principles, and have been consistently applied in all material respects. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF CONSOLIDATION

     The Consolidated Financial Statements include the accounts of Caremark and its majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

     The company has acquired certain assets of and operates clinics under 33-40 year management service agreements with affiliated physician groups that maintain separate legal entities within which they practice medicine. These groups have no other operations or rights to practice except to conduct such practices exclusively in company clinics. Under these agreements, the physician groups have responsibility for all medical-related decisions, enter into payor contracts and provide Caremark input on the management of the

                          CAREMARK INTERNATIONAL INC.

practice. Caremark compensates the physicians for their services under these affiliations using four general models: (a) approximately 28% of clinic revenues and 5% of total revenues in 1995 were generated by clinics whose physicians were compensated on a capitated, per-member, per-month arrangement; (b) approximately 10% of clinic revenues and 2% of total revenues in 1995 were generated by clinics whose physicians received a salary plus a bonus; (c) approximately 56% of clinic revenues and 11% of total revenues in 1995 were generated by clinics whose physicians received a salary plus bonus and receive a profit sharing payment of 50% of consolidated clinic earnings before taxes ("clinic earnings"). Clinic earnings in these arrangements include all expenses, management fees paid to the company and physician compensation; (d) approximately 6% of clinic revenues and 1% of total revenues in 1995 were generated by clinics whose physicians received 85% of a defined amount (generally, revenues less management expenses paid to the company) to cover all medical costs including physician compensation, outside referral expenses, allied healthcare expenses and professional liability insurance. Any amounts remaining after paying these expenses represented additional incentive compensation to the physicians.

     Caremark is responsible for providing all non-medical personnel, premises, equipment, and supplies necessary to operate the clinics, providing financial, accounting and administrative services, negotiating all payor and vendor contracts on behalf of the clinics, billing and collecting fees, paying clinic expenses, and performing marketing and public relations services. Caremark also has the right to utilize the cash in the physician group bank accounts and is required to fund future capital expenditures as well as working capital needs. The fee paid to Caremark includes Caremark's direct management expenses of operating the clinics, plus incentive payments which reflect a portion or all of the residual equity interest in the clinics after payment of physician compensation, other medical costs and management expenses. Under the four general models discussed above, these incentive payments take the following forms: (a) a variable percentage of the clinic's managed capital; (b) a variable percentage of the clinic's managed capital plus 100% of clinic earnings; (c) a variable percentage of the clinic's managed capital or net revenues plus 50% of clinic earnings; and (d) 15% of the defined amount described above.

     Based on the legal structures in place, the physician groups record all revenues from the payor contracts and related medical expenses including physician compensation, allied health professional costs, professional liability insurance costs and Caremark's management fee. However, Caremark believes it has essentially all of the risks and rewards of ownership and perpetual and unilateral control over the assets and operations of the various physician groups. Therefore, notwithstanding the lack of ownership of the stock of the legal entities in which the physicians practice, consolidation of the revenues and expenses of the various physician groups is necessary to present fairly the financial position and results of operations of the company because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Under consolidation, the company reports all the revenues and operating expenses of the clinics as its own, eliminating the management fees paid by the physician groups to the company, recording all revenue initially reflected as physician revenue as company revenue and reflecting physician earnings as compensation expense.

     The company believes that this control over the assets and operations is perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the likelihood of successive extension periods of the agreements, (iii) the continuing investment of capital by the company, (iv) the control by the company of the assets necessary to operate the clinics, (v) the employment of all non-medical personnel, (vi) the nature of the services provided by the company to and the delegation of authority to the company from the physician groups to carry out all of the critical revenue generating responsibilities of the business other than the actual treating of patients, and
(vii) the nominal capital investments of the physician groups.

REVENUES

     The company records revenues net of estimated contractual allowances. Revenue is deferred related to cash payments received for which the company is obligated to perform future services.

                          CAREMARK INTERNATIONAL INC.

INVENTORIES

     Inventories, which are primarily finished goods, consist of pharmaceutical drugs, medical equipment and supplies and are valued at the lower of cost (first-in, first-out method) or market.

MARKETABLE SECURITIES

     Investments in marketable securities with readily determinable fair values have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity unless a decline in value is judged other than temporary. When this is the case, unrealized losses are reflected in income. The company owns no investments that are considered to be trading or held-to-maturity securities.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, net of accumulated depreciation. Assets purchased in acquisitions are recorded at their respective fair values. Expenditures that extend the useful life of property and equipment or that increase productivity are capitalized, whereas maintenance and repairs are charged to expense in the year incurred.

     Interest costs associated with the construction of certain capital assets are capitalized as part of the cost of those assets. Interest costs approximating $5.1 million were capitalized in 1995. The company also capitalizes purchased and internally developed software costs to the extent they are expected to benefit future operations. Capitalized software costs included in construction in progress approximated $67.8 million at December 31, 1995.

     Depreciation and amortization are provided for financial reporting purposes principally on the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, over the terms of related leases if shorter. Both straight-line and accelerated methods of depreciation are used for income tax purposes.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill, which totaled $86.3 and $227.3 million at December 31, 1994 and 1995, respectively, represents the excess of consideration paid for companies acquired in purchase transactions over the fair value of net assets acquired. It is amortized on a straight-line basis over estimated useful lives not exceeding 40 years. Other intangible assets include management service agreements and other identified rights that are amortized on a straight-line basis over the lesser of their legal or estimated useful lives. As of December 31, 1994 and 1995, intangible assets, including goodwill, are stated net of accumulated amortization of $8.9 and $14.2 million, respectively. The company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use of the asset to the recorded value of the asset.

INCOME TAXES

     Income tax expense is based on pre-tax income for financial reporting purposes, adjusted for the effects of permanent differences between such income and that reported for tax return purposes. Deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the carrying amounts and tax bases of the underlying assets and liabilities.

EARNINGS PER SHARE

     Earnings per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares represent the potential dilutive impact of stock options, employee stock purchase plan subscriptions and contingent stock rights.

                          CAREMARK INTERNATIONAL INC.

RECLASSIFICATIONS

     Certain prior-year balances have been reclassified to conform with the current year's presentation.

NOTE 3:  ACQUISITIONS

     In May 1995, Caremark entered into a long-term affiliation agreement with Friendly Hills HealthCare Network ("Friendly Hills"), an integrated health care delivery system headquartered in La Habra, California. Friendly Hills operates 18 medical offices and an acute care hospital. Caremark acquired substantially all of the assets of Friendly Hills for approximately $140 million and agreed to provide various management and administrative services. The transaction has been accounted for by the purchase method of accounting. The following summary, prepared on a pro forma basis, combines the results of operations of Caremark and Friendly Hills as if the Friendly Hills transaction had been consummated as of the beginning of the periods presented after including the impact of certain adjustments such as amortization of intangibles, interest expense on debt assumed to have been incurred to complete the transaction and the related income tax effects.

                                                                        YEAR ENDED DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
                                                                              (UNAUDITED)
Net revenues..........................................................  $1,950,200   $2,437,400
Income before income taxes from continuing operations.................  $   90,500   $   28,900
Income from continuing operations.....................................  $   54,100   $   18,600
Earnings from continuing operations per common and common equivalent share:
  Primary.............................................................  $      .72   $      .25
  Fully diluted.......................................................  $      .72   $      .25

     These pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented and are not intended to project future results.

     The company invested approximately $68.2 million in cash, stock and notes for other acquisitions in 1995 involving the Physician Practice Management business. Consideration paid in connection with 1993 and 1994 acquisitions approximated $9.4 and $69.1 million, respectively. Results of operations would not have been materially different in 1993, 1994 and 1995 had these other transactions occurred as of the beginning of the respective years.

     In September 1995, Caremark entered into a definitive agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles-area staff model delivery system. In 1994 net revenues from these operations were in excess of $400 million. The transaction was completed effective January 1, 1996 and will be accounted for using the purchase method of accounting.

     All of the aforementioned acquisitions have been (or will be) accounted for by the purchase method of accounting. As such, operating results of acquired businesses are included in Caremark's Consolidated Financial Statements as of their respective dates of acquisition.

NOTE 4:  DISCONTINUED OPERATIONS

     During 1995, Caremark divested of several non-strategic businesses as part of the company's transformation to four business lines -- Physician Practice Management, Pharmaceutical Services, Disease Management and International. In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's Consolidated Financial Statements present the operating results and net assets of discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.

     Effective March 31, 1995, the company sold its Clozaril(R) Patient Management System to Health Management, Inc. for $23.3 million in cash and notes. This business involved managing the care of schizophrenia patients nationwide through the distribution of the Clozaril drug and related testing services to

                          CAREMARK INTERNATIONAL INC.

monitor patients for potentially serious side effects. Net revenues of this business for the three months ended March 31, 1995 were $12.3 million and were $78.5 and $84.0 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $11.1 million.

     Effective April 1, 1995, the company sold its Home Infusion business to Coram Healthcare Corporation ("Coram") for $309 million in cash and securities, subject to post-closing adjustments based on the net assets transferred. The sale included Caremark's home intravenous infusion therapy, women's health services and the Home Care Management System. Certain severance and legal obligations remained with Caremark (see Note 14 -- Commitments and Contingent Liabilities). Net revenues of this business for the period ended April 1, 1995 were $96.1 million and were $420.5 and $441.9 million for the years 1993 and 1994, respectively. The after-tax loss on disposition of this business was $4.0 million. In 1995 net losses from this business reflected in discontinued operations include $154.8 million related to the legal settlement discussed in
Note 14.

     Effective September 15, 1995, the company sold its Oncology Management Services business to Preferred Oncology Networks of America, Inc. for securities valued at $3.6 million. The business provides management services to single-specialty oncology practices. Net revenues of this business for the 1995 period up to the date of sale were $8.9 million and were $30.6 and $29.4 million for the years 1993 and 1994, respectively. There was no after-tax gain or loss on the disposition.

     Effective December 1, 1995 the company sold its Caremark Orthopedic Services, Inc. subsidiary to HealthSouth Corporation for $127.0 million in cash, subject to post-closing adjustments. This business provides outpatient physical therapy and rehabilitation services. Net revenues of this business for the 1995 period up to the date of sale were $69.1 million and were $47.0 and $55.8 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $24.7 million.

     In September 1995, the company adopted a formal plan to dispose of its Nephrology Services division by sale to a third party. This business provides a wide range of nephrology support services, including dialysis services and supplies, transplant and laboratory services. Net revenues of this business were $2.7, $39.7 and $46.6 million for the years 1993, 1994, and 1995, respectively. Any gain or loss from this planned disposal is not expected to be material.

NOTE 5:  FINANCIAL INSTRUMENTS

     The company's financial instruments include cash and equivalents, investments in marketable and non-marketable securities, and debt obligations. The carrying value of marketable and non-marketable securities, which approximated fair value, was $27.4 and $48.5 million at December 31, 1994 and 1995, respectively. The carrying value of debt obligations was $99.5 and $99.6 million at December 31, 1994 and 1995, respectively. The fair value of these obligations approximated $83.8 and $98.6 million at December 31, 1994 and 1995, respectively. The fair value of marketable securities is determined using market quotes and rates. The fair value of nonmarketable securities, which are made up primarily of investments in and notes from non-public companies, are estimated based on information provided by these companies. The fair value of long-term debt has been estimated using market quotes.

     During 1995, the company recorded a pre-tax charge to income of $86.6 million ($52.0 million after tax) to reflect unrealized losses on investments that were judged other than temporary.

     Interest expense totaled $4.1, $11.8 and $16.7 million in 1993, 1994 and 1995, respectively. Interest income totaled $0.7, $3.1 and $8.0 million in 1993, 1994 and 1995, respectively.

NOTE 6:  TRADE RECEIVABLES

     The company provides credit, in the normal course of business, to third-party payors (such as private insurers, Medicare and Medicaid), patients and private enterprises. The company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts based on the collectibility of trade receivables. Credit losses have historically coincided with management's expectations.

                          CAREMARK INTERNATIONAL INC.

     A summary of the activity in the allowance for doubtful accounts is presented below:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Balance, beginning of year.............................  $ 14,700   $ 20,100   $ 28,700
    Provision for doubtful accounts........................    13,300     16,900     24,200
    Write-offs, net of recoveries..........................    (9,200)   (15,600)   (24,200)
    Other(1)...............................................     1,300      7,300     21,600
                                                             --------   --------   --------
    Balance, end of year...................................  $ 20,100   $ 28,700   $ 50,300
                                                             ========   ========   ========

- ---------------

(1) Represents valuation accounts of acquired or divested companies, account transfers and foreign currency translation adjustments.

NOTE 7:  OTHER BALANCE SHEET DATA

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Property and equipment, net:
  Land.................................................................  $ 15,800     $ 25,700
  Buildings and leasehold improvements.................................    45,000       97,200
  Machinery and other equipment........................................    88,200      137,700
  Software systems.....................................................    14,300       36,500
  Construction in progress.............................................    60,000       78,800
                                                                         --------     --------
  Property and equipment, at cost......................................   223,300      375,900
  Accumulated depreciation and amortization............................   (55,000)     (76,700)
                                                                         --------     --------
  Property and equipment, net..........................................  $168,300     $299,200
                                                                         ========     ========

     Accrued liabilities include employee compensation and related taxes of $31.0 and $25.8 million at December 31, 1994 and 1995, respectively.

NOTE 8:  CREDIT FACILITIES

     During 1995, Caremark entered into revised credit facilities aggregating $380 million as of December 31, 1995 ($135 million expiring September 1996, $225 million expiring September 1998 and a $20 million letter of credit agreement), enabling the company to borrow funds on an unsecured basis at variable interest rates, typically determined by reference to the corporate base rate announced by First National Bank of Chicago or the Eurodollar interbank rate. The modified credit facilities contain maximum EBITDA, minimum interest coverage and debt-to-total-capital ratio requirements, as well as certain restrictions regarding compliance with the company's integrity program and litigation. The company was in compliance with the debt covenants at year-end. Borrowings under these facilities were $200.0 million at December 31, 1995, all of which was classified as long-term debt. As of December 31, 1994, $210.0 million was borrowed, of which $125.0 million was classified as long-term.

     The company also has a $25 million uncommitted line of credit that offers more flexible overnight borrowing capabilities to accommodate daily cash flow needs. $25.0 million was outstanding under this facility at December 31, 1995. The average annual interest rate for the aforementioned credit facilities approximated 6.6% in 1995. The company also maintains short-term credit arrangements approximating $20.4 million in support of international operations. Borrowings under these arrangements were $6.4 and $14.5 million at December 31, 1994 and 1995, respectively.

                          CAREMARK INTERNATIONAL INC.

NOTE 9:  LONG-TERM DEBT AND LEASE OBLIGATIONS

     Long-term debt and lease obligations consist of the following:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Long-term credit facility borrowings...........................  $125,000     $200,000
    6 7/8% notes, due 2003, less unamortized discount of $0.4
      million......................................................    99,500       99,600
    Long-term notes due 1996 through 2011, at various rates........     9,200       24,400
    Capitalized lease obligations due 1996 through 2000............     2,400        5,300
                                                                     --------     --------
    Total long-term debt and lease obligations.....................   236,100      329,300
    Current portion................................................    (2,600)      (3,900)
                                                                     --------     --------
    Long-term portion..............................................  $233,500     $325,400
                                                                     ========     ========

     During 1993, the company issued $100 million of 67 7/8% senior notes maturing in August 2003. The net proceeds, $98.8 million after discount and underwriting fees, were used to repay credit facility borrowings and to fund acquisitions, as well as for other general corporate purposes. Debt issuance costs of $1.3 million were capitalized in connection with this offering and are being amortized over the term of the debt. Other long-term notes relate primarily to business acquisitions. The company has guaranteed secured loans totaling $20.7 million on behalf of unconsolidated affiliates. The underlying loans mature in 1996 through 1999. The affiliates have complied with related debt service requirements.

     The company leases certain facilities and equipment under operating and capital leases expiring at various dates. Most of the operating leases contain renewal options. Total rent expense under operating leases approximated $12.1, $17.9 and $26.7 million in 1993, 1994 and 1995, respectively.

     Future minimum lease payments (including interest) under capital and noncancelable operating leases and aggregate long-term debt maturities are summarized as follows:

                                                              OPERATING   CAPITAL      DEBT
                                                               LEASES     LEASES    MATURITIES
                                                              ---------   -------   ----------
                                                                       (IN THOUSANDS)
    1996....................................................  $  26,300   $ 2,500    $   1,900
    1997....................................................     22,700     1,700        8,400
    1998....................................................     20,200     1,100      203,600
    1999....................................................     15,800       600        3,000
    2000....................................................     11,000       200        2,400
    Thereafter..............................................     55,700        --      105,100
                                                              ---------   -------   ----------
    Total obligations and commitments.......................  $ 151,700   $ 6,100    $ 324,400
                                                               ========
    Amounts representing interest and discounts.............                 (800)        (400)
                                                                          -------   ----------
    Carrying value of long-term debt and lease
      obligations...........................................              $ 5,300    $ 324,000
                                                                          =======     ========

     The net book value of capitalized lease property approximated $2.3 and $3.9 million at December 31, 1994 and 1995, respectively.

NOTE 10:  PREFERRED STOCK AND PREFERRED SHARE PURCHASE RIGHTS

     No shares of preferred stock are currently outstanding. The company's Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The Board of Directors of the company is also authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, with respect to any series of preferred stock.

     Should the Board of Directors elect to exercise its authority to issue any additional series of preferred stock, the rights, preferences and privileges of holders of the company's common stock would be made subject to the rights, preferences and privileges of such additional series.

                          CAREMARK INTERNATIONAL INC.

     In connection with the adoption of its Preferred Share Purchase Rights Plan (the "Rights Plan"), the company has designated and reserved for issuance upon exercise of such rights 2,000,000 shares of Series A Junior Participating Preferred Stock.

     The Board of Directors has authorized a Rights Plan in which common stockholders received a dividend of one preferred share purchase right (collectively, the "Rights") for each share of common stock held of record. Each Right entitles the registered holder to purchase from the company one one-hundredth of a share of Series A Junior Participating Preferred Stock for $85, subject to adjustment. The Rights will become exercisable (and transferable apart from the common stock) on the earlier of (1) 10 days following a public announcement that a person or group has acquired 15% or more of the common stock or (2) 10 business days following the commencement or announcement of an offer to acquire 15% or more of the common stock.

     If, after the Rights become exercisable, any person or group (the "Acquirer") acquires 15% or more of the common stock (except pursuant to an offer for all outstanding shares of common stock that the independent directors determine to be fair and otherwise in the best interests of the company and its stockholders), each Right may be exercised for common stock having a value of $170. In specified circumstances, each Right may be exercised for common stock of an acquiring entity having a value of $170. All Rights held by the Acquirer will be null and void. The company may generally redeem the Rights at a price of $.01 per Right at any time until 10 days following a public announcement that a person or group has acquired 15% or more of the common stock. The Rights will expire on November 30, 2002.

NOTE 11:  COMMON STOCK

     The company sponsors employee stock purchase plans that promote the sale of its common stock to employees. The purchase price to employees is the lower of 85% of the closing market price on the date of subscription or 85% of the closing market price on the date funds are actually used to purchase stock for employees. Stock purchase plan transactions for the indicated years are summarized below:

                                                                        1994                1995
                                                                    -------------       -------------
    Shares subscribed:
      Beginning of year...........................................        744,805             642,028
      Subscriptions...............................................        664,035             414,662
      Purchases...................................................       (614,290)           (481,101)
      Cancellations...............................................       (152,522)           (239,207)
                                                                    -------------       -------------
      End of year.................................................        642,028             336,382
                                                                    =============       =============
      Subscription price per share at end of year.................  $10.74-$22.10       $13.80-$22.10

     Expiration dates for outstanding subscriptions extend through 1997. The weighted average subscription price was $15.90 at December 31, 1995.

     The company offers participation in stock option plans to certain employees and individuals. All of the outstanding options under these plans were granted at 100% of market value of the stock on the dates of grant. The following table summarizes stock option transactions for the indicated years:

                                                                          1994               1995
                                                                      ------------       ------------
    Options outstanding:
      Beginning of year.............................................     9,754,915          9,561,416
      Granted.......................................................       805,500          1,849,800
      Exercised.....................................................      (344,271)          (811,981)
      Cancelled/expired.............................................      (654,728)        (1,949,075)
                                                                      ------------       ------------
      End of year...................................................     9,561,416          8,650,160
                                                                      ============       ============
      Option price per share:
      Exercised.....................................................  $7.71-$17.25       $6.45-$18.88
      Outstanding at end of year....................................  $6.45-$21.88       $6.45-$21.88

     Awarded options typically vest and become exercisable in incremental installments over five years and expire no later than 10 years and one day from the date of grant. There were 3,271,574 options exercisable at

                          CAREMARK INTERNATIONAL INC.

December 31, 1995. Expiration dates for outstanding options range from 1996 to 2005. The weighted average option price was $14.99 at December 31, 1995. The company expects to adopt, in 1996, the disclosure requirements of Statement of Financial Accounting Standards No. 123 -- Accounting for Stock-Based Compensation.

     Under various plans, Caremark has made grants of restricted common stock to provide incentive compensation to key employees and to provide incentives related to acquisitions. Restricted stock transactions for the indicated years are summarized below:

                                                                              1994            1995
                                                                           ----------       --------
    Restricted stock outstanding:
      Beginning of year..................................................   1,268,319        265,037
      Granted............................................................      14,800        280,784
      Cancelled..........................................................          --        (22,167)
      Vested (free of restrictions)......................................  (1,018,082)      (293,644)
                                                                           ----------       --------
      End of year........................................................     265,037        230,010
                                                                           ==========       =========

     The company issued contingent stock rights in connection with a 1992 acquisition that permit holders to receive, upon exercise, a number of shares of company common stock determined by reference to appreciation in excess of $16.56 in the per share market value of the company common stock. The contingent stock rights became exercisable on December 31, 1994. As of December 31, 1995, 789,303 rights were outstanding.

     In June 1995, Caremark issued 7.7 million common shares (at $19.50 per share) into a trust established to fund employee benefits over the next 10 years, including pension plan contributions, 401(k) matching contributions, and stock issued under option and employee purchase plans. The value of the common stock contributed has been reflected in the Balance Sheet in "common stock" ($7.7 million) and "additional contributed capital" ($142.5 million), with a corresponding offset of these amounts in the "shares held in trust" component of stockholders' equity. These shares will be issued from the trust over time as necessary to meet the company's benefit obligations and will have no impact on the weighted average common and common equivalent shares outstanding for earnings per share purposes until they are issued from the trust.

     The company's Board of Directors has authorized the purchase of common stock to fund various stock-based compensation programs and for acquisitions. The company purchased 1,496,666 shares of common stock for $27.2 million in 1995 and has been authorized to purchase up to an additional 1,400,000 shares through July 31, 1996.

     The company's common stock was reserved for issuance as follows at December 31:

                                                                                            1995
                                                                                         ----------
    Reserved common stock:
      Acquisitions.....................................................................   4,091,505
      Stock option plans...............................................................  11,416,270
      Stock purchase plans.............................................................     200,474
                                                                                         ----------
             Total shares reserved.....................................................  15,708,249
                                                                                         ==========

     Stockholders of record totaled 54,849 at December 31, 1994, versus 49,003 at the end of 1995.

     On October 31, 1995, the company's Board of Directors declared a third annual dividend of four cents per share on all outstanding common stock to stockholders of record on November 30, 1995. The dividend was paid on December 15, 1995.

NOTE 12:  RETIREMENT PROGRAMS

     The company sponsors retirement plans for all qualifying domestic employees and certain employees in other countries. Benefits are typically based on years of service and the employee's compensation during five of the last 10 years of employment as defined by the plans. The company's funding policy is to make contributions that meet or exceed the minimum requirements of the Employee Retirement Income Security Act of 1974, based on the projected unit credit actuarial cost method, and to limit such contributions to amounts currently deductible for tax reporting purposes.

                          CAREMARK INTERNATIONAL INC.

     The following table summarizes the components of net pension expense and related actuarial assumptions used at the January 1 valuation date for the respective years:

                                                                       1993        1994        1995
                                                                      -------     -------     -------
    Assumptions:
      Discount rate.................................................      8.0%       7.25%       8.75%
      Increase in compensation levels(1)............................      6.5%        5.0%        5.0%
      Expected long-term return on assets...........................     10.5%       10.5%        9.5%
    Components (in thousands):
      Service cost-benefits earned..................................  $ 3,800     $ 4,600     $ 2,100
      Interest cost on projected obligation.........................    1,600       2,300       2,200
      Actual return on assets.......................................    (,900)     (1,300)     (1,700)
      Net amortizations.............................................      500         700         100
                                                                      -------     -------     -------
      Net pension expense...........................................  $ 5,000     $ 6,300     $ 2,700
                                                                      ========    ========    ========

- ---------------

(1) The assumed annual rate of increase in compensation levels for 1993 was 4.0% for the Puerto Rico plans, which were merged into the U.S. plan as of December 31, 1993.

     As a result of the disposal of the Home Infusion business (see Note
4 -- Discontinued Operations), the company realized a curtailment gain of $0.9 million related to its pension plan. This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Operations.

     The following table presents the funded status of the plans, the net pension liability recognized in the consolidated balance sheets and related actuarial assumptions as of December 31:

                                                                          1994      1995
                                                                         -------   -------
    Assumptions:
      Discount rate....................................................     8.75%     7.25%
      Increase in compensation levels..................................      5.0%      5.0%
    Funded status and net pension liability (in thousands):
      Actuarial present value of benefit obligations:
         Vested benefits...............................................  $15,000   $22,200
         Accumulated benefits..........................................   17,000    25,000
         Effect of future salary increases.............................    6,600     7,200
                                                                         -------   -------
         Projected benefits............................................   23,600    32,200
    Less: plan assets at fair value(1).................................   15,000    20,900
                                                                         -------   -------
    Projected benefit obligations in excess of plan assets.............    8,600    11,300
    Less: unrecognized net loss........................................    1,700     4,800
                                                                         -------   -------
    Net pension liability..............................................  $ 6,900   $ 6,500
                                                                         =======   =======

- ---------------

(1) Primarily equity and fixed income securities.

     Pension expense under non-U.S. pension plans sponsored by the company for the benefit of foreign employees has not been significant.

     Most U.S. employees are eligible to participate in a qualified 401(k) plan. Participants may contribute up to 12% of their annual compensation (limited in 1995 to $9,240 per individual) to the plan and the company matches the participants' contributions up to 3% of compensation. Matching contributions made by the company were $5.7, $6.0 and $2.8 million in 1993, 1994 and 1995, respectively.

     The company has provided post-retirement health benefits to qualified employees and accrued for those costs over the service years of the employees in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cost of this plan and related liability have not been significant to Caremark. As a result of the disposal of the Home Infusion business (see Note 4 -- Discontinued Operations), the company realized a curtailment gain of $1.2 million.

                          CAREMARK INTERNATIONAL INC.

This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Income. In addition, during 1995, Caremark terminated this plan, resulting in a reduction of the related liability of $2.2 million.

     In 1994, the company adopted Statement of Financial Accounting Standards No. 112 ("FAS 112"), "Employers' Accounting for Postemployment Benefits," which requires employers to accrue the cost of postemployment benefits (including salary continuation, severance and disability benefits, job training and counseling and continuation of benefits such as health care and life insurance coverage) to former or inactive employees. The adoption and ongoing impact of FAS 112 have not been material to the company's financial statements.

NOTE 13:  INCOME TAXES

     Income tax expense from continuing operations for the indicated years consists of:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
                                                                      (IN THOUSANDS)
    Current:
      Federal................................................  $15,800   $19,100   $ 39,100
      State and local........................................    5,200     5,600      7,500
                                                               -------   -------   --------
    Current income tax expense...............................   21,000    24,700     46,600
                                                               -------   -------   --------
    Deferred:
      Federal................................................   10,600    10,100    (29,800)
      State and local........................................    1,800     1,900     (5,500)
                                                               -------   -------   --------
    Deferred income tax expense (benefit)....................   12,400    12,000    (35,300)
                                                               -------   -------   --------
    Income tax expense from continuing operations............  $33,400   $36,700   $ 11,300
                                                               =======   =======   ========

     Foreign income was not significant in 1993, 1994 and 1995.

     Deferred tax assets (liabilities) under FAS 109 are composed of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Bad debt and sales allowances                                      $ 11,800   $  5,500
    Legal settlement costs...........................................        --     26,800
    Loss on investments..............................................        --     33,700
    Accrued compensation.............................................    10,100      6,300
    Other accrued expenses...........................................    11,400      2,500
    Net operating loss carryforwards.................................     2,900      3,300
    Valuation allowances.............................................    (2,900)    (3,300)
                                                                       --------   --------
    Deferred tax assets, net of valuation allowances.................    33,300     74,800
                                                                       --------   --------
    Accelerated depreciation and amortization........................   (23,400)   (33,100)
    Goodwill.........................................................   (16,900)        --
    Other timing.....................................................    (2,400)    (4,600)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (42,700)   (37,700)
                                                                       --------   --------
    Net deferred tax assets (liabilities)............................  $ (9,400)  $ 37,100
                                                                       ========   ========

     The company has established valuation allowances for foreign net operating loss carryforwards. The $0.4 million net change in valuation allowances for 1995 is primarily attributable to the net change in these foreign net operating losses in the current year.

                          CAREMARK INTERNATIONAL INC.

     Income tax expense from continuing operations applicable to pre-tax income for financial reporting purposes differs from that calculated using the U.S. federal income tax rate for the following reasons:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    Income tax expense at statutory rate......................  $28,100   $31,900   $11,000
    State and local taxes, net of federal tax benefit.........    4,200     4,600   $ 1,300
    Tax rate changes..........................................   (1,000)       --        --
    Other.....................................................    2,100       200    (1,000)
                                                                -------   -------   -------
    Income tax expense from continuing operations               $33,400   $36,700   $11,300
                                                                =======   =======   =======

     In connection with its 1992 distribution from Baxter International Inc. ("Baxter"), Caremark entered into a tax-sharing agreement with Baxter under which the company retained responsibility for its portion of federal income tax returns filed by Baxter for the years after 1987.

     Undistributed earnings of certain foreign subsidiaries that the company expects to be permanently reinvested totaled $6.1 million as of December 31, 1995.

NOTE 14:  COMMITMENTS AND CONTINGENT LIABILITIES

     In June 1995, Caremark agreed to settle the investigation of the company with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services (the "OIG"), the Veterans Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia. Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio. The settlement allows Caremark to continue participating in Medicare, Medicaid and other government health care programs.

     Under the settlement, Caremark agreed to make civil payments of $85.3 million to the federal government in installments, $20.0 million of which remains payable in June 1996, and $44.6 million to the states. The plea agreement imposed $29.0 million in federal criminal fines. In addition, Caremark contributed $2.0 million to a grant program set up under the Ryan White Comprehensive AIDS Resources Emergency (CARE) Act. The company took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits, and other associated costs. There can be no assurance that the ultimate costs related to this settlement will not exceed these estimates.

     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements will result in an after-tax cost of approximately $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts will be recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.

     The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur.

                          CAREMARK INTERNATIONAL INC.

     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the investigation discussed above. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. The parties continue to engage in discovery proceedings. The company intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark against the company, its directors and certain employees of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages, and attorneys' fees and expenses. In June 1995, the parties to the Delaware derivative action entered into a memorandum of understanding providing for the terms of settlement of all claims asserted in that case. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek an award of attorneys' fees and expenses in conjunction with any approval of the settlement. The proposed settlement of the Delaware derivative action is subject to a number of conditions and the Delaware court is expected to consider the proposed settlement in mid-1996. The Illinois and Cook County courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois and Cook County derivative actions will be dismissed. If the proposed settlement is not approved, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolutions of these matters.

     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In September 1995, Coram filed a complaint against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants in the Superior Court of California in San Francisco. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business (see Note
4 -- Discontinued Operations), alleges breach of the Asset Sale and Note Purchase Agreement and related contracts for the transaction, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief includes specific performance, declaratory and injunctive relief, and damages of $5.2 billion. In November 1995, Coram also stated that if they prevail in this litigation, they will cancel any debt it owes the company with respect to the securities issued for the sale. Although the company cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position.

                          CAREMARK INTERNATIONAL INC.

     The company intends to defend vigorously the Coram lawsuit. In October 1995, Caremark filed motions in California Superior Court in San Francisco seeking dismissal of this lawsuit. The San Francisco court subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming Coram committed securities fraud in its sale of Caremark's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the suit pending in San Francisco against Caremark Inc.

     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. On April 21, 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. The company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 or the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of the investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the result of such other commitments, claims and litigation, individually or in the aggregate, will have a material effect on the company's business or its results of operations, cash flows or financial position.

                          CAREMARK INTERNATIONAL INC.

NOTE 15:  QUARTERLY FINANCIAL RESULTS (UNAUDITED)

     Presented below is a summary of the unaudited consolidated quarterly financial information for the years ended December 31, 1994 and 1995.

                                                                        QUARTER
                                                      -------------------------------------------
                                                       FIRST     SECOND(2)    THIRD     FOURTH(3)
                                                      --------   ---------   --------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
1994
Net revenues........................................  $370,200   $ 457,500   $460,400   $ 487,100
Gross profit........................................  $ 59,300   $  59,500   $ 62,500   $  73,300
Operating income from continuing operations.........  $ 21,300   $  20,900   $ 24,400   $  33,100
Income from continuing operations...................  $ 11,300   $  10,400   $ 13,800   $  19,000
Net income..........................................  $  4,300   $  23,200   $ 25,700   $  27,100
Earnings per share from continuing operations(1)
  Primary...........................................  $   0.15   $    0.14   $   0.18   $    0.25
  Fully diluted.....................................  $   0.15   $    0.14   $   0.18   $    0.25
Net earnings per share(1)
  Primary...........................................  $   0.06   $    0.32   $   0.34   $    0.36
  Fully diluted.....................................  $   0.06   $    0.32   $   0.34   $    0.36
Common stock prices:
  High..............................................  $  22.88   $   20.25   $  26.75   $   25.00
  Low...............................................  $  17.50   $   15.75   $  16.75   $   16.63
1995
Net revenues........................................  $534,100   $ 586,000   $606,400   $ 647,800
Gross profit........................................  $ 70,700   $  87,700   $ 97,600   $ 101,900
Operating income from continuing operations.........  $ 25,700   $  29,600   $ 35,300   $  36,000
Income (loss) from continuing operations............  $ 13,100   $  17,400   $19 ,400   $ (29,700)
Net income (loss)...................................  $ 21,400   $(130,400)  $ 13,600   $ (20,900)
Earnings (loss) per share from continuing
  operations(1)
  Primary...........................................  $   0.18   $    0.23   $   0.26   $   (0.39)
  Fully diluted.....................................  $   0.18   $    0.23   $   0.26   $   (0.39)
Net earnings (loss) per share(1)
  Primary...........................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
  Fully diluted.....................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
Common stock prices:
  High..............................................  $  19.88   $   21.88   $  22.75   $   21.13
  Low...............................................  $  16.25   $   16.88   $  19.00   $   17.88

- ---------------

(1) The sum of quarterly earnings per share amounts may not equal full-year amounts due to differences in average common and common equivalent shares outstanding for the respective periods.
(2) Second quarter 1995 net loss reflects a $145.0 million ($1.94 per share) after-tax charge related to the settlement of the government investigation described in Note 14.
(3) Fourth quarter 1995 loss from continuing operations includes a special after-tax charge of $52.0 million ($0.69 per share) to reflect a decline in value of investments.

                          CAREMARK INTERNATIONAL INC.

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
  Current assets:
    Cash and equivalents.......................................................    $   49,000
    Restricted cash............................................................        14,000
    Accounts receivable, net...................................................       376,300
    Inventories................................................................        99,600
    Short-term deferred income taxes...........................................        64,200
    Prepaid expenses and other current assets..................................        23,800
                                                                                   ----------
            Total current assets...............................................       626,900
                                                                                   ----------
  Property and equipment, net..................................................       366,700
  Goodwill and other intangible assets.........................................       320,500
  Other noncurrent assets......................................................        89,500
  Long-term deferred income tax asset..........................................            --
                                                                                   ----------
            Total assets.......................................................    $1,403,600
                                                                                   ==========
  Current liabilities:
    Short-term debt............................................................    $  289,600
    Accounts payable, trade and other..........................................       377,200
    Accrued liabilities........................................................       146,700
                                                                                   ----------
            Total current liabilities..........................................       813,500
                                                                                   ----------
  Long-term debt and lease obligations.........................................       130,200
  Long-term deferred income tax liability......................................        42,200
  Other noncurrent liabilities.................................................        29,700
  Contingent liabilities (Note 5)
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares, none
       issued..................................................................            --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       82,269,462 shares in 1996...............................................        82,200
    Additional contributed capital.............................................       199,600
    Shares held in trust, 7,700,000 shares.....................................      (150,200)
    Retained earnings..........................................................       256,400
                                                                                   ----------
  Total stockholders' equity...................................................       388,000
                                                                                   ----------
  Total liabilities and stockholders' equity...................................    $1,403,600
                                                                                   ==========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                              SIX MONTHS
                                                                            ENDED JUNE 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
Net revenues..........................................................  $1,120,100   $1,569,600
Cost of goods and services sold.......................................     961,800    1,349,600
Marketing and administrative expenses.................................      93,000      132,100
Provision for doubtful accounts.......................................      10,000       14,600
                                                                        ----------   ----------
Operating income from continuing operations...........................      55,300       73,300
Non-operating expense (income):
  Interest expense, net...............................................       4,900        9,300
  Other...............................................................        (400)        (400)
                                                                        ----------   ----------
Income from continuing operations before income taxes.................      50,800       64,400
Income tax expense....................................................      20,300       22,900
                                                                        ----------   ----------
Income from continuing operations.....................................      30,500       41,500
Discontinued operations:
  Operating loss from discontinued operations, net of income taxes of
     $(57,500) and $(39,500) in 1995 and 1996, respectively...........    (146,600)     (68,900)
  Gain on sale of discontinued operations, net of income taxes of
     $4,700 and $1,400 in 1995 and 1996, respectively.................       7,100        2,100
                                                                        ----------   ----------
  Income (loss) from discontinued operations..........................    (139,500)     (66,800)
                                                                        ----------   ----------
Net income (loss).....................................................  $ (109,000)  $  (25,300)
                                                                         =========    =========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations................................  $     0.41   $     0.54
     Operating income (loss) from discontinued operations.............  $    (1.98)  $    (0.89)
     Gain on sale of discontinued operations..........................  $     0.10   $     0.03
     Net income (loss)................................................  $    (1.47)  $    (0.33)
  Fully Diluted
     Income from continuing operations................................  $     0.41   $     0.54
     Operating income (loss) from discontinued operations.............  $    (1.98)  $    (0.89)
     Gain on sale of discontinued operations..........................  $     0.09   $     0.03
     Net income (loss)................................................  $    (1.47)  $    (0.33)
Weighted average common and common equivalent shares outstanding:
  Primary.............................................................      74,200       77,400
  Fully diluted.......................................................      74,800       77,400

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------   ---------
                                                                            (IN THOUSANDS)
                                                                         BRACKETS DENOTES CASH
                                                                               OUTFLOWS
Cash flows from continuing operations:
  Income from continuing operations....................................  $  30,500   $  41,500
Adjustments for non-cash items:
  Provision for doubtful accounts......................................     10,000      14,600
  Depreciation and amortization........................................     14,400      25,000
  Deferred income taxes................................................      6,500      38,000
Changes in balance sheet items:
  Accounts receivable..................................................    (54,500)    (26,100)
  Inventories..........................................................        500      14,800
  Payables and accrued liabilities.....................................     56,500     (16,100)
  Prepaids and other...................................................      1,900      (6,500)
                                                                         ---------   ---------
Cash flows from continuing operations..................................     65,800      85,200
                                                                         ---------   ---------
Cash flows from investing activities:
  Capital expenditures.................................................    (33,000)    (48,400)
  Acquisitions, net of cash received...................................   (141,000)    (71,600)
                                                                         ---------   ---------
Cash flows from investing activities...................................   (174,000)   (120,000)
                                                                         ---------   ---------
Cash flows from financing activities:
  Net issuances of debt and lease obligations..........................    (52,200)     27,500
  Stock issued under employee benefit plans............................     11,700      19,800
  Purchases of treasury stock..........................................    (19,900)         --
                                                                         ---------   ---------
Cash flows from financing activities...................................    (60,400)     47,300
                                                                         ---------   ---------
Cash flows from discontinued operations, net of divestiture proceeds...    158,000      22,100
                                                                         ---------   ---------
Increase (decrease) in cash and equivalents............................    (10,600)     34,600
Cash and equivalents, beginning of period..............................     32,100      28,400
                                                                         ---------   ---------
Cash and equivalents, end of period....................................  $  21,500   $  63,000
                                                                         =========   =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 JUNE 30, 1996

NOTE 1:  FINANCIAL INFORMATION

     The unaudited interim consolidated financial statements of Caremark International Inc. and its subsidiaries (the "company" or "Caremark") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the company's 1995 Annual Report to Stockholders.

     In the opinion of management, the unaudited interim consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

NOTE 2:  INVENTORIES

     Inventories of $99.6 million at June 30, 1996 consist primarily of finished goods.

NOTE 3:  DISCONTINUED OPERATIONS

     During 1995 Caremark divested its Clozaril Patient Management System, Home Infusion business, Oncology Management Services business and Caremark Orthopedic Services, Inc. subsidiary. Effective February 29, 1996, the company sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. The after-tax gain on disposition of this business, net of disposal costs, was $2.1 million.

     In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.

     First quarter 1996 discontinued operations also reflects a $65.6 million after-tax charge related to the settlements with private payors discussed in
Note 5 and a $3.3 million charge for a reduction in the amount expected to be realized for deferred state income tax net operating loss benefits related to discontinued operations.

NOTE 4:  ACQUISITIONS

     In January 1996, Caremark completed its agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles area staff model delivery system ("CIGNA"). The transaction has been accounted for by the purchase method of accounting. The accounting related to this transaction remains subject to purchase accounting adjustments pending completion of valuations and analysis to determine the respective fair values of assets received and liabilities assumed. These valuations are expected to be completed no later than the fourth quarter of 1996.

NOTE 5:  CONTINGENT LIABILITIES

     In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breached of the directors' fiduciary duty in connection with Caremark's proposed merger with Medpartners/Mullikin, Inc. The complaints seek unspecified damages, injunctive relief, and attorneys' fees

                          CAREMARK INTERNATIONAL INC.

and expenses. The Company intends, if served, to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     On September 11, 1995, Coram Healthcare Company ("Coram") filed a complaint in the San Francisco Superior Court against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business in April 1995 for approximately $209.0 million in cash and $100.0 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement dated January 29, 1995 as amended on April 1, 1995 between Coram and the company, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief, and damages of $5.2 billion. The company filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against the company (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to the company of its securities in connection with the sale of the company's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and the company has filed counterclaims to the lawsuit pending in San Francisco. Coram's lawsuit is currently in the discovery phase.

     Although the company cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position. The company intends to defend these cases vigorously.

     In May 1996, three pharmacies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy statute, the antitrust laws and of California's unfair business practice statute. The complaint seeks unspecified treble damages, and attorneys' fees and expenses. Caremark intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG investigation discussed below. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Securities Exchange Act of 1934 only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. The company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages, attorneys' fees and expenses. In June 1996, the parties entered into a Stipulation and Agreement of Compromise and Settlement which established proposed terms for the settlement of the case. The Delaware court will conduct a hearing on August 16, 1996 to consider the proposed settlement. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek

                          CAREMARK INTERNATIONAL INC.

an award of attorneys' fees and expenses not in excess of $1.025 million in conjunction with any approval of the settlement. The Illinois and Cook County Courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois and Cook County derivative actions will be dismissed. If the proposed settlement is not approved, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of a health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1996, these plaintiffs also served (but have not yet filed) a separate lawsuit in the Minnesota State Court in the County of Hennepin against a subsidiary of Caremark purporting to be on behalf of a class and alleging all of the claims contained in the complaint filed with the Minnesota federal court other than the federal claims contained therein. The complaint seeks unspecified damages, attorneys' fees and expenses and an award of punitive damages. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. On April 21, 1995, the Court entered a stay of pre-trial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. The company intends to defend these cases vigorously. Management is unable to estimate at this time the impact, if any, of the ultimate resolution of this matter.

     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 of the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of this investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the

                          CAREMARK INTERNATIONAL INC.

form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995 discussed below. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts has been recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest, through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.

     In June 1995, Caremark agreed to settle an investigation of the company with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Veterans Administration, the Federal Employees Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG investigation"). The company took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits, and other associated costs.

     The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur or that the ultimate costs related to the settlements will not exceed these estimates.

     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Management does not believe that the result of such commitments, claims and litigation, individually or in the aggregate, will have a material effect on the company's business or its income, cash flows or financial condition.

NOTE 6:  MERGER

     On May 13, 1996, Caremark and MedPartners/Mullikin, Inc. ("MedPartners") signed a definitive agreement to merge. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, each Caremark share will be converted into MedPartners common stock at a fixed ratio of 1.21 shares of MedPartners per Caremark share. The merger is expected to close in the third quarter of 1996 and is subject to stockholder and regulatory approval.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cardinal Healthcare, P.A.

     We have audited the accompanying balance sheet of Cardinal Healthcare, P.A. as of December 31, 1995, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Healthcare, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP

Birmingham, Alabama
June 19, 1996

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................  $  1,055,873
  Accounts receivable, less allowance for bad debts of $641,018.................     1,998,669
  Other current assets..........................................................       170,496
                                                                                  ------------
          Total current assets..................................................     3,225,038
Property and equipment:
  Equipment and furniture.......................................................     2,932,567
  Leasehold improvements........................................................     1,180,529
                                                                                  ------------
                                                                                     4,113,096
  Less accumulated depreciation and amortization................................    (1,819,402)
                                                                                  ------------
Net property and equipment......................................................     2,293,694
Other assets....................................................................       877,310
                                                                                  ------------
          Total assets..........................................................  $  6,396,042
                                                                                    ==========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..............................................................  $    966,067
  Salaries payable and other accrued expenses...................................     2,322,924
  Lines of credit...............................................................     1,305,000
  Current portion of long-term debt and capital lease...........................     1,578,903
                                                                                  ------------
          Total current liabilities.............................................     6,172,894
Long-term debt and capital lease, net of current portion........................     1,799,545
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 46 shares issued
     and outstanding............................................................            --
  Additional paid-in capital....................................................       361,167
  Accumulated deficit...........................................................    (1,937,564)
                                                                                  ------------
          Total stockholders' deficit...........................................    (1,576,397)
                                                                                  ------------
          Total liabilities and stockholders' deficit...........................  $  6,396,042
                                                                                    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF OPERATIONS

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                                    1995
                                                                                ------------
Net revenue...................................................................  $20,880,751
Operating expenses:
  Cost of affiliated physician services.......................................   10,366,446
  Clinic salaries, wages and benefits.........................................    6,161,276
  Clinic rent and lease expense...............................................      994,987
  Clinic supplies.............................................................    1,491,098
  Other clinic costs..........................................................    2,723,231
  General corporate expenses..................................................    1,067,745
  Depreciation and amortization...............................................      297,030
  Net interest expense........................................................      144,400
                                                                                ------------
     Net operating expenses...................................................   23,246,213
                                                                                ------------
Loss before income taxes......................................................   (2,365,462 )
Deferred income tax benefit...................................................      (26,721 )
                                                                                ------------
Net loss......................................................................  $(2,338,741 )
                                                                                ============

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                             ADDITIONAL                     TOTAL
                                                    COMMON    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                    STOCK     CAPITAL       DEFICIT        DEFICIT
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1994.....................   $ --     $  54,241   $   401,177    $    455,418
  Sale of stock...................................     --       306,926            --         306,926
  Net loss........................................     --            --    (2,338,741)     (2,338,741)
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1995.....................   $ --     $ 361,167   $(1,937,564)   $ (1,576,397)
                                                    ======     ========    ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF CASH FLOWS

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
OPERATING ACTIVITIES:
Net loss........................................................................  $ (2,338,741)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.................................................       297,030
  Deferred income taxes.........................................................       (26,721)
  Changes in operating assets and liabilities:
     Accounts receivable, net...................................................      (193,504)
     Other assets...............................................................      (500,400)
     Accounts payable...........................................................       174,809
     Salaries payable and other accrued expenses................................     1,068,414
                                                                                  ------------
       Net cash used in operating activities....................................    (1,519,113)
INVESTING ACTIVITIES:
Purchase of property and equipment..............................................    (1,629,981)
                                                                                  ------------
       Net cash used in investing activities....................................    (1,629,981)
FINANCING ACTIVITIES:
Proceeds from long-term debt....................................................     3,712,261
Payments on long-term debt......................................................      (417,829)
Net proceeds from the issuance of common stock..................................        14,506
                                                                                  ------------
       Net cash provided by financing activities................................     3,308,938
                                                                                  ------------
Net increase in cash............................................................       159,844
Cash at beginning of year.......................................................       896,029
                                                                                  ------------
Cash at end of year.............................................................  $  1,055,873
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest..........................................  $    144,400
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITIES:
Accounts receivable contributed for common stock................................  $    292,420
                                                                                    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a seventy-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the related leases. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are

                           CARDINAL HEALTHCARE, P.A.

expected to be disposed of. Management has determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. LINES OF CREDIT, LONG-TERM DEBT AND CAPITAL LEASE

     Cardinal has lines of credit with First Union National Bank of North Carolina totaling $1,305,000. Interest is at the prime rate (8% at December 31, 1995) payable monthly with principal balances due on April 30, 1996.

     Long-term debt and capital lease consisted of the following as of December 31, 1995:

    Note payable to First Union National Bank of North Carolina, interest only payable monthly through December 1995, thereafter monthly
      installments of $13,803, interest rate at 8.5% through June 1998......   $  825,000
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................      601,299
    Note payable to related party, Raleigh Internal Medicine Associates, interest only payable monthly through August 1996 at prime rate (8% at
      December 31, 1995) plus 2%, thereafter monthly installments of $10,000
      with a final payment due December 31, 1996............................    1,068,000
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through October 1998....................................      455,266
    Note payable to Wake Medical Center, interest rate at 7.75% through
      October 2000..........................................................      134,326
    Capital lease obligations...............................................      257,814
    Other...................................................................       36,743
                                                                              ------------
                                                                                3,378,448
    Less amounts due within one year........................................   (1,578,903)
                                                                              ------------
                                                                               $1,799,545
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     At December 31, 1995, substantially all of the assets of Cardinal, including accounts receivable and property and equipment, were provided as collateral under the various notes, lines of credit and capital lease agreements.

     The following is a schedule of principal maturities of long-term debt, excluding the capital lease, as of December 31, 1995:

          1996.........................................................  $1,564,169
          1997.........................................................     514,760
          1998.........................................................   1,041,705
                                                                         ----------
                                                                         $3,120,634
                                                                          =========

     Cardinal is the lessee of certain equipment under a capital lease which expires in 2001. The related equipment is being amortized over five years and the related amortization expense is included within depreciation and amortization expense in the statement of operations.

                           CARDINAL HEALTHCARE, P.A.

     The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1995:

    1996......................................................................  $ 43,333
    1997......................................................................    65,000
    1998......................................................................    65,000
    1999......................................................................    65,000
    2000......................................................................    65,000
    Thereafter................................................................    21,667
                                                                                --------
    Total minimum lease payments..............................................   325,000
    Less amount representing interest.........................................   (67,186)
                                                                                --------
    Obligation under capital lease............................................   257,814
    Less current portion of capital lease obligation..........................   (14,734)
                                                                                --------
    Long-term obligation under capital lease..................................  $243,080
                                                                                ========

     Capitalized equipment leases included in equipment and accumulated amortization was $257,813 and $25,781, respectively, at December 31, 1995. The imputed interest rate on the capital lease was 7.1% at December 31, 1995.

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1995 was $1,215,484. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1995:

          1996........................................................  $ 1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          2000........................................................    1,088,178
          Thereafter..................................................    5,294,176
                                                                        -----------
                                                                        $12,195,834
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from Raleigh Internal Medicine Associates (RIMA), a partnership owned by stockholders of Cardinal. Total rental expense paid in 1995 was $574,812. Lease commitments over the next five years with related parties are included in Note 3. On December 29, 1995, Cardinal obtained a note payable from RIMA of $1,068,000, due on December 31, 1996, which is included in Note 2.

     As of December 31, 1995, a note receivable of approximately $314,000 existed between Cardinal and Cardinal IPA, an independent physician association of which several partners of Cardinal are members. This amount is included in other assets.

5. EMPLOYEE BENEFIT PLAN

     Cardinal provides a 401(k) plan and a profit sharing plan to all employees who have completed one year of service and attained age 21. Contributions are made at the discretion of management. Total cost of contributions was $225,777 for the year ending December 31, 1995.

                           CARDINAL HEALTHCARE, P.A.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1995, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities as of December 31, 1995 were as follows:

    Deferred tax assets:
      Net operating loss carryforwards.......................................  $  344,737
      Cash to accrual adjustments............................................   1,185,014
                                                                               ----------
    Gross deferred tax assets................................................   1,529,751
    Valuation allowance for deferred tax assets..............................    (592,243)
                                                                               ----------
              Net deferred tax assets........................................     937,508
    Deferred tax liabilities:
      Depreciable and amortizable assets.....................................     138,040
      Cash to accrual adjustments............................................     799,468
                                                                               ----------
    Gross deferred tax liabilities...........................................     937,508
                                                                               ----------
              Net deferred tax liabilities...................................  $       --
                                                                                =========

     Income tax benefit for the year ended December 31, 1995 was as follows:

          Current:
            Federal......................................................  $     --
            State........................................................        --
                                                                           --------
                                                                                 --
          Deferred:
            Federal......................................................   (23,381)
            State........................................................    (3,340)
                                                                           --------
                                                                            (26,721)
                                                                           --------
                                                                           $(26,721)
                                                                           ========

                           CARDINAL HEALTHCARE, P.A.

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

    Federal taxes at statutory rate..........................................  $(804,256)
    Add (deduct):
      State income taxes, net of federal tax benefit.........................     (2,171)
      Valuation allowance....................................................    904,969
      Other..................................................................   (125,263)
                                                                               ---------
                                                                               $ (26,721)
                                                                               =========

     At December 31, 1995, Cardinal had cumulative net operating loss carryforward for income tax purposes of approximately $862,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2010. A valuation allowance has been established for the deferred tax asset until it is more likely than not that some portion, or all of the deferred tax asset will be realized.

8. PLAN AND AGREEMENT OF MERGER (UNAUDITED)

     In July 1996, Cardinal entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  896,029
  Accounts receivable, less allowance for bad debts of $480,561.................    1,651,485
  Other current assets..........................................................       51,689
                                                                                  ------------
          Total current assets..................................................    2,599,203
Property and equipment:
  Equipment and furniture.......................................................    2,121,263
  Leasehold improvements........................................................      369,196
                                                                                  ------------
                                                                                    2,490,459
  Less accumulated depreciation.................................................    1,522,372
                                                                                  ------------
Net property and equipment......................................................      968,087
Other assets....................................................................      349,633
                                                                                  ------------
          Total assets..........................................................   $3,916,923
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $  791,258
  Salaries payable and other accrued expenses...................................      928,054
  Line of credit................................................................      250,000
  Current portion of long-term debt.............................................      302,130
  Deferred income taxes.........................................................      353,177
                                                                                  ------------
          Total current liabilities.............................................    2,624,619
Long-term debt, net of current portion..........................................      836,886
Stockholders' equity:
  Common stock, no par value; 50,000 shares authorized, 29 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................       54,241
  Retained earnings.............................................................      401,177
                                                                                  ------------
          Total stockholders' equity............................................      455,418
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $3,916,923
                                                                                   ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1993            1994
                                                                    -----------     -----------
Net revenue.......................................................  $13,529,687     $15,786,906
Operating expenses:
  Cost of affiliated physician services...........................    6,424,392       7,152,379
  Clinic salaries, wages and benefits.............................    3,722,204       4,232,935
  Clinic rent and lease expense...................................      487,789         640,005
  Clinic supplies.................................................      731,006         959,119
  Other clinic costs..............................................    1,335,053       1,751,663
  General corporate expenses......................................      523,459         686,805
  Depreciation....................................................      145,618         191,059
  Net interest expense............................................       70,792          92,882
                                                                    -----------     -----------
     Net operating expenses.......................................   13,440,313      15,706,847
                                                                    -----------     -----------
Income before income taxes........................................       89,374          80,059
Deferred income tax (benefit) expense.............................     (191,612)         26,148
                                                                    -----------     -----------
Net income........................................................  $   280,986     $    53,911
                                                                     ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                 ADDITIONAL                  TOTAL
                                                        COMMON    PAID-IN     RETAINED   STOCKHOLDERS'
                                                        STOCK     CAPITAL     EARNINGS      EQUITY
                                                        ------   ----------   --------   -------------
Balance at December 31, 1992..........................   $ --     $ 37,921    $ 66,280     $ 104,201
  Sale of stock.......................................     --        5,440          --         5,440
  Net income..........................................     --           --     280,986       280,986
                                                        ------   ----------   --------   -------------
Balance at December 31, 1993..........................   $ --     $ 43,361    $347,266     $ 390,627
  Sale of stock.......................................     --       10,880          --        10,880
  Net income..........................................     --           --      53,911        53,911
                                                        ------   ----------   --------   -------------
Balances at December 31, 1994.........................   $ --     $ 54,241    $401,177     $ 455,418
                                                        ======     =======    ========    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                        ----------------------
                                                                          1993         1994
                                                                        ---------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $ 280,986   $   53,911
Adjustments to reconcile net income to net cash provided (used) by operating activities:
  Depreciation........................................................    145,618      191,059
  Gain on disposal of assets..........................................    (33,050)          --
  Deferred income taxes...............................................   (191,612)      26,148
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (2,669)    (182,108)
     Other assets.....................................................     10,987     (230,077)
     Accounts payable.................................................     33,695       72,538
     Salaries payable and other accrued expenses......................    462,984     (407,071)
                                                                        ---------   ----------
       Net cash provided (used) by operating activities...............    706,939     (475,600)
INVESTING ACTIVITIES:
Purchase of property and equipment....................................   (258,157)    (273,318)
Proceeds from disposal of assets......................................     62,700           --
                                                                        ---------   ----------
       Net cash used by investing activities..........................   (195,457)    (273,318)
FINANCING ACTIVITIES:
Proceeds from long-term debt..........................................    383,952    1,070,726
Payments on long-term debt............................................   (518,503)    (190,343)
Net proceeds from the issuance of common stock........................      5,440       10,880
                                                                        ---------   ----------
       Net cash (used) provided by financing activities...............   (129,111)     891,263
                                                                        ---------   ----------
Increase in cash......................................................    382,371      142,345
Cash at beginning of year.............................................    371,313      753,684
                                                                        ---------   ----------
Cash at end of year...................................................  $ 753,684   $  896,029
                                                                        =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest................................  $  70,792   $   92,882
                                                                        =========    =========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a thirty-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation generally is determined based on the excess of collections over expenses prior to physician compensation.

                           CARDINAL HEALTHCARE, P.A.

2. LINE OF CREDIT AND LONG-TERM DEBT

     Cardinal has a line of credit with First Union National Bank of North Carolina totaling $250,000. Interest is at the prime rate payable monthly with the principal balance due on April 30, 1995.

     Long-term debt consisted of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................   $  729,016
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through December 1998...................................      410,000
                                                                              ------------
                                                                                1,139,016
    Less amounts due within one year........................................     (302,130)
                                                                              ------------
                                                                               $  836,886
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1994:

          1995.........................................................  $  302,130
          1996.........................................................     375,135
          1997.........................................................     367,198
          1998.........................................................      94,553
                                                                         ----------
                                                                         $1,139,016
                                                                          =========

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1994 and 1993 was approximately $737,505 and $653,184, respectively. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1994:

          1995........................................................  $ 1,215,484
          1996........................................................    1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          Thereafter..................................................    6,382,354
                                                                        -----------
                                                                        $13,411,318
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from related parties owned by stockholders of Cardinal. Total rental expense paid in 1993 and 1994 was approximately $281,942 and $369,923, respectively. Lease commitments over the next five years with related parties are included in Note 3.

                           CARDINAL HEALTHCARE, P.A.

5. EMPLOYEE BENEFIT PLAN

     Cardinal had qualified defined contribution plans covering substantially all employees. Contributions were made at the discretion of management. Total cost of contributions in 1993 and 1994 was $917,369 and $580,177, respectively.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing Cardinal with coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1994, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities were as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Deferred tax assets:
      Net operating loss carryforwards......................................    $ 13,730
      Cash to accrual adjustments...........................................     354,253
                                                                              ------------
    Gross deferred tax assets...............................................     367,983
    Valuation allowance.....................................................     (13,730)
                                                                              ------------
    Net deferred tax assets.................................................     354,253
    Deferred tax liabilities:
      Depreciable assets....................................................      41,440
      Cash to accrual adjustments...........................................     665,990
                                                                              ------------
    Gross deferred tax liabilities..........................................     707,430
                                                                              ------------
    Net deferred tax liabilities............................................    $353,177
                                                                              ==========

                           CARDINAL HEALTHCARE, P.A.

     Income tax (benefit) expense was as follows:

                                                                     YEARS ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     ---------     -------
    Current:
      Federal......................................................  $      --     $    --
      State........................................................         --          --
                                                                     ---------     -------
                                                                            --          --
    Deferred:
      Federal......................................................   (167,660)     22,879
      State........................................................    (23,952)      3,269
                                                                     ---------     -------
                                                                      (191,612)     26,148
                                                                     ---------     -------
                                                                     $(191,612)    $26,148
                                                                     =========     =======

     The differences between the (benefit) provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                     YEARS ENDED DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                      1993          1994
                                                                    ---------     --------
    Federal taxes at statutory rate...............................  $  30,573     $ 27,494
    Add (deduct):
      State income taxes, net of federal tax benefit..............      6,969        6,267
      Other.......................................................   (229,154)     (59,909)
                                                                    ---------     --------
                                                                    $(191,612)    $ 26,148
                                                                    =========     ========

     At December 31, 1993 and 1994, Cardinal had net operating loss carryforwards for income tax purposes of approximately $30,000 and $20,000, respectively, available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2009. A valuation allowance has been established for the net operating loss until it is more likely than not that some portion, or all of the deferred tax assets will be utilized.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash..........................................................................  $   205,820
  Accounts receivable, less allowance for bad debts of $749,934.................    3,254,031
  Other current assets..........................................................       21,251
                                                                                  -----------
          Total current assets..................................................    3,481,102
Property and equipment:
  Equipment and furniture.......................................................    3,134,338
  Leasehold improvements........................................................    1,334,746
                                                                                  -----------
                                                                                    4,469,084
  Less accumulated depreciation and amortization................................   (2,294,085)
                                                                                  -----------
Net property and equipment......................................................    2,174,999
Other assets....................................................................    1,067,161
                                                                                  -----------
          Total assets..........................................................  $ 6,723,262
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable..............................................................  $   732,918
  Salaries payable and other accrued expenses...................................    2,247,117
  Line of credit................................................................    1,367,000
  Current portion of long-term debt and capital lease...........................    1,694,429
                                                                                  -----------
          Total current liabilities.............................................    6,041,464
Long-term debt and capital lease, net of current portion........................    1,635,885
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 54 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................      566,369
  Accumulated deficit...........................................................   (1,520,456)
                                                                                  -----------
          Total stockholders' deficit...........................................     (954,087)
                                                                                  -----------
          Total liabilities and stockholders' deficit...........................  $ 6,723,262
                                                                                   ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                      -------------------------
                                                                         1995          1996
                                                                      -----------   -----------
Net revenue.........................................................  $ 9,868,779   $17,085,237
Operating expenses:
  Cost of affiliated physician services.............................    4,165,301     6,993,744
  Clinic salaries, wages and benefits...............................    2,969,246     4,861,274
  Clinic rent and lease expense.....................................      471,393       682,416
  Clinic supplies...................................................      706,435     1,022,676
  Other clinic costs................................................    1,290,180     1,867,741
  General corporate expenses........................................      493,530       708,358
  Depreciation and amortization.....................................      140,723       216,610
  Net interest expense..............................................       68,412        99,037
                                                                      -----------   -----------
          Net operating expenses....................................   10,305,220    16,451,856
                                                                      -----------   -----------
Income before income taxes..........................................     (436,441)      633,381
Deferred income tax expense.........................................       12,335        11,071
                                                                      -----------   -----------
Net income (loss)...................................................  $  (448,776)  $   622,310
                                                                       ==========    ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                       -----------------------
                                                                         1995         1996
                                                                       ---------   -----------
OPERATING ACTIVITIES:
Net (loss) income....................................................  $(448,776)  $   622,310
Adjustments to reconcile net (loss) income to net cash used in operating activities:
  Depreciation and amortization......................................    140,723       216,610
  Deferred income taxes..............................................     12,335        11,071
  Changes in operating assets and liabilities:
     Accounts receivable, net........................................   (814,366)   (1,255,362)
     Other assets....................................................    (13,869)      (40,606)
     Accounts payable................................................    489,721      (570,676)
     Salaries payable and other accrued expenses.....................    382,183       250,649
                                                                       ---------   -----------
          Net cash used by operating activities......................   (252,049)     (766,004)
INVESTING ACTIVITIES:
Purchase of property and equipment...................................   (833,823)      (97,915)
                                                                       ---------   -----------
          Net cash used by investing activities......................   (833,823)      (97,915)
FINANCING ACTIVITIES:
Proceeds from long-term debt.........................................    910,000        62,000
Payments on long-term debt...........................................   (392,438)      (48,134)
                                                                       ---------   -----------
          Net cash provided by financing activities..................    517,562        13,866
                                                                       ---------   -----------
Decrease in cash.....................................................   (568,310)     (850,053)
Cash at beginning of period..........................................    896,029     1,055,873
                                                                       ---------   -----------
Cash at end of period................................................  $ 327,719   $   205,820
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest.............................  $  45,727   $    97,737
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Accounts receivable contributed for common stock.....................  $      --   $   205,202
                                                                       =========    ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. BASIS OF PRESENTATION

     The balance sheet as of June 30, 1996, the statements of income and the statements of cash flows for the six months ended June 30, 1995 and 1996, have been prepared by Cardinal Healthcare, P.A. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 1996, and the results of operations and cash flows for the six months ended June 30, 1995 and 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the periods ended June 30, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
CHS Management, Inc.

     We have audited the accompanying balance sheet of CHS Management, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the period from September 1, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CHS Management, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the period from September 1, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 26, 1996

                              CHS MANAGEMENT, INC.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  719,303
  Accounts receivable...........................................................      134,465
  Due from affiliates...........................................................      752,362
  Prepaid expenses..............................................................       57,664
  Deferred tax asset............................................................       87,210
                                                                                  ------------
          Total current assets..................................................    1,751,004
Property and equipment, net.....................................................       82,367
Deferred tax asset..............................................................      204,950
Other assets....................................................................       67,668
                                                                                  ------------
          Total assets..........................................................   $2,105,989
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $   85,601
  Accrued expenses..............................................................      250,859
  Accrued compensation and payroll taxes........................................      398,403
  Income taxes payable..........................................................       76,700
  Due to affiliates.............................................................       49,453
  Funds held on behalf of others................................................      493,600
                                                                                  ------------
          Total current liabilities.............................................    1,354,616
Excess of fair value of assets acquired over liabilities assumed................      332,588
Stockholders' equity:
  Common stock, $.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding............................................................          488
  Additional paid-in capital....................................................      250,162
  Retained earnings.............................................................      168,135
                                                                                  ------------
          Total stockholders' equity............................................      418,785
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $2,105,989
                                                                                   ==========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                              STATEMENT OF INCOME

                                                                               SEPTEMBER 1, 1995
                                                                                  (INCEPTION)
                                                                                    THROUGH
                                                                                 DECEMBER 31,
                                                                                     1995
                                                                               -----------------
Revenue:
  Management fees -- affiliates..............................................     $ 2,446,541
  Management fees -- nonaffiliates...........................................         211,782
                                                                               -----------------
          Total revenue......................................................       2,658,323
Operating expenses:
  Salaries and employee benefits.............................................       1,349,979
  Outside professional services..............................................         170,507
  Building and occupancy.....................................................         334,912
  Depreciation...............................................................           9,514
  Other administrative expenses..............................................         522,464
                                                                               -----------------
          Total operating expenses...........................................       2,387,376
                                                                               -----------------
Operating income.............................................................         270,947
Interest income..............................................................           3,656
                                                                               -----------------
Income before income taxes...................................................         274,603
Provision for income taxes...................................................         106,468
                                                                               -----------------
Net income...................................................................     $   168,135
                                                                                =============

See accompanying notes.

                              CHS MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK     ADDITIONAL
                                                  ---------------    PAID-IN     RETAINED
                                                  SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                  ------   ------   ----------   --------   --------
Balance at September 1, 1995 (inception)........     --     $ --     $      --   $     --   $     --
  Common stock exchanged for net assets.........  48,844     488       250,162         --    250,650
  Net income....................................     --       --            --    168,135    168,135
                                                  ------   ------   ----------   --------   --------
Balance at December 31, 1995....................  48,844    $488     $ 250,162   $168,135   $418,785
                                                  ======   =====      ========   ========   ========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                                                                               SEPTEMBER 1, 1995
                                                                              (INCEPTION) THROUGH
                                                                               DECEMBER 31, 1995
                                                                              -------------------
OPERATING ACTIVITIES:
  Net income................................................................      $   168,135
  Adjustment to reconcile net income to net cash used in operating activities:
     Depreciation...........................................................            9,514
     Amortization of negative goodwill......................................           (5,686)
     Increase in accounts receivable........................................          (28,031)
     Increase in due from affiliate.........................................         (165,567)
     Decrease in prepaid expenses...........................................            2,503
     Decrease in deferred tax asset.........................................           29,769
     Increase in other assets...............................................              (10)
     Decrease in accounts payable and other accrued liabilities.............         (310,991)
     Increase in due to affiliates..........................................           49,453
                                                                              -------------------
          Net cash used in operating activities.............................         (250,911)
                                                                              -------------------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................................          (31,033)
  Acquisition costs.........................................................          (20,231)
                                                                              -------------------
          Net cash used in investing activities.............................          (51,264)
                                                                              -------------------
FINANCING ACTIVITIES:
  Stockholders' contributions...............................................          527,878
  Cash received on behalf of affiliate......................................          800,000
  Cash disbursed on behalf of affiliate.....................................         (306,400)
                                                                              -------------------
          Net cash provided by financing activities.........................        1,021,478
                                                                              -------------------
          Net increase in cash..............................................          719,303
Cash at beginning of period.................................................               --
                                                                              -------------------
Cash at end of period.......................................................      $   719,303
                                                                               ==============
NONCASH TRANSACTIONS -- assets and liabilities transferred from affiliates see Note 4

See accompanying notes.

                              CHS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     CHS Management, Inc. (CHS) was incorporated in August 1995, and commenced operations in September 1995. The corporation was formed by Community Medical Group of the West Valley (CMG) through the contribution of the management services component of CMG to the new company. Thereafter, CHS acquired certain assets and liabilities and the operations of Health Source Management Group. CHS provides administrative management services to CMG and Health Source Medical Group (HSMG). In addition, CHS provides management services to New Management
(NM), an affiliate of CMG, and other health care organizations. CHS also negotiates contracts on behalf of health care providers with health maintenance organizations and other prepaid health insurance plans to provide physician and related health care services to enrolled members who select physicians in CHS managed physician groups.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the underlying leases. Estimated useful lives are three to seven years for furniture, fixtures and equipment and five to ten years for leasehold improvements. In accordance with the requirements of APB No. 16, Business Combinations, the property and equipment acquired from Health Source Management Group has been reduced to zero carrying value (note 5).

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," and Statement of Financial Accounting Standards No. 119, "Disclosures about Derivative Instruments and Fair Value of Financial Instruments." The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses (including accrued compensation and payroll), income taxes and due from affiliate approximate fair value due to their liquidity.

  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Management has determined that-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

                              CHS MANAGEMENT, INC.

2. MANAGEMENT SERVICES AGREEMENTS

     In 1995, CHS entered into management services agreements with CMG and HSMG (the Medical Groups) under which CHS provides administrative and operational services such as contract management, financial reporting, utilization review, case management, claims processing and payment, and quality assurance.

     Pursuant to these agreements, the Medical Groups remit to CHS 12% of capitation and other Payer revenues except for CMG fee for service revenue which is based on a lesser percentage.

     Pursuant to the NM agreement, NM remits to CHS a management fee based on 12% per dollar per enrolled life under the capitation agreement between CMG, NM and West Hills Hospital.

     CHS' management services agreement with CMG and HSMG expires on September 1, 2015. Thereafter, the agreement renews for two successive ten-year periods unless notice of intent to terminate the agreement is provided by either party (note 9).

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 consists of the following:

    Computer equipment.........................................................  $19,289
    Furniture and fixtures.....................................................   61,005
    Office equipment...........................................................   10,829
    Leasehold improvements.....................................................      758
                                                                                 -------
                                                                                  91,881
    Less accumulated depreciation and amortization.............................    9,514
                                                                                 -------
                                                                                 $82,367
                                                                                 =======

4. RELATED PARTY TRANSACTIONS

  Due from Affiliate

     During 1995, CHS entered into management agreements with CMG, HSMG, and NM, all affiliated companies, under which CHS provides certain management and administrative services in exchange for management fee based upon a percentage of CMG and HSMG revenue and based on enrollment for NM. The total amount of management fee income received by CHS from CMG, HSMG and NM was $1,038,489, $1,392,475, and $15,577, respectively, for the period from inception through December 31, 1995. Amounts due from HSMG and NM amounted to $736,785 and $15,577, respectively, at December 31, 1995. Amounts due CMG from CHS amounted to $49,453 at December 31, 1995.

  Transfers from CMG and Health Source Management Group

     As part of the merger agreement between CHS, CMG and Health Source Management Group (HSMgmtG), CMG and HSMgmtG were each to contribute certain assets and liabilities to CHS in exchange for 24,422 shares of common stock. Assets and liabilities transferred to CHS on September 1, 1995 were as follows:

                                                            CMG       HSMGMTG       TOTAL
                                                         ---------   ----------   ----------
    Cash...............................................  $      --    1,327,878    1,327,878
    Accounts receivable................................     38,334       68,100      106,434
    Due from affiliate.................................    150,000      436,795      586,795
    Prepaid expenses...................................         --       60,167       60,167
    Property and equipment.............................     60,848      402,845      463,693
    Acquisition costs..................................    239,524           --      239,524
    Other assets.......................................      9,330       58,328       67,658
    Accounts payable...................................   (372,711)    (749,843)  (1,122,554)
    Funds held on behalf of others.....................         --     (800,000)    (800,000)

                              CHS MANAGEMENT, INC.

     The assets and liabilities transferred from CMG to CHS were recorded at the predecessor cost basis since they are related parties.

  Lease

     During 1995, CHS entered into a long-term lease agreement with CMG to lease certain CMG computer equipment and software. The agreement provided that the lease agreement would terminate upon settlement of the lawsuit between HSMG and a medical center. Due to the settlement of the lawsuit on October 31, 1995, the lease reverted to a month-to-month lease. Rent expense for the computer operating lease amounted to $129,444.

  Funds Held on Behalf of Others

     Upon the acquisition of certain assets and liabilities of HSMgmtG by and in conjunction with the termination of the existing long-term management agreement between HSMgmtG and HSMG, HSMgmtG agreed to transfer $650,000 into an irrevocable trust account (designated funds) to be used to pay outstanding medical claims of HSMG. As part of CHS' acquisition of assets of HSMgmtG, the designated funds were transferred to CHS on September 1, 1995. As of December 31, 1995, the designated funds had not been transferred to a trust pending final documentation of the trusts. During the period from September 1, 1995 (inception) through December 31, 1995, the HSMG Board of Directors approved payments of $156,400 to pay certain outstanding medical claim liabilities of HSMG from the designated funds. The remaining balance of $493,600 is included in cash and funds held on behalf of others in the accompanying balance sheet and were subsequently delivered to the trustee, net of approved payments. Additionally, HSMgmtG agreed to transfer $150,000 into a revocable trust account to be used to pay certain legal fees related to a lawsuit with a medical center. The amounts were fully disbursed during 1995 with the consent of the parties thereto.

5. FAIR VALUE OF ASSETS ACQUIRED IN EXCESS OF LIABILITIES ASSUMED

     In September 1995, HSMgmtG, as part of a tax-free liquidation, transferred certain assets and liabilities to CHS in exchange for shares of common stock. The excess value of assets received, over liabilities assumed by CHS after reducing all noncurrent nonliquid assets acquired to zero value has been reflected in the accompanying balance sheet as fair value of assets acquired in excess of liabilities assumed (negative goodwill). A reconciliation of the excess value of the assets acquired over liabilities assumed follows:

    Assets acquired:
      Cash...................................................................  $1,327,878
      Accounts receivable....................................................      68,100
      Due to HSMG............................................................     436,795
      Prepaid expenses.......................................................      60,167
      Plant and equipment....................................................     402,845
      Other assets...........................................................      58,328
    Liabilities assumed
      Accounts payable and accrued liabilities...............................    (749,843)
      Funds held on behalf of others.........................................    (800,000)
      CHS stock issued to HSMgmtG, at par value..............................        (244)
      Additional paid-in capital.............................................    (125,081)
                                                                               ----------
              Excess of value of assets received over liabilities assumed and common stock issued and additional paid-in capital
               recognized....................................................  $  678,945
                                                                                =========

                              CHS MANAGEMENT, INC.

     CHS applied the excess value against nonmonetary intangible assets and noncurrent assets (negative goodwill) as follows:

    Excess value of assets received over liabilities assumed..................  $678,945
    Applied to deferred acquisition costs incurred by CHS.....................   259,755
    Applied to plant and equipment............................................   402,845
                                                                                --------
      Unallocated excess value of assets received over liabilities assumed at
         date of merger.......................................................    16,345
    Deferred tax asset recognized on future tax deductions transferred
      from HSMgmtG............................................................   321,929
                                                                                --------
      Negative goodwill recorded at date of merger............................   338,274
    Less amount amortized in 1995.............................................     5,686
                                                                                --------
              Excess fair value of assets received over liabilities assumed as of December 31, 1995...........................................  $332,588
                                                                                ========

     The amortization of the excess value of assets received over liabilities assumed has been reflected in the statement of operations as other revenue.

6. COMMITMENTS

  Leases

     CHS leases certain office space under noncancelable operating leases expiring through April 2000. Future minimum rental commitments at December 31, 1995 are as follows:

           1996..............................................................  $  562,000
           1997..............................................................     540,000
           1998..............................................................     499,000
           1999..............................................................     524,000
           2000..............................................................     177,000
                                                                               ----------
                                                                               $2,302,000
                                                                                =========

     Rent expense for operating leases amounted to $200,196 for the period from September 1, 1995 (inception) through December 31, 1995.

     CHS subleases certain office space under a noncancelable sublease which expires in 1996. The future minimum sublease rental income for 1996 is $19,000. Sublease rental income received in 1995 was $10,980.

7. INCOME TAXES

     Income tax expense for the period from September 1, 1995 (inception) through December 31, 1995 consisted of the following:

                                                                         CURRENT   DEFERRED   TOTAL
                                                                         -------   -------   --------
    Federal............................................................  $58,700   $24,100   $ 82,800
    State..............................................................   18,000     5,668     23,668
                                                                         -------   -------   --------
             Total.....................................................  $76,700   $29,768   $106,468
                                                                         ========  ========  =========

                              CHS MANAGEMENT, INC.

     A reconciliation of the corporate Federal tax rate with the financial statement effective rates for the period from September 1, 1995 (inception) through December 31, 1995:

    Statutory corporate Federal tax expense.............................................  $ 93,365
    Nondeductible expenses..............................................................    19,590
    Amortization of negative goodwill...................................................    (1,933)
    State taxes.........................................................................    18,000
    Benefit recognized on transfer of future deductible amount from CMG to CHS..........   (25,382)
    Other, net..........................................................................     2,828
                                                                                          --------
                                                                                          $106,468
                                                                                          =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1995 are presented below:

    Current deferred tax assets:
      Accrued vacation..................................................................  $ 47,827
      Accrued severance.................................................................    39,383
                                                                                          --------
             Total current deferred tax assets..........................................    87,210
    Noncurrent deferred tax asset -- depreciation.......................................   204,950
                                                                                          --------
             Net deferred tax assets....................................................  $292,160
                                                                                          =========

     Management is of the opinion that it is more likely than not that such deferred tax assets will be realized in the future.

8. EMPLOYEE BENEFIT PLAN

     CHS has a noncontributory profit-sharing plan and a contributory 401(k) Plan (the Plan) for substantially all employees who have completed one year of service and attained age 21. Employer contributions are at the discretion of management. Plan expenses for the profit sharing portion for the period from September 1, 1995 (inception) through December 31, 1995 was $22,618.

9. BUSINESS AND CREDIT CONCENTRATION

     CHS had funds on deposit with a bank amounting to $609,959. The funds are insured up to $100,000 by the Federal Deposit Insurance Corporation.

     CMG and HSMG represented individually more than 10% of CHS' 1995 revenue. CMG and HSMG provided 39% and 52% of CHS' total revenue, respectively. HSMG has had recurring losses from continuing operations and has negative shareholders equity. If HSMG failed to pay amounts owed to CHS when they become due or failed to continue operations, such failures could have a substantial negative impact on the financial results of CHS. The financial statements of CHS do not reflect any adjustments that might result from the outcome of this uncertainty.

10. SUBSEQUENT EVENTS

  Management Agreement

     Effective January 1, 1996, CHS entered into amended management agreements with CMG and HSMG. The revised terms of the agreements include: assignment of all capitation revenue generated by the Medical Groups to CHS; the term of the agreement was revised to twenty years with an automatic renewal for two successive ten-year periods; and revision of the management fee calculation to be computed as the sum of (1) all operating and nonoperating expenses and other costs incurred by CHS; and (2) a percentage of the net revenues of the Medical Groups subject to certain limitations as defined in the management agreement.

  Merger

     On March 11, 1996, CHS entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                              CHS MANAGEMENT, INC.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   ----------
                                           ASSETS
Current assets:
  Cash...........................................................................  $2,126,821
  Accounts receivable............................................................     211,345
  Due from affiliates............................................................     728,823
  Prepaid expenses...............................................................     181,619
  Deferred tax asset.............................................................      96,620
                                                                                   ----------
          Total current assets...................................................   3,345,228
  Property and equipment, net....................................................     132,829
  Deferred tax asset.............................................................     227,071
  Other assets...................................................................      67,164
                                                                                   ----------
          Total assets...........................................................  $3,772,292
                                                                                    =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Accounts payable...............................................................  $   74,803
  Accrued expenses...............................................................     812,607
  Income taxes payable...........................................................          --
  Due to affiliates..............................................................     259,377
  Notes payable -- current portion...............................................   2,550,228
                                                                                   ----------
          Total current liabilities..............................................   3,697,015
  Notes payable -- long term.....................................................      41,039
  Excess of fair value of assets acquired over liabilities assumed...............     309,569
Stockholders' equity:
  Common stock, $0.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding.............................................................         488
  Additional paid-in capital.....................................................     250,162
  Accumulated deficit............................................................    (525,981)
                                                                                   ----------
          Total stockholders' deficit............................................    (275,331)
                                                                                   ----------
          Total liabilities and stockholders' deficit............................  $3,772,292
                                                                                    =========

See accompanying notes.

                              CHS MANAGEMENT, INC.

           CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                                  (UNAUDITED)

                                                                                  SIX MONTHS
                                                                                  ENDED JUNE
                                                                                   30, 1996
                                                                                  -----------
Revenues:
  Capitation revenue............................................................  $27,778,958
  Other revenues................................................................    1,717,502
                                                                                  -----------
          Total operating revenues..............................................   29,496,460
Operating expenses:
  Transfers to affiliated medical groups........................................   24,575,480
  Salaries and employee benefits................................................    2,646,914
  Legal and accounting..........................................................      186,448
  Rent..........................................................................      959,365
  Merger costs..................................................................      783,792
  Depreciation and amortization.................................................        8,500
  Other administrative expenses.................................................    1,067,203
                                                                                  -----------
          Total operating expenses..............................................   30,227,702
                                                                                  -----------
Operating loss..................................................................     (731,242)
Gain on sale of assets..........................................................        5,506
Interest income.................................................................        1,688
                                                                                  -----------
Loss before income taxes........................................................     (724,048)
Deferred income tax benefit.....................................................       29,932
                                                                                  -----------
Net loss........................................................................     (694,116)
Retained earnings -- beginning of period........................................      168,135
                                                                                  -----------
Accumulated deficit -- end of period............................................  $  (525,981)
                                                                                   ==========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                       CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   SIX MONTHS
                                                                                     ENDED
                                                                                    JUNE 30,
                                                                                      1996
                                                                                  ------------
OPERATING ACTIVITIES:
  Net loss......................................................................  $   (694,116)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation...............................................................        16,674
     Amortization of negative goodwill..........................................        (8,174)
     Gain on sale of property and equipment.....................................        (5,506)
     Increase in accounts receivable............................................       (76,880)
     Increase in prepaid expenses...............................................      (123,955)
     Decrease in due from affiliates............................................        23,539
     Increase in deferred tax asset.............................................       (31,531)
     Decrease in other assets...................................................           504
     Decrease in accounts payable...............................................       (10,799)
     Increase in accrued expenses...............................................       148,501
     Decrease in taxes payable..................................................       (76,700)
     Increase in due to affiliate...............................................       209,924
                                                                                   -----------
          Net cash used in operating activities.................................      (628,519)
INVESTING ACTIVITIES
  Purchases of property and equipment...........................................       (13,691)
  Proceeds from sale of property and equipment..................................         5,506
                                                                                   -----------
  Net cash used in investing activities.........................................        (8,185)
FINANCING ACTIVITIES
  Proceeds from notes payable...................................................     2,539,250
  Payments on notes payable.....................................................        (1,428)
  Cash disbursed on behalf of affiliate.........................................      (493,600)
                                                                                   -----------
Net cash provided by financing activities.......................................     2,044,222
                                                                                   -----------
Net increase in cash............................................................     1,407,518
Cash at beginning of period.....................................................       719,303
                                                                                   -----------
Cash at end of period...........................................................  $  2,126,821
                                                                                   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid.............................................................  $    124,800
                                                                                   ===========
  Accrued vacation donated by affiliates........................................  $     42,699
                                                                                   ===========
  Accrued legal fees forgiven...................................................  $     22,381
                                                                                   ===========
  Purchases of equipment with note payable......................................  $     53,445
                                                                                   ===========

See accompanying notes.

                              CHS MANAGEMENT, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. CONDENSED FINANCIAL STATEMENTS

     The Condensed Balance Sheet as of June 30, 1996, the Condensed Statement of Operations and Accumulated Deficit and the Condensed Statement of Cash Flows for the six months ended June 30, 1996 have been prepared by CHS Management, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the operation results for the year.

2. SUBSEQUENT EVENT

     In June, 1996, the Company entered into a loan agreement with MedPartners/Mullikin, Inc. Pursuant to that agreement, the Company has borrowed approximately $2 million. Amounts borrowed under the agreement, which may increase to $2,539,250, together with interest at prime, are due December 31, 1996. At the option of CHS, the unpaid principal and interest may be offset against a portion of the fee payable to the Company by MedPartners/Mullikin, Inc. pursuant to the terms of the Amended and Restated Plan of Agreement of Merger dated March 11, 1996 as amended by Amendment No. 1 dated June 28, 1996. The obligations of the Company under the loan have been guaranteed by Community Medical Group of the West Valley and Health Source Management Group, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
New Management

     We have audited the accompanying balance sheets of New Management (a California general partnership) (the Partnership) as of December 31, 1994 and 1995, and the related statements of income, partners' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Management at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 26, 1996

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash............................................................  $    55,197     $    13,445
  Administrative capitation fee receivable........................      267,277              --
  Other receivables...............................................          162             162
  Due from related parties........................................       56,827          58,976
                                                                    -----------     -----------
          Total assets............................................  $   379,463     $    72,583
                                                                     ==========      ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities:
  Current portion of long term debt...............................  $   114,590     $   123,793
  Accounts payable................................................        4,900           1,113
  Due to affiliate................................................           --          15,577
  Deferred income.................................................           --           1,593
  Accrued interest payable........................................       19,023          18,283
                                                                    -----------     -----------
          Total current liabilities...............................      138,513         160,359
Long-term debt, net of current portion............................    2,831,001       2,707,208
Partners' deficiency..............................................   (2,590,051)     (2,794,984)
                                                                    -----------     -----------
          Total liabilities and partners' deficiency..............  $   379,463     $    72,583
                                                                     ==========      ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENTS OF INCOME

                                                                      YEARS ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
Net revenue.........................................................  $3,084,648     $2,947,577
                                                                      ----------     ----------
Expenses:
  Administrative and executive fees.................................     163,808        189,300
  Management fee....................................................          --         15,577
  Accounting and legal..............................................      55,655        109,042
  Interest..........................................................     232,170        223,590
                                                                      ----------     ----------
          Total expenses............................................     451,633        537,509
                                                                      ----------     ----------
Net income..........................................................  $2,633,015     $2,410,068
                                                                       =========      =========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                       STATEMENTS OF PARTNERS' DEFICIENCY

Balance at December 31, 1993....................................................  $(2,902,752)
  Net income....................................................................    2,633,015
  Contributions.................................................................           87
  Distributions.................................................................   (2,320,401)
                                                                                  -----------
Balance at December 31, 1994....................................................   (2,590,051)
  Net income....................................................................    2,410,068
  Distributions.................................................................   (2,615,001)
                                                                                  -----------
Balance at December 31, 1995....................................................  $(2,794,984)
                                                                                   ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994          1995
                                                                      -----------   -----------
OPERATING ACTIVITIES:
  Net income........................................................  $ 2,633,015   $ 2,410,068
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.............     (150,510)      267,277
       (Increase) decrease in due from related parties..............      439,999        (2,149)
       Increase in other receivables................................          (77)           --
       Increase (decrease) in accounts payable......................        4,900        (3,787)
       Increase in due to affiliate.................................           --        15,577
       Increase in deferred income..................................           --         1,593
       Decrease in accrued interest payable.........................         (686)         (740)
                                                                      -----------   -----------
          Net cash provided by operating activities.................    2,926,641     2,687,839
                                                                      -----------   -----------
FINANCING ACTIVITIES:
  Principal payments on long-term debt..............................     (106,070)     (114,590)
  Additional partner contributions..................................           87            --
  Distributions to partners.........................................   (2,320,401)   (2,615,001)
  Decrease in distributions payable.................................     (500,000)           --
                                                                      -----------   -----------
          Net cash used in financing activities.....................   (2,926,384)   (2,729,591)
                                                                      -----------   -----------
          Net increase (decrease) in cash...........................          257       (41,752)
Cash at beginning of year...........................................       54,940        55,197
                                                                      -----------   -----------
Cash at end of year.................................................  $    55,197   $    13,445
                                                                       ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid on borrowings.......................................  $   232,855   $   224,330
                                                                       ==========    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     New Management (NM), a California general partnership, was formed and commenced operations on July 31, 1992. The partnership was formed for the purpose of providing management services in connection with the delivery of health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital (Hospital) located in West Hills, California. Approximately 100% of the organization's revenue was provided under contract with the hospital.

     Partnership income and losses are allocated to the respective partners based on percentage ownership subject to certain provisions as defined in the partnership agreement.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

  Administrative Capitation Fee

     NM contracts with West Hills Hospital under a Managed Care Agreement. Under the terms of the agreement, NM provides certain administrative services to enrollees in various health plans that have contracted with West Hills Hospital in exchange for an administrative fee based upon various components including a percentage of capitation revenue and utilization results. The contract which commenced August 10, 1992 has a term of ten years with an automatic five year renewal. Premiums are due monthly and are recognized as revenue by NM during the period in which Community Medical Group (CMG), under a management agreement with NM, and NM are obligated to provide services to the enrollees.

  Income Taxes

     As a partnership, the income and expenses of the partnership are allocated to the respective partners; as such, the partnership does not pay federal or state income taxes. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

2.  ADMINISTRATIVE CAPITATION FEE RECEIVABLE

     The capitation fee receivable represents amounts owed to NM from the Hospital under the terms of the management agreement. The amount, which relates to the period January 1, 1994 through August 31, 1994, was received in February 1995.

3.  LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                                     1994           1995
                                                                  ----------     ----------
    Note payable to Hospital, monthly payments of principal and interest (7.75%) of $28,238 due through July 1, 1999,
      balloon payment of $2,354,530 due on August 1, 1999.......  $2,945,591     $2,831,001
      Less current portion......................................     114,590        123,793
                                                                  ----------     ----------
              Long-term debt, net of current portion............  $2,831,001     $2,707,208
                                                                   =========      =========

     The amounts recorded above approximate the fair value of the obligation.

     On July 7, 1992, NM entered into a managed care agreement with the Hospital that included the issuance of a $3,000,000 loan to New Management from the Hospital. The loan is secured by payments owed to NM by the Hospital for capitation revenue received directly by the Hospital. The individual partners have

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

guaranteed the loan pro rata to the extent of two times each partner's percentage ownership interest in NM at the date of the loan.

     As of December 31, 1995, aggregate principal maturities of long-term debt are as follows:

    1996.....................................................................  $  123,793
    1997.....................................................................     133,735
    1998.....................................................................     144,474
    1999.....................................................................   2,428,999
                                                                               ----------
                                                                               $2,831,001
                                                                                =========

4. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

  Advances

     NM advanced amounts to CMG to cover working capital requirements and tenant improvements. The balance of these advances is $56,827 as of December 31, 1994 and 1995. The advances are due on demand and do not bear interest.

     NM advanced $2,149 to a physician who is also a partner in NM. The advance is due upon demand and does not bear interest.

  General and Administrative Services

     NM, in performing its responsibilities under the managed care agreement with the Hospital, receives certain employee services and facilities usage without cost from CMG.

     CMG's partners are substantially identical to the partners of NM as required under the terms of both partnership agreements. CMG provides medical services for enrollees of certain health maintenance organizations.

  Management Services

     Under an agreement effective September 1, 1995, CHS Management, Inc. (CHS), an affiliate incorporated in 1995 to perform management services for CMG and Health Source Medical Group (HSMG), performed certain management services on behalf of NM. The agreement provides that CHS will receive a monthly management fee based upon 12% per dollar per enrolled life under the capitation agreement between NM, CMG and West Hills Hospital. The amount of the management fee totaled $15,577 for the period from September 1 through December 31, 1995 and has been accrued on the balance sheet as due to affiliate.

  Professional Services

     Accounting services are performed for NM by a partnership of which one partner acts as a financial advisor to the Executive Committee of CMG and also serves as a board member of CHS Management, Inc. Charges for services rendered to NM by the partnership amounted to $35,655 and $94,025 for the years ended December 31, 1994 and 1995, respectively.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     All current assets and current liabilities, are carried at cost, which approximates fair value due to the short maturity of those instruments.

6. SUBSEQUENT EVENT

     On March 11, 1996, NM entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
                                            ASSETS
Cash............................................................................  $     54,940
Administrative capitation fee receivable........................................       116,767
Due from affiliates.............................................................       496,826
Capital contributions receivable from partners..................................            85
                                                                                  ------------
          Total assets..........................................................  $    668,618
                                                                                    ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Distribution payable..........................................................  $    500,000
  Accrued interest payable......................................................        19,709
  Current portion of long-term debt.............................................       106,070
                                                                                  ------------
          Total current liabilities.............................................       625,779
  Long-term debt, net of current portion........................................     2,945,591
                                                                                  ------------
Partners' deficiency............................................................    (2,902,752)
                                                                                  ------------
          Total liabilities and partners' deficiency............................  $    668,618
                                                                                    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
Net revenue.....................................................................   $3,109,869
Expenses
  Accounting....................................................................       18,663
  Interest expense..............................................................      238,711
  Administrative fee............................................................       42,000
  Executive committee fees......................................................       24,000
                                                                                  ------------
          Total expenses........................................................      323,374
                                                                                  ------------
Net income......................................................................   $2,786,495
                                                                                   ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
OPERATING ACTIVITIES:
  Net Income....................................................................  $  2,786,495
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.........................      (116,767)
       (Increase) decrease in due from related parties..........................      (496,827)
       (Increase) decrease in other receivables.................................           (85)
       (Increase (decrease) in accrued interest payable.........................       (74,041)
                                                                                  ------------
          Net cash provided by operating activities.............................     2,098,775
                                                                                  ------------
FINANCING ACTIVITIES:
  Increase in long-term debt....................................................        51,661
  Additional partner contributions..............................................            85
  Distributions to partners.....................................................    (2,600,037)
  Increase in distributions payable.............................................       500,000
                                                                                  ------------
          Net cash used in financing activities.................................    (2,048,291)
                                                                                  ------------
          Net increase in cash..................................................        50,484
Cash at beginning of year.......................................................         4,456
                                                                                  ------------
Cash at end of year.............................................................  $     54,940
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowing......................................................  $    238,711
                                                                                    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

1. ORGANIZATION

     New Management, a California general partnership (the Partnership), was formed and commenced operations on July 31, 1992. The Partnership was formed for the purpose of providing management services in connection with the delivery of hospital health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital and the Partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Accounting Policy

     The financial statements have been prepared using the accrual method of accounting.

  Income Taxes

     Income and expenses represent only the operations of the Partnership and do not include other activity to be reflected on the individual partners' federal and state income tax returns. As such, no provision has been made for income taxes.

3. MANAGED CARE AGREEMENT

     The Partnership receives an administrative capitation fee under the terms of a Managed Care Agreement with West Hills Hospital. Under the terms of the agreement, New Management has capitated West Hills to provide hospital care under five contracts with health maintenance organizations. The Partnership receives income based upon the spread between the average per member per month capitation received from the HMO's and the contracted sub-capitation rate paid to West Hills Hospital for providing the hospital services. Under the terms of the Managed Care Agreement the Partnership is obligated to provide certain administrative and management services to administer the HMO contracts. The Managed Care Agreement was entered into in July, 1992 and is effective through July, 2002.

4. ADMINISTRATIVE CAPITATION FEE RECEIVABLE

     The Partnership is owed additional revenue under the terms of the Managed Care Agreement for 1993 based on a calculation adjustment which has been agreed on with West Hills Hospital.

5. ADVANCES TO COMMUNITY MEDICAL GROUP (CMG)

     The Partnership advanced $455,026 to Community Medical Group of the West Valley (CMG) (a related party) to be used for working capital. The advance does not bear interest and is due on demand. The Partnership advanced $41,800 for tenant improvements at CMG's Simi Valley facility. The advance does not bear interest and is due on demand.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

6. LOAN PAYABLE

     The Partnership received a $3,000,000 loan from West Hills Hospital on August 7, 1992. The loan is payable in monthly installments bearing interest at 7.75% as follows:

                   TIME PERIOD                                 PAYMENTS
     ----------------------------------------  ----------------------------------------
     September 1, 1992 -- January 31, 1993     Interest Accrued -- No Payments
     February 1, 1993 -- July 1, 1993          Interest Only Payments of $19,973
     August 1, 1993 -- July 1, 1999            Monthly Payments of $28,238 consisting
                                               of principal and interest, based on a
                                               fifteen year amortization.

     There is a balloon payment of $2,354,529 due on July 1, 1999.

                                   YEAR ENDING
                                  DECEMBER 31,                                  AMOUNT
     -----------------------------------------------------------------------  ----------
            1994............................................................  $  100,071
            1995............................................................     114,590
            1996............................................................     123.792
            1997............................................................     139,735
            1998............................................................     144,475
            1999............................................................   2,428,998
                                                                              ----------
                                                                              $3,051,661
                                                                               =========

7. RELATED PARTY TRANSACTIONS

     The Partnership is receiving employee services and facilities in order to perform their obligations under the Managed Care Agreement (Note 3) without cost from Community Medical Group of the West Valley, a California general partnership (CMG). CMG's partners are substantially identical to the partners of New Management as required under the terms of both partnership agreements. CMG provides medical services to enrollees of prepaid health plans.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets
  Cash..........................................................................  $   175,331
  Other receivables.............................................................           --
  Due from related parties......................................................       58,976
                                                                                  -----------
          Total current assets..................................................      234,307
          Other assets..........................................................      543,467
                                                                                  -----------
          Total assets..........................................................  $   777,774
                                                                                  ===========
                            LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Current portion of long-term debt.............................................  $   128,668
  Accounts payable..............................................................        4,849
  Deferred income...............................................................          439
  Accrued interest payable......................................................       17,891
                                                                                  -----------
          Total current liabilities.............................................      151,847
Long-term debt, net of current portion..........................................    2,641,633
Partners' deficiency............................................................   (2,015,706)
                                                                                  -----------
          Total liabilities and partners' deficiency............................  $   777,774
                                                                                  ===========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                         CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Net revenue.........................................................  $1,524,490     $1,313,931
Expenses
  Administrative and executive fees.................................      95,000         87,260
  Management fee....................................................          --         22,625
  Accounting and legal..............................................      53,495         96,872
  Interest..........................................................     112,908        108,362
                                                                      ----------     ----------
          Total expenses............................................     261,403        315,119
                                                                      ----------     ----------
Net income..........................................................  $1,263,087     $  998,812
                                                                      ==========     ==========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                       -----------------------
                                                                          1995         1996
                                                                       -----------   ---------
OPERATING ACTIVITIES:
  Net income.........................................................  $ 1,263,087   $ 998,812
  Adjustments to reconcile net income to net cash provided by operating activities:
     Decrease in administrative capitation fee receivable............      267,277          --
     Decrease in other receivables...................................           --         162
     Increase in other assets........................................           --    (543,467)
     Increase in accounts payable....................................           --       3,736
     Decrease in due to affiliate....................................           --     (15,577)
     Decrease in deferred income.....................................           --      (1,154)
     Decrease in accrued interest payable............................         (362)       (392)
                                                                       -----------   ---------
          Net cash provided by operating activities..................    1,530,002     442,120
                                                                       -----------   ---------
FINANCING ACTIVITIES:
  Principal payments on long-term debt...............................      (56,189)    (60,700)
  Increase in distributions payable..................................       17,580          --
  Distributions to partners..........................................   (1,500,001)   (219,534)
                                                                       -----------   ---------
          Net cash used in financing activities......................   (1,538,610)   (280,234)
                                                                       -----------   ---------
          Net increase (decrease) in cash............................       (8,608)    161,886
Cash at beginning of period..........................................       55,197      13,445
                                                                       -----------   ---------
Cash at end of period................................................  $    46,589   $ 175,331
                                                                        ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowings..........................................  $   112,417   $ 109,112
                                                                        ==========   =========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. CONDENSED FINANCIAL STATEMENTS

     The Condensed Balance Sheet as of June 30, 1996, the Condensed Statements of Income and the Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995 have been prepared by New Management (the Partnership) without audits. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 and 1995 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's December 31, 1995 audited financial statements. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the operation results for the year.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Emergency Professional Services, Inc.

     We have audited the accompanying balance sheets of Emergency Professional Services, Inc. as of January 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emergency Professional Services, Inc. at January 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 12, 1996

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                                 BALANCE SHEETS

                                                                              JANUARY 31,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents...........................................  $1,481,507   $1,367,330
  Accounts receivable, net of allowance for bad debts of $1,370,476
     and $1,384,740 in 1995 and 1996, respectively....................   5,464,122    5,845,157
  Prepaid expenses....................................................     130,098      206,357
                                                                        ----------   ----------
          Total current assets........................................   7,075,727    7,418,844
Property and equipment, net...........................................      76,537       71,625
Deferred income taxes.................................................   1,340,000    1,570,000
Other assets..........................................................       3,315        6,520
                                                                        ----------   ----------
          Total assets................................................  $8,495,579   $9,066,989
                                                                         =========    =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................  $  383,027   $  408,204
  Accrued salaries and other accrued expenses.........................   3,074,620    3,608,245
  Deferred income taxes...............................................   1,660,000    1,580,000
  Revenue received in advance.........................................     135,000      135,000
                                                                        ----------   ----------
          Total current liabilities...................................   5,252,647    5,731,449
Accrued malpractice liability.........................................     650,000      750,000
Deferred compensation payable.........................................   1,855,423    2,260,363
Stockholders' equity:
  Common stock, $.01 par value; 500 shares authorized, 248 and 273
     shares issued and outstanding in 1995 and 1996, respectively.....           2            3
  Additional paid-in capital..........................................     230,748      260,747
  Retained earnings...................................................     506,759       64,427
                                                                        ----------   ----------
          Total stockholders' equity..................................     737,509      325,177
                                                                        ----------   ----------
          Total liabilities and stockholders' equity..................  $8,495,579   $9,066,989
                                                                         =========    =========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED JANUARY 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
                                                          -----------   -----------   -----------
Net revenue.............................................  $30,258,523   $33,339,865   $35,031,003
Operating expenses:
  Cost of affiliated physician services.................   22,634,623    24,852,396    25,961,763
  Clinic salaries, wages and benefits...................    1,234,315     1,357,253     1,480,764
  Clinic rent and lease expense.........................      109,883       111,083       118,995
  Clinic supplies.......................................       35,562        33,737        39,184
  Other clinic costs....................................    5,980,317     6,781,253     6,986,269
  General corporate expenses............................      912,898       955,884     1,124,495
  Depreciation..........................................       42,749        31,020        25,140
                                                          -----------   -----------   -----------
          Net operating expenses........................   30,950,347    34,122,626    35,736,610
                                                          -----------   -----------   -----------
Loss before income taxes................................     (691,824)     (782,761)     (705,607)
Net income tax benefit..................................      273,000       305,000       270,000
                                                          -----------   -----------   -----------
Net loss................................................  $  (418,824)  $  (477,761)  $  (435,607)
                                                           ==========    ==========    ==========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                ADDITIONAL                    TOTAL
                                                    COMMON       PAID-IN      RETAINED    STOCKHOLDERS'
                                                    STOCK        CAPITAL      EARNINGS       EQUITY
                                                 ------------   ----------   ----------   -------------
Balance at January 31, 1993....................      $  1        $ 152,749   $1,414,169    $ 1,566,919
  Net loss.....................................        --               --     (418,824)      (418,824)
  Issuance of common stock.....................         1           31,200           --         31,201
  Dividends paid...............................        --               --       (5,200)        (5,200)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1994....................         2          183,949      990,145      1,174,096
  Net loss.....................................        --               --     (477,761)      (477,761)
  Issuance of common stock.....................        --           58,799           --         58,799
  Purchase of capital stock....................        --          (12,000)          --        (12,000)
  Dividends paid...............................        --               --       (5,625)        (5,625)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1995....................         2          230,748      506,759        737,509
  Net loss.....................................        --               --     (435,607)      (435,607)
  Issuance of common stock.....................         1           35,999           --         36,000
  Purchase of common stock.....................        --           (6,000)          --         (6,000)
  Dividends paid...............................        --               --       (6,725)        (6,725)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1996....................      $  3        $ 260,747   $   64,427    $   325,177
                                                 ===========      ========    =========     ==========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED JANUARY 31,
                                                             ------------------------------------
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
OPERATING ACTIVITIES:
Net loss...................................................  $ (418,824)  $ (477,761)  $ (435,607)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation.............................................      42,749       31,020       25,140
  Deferred tax expense.....................................    (285,000)    (320,000)    (310,000)
  Changes in operating assets and liabilities:
     Accounts receivable, net..............................     347,580      (90,287)    (381,035)
     Prepaid expenses and other assets.....................     (71,535)     133,107      (79,464)
     Accounts payable......................................     (71,618)     219,867       25,177
     Accrued salaries and other accrued expenses...........     267,654      (97,440)     533,625
     Deferred compensation payable.........................     322,714      422,285      404,940
     Accrued malpractice liability.........................      50,000      100,000      100,000
     Revenue received in advance...........................          --      135,000           --
                                                             ----------   ----------   ----------
          Net cash provided by (used in) operating
            activities.....................................     183,720       55,791     (117,224)
INVESTING ACTIVITIES:
Purchases of property and equipment........................     (22,904)     (13,208)     (20,228)
                                                             ----------   ----------   ----------
          Net cash used in investing activities............     (22,904)     (13,208)     (20,228)
FINANCING ACTIVITIES:
Purchase of common stock...................................          --      (12,000)      (6,000)
Issuance of common stock...................................      31,201       58,799       36,000
Payment of dividends.......................................      (5,200)      (5,625)      (6,725)
                                                             ----------   ----------   ----------
          Net cash provided by financing activities........      26,001       41,174       23,275
                                                             ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents.......     186,817       83,757     (114,177)
Cash and cash equivalents at beginning of year.............   1,210,933    1,397,750    1,481,507
                                                             ----------   ----------   ----------
Cash and cash equivalents at end of year...................  $1,397,750   $1,481,507   $1,367,330
                                                              =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest.....................  $       --   $       --   $       --
                                                              =========    =========    =========
Cash paid during the year for income taxes.................  $   15,000   $    3,000   $   25,000
                                                              =========    =========    =========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                JANUARY 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Emergency Professional Services, Inc. (the Company) is a professional corporation formed in 1978 that consists of a group of physicians who contract to staff emergency rooms, urgent care centers and physician offices. EPS currently operates in Ohio and Pennsylvania. In addition, EPS staffs a billing office which processes claims for the hospitals served.

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

  Basis of Presentation

     The Company's financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     The carrying amounts of all cash equivalents approximate fair value.

  Property and Equipment

     Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The Company is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting. The Company files its taxes on the modified cash basis.

  Net Revenue

     Net revenue is reported at the established realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are established in the periods the related services are rendered and are adjusted in future periods as final settlements are determined.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physician. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

2. PROPERTY AND EQUIPMENT

     The following is a summary of the Company's property and equipment as of January 31, 1995 and 1996:

                                                                          JANUARY 31,
                                                                     ---------------------
                                                                       1995        1996
                                                                     ---------   ---------
    Furniture and fixtures.........................................  $ 274,364   $ 281,126
    Equipment......................................................     74,142      79,742
    Leasehold improvements.........................................      5,177       5,177
                                                                     ---------   ---------
                                                                       353,683     366,045
    Less: accumulated depreciation.................................   (277,146)   (294,420)
                                                                     ---------   ---------
                                                                     $  76,537   $  71,625
                                                                     =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.

3. PROFIT-SHARING AND 401K PLAN

     The Company has a noncontributory profit-sharing plan and a contributory 401(k) plan (the Plan) for substantially all employees with more than one year of service and 1,000 hours worked who have attained the age of twenty-one. The Company, at the discretion of its Board of Directors, will make contributions to the profit-sharing plan for its eligible employees employed at the last day of the Plan year. Plan expenses for the years ended January 31, 1994, 1995 and 1996 were $372,031, $518,049 and $556,623, respectively. The Company does not match employee contributions to the 401(k) plan.

4. PENSION PLAN

     The Company has a defined contribution pension plan covering substantially all employees with more than one year of service who have attained the age of twenty-one. The Company contributes 10% of each participant's compensation for the year, as defined, to the plan and makes payments based on the same formula directly to the full-time physicians. The total contributions to the pension plan for the years ended January 31, 1994, 1995 and 1996 were $1,162,425, $910,462 and $975,221, respectively.

5. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities were as follows:

                                                                          JANUARY 31,
                                                                    -----------------------
                                                                       1995         1996
                                                                    ----------   ----------
    Deferred tax assets:
      Cash to accrual adjustments.................................  $1,340,000   $1,570,000
                                                                    ----------   ----------
    Gross deferred tax assets.....................................   1,340,000    1,570,000
    Deferred tax liabilities:
      Cash to accrual adjustments.................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Gross deferred tax liabilities................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Net deferred tax liabilities..................................  $  320,000   $   10,000
                                                                     =========    =========

     Income tax benefit was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
    Current:
      Federal...........................................  $  10,500   $  13,125   $  35,000
      State.............................................      1,500       1,875       5,000
                                                          ---------   ---------   ---------
                                                             12,000      15,000      40,000
    Deferred:
      Federal...........................................   (249,375)   (280,000)   (271,250)
      State.............................................    (35,625)    (40,000)    (38,750)
                                                          ---------   ---------   ---------
                                                           (285,000)   (320,000)   (310,000)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
      Federal income tax benefit statutory rate at
         statutory rate.................................  $(235,220)  $(266,139)  $(239,906)
    Add:
      State income taxes, net of federal tax benefit....    (22,523)    (25,163)    (22,275)
      Other.............................................    (15,257)    (13,698)     (7,819)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========

6. OPERATING LEASES

     The Company leases its current office facility under an operating lease agreement which extends through May 31, 1997. The Company also rents storage space on a month-to-month renewal basis.

     Future minimum lease payments for the next two years and in the aggregate are as follows:

    1997......................................................................  $ 83,160
    1998......................................................................    27,720
                                                                                --------
                                                                                $110,880
                                                                                ========

     Total rent expense under all operating leases for the years ended January 31, 1994, 1995 and 1996 was $109,883, $111,083 and $118,995, respectively.

7. DEFERRED COMPENSATION PLAN AND STOCK BONUS PLAN

     Under a deferred compensation plan, the Company is obligated to certain key employees who have completed five years of service. The units of participation are based 90% on compensation and length of service, with the remaining 10% determined at the discretion of the Company. The plan provides a vesting schedule of 10% at six years and 100% after fifteen years of service. The overall deferred compensation is limited to 80% of the Company's net realizable accounts receivable. As of January 31, 1995 and 1996, the aggregate deferred compensation payable was $1,855,423 and $2,260,363, respectively. Payments charged to earnings amounted to $322,717, $422,285 and $404,940 for the years ended January 31, 1994, 1995 and 1996, respectively.

     The Company also adopted a stock bonus plan for certain key employees. The total number of shares awarded as of any anniversary date cannot exceed 25% of the Company's issued and outstanding shares determined as of the date immediately preceding the anniversary date at which the shares are awarded. Any shares which have been awarded under this plan shall be considered issued and outstanding. During the years ended January 31, 1995, 18 shares of common stock were issued under the stock bonus plan at a value of $1,200 per share. During the years ended January 31, 1994 and 1996, no shares of common stock were issued under the stock bonus plan.

8. PROFESSIONAL LIABILITY INSURANCE

     The Company maintains professional liability insurance coverage at each location of $11 million per claim and $11 million in the aggregate. The Company is insured against malpractice losses under a claims-made insurance policy. The Company is currently named as the defendant in various malpractice legal actions. While the outcome of these lawsuits is not presently determinable, it is the opinion of management that the ultimate resolution of these claims will not have a material adverse effect on the financial position or results of operations of the Company.

9. SUBSEQUENT EVENT

     In July 1996, the Company entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                   APRIL 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 2,410,960
  Accounts receivable, net of allowance for doubtful accounts of $1,303,354.....    5,801,218
  Prepaid expenses..............................................................      181,712
                                                                                  -----------
          Total current assets..................................................    8,393,890
Property and equipment, net.....................................................       65,691
Deferred income taxes...........................................................    1,760,000
Other assets....................................................................        9,931
                                                                                  -----------
          Total assets..........................................................  $10,229,512
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   180,080
  Accrued salaries and other accrued expenses...................................    4,550,689
  Deferred income taxes.........................................................    1,680,000
  Revenue received in advance...................................................      135,000
                                                                                  -----------
          Total current liabilities.............................................    6,545,769
Accrued malpractice liability...................................................      750,000
Deferred compensation payable...................................................    2,350,363
Stockholders' equity:
  Common stock, $.01 par value, 500 shares authorized, 266 shares
     issued and outstanding.....................................................            3
  Additional paid-in capital....................................................      263,547
  Retained earnings.............................................................      319,830
                                                                                  -----------
          Total stockholders' equity............................................      583,380
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $10,229,512
                                                                                   ==========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
Net revenue...........................................................  $8,181,737   $7,796,192
Operating expenses:
  Cost of affiliated physician services...............................   5,912,707    5,987,394
  Clinic salaries, wages and benefits.................................     329,918      316,781
  Clinic rent and lease expense.......................................      36,829       22,587
  Clinic supplies.....................................................       9,091        8,576
  Other clinic costs..................................................   1,588,302      915,744
  General corporate expenses..........................................     252,622      362,809
  Depreciation........................................................       6,694        6,898
                                                                        ----------   ----------
     Net operating expenses...........................................   8,136,163    7,620,789
                                                                        ----------   ----------
Income before income taxes............................................      45,574      175,403
Income tax benefit....................................................      20,000       70,000
                                                                        ----------   ----------
Net income............................................................  $   25,574   $  105,403
                                                                         =========    =========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $   25,574   $  105,403
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation........................................................       6,694        6,898
  Deferred tax expense................................................      10,000       60,000
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (84,830)      43,939
     Prepaid expenses and other current assets........................     (54,124)      21,234
     Accounts payable.................................................    (276,717)    (228,124)
     Accrued salaries and other accrued expenses......................   1,876,630      942,444
     Deferred compensation............................................      75,000       90,000
     Malpractice liability............................................      25,000           --
                                                                        ----------   ----------
          Net cash provided by operating activities...................   1,603,227    1,041,794
INVESTING ACTIVITIES:
Purchases of property and equipment...................................      (5,580)        (964)
                                                                        ----------   ----------
          Net cash used in investing activities.......................      (5,580)        (964)
FINANCING ACTIVITIES:
Purchase of common stock..............................................          --      (10,400)
Issuance of common stock..............................................       1,200       13,200
                                                                        ----------   ----------
          Net cash provided by financing activities...................       1,200        2,800
                                                                        ----------   ----------
Net increase in cash and cash equivalents.............................   1,598,847    1,043,630
Cash and cash equivalents at beginning of period......................   1,481,507    1,367,330
                                                                        ----------   ----------
Cash and cash equivalents at end of period............................  $3,080,354   $2,410,960
                                                                         =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest..............................  $       --   $       --
                                                                         =========    =========
Cash paid during the period for income taxes..........................  $       --   $       --
                                                                         =========    =========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                                 APRIL 30, 1996

1. BASIS OF PRESENTATION

     The balance sheet as of April 30, 1996, the statements of income and statements of cash flows for the three months ended April 30, 1995 and 1996, have been prepared by Emergency Professional Services, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of April 30, 1996, and the results of operations and cash flows for the three months ended April 30, 1995 and 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's January 31, 1996 audited financial statements. The results of operations for the periods ended April 30, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          PLAN AND AGREEMENT OF MERGER

     AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER ("Plan of Merger"), made and entered into as of the 11th day of March, 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), CHS MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and CHS MANAGEMENT, INC., a Delaware corporation ("CHS") (the Subsidiary and CHS being sometimes collectively referred to herein as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, the parties to this Plan of Merger are parties to a Plan and Agreement of Merger, dated as of March 11, 1996, which they desire to amend and restate in its entirety as herein set forth;

     WHEREAS, the respective Boards of Directors of MedPartners/Mullikin, the Subsidiary and CHS have approved the merger of the Subsidiary with and into CHS (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each share of Common Stock, par value $0.01 per share, of CHS (the "CHS Common Stock"), not owned directly or indirectly by CHS, will be converted into the right to receive the Merger Consideration (as herein defined) (the CHS Common Stock may be sometimes hereinafter referred to as the "CHS Shares");

     WHEREAS, each of MedPartners/Mullikin, the Subsidiary and CHS desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

SECTION 1.  THE MERGER.

     1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Subsidiary shall be merged with and into CHS at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and CHS shall continue as the surviving corporation (the "Surviving Corporation") as a business corporation incorporated under the laws of the State of Delaware under the name CHS Management, Inc. and shall succeed to and assume all the rights and obligations of the Subsidiary and CHS in accordance with the DGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Section 9.1(a)), but in no event later than June 30, 1996, at the offices of Stroock & Stroock & Lavan, Los Angeles, California, unless another date or place is agreed to in writing by the parties hereto.

     1.3 Effective Time. Subject to the provisions of this Plan of Merger, CHS and the Subsidiary shall file a Certificate of Merger (the "Certificate of Merger") executed by CHS in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as the Subsidiary and CHS shall agree should be specified in the Certificate of Merger (the "Effective Time").

     1.4 Effect of the Merger.  The Merger shall have the effects set forth in
Section 259 of the DGCL.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of CHS Common Stock or any shares of capital stock of the Subsidiary:

          (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock. Each share of CHS Common Stock that is owned by CHS or by any subsidiary of CHS shall automatically be cancelled and retired and shall cease to exist, and none of the Common Stock, par value $.001 per share, of MedPartners/Mullikin ("MedPartners/Mullikin Common Stock"), cash or other consideration shall be delivered in exchange therefor.

          (c) Conversion of CHS Shares. In the Merger, all of the CHS Shares (other than Dissenting Shares) shall be converted into the right to receive that number of shares of MedPartners/Mullikin Common Stock equal to the Merger Consideration (as defined herein). All such shares of MedPartners/ Mullikin Common Stock shall be fully paid and nonassessable and are hereinafter sometimes referred to as the "MedPartners/Mullikin Shares". Upon such conversion, all such CHS Shares shall be cancelled and cease to exist, and each holder thereof shall cease to have any rights with respect thereto other than the right to receive MedPartners/Mullikin Shares issued in exchange therefor on the terms provided herein.

          "Merger Consideration" means 1,288,245 MedPartners/Mullikin Shares (that number of MedPartners/Mullikin Shares (rounded to the nearest whole share) equal to $40,000,000 divided by $31.05 (the "Initial MedPartners/Mullikin Trading Price"), unless (i) the Final MedPartners/Mullikin Trading Price is less than $27.95, in which case it means $40,000,000 divided by the lesser of (x) the Final MedPartners/Mullikin Trading Price and (y) $27.95 (the number equal to 90% of the Initial MedPartners/Mullikin Trading Price) or (ii) the Final MedPartners/Mullikin Trading Price is greater than $34.16 (110% of the Initial MedPartners/Mullikin Trading Price), in which case it means $40,000,000 divided by the greater of (A) the Final MedPartners/Mullikin Trading Price and (B) $34.16. "Initial MedPartners/Mullikin Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners/Mullikin Common Stock for the five consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") immediately preceding the date of the Plan of Merger and "Final MedPartners/Mullikin Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded ending at the close of trading on the second trading day immediately preceding the date on which the stockholders of CHS meet to consider the Merger.

          (d) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, CHS Shares outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time of the Merger into the right to receive the

     Merger Consideration pursuant to Section 2.1(c) and the cash in lieu of fractional shares of MedPartners/Mullikin Common Stock specified in Section 2.2(e).

          (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time MedPartners/ Mullikin shall have declared a stock split (including a reverse split) of MedPartners/ Mullikin Common Stock or a dividend payable in MedPartners/Mullikin Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of MedPartners/Mullikin Common Stock with respect to their MedPartners/Mullikin Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Merger Consideration shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

     2.2 Exchange of Certificates. (a) Exchange Agent. In the event that the outstanding CHS Shares are not exchanged at the Closing, prior to the Effective Time, MedPartners/Mullikin shall enter into an agreement with Chemical Mellon Shareholder Services, L.L.C., New York, New York (the "Exchange Agent"), which provides that MedPartners/Mullikin shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of CHS Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of MedPartners/Mullikin Common Stock (such shares of MedPartners/Mullikin Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding CHS Shares.

     (b) Exchange Procedures. As soon as reasonably practicable, but no later than ten business days, after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding CHS Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MedPartners/Mullikin may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of MedPartners/ Mullikin Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of MedPartners/Mullikin Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of CHS Shares which is not registered in the transfer records of CHS, a certificate representing the proper number of shares of MedPartners/Mullikin Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of MedPartners/Mullikin Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of MedPartners/Mullikin that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of MedPartners/Mullikin Common Stock and cash in lieu of any fractional shares of MedPartners/Mullikin Common Stock as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of MedPartners/Mullikin Common Stock. To the extent permitted by law, former stockholders of record of CHS shall be entitled to vote after the Effective Time at any meeting of MedPartners/Mullikin stockholders the number of whole shares of MedPartners/ Mullikin Common Stock into which their respective CHS Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing MedPartners/Mullikin Common Stock in accordance with this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to MedPartners/Mullikin Common Stock with a record date after the Effective Time shall be paid to

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the holder of any unsurrendered Certificate with respect to the shares of
MedPartners/Mullikin Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section
2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of MedPartners/Mullikin Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of MedPartners/Mullikin Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MedPartners/Mullikin Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of MedPartners/Mullikin Common Stock.

     (d) No Further Ownership Rights in CHS Shares. All shares of MedPartners/Mullikin Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the CHS Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Section 2, except as otherwise provided by law.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of MedPartners/ Mullikin Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of MedPartners/ Mullikin. Notwithstanding any other provision of this Plan of Merger, each holder of shares of CHS Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of MedPartners/Mullikin Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of MedPartners/Mullikin Common Stock multiplied by the Final MedPartners Trading Price or such other divisor as shall be used pursuant to Section 2.1(c).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to MedPartners/ Mullikin, upon demand, and any holders of the Certificates who have not theretofore complied with this
Section 2 shall thereafter look only to MedPartners/Mullikin for payment of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock and any dividends or distributions with respect to MedPartners/Mullikin Common Stock.

     (g) No Liability. None of MedPartners/Mullikin, the Subsidiary, CHS or the Exchange Agent shall be liable to any person in respect of any shares of MedPartners/Mullikin Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the end of the applicable period after the Effective Time under escheat laws (or immediately prior to such earlier date on which any shares of MedPartners/Mullikin Common Stock, any cash in lieu of fractional shares of MedPartners/Mullikin Common Stock or any dividends or distributions with respect to MedPartners/Mullikin Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by MedPartners/Mullikin, on a daily basis. Any interest and other income resulting from such investments shall be paid to MedPartners/Mullikin.

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     2.3 Certificate of Incorporation of Surviving Corporation.  The Certificate
of Incorporation of the Subsidiary, effective immediately following the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

     2.4 By-laws of the Surviving Corporation. The By-laws of the Subsidiary shall be the By-laws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the said By-laws.

     2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of the Subsidiary and CHS shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in this Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

     2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its stockholders, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to CHS to the extent not inconsistent with the terms of this Plan of Merger.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF CHS.

     CHS hereby represents and warrants to MedPartners/Mullikin and the Subsidiary as follows:

          3.1 Organization, Existence and Good Standing. CHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CHS has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. CHS does not, and has not within the two years immediately preceding the date of this Plan of Merger owned, directly or indirectly, any shares of MedPartners/Mullikin Common Stock or Common Stock of the Subsidiary.

          3.2 CHS Capital Stock. CHS's authorized capital consists of (i) 180,000 shares of Common Stock, par value $0.01 per share, of which 48,844 shares are issued and outstanding as of the date of this Plan of Merger and no shares are held in treasury and (ii) 20,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. All of the issued and outstanding CHS Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered to MedPartners/Mullikin by CHS at the time of the execution and delivery of this Plan of Merger (the "CHS Disclosure Schedule"), there are no options, warrants, or similar rights granted by CHS or any other agreements to which CHS is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the CHS Shares. CHS has not made any distributions to any holders of CHS Shares or participated in or effected any issuance, exchange or retirement of CHS Shares, or otherwise changed the equity interests of holders of CHS Shares in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any CHS Shares that CHS has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

          3.3 Subsidiaries. Except as set forth on Exhibit 3.3, CHS does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Except as set

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

     forth on Exhibit 3.3 to the CHS Disclosure Schedule, CHS does not own an equity interest in, and such entity does not control, directly or indirectly, any other joint venture or partnership.

          3.4 Foreign Qualifications. CHS is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business or operations.

          3.5 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, CHS has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all action required by its Certificate of Incorporation, By-laws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. Except as set forth on Exhibit 3.5 to the CHS Disclosure Schedule, the execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of the Certificate of Incorporation or By-laws of CHS or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which CHS is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated would have a material adverse effect on CHS. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of CHS.

          3.6 CHS Financial Information. CHS has heretofore furnished MedPartners/Mullikin with a true and complete copy of unaudited financial statements from August 3, 1995 (inception) through December 31, 1995. The financial statements, together with the notes thereto reflect all known liabilities of CHS, fixed or contingent, required to be stated therein, and present fairly the financial condition of CHS at said dates and the results of operations and cash flows of CHS for the periods then ended. The balance sheet of CHS at December 31, 1995, is herein sometimes referred to as the "CHS Balance Sheet".

          3.7 Contracts, etc. (a) All material contracts, leases, agreements and arrangements to which CHS is a party are legally valid and binding in accordance with their terms and in full force and effect and CHS has provided MedPartners/Mullikin with copies of all such documents. To the knowledge of CHS, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements, and, to the knowledge of CHS, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on CHS.

          (b) Except as set forth on Exhibit 3.7 to the CHS Disclosure Schedule, no contract or agreement to which CHS is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated, would not have a material adverse effect on CHS. Set forth on Exhibit 3.7 to the CHS Disclosure Schedule is a list of all material contracts to which CHS is a party which cannot be terminated on 90 days notice, without cause.

          (c) Except as set forth on Exhibit 3.7 to the CHS Disclosure Schedule, CHS has not granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets (excluding liens described in Section 3.8) or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

          (d) Each of Community Medical Group of the West Valley ("CMG") and Health Source Medical Group, Inc. ("HS Medical") has provided MedPartners/Mullikin with access to information concerning material contracts and arrangements between CMG or HS Medical and any managed care payors.

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

          3.8 Properties and Assets. CHS owns or leases all of the real and personal property included in the CHS Balance Sheet (except assets recorded under capital lease obligations and such property as has been disposed of during the ordinary course of CHS's business since the date of the CHS Balance Sheet), free and clear of any liens, claims, charges, exceptions or encumbrances, except for those (i) if any, which in the aggregate are not material and which do not materially affect continued use of such property, or (ii) which are set forth in Exhibit 3.8 to the CHS Disclosure Schedule.

          3.9 Legal Proceedings. Except as listed on Exhibit 3.9 to the CHS Disclosure Schedule, there are no actions, suits or proceedings pending or, to the knowledge of CHS, threatened against CHS, at law or in equity, relating to or affecting CHS, including the Merger. CHS does not know or have any reasonably grounds to know of any justification for any such action, suit or proceeding.

          3.10 Subsequent Events. Except as set forth on Exhibit 3.10 to the CHS Disclosure Schedule or as contemplated by this Plan of Merger, CHS has not, since the date of the CHS Balance Sheet:

             (a) Incurred any material adverse change.

             (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the CHS Balance Sheet or (ii) liabilities incurred since the date of the CHS Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on CHS.

             (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on CHS, except as may have been required due to income or operations of CHS since the date of the CHS Balance Sheet.

             (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the business or financial condition of CHS.

             (e) Sold or transferred any of the assets material to the business of CHS, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

             (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by CHS to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

             (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

             (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities.

          3.11 Accounts Receivable. Since the date of the CHS Balance Sheet, CHS has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. CHS is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on CHS.

          3.12 Tax Returns. CHS has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on CHS. CHS has made all payments shown as due on such returns. CHS has not been notified that any tax returns of CHS are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by CHS for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

          3.13 Employee Benefit Plans; Employment Matters. (a) Except as set forth on Exhibit 3.13(a) to the CHS Disclosure Schedule, CHS has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans listed on Exhibit 3.13(a) (individually, a "CHS Plan" and collectively, the "CHS Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by CHS has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the CHS Plans that is not subject to a statutory or regulatory exception and that could have a material adverse effect on CHS. No "reportable event" (as defined in ERISA, but excluding any event for which notice is waived under the ERISA regulations) has occurred with respect to any of the CHS Plans which is subject to Title IV of ERISA. CHS has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

          (b) Except as disclosed in the CHS Documents or as set forth on
     Exhibit 3.13(b) to the CHS Disclosure Schedule, CHS is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $25,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

          3.14 Compliance with Laws in General.  Except as set forth on Exhibit
     3.14 to the CHS Disclosure Schedule, CHS has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by CHS which, if it were determined that a violation had occurred, would have a material adverse effect on CHS.

          3.15 Regulatory Approvals. Except as set forth on Exhibit 3.15 to the CHS Disclosure Schedule, CHS holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as presently proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on CHS. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of CHS are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on CHS. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of CHS, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws, the consummation of the Merger will not violate any law or restriction to which CHS is subject which, if violated, would have a material adverse effect on CHS.

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

          3.16 Commissions and Fees. Except for fees payable to Sutro & Co. pursuant to the engagement letter, dated August 15, 1995, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against MedPartners/Mullikin resulting from any action taken by CHS or its officers, Directors or agents, or any of them.

          3.17 Retirement or Re-Acquisition of MedPartners/Mullikin Common Stock. CHS is not a party to any agreement the effect of which would be to require MedPartners/Mullikin directly or indirectly to retire or re-acquire all or part of the shares of MedPartners/Mullikin Common Stock issued pursuant to Section 2.1 hereof.

          3.18 Disposition of Assets of Surviving Corporation. CHS is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

          3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding CHS Shares entitled to vote thereon is the only vote of the holders of any class or series of CHS capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

          3.20 No Untrue Representations. No representation or warranty by CHS in this Plan of Merger, and no Exhibit or certificate issued by CHS and furnished or to be furnished to MedPartners/Mullikin pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY.

     The Subsidiary and MedPartners/Mullikin, jointly and severally, hereby represent and warrant to CHS as follows:

          4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $1.00 per share, all of which shares are issued and registered in the name of MedPartners/Mullikin. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any CHS Shares.

          4.2 Power and Authority. The Subsidiary has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of the Subsidiary, or any agreement, instrument, order, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary.

          4.3 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by this Plan of Merger resulting from any action taken by the Subsidiary or any of its officers, Directors or agents.

          4.4 No Subsidiaries. The Subsidiary does not own stock in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

          4.5 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

          4.6 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN.

     MedPartners/Mullikin hereby represents and warrants to CHS as follows:

          5.1 Organization, Existence and Good Standing. MedPartners/Mullikin is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. MedPartners/Mullikin has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. MedPartners/Mullikin is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has MedPartners/Mullikin within such time owned, directly or indirectly, any CHS Shares.

          5.2 MedPartners/Mullikin Capitalization. MedPartners/Mullikin has an authorized capitalization of 9,500,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and no shares are held in treasury, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding and no shares are held in treasury and 75,000,000 shares of Common Stock, par value $.001 per share, of which 50,133,936 shares were issued and outstanding at March 6, 1996, and no shares are held in treasury. All of the issued and outstanding shares of MedPartners/Mullikin Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the MedPartners/Mullikin Disclosure Schedule (as herein defined), and except as described on Exhibit 5.2 to the MedPartners/Mullikin Disclosure Schedule delivered to CHS at the time of the execution and delivery of this Plan of Merger (the "MedPartners/Mullikin Disclosure Schedule"), there are no options, warrants or similar rights granted by MedPartners/Mullikin or any other agreements to which MedPartners/Mullikin is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of MedPartners/Mullikin Common Stock. MedPartners/Mullikin has not made any distributions to any holder of MedPartners/Mullikin Common Stock or participated in or effected any issuance, exchange or retirement of MedPartners/Mullikin Common Stock, or otherwise changed the equity interests of holders of MedPartners/Mullikin Common Stock, in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any shares of MedPartners/Mullikin Common Stock that MedPartners/Mullikin has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

          5.3 MedPartners/Mullikin Common Stock. On the Closing Date, MedPartners/Mullikin will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of CHS Shares in accordance with the provisions of this Plan of Merger. The MedPartners/Mullikin Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) listed on the NYSE, upon official notice of issuance.

          5.4 Subsidiaries.  (a) Attached as Exhibit 5.4 to the
     MedPartners/Mullikin Disclosure Schedule is a list of all subsidiaries of MedPartners/Mullikin (individually, a "MedPartners/Mullikin Subsidiary",

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     and collectively, the "MedPartners/Mullikin Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 5.4, MedPartners/Mullikin does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization.

          (b) Except as set forth on Exhibit 5.4, neither MedPartners/Mullikin nor any MedPartners/ Mullikin Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

          5.5 Organization, Existence and Good Standing of MedPartners/Mullikin Subsidiaries. Each MedPartners/Mullikin Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each MedPartners/Mullikin Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

          5.6 Foreign Qualifications. MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on MedPartners/Mullikin.

          5.7 Subsidiary Common Stock. MedPartners/Mullikin owns, beneficially and of record, all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of the Subsidiary (the "Subsidiary Common Stock"), which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. MedPartners/Mullikin has the corporate power to endorse and surrender such shares of Subsidiary Common Stock for conversion pursuant to this Plan of Merger. MedPartners/Mullikin has, or will by the Effective Time have, taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

          5.8 Power and Authority. MedPartners/Mullikin has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or By-laws of MedPartners/Mullikin, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners/Mullikin is a party or by which it is bound, or violate any restrictions of any kind to which MedPartners/Mullikin is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of MedPartners/Mullikin.

          5.9 MedPartners/Mullikin Public Information. MedPartners/Mullikin has heretofore furnished Seller with its Registration Statement on Form S-1 (Registration No. 333-1130) relating to the offer and sale of 8,250,000 shares of MedPartners/Mullikin Common Stock (the "MedPartners/Mullikin S-1 Registration Statement"). As of the filing date of the MedPartners/Mullikin S-1 Registration Statement, the MedPartners/Mullikin S-1 Registration Statement did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the filing date of the MedPartners/Mullikin S-1 Registration Statement, the descriptions of the business, operations and financial condition of MedPartners/Mullikin complied in all material respects with the applicable requirements of the Securities Act. Since such filing date, MedPartners/Mullikin has not experienced any material adverse change in its business operations or financial condition. The financial statements contained in the MedPartners/Mullikin S-1 Registration Statement, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of MedPartners/Mullikin, including all

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     known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of MedPartners/Mullikin at such date and the consolidated results of operations and cash flows of MedPartners/Mullikin for the periods then ended. The consolidated balance sheet of MedPartners/ Mullikin at December 31, 1995, included in the MedPartners/Mullikin S-1 Registration Statement is herein sometimes referred to as the "MedPartners/Mullikin Balance Sheet".

          5.10 Legal Proceedings. There is no pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting MedPartners/Mullikin or the transactions contemplated by this Plan of Merger for which MedPartners/Mullikin is uninsured or which, if resolved adversely to MedPartners/Mullikin, would have a material adverse effect on MedPartners/ Mullikin and, to the knowledge of MedPartners/Mullikin, no basis for any such action exists.

          5.11 Subsequent Events. Except as set forth on Exhibit 5.11 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin has not, since the date of the MedPartners/Mullikin Balance Sheet:

             (a) Incurred any material adverse change.

             (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the MedPartners/Mullikin Balance Sheet or (ii) liabilities incurred since the date of the MedPartners/Mullikin Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on MedPartners/Mullikin.

             (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on MedPartners/Mullikin, except as may have been required due to income or operations of MedPartners/Mullikin since the date of the MedPartners/Mullikin Balance Sheet.

             (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of MedPartners/Mullikin.

             (e) Sold or transferred any of the assets material to the consolidated business of MedPartners/ Mullikin, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business.

             (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by MedPartners/Mullikin to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent.

             (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections of this Plan of Merger.

             (h) Issued any stock, bonds or other securities or any options or rights to purchase any of its securities (other than stock issued upon the exercise of outstanding options under MedPartners/ Mullikin's stock option plans or stock options under such plans and the merger transaction with Pacific Physician Services, Inc. described in the MedPartners/Mullikin S-1 Registration Statement).

          5.12 Compliance with Laws in General. MedPartners/Mullikin has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or

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

     violation of any such law, regulation or ordinance has been received by MedPartners/Mullikin which, if it were determined that a violation had occurred, would have a material adverse effect on MedPartners/ Mullikin.

          5.13 Regulatory Approvals. Except as disclosed in the MedPartners/Mullikin S-1 Registration Statement or in Exhibit 5.18 to the MedPartners/Mullikin Disclosure Schedule, MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary, as applicable, holds all licenses, certificates of need and other regulatory approvals required or necessary to be applied for or obtained in connection with its business as presently conducted or as proposed to be conducted, except where the failure to obtain such license, certificate of need or regulatory approval would not have a material adverse effect on MedPartners/Mullikin. All such licenses, certificates of need and other regulatory approvals relating to the business, operations and facilities of MedPartners/Mullikin and each MedPartners/Mullikin Subsidiary are in full force and effect, except where any failure of such license, certificate of need or regulatory approval to be in full force and effect would not have a material adverse effect on MedPartners/Mullikin. Any and all past litigation concerning such licenses, certificates of need and regulatory approvals, and all claims and causes of action raised therein, has been finally adjudicated. No such license, certificate of need or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of MedPartners/Mullikin, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate of need, or regulatory approval. Subject to compliance with applicable securities laws, the consummation of the Merger will not violate any law or restriction to which MedPartners/Mullikin is subject which, if violated, would have a material adverse effect on MedPartners/Mullikin.

          5.14 Investment Intent. MedPartners/Mullikin is acquiring the CHS Shares hereunder for its own account and not with a view to the distribution or sale thereof, and MedPartners/Mullikin has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the CHS Shares to any other person, firm or corporation.

          5.15 Commissions and Fees. There are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by this Plan of Merger resulting from any action taken by MedPartners/Mullikin or any of its officers, Directors or agents.

          5.16 Retirement or Re-Acquisition of MedPartners/Mullikin Common Stock. MedPartners/Mullikin has not agreed directly or indirectly to retire or re-acquire all or part of the shares of MedPartners/ Mullikin Common Stock issued pursuant to Section 2.1 hereof.

          5.17 Disposition of Assets of Surviving
     Corporation. MedPartners/Mullikin does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

          5.18 Managed Care Arrangements. MedPartners/Mullikin has provided CHS with access to information concerning material contracts, agreements and arrangements between MedPartners/Mullikin and any managed care payors, each of which is legally valid and binding in accordance with their terms and in full force and effect. To the knowledge of MedPartners/Mullikin, all parties to such contracts, agreements and arrangements have complied with the provisions of such contracts, agreements and arrangements, and to the knowledge of MedPartners/Mullikin, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity of the contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on MedPartners/Mullikin.

          5.19 No Untrue Representations. No representation or warranty by MedPartners/Mullikin in this Plan of Merger, and no Exhibit or certificate issued by MedPartners/Mullikin and furnished or to be furnished to CHS pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

SECTION 6.  ACCESS TO INFORMATION AND DOCUMENTS.

     6.1 Access to Information. (a) Between the date hereof and the Closing Date, CHS will give to MedPartners/Mullikin and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish MedPartners/Mullikin with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. CHS will disclose and make available to MedPartners/ Mullikin and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of CHS. In addition, CHS shall make available to MedPartners/Mullikin all such banking, investment and financial information as shall be necessary to allow for the efficient integration of CHS's banking, investment and financial arrangements with those of MedPartners/Mullikin at the Effective Time.

     (b) In connection with the foregoing, CHS acknowledges that it is a condition to the consummation of the Merger that the consent of MedPartners/Mullikin's Required Lenders hereunder be obtained as contemplated by
Section 9.2(h) of this Plan of Merger, and that in connection with the obtaining of such consent, MedPartners/Mullikin will be required to provide certain information and make certain representations and warranties about CHS and its business and CMG and HS Medical. CHS hereby agrees that it shall provide, and use its reasonable best efforts to cause CMG and HS Medical to provide MedPartners/Mullikin with such information and documentation as MedPartners/Mullikin shall reasonably request in order to obtain such consent.

     6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Evaluation Material" under the terms of the Confidentiality Agreement, dated November 8, 1995, between CHS and MedPartners/ Mullikin (the "Confidentiality Agreement").

     6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

     (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 7.  COVENANTS.

     7.1 Preservation of Business. CHS will use its reasonable best efforts to preserve the business organization of CHS intact, to keep available to MedPartners/Mullikin and the Surviving Corporation the services of the present employees of CHS, and to preserve for MedPartners/Mullikin and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with CHS.

     7.2 Material Transactions. Prior to the Effective Time, CHS will not (other than as contemplated by the terms of the Plan of Merger and the related documents, and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described on

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

Exhibit 7.2 to the CHS Disclosure Schedule which do not vary materially from the terms set forth on such Exhibit 7.2), without first obtaining the written consent of MedPartners/Mullikin:

          (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of CHS, other than in the ordinary course of business or as otherwise disclosed herein.

          (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to CHS except as provided herein.

          (c) Enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $100,000.

          (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of CHS.

          (e) Make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with CHS's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan.

          (f) Extend credit to anyone other than HS Medical or CMG except in the ordinary course of business consistent with prior practices.

          (g) Guarantee the obligation of any person, firm or corporation other than HS Medical or CMG, except in the ordinary course of business consistent with prior practices.

          (h) Amend its Certificate of Incorporation or By-laws.

          (i) Take any action of a character described in Section 3.10(a) to 3.10(h), inclusive.

     7.3 Meeting of CHS Stockholders. CHS will take all steps necessary in accordance with its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of CHS (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to its stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use its reasonable, good faith efforts to obtain the approval by its stockholders of this Plan of Merger and the transactions contemplated hereby.

     7.4 Registration Statement. (a) MedPartners/Mullikin shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, but in any event within 30 days, a Registration Statement on Form S-4 with respect to the shares of MedPartners/Mullikin Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of CHS (the "Proxy Statement") containing the information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). MedPartners/Mullikin shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. MedPartners/Mullikin shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. MedPartners/Mullikin shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. MedPartners/Mullikin shall provide CHS with copies of all filings made pursuant to this Section 7.4 and shall consult with CHS on responses to any comments made by the Staff of the SEC with respect thereto.

     (b) The information specifically designated as being supplied by CHS for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of CHS Common Stock, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by CHS for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of CHS Common Stock, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to CHS, or its officers or Directors, should be discovered by CHS which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CHS shall promptly inform MedPartners/Mullikin. All documents, if any, that CHS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of CHS Common Stock, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Proxy Statement to be sent to the holders of CHS Common Stock in connection with the Stockholders Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of CHS Common Stock, at the time of the Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to MedPartners/Mullikin or its officers or Directors, should be discovered by MedPartners/Mullikin which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MedPartners/Mullikin shall promptly inform CHS and shall promptly file such amendment to the Registration Statement. All documents that MedPartners/Mullikin is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Prior to the Closing Date, MedPartners/Mullikin shall use its reasonable, good faith efforts to cause the shares of MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the MedPartners/Mullikin Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

     (e) Prior to the Closing Date, MedPartners/Mullikin shall file a Subsequent Listing Application with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger, and shall cause such shares of MedPartners/Mullikin Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

     (f) CHS shall furnish all information to MedPartners/Mullikin with respect to CHS as MedPartners/ Mullikin may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with MedPartners/Mullikin in the preparation and filing of such documents.

     7.5 Exemption from State Takeover Laws. CHS shall take all reasonable steps necessary and within its power to exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of CHS's Board of Directors.

     7.6 HSR Act Compliance. MedPartners/Mullikin and CHS shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. MedPartners/ Mullikin and CHS will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

     7.7 Public Disclosures. MedPartners/Mullikin and CHS will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to MedPartners/Mullikin and CHS, promptly upon execution and delivery of this Plan of Merger.

     7.8 Resignation of CHS Directors. On or prior to the Closing Date, CHS shall deliver to MedPartners/ Mullikin evidence satisfactory to MedPartners/Mullikin of the resignation of the Directors of CHS, such resignations to be effective on the Closing Date.

     7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which they have knowledge which would cause any material change in or material addition to any Exhibit to its Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

     7.10 No Solicitations. Either MedPartners/Mullikin or CHS may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire such party upon a merger, purchase of assets, purchase of or tender offer for shares of its Common Stock or similar transaction (an "Acquisition Transaction"), if the Board of Directors of MedPartners/Mullikin or CHS, as the case may be, determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, MedPartners/ Mullikin or CHS shall not, and will direct each officer, Director, employee, representative and agent of such party not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than MedPartners/Mullikin or an affiliate or associate or agent of MedPartners/Mullikin) concerning any merger, sale of assets, sale of or tender offer for its shares or similar transactions involving such party. Such party shall promptly notify the other party if it shall, on or after the date hereof, have entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction involving such party, such notification to include the identity of such third party and the proposed terms of such possible Acquisition Transaction.

     7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of CHS, MedPartners/ Mullikin and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of CHS or MedPartners/Mullikin to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of CHS or MedPartners/Mullikin to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

     7.12 Accounting Methods. Neither MedPartners/Mullikin nor CHS shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

     7.13 Pooling and Tax-Free Reorganization Treatment.  Neither
MedPartners/Mullikin nor CHS shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.14 Affiliate and Pooling Agreements. MedPartners/Mullikin and CHS will each use their respective reasonable, good faith efforts to cause each of their respective Directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to MedPartners/Mullikin as soon as practicable an agreement in the form attached hereto as Exhibit 7.14 relating to the disposition of shares of CHS Common Stock and shares of MedPartners/Mullikin Common Stock held by such person and the shares of MedPartners/Mullikin Common Stock issuable pursuant to this Plan of Merger.

     7.15 Cooperation. (a) MedPartners/Mullikin and CHS shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

     (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of MedPartners/Mullikin and CHS shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby Each of MedPartners/ Mullikin and CHS will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

     7.16 Publication of Combined Results. MedPartners/Mullikin agrees that within 30 days after the end of the first full calendar month following the Effective Time, MedPartners/Mullikin shall cause publication of the combined results of operations of MedPartners/Mullikin and CHS, provided however that such period shall be tolled for such period as the financial statements required for the preparation of such financial statements for such publication are not reasonably available to MedPartners/Mullikin. For purposes of this Section 7.16, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

     7.17 Tax Opinions. Counsel for each of MedPartners/Mullikin and CHS shall render opinions as to the federal income tax consequences of the Merger, which opinions shall be filed as Exhibits to the

Registration Statement. Each of MedPartners/Mullikin and CHS agrees that it shall provide certificates containing reasonable representations to such counsel in connection with the rendering of such opinions.

SECTION 8.  TERMINATION, AMENDMENT AND WAIVER.

     8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of CHS Common Stock:

          (a) by mutual written consent of MedPartners/Mullikin, the Subsidiary and CHS;

          (b) by either MedPartners/Mullikin or CHS;

             (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of CHS Common Stock shall not have been obtained;

             (ii) if the Merger shall not have been consummated on or before June 30, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

             (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

             (v) if either MedPartners/Mullikin or CHS gives notice of termination pursuant to Section 7.9;

          (c) by either MedPartners/Mullikin or CHS in the event that (i) all of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the Merger set forth in Section 9.2 (in the case of MedPartners/Mullikin) or Section 9.3 (in the case of CHS) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii);

          (d) By CHS, if CHS's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of CHS Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or
     (iii) resolved to do any of the foregoing;

          (e) By either MedPartners/Mullikin or CHS, if the condition set forth in Section 9.1(f)(i) is not satisfied by June 30, 1996; or

          (f) By CHS if either (i) the average of the closing price for shares of MedPartners/Mullikin Common Stock for any 10 consecutive trading days on which such shares are actually traded on the NYSE or (ii) the Final MedPartners Trading Price, is less than 80% of the Initial MedPartners Trading Price.

          (g) By MedPartners/Mullikin, if the holders of more than 10% of the CHS Shares shall have given proper written demand for appraisal of the value of such CHS Shares as provided in Section 262 of the DGCL before the taking of a vote on the Merger at the Stockholders Meeting.

     8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

     8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of CHS Shares; provided, however, that after any such approval, there shall be made no amendment that pursuant to Section 251(d) of the DGCL requires further approval by such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

     8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of MedPartners/Mullikin, the Subsidiary or CHS, action by its Board of Directors or the duly authorized designee of the Board of Directors.

     8.6 Expenses. All costs and expenses incurred in connection with the Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that if the Merger is consummated, by reason thereof, MedPartners/Mullikin will indirectly bear the expenses incurred by CHS, which expenses may be paid by CHS at Closing with the prior approval thereof by MedPartners/Mullikin.

SECTION 9.  CONDITIONS TO CLOSING.

     9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by MedPartners/Mullikin, the Subsidiary and CHS):

          (a) None of MedPartners/Mullikin, the Subsidiary or CHS nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of MedPartners/Mullikin effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of CHS, taken as a whole.

          (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

          (c) The holders of shares of CHS Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

          (d) The shares of MedPartners/Mullikin Common Stock to be issued in connection with the Merger shall have been listed on the NYSE, upon official notice of issuance, and shall have been issued

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

     in transactions qualified or exempt from registration under applicable securities or Blue Sky laws of such states and territories of the United States as may be required.

          (e) MedPartners/Mullikin and CHS shall each have received a letter from Ernst & Young, LLP dated not later than (i) June 30, 1996, (ii) the date of the mailing of the Proxy Statement and (iii) the Closing Date to the effect that the Merger shall qualify for "pooling of interests" accounting treatment if consummated in accordance with the Plan of Merger.

          (f) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

          (g) MedPartners/Mullikin, the Subsidiary and CHS shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which such parties are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to MedPartners/Mullikin or CHS, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

     9.2 Conditions to Obligations of MedPartners/Mullikin and the Subsidiary. The obligations of MedPartners/ Mullikin and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by MedPartners/Mullikin and the Subsidiary):

          (a) Each of the agreements of CHS to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and CHS shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of CHS set forth in Section 3.10(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. The representations and warranties of CHS set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that CHS shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by MedPartners/Mullikin) under Section 7.2 or otherwise permitted herein. MedPartners/Mullikin and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of CHS, dated the Closing Date, certifying in such detail as MedPartners/Mullikin and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

          (c) MedPartners/Mullikin and the Subsidiary shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary to allow the Surviving Corporation to operate CHS's business, unless the failure to obtain such transfer or approval would not have a material adverse effect on CHS.

          (d) MedPartners/Mullikin shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code of which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, CHS and the Subsidiary.

          (e) MedPartners/Mullikin shall have received an opinion from Stroock & Stroock & Lavan substantially to the effect set forth in Exhibit 9.2(e) hereto.

          (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          (g) MedPartners/Mullikin shall have received "Affiliate Letters" as provided in Section 7.14 herein from each of the affiliates of CHS.

          (h) The Required Lenders (as defined in the Revolving Credit and Reimbursement Agreement, dated as of November 21, 1995, among MedPartners/Mullikin and NationsBank of Georgia, N.A., as agent for the parties thereto shall, in their sole discretion, have approved the Merger and the transactions contemplated by the Merger.

          (i) MedPartners/Mullikin shall have acquired substantially all of the assets of New Management pursuant to the Agreement to Purchase Assets of even date herewith.

          (j) The employment agreements between CHS and its officers shall have been amended on a basis satisfactory to MedPartners/Mullikin to reflect their new positions and titles and such other provisions as may be agreed upon.

     9.3 Conditions to Obligations of CHS. The obligations of CHS to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by CHS):

          (a) Each of the agreements of MedPartners/Mullikin and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and MedPartners/Mullikin and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

          (b) The representations and warranties of MedPartners/Mullikin set forth in Section 5.13(a) shall be true and correct as of the date of the Plan of Merger and as of the Closing Date. The representations and warranties of MedPartners/Mullikin set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). CHS shall have been furnished with a certificate, executed by duly authorized officers of MedPartners/Mullikin and the Subsidiary, dated the Closing Date, certifying in such detail as CHS may reasonably request as to the fulfillment of the foregoing conditions.

          (c) CHS shall have received an opinion from Stroock & Stroock & Lavan to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code which opinion may be based upon reasonable representations of fact provided by officers of MedPartners/Mullikin, CHS and the Subsidiary.

          (d) CHS shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, substantially to the effect set forth in Exhibit 9.3(d) hereto.

          (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Plan of Merger shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

          (f) MedPartners/Mullikin shall have acquired substantially all of the assets of New Management pursuant to the Agreement to Purchase Assets of even date herewith.

SECTION 10.  MISCELLANEOUS.

     10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

     10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

          If to MedPartners/Mullikin:

           MedPartners/Mullikin, Inc.
           3000 Galleria Tower, Suite 1000
           Birmingham, Alabama 35244
           Facsimile: (205) 733-1568
           J. Brooke Johnston, Jr., Esq.
           Senior Vice President and General Counsel

          with a copy to:

           F. Hampton McFadden, Jr., Esq.
           Haskell Slaughter Young & Johnston,
           Professional Association
           1200 AmSouth/Harbert Plaza
           1901 Sixth Avenue North
           Birmingham, Alabama 35203
           Facsimile: (205) 324-1133

          If to CHS:

           CHS Management, Inc.
           4505 Las Virgenes Road, Suite 105
           Calabasas, California 90302
           Facsimile: (818) 880-4394

          with a copy to:

           David L. Gersh, Esq.
           Stroock & Stroock & Lavan
           2029 Century Park East, Suite 1800
           Los Angeles, California 90067
           Facsimile: (310) 556-5959

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

     10.4 Indemnification. MedPartners/Mullikin and Subsidiary agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of CHS as provided in their respective certificates or articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms. The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each such indemnified party and each such indemnified party's heirs and representatives.

     10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

     10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

     10.7 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with CHS or MedPartners/Mullikin, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) changes in applicable law, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by CHS with the consent of MedPartners/Mullikin; provided, however, that no such charges or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger. Moreover, it shall not be deemed a "material adverse change" or "material adverse effect" so long as future financial performance shall be consistent with discussions between the parties in connection with the Merger.

     10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

     10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

     10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

     10.12 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     10.13 Entire Agreement. This instrument, including all Exhibits attached hereto and the Confidentiality Agreement contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     10.14 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by MedPartners/Mullikin, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

     IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary and CHS have caused this Amended and Restated Plan and Agreement of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                          MEDPARTNERS/MULLIKIN, INC.

                                          By       /s/  MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                Executive Vice President and
                                              Chief Operating Officer -- West

                                          CHS MERGER CORPORATION

                                          By       /s/  MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                       Vice President

                                          CHS MANAGEMENT, INC.

                                          By   /s/  MARTIN J. COYNE, M.D.
                                            ------------------------------------
                                                   Martin J. Coyne, M.D.
                                                          Chairman

                                          By   /s/  MARVIN V.H. KANTER, M.D.
                                            ------------------------------------
                                                  Marvin V.H. Kanter, M.D.
                                                  Chief Executive Officer

                                          By  /s/  STEWART GLEISCHMAN, M.D.
                                            ------------------------------------
                                                  Stewart Gleischman, M.D.
                                                       Vice Chairman

                                          By    /s/  BERNARD SIEGEL, M.D.
                                            ------------------------------------
                                                    Bernard Siegel, M.D.
                                                       Vice Chairman

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                          PLAN AND AGREEMENT OF MERGER

     AMENDMENT NO. 1 TO AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER, dated
as of June      , 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), CHS MERGER CORPORATION, a Delaware corporation (the "Subsidiary"), and CHS MANAGEMENT, INC., a Delaware corporation ("CHS").

                                  WITNESSETH:

     WHEREAS, the parties to this Amendment No. 1 to Amended and Restated Plan and Agreement of Merger (this "Amendment") are parties to the Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996 (the "Plan of Merger"), which they desire to amend as herein set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          1. The Plan of Merger is hereby amended as herein set forth and except as expressly amended hereby all of the terms and provisions of the Plan of Merger shall remain in full force and effect. All capitalized terms utilized in this Amendment shall have the same meanings as in the Plan of Merger unless the context otherwise requires.

          2. The second paragraph of Section 2.1(c) of the Plan of Merger is hereby amended by deleting such paragraph in its entirety and substituting in its place the following new second paragraph of Section 2.1(c):

        " "Merger Consideration" means MedPartners/Mullikin Shares (rounded to the nearest whole share) equal to $40,000,000 divided by the Base Period Trading Price. "Base Period Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE"), ending at the close of trading on the second trading day immediately preceding the date of the Merger."

          3. It is hereby agreed that MedPartners/Mullikin shall provide a bridge loan to CHS in the principal amount of $2,539,250, such loan to bear interest at the prime rate of NationsBank of Georgia, National Association, in effect from time-to-time and to be secured by the pledge of 25% of the issued and outstanding capital stock of CHS. Interest shall accrue for the initial 180 days under the Note. Such loan shall be due and payable on December 31, 1996, subject to the provisions of Section 8.6 of the Plan of Merger, as amended hereby.

          4. All rights of termination provided for in Section 8 of the Plan of Merger are hereby deleted from the Plan of Merger, except for those contained in Section 8.1(a), Section 8.1(b)(i), Section 8.1(b)(ii), as amended hereby, and Section 8.1(g).

     5. All conditions to Closing contained in Section 9 of the Plan of Merger are hereby deleted except for those contained in Section 9.1(c), Section 9.1(f),
Section 9.2(f) and Section 9.3(f).

     6. The June 30, 1996 date contained in Section 8.1(b)(ii) is hereby changed to August 31, 1996.

     7. Section 8.6 of the Plan of Merger is hereby amended by deleting the entire Section 8.6 and substituting in its place the following new Section 8.6:

        "8.6 Expenses: Breakup Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that if the Merger is consummated, by reason thereof, MedPartners/Mullikin will indirectly bear the expenses incurred by CHS, which expenses may be paid by CHS at closing with the prior approval thereof by MedPartners/Mullikin.

             (b) If the Merger is not consummated on or prior to August 31, 1996, unless extended by mutual agreement as provided in Section 8.6(c) hereof, or unless the shareholders of CHS shall have been voted against the Merger, MedPartners/Mullikin shall pay CHS a breakup fee in the amount of $2,050,000 plus all expenses incurred by CHS in connection with the Plan of Merger. Such breakup fee allocation may be satisfied in part by the cancellation of the indebtedness described in Section 3 of Amendment No. 1 to the Plan of Merger. If the above breakup fee shall be paid as set forth above, the Plan of Merger shall terminate.

             (c) In the event that the Merger shall not have been consummated by August 31, 1996, the parties hereto may, by mutual agreement, extend the Plan of Merger until September 30, 1996, in which event the above breakup fee shall be increased to $3,065,000 plus all expenses incurred by CHS in connection with the Plan of Merger are payable on the same terms and conditions, and the "Merger Consideration", as defined in
        Section 2.1(c) shall be increased by $6,500 for each day that the Effective Time is delayed after August 31, 1996.

             (d) Each of MedPartners/Mullikin and CHS acknowledges that the provisions for the payment of a breakup fee and allocation of expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, MedPartners/Mullikin and CHS and the other constituent entities would not have entered into Amendment No. 1 to the Plan of Merger. The obligations of MedPartners/Mullikin and CHS under this Section 8.6 shall survive any termination of this Plan of Merger. In the event that the payment of the breakup fee shall be required pursuant to this Section
        8.6 of this Plan of Merger, the payment of any such breakup fee upon payment within ten days after the termination of the Plan of Merger, shall be the sole and exclusive remedy of CHS and neither party shall have any further liability to the other.

     IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary and CHS have caused this Amendment No. 1 to Plan and Agreement of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                          MEDPARTNERS/MULLIKIN, INC.

                                          By       /s/  MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                Executive Vice President and
                                              Chief Operating Officer -- West

                                          CHS MERGER CORPORATION


                                          By       /s/  MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                       Vice President

                                          CHS MANAGEMENT, INC.

                                          By   /s/  MARTIN J. COYNE, M.D.
                                            ------------------------------------
                                                   Martin J. Coyne, M.D.
                                                          Chairman

                                          By   /s/  MARVIN V.H. KANTER, M.D.
                                            ------------------------------------
                                                  Marvin V.H. Kanter, M.D.
                                                  Chief Executive Officer

                                          By  /s/  STEWART GLEISCHMAN, M.D.
                                            ------------------------------------
                                                  Stewart Gleischman, M.D.
                                                       Vice Chairman

                                          By    /s/  BERNARD SIEGEL, M.D.
                                            ------------------------------------
                                                    Bernard Siegel, M.D.
                                                       Vice Chairman

                                                                         ANNEX B





March 10, 1996



Board of Directors
CHS Management, Inc.
4505 Las Virgenes Road, Suite 105
Calabasas, California  91302


Gentlemen and Madam:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of CHS Management, Inc. ("CHS") of the consideration to be received by the stockholders of CHS pursuant to the terms and conditions set forth in the Plan and Agreement of Merger, dated March 11, 1996 (the "Agreement"), by and among MedPartners/Mullikin, Inc. ("MedPartners"), CHS, and CHS Merger Corporation, a wholly owned subsidiary of MedPartners (the "Subsidiary"). As more fully described in the Agreement, the Subsidiary will be merged with and into CHS (the "Merger") and all of the CHS Common Stock will be converted into the right to receive the number of MedPartners Common Stock ("MedPartners Shares") equal to the Merger Consideration. For the purpose of this opinion, Merger Consideration is defined as that number of MedPartners Shares (rounded to the nearest whole share) equal to $40,000,000 divided by $31.05 (the "Initial MedPartners Trading Price"), unless (i) the Final MedPartners Trading Price is less than $27.95, in which case it means $40,000,000 divided by the lesser of (x) the Final MedPartners Trading Price and (y) $27.95 (the number equal to 90% of the Initial MedPartners Trading Price) or (ii) the Final MedPartners Trading Price is greater than $34.16 (110% of the Initial MedPartners Trading Price), in which case it means $40,000,000 divided by the greater of (A) the Final MedPartners Trading Price and (B) $34.16. "Initial MedPartners Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners Common Stock for the five consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") immediately preceding the date of the Plan of Merger and "Final MedPartners Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners Common Stock for the 10 consecutive trading days on which such shares are actually traded ending at the close of trading on the second trading day immediately preceding the date on which the stockholders of CHS meet to consider the Merger.

In arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

(i)    the Plan and Agreement of Merger;

(ii) certain publicly available information concerning MedPartners (including the recent preliminary Prospectus of MedPartners dated February 22,
       1996);

(iii) certain financial and operating information with respect to the businesses, operations and prospects of CHS and MedPartners furnished to Sutro by CHS and MedPartners;

(iv) a comparison of the financial positions and operating results of CHS and MedPartners with those of publicly traded companies Sutro deemed relevant;

(v) a comparison of selected other business combinations Sutro deemed relevant;

(vi)   the historical price and trading history of MedPartners Common Stock;

(vii)  considered the illiquidity associated with the CHS Common Stock; and

(viii) performed such other investigations and took into account such other matters as we deemed necessary.

     We have also met with members of senior management of CHS and MedPartners concerning their respective businesses, operations, assets, present condition and future prospects.

     In arriving at our opinion, we have not conducted a physical inspection of any MedPartners properties or facilities. Further, we did not assume any obligation to independently verify the accuracy and completeness of the financial and other information used by us in arriving at our opinion. We have not assumed any responsibility for independent verification of such information, nor have we assumed any responsibility for, or made or obtained, any independent evaluation or appraisal of any of the properties or facilities or other assets of MedPartners and CHS.

     We were provided with financial projections prepared by the management of CHS which were represented to us as the best current judgment of CHS management as to the future financial condition and results of operations of CHS. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We further have assumed the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, as amended, and that for accounting purposes, the Merger is intended to be accounted for as a pooling-of-interests.

     Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us as of the date hereof.

     We do not express any opinion as to what the value of MedPartners Common Stock actually will be when issued to CHS stockholders pursuant to the Merger, or the price at which MedPartners Common Stock will trade prior or subsequent to the closing of the Merger. This letter does not constitute a recommendation of the Merger over any other alternative transactions which may be available to CHS and does not address the underlying business decision of the Board of Directors of CHS to proceed with or effect the Merger. Furthermore, this letter does not constitute a recommendation by our firm or any stockholder of CHS to vote in favor of the Merger.

     Sutro has been engaged to render financial advisory services to CHS in connection with the Merger. We have in the past provided financial advisory services to CHS.

     This opinion is addressed to the Board of Directors of the Company and is not intended to be relied upon by any stockholder and shall not be deemed to be a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933 and the rules and regulations promulgated thereunder nor do we admit that this opinion constitutes a report or valuation within the meaning of
Section 11 of the Securities Act of 1933.

     Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion as investment bankers, that as of the date hereof, the Merger Consideration to be received by the stockholders of CHS in the Merger is fair, from a financial point of view, to the stockholders of CHS.



                                        Sincerely,



                                        Sutro & Co., Incorporated

                                                                         ANNEX C

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to subsection (g) of Section 251),252, 254, 257, 258, 263 or 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a corporation if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in (1) subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing sub-paragraphs a. and b. of this paragraph, or;

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event of all the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The note shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive form the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days the effective date of the merger or consolidation as provided in subsection
(c) of this section or thereafter with the written approval of the corporation, then the right or such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 299, L. '95, eff. 2-1-96.)

                                                                         ANNEX D

                                   CHAPTER 13

                               DISSENTERS' RIGHTS

RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED. SEC.1300.

DEMAND FOR PURCHASE. SEC.1301.

ENDORSEMENT OF SHARES. SEC.1302.

AGREED PRICE -- TIME FOR PAYMENT. SEC.1304.

DISSENTER'S ACTION TO ENFORCE PAYMENT. SEC.1304.

APPRAISERS' REPORT -- PAYMENT -- COSTS. SEC.1305.

DISSENTING SHAREHOLDER'S STATUS AS CREDITOR. SEC.1306.

DIVIDENDS PAID AS CREDIT AGAINST PAYMENT. SEC.1307.

CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS. SEC.1308.

TERMINATION OF DISSENTING SHAREHOLDER STATUS. SEC.1309.

SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION. SEC.1310.

EXEMPT SHARES. SEC.1311.

ATTACKING VALIDITY OF REORGANIZATION OR MERGER. SEC.1312.

SEC.1300.  RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND "DISSENTING
           SHAREHOLDER" DEFINED.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivision (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger;

     provided however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1982 ch. 36, effective
February 17, 1982, 1990 ch. 1018, 1993 ch. 543.

     1993 NOTE: Nothing in this act shall be construed to modify or alter the prohibition contained in Sections 15503 and 15616 of the Corporations Code or
Section 1648 of the Insurance Code, or modify or alter any similar prohibition relating to the operation of a business in limited partnership form. Stats. 1993 ch. 543 sec.24.

     Nothing in this act shall be construed to modify or impair any rights of limited partners under the Thompson-Killea Limited Partners Protection Act of 1992 (Chapter 1183 of the Statutes of 1992). Stats. 1993 ch. 543 sec.25.

SEC.1301. DEMAND FOR PURCHASE.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1980 chs. 501, 1155.

SEC.1302.  ENDORSEMENT OF SHARES.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. LEG.H. 1975 ch. 682, effective January 1, 1977, 1986 ch. 766.

SEC.1303.  AGREED PRICE -- TIME FOR PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. LEG.H. 1975 ch. 682, effective January 1, 1977, 1980 ch. 501, 1986 ch. 766.

SEC.1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of action, the court shall determine the issues, If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1305.  APPRAISERS' REPORT -- PAYMENTS -- COSTS.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301). LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1977 ch.
235, 1986 ch. 766.

SEC.1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and, neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation. LEG.H. 1975 ch. 682, effective January 1, 1977.

SEC.1311.  EXEMPT SHARES.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. LEG.H. 1975 ch. 682, effective January 1, 1997, 1988 ch. 919.

SEC.1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. LEG.H. 1975 ch. 682. 1976 ch. 641, effective January 1, 1997, 1988 ch. 919.

                                 NEW MANAGEMENT

                             4505 LAS VIRGENES ROAD
                          CALABASAS, CALIFORNIA 91302

To Our Partners:

     You are cordially invited to attend the Special Meeting of Partners of New Management, a California general partnership ("New Management") to be held on August 22, 1996 at 6:00 p.m. local time, at 7320 Woodlake Ave., Suite 190, West Hills, California 91307 (the "Special Meeting of Partners"). You will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement to Purchase Assets dated as of June 28, 1996 (the "Acquisition Agreement"), among MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), MedPartners, Inc. ("MedPartners"), a wholly owned subsidiary of MedPartners/Mullikin, and New Management and the transactions contemplated thereby (the "Acquisition"). The Acquisition Agreement is included in the accompanying Prospectus-Proxy Statement as Annex A. The result of the acquisition is that the Partners of New Management will receive approximately 344,658 shares of MedPartners/Mullikin common stock, par value $.001 per share (assuming a Base Period Trading Price of $20.31). Consummation of the Acquisition is subject to certain conditions, including the approval and adoption by holders of at least 85 of the outstanding partnership units ("Units") and the consummation of the acquisition of CHS Management, Inc., by MedPartners/Mullikin. The Acquisition is described in greater detail in the accompanying Prospectus-Proxy Statement.

     THE EXECUTIVE COMMITTEE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ACQUISITION AGREEMENT, WHICH APPROVAL WILL CONSTITUTE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     Approval of the matters related to the Acquisition to be voted on at the Special Meeting of Partners requires a favorable vote of at least 85 of the outstanding Units. Accordingly, failure to vote or abstentions will have the effect of a vote against the transaction for the purposes of determining whether approval by at least 85 of the outstanding Units is obtained.

     WE URGE YOU TO CONSIDER CAREFULLY THESE IMPORTANT MATTERS, WHICH ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUS-PROXY STATEMENT. In order to ensure that your vote is represented at the meeting, please indicate your choice on the proxy form, date and sign it, and return it in the enclosed envelope. A prompt response will be appreciated.

                                          EXECUTIVE COMMITTEE

                                          By:   /s/  BERNARD SIEGEL, M.D.
                                            ------------------------------------
                                                    Bernard Siegel, M.D.

                                 NEW MANAGEMENT

        NOTICE OF SPECIAL MEETING OF PARTNERS TO BE HELD AUGUST 22, 1996

     NOTICE IS HEREBY GIVEN that a Special Meeting of Partners (the "Special Meeting of Partners") of New Management, a California general partnership ("New Management"), will be convened at 6:00 p.m. local time, on August 22, 1996, at 7320 Woodlake Ave., Suite 190, West Hills, California 91307, for the following purposes:

          1. To consider and vote upon a proposal to approve an Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, as amended by Amendment No. 1 to Amended and Restated Agreement to Purchase Assets, dated as of June 28, 1996 (the "Acquisition Agreement"), between MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), MedPartners, Inc. ("MedPartners") a wholly owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), and New Management and the transactions contemplated thereby (the "Acquisition"). The Acquisition Agreement is included in the accompanying Prospectus-Proxy Statement as Annex A.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     As more fully described in the Prospectus-Proxy Statement of which this notice forms a part, pursuant to Acquisition Agreement, the Subsidiary will acquire all of the assets of New Management and assume all of its disclosed liabilities. The result of the Acquisition is that New Management will receive approximately 344,658 shares of MedPartners/Mullikin common stock, par value $.001 per share (assuming a Base Period Trading Price of $20.31). Consummation of the Acquisition is subject to certain conditions, including the approval by holders of at least 85 of the outstanding partnership units ("Units") of New Management and the acquisition by MedPartners/Mullikin of CHS Management, Inc.

     THIS WILL BE A TAXABLE TRANSACTION AND WILL SUBSTANTIALLY EFFECT EACH PARTNER'S LEGAL RIGHTS. YOU ARE URGED TO REVIEW THE ATTACHED PROSPECTUS-PROXY STATEMENT CAREFULLY.

     The Executive Committee has fixed June 30, 1996 as the record date for determining Partners entitled to notice of and to vote at the Special Meeting of Partners. Accordingly, only Partners of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting of Partners or any adjournments or postponements thereof.

                                          EXECUTIVE COMMITTEE

                                          By:   /s/  BERNARD SIEGEL, M.D.
                                             ----------------------------------
                                                    Bernard Siegel, M.D.

August 20, 1996

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 85 OF THE OUTSTANDING PARTNERSHIP UNITS OF NEW MANAGEMENT IS REQUIRED TO APPROVE THE ACQUISITION AGREEMENT. IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF UNITS YOU OWN. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO THE EXERCISE THEREOF IN THE MANNER DESCRIBED IN THE PROSPECTUS-PROXY STATEMENT.

                                PROXY STATEMENT
                                       OF
                                 NEW MANAGEMENT
                      FOR THE SPECIAL MEETING OF PARTNERS
                                 TO BE HELD ON
                                AUGUST 22, 1996

                                   PROSPECTUS
                                       OF
                           MEDPARTNERS/MULLIKIN, INC.

     THIS PROSPECTUS RELATES TO UP TO 350,000 SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "MEDPARTNERS/MULLIKIN COMMON STOCK"), OF MEDPARTNERS/MULLIKIN, INC. (TOGETHER WITH ITS SUBSIDIARIES, "MEDPARTNERS/MULLIKIN"), ISSUABLE TO THE PARTNERS (THE "PARTNERS") OF NEW MANAGEMENT, A CALIFORNIA GENERAL PARTNERSHIP ("NEW MANAGEMENT"), UPON CONSUMMATION OF THE ACQUISITION (AS DEFINED HEREIN). SUCH NUMBER OF SHARES REPRESENTS THE NUMBER OF SHARES THAT MAY BE ISSUED, ASSUMING THAT THE BASE PERIOD TRADING PRICE (AS DEFINED HEREIN) IS $20.31. THIS PROSPECTUS ALSO SERVES AS THE PROXY STATEMENT OF NEW MANAGEMENT FOR ITS SPECIAL MEETING OF PARTNERS TO BE HELD ON AUGUST 22, 1996, AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF (THE "SPECIAL MEETING OF PARTNERS"). SEE "THE SPECIAL MEETING OF PARTNERS".
                             ---------------------

     This Prospectus-Proxy Statement describes the terms of a proposed acquisition of New Management by MedPartners/Mullikin, whereby MedPartners, Inc., a Delaware corporation and a wholly-owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), will acquire substantially all of the assets of New Management (the "Acquisition"). If the proposed Acquisition is approved at the Meeting of Partners, as a condition to its consummation, upon the satisfaction of certain conditions, MedPartners/Mullikin will concurrently acquire CHS Management, Inc. ("CHS") by means of the merger (the "Merger") of CHS Merger Corporation, a Delaware corporation and wholly-owned subsidiary of MedPartners/Mullikin, with and into CHS, with CHS being the surviving corporation. At the Special Meeting of Partners, the Partners of New Management will be asked to approve and adopt the Acquisition Agreement (as defined below), which approval and adoption will also constitute approval of the transactions contemplated thereby, including the Acquisition. The consummation of the proposed Acquisition is conditioned upon the satisfaction of certain conditions, including the acquisition of CHS by MedPartners/Mullikin as described above. The Acquisition will be effected pursuant to the terms and subject to the conditions of the Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, among MedPartners/Mullikin, the Subsidiary and New Management as amended by Amendment No. 1 to the Amended and Restated Agreement to Purchase Assets, dated as of June 28, 1996 (the "Acquisition Agreement"). The Acquisition Agreement is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference.

     The Subsidiary will purchase substantially all of the assets of New Management and assume all of its disclosed liabilities and MedPartners/Mullikin will issue to New Management shares of MedPartners/Mullikin Common Stock with a total value equal to $7 million (the "Acquisition Price"). The number of shares of MedPartners/ Mullikin Common Stock which shall constitute the Acquisition Price shall be determined by dividing $7 million by the Base Period Trading Price. New Management Partners will receive cash (without interest) in lieu of fractional shares of MedPartners/Mullikin Common Stock. For a more complete description of the terms of the Acquisition, see "The Acquisition".

     As used herein, the "Based Period Trading Price" shall mean the average last sale price for the shares of MedPartners/Mullikin Common Stock on each of the 10 consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") ending at the close of trading on the second trading day immediately preceding the date of the consummation of the Merger. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale prices of the MedPartners/Mullikin Common Stock was $20.31. At such price, New Management would receive 344,658 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING OF PARTNERS, THE DATE OF CONSUMMATION OF THE ACQUISITION, OR THE DATE THAT THE PARTNERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE ACQUISITION IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO NEW MANAGEMENT PARTNERS IN THE ACQUISITION DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT NEW MANAGEMENT PARTNERS WILL RECEIVE.

     This Prospectus-Proxy Statement and the form of Proxy are first being mailed to the Partners of New Management on or about August 20, 1996.

     SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATED TO THE ACQUISITION AND TO MEDPARTNERS/MULLIKIN.

THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES
     COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS-PROXY STATEMENT.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE DATE OF THIS PROSPECTUS-PROXY STATEMENT IS AUGUST 20, 1996.

                             AVAILABLE INFORMATION

     MedPartners/Mullikin has filed a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") covering the shares of MedPartners/Mullikin Common Stock to be issued in connection with the Acquisition. This Prospectus-Proxy Statement does not contain all of the information set forth in the Registration Statement covering the securities offered hereby which MedPartners/Mullikin has filed with the SEC, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, and to which portions reference is hereby made for further information with respect to MedPartners/ Mullikin, New Management and the securities offered hereby. Statements contained herein concerning certain documents are not necessarily complete, and in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     MedPartners/Mullikin is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 0-27276), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. As of February 22, 1996, the Common Stock has been listed on the NYSE. The reports, proxy statements and certain other information can be inspected at the office of the NYSE, 20 Broad Street, New York, New York.

     PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT. When used in this Prospectus-Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. For a discussion of such risks, see "Risk Factors". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither MedPartners/Mullikin nor New Management undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
                             ---------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS-PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO MEDPARTNERS/MULLIKIN AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY MEDPARTNERS/MULLIKIN; THE INFORMATION CONTAINED HEREIN WITH RESPECT TO CHS HAS BEEN SUPPLIED BY CHS; AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO NEW MANAGEMENT HAS BEEN SUPPLIED BY NEW MANAGEMENT. THIS PROSPECTUS-PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS-PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

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AVAILABLE INFORMATION.................................................................    i
SUMMARY OF PROSPECTUS-PROXY STATEMENT.................................................    1
  The Companies.......................................................................    1
  The Caremark Acquisition............................................................    2
  Recent Developments.................................................................    3
  Risk Factors........................................................................    4
  The Special Meeting of Partners.....................................................    5
  Vote Required.......................................................................    5
  The Acquisition.....................................................................    5
  Market and Market Prices............................................................    8
  Comparative Share Information.......................................................    9
RISK FACTORS..........................................................................   11
  Risks Relating to the Merger and the Acquisition; Acquisitions......................   11
  Risks Relating to MedPartners/Mullikin's Growth Strategy............................   11
  Risks Relating to Capital Requirements..............................................   12
  Risks Related to Capitated Nature of Revenues; Control of Health Care Costs.........   12
  Potential Reductions in Third-Party Reimbursement...................................   13
  Risks Relating to Dependence on Affiliated Physicians...............................   13
  Risks Relating to Exposure to Professional Liability; Liability Insurance...........   14
  Risks Relating to Concentration of Customers........................................   14
  Competition.........................................................................   14
  Government Regulation...............................................................   15
  Risks Relating to Regulatory Requirements of Knox-Keene Act.........................   16
  Risks Relating to Health Care Reform................................................   16
  Anti-Takeover Considerations........................................................   16
  Control by Certain Stockholders.....................................................   17
  Possible Volatility of Stock Price..................................................   17
  Risks Relating to Federal Income Taxes..............................................   17
  Caremark Risk Factors...............................................................   17
SELECTED FINANCIAL INFORMATION -- MEDPARTNERS/MULLIKIN................................   20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS -- MEDPARTNERS/MULLIKIN..................................................   21
THE SPECIAL MEETING OF PARTNERS.......................................................   28
  General.............................................................................   28
  Date, Place and Time................................................................   28
  Quorum..............................................................................   28
  Vote Required.......................................................................   28
  Voting and Revocation of Proxies....................................................   28
  Solicitation of Proxies.............................................................   29
THE ACQUISITION.......................................................................   30
  Terms of the Acquisition............................................................   30
  CHS Merger..........................................................................   30
  Background of the Acquisition.......................................................   30
  Recommendation of New Management Executive Committee................................   32
  Effective Date of the Acquisition...................................................   32
  Delivery of MedPartners/Mullikin Common Stock.......................................   32
  Conditions to the Acquisition.......................................................   32
  Representations and Covenants.......................................................   32

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  Regulatory Approvals................................................................   33
  Business Pending the Acquisition....................................................   33
  Waiver and Amendment................................................................   33
  No Appraisal Rights.................................................................   33
  New York Stock Exchange Listing.....................................................   33
  Resale of MedPartners/Mullikin Common Stock by Affiliates...........................   34
  Additional Interests of Certain Persons in the Acquisition..........................   34
  Accounting Treatment................................................................   35
  Federal Income Tax Consequences.....................................................   35
  Expenses............................................................................   36
  Indemnification.....................................................................   36
OPERATIONS AND MANAGEMENT OF MEDPARTNERS/MULLIKIN AFTER THE ACQUISITION...............   37
  Operations..........................................................................   37
  Management..........................................................................   37
BUSINESS OF MEDPARTNERS/MULLIKIN......................................................   38
  General.............................................................................   38
  The Caremark Acquisition............................................................   38
  Recent Developments.................................................................   39
  Industry............................................................................   41
  Strategy............................................................................   42
  Recent Major Acquisitions...........................................................   43
  Development and Operations..........................................................   43
  Information Systems.................................................................   46
  Competition.........................................................................   47
  Government Regulation...............................................................   47
  Legal Proceedings...................................................................   48
  Employees...........................................................................   49
  Corporate Liability and Insurance...................................................   49
  Properties..........................................................................   49
MANAGEMENT OF MEDPARTNERS/MULLIKIN....................................................   50
  Directors and Executive Officers....................................................   50
  Classified Board of Directors.......................................................   53
  Committees of the Board of Directors................................................   53
  Executive Officer Compensation......................................................   53
  Director Compensation...............................................................   55
  Compensation Committee Interlocks and Insider Participation.........................   56
  Non-Competition and Severance Agreements............................................   57
  Stock Option Plans..................................................................   57
  401(k) Plans........................................................................   58
CERTAIN TRANSACTIONS -- MEDPARTNERS/MULLIKIN..........................................   59
  MME Acquisition Agreements..........................................................   59
  Financings..........................................................................   59
PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN........................................   61
SELECTED FINANCIAL DATA -- NEW MANAGEMENT.............................................   63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS -- NEW MANAGEMENT........................................................   64
BUSINESS OF NEW MANAGEMENT............................................................   66

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT -- NEW MANAGEMENT........................................................   66
PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED).................................   67
DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN..................................   77
  Authorized Capital Stock............................................................   77
  MedPartners/Mullikin Common Stock...................................................   77
  MedPartners/Mullikin Preferred Stock................................................   77
  Certain Provisions of the MedPartners/Mullikin Certificate and the DGCL.............   77
  MedPartners/Mullikin Stockholders' Rights Plan......................................   79
  Limitations on Liability of Officers and Directors..................................   81
  Registration Rights.................................................................   81
  Transfer Agent and Registrar........................................................   82
COMPARISON OF RIGHTS OF NEW MANAGEMENT PARTNERS AND MEDPARTNERS/MULLIKIN
  STOCKHOLDERS........................................................................   83
  Classes and Series of Capital Stock.................................................   83
  Size and Election of the Board of Directors.........................................   83
  Removal of Directors................................................................   84
  Other Voting Rights.................................................................   84
  Dividends...........................................................................   85
  Conversion and Dissolution..........................................................   85
  Amendment or Repeal of the Certificate of Incorporation and By-laws.................   85
  Special Meetings of Stockholders....................................................   85
  Liability of Directors..............................................................   86
  Stockholder Rights Plan.............................................................   86
  Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of
     Directors........................................................................   86
  Action By Written Consent...........................................................   87
  Indemnification of Directors and Officers...........................................   88
EXPERTS...............................................................................   88
LEGAL MATTERS.........................................................................   88
INDEX TO FINANCIAL STATEMENTS.........................................................  F-1
ANNEX:
  A. Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996 as amended June 28, 1996............................................................  A-1

                     SUMMARY OF PROSPECTUS-PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement and in the Annexes hereto.

THE COMPANIES

     MedPartners/Mullikin. MedPartners/Mullikin, Inc. is a leading physician practice management ("PPM") company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and independent practice association ("IPA") physicians, MedPartners/ Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At June 30, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with more than 5,777 physicians, including 1,461 in group practices, 3,206 through IPA relationships and 736 hospital-based physicians. At June 30, 1996 MedPartners/Mullikin physicians provided prepaid health care to over 798,000 enrollees through 45 HMO (as defined herein) relationships.

     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision, through its affiliated physicians, of fee-for-service medical services and from contracts with health maintenance organizations and other third-party payors which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis (collectively, "HMOs"). In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/ Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

     At June 30, 1996, MedPartners/Mullikin had consolidated assets of approximately $618 million and consolidated stockholders' equity of approximately $415 million, and employed 9,433 persons.

     MedPartners/Mullikin was incorporated under the laws of Delaware in August 1995 to be the surviving corporation in the combination of the businesses of MedPartners, Inc., incorporated under the laws of Delaware in 1993 ("MedPartners"), and Mullikin Medical Enterprises, L.P. ("MME"), a California limited partnership which, directly or through its predecessor entities, had operated since 1957. See "Business of MedPartners/Mullikin -- Recent Major Acquisitions". As used herein, the term "MedPartners/Mullikin" refers to MedPartners/Mullikin, Inc. and its predecessors, MedPartners and MME, and their respective subsidiaries and affiliates, unless the context otherwise requires. The executive offices of MedPartners/ Mullikin are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, and its telephone number is (205) 733-8996. See "Business of MedPartners/Mullikin".

     New Management. New Management is a California general partnership. New Management holds as its principal asset a contract with West Hills Hospital and CMG relating to certain hospital managed care contracting services. As of June 30, 1996, New Management had 30 general partners. The holders of the partnership interests of New Management are also the holders of the partnership interests of CMG (which is the record holder of 50% of the CHS Common Stock). The principal executive offices of New Management are located at 4505 Las Virgenes Road, Suite 105, Calabasas, California, 91302, and its telephone number is (818) 706-2211.

     CHS. CHS primarily engages in the organization and management of physician practices which contract with HMOs to provide physician and related health care services to enrollees. CHS' services are designed to relieve certain administrative burdens placed on physicians, allowing them to focus on the practice of medicine. CHS currently provides management services to a primary care medical group and an IPA. CHS has expertise in claims processing and utilization review and management using an approach based upon physician control of the process. CHS also provides consulting services to hospitals and others in connection with managed care contracting.

     CHS also provides certain financial services to New Management, which is engaged in the business of providing certain management and administrative services to West Hills Hospital. In addition, CHS provides medical management consulting services to, among others, Midway Hospital Medical Center.

     MedPartners, Inc. The Subsidiary is a direct, wholly-owned subsidiary of MedPartners/Mullikin. The principal executive offices of the Subsidiary are located at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244 and its telephone number is (205) 733-8996.

THE CAREMARK ACQUISITION

     On May 13, 1996, MedPartners/Mullikin agreed to acquire Caremark International Inc. ("Caremark") pursuant to a Plan and Agreement of Merger by and among MedPartners/Mullikin, PPM Merger Corporation, a wholly-owned subsidiary of MedPartners/Mullikin and Caremark. Under the Plan of Merger, PPM Merger Corporation will be merged with and into Caremark, with Caremark to continue as the surviving corporation as a wholly owned subsidiary of MedPartners/Mullikin (the "Caremark Acquisition"). After the consummation of the Caremark Acquisition, each Caremark stockholder will receive 1.21 shares of MedPartners/Mullikin Common Stock in exchange for each share of Caremark Common Stock owned by such stockholder.

     Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the stockholders of MedPartners/Mullikin and Caremark approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the Caremark Acquisition may not be consummated. After consummation of the Caremark Acquisition, MedPartners/Mullikin will operate under the name "MedPartners, Inc." See "Businesses of MedPartners/Mullikin -- Caremark Acquisition"; "Selected Pro Forma Financial Information"; and the "Consolidated Financial Statements" beginning at Page F-1.

     Caremark is a leading provider of health care services through its PPM, pharmaceutical services, disease management and international businesses. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent prescription drug benefit management ("PBM") businesses in the United States with four mail service pharmacies. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payor systems.

     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-specialty physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of June 30, 1996, Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of June 30, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.

     Caremark's pharmaceutical services business manages outpatient prescriptions drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's prescription benefit management business is one of the largest independent PBMs, dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.

     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health care needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.

     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.

     Caremark was formed as a wholly-owned subsidiary of Baxter International Inc. ("Baxter") in August 1992, and on November 30, 1992, Baxter distributed to the holders of Baxter common stock all of the outstanding shares of Caremark Common Stock. As used herein, the term "Caremark" refers to Caremark and its predecessors, and their respective subsidiaries and affiliates, unless the context otherwise requires. The principal executive offices of Caremark are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 559-4700.

     At June 30, 1996, Caremark had consolidated assets of approximately $1.40 billion, has stockholders' equity of approximately $388.0 million, and employed approximately 11,600 persons.

RECENT DEVELOPMENTS

     On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/ Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/ Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $194 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners/Mullikin -- Liquidity and Capital Resources" and "Business of MedPartners/Mullikin -- Recent Developments".

     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit Medical Group, P.A. ("Summit"), Summit, New Jersey, in exchange for shares of MedPartners/ Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves the northern area in New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of Medical Realty Associates, a New Jersey general partnership ("MRA"), which owns certain real estate used in the operations of Summit. MRA is owned by 54 of the 59 shareholders of Summit. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Summit and the partners of MRA approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Summit and MRA may not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments".

     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal Healthcare, P.A., ("Cardinal") Raleigh, North Carolina in exchange for shares of MedPartners/ Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Cardinal approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Cardinal may not be consummated. See "Business of MedPartners/Mullikin -- Recent Developments".

     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Professional Services, Inc. ("Emergency Professional Services"), Cleveland, Ohio, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Professional Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Professional Services includes 115 physicians, all of whom are individual independent contractors. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Professional Services in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the shareholders of Emergency Professional Services approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Emergency Professional Services may not be consummated. See "Business of MedPartners/ Mullikin -- Recent Developments", "Pro Forma Condensed Financial Information" and the Financial Statements beginning at page F-1.

RISK FACTORS

     Certain factors to be considered in connection with an investment in MedPartners/Mullikin Common Stock and approval of the Merger are set forth under "Risk Factors". These risk factors include risks associated with the Acquisition and MedPartners/Mullikin's growth strategy in general, and risks associated with the businesses of MedPartners/Mullikin and New Management, including: capital requirements; the capitated nature of revenues; control of health care costs, reduction in third party reimbursement; dependence on affiliated physicians; federal income taxes; certain Caremark legal matters; professional liability concerns; concentration of customers; competition; government regulation; pharmacy licensing and operations; health care reform; and possible volatility of MedPartners/Mullikin's stock price. For a complete discussion of the risk factors see "Risk Factors".

THE SPECIAL MEETING OF PARTNERS

     The Special Meeting of Partners of New Management to consider and vote on the Acquisition Agreement will be held on August 22, 1996, at 6:00 p.m., local time, at 7320 Woodlake Ave., Suite 190 West Hills, California 91307. Only Partners of New Management at the close of business on June 30, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting of Partners. At such date, there were 30 Partners of New Management. No meeting of MedPartners/Mullikin's stockholders to consider and vote on the Acquisition Agreement is required or will be held.

     For additional information relating to the Meeting of Partners, see "The Special Meeting of Partners".

VOTE REQUIRED

     Approval and adoption of the Acquisition Agreement by the Partners of New Management requires the affirmative vote of the Partners representing at least 85 of the Partnership Units (collectively "Units" or individually, "Unit") of New Management entitled to vote thereon.

     See "The Special Meeting of Partners -- Vote Required", "The
Acquisition -- Conditions to the Acquisition" and "-- Additional Interests of Certain Persons in the Acquisition".

THE ACQUISITION

     Terms of the Acquisition. Pursuant to the Acquisition Agreement, MedPartners/Mullikin, through the Subsidiary, will purchase substantially all of the assets of New Management used in connection with its management business. Such assets consist principally of the Management Contract, dated August 10, 1992 as amended January 1, 1995, by and among New Management, Community Medical Group of the West Valley and West Hills Hospital (the "Management Contract"), but also includes all personal property, management contracts, accounts receivable, books and records, all transferable licenses and all other property rights and assets (collectively the "Assets"), but excludes the consideration to be received by New Management from MedPartners/Mullikin for the Acquisition, and the Partnership Agreement and related documents of New Management. The Acquisition Price will be paid by MedPartners/Mullikin in shares of MedPartners/ Mullikin Common Stock in an amount equal to $7 million. The Subsidiary will assume all disclosed liabilities of New Management. The number of shares of MedPartners/Mullikin Common Stock which shall constitute the Acquisition Price shall be determined by dividing $7 million by the Base Period Trading Price. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale prices per share of MedPartners/Mullikin Common Stock was $20.31. At such price, New Management would receive 344,658 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING OF PARTNERS, THE DATE OF CONSUMMATION OF THE ACQUISITION OR THE DATE THAT THE PARTNERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE ACQUISITION IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO NEW MANAGEMENT PARTNERS IN THE ACQUISITION DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT NEW MANAGEMENT PARTNERS WILL RECEIVE.

     As used herein, the "Base Period Trading Price" shall mean the average of the last sale price for the shares of MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded on the NYSE ending at the close of trading on the second trading day immediately preceding the date of the Merger. MedPartners/Mullikin guarantees all of the Subsidiary's obligations under the Acquisition Agreement.

     Assuming a Base Period Trading Price of $20.31, the Partners of New Management will receive less than one percent of the outstanding shares of MedPartners/Mullikin Common Stock anticipated to be outstanding immediately after the Closing. See "The Acquisition -- Interests of Certain Persons in the Acquisition".

     During the period between the date of this Prospectus-Proxy Statement and the date of the Special Meeting of Partners, New Management Partners may obtain updated information regarding the market prices for the MedPartners/Mullikin Common Stock and the Base Period Trading Price by calling toll free at 1-800-563-7126.

     After consummation of the Acquisition, the operations of New Management will be combined with the operations of CHS. No material disposition or restructuring of MedPartners/Mullikin or any material part thereof is contemplated as a result of the Acquisition. See "Operations and Management of MedPartners/ Mullikin after the Acquisition".

     Recommendation of the Executive Committee of New Management. The Executive Committee of New Management has approved the Acquisition Agreement, and recommends a vote FOR the Acquisition Agreement. New Management's Executive Committee believes the Acquisition Agreement is fair to and in the best interests of the Partners of New Management.

     The Executive Committee of New Management believes that the Acquisition is desirable for the following reasons, among others:

          (i) the terms and conditions of the Acquisition Agreement and the form of consideration to be received by the Partners of New Management;

          (ii) a comparison of the financial terms of certain other transactions that have recently been effected in New Management's industry;

          (iii) a review of possible alternatives to the sale of New Management, including continuing to operate New Management as a stand alone privately-owned entity which would require additional capital;

          (iv) the health care industry is rapidly evolving and currently characterized by intensified competition and increasing consolidation. In the prepaid segment of the health care industry, particularly in California, entities, such as the Medical Groups, that contract with HMOs to provide medical care on a capitated basis face increasing pressures to maintain or decrease rates which in turn places pressures on companies like New Management;

On February 22, 1996, the MedPartners/Mullikin Board of Directors approved the Acquisition. The Acquisition will become effective on the Closing Date, provided that all the conditions to the closing have been fulfilled or waived. See "The Acquisition -- Recommendation of the New Management Executive Committee" and "Effective Time of the Acquisition".

     Effective Time of the Acquisition. The Acquisition will become effective upon the Closing Date.

     Delivery of the MedPartners/Mullikin Common Stock. Upon the Closing of the Acquisition, ChaseMellon Shareholder Services, L.L.C., as the transfer agent for MedPartners/Mullikin will deliver certificates representing the number of shares of MedPartners/Mullikin Common Stock constituting the Acquisition Price to New Management. See "The Acquisition -- Delivery of the MedPartners/Mullikin Common Stock".

     Acquisition of CHS. CHS primarily engages in the organization and management of physician practices which contract with HMOs to provide physician or related health care services to enrollees. MedPartners/ Mullikin proposes to acquire CHS pursuant to an Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended June 28, 1996 (the "Plan of Merger"). The partners of New Management also beneficially own 50% of the shares of CHS Common Stock. MedPartners/Mullikin has agreed that if it acquires CHS it will acquire New Management. The transactions are discussed in detail in the Prospectus-Proxy Statement of CHS and the Annexes thereto (the "CHS Proxy Statement"), which also constitutes a part of the Registration Statement of which this Prospectus-Proxy Statement is a part. A copy of the CHS Proxy Statement will be available upon request to each Partner of New Management, without charge and each New Management Partner is encouraged to obtain a copy and read it carefully.

     Conditions to the Acquisition. The obligation of each of MedPartners/Mullikin, the Subsidiary and New Management to consummate the Acquisition is subject only to approval by the Partners of New Management.

     Representations and Covenants. Under the Acquisition Agreement, MedPartners/Mullikin and New Management have each made a number of representations regarding the organization and capital structures of the respective companies and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Acquisition Agreement and to consummate the Acquisition. See "The
Acquisition -- Representations and Covenants".

     Regulatory Approvals. No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Acquisition. The operations of each of MedPartners/Mullikin and New Management are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of health care businesses and facilities. In addition, certain of the arrangements between New Management and third party payors may be deemed to have been transferred, requiring the approval and consent of such payors. See "The
Acquisition -- Conditions to the Acquisition".

     Business Pending the Acquisition. The Acquisition Agreement provides that, until the Closing, except as otherwise provided in the Acquisition Agreement, New Management will conduct its business in the ordinary course and will use all reasonable best efforts to preserve intact its present business organization, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with New Management. New Management has also agreed to abide by certain restrictions and limitations with respect to its business (as set forth in the Acquisition Agreement) prior to the Closing and to cooperate on certain matters relating to the Acquisition. See "The Acquisition -- Business Pending the Acquisition".

     Waiver and Amendment. The Acquisition Agreement provides that, at any time prior to the Closing, MedPartners/Mullikin and the Subsidiary, on the one hand, and New Management, on the other hand, may, under certain circumstances, waive compliance with covenants or conditions for the benefit of that company or amend or otherwise change the Acquisition Agreement.

     Additional Interests of Certain Persons in the Acquisition; Employment Agreement. In considering the recommendation of the Executive Committee of New Management with respect to the Acquisition Agreement and the transactions contemplated thereby, Partners of New Management should be aware that certain members of the Executive Committee of New Management have certain interests in the Acquisition that are in addition to the interests of Partners of New Management generally.

     It is anticipated that CMG and Health Source Management will seek to provide for bonus arrangements for key individuals related to the success of each organization, some of whom are expected to be directors and members of the Executive Committee of New Management.

     Pursuant to the Plan of Merger, MedPartners/Mullikin will amend the existing employment agreement (the "Employment Agreement") with Marvin V.H. Kanter, M.D. who is currently the Management Director of New Management. The amended Employment Agreement will only change the title and certain limited executive duties which Dr. Kanter currently has with CHS.

     As of the Record Date, members of the Executive Committee of New Management beneficially owned an aggregate of 18.25 Units of New Management. Such persons have indicated their intentions to vote all such Units FOR the Acquisition Agreement. Assuming a Base Period Trading Price of $20.31, such persons would receive a total of approximately 62,900 shares of MedPartners/Mullikin Common Stock out of the total of 344,658 shares of MedPartners/Mullikin Common Stock to be issued to Partners of New Management in the Acquisition.

     See "The Acquisition -- Additional Interests of Certain Persons in the Acquisition".

     Accounting Treatment. It is intended that the Acquisition will be accounted for as a pooling of interests under GAAP. See "The
Acquisition -- Accounting Treatment" and "Pro Forma Condensed Financial Information".

     Federal Income Tax Consequences. The Acquisition will be taxable. New Management will recognize a gain on the sale of assets to the Subsidiary pursuant to the Acquisition Agreement. The gain will be equal to the excess of the fair market value of the Medpartners/Mullikin Common Stock paid for the assets, determined as of the date of the consummation of the transaction contemplated by the Acquisition Agreement, plus the amount of the liabilities assumed by Medpartners/Mullikin, over the adjusted tax basis of such assets as of such date. As a cash basis taxpayer, New Management's adjusted tax basis of its accounts receivable is zero. Consequently, New Management will recognize ordinary income to the extent of the consideration received for such accounts receivable and any other assets considered to be "unrealized receivables" as defined in Section 751 of the Internal Revenue Code of 1986, as amended ("Code"). Net gain on certain other assets sold by New Management may qualify for capital gain treatment under the Code. Each Partner is required to report his distributive share of income, gains, losses and credits realized by New Management, including any income, gains or losses realized by New Management in the Acquisition. EACH PARTNER OF NEW MANAGEMENT IS URGED TO CONSULT HIS OR HER OWN PERSONAL TAX AND FINANCIAL ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, AS WELL AS ANY APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED UPON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES. See "The Acquisition -- Federal Income Tax Consequences".

     Resale Restrictions. All shares of MedPartners/Mullikin Common Stock received by New Management Partners in the Acquisition will be freely transferable, except that shares of MedPartners/Mullikin Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of New Management or MedPartners/Mullikin at the time of the Meeting of Partners may be resold by them only in certain permitted circumstances under the Securities Act, other applicable securities laws and rules related to pooling of interests accounting treatment. See "The Acquisition -- Resale of MedPartners/Mullikin Common Stock by Affiliates".

     No Appraisal Rights. Under California law, Partners of New Management will not be entitled to dissenters' rights of appraisal in connection with the Acquisition. See "The Acquisition -- No Appraisal Rights".

     New York Stock Exchange Listing. Prior to the Closing Date, a Subsequent Listing Application will be timely filed by MedPartners/Mullikin with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued to the Partners of New Management in the Acquisition. It is a condition to the obligation of MedPartners/Mullikin, the Subsidiary and New Management to consummate the Acquisition that such a Subsequent Listing Application of such shares of MedPartners/Mullikin Common Stock shall have been timely filed with the NYSE and such shares shall be listed on the NYSE, upon official notice of issuance, prior to the Closing Date. See "The Acquisition -- New York Stock Exchange Listing".

MARKET AND MARKET PRICES

     Prior to February 21, 1995, the effective date of the initial public offering of MedPartners, there was no public market for MedPartners' common stock. MedPartners and then MedPartners/Mullikin's Common Stock was traded on the Nasdaq National Market under the symbol "MPTR" from February 21, 1995 until February 21, 1996. On February 22, 1996, the MedPartners/Mullikin Common Stock was listed on the NYSE under the symbol "MDM".

     The following table sets forth for the quarterly periods indicated the high and low reported bid prices for the MedPartners/Mullikin Common Stock through February 21, 1996, as reported on the Nasdaq National

Market. After February 21, 1996, the table sets forth the high and low last sale price as reported on the NYSE Composite Tape.

                                                                                HIGH     LOW
                                                                               ------   ------
1995
First Quarter (from February 21).............................................  $24.00   $14.75
Second Quarter...............................................................   24.50    17.75
Third Quarter................................................................   30.00    18.00
Fourth Quarter...............................................................   33.00    26.00
1996
First Quarter................................................................  $34.75   $28.50
Second Quarter...............................................................   30.25    20.13
Third Quarter (through August 15)............................................   21.50    16.63

     There were approximately 743 holders of record of the Common Stock as of July 22, 1996.

     PARTNERS OF NEW MANAGEMENT ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MEDPARTNERS/ MULLIKIN COMMON STOCK. No assurance can be given as to the market price of MedPartners/Mullikin Common Stock at the Effective Time or at any other time.

COMPARATIVE SHARE INFORMATION

     The following summary presents selected comparative per share information for (i) MedPartners/ Mullikin on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling of interest basis, (ii) CHS on a historical basis in comparison with pro forma equivalent information after giving effect to the Merger, assuming that 40.32 shares of MedPartners/Mullikin Common Stock are issued in exchange for each share of CHS Common Stock in the Merger, and (iii) New Management on a historical basis in comparison with their pro forma equivalent information after giving effect to the Acquisition, including the receipt of shares of MedPartners/Mullikin Common Stock by the Partners of New Management in accordance with the Acquisition Agreement. The historical and pro forma financial information should be read in conjunction with the historical consolidated financial statements of MedPartners/Mullikin, CHS and New Management and the related notes thereto and with the unaudited pro forma financial information and the related notes thereto, appearing elsewhere in this Prospectus -- Proxy Statement. See "Consolidated Financial Statements Of MedPartners/Mullikin," "Pro Forma Condensed Financial Information", "Financial Statements Of CHS", and "Financial Statements Of New Management".

     MedPartners/Mullikin has not paid cash dividends since inception. It is anticipated that MedPartners/ Mullikin will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of MedPartners/Mullikin and will depend, among other things, upon MedPartners/ Mullikin's earnings, capital requirements, financial condition and debt covenants.

     The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger and the Acquisition had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                            PER COMMON AND COMMON EQUIVALENT SHARE
                                             ---------------------------------------------------------------------
                                                    NET INCOME                              STOCKHOLDERS' EQUITY
                                             ------------------------   SIX MONTHS ENDED        (BOOK VALUE)
                                             YEAR ENDED DECEMBER 31,        JUNE 30,       -----------------------
                                             ------------------------   ----------------   DECEMBER 31,   JUNE 30,
                                              1993     1994     1995     1995     1996         1995         1996
                                             ------   ------   ------   ------   -------   ------------   --------
Net Income (loss):
MedPartners/Mullikin
  Historical(1)............................  $(0.06)  $(0.08)  $ 0.01   $ 0.26   $ (0.11)    $   4.77      $ 8.29
  Pro forma combined.......................    0.64    (0.61)   (0.83)   (0.72)    (0.20)        4.19        4.78

                                                            PER COMMON AND COMMON EQUIVALENT SHARE
                                             ----------------------------------------------------------------------
                                                                                            STOCKHOLDERS' EQUITY
                                                    NET INCOME          SIX MONTHS ENDED        (BOOK VALUE)
                                             YEAR ENDED DECEMBER 31,        JUNE 30,       DECEMBER 31,   JUNE 30,
                                             ------------------------    ----------------   -----------------------
                                              1993     1994     1995     1995     1996         1995         1996
                                             ------   ------   ------   ------   -------   -------------- ---------
                                                                                              ------        ---
CHS(6)
  Historical...............................      --       --   $ 3.43       --    (14.16)    $   8.57      $(5.61)
  Pro forma equivalent(2)..................      --       --    33.47       --     (8.06)      168.94      192.73
New Management
  Historical pro forma(3)..................  $ 8.08   $ 7.63   $ 6.99   $ 3.66   $  2.90     $   8.10       (5.84)
  Pro forma equivalent(4)..................     0.0      0.0      0.0      0.0       0.0         0.01        0.01
Income (loss) from continuing
  operations(5):
MedPartners/Mullikin
  Historical...............................   (0.06)   (0.08)    0.01     0.26     (0.11)
  Pro forma combined.......................    0.39     0.41     0.13     0.32      0.24
CHS(6)
  Historical...............................      --       --     3.43       --    (14.16)
  Pro forma equivalent(2)..................      --       --     5.24       --      9.68
New Management
  Historical(3)............................    8.08     7.63     6.99     3.66      2.90
  Pro forma equivalent(4)..................     0.0      0.0      0.0      0.0       0.0

- ---------------

(1) MedPartners/Mullikin's historical pro forma net (loss) income per common share is computed, after adjusting historical net income for the estimated tax provision applicable to the pooled companies, by dividing net income
     (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners. Common Stock issued in February 1995 upon conversion of the then outstanding Convertible Preferred Stock are assumed to be common share equivalents.
(2) CHS pro forma equivalent per common share data is calculated by multiplying the pro forma MedPartners/Mullikin amounts by an assumed Exchange Ratio of 40.32, which is based on an assumed Base Period Trading Price of $20.31 per share.
(3) New Management historical pro forma per common share data has been computed by dividing their historical amounts by the number of shares of MedPartners/Mullikin Common Stock to be exchanged for the Assets ($7,000,000/$20.31 = 344,658). The assumed Base Period Trading Price is $20.31 per share.
(4) New Management pro forma equivalent per common share data has been computed by multiplying MedPartners/Mullikin pro forma combined amounts by the ratio of the number of shares to be exchanged for the Assets to the total pro forma shares (0.01).
(5) Income (loss) from continuing operations per share data is computed, after adjusting historical net income (loss) to eliminate the effects of discontinued operations, by dividing adjusted net income (loss) by the number of common equivalent shares outstanding during the period in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995, upon conversion of the then outstanding Convertible Preferred Stock, are assumed to be common share equivalents. The pro forma combined per share data for income (loss) from continuing operations relates to Caremark excluding results from its Clozaril(R) Patient Management System, Home Infusion business, Oncology Management Service business, Caremark Orthopedic Services Inc. subsidiary and Nephrology Services division, all of which have been reflected as discontinued operations in accordance with APB Opinion No. 30.
(6) CHS was incorporated in August 1995 and commenced operations in September 1995.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus-Proxy Statement, New Management Partners should consider carefully the factors listed below in evaluating the Acquisition.

RISKS RELATING TO THE MERGER AND THE ACQUISITION; ACQUISITIONS

     MedPartners/Mullikin believes that the Merger and the related Acquisition represents another step in MedPartners/Mullikin's consolidation initiative in the PPM business to develop integrated health care delivery systems through affiliation with individual physicians, physician practices, hospitals and third-party payors. In addition, MedPartners/Mullikin has recently completed major acquisitions and is still in the process of integrating those acquired businesses. While the business plans of these acquired companies are similar, their histories, geographical location, business models and cultures are different in many respects. The MedPartners/Mullikin Board of Directors and senior management of MedPartners/Mullikin face a significant challenge in their efforts to integrate the acquired businesses so that the different cultures and the varying emphasis on managed care and fee-for-service can be effectively managed to continue to grow these businesses. The dedication of management resources to such integration may detract attention from the day-to-day business of MedPartners/Mullikin. There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. While management of MedPartners/Mullikin and New Management believe that the diverse experience of each of the combined companies will serve to strengthen MedPartners/Mullikin, there can be no assurance that management's efforts to integrate the operations of MedPartners/Mullikin will be successful or that the anticipated benefits of the Merger and the related Acquisition will be fully realized.

     The profitability of MedPartners/Mullikin is largely dependent on its ability to develop and integrate networks of physicians from the affiliated practices, to manage and control costs and to realize economies of scale. MedPartners/Mullikin's operating results could be adversely affected in the event it incurs costs associated with developing networks without generating sufficient revenues from such networks.

RISKS RELATING TO MEDPARTNERS/MULLIKIN'S GROWTH STRATEGY

     MedPartners/Mullikin's growth strategy involves growth through acquisitions and internal development. MedPartners/Mullikin is subject to various risks associated with its growth strategy. Because the major acquisitions carried out by MedPartners/Mullikin in 1995 and the first six months of 1996 have been structured as poolings of interests, the operating income of MedPartners/Mullikin has been reduced by the merger expenses incurred in connection therewith, resulting in a net loss for the six months ended June 30, 1996. The expenses of the mergers completed in 1996 are expected to result in a net loss for the year ended December 31, 1996. In addition, MedPartners/Mullikin, and the combined company, is subject to the risk that it will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the affiliated physicians.

     MedPartners/Mullikin is also largely dependent on the continued increase in the number of HMO enrollees who use its physician networks. This growth may come from the development or acquisition of other PPM entities, additional affiliated physicians, increased enrollment in HMOs currently contracting with MedPartners/Mullikin through its affiliated physicians, or from agreements with new HMOs. There can be no assurance that MedPartners/Mullikin will be successful in identifying, acquiring and integrating additional medical groups or other PPM companies or in increasing the number of enrollees. A decline in enrollees in HMOs could also have a material adverse effect on MedPartners/Mullikin's profitability.

     MedPartners/Mullikin's current and anticipated future expansion has placed, and will continue to place, significant demands on the management, operational and financial resources of MedPartners/Mullikin. MedPartners/Mullikin will need to continue to augment its management and operational systems to support growth both within existing and into new geographic markets. There can be no assurance that MedPartners/ Mullikin will be able to manage its expanded operations effectively.

RISKS RELATING TO CAPITAL REQUIREMENTS

     MedPartners/Mullikin's growth strategy requires substantial capital for the acquisition of assets of physician practices and for the effective integration, operation and expansion of the affiliated practices. Affiliated physician practices may also require capital for renovation, expansion and additional medical equipment and technology. MedPartners/Mullikin believes that, without taking into consideration the Caremark Acquisition, its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility dated as of November 21, 1995 between MedPartners/Mullikin and NationsBank of Georgia, N.A. (the "Bank Credit Facility") or any successor credit facility, will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the foreseeable future. It is expected that an increased bank credit facility will be put into effect in connection with the consummation of the Caremark Acquisition in order to refinance the indebtedness under the Bank Credit Facility and the current indebtedness under the Caremark bank facility, so that the combined company will not have a working capital deficit. MedPartners/ Mullikin may raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times as management deems appropriate and the market allows. Any of such financings could result in dilution of existing equity positions, increased interest and amortization expense, or decreased income to fund future expansion. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing networks can be obtained.

RISKS RELATING TO CAPITATED NATURE OF REVENUES; CONTROL OF HEALTH CARE COSTS

     A substantial portion of the revenue of MedPartners/Mullikin is derived from agreements with HMOs that provide for the receipt of capitated fees. Under these agreements, MedPartners/Mullikin, through its affiliated physicians, is generally responsible for the provision of all covered outpatient benefits, regardless of whether the affiliated physicians directly provide the medical services associated with the covered benefits. MedPartners/Mullikin is statutorily and contractually prohibited from controlling any medical decisions made by any health care provider. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMO, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, MedPartners/Mullikin's operating results could be adversely affected. As a result, the success of MedPartners/Mullikin will depend in large part on the effective management of health care costs through various methods, including utilization management, competitive pricing for purchased services and favorable agreements with payors. Recently, many providers, including MedPartners/Mullikin, have experienced pricing pressures with respect to negotiations with HMOs. In addition, employer groups are becoming increasingly successful in negotiating reductions in the growth of premiums paid for their employees' health insurance, which tends to depress the reimbursement for health care services. At the same time, employer groups are demanding higher accountability from payors and providers of health care services with respect to measurable accessibility, quality and service. If these trends continue, the cost of providing physician services could increase while the level of reimbursement could grow at a lower rate or decrease. There can be no assurance that these pricing pressures will not have a material adverse effect on the operating results of MedPartners/ Mullikin. Changes in health care practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of health care are beyond the control of MedPartners/ Mullikin and may adversely affect its operating results.

     Under the HMO agreements, MedPartners/Mullikin is frequently responsible for the provision of all covered hospital benefits regardless of whether it is responsible for provision of the hospital services associated with the covered benefits. MedPartners/Mullikin has contracted with a number of hospitals to provide covered services to HMO enrollees who have been assigned to the physician practices affiliated with MedPartners/ Mullikin. MedPartners/Mullikin expects to seek additional hospital providers to provide covered services to HMO enrollees assigned to its affiliated physicians. To the extent that enrollees require more care than is anticipated or require supplemental care that is not otherwise reimbursed by the HMOs, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, MedPartners/Mullikin's operating results could be adversely affected.

     In addition, MedPartners/Mullikin's financial statements include estimates of costs for covered medical benefits incurred by HMO enrollees, but not yet reported. While these estimates are based on information available at the time of calculation, there can be no assurance that actual costs will approximate the estimates of such amounts. If the actual costs significantly exceed the amounts estimated and accrued, operating results of MedPartners/Mullikin could be materially adversely affected.

     The HMO agreements often contain shared-risk provisions under which additional revenue can be earned or economic penalties can be incurred based upon the utilization of hospital and non-professional services by HMO enrollees. MedPartners/Mullikin's financial statements contain accruals for estimates of shared-risk amounts receivable from or payable to the HMOs that contract with their affiliated physicians. These estimates are based upon inpatient utilization and associated costs incurred by HMO enrollees compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to HMO risk-sharing arrangements are generally reconciled annually, which may cause fluctuations from amounts previously accrued.

     In connection with the HMO agreements, MedPartners/Mullikin negotiates stop-loss catastrophic reinsurance with third-party insurers. Coverage under this reinsurance commences at the threshold at which the risk of further financial exposure for critically ill or injured HMO enrollees is contractually shifted to the HMOs or another third party. There can be no assurance that MedPartners/Mullikin will be able to negotiate favorable catastrophic reinsurance in connection with future HMO agreements.

POTENTIAL REDUCTIONS IN THIRD-PARTY REIMBURSEMENT

     Physician groups that render services on a fee-for-service basis (as opposed to a capitated plan), typically bill various third-party payors, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the health care services provided to their patients. A significant portion of the revenue of MedPartners/Mullikin is derived from payments made by these third-party payors. These third-party payors increasingly are negotiating the prices charged for medical services, with the goal of lowering reimbursement and utilization rates. The success of MedPartners/Mullikin therefore depends in large part on the effective management of health care costs, including controlling utilization of specialty care physicians and other ancillary providers and purchasing services from third-party providers at competitive prices. There can be no assurance that payments under governmental programs or from other third-party payors will remain at present levels. In addition, third-party payors can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payors, was experimental or for other reasons. Any loss of revenues by the affiliated physicians caused by this trend in the health care industry toward cost containment and oversight could have a material adverse effect on MedPartners/Mullikin's operating results.

RISKS RELATING TO DEPENDENCE ON AFFILIATED PHYSICIANS

     MedPartners/Mullikin's revenue depends on revenues generated by the physicians with whom MedPartners/Mullikin has practice management agreements. These agreements define the responsibilities of the physicians and MedPartners/Mullikin and govern all terms and conditions of their relationship. The practice management agreements have terms generally of 20 to 44 years, subject to termination for cause, which includes bankruptcy or a material breach. Practice management agreements with certain of the affiliated practices contain provisions giving the physician practice the option to terminate the agreement without cause, subject to significant limitations. Because MedPartners/Mullikin cannot control the provision of medical services by its affiliated physicians contractually or otherwise under the laws of California and most other states in which MedPartners/Mullikin operates, affiliated physicians may decline to enter into HMO agreements that are negotiated for them by MedPartners/Mullikin or may enter into contracts for the provision of medical services or make other financial commitments which are not intended to benefit MedPartners/Mullikin and which could have a material adverse effect on MedPartners/Mullikin's operating results. See "Business -- Development and Operations -- Affiliated Physicians".

RISKS RELATING TO EXPOSURE TO PROFESSIONAL LIABILITY; LIABILITY INSURANCE

     In recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. Although MedPartners/Mullikin does not engage in the practice of medicine or provide medical services, and does not control the practice of medicine by its affiliated physicians or the compliance with regulatory requirements directly applicable to the affiliated physicians and physician groups, there can be no assurance that MedPartners/Mullikin will not become involved in such litigation in the future. Through the ownership and operation of Pioneer Hospital ("Pioneer Hospital") and U.S. Family Care Medical Center ("USFMC"), acute care hospitals located in Artesia and Montclair, California, respectively, MedPartners/Mullikin could be subject to allegations of negligence and wrongful acts arising out of providing nursing care, emergency room services, credentialing of medical staff members and other activities incident to the operation of an acute care hospital. In addition, through its management of clinic locations and provision of nonphysician health care personnel, MedPartners/Mullikin could be named in actions involving care rendered to patients by physicians employed by or contracting with affiliated medical organizations and physician groups.

     MedPartners/Mullikin maintains professional and general liability insurance. Nevertheless, certain types of risks and liabilities are not covered by insurance and there can be no assurance that the limits of coverage will be adequate to cover losses in all instances. In addition, MedPartners/Mullikin's practice management agreements require the affiliated physicians to maintain professional liability insurance coverage on the practice and on each employee and agent of the practice, and MedPartners/Mullikin generally is indemnified under each of the practice management agreements by the affiliated physicians for liabilities resulting from the performance of medical services. However, there can be no assurance that a future claim or claims will not exceed the limits of these available insurance coverages or that indemnification will be available for all such claims. See "Business of MedPartners/Mullikin -- Corporate Liability and Insurance".

RISKS RELATING TO CONCENTRATION OF CUSTOMERS

     Three HMOs, PacifiCare, Health Net and CaliforniaCare, accounted for approximately 29% of net revenue of MedPartners/Mullikin for the six months ended June 30, 1996. MedPartners/Mullikin's HMO agreements are generally for one-year terms and are thus subject to annual negotiation of rates, covered benefits and other terms and conditions. HMO agreements are often negotiated and executed in arrears. There can be no assurance that such agreements will be renewed or, if renewed, that they will contain terms favorable to MedPartners/Mullikin and its affiliated physicians. The loss of any of the above HMO customers could have a material adverse effect on MedPartners/Mullikin's operating results.

COMPETITION

     The physician practice management industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with buyers of such services.

     The demand for physician and health care professional personnel presently exceeds the supply of qualified personnel. As a result, MedPartners/Mullikin experiences competitive pressures for the recruitment and retention of qualified physicians and other health care professionals to deliver their services. MedPartners/ Mullikin's future success depends on its ability to continue to recruit and retain qualified physicians and other health care professionals to serve as employees or independent contractors of MedPartners/Mullikin and its affiliates. There can be no assurance that MedPartners/Mullikin will be able to recruit or retain a sufficient number of competent physicians and other health care professionals to continue to expand its operations.

GOVERNMENT REGULATION

     Federal and state laws regulate the relationships among providers of health care services, physicians and other clinicians. These laws include the fraud and abuse provisions of the Medicare and Medicaid statutes, which prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for recommendation, leasing, arranging, ordering or purchasing of Medicare or Medicaid covered services, as well as laws that impose significant penalties for false or improper billings for physician services. These laws also impose restrictions on physicians' referrals for designated health services to entities with which they have financial relationships. Violations of these laws may result in substantial civil or criminal penalties for individuals or entities, including large civil money penalties and exclusion from participation in the Medicare and Medicaid programs. Such exclusion and penalties, if applied to MedPartners/Mullikin's affiliated physicians, could result in significant loss of reimbursement.

     Moreover, the laws of many states, including California, from which a significant portion of MedPartners/Mullikin's revenues are derived, prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. As stated in the Notes to its Consolidated financial Statements, MedPartners/Mullikin believes that it has perpetual and unilateral control over the assets and operations of the various affiliated professional corporations. There can be no assurance that regulatory authorities will not take the position that such control conflicts with state laws regarding the practice of medicine or other federal restrictions. Although MedPartners/Mullikin believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the existing organization of MedPartners/Mullikin and its contractual arrangements with affiliated physicians will not be successfully challenged as constituting the unlicensed practice of medicine or that the enforceability of the provisions of such arrangements, including non-competition agreements, will not be limited. There can be no assurance that review of the business of MedPartners/Mullikin and its affiliates by courts or regulatory authorities will not result in a determination that could adversely affect their operations or that the health care regulatory environment will not change so as to restrict existing operations or expansion of MedPartners/Mullikin and its affiliates. In the event of action by any regulatory authority limiting or prohibiting MedPartners/Mullikin or its affiliates from carrying on its business or from expanding the operations of MedPartners/Mullikin to certain jurisdictions, structural and organizational modifications of such organization or arrangements of MedPartners/Mullikin may be required, which could have an adverse effect on MedPartners/Mullikin.

     Approximately 10% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. The Anti-Kickback Statute contains provisions prescribing civil and criminal penalties to which individuals or providers who violate such statute may be subjected. The criminal penalties include fines up to $25,000 per violation and imprisonment for five years or more. Additionally, the Department of Health and Human Services ("DHHS") has the authority to exclude anyone, including individuals or entities, who has committed any of the prohibited acts from participation in the Medicare and Medicaid programs. If applied to MedPartners/Mullikin or any of its subsidiaries or affiliated physicians, such exclusion could result in a significant loss of reimbursement for MedPartners/Mullikin, up to a maximum of the approximately 10% of revenues derived from such programs. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.

     Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.

RISKS RELATING TO REGULATORY REQUIREMENTS OF KNOX-KEENE ACT

     On March 5, 1996 the California Department of Corporations ("DOC") issued to Pioneer Provider Network, Inc. ("PPN"), a wholly owned subsidiary of MedPartners/Mullikin, a license (the "Restricted License") in accordance with the requirements of the Knox-Keene Health Care Service Plan Act of 1975 (the "Knox-Keene Act"). The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO.

     The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly-created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations. If this were to occur, it could have an adverse effect on MedPartners/ Mullikin.

RISKS RELATING TO HEALTH CARE REFORM

     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.

ANTI-TAKEOVER CONSIDERATIONS

     Certain provisions of the MedPartners/Mullikin Second Amended and Restated Certificate of Incorporation (the "MedPartners/Mullikin Certificate"), the MedPartners/Mullikin Amended and Restated By-laws (the "MedPartners/Mullikin By-laws") and the DGCL could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of MedPartners/Mullikin and limit the price that certain investors might be willing to pay in the future for shares of MedPartners/Mullikin's Common Stock. These provisions include a classified Board of Directors and the issuance, without further stockholder approval, of preferred stock with rights and privileges which could be senior to MedPartners/Mullikin's

Common Stock. MedPartners/Mullikin also is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. In addition, MedPartners/Mullikin's Stockholders' Rights Plan, which provides for discount purchase rights to certain stockholders of MedPartners/Mullikin upon certain acquisitions of 10% or more of the outstanding shares of MedPartners/Mullikin's Common Stock, may also inhibit a change in control of MedPartners/Mullikin. See "Management of MedPartners/Mullikin -- Classified Board of Directors," "Description of MedPartners/Mullikin Capital Stock -- Certain Provisions of MedPartners/Mullikin's Certificate and the DGCL" and "Description of Capital Stock of MedPartners/Mullikin -- Stockholders' Rights Plan".

CONTROL BY CERTAIN STOCKHOLDERS

     After giving effect to the issuance of shares of MedPartners/Mullikin Common Stock in the Merger and the Acquisition, the executive officers and directors of MedPartners/Mullikin and entities in which such directors are principals own or control approximately 18% of the outstanding shares of MedPartners/ Mullikin's Common Stock. See "Principal Stockholders of MedPartners/Mullikin". Accordingly, such persons, if they were to act in concert, would likely control MedPartners/Mullikin's Board of Directors and therefore the business and policies of MedPartners/Mullikin. Furthermore, such control could preclude any unsolicited acquisition of MedPartners/Mullikin and, consequently, adversely affect the market price of the MedPartners/Mullikin Common Stock.

POSSIBLE VOLATILITY OF STOCK PRICE

     There may be significant volatility in the market price for MedPartners/Mullikin's Common Stock. Quarterly operating results of MedPartners/Mullikin, changes in general conditions in the economy, the financial markets or the health care industry, or other developments affecting MedPartners/Mullikin or its competitors, could cause the market price of MedPartners/Mullikin's Common Stock to fluctuate substantially. In addition, in recent years, the stock market and, in particular, the health care industry segment, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance.

RISKS RELATING TO FEDERAL INCOME TAXES

     The Acquisition is a taxable transaction and each Partner of New Management will recognize gain or loss equal to the difference between the fair market value of the MedPartners/Mullikin Common Stock received and cash received in lieu of fractional shares and such holder's basis in New Management. See "The Acquisition -- Federal Income Tax Consequences".

CAREMARK RISK FACTORS

     In addition to the information contained in this Prospectus-Proxy Statement and the risk factors described above, there are additional risk factors relating solely to Caremark and the Caremark Acquisition. In anticipation of the consummation of the Caremark Acquisition, the Partners of New Management should also consider the following Caremark Risk Factors.

  Certain Caremark Legal Matters

     OIG Settlement and Related Claims. Caremark agreed in June 1995 to settle an approximately four year investigation of Caremark with the Office of the Inspector General of the United States Department of Health and Human Services (the "OIG"), DOJ, the Veteran's Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG Settlement"). Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio -- resulting in the payment of civil penalties and criminal fines. The basis of these guilty pleas was Caremark's failure to provide certain information to Civilian Health and Medical Payments for the Uniformed Services ("CHAMPUS") and Federal Employees Health Benefit Plan ("FEHBP"), federally funded health care benefit programs, concerning financial relationships between Caremark and a physician in each of Minnesota and Ohio.

     In its agreement with the OIG and DOJ, Caremark agreed to continue to maintain certain compliance-related oversight procedures. Should these oversight procedures reveal credible evidence of legal or regulatory violations, Caremark is required to report such violations to the OIG and DOJ. Caremark is therefore subject to increased regulatory scrutiny and, in the event it commits legal or regulatory violations, Caremark may be subject to an increased risk of sanctions or penalties, including disqualification as a provider of Medicare or Medicaid services.

     Caremark is a party to various non-governmental claims in connection with matters relating to the OIG Settlement. Caremark is a party to, or the subject of, various private suits and claims (including stockholder derivative actions and an alleged class action suit) being asserted in connection with matters relating to the OIG Settlement by Caremark's stockholders, patients who received health care services from Caremark and such patients' insurers. In March 1996, Caremark agreed to settle all disputes with a number of private payors and, in the first quarter of 1996, took an aggregate $65.6 million after-tax charge for payments required under such settlements. The waivers granted by Caremark's lenders of the impact of these settlements on the financial covenants under the credit facility expire on September 15, 1996. It is anticipated that MedPartners/Mullikin will refinance Caremark's existing credit facility in connection with the Merger. In the event the Merger is not consummated, Caremark expects to enter into a revised credit facility, although there can be no assurances as to the certainty or terms of any such agreement. See the discussion contained in Note 14 to Caremark's Consolidated Financial Statements.

     As of June 30, 1996, the pre-tax reserve for the costs of settlement of the OIG Settlement and the settlement with the private payors referred to above and related matters was approximately $110 million. This reserve represented Caremark's management's estimate of the ultimate costs relating to the disposition of these matters. Caremark's management cannot determine at this time whether there will be additional costs relating to any future disposition of non-governmental claims or litigation. Therefore, there can be no assurance that the ultimate costs of these matters will not exceed the reserve or that additional costs, claims and damages will not occur. Such additional costs, if incurred, could have a material negative impact on Caremark's future results. See Note 14 to Caremark's Consolidated Financial Statements.

     Coram Litigation. On September 11, 1995, Coram Healthcare Corp. ("Coram") filed a complaint in the San Francisco Superior Court against Caremark and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's home infusion therapy business in April 1995 for approximately $209 million in cash and $100 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement, dated January 29, 1995, as amended April 1, 1995, between Coram and Caremark, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief and damages of $5.2 billion. Caremark filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to Caremark of its securities in connection with the sale of Caremark's home infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the lawsuit pending in San Francisco against Caremark Inc. Coram's lawsuit is currently in the discovery phase.

     Although Caremark management believes, based on information currently available, that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position, there can be no assurance that the ultimate resolution of this matter, if adversely determined, would not have a material adverse effect on Caremark's results of operations, cash flows or financial position.

     Recently Filed Litigation. In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breaches of the directors' fiduciary duty in connection with Caremark's proposed merger with MedPartners/Mullikin. The complaints seek unspecified damages, injunctive relief and attorneys' fees and expenses. Caremark intends, if served, to defend these cases vigorously. Caremark believes these complaints will not have a material adverse effect on its financial condition or results of operations.

  Pharmaceutical Sales

     In addition to the regulations referred to above, significant aspects of Caremark's businesses are subject to state and federal statutes and regulations governing the operation of pharmacies, repackaging of drug products, dispensing of controlled substances, medical waste disposal and workplace health and safety. Caremark's businesses may also be affected by changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations. Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations or enactment of new legislation could have an adverse effect on the businesses of Caremark.

  Pharmacy Licensing and Operation

     Caremark is subject to federal and state laws and regulations governing pharmacies. Federal controlled substance laws require Caremark to register its pharmacies with the United States Drug Enforcement Administration and comply with security, record-keeping, inventory control and labeling standards in order to dispense controlled substances. State controlled substance laws require registration and compliance with the licensing, registration or permit standards of the state pharmacy licensing authority. State pharmacy licensing, registration and permit laws impose standards on the qualifications of the applicant's personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Pharmacists must also satisfy state licensing requirements.

                         SELECTED FINANCIAL INFORMATION
                           MEDPARTNERS/MULLIKIN, INC.

SELECTED FINANCIAL DATA

     The following tables set forth selected financial data for MedPartners/Mullikin derived from its Consolidated Financial Statements. The selected financial data should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin and the related notes thereto included elsewhere in this Prospectus-Proxy Statement.

                                                                                                            SIX MONTHS
                                                                                                               ENDED
                                                              YEAR ENDED DECEMBER 31,                        JUNE 30,
                                               ------------------------------------------------------   -------------------
                                                 1991       1992       1993       1994        1995        1995       1996
                                               --------   --------   --------   --------   ----------   --------   --------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..................................  $266,447   $394,878   $549,695   $815,041   $1,153,557   $547,450   $703,683
Operating Expenses:
  Cost of Affiliated Physician Services......    97,364    167,488    224,770    349,036      506,811    240,225    301,280
  Clinic salaries, wages & benefits..........    66,596     89,439    112,489    159,010      216,119    105,133    116,600
  Outside hospitalization expense............    17,411     27,842     59,861     86,974      109,934     50,364     83,516
  Clinic rent & lease expense................     9,467     11,970     18,832     27,515       41,825     19,744     23,814
  Clinic supplies............................    15,552     17,996     24,529     34,453       47,744     22,519     30,953
  Other clinic costs.........................    19,227     22,648     41,248     67,645       88,991     43,776     59,154
  General corporate expenses.................    18,060     38,099     42,196     56,653       64,713     32,167     39,540
  Depreciation & amortization................     6,404      9,575     14,057     21,892       29,088     13,962     16,482
  Interest, net..............................     2,098      2,396      3,338      5,958        8,443      3,367      2,811
  Merger expenses............................        --         --         --         --       66,564      1,051     34,448
  Loss (gain) from disposal of assets........        (3)        --        122      1,627           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Income (loss) from continuing operations
    before pro forma income taxes &
    cumulative effect of change in method of
    accounting...............................    14,271      7,425      8,253      4,278      (26,675)    15,142     (4,915)
  Pro forma income tax expense...............     2,190      7,703      9,723      7,350      (27,233)     4,411        360
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma income (loss) from continuing
    operations before cumulative effect of
    change in method of accounting...........    12,081       (278)    (1,470)    (3,072)         558     10,731     (5,275)
  Cumulative effect of change in method of
    accounting for income taxes..............      (120)        --        298         --           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma income (loss) from continuing
    operations...............................    12,201       (278)    (1,768)    (3,072)         558   $ 10,731     (5,275)
  Loss from discontinued operation of
    clinics..................................       279        702         --         --           --         --         --
                                               --------   --------   --------   --------   ----------   --------   --------
  Pro forma net income (loss)(1).............  $ 11,922   $   (980)  $ (1,768)  $ (3,072)  $      558   $ 10,731   $ (5,275)
                                               =========  =========  =========  =========  ==========   =========  =========
Pro forma net income (loss) per share(2).....  $   0.97   $  (0.06)  $  (0.06)  $  (0.08)  $     0.01   $   0.26   $  (0.11)
Number of shares used in pro forma net income
  (loss) per share...........................    12,249     15,308     28,403     36,553       42,720     41,867     50,034

                                                                         DECEMBER 31,                             JUNE 30,
                                                ---------------------------------------------------------------   --------
                                                  1991       1992       1993       1994       1995       1995       1996
                                                --------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Cash and cash equivalents.....................  $ 23,677   $ 22,312   $ 43,367   $ 66,623   $ 55,328   $ 55,328   $ 56,221
Working capital (deficit).....................    11,425     (3,358)    13,023     75,605     92,881     91,892    101,038
Total assets..................................   111,478    181,032    243,758    417,974    575,271    576,733    618,184
Long-term debt, less current portion..........    29,369     46,678     48,340    146,498    200,814    200,814     35,080
Total stockholders' equity....................    30,708     49,281     71,577    109,232    203,023    202,717    414,611

- ---------------

(1) Includes pro forma income tax provision giving effect to pooling with non-taxable entities. See Note 1 to Consolidated Financial Statements of MedPartners/Mullikin, Inc.
(2) Pro forma net income (loss) per share is computed, after giving effect to the pro forma tax provision described above, by dividing net income (loss) by the number of common equivalent shares outstanding during the periods presented in accordance with the applicable rules of the Commission. All stock options issued have been considered as outstanding common equivalent shares for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of the common stock of MedPartners issued in February 1995 upon conversion of the then outstanding convertible preferred stock are assumed to be common equivalent shares for all periods presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS -- MEDPARTNERS/MULLIKIN

     The following discussion of the results of operations and financial condition of MedPartners/Mullikin should be read in conjunction with the Consolidated Financial Statements of MedPartners/Mullikin, Inc. and notes thereto included elsewhere in this Prospectus-Proxy Statement.

GENERAL

     MedPartners was incorporated in January 1993, and affiliated with its initial physician practice in November 1993. MME was formed by the merger of several physician partnerships in 1994, and the original business was organized in 1957.

     MedPartners/Mullikin is the result of the business combination between MedPartners and MME, which was consummated on November 29, 1995. As described in
Note 1 to MedPartners/Mullikin's Consolidated Financial Statements, the financial information referred to in this discussion reflects the combined operations of several entities. During 1995, MedPartners/Mullikin combined with MEDCTR, Inc., Vanguard Healthcare Group, Inc., Texas Back Institute, Inc., MME, Cerritos Investment Group, Cerritos Investment Group II, and 5000 Airport Plaza, L.P. and in business combinations that were accounted for as poolings of interests (collectively, the "1995 Mergers"). In February of 1996, MedPartners/Mullikin combined with Pacific Physician Services, Inc. ("PPSI") in a business combination that was accounted for as a pooling of interests. During 1995 PPSI combined with Team Health in a business combination accounted for as a pooling of interests.

     Because of MedPartners' limited operating history and the business combinations described above, MedPartners/Mullikin does not believe that the period-to-period comparisons, percentage relationships within periods and apparent trends set forth below are meaningful.

     MedPartners/Mullikin acquires existing medical practices and enters into long-term contractual relationships pursuant to practice management agreements, for periods ranging from 20 to 44 years, to provide management and administrative services. MedPartners/Mullikin believes that the practice management agreements convey to MedPartners/Mullikin perpetual, unilateral control over the assets and operations of the various affiliated professional corporations. Notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the professional corporations is necessary to present fairly the financial position and results of operations of MedPartners/Mullikin, because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Control by MedPartners/Mullikin is perpetual rather than temporary because of (i) the length of the original term of the agreements, (ii) the continuing investment of capital by MedPartners/Mullikin, (iii) the employment of the majority of the non-physician personnel, and (iv) the nature of the services provided to the professional corporations by MedPartners/Mullikin. MedPartners/Mullikin's financial relationship with each practice offers the physicians access to capital, management expertise, sophisticated information systems, and managed care contracts. MedPartners/Mullikin's revenue is derived from medical services provided by physicians under the practice management agreements, which revenue has been assigned to MedPartners/Mullikin. Approximately 50% of this revenue is derived through contracts for prepaid health care with HMOs. MedPartners/Mullikin contracts directly with the HMOs to provide medical services to HMO enrollees who have chosen MedPartners/ Mullikin's affiliated physicians, or, in some cases, physicians who are members of Mullikin Independent Physicians Association ("MIPA"). Through its wholly-owned subsidiaries, MedPartners/Mullikin also contracts with hospitals to provide medical staff for various hospital departments. MedPartners/Mullikin's profitability depends on enhancing operating efficiency, expanding health care services provided, increasing market share and assisting affiliated physicians in managing the delivery of medical care.

     The nature of the affiliated practices affects the cost of affiliated physician services, clinic salaries, wages and benefits, clinic supplies and depreciation and amortization. These expenses as a percentage of net revenue will vary based on the mix of primary care and office-based (i.e., non-surgery) practices to specialty care practices and the mix of capitated business. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Generally, primary care and office-based practices are less capital intensive but require a higher number of employees per physician to operate and maintain than specialty care practices. Typically, MedPartners/Mullikin endeavors to achieve an equal number of primary care physicians and specialists in each network. Institutional capitation increases revenues without a material impact on many of the clinic expenses.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage of net revenue represented by the following items:

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net revenue(1).............................  100.0%    100.0%    100.0%    100.0%    100.0%
    Operating expenses:
      Cost of affiliated physician
         services(2)...........................   40.9      42.8      43.9      43.9      42.8
      Clinic salaries, wages and benefits......   20.5      19.5      18.7      19.2      16.6
      Outside hospitalization expense..........   10.9      10.7       9.5       9.2      11.9
      Clinic rent and lease expense............    3.4       3.4       3.6       3.6       3.4
      Clinic supplies..........................    4.5       4.2       4.1       4.1       4.4
      Other clinic costs.......................    7.5       8.3       7.7       8.0       8.4
      General corporate expenses...............    7.7       7.0       5.6       5.9       5.6
      Depreciation and amortization............    2.6       2.7       2.6       2.6       2.3
      Net interest expense.....................    0.5       0.7       0.7       0.6       0.4
      Merger expenses..........................    0.0       0.0       5.9       0.2       4.9
      Loss on disposal of assets...............    0.0       0.2       0.0       0.0       0.0
      Pro forma income tax expense (benefit)...    1.8       0.9      (2.3)      0.8       0.1
                                                 -----     -----     -----     -----     -----
              Pro forma net (loss) income......   (0.3)%    (0.4)%     0.0%      1.9%     (0.8)%
                                                 =====     =====     =====     =====     =====

- ---------------

(1) "Net revenue" means gross clinic charges less allowances for contractual adjustments.
(2) "Cost of affiliated physician services" consists solely of the total payments made to each of the affiliated practices for medical services rendered under its respective practice management agreement.

     The following table sets forth the breakdown of net revenue for the periods indicated:

                                                                                 SIX MONTHS
                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,         JUNE 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Prepaid health care........................   66.7%     62.5%     53.8%     53.4%     48.5%
    Fee-for-service............................   31.4      36.1      44.7      45.3      50.5
    Other......................................    1.9       1.4       1.5       1.3       1.0
                                                 -----     -----     -----     -----     -----
              Net revenue......................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                 =====     =====     =====     =====     =====

  Enrollment

     MedPartners/Mullikin's prepaid health care revenue is reflective of the number of HMO enrollees for whom it receives monthly capitation payments. Enrollment is categorized as either "commercial enrollment" (enrollees generally under the age of 65 whose health coverage is sponsored by employers) or "senior enrollment" (enrollees over the age of 65 who are retired and whose coverage is sponsored by Medicare). MedPartners/Mullikin receives professional capitation to provide physician services and institutional capitation to provide hospital care and other non-professional services. The table below sets forth the changes in enrollment for professional and institutional capitation. Most of the enrollment growth is related to acquisitions and increased enrollment in the northern California operations.

                                                     COMMERCIAL      SENIOR                    TOTAL
                                                     ENROLLEES      ENROLLEES     OTHER      ENROLLEES
                                                     ----------     ---------     ------     ---------
PROFESSIONAL CAPITATION:
December 31, 1995..................................    607,772        60,345      14,427       682,544
December 31, 1994..................................    550,672        50,330       3,374       604,376
December 31, 1993..................................    500,229        44,563       1,239       546,031
INSTITUTIONAL CAPITATION:
December 31, 1995..................................    313,630        34,744       7,747       356,121
December 31, 1994..................................    235,174        20,014          --       255,188
December 31, 1993..................................    227,561        11,431          --       238,992
PROFESSIONAL CAPITATION:
June 30, 1996......................................    694,093        66,457      37,715       798,265
June 30, 1995......................................    551,176        56,133      55,194       662,503
INSTITUTIONAL CAPITATION:
June 30, 1996......................................    318,331        36,345      11,636       366,312
June 30, 1995......................................    258,305        32,681       7,223       298,209

  Six Months Ended June 30, 1996 and 1995

     For the six months ended June 30, 1996, net revenue was $704 million, compared to $547 million for the same period in 1995. The increase in net revenue partially resulted from the affiliation with new physician practices and the increase in prepaid enrollees, which accounted for $73.1 million and $48.7 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth.

     Excluding non-recurring items related to the PPSI Merger, operating expenses at the clinic level were $615 million, or 87.4% of net revenue for the six months ended June 30, 1996 compared to $482 million or 88% of net revenue for the same period in 1995. Clinic salaries, wages and benefits decreased as a percentage of net revenue from the six months ended June 30, 1995 to the six months ended June 30, 1996 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $50 million for the six months ended June 30, 1995 to $84 million for the six months ended June 30, 1996, and also increased as a percentage of net revenue from 9.2% for the six months ended June 30, 1995 to 11.9% for the six months ended June 30, 1996. This is directly related to the increase of MedPartners/Mullikin global capitation and increase in IPA business. General corporate expenses increased from $32 million during the six months ended June 30, 1995 to $40 million during the six months ended June 30, 1996. As a percent of net revenue, general corporate expenses decreased from 5.9% in the six months ended June 30, 1995 to 5.6% in the six months ended June 30, 1996.

     Included in pre-tax loss for the six months ended June 30, 1996 were merger expenses totaling $34.4 million relating to the business combination with PPSI. The major components of the $34.4 million included: $13.8 million for restructuring of operations, $6.6 million in brokerage fees, $5.9 million in severance costs, $2.6 million in professional fees, $2.4 million for the impairment of assets and $1.9 million in unamortized bond issue costs.

  Years Ended December 31, 1995 and 1994

     Net revenue for the year ended December 31, 1995 was $1,154 million, an increase of $339 million, or 41.5%, over the year ended December 31, 1994. The increase in net revenue primarily resulted from affiliation with physician groups in nine new markets and the increase in prepaid enrollees, which accounted for $76 million and $111 million of the increase in net revenue, respectively. The remaining increase primarily related to existing clinic growth and a full year of operations in 1995 for affiliations only in effect for a portion of 1994.

     Excluding nonrecurring items related to the 1995 Mergers, operating expenses at the clinic level were $1,011 million, or 87.7% of net revenue for the year ended December 31, 1995, compared to $725 million, or 88.9% of net revenue for 1994. Clinic salaries, wages and benefits decreased as a percentage of net revenue during 1995 as certain operational efficiencies were implemented and the IPA business, which requires a low support staff ratio, continued to grow. Outside hospitalization expense increased from $87 million for the year ended December 31, 1994 to $110 million for the year ended December 31, 1995, but decreased as a percentage of net revenue from 10.7% for the year ended December 31, 1994 to 9.5% for the year ended December 31, 1995. This percentage decrease related to the decline in the relationship of prepaid health care to total net revenue. General corporate expenses increased from $57 million during the year ended December 31, 1994 to $65 million during the year ended December 31, 1995. As a percentage of net revenue, however, general corporate expenses decreased from 7.0% in 1994 to 5.6% in 1995. Net income (excluding merger expenses) for the year ended December 31, 1995 was $25.3 million compared to a loss of $3.1 million for 1994.

     Including merger expenses, net income for the year ended December 31, 1995 was $.6 million compared to a net loss of $3.1 million for 1994. Included in operating expenses for 1995 are merger expenses totaling $66.6 million related to business combinations accounted for as poolings of interests. Approximately $55.6 million related to the business combination with MME and its real estate partnerships. The components of the total $66.6 million charge included: $8.8 million in investment banking fees, $7.3 million in professional fees, $5 million in other transaction costs and $45.5 million in restructuring charges. The major components of the restructuring charge included: $19.6 million in severance for identified employees, $8.1 million impairment of assets, $6.4 million abandonment of facilities, $2.6 in noncompatible technology, $2.3 million in unamortized loan costs, $2.2 million related to conforming of accounting policies and $1.9 million in restructuring of benefit packages.

     At December 31, 1995, MedPartners/Mullikin had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the $57 million net operating loss carryforward (which was generated in 1993) is available at a reduced rate due to certain tax limitations.

     In 1994, MedPartners/Mullikin established a valuation allowance of $14.6 million because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance was decreased by $14.2 million in 1995 because the realization of the deferred tax asset is now more likely than not. The primary factor in the determination of the realization of the deferred tax asset is the profitability of the ongoing business of MedPartners/Mullikin ($25.3 million net income for 1995 excluding merger expenses).

  Years Ended December 31, 1994 and 1993

     For the year ended December 31, 1994, net revenue was $815 million compared to $550 million for the year ended December 31, 1993. The increase in net revenue resulted from the affiliation with 46 physician groups (representing 283 physicians) since December 31, 1993 and the enrollment growth of 58,000 lives under professional capitation and 16,000 lives under institutional capitation.

     The percentage increase in cost of affiliated physician services from 40.9% of net revenues in 1993 to 42.8% in 1994 was a result of the commencement of operations of MedPartners/Mullikin's clinics. MedPartners/Mullikin (exclusive of the 1995 Mergers) had a comparable percentage of 62.2%. The decrease in clinic salaries, wages and benefits from 20.5% of net revenues in 1993 to 19.5% in 1994 was also a result of the commencement of operations of MedPartners' clinics. MedPartners (exclusive of the 1995 Mergers) had a comparable percentage of 16.5%.

     Clinic rent and lease expense was 3.4% of net revenue for the years ended December 31, 1994 and December 31, 1993. Other clinic costs were 7.5% of net revenue for 1993 and 8.3% for 1994.

     Net interest expense (income) as a percentage of net revenue will vary based on the purchase price for the assets of additional practices, the interest rates for additional borrowings and the amount of excess cash available for investment. The increase in net interest expense in 1994 was the result of increased borrowings to fund acquisitions.

     Due to MedPartners/Mullikin's limited operating history and cumulative operating losses, a valuation allowance was established to eliminate deferred tax benefits generated through December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1996, MedPartners/Mullikin had working capital of $101 million, including cash and cash equivalents of $56 million. For the first six months of 1996, cash flow from operations, excluding $25.9 million cash paid during the six months for merger expenses, was $6 million. For the year ended December 31, 1995, cash flow used in operations was ($13.5) million. This included $28 million in cash paid for merger expenses. Net of these expenses, MedPartners/Mullikin experienced cash flow from operations of $14.5 million. For the years ending December 31, 1993 and 1994, cash flow provided by operations was $30.6 million and $13.7 million, respectively. MedPartners/Mullikin has reduced the medical claims outstanding to levels below that required in its agreements with HMOs, and it does not expect this to have a negative impact on future cash flows from operations. On a monthly basis, MedPartners/Mullikin's most significant expenditure is for affiliated physician services. Payment is made on the fifteenth day of the month following the month in which the services were provided.

     For the six months ended June 30, 1996, MedPartners/Mullikin invested $29.7 million in acquisitions of the assets of physician practices, $21.8 million in equipment for the physician practices and the corporate office and $4.5 million in intangible assets related to corporate name/trademarks and other intangible assets. For the year ended December 31, 1995, MedPartners/Mullikin invested $61.5 million in acquisitions of the assets of physician practices, $39.4 million in equipment for the physician practices and the corporate office and $7.2 million in intangible assets related to debt issue costs, corporate name/trademarks and other intangible assets. For the year ended December 31, 1994, MedPartners/Mullikin's investing activities totaled $108.5 million, which primarily was composed of $57.6 million related to practice acquisitions and $32.1 million related to the purchase of property and equipment. These expenditures were funded from approximately $116.3 million in equity proceeds and $7.8 million in net incremental borrowings. For the year ended December 31, 1993, MedPartners/Mullikin's investing activities totaled $37.6 million of which $14.3 million related to practice acquisitions and $15.6 million related to the purchase of property and equipment. These expenditures were funded by $42.7 million derived from equity proceeds.

     On February 21, 1995, MedPartners sold 4.4 million shares of Common Stock at $13.00 per share. Subsequent to that date, the underwriters exercised their overallotment option for an additional 660,000 shares. MedPartners raised net proceeds of $60.4 million from the offering, $30.4 million of which was applied to reduce the indebtedness under MedPartners' then existing credit facility.

     On March 13, 1996, MedPartners/Mullikin sold 6.6 million shares of Common Stock at $30.25 per share. MedPartners/Mullikin raised net proceeds of $194 million, $70 million of which was applied to reduce the indebtedness under the Company's Revolving Credit and Reimbursement Agreement (the Bank Credit Facility). In April 1996, $69 million of the proceeds were used to pay-off MedPartners/Mullikin's convertible subordinated debentures.

     Effective November 29, 1995, MedPartners/Mullikin entered into the $150.0 million Bank Credit Facility replacing its then existing revolving credit facility. Interest is paid quarterly based on LIBOR plus a two percent margin. No principal is due on the facility until its maturity date of May 10, 1998. MedPartners/ Mullikin provided a negative pledge on substantially all assets and granted the banks a first priority security interest in all shares of stock of its subsidiaries. As of June 30, 1996, there was no balance outstanding under the facility.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require MedPartners/Mullikin to maintain certain financial ratios (including minimum net worth, minimum fixed charge coverage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, MedPartners/ Mullikin was in compliance with the covenants in the Bank Credit Facility. Additionally, MedPartners/

Mullikin is required to obtain bank consent for acquisitions with an aggregate purchase price of $15.0 million or more.

     MedPartners/Mullikin intends to acquire the assets of additional physician practices and to fund this growth with existing cash and cash equivalents and borrowings under the Bank Credit Facility. MedPartners/ Mullikin believes that its existing cash resources, the use of MedPartners/Mullikin's Common Stock for selected practice and other acquisitions, and available borrowings under the Bank Credit Facility and the increased bank credit facility anticipated to be entered into in connection with the consummation of the Caremark Acquisition, will be sufficient to meet MedPartners/Mullikin's anticipated acquisition, expansion and working capital needs for the next twelve months. MedPartners/Mullikin will raise additional capital through the issuance of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions, at such times and terms as management deems appropriate and the market allows, in order to meet the capital needs of MedPartners/Mullikin on a long term basis (i.e., for a period in excess of 12 months).

QUARTERLY RESULTS (UNAUDITED)

     The following table sets forth certain unaudited quarterly financial data for 1994, 1995 and 1996. In the opinion of MedPartners/Mullikin's management, this unaudited information has been prepared on the same basis as the audited information and includes all adjustments (consisting of normal recurring items) necessary to present fairly the information set forth therein. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                    QUARTER ENDED
                     ------------------------------------------------------------------------------------------------------------
                     JUNE 30,  SEPTEMBER 30,  DECEMBER 31,  MARCH 31,  JUNE 30,  SEPTEMBER 30,  DECEMBER 31,  MARCH 31,  JUNE 30,
                       1994        1994           1994        1995       1995        1995           1995        1996       1996
                     --------  -------------  ------------  ---------  --------  -------------  ------------  ---------  --------
                                                                    (IN THOUSANDS)
Net revenue......... $191,176    $ 210,189      $234,422    $259,750   $287,700    $ 299,272      $306,835    $343,285   $360,398
Operating expenses:
  Cost of affiliated
    physician
    services........   83,846       91,791        97,001     114,272    125,953      132,631       133,955     148,662    152,618
  Clinic salaries,
    wages and
    benefits........   38,776       38,862        43,889      50,570     54,563       53,760        57,226      56,762     59,838
  Outside
    hospitalization
    expense.........   21,008       20,436        26,435      22,193     28,171       30,796        28,774      35,668     47,849
  Clinic rent and
    lease
    expense.........    6,223        7,094         8,370       9,717     10,027       10,518        11,563      11,693     12,121
  Clinic supplies...    7,939        8,002        10,568      10,983     11,536       11,704        13,521      15,014     15,938
  Other clinic
    costs...........   15,594       15,953        21,005      20,711     23,065       23,661        21,554      31,285     27,868
  General corporate
    expenses........   13,086       15,808        13,809      15,703     16,464       15,697        16,849      19,414     20,126
  Depreciation and
    amortization....    5,097        5,631         6,448       6,605      7,357        7,384         7,742       8,174      8,308
  Net interest
    expense.........    1,130        1,654         1,903       1,885      1,482        2,042         3,034       3,232       (421)
  Merger expenses...       --           --            --          --      1,051        3,473        62,040      34,448         --
  Loss on disposal
    of assets.......      401          412           413          --         --           --            --          --         --
                     --------     --------      --------    --------   --------     --------      --------    --------   --------
Income (loss) before
  taxes.............   (1,924)       4,546         4,581       7,111      8,031        7,606       (49,423)    (21,067 )   16,153
Pro forma income tax
  expense
  (benefit).........    1,017        2,363         2,764       2,176      2,235        2,427       (34,071)     (5,769 )    6,129
                     --------     --------      --------    --------   --------     --------      --------    --------   --------
Pro forma net income
  (loss)............ $ (2,941)   $   2,183      $  1,817    $  4,935   $  5,796    $   5,179      $(15,352)   $(15,298 ) $ 10,024
                     ========     ========      ========    ========   ========     ========      ========    ========   ========

     MedPartners/Mullikin's historical unaudited quarterly financial data for all periods prior to the effective dates of the 1995 Mergers have been restated to include the results of the merged companies. MedPartners' Quarterly Reports on Form 10-Q were filed prior to the 1995 Mergers and the merger with PPSI and thus differ from the amounts for the quarters included herein. The differences caused solely by the operation of the merged companies are summarized as follows:

                                                             QUARTER ENDED
                           ----------------------------------------------------------------------------------
                             MARCH 31, 1995        JUNE 30, 1995     SEPTEMBER 30, 1995     MARCH 31, 1996
                           -------------------  -------------------  -------------------  -------------------
                                         AS                   AS                   AS                   AS
                           FORM 10-Q  RESTATED  FORM 10-Q  RESTATED  FORM 10-Q  RESTATED  FORM 10-Q  RESTATED
                           ---------  --------  ---------  --------  ---------  --------  ---------  --------
                                                             (IN THOUSANDS)
    Net revenue...........  $45,667   $259,750   $57,272   $287,700   $76,019   $299,272  $332,549   $343,285
    Income before income
      taxes...............      765      7,111       820      8,031     2,265      7,606   (21,435 )  (21,067)
    Income tax expense....      291      2,176       260      2,235       770      2,427    (5,935 )   (5,769)
    Net income............      474      4,935       560      5,796     1,495      5,179   (15,500 )  (15,298)

                        THE SPECIAL MEETING OF PARTNERS

GENERAL

     This Prospectus-Proxy Statement is being furnished to Partners of New Management in connection with the solicitation of proxies by the Executive Committee of New Management for use at the Special Meeting of Partners to consider and vote upon the approval of the Acquisition Agreement and to transact such other business as may properly come before the Special Meeting of Partners or any adjournments or postponements thereof. Each copy of this Prospectus-Proxy Statement mailed or delivered to Partners of New Management is accompanied by a form of Proxy for use at the Special Meeting of Partners.

     This Prospectus-Proxy Statement is also furnished to Partners of New Management as a Prospectus in connection with the issuance to them of the shares of MedPartners/Mullikin Common Stock upon consummation of the Acquisition.

DATE, PLACE AND TIME

     The Special Meeting of Partners will be held at 7320 Woodlake Avenue, Suite 190, West Hills, California 91307, on August 22, 1996, at 6:00 p.m. local time.

QUORUM

     The presence, in person or by proxy, of the Partners of New Management entitled to cast a majority of the votes entitled to be cast at the Special Meeting of Partners will constitute a quorum at the Special Meeting of Partners.

VOTE REQUIRED

     As of the Record Date, there were 100 Partnership Units outstanding. Each Unit is entitled to one vote on each matter that comes before the Special Meeting of Partners. The affirmative vote of the Partners representing 85 of the Units entitled to vote at the Special Meeting of Partners is required to approve and adopt the Acquisition Agreement and the transactions contemplated thereby. If, after all of the Partners have received and had an opportunity to review this Prospectus-Proxy Statement, New Management determines that all of the New Management Partners approve of the Acquisition and intend to vote FOR the Acquisition, it is possible that the vote required to approve the Acquisition will be accomplished without a meeting by unanimous written action of the New Management Partners.

VOTING AND REVOCATION OF PROXIES

     Partners represented by a Proxy properly signed and received at or prior to the Meeting of Partners, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE PARTNERSHIP UNITS REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE ACQUISITION AGREEMENT. Any Proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of New Management prior to or at the Special Meeting of Partners, or by voting in person at the Special Meeting of Partners. Attendance at the Special Meeting of Partners will not in and of itself constitute a revocation of a Proxy. The persons named as proxies with respect to the Special Meetings, may propose and vote for one or more adjournments or postponements of the respective Special Meetings to permit further solicitation of proxies in favor of the respective proposals to approve and adopt the Plan of Merger; provided however, that no proxy which is voted against the respective proposals to approve and adopt the Plan of Merger will be voted in favor of any such adjournment or postponement. Only votes cast FOR approval of the Acquisition Agreement or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as negative votes AGAINST approval of the Acquisition Agreement.

     The Executive Committee of New Management is not aware of any business to be acted upon at the Special Meeting of Partners other than as described herein. If, however, other matters are properly brought before the Special Meeting of Partners, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, Executive Committee members of New Management, who will not be specifically compensated for such services, may solicit proxies from the Partners of New Management personally or by telephone or telegram or other forms of communication. Except as otherwise provided in the Acquisition Agreement, New Management will bear its own expenses in connection with the solicitation of proxies for the Special Meeting of Partners. See "The Acquisition -- Expenses".

                                THE ACQUISITION

     The description of the Acquisition contained in this Prospectus-Proxy Statement summarizes the material provisions of the Acquisition Agreement; it does not purport to be a complete description thereof and is qualified in its entirety by reference to the Acquisition Agreement, the full text of which is attached hereto as Annex A. All New Management Partners are urged to read Annex A carefully.

TERMS OF THE ACQUISITION

     Pursuant to the Acquisition Agreement, MedPartners/Mullikin, through the Subsidiary, will purchase substantially all of the assets of New Management used in connection with its management business. Such assets consist principally of the Management Contract but also include all the Assets. The Assets exclude the consideration to be received by New Management from MedPartners/Mullikin for the Acquisition, and the Partnership Agreement and related documents of New Management. The Acquisition Price will be paid by MedPartners/Mullikin in shares of MedPartners/Mullikin Common Stock in an amount equal to $7 million. The Subsidiary will assume all disclosed liabilities of New Management. MedPartners/Mullikin guarantees all of the Subsidiary's obligations under the Acquisition Agreement. The number of shares of MedPartners/ Mullikin Common Stock which shall constitute the Acquisition Price shall be determined by dividing $7 million by the Base Period Trading Price. For the ten consecutive trading days ended August 15, 1996, the average of the last reported sale prices per share of MedPartners/Mullikin Common Stock was $20.31. At such price, New Management would receive 344,658 shares of MedPartners/Mullikin Common Stock. THE BASE PERIOD TRADING PRICE MAY DIFFER FROM THE ACTUAL MARKET PRICE OF THE MEDPARTNERS/MULLIKIN COMMON STOCK REPORTED ON THE NYSE FOR THE DATE OF THE SPECIAL MEETING OF PARTNERS, THE DATE CONSUMMATION OF THE ACQUISITION, OR THE DATE THAT THE PARTNERS ACTUALLY RECEIVE THEIR SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK AFTER THE ACQUISITION IS COMPLETED. SINCE THE ACTUAL NUMBER OF SHARES OF MEDPARTNERS/MULLIKIN COMMON STOCK ISSUABLE TO NEW MANAGEMENT PARTNERS IN THE ACQUISITION DEPENDS ON THE BASE PERIOD TRADING PRICE, THERE IS NO GUARANTEE AS TO THE NUMBER OF SHARES OF THE MEDPARTNERS/MULLIKIN COMMON STOCK THAT NEW MANAGEMENT PARTNERS WILL RECEIVE.

     New Management Partners will receive cash (without interest) in lieu of fractional shares of MedPartners/Mullikin Common Stock.

     Based upon the number of shares of MedPartners/Mullikin Common Stock outstanding and reserved for issuance upon exercise of options as of the Record Date and assuming a Final MedPartners/Mullikin Base Period Trading Price of $20.31, the Partners of New Management will receive less than 1% of the outstanding shares of MedPartners/Mullikin Common Stock anticipated to be outstanding immediately after the Closing. See "The Acquisition -- Additional Interests of Certain Persons in the Acquisition".

CHS MERGER

     All of the partners of CMG, and therefore beneficial owners of 50% of CHS, are also the Partners of New Management. Under the terms of the Plan of Merger, MedPartners/Mullikin will issue MedPartners/ Mullikin Common Stock to the stockholders of CHS with a value calculated under the Plan of Merger of $40 million, subject to adjustment in circumstances set forth in the Plan of Merger. The Merger is discussed in detail in the CHS Proxy Statement, which also constitutes a part of the Registration Statement of which this Prospectus-Proxy Statement is a part. A copy of the CHS Proxy Statement will be available upon request to each Partner of New Management without charge and each New Management Partner is encouraged to obtain a copy and read it carefully.

BACKGROUND OF THE ACQUISITION

     The terms of the Acquisition Agreement resulted from arm's length negotiations between representatives of New Management and representatives of MedPartners/Mullikin.

     New Management was organized in July 1992 to meet the demand for consulting and management services by CMG and West Hills Hospital with respect to certain managed care contracts. Substantially all of

New Management's revenue is from the Management Contract. As a result of this dependence and the increasing economic pressures and competition prevalent in the industry, the Executive Committee of New Management became concerned about the possibility of a renegotiation of the Management Contract and the effect on the business of New Management.

     A number of opportunities arose to minimize these risks and capitalize on the general trend toward consolidation. In connection with CHS' pursuit of its expansion strategy, several parties expressed interest in acquiring New Management in connection with an acquisition of CHS. A number of prospective acquirors conditioned their acquisition of CHS on an acquisition of New Management. After reviewing all proposals received by New Management, the Executive Committee determined to pursue discussions with certain interested parties. Sutro & Co., Incorporated ("Sutro"), financial advisor to CHS, and members of the Executive Committee conducted discussions and due diligence sessions with each of the interested parties. Proposals which were received by CHS in January 1996 and indicated interest in acquiring both CHS and New Management were submitted to and considered by the Executive Committee. In January, the Executive Committee also discussed concerns raised by CHS relating to a potential conflict of interest between CHS and New Management, in the event of a business combination involving CHS or both CHS and New Management, since certain directors and officers of CHS were partners of New Management. On February 9, 1996, New Management retained Sutro as its financial advisor (which engagement did not include the rendering of a fairness opinion) to pursue those parties (including MedPartners/Mullikin) who, in connection with an acquisition of CHS, also expressed an interest in acquiring New Management. The Executive Committee also considered whether Sutro should act as New Management's financial advisor in any such business combination. After careful consideration, the Executive Committee determined it to be in the best interests of New Management that management of CHS and Sutro continue to work with New Management. Additionally, it was agreed that New Management would be represented in any negotiations by separate legal counsel and New Management executives who were not also officers of CHS.

     After careful consideration, the Executive Committee, on February 9, 1996, authorized Sutro to proceed discussing a possible acquisition by MedPartners/Mullikin. On February 14, 1996, New Management received a draft proposal from MedPartners/Mullikin.

     On March 3, 1996, after several discussions between representatives of MedPartners/Mullikin and New Management, the Executive Committee met and reviewed the transaction proposed by MedPartners/ Mullikin, at which New Management's legal and financial advisors were present. The Executive Committee reviewed and discussed the terms of the proposed agreement and the form of consideration to be received, the strategic alternatives available to New Management and the results of the due diligence. The Executive Committee determined to continue negotiations with MedPartners/Mullikin.

     On March 10, 1996, a meeting of the Executive Committee was held to discuss the proposed definitive agreement which had been delivered by MedPartners/Mullikin; New Management's legal and financial advisors were present. At this meeting, the Executive Committee discussed the results of due diligence review of MedPartners/Mullikin; the form and terms of the Acquisition Agreement, including the amount and form of consideration to be received by New Management's Partners. The Executive Committee also discussed the draft of the Acquisition Agreement with legal counsel's. Based on the foregoing discussions, the Executive Committee approved the Acquisition Agreement in the form presented. On June 28, 1996, the Executive Committee of New Management approved Amendment No. 1 to the Amended and Restated Agreement to Purchase Assets.

     As a result of the rapid consolidation of physician practices and the entrance of other physician practice management companies into the market, MedPartners/Mullikin's management determined that it was important for MedPartners/Mullikin's to accelerate its rate of expansion through acquisitions and mergers with companies who already had market penetration that could accelerate the development of a multi-specialty network of physician practices.

RECOMMENDATION OF THE NEW MANAGEMENT EXECUTIVE COMMITTEE

     By the unanimous vote of the members of the Executive Committee of New Management at a meeting held on March 10, 1996, the Executive Committee determined that the proposed sale under the terms and conditions of the Acquisition Agreement was fair to and in the best interest of New Management and its Partners and resolved to recommend that the Partners of New Management vote FOR approval of the Acquisition Agreement. See "-- Background of the Acquisition". In reaching its conclusion to enter into the Acquisition Agreement and to recommend that the Partners vote FOR the approval Acquisition Agreement, the Executive Committee considered a number of factors, including, without limitation and without assigning relative weights thereto, the following:

          (i) the terms and conditions of the Acquisition Agreement and the form of consideration to be received by the Partners of New Management;

          (ii) a comparison of the financial terms of certain other transactions that have recently been effected in New Management's industry;

          (iii) a review of possible alternatives to the sale of New Management, including continuing to operate New Management as a stand alone privately-owned entity which would require additional capital;

          (iv) the health care industry is rapidly evolving and currently characterized by intensified competition and increasing consolidation. In the prepaid segment of the health care industry, particularly in California, entities, such as the Medical Groups, that contract with HMOs to provide medical care on a capitated basis face increasing pressures to maintain or decrease rates which in turn places pressures on companies like New Management;

     On February 22, 1996, the MedPartners/Mullikin Board of Directors approved the Acquisition. The MedPartners/Mullikin Board of Directors believes that the Acquisition is desirable because the Acquisition will allow MedPartners/Mullikin to expand and strengthen its presence in the Southern California market.

EFFECTIVE DATE OF THE ACQUISITION

     The Acquisition will become effective on the Closing Date if all conditions precedent to closing have been fulfilled.

DELIVERY OF MEDPARTNERS/MULLIKIN COMMON STOCK

     Upon the closing of the Acquisition, MedPartners/Mullikin will deliver to New Management one or more certificates, registered in the name of New Management or such other names as New Management may reasonably request representing the aggregate number of shares of MedPartners/Mullikin Common Stock constituting the Acquisition Price under the Acquisition Agreement.

CONDITIONS TO THE ACQUISITION

     The obligations of each party to the Acquisition Agreement are subject to the satisfaction of the following condition that the Partners of New Management shall have approved the Acquisition by a vote of at least 85 Units.

REPRESENTATIONS AND COVENANTS

     Under the Acquisition Agreement, MedPartners/Mullikin and New Management have each made a number of representations regarding the organization and capital structures of MedPartners/Mullikin and New Management and their affiliates, their operations, financial condition and other matters, including their authority to enter into the Acquisition Agreement and to consummate the Acquisition.

REGULATORY APPROVALS

     No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Acquisition.

     The operations of each of MedPartners/Mullikin and New Management are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of health care businesses and facilities.

BUSINESS PENDING THE ACQUISITION

     The Acquisition Agreement provides that, during the period from the date of the Acquisition Agreement to the Closing Date, except as provided in the Acquisition Agreement, New Management will conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and New Management will use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it. New Management has also agreed not to: (i) incur any material uninsured obligation or liability, or any material adverse change other than in the ordinary course of business; (ii) discharge or satisfy any material lien or encumbrance, or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on New Management's Balance Sheet or (b) liabilities incurred since the date of New Management's Balance Sheet in the ordinary course of business; (iii) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor, except as may be required due to income or operations of New Management; (iv) mortgage, pledge or subject to any lien, charge or other encumbrance any of the Assets, tangible or intangible; (v) sell or transfer any of the Assets, cancel any debts or claims or waive any rights, except in the ordinary course of business; (vi) grant any general or uniform increase in the rates of pay of employees or any substantial increase in salary payable or to become payable by New Management to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent; (vii) authorize any single capital expenditure in excess of $5,000, or more than $10,000 in the aggregate;
(viii) enter into any material transaction other than in the ordinary course of business or permitted under other Sections hereof; (ix) issue any stock, bonds or other securities; (x) experience damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experience any other material adverse change in its financial condition, assets, liabilities or business.

WAIVER AND AMENDMENT

     The Acquisition Agreement provides that, at any time prior to the Closing Date, MedPartners/Mullikin and the Subsidiary, on the one hand, and New Management, on the other hand, may waive compliance with the agreements or conditions under the Acquisition Agreement.

NO APPRAISAL RIGHTS

     Under California law, Partners of New Management will not be entitled to dissenters' appraisal rights in connection with the Acquisition.

NEW YORK STOCK EXCHANGE LISTING

     Prior to the Closing Date, a Subsequent Listing Application will be timely filed by MedPartners/Mullikin with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued to the Partners of New Management in the Acquisition. Although no assurance can be given that the shares of MedPartners/ Mullikin Common Stock so issued will be accepted for listing, MedPartners/Mullikin anticipates that these shares will qualify for listing on the NYSE, upon official notice of issuance thereof. See "The Acquisition -- New York Stock Exchange Listing".

RESALE OF MEDPARTNERS/MULLIKIN COMMON STOCK BY AFFILIATES

     MedPartners/Mullikin Common Stock to be issued to New Management in connection with the Acquisition has been registered under the Securities Act. MedPartners/Mullikin Common Stock received by New Management upon consummation of the Acquisition will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of New Management or MedPartners/ Mullikin within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with New Management or MedPartners/Mullikin at the time of the Special Meeting of Partners (generally, members of the Executive Committee of New Management or directors and certain executive officers of MedPartners/ Mullikin and major stockholders of MedPartners/Mullikin or Partners owning 5% or more of the Units of New Management). Generally, all shares of MedPartners/Mullikin Common Stock received by such Affiliates may not be sold until MedPartners/Mullikin publishes at least one full month of the combined results of operations of MedPartners/Mullikin and New Management. MedPartners/Mullikin has agreed to publish (as defined in SEC Authority Series Release No. 135) such results within 30 days after the end of the first calendar month following the Closing Date. In addition, Affiliates of New Management or MedPartners/ Mullikin may not sell their shares of MedPartners/Mullikin Common Stock acquired in connection with the Acquisition except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Closing Date, an Affiliate (together with certain related persons) would be entitled to sell shares of MedPartners/Mullikin Common Stock acquired in connection with the Acquisition only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of MedPartners/Mullikin Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if MedPartners/Mullikin remained current with its information filings with the SEC under the Exchange Act. Two years after the Closing Date, an Affiliate would be able to sell such MedPartners/Mullikin Common Stock without such manner of sale or volume limitations, provided that MedPartners/Mullikin was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of MedPartners/Mullikin. Three years after the Effective Time, an Affiliate would be able to sell such shares of MedPartners/Mullikin Common Stock without any restrictions so long as such Affiliate was not, and had not been for at least three months prior thereto, an Affiliate of MedPartners/Mullikin.

ADDITIONAL INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

     In considering the recommendation of the Executive Committee of New Management with respect to the Acquisition Agreement and the transactions contemplated thereby, New Management Partners should be aware that certain members of the Executive Committee of New Management have certain interests in the Acquisition that are in addition to the interests of New Management Partners generally.

     As of the Record Date, members of Executive Committee of New Management beneficially owned an aggregate of 18.25 of the Units of New Management. If the Acquisition were consummated, such persons would receive a total of 18.25% of the MedPartners/Mullikin Common Stock issued to New Management in the Acquisition. These individuals have unanimously indicated their intentions to vote the Units beneficially owned by them FOR the Acquisition Agreement.

     It is anticipated that CMG will seek to provide for bonus arrangements for key individuals related to the success of CMG, some of whom are expected to be members of the Executive Committee of New Management.

     Pursuant to the Plan of Merger, MedPartners/Mullikin will amend the existing employment agreement (the "Employment Agreement") with Marvin V.H. Kanter, M.D. who is currently the Management Director of New Management. The amended Employment Agreement will only change the title and certain limited executive duties which Dr. Kanter currently has with CHS.

ACCOUNTING TREATMENT

     The Acquisition is expected to qualify for pooling of interests accounting treatment if consummated in accordance with the Acquisition Agreement. If the Acquisition does not qualify for pooling of interests accounting treatment for accounting purposes, the Acquisition would be treated as a purchase for accounting purposes. MedPartners/Mullikin, the Subsidiary and New Management have agreed not to intentionally take any action that would disqualify treatment of the Acquisition as a pooling of interests for accounting purposes.

     Under the pooling of interests method of accounting, the historical basis of the assets and liabilities of MedPartners/Mullikin and New Management will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of MedPartners/Mullikin and New Management will be combined on the consolidated balance sheet of MedPartners/Mullikin and no goodwill or other intangible assets will be created. Consolidated financial statements of MedPartners/Mullikin issued after the Acquisition will be restated retroactively to reflect the consolidated operations of MedPartners/ Mullikin and New Management as if the Acquisition had taken place prior to the periods covered by such consolidated financial statements.

     The unaudited pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling of interests accounting method to account for the Acquisition. Consistent with pooling-of-interests accounting treatment, the direct costs related to the Acquisition will be taken as a non-recurring charge to earnings in the quarter in which the Acquisition is consummated. See "Pro Forma Condensed Financial Information".

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material federal income tax consequences of the Acquisition. This summary is not a complete description of all the consequences of the Acquisition. Each Partner's individual circumstances may affect the tax consequences of the Acquisition to him or her. In addition, no information is provided herein with respect to the tax consequences of the Acquisition under applicable foreign, state or local laws. Accordingly, each New Management Partner is urged to consult his or her own tax advisor as to the specific tax consequences of the Acquisition to him or her.

     New Management will recognize a gain on the sale of assets to the Subsidiary pursuant to the Acquisition Agreement. The gain will be equal to the excess of the fair market value of the MedPartners/Mullikin Common Stock paid for the assets, determined as of the date of the consummation of the transaction contemplated by the Acquisition Agreement, plus the amount of the liabilities assumed by MedPartners/ Mullikin, over the adjusted tax basis of such assets as of such date. As a cash basis taxpayer, New Management's adjusted tax basis of its accounts receivable is zero. Consequently, New Management will recognize ordinary income to the extent of the consideration received for such accounts receivable and any other assets considered to be "unrealized receivables" as defined in Section 751 of the Internal Revenue Code of 1986, as amended ("Code"). Net gain on certain other assets sold by New Management may qualify for capital gain treatment under the Code. Each Partner is required to report his distributive share of income, gains, losses and credits realized by New Management, including any income, gains or losses realized by New Management in the Acquisition. In the event the sale of the MedPartners/Mullikin Common Stock received by New Management is subject to limitations on its sale, the partners of New Management may be required to pay federal income taxes arising from the Acquisition using cash from other sources.

     New Management is receiving MedPartners/Mullikin Common Stock and the assumption of certain liabilities as the sole consideration for the assets sold. The sale of such common stock by New Management and its Partners who are affiliates may be limited by the agreement of the parties not to violate the pooling of interests accounting rules, and further be subject to other limitations under applicable securities laws. See "The Acquisition -- Resale of MedPartners/Mullikin Common Stock by Affiliates". Thus New Management and its Partners who are affiliates may be required to pay any tax attributable to New Management's asset sale utilizing cash from other sources.

     New Management's basis in the MedPartners/Mullikin Common Stock received as a consideration for the Acquisition will equal the fair market value of such shares on the date of the consummation of the transaction contemplated by the Acquisition Agreement.

     A distribution of the MedPartners/Mullikin Common Stock to the New Management Partners will result in a Code Section 731 distribution to such Partners equal to the fair market value of such MedPartners/ Mullikin Common Stock at the time of the distribution.

     NEITHER MEDPARTNERS/MULLIKIN NOR NEW MANAGEMENT HAS REQUESTED OR WILL RECEIVE AN OPINION OF COUNSEL OR RULING FROM THE INTERNAL REVENUE SERVICE AS TO THE FEDERAL TAX CONSEQUENCES OF THE ACQUISITION. SINCE THE MATERIAL TAX CONSEQUENCES OF THE ACQUISITION ARE DEPENDENT ON THE PERSONAL CIRCUMSTANCES OF EACH INDIVIDUAL, EACH NEW MANAGEMENT PARTNER IS URGED TO CONSULT HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE TRANSACTION.

     The foregoing discussion is intended only as a summary of the material federal income tax consequences of the Acquisition and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Acquisition. The discussion does not address the tax consequences arising under the laws of any state, locality or foreign jurisdiction. New Management Partners are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Acquisition to them.

EXPENSES

     The Acquisition Agreement provides that all costs and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense.

INDEMNIFICATION

     The MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws provide for the elimination of Directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of Directors, officers and agents to the full extent permitted by the DGCL. These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of MedPartners/ Mullikin Common Stock entitled to vote thereon.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/ Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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                          OPERATIONS AND MANAGEMENT OF
                   MEDPARTNERS/MULLIKIN AFTER THE ACQUISITION

OPERATIONS

     After the Acquisition, MedPartners/Mullikin will utilize the Assets in the business to be operated by CHS. After consummation of the Merger, CHS will operate under the name CHS Management, Inc. and will continue to engage in the business of an MSO engaging in the organization and management of and affiliations with primary care and multi-specialty physician groups and IPAs and assist the medical groups in the negotiation of contracts with HMOs to provide physician and related healthcare services to enrollees who select physicians in CHS-managed physician groups. It is expected that the operations of CHS and New Management will be integrated where appropriate with the operations of MedPartners/Mullikin in the greater Los Angeles area. No material disposition or restructuring of MedPartners/Mullikin is contemplated as a result of the Acquisition.

MANAGEMENT

     After the consummation of the Acquisition, MedPartners/Mullikin will be managed by the same Board of Directors and executive officers as existed prior to the Acquisition.

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

                        BUSINESS OF MEDPARTNERS/MULLIKIN

GENERAL

     MedPartners/Mullikin is a leading PPM company that develops, consolidates and manages integrated health care delivery systems. Through its network of affiliated group and IPA physicians, MedPartners/ Mullikin provides primary and specialty health care services to prepaid managed care enrollees and fee-for-service patients. MedPartners/Mullikin enhances clinic operations by centralizing administrative functions and introducing management tools, such as clinical guidelines, utilization review and outcomes measurement. At June 30, 1996, MedPartners/Mullikin operated in 23 states and was affiliated with more than 5,777 physicians, including 1,461 in group practices, 3,580 through IPA relationships and 736 hospital-based physicians. MedPartners/Mullikin physicians provided prepaid health care to over 687,000 enrollees through 45 HMO relationships.

     MedPartners/Mullikin offers medical group practices and independent physicians a range of affiliation models. These affiliations are carried out by the acquisition of physician practice management entities or practice assets, either for cash or through an equity exchange, or by affiliation on a contractual basis. In all instances, MedPartners/Mullikin enters into long-term practice management agreements with the affiliated physicians that provide for the management of the practices by MedPartners/Mullikin while at the same time allowing the physicians to maintain their clinical independence.

     MedPartners/Mullikin's revenue is derived from the provision of fee-for-service medical services and from contracts with HMOs which compensate MedPartners/Mullikin and its affiliated physicians on a prepaid basis. In the prepaid arrangements, MedPartners/Mullikin, through its affiliated physicians, typically is paid by the HMO a fixed amount per member ("enrollee") per month ("professional capitation") or a percentage of the premium per member per month ("percent of premium") paid by employer groups and other purchasers of health coverage to the HMOs. In return, MedPartners/Mullikin, through its affiliated physicians, is responsible for substantially all of the medical services required by enrollees. In many instances, MedPartners/Mullikin and its affiliated physicians accept financial responsibility for hospital and ancillary health care services in return for payment from HMOs on a capitated or percent of premium basis ("institutional capitation"). In exchange for these payments (collectively, "global capitation"), MedPartners/ Mullikin, through its affiliated physicians, provides the majority of covered health care services to enrollees and contracts with hospitals and other health care providers for the balance of the covered services.

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. MedPartners/Mullikin implements this strategy through growth in its existing markets, expansion into new markets through acquisitions and affiliations, creation of strategic alliances with hospital partners, HMOs and other third-party payors in its market areas, use of sophisticated information systems and increasing the operational efficiency of, and reducing costs associated with, operating MedPartners/Mullikin's network.

THE CAREMARK ACQUISITION

     On May 13, 1996, MedPartners/Mullikin agreed to acquire Caremark pursuant to a Plan and Agreement of Merger by and among MedPartners/Mullikin, PPM Merger Corporation and Caremark. Under the Plan of Merger, PPM Merger Corporation will be merged with and into Caremark, with Caremark to continue as the surviving corporation as a wholly owned subsidiary of MedPartners/Mullikin. After the consummation of the Caremark Acquisition, MedPartners/Mullikin will operate under the name of "MedPartners, Inc." Upon the consummation of the Caremark Acquisition, each Caremark stockholder will receive 1.21 shares of MedPartners/Mullikin Common Stock in exchange for each share of Caremark Common Stock owned by such stockholder.

     Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the stockholders of MedPartners/Mullikin and Caremark approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the

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

acquisition of Caremark may not be consummated. After consummation of the Caremark Acquisition, MedPartners/Mullikin will operate under the name "MedPartners, Inc." See " Selected Pro Forma Financial Information" and the Financial Statements beginning at Page F-1.

     Caremark is a leading provider of health care services through its PPM, pharmaceutical services, disease management and international businesses. In its PPM business, Caremark provides PPM services to approximately 1,000 affiliated physicians delivering comprehensive care to over one million people. Caremark also operates one of the largest independent prescription drug benefit management ("PBM") businesses in the United States with four mail service pharmacies. Caremark's disease management business provides services and therapies to patients with certain chronic conditions, primarily hemophilia and growth disorders. Caremark's international business provides health care services in a number of locations outside the United States which have different regulatory environments and payor systems.

     Initiated in 1992, Caremark's PPM business provides comprehensive management services to large multi-specialty physician practices in major metropolitan areas. Caremark is a leader in providing capitated health care arrangements to payors. As of March 31, 1996, Caremark provided management services to approximately 1,000 affiliated physicians and 210 other licensed health care professionals who deliver comprehensive health care services to over one million people. As of March 31, 1996, Caremark had affiliated with large, established multi-specialty physician practices in six major metropolitan markets, including Friendly Hills HealthCare Network (that includes CIGNA Medical Group) in Southern California, Kelsey-Seybold Clinic in Houston, North Suburban and Glen Ellyn Clinics in Chicago, Diagnostic Clinic in Tampa/ St. Petersburg, Oklahoma City Clinic and Atlanta Medical Clinic.

     Caremark's pharmaceutical services business manages outpatient prescription drug benefit programs for more than 1,200 clients, including corporations, insurance companies, unions, government employee groups and managed care organizations throughout the United States. Caremark's prescription benefit management business is one of the largest independent PBMs, dispensing 42,000 prescriptions daily from four mail services pharmacies. Caremark also manages patients' immediate prescription needs through a network of approximately 53,000 pharmacies.

     Caremark's disease management business designs and directs comprehensive programs, including drug therapies, to meet the health car needs of individuals with chronic diseases or conditions. Caremark currently provides therapies and services for individuals suffering from hemophilia, growth disorders, immune deficiencies, genetic emphysema, cystic fibrosis and multiple sclerosis. Caremark continually develops additional programs to address other chronic diseases and conditions.

     Caremark's international business is developing and implementing new approaches to health care delivery to provide services in different regulatory environments and payor systems in six countries.

     Caremark was formed as a wholly-owned subsidiary of Baxter in August 1992, and on November 30, 1992, Baxter distributed to the holders of Baxter common stock all of the outstanding shares of Caremark Common Stock. As used herein, the term "Caremark" refers to Caremark and its predecessors, and their respective subsidiaries and affiliates, unless the context otherwise requires. The principal executive offices of Caremark are located at 2215 Sanders Road, Northbrook, Illinois 60062, and its telephone number is (847) 559-4700.

     At June 30, 1996, Caremark had consolidated assets of approximately $1.40 billion and stockholders' equity of approximately $388 million, and employed approximately 11,600 persons.

RECENT DEVELOPMENTS

     On March 19, 1996, MedPartners/Mullikin completed a public offering of a total of 8,250,000 shares of MedPartners/Mullikin Common Stock, 6,632,800 of which were sold for the account of MedPartners/ Mullikin and 1,617,200 of which were sold for the account of certain selling stockholders of MedPartners/ Mullikin. The public offering resulted in net proceeds to MedPartners/Mullikin of approximately $193 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- MedPartners/Mullikin -- Liquidity and Capital Resources".

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

     On June 28, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Summit, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Summit is a multi-specialty group of approximately 70 physicians which serves northern New Jersey. Concurrently with, and as a condition to, the consummation of the acquisition of Summit, MedPartners/Mullikin or its subsidiaries will acquire the assets of MRA, which owns certain real estate and equipment used in the operations of Summit. MRA is owned by 54 of the 59 shareholders of Summit. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Summit and the partners of MRA in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, including that the shareholders of Summit and the partners of New Management approve the transaction, that the transaction qualify as a tax free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Summit and MRA may not be consummated.

     On July 3, 1996, MedPartners/Mullikin entered into a Plan and Agreement of Merger to acquire Cardinal in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax-free reorganization accounted for as a pooling of interests. Cardinal is a multi-specialty group of 75 physicians which serves the Triangle area in Raleigh-Durham and includes Research Triangle Park. In addition to the main campus, Cardinal provides services at 16 clinical facilities and 15 satellite locations. Cardinal is also affiliated with almost 500 physicians through three IPAs, including Cardinal IPA, Piedmont Physicians Alliance, Inc. and Eastern Carolina Primary Care Alliance, Inc. The three IPAs, which are in the early stages of development, already have contracts with five managed care companies providing service to almost 6,000 enrollees. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Cardinal in connection with such merger. Consummation of this merger is subject to a number of conditions; including that the shareholders of Cardinal approve the transaction, that the transaction qualify as a tax-free reorganization and other conditions usual in transactions of this type. In addition, the closing of the transaction is conditioned upon the receipt by the parties of a letter from Ernst & Young LLP, MedPartners/Mullikin's independent auditors, that the transaction will qualify for pooling of interests accounting treatment. See "Notes to Pro Forma Condensed Financial Information". There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Cardinal may not be consummated.

     On July 24, 1996, MedPartners/Mullikin announced that it had entered into a Plan and Agreement of Merger to acquire Emergency Professional Services, in exchange for shares of MedPartners/Mullikin Common Stock. The transaction is to be a tax free reorganization accounted for as a pooling of interests. Emergency Professional Services provides emergency department contract management, in-house physician staff services and staffing to 16 hospitals and six urgent care centers in northern Ohio and western Pennsylvania. The professional staff of Emergency Professional Services includes 115 physicians, all of whom are individual independent contractors. MedPartners/Mullikin intends to file a Registration Statement with the SEC with respect to the shares of MedPartners/Mullikin Common Stock to be issued to the shareholders of Emergency Professional Services in connection with such acquisition. Consummation of this acquisition is subject to a number of conditions, usual in a transaction of this type, including: that the shareholders of Emergency Professional Services approve the transaction; that the transaction qualify for pooling of interests accounting treatment; and that the transaction qualify as a tax free reorganization. There is no guarantee that such conditions will be met. If such conditions are not met, the acquisition of Emergency Professional Services may not be consummated. See "Pro Forma Condensed Financial Information" and the "Financial Statements" beginning at page F-1.

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

INDUSTRY

     The Health Care Financing Administration ("HCFA") estimates that national health spending in 1994 was approximately $1 trillion, with physicians controlling more than 80% of the overall expenditures. The American Medical Association reports that approximately 565,000 physicians are actively involved in patient care in the United States, with a growing number participating in multi-specialty or single-specialty groups. The physician practice management market is estimated at $200 billion.

     Concerns over the accelerating cost of health care have resulted in the increasing prominence of managed care. As markets evolve from traditional fee-for-service medicine to managed care, HMOs and health care providers confront market pressures to provide high quality health care in a cost-effective manner. Employer groups have begun to bargain collectively in an effort to reduce the cost of premiums and to bring about greater accountability of HMOs and providers with respect to accessibility, choice of provider, quality of care and other indicators of consumer satisfaction. The focus on cost-containment has placed small to mid-sized physician groups and solo practices at a disadvantage because they typically have higher operating costs and little purchasing power with suppliers, they often lack the capital to purchase new technologies that can improve quality and reduce costs and they do not have the cost accounting and quality management systems necessary to allow these physicians to enter into sophisticated risk-sharing contracts with payors.

     Industry experts expect the medical delivery system to evolve into a system where the primary care physician, often part of a multi-specialty group, manages and directs health care expenditures. As a result of these developments, primary care physicians have increasingly become the conduit for the delivery of medical care by acting as "case managers" and directing referrals to certain specialists, hospitals, alternate-site facilities and diagnostic facilities. By contracting directly with payors, organizations that control primary care physicians are able to reduce the administrative overhead expenses incurred by HMOs and insurers and thereby reduce the cost of delivering medical services.

     As a result of the trends toward increased HMO enrollment and physician membership in group medical practices, health care providers have sought to reorganize themselves into health care delivery systems that are better suited to the managed care environment. Physician groups and IPAs are joining with hospitals and other institutional providers in various ways to create vertically integrated delivery systems which provide medical and hospital services ranging from community-based primary medical care to specialized inpatient services. These health care delivery systems contract with HMOs to provide hospital and medical services to enrollees under full risk contracts, under which providers assume the obligation of providing both the professional and institutional components of covered health care services to the HMO enrollees.

     In order to compete effectively in such an emerging environment, physicians are concluding that they must have control over the delivery and financial impact of a broader range of health care services through the acceptance of global capitation. To this end, groups of independent physicians and medium to large medical groups are taking steps to assume responsibility and risk for health care services which they do not provide, such as hospitalization. Physicians are increasingly abandoning traditional private practice in favor of affiliations with larger organizations, such as MedPartners/Mullikin, which offer skilled and innovative management, sophisticated information systems and capital resources. Many payors and their intermediaries, including governmental entities and HMOs, are increasingly looking to outside providers of physician services to develop and maintain quality outcomes, management programs and patient care data. In addition, such payors and intermediaries look to share the risk of providing health care services through capitation arrangements which provide for fixed payments for patient care over a specified period of time. While the acceptance of greater responsibility and risk provides the opportunity to retain and enhance market share and operate at a higher level of profitability, medical groups and independent physicians are concluding that the acceptance of global capitation carries with it significant requirements for infrastructure, information systems, capital, network resources and financial and medical management. Physicians are increasingly turning to organizations such as MedPartners/Mullikin to provide the resources necessary to function effectively in a managed care environment.

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

STRATEGY

     MedPartners/Mullikin's strategy is to develop locally prominent, integrated health care delivery networks that provide high quality, cost-effective health care in selected geographic markets. The key elements of this strategy are as follows:

          Expansion of Existing Markets. MedPartners/Mullikin's principal strategy for expanding its existing markets is through the acquisition of (through purchase, merger or otherwise) or affiliation with physicians and medical groups within those markets. MedPartners/Mullikin seeks to acquire or otherwise affiliate with physician groups, IPAs and other providers with significant market shares in their local markets and established reputations for providing quality medical care in order to increase market share in targeted regions. MedPartners/Mullikin also develops multi-specialty physician networks that are designed to meet the specific medical needs of a targeted geographic market. MedPartners/Mullikin seeks to further enhance its existing market share by increasing enrollment and fee-for-service business in its existing clinics and IPAs. MedPartners/Mullikin anticipates further internal growth by expanding more of its payor contracts to global capitation through PPN. Additionally, MedPartners/Mullikin believes that increasing marketing activities, enhancing patient service and improving the accessibility of care will increase MedPartners/Mullikin's market share.

          Expansion into New Markets. MedPartners/Mullikin expands into new markets through the acquisition of or affiliation with other physician practice management entities and medical groups. MedPartners/Mullikin believes it is a leading consolidator in the physician practice management industry and that the MME acquisition was the first major consolidation in the industry. As a result of the consolidation of physician practices and the entry of other physician practice management companies into the market, MedPartners/Mullikin's management has determined that it is important for MedPartners/ Mullikin to accelerate its rate of expansion through acquisitions and mergers with entities which already have significant market penetration. MedPartners/Mullikin believes that by concentrating on larger acquisitions and continuing to expand its core of physician groups and IPAs, as well as its network of hospital affiliations, it will be able to create vertically integrated health care delivery systems and enhance its competitive position. MedPartners/Mullikin continually reviews potential acquisitions and physician affiliations and is currently in preliminary negotiations with various candidates.

          Strategic Alliances. MedPartners/Mullikin believes that strategic alliances with hospitals and health plans improve the delivery of managed health care. MedPartners/Mullikin has entered into arrangements with various hospitals under which a portion of the capitation revenue received from HMOs for institutional care of enrollees assigned to designated Company clinics and IPA physicians is deposited into "subcapitated risk pools" managed by MedPartners/Mullikin. MedPartners/Mullikin believes that such arrangements can be enhanced through the implementation of the Restricted License held by PPN. Under these arrangements, the hospital is at risk in the event that the costs of institutional care exceed the available funds and MedPartners/Mullikin shares in cost savings and revenue enhancements. MedPartners/Mullikin believes that through these and other similar alliances, the providers will devote greater resources to ensuring the wellness of HMO enrollees, provide high-quality and cost-effective care and seek to retain and expand their respective market shares. As a result, it is anticipated that the overall cost of providing care will be contained, rendering both MedPartners/Mullikin and the participating providers more appealing to both HMOs and medical care consumers. MedPartners/ Mullikin and its affiliated physicians have also established relationships with HMOs pursuant to which MedPartners/Mullikin and the HMOs share proportionately in the risks and rewards of market trends.

          Sophisticated Information Systems. MedPartners/Mullikin believes that information technology is critical to the growth of integrated health care delivery systems and that the availability of detailed clinical data is fundamental to quality control and cost containment. MedPartners/Mullikin develops and maintains sophisticated management information systems which collect and analyze clinical and administrative data to allow MedPartners/Mullikin to effectively control overhead expenses, maximize reimbursement and provide effective utilization management. MedPartners/Mullikin evaluates the administrative and clinical operations of affiliated practices and re-engineers these functions as appropri-

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

     ate in conjunction with the implementation of MedPartners/Mullikin's management information systems to maximize the benefits of the systems.

          Increased Operational Efficiencies and Cost
     Reductions. MedPartners/Mullikin is seeking to increase its operating efficiency through expansion of its market area and number of HMO enrollees, refinement of its utilization management programs that deliver information used by its physicians to monitor and improve their practice patterns, increased specialization, the development of additional in-house services and through increased emphasis on outpatient care. MedPartners/Mullikin's networks take advantage of economies of scale through centralized billing, scheduling, information management and other functions.

RECENT MAJOR ACQUISITIONS

     On November 29, 1995, a business combination between MedPartners and MME was consummated, pursuant to which MedPartners acquired MME by exchanging a total of 13,476,855 shares of MedPartners/ Mullikin's Common Stock for all of the outstanding partnership interests of MME. In connection with MME acquisition, MedPartners/Mullikin also issued a total of 547,010 shares of its Common Stock to acquire a controlling interest in three real estate partnerships that own properties leased to and utilized in connection with the business of MedPartners/Mullikin. The transaction, which was consummated as a tax-free reorganization and pooling of interests for accounting purposes, was valued at approximately $413 million. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     On February 22, 1996, MedPartners/Mullikin acquired PPSI, a publicly traded physician management company based in Redlands, California, in exchange for approximately 10,968,458 shares of MedPartners/ Mullikin Common Stock having a total value of approximately $343.0 million (the "PPSI Merger"). The PPSI Merger was a tax-free exchange accounted for as a pooling of interests. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     In addition to growth through the acquisition of physician groups, the MME acquisition and the PPSI Merger, MedPartners/Mullikin has consummated business combinations with MEDCTR, Inc., a family medicine provider located in Ohio, Vanguard Healthcare Group, Inc., an obstetrics/gynecology practice management entity operating in the Philadelphia and New Jersey areas, Texas Back Institute, Inc. and its affiliated medical practice, a spine care center operating in Texas and Retina and Vitreous Associates of Alabama, P.C., an ophthalmology practice in Alabama. MedPartners/Mullikin issued a total of 2,788,263 shares of Common Stock in connection with these additional acquisitions. See the Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     Prior to the 1995 Mergers, MedPartners had affiliated with 190 physicians through December 31, 1994. At June 30, 1996, after giving effect to the PPSI Merger, MedPartners/Mullikin had affiliated with over 5,777 physicians.

DEVELOPMENT AND OPERATIONS

     Prior to affiliation with MME, MedPartners concentrated its development efforts in the southeastern United States, affiliating primarily with physician groups who practice on a fee-for-service basis. With the MME and PPSI organizations, MedPartners/Mullikin acquired additional business models, specifically designed to operate efficiently in the capitated managed care environment. These business models, which are replicable and flexible, allow MedPartners/Mullikin to capitalize on the full range of market opportunities in the physician practice management industry and enable MedPartners/Mullikin to build integrated physician networks attractive to payors of all types. MedPartners/Mullikin has networks currently under development in 23 states.

     To meet payor demand for price competitive, quality services, MedPartners/Mullikin utilizes a market-based approach that incorporates primary care and specialty physicians into a network of providers serving a targeted geographic area. MedPartners/Mullikin engages in research activities and market analysis to determine the network configuration for a particular market. Typically, MedPartners/Mullikin aims to achieve an equal number of primary care physicians and specialists in each network. Primary care includes family practice, internal medicine, pediatrics and obstetrics/gynecology. Key specialties include orthopedics, cardiology, neurosciences, urology, surgery, ear, nose and throat and ophthalmology. At certain locations, affiliated physicians and support personnel operate centers for diagnostic imaging, urgent care, cancer management, mental health treatment and health education. Network physicians also treat fee-for-service patients on a per-occurrence basis. After-hours care is available in several of MedPartners/Mullikin's clinics. Each network is configured to contain, when complete, the physician services necessary to capture at least 20% of market share and to provide at least 90% of the physician services required by payors. MedPartners/Mullikin markets its networks to managed care and third-party payors, referring physicians and hospitals.

     Affiliated Physicians. The relationship between MedPartners/Mullikin and its affiliated physicians is set forth in asset purchase and practice management agreements. Through the asset purchase agreement, MedPartners/Mullikin acquires the assets utilized in the practice and may also assume certain leases and other contracts of the physician group. The practice management agreements generally have terms ranging from 20 to 44 years, although certain of the agreements acquired in the PPSI Merger have terms as short as ten years, and provide the physicians with access to capital, management expertise, sophisticated information systems and managed care contracts, while enabling affiliated physicians to retain their autonomy through their professional corporations, thereby maintaining governance of physician-specific issues and clinical control.

     Under a practice management agreement, a physician group delegates to MedPartners/Mullikin administrative, management and support functions required in connection with its medical practice. MedPartners/Mullikin provides the physician group with the equipment and facilities used in its medical practice, manages practice operations and employs substantially all of the practice's non-physician personnel, except certain allied health professionals, such as nurses and physical therapists. The physicians are responsible for all decisions regarding patient health care, including diagnosis, treatment, surgery and therapy. The agreement also provides that the affiliated professional corporation will not compete with MedPartners/ Mullikin. See also Notes 1 and 10 to Consolidated Financial Statements of MedPartners/Mullikin, Inc. included elsewhere in this Prospectus-Proxy Statement.

     Pursuant to the practice management agreement, the affiliated professional corporation assigns to MedPartners/Mullikin all or substantially all its rights and interest in the revenue it receives. For providing services pursuant to such agreement, the physicians receive compensation, as negotiated, either as a fixed percentage of net revenues, a pre-determined salary and incentive arrangement or an arrangement based directly on the profitability of the practice.

     Physicians in practice groups acquired by MedPartners/Mullikin typically sign three-year employment agreements with the affiliated medical group containing noncompetition covenants. The employment agreements provide for a physician to be paid either a fixed salary or pursuant to a negotiated formula. The medical group provides the physician with health, death and disability and professional liability insurance and other benefits. Physicians are also paid for any management responsibilities they assume.

     MedPartners/Mullikin enhances growth in its practices by expanding managed care arrangements, assisting in the recruitment of new physicians and expanding and adding services that have historically been performed outside of the practices. MedPartners/Mullikin works closely with affiliated physicians in targeting and recruiting physicians and in merging sole practice or single specialty groups into the affiliated physician groups. MedPartners/Mullikin assists in the development of new and expanded ancillary services by providing the needed capital resources and management services. MedPartners/Mullikin recognizes and develops opportunities to provide services throughout a market by positioning its practices so that an entire market is covered geographically. This approach provides patients with convenient medical facilities and services and responds to coverage criteria essential to payors.

     IPAs. MedPartners/Mullikin's networks include MIPA, which operates in 16 separate geographic regions in southern and northern California, as well as four IPAs acquired in the PPSI Merger. Formed in 1989, MIPA currently has approximately 3,450 primary care and specialist physicians and approximately

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

139,000 HMO enrollees in its network. The PPSI IPAs, operating in the Inland Empire region of California, have approximately 75 physicians and approximately 35,000 HMO enrollees. An IPA allows individual practitioners to access patients in their area through contracts with HMOs without having to join a group practice or sign exclusive contracts, and also coordinates utilization review and quality assurance programs for its affiliated physicians. In addition to providing access to HMO contracts, an IPA offers other benefits to physicians seeking to remain independent, including economies of scale in the marketplace, enhanced risk-sharing arrangements and access to other strategic alliances within MedPartners/Mullikin's network. MedPartners/Mullikin believes that the expansion of its IPA operations is important to the future growth of MedPartners/Mullikin, because many of the physicians who contract with MedPartners/Mullikin's IPAs have a significant number of patients who do not currently participate in a prepaid health plan and because such physicians may facilitate the formation of physician group practices which may become affiliated with, or acquired by, MedPartners/Mullikin. MedPartners/Mullikin identifies IPAs that need access to capitated HMO contracts, and such IPA organizations typically agree to assign their existing HMO contracts to MedPartners/Mullikin. Individual physicians then enter into contracts directly with the IPA. MedPartners/ Mullikin believes that the expansion of its IPAs will enable it to increase its market share with relatively low risk because of the low incremental investment required to recruit additional physicians.

     MedPartners/Mullikin has practice management agreements with its affiliated IPAs pursuant to which it provides management and administrative services including physician credentialing, contracting, accounting and marketing. However, since IPA physicians are independent physicians with their own medical practices, unlike the agreements with affiliated practice groups, the scope of services provided to an IPA is limited to administrative, accounting, contractual and marketing services. Pursuant to these agreements, substantially all of the IPA's revenues are assigned to MedPartners/Mullikin and the physicians receive payments similar to those provided in the practice management agreements.

     HMOs. MedPartners/Mullikin, through its affiliated physicians, began contracting with HMOs to provide health care on a capitated reimbursement basis in 1975. Under these contracts, which typically are automatically renewed on an annual basis, MedPartners/Mullikin provides virtually all covered medical services and receives a fixed monthly capitation payment from HMOs for each member who chooses an affiliated physician as his or her primary care physician. The capitation amount may be fixed, based upon a percentage of premium, or adjusted based on the age and/or sex of the HMO enrollee. Contracts for prepaid health care with HMOs accounted for approximately 50% of MedPartners/Mullikin's pro forma combined net revenue for the second quarter of 1996. MedPartners/Mullikin currently has 45 relationships with HMOs of which the relationships with PacifiCare, Health Net and CaliforniaCare accounted for approximately 29% of net revenue of MedPartners/Mullikin for the six months ended June 30, 1996.

     To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the HMOs or other payors, aggregate capitation payments may be insufficient to cover the costs associated with the treatment of enrollees. Stop-loss coverage is maintained, which mitigates the effect of occasional high utilization of health care services. At June 30, 1996, over 798,000 HMO enrollees were covered beneficiaries for professional services in MedPartners/Mullikin's network, of which approximately 622,000 were served by affiliated professionals and approximately 176,000 were served by IPA professionals. These patients are covered under either commercial (typically employer-sponsored) or senior (Medicare-funded) HMOs. Higher capitation rates are typically received for senior patients, because their medical needs are generally greater and consequently the cost of covered care is higher. As of June 30, 1996, MedPartners/Mullikin's HMO enrollees comprised approximately 694,093 commercial enrollees and approximately 66,457 senior (over age 65) enrollees.

     MedPartners/Mullikin seeks to contract with the same HMOs on a capitated or similar prepaid basis to provide institutional care to substantially all the enrollees who have selected an affiliated physician as their primary health care provider. Under its institutional capitation agreements with HMOs, MedPartners/ Mullikin is obligated to pay for, in addition to inpatient hospitalization costs, costs for ambulance service, emergency room facilities, outpatient surgeries, home nursing care, skilled nursing care and, in some cases, pharmacy and out-of-area services. At June 30, 1996, MedPartners/Mullikin was receiving institutional capitation payments for approximately 366,000 enrollees.

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

     Hospitals. MedPartners/Mullikin operates Pioneer Hospital, a 99-bed acute care hospital located in Artesia, California and USFMC, an 102-bed acute care hospital in Montclair, California. Many of the physicians on professional staff rosters of these hospitals are either employed by an affiliated professional corporation or under contract with MedPartners/Mullikin's IPAs. The traditional hospital-based physicians, such as emergency room physicians, anesthesiologists, pathologists, radiologists and cardiologists, are all supplied through contractual arrangements with an affiliated corporation. Several of MedPartners/Mullikin's medical clinics are located sufficiently close to Pioneer Hospital to allow the enrollees who utilize these clinics to also utilize Pioneer Hospital. Under the HMO contracts, MedPartners/Mullikin is obligated to pay for inpatient hospitalization and related services. Over 85% of Pioneer Hospital's and approximately 50% of USFMC's daily census is made up of MedPartners/Mullikin HMO enrollees. MedPartners/Mullikin has entered into agreements with other hospitals in California for the delivery of hospital services to the remainder of its enrollees. In each instance, the institutional capitation payments received from HMOs are placed at risk for the benefit of the applicable hospital, MedPartners/Mullikin and its affiliated physicians. MedPartners/ Mullikin and these providers split any savings realized if hospital utilization declines due to the success of MedPartners/Mullikin's programs for early intervention, wellness and outpatient treatment.

     Hospital-Based Physician Operations. MedPartners/Mullikin's Hospital-Based Physician ("HBP") operations acquired in the PPSI Merger organizes and manages physicians and other health care professionals engaged in the delivery of emergency, radiology and teleradiology services, hospital-based primary care and temporary staffing and support services to hospitals, clinics, managed care organizations and physician groups. NorthWest Emergency Physicians ("NEP"), an affiliate of PPSI, is the largest provider of emergency physician contract management services to hospital-based emergency departments in the Pacific Northwest (Washington, Oregon and Alaska). NEP's emergency department contracts provide physician coverage for 15 hospital emergency departments, 24 hours a day throughout the year. Team Health, Inc. ("Team Health"), also an affiliate of PPSI, principally operates in the Southeastern United States and currently serves 57 hospital emergency departments in Tennessee, Kentucky, Alabama, Arkansas and Virginia, and 15 hospital radiology departments. Under contracts with hospitals and other clients, MedPartners/Mullikin's HBP operations identify and recruit physicians and other health care professionals for admission to a client's medical staff, monitor the quality of care and proper utilization of services and coordinate the ongoing scheduling of staff physicians who provide clinical coverage in designated areas of care. Hospitals have found it increasingly difficult to recruit, schedule, retain and appropriately compensate hospital-based physician specialists required to operate hospital emergency, radiology and other departments. As a consequence, a large number of hospitals have turned to contract management firms as a more cost-effective and reliable alternative to the development of in-house physician staffing.

INFORMATION SYSTEMS

     MedPartners/Mullikin develops and maintains integrated information systems to support its growth and acquisition plans. MedPartners/Mullikin's overall information systems design is open, modular and flexible. MedPartners/Mullikin is implementing an individual patient electronic medical record ("EMR") to complement primary practice management and billing functions. MedPartners/Mullikin has configured its systems to give affiliated physicians and their staff efficient and rapid access to complex clinical data. MedPartners/ Mullikin's use of the EMR enhances operational efficiencies through automation of many routine clinical functions, as well as the capacity to link "physician-specific" treatment protocols by diagnosis, thus allowing physicians to have treatments checked against pre-defined protocols at the time of service.

     Effective and efficient access to key clinical patient data is critical in improving costs and quality outcomes as MedPartners/Mullikin enters into more capitation contracts. MedPartners/Mullikin utilizes its existing information systems to improve productivity, manage complex reimbursement procedures, measure patient care satisfaction and outcomes of care, and integrate information from multiple facilities throughout the care spectrum. These systems allow MedPartners/Mullikin to analyze clinical and cost data so that it is able to determine effectively thresholds of profitability under various capitation arrangements.

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

COMPETITION

     The PPM industry is highly competitive. The industry is also subject to continuing changes in the provision of services and the selection and compensation of providers. In addition, certain companies, including hospitals and insurers, are expanding their presence in the physician management market. The provision of physician contract management services for hospitals and other health care providers is also highly competitive, and MedPartners/Mullikin's hospital-based operations compete with national, regional and local companies in providing its services. Certain of MedPartners/Mullikin's competitors are larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with purchasers of such services.

GOVERNMENT REGULATION

     As a participant in the health care industry, MedPartners/Mullikin's operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state, and local levels. MedPartners/Mullikin believes its operations are in material compliance with applicable laws. Nevertheless, because of the uniqueness of the structure of the relationship with the physician groups, many aspects of MedPartners/Mullikin's business operations have not been the subject of state or federal regulatory interpretation and there can be no assurance that a review of MedPartners/Mullikin's or the affiliated physicians' business by courts or regulatory authorities will not result in a determination that could adversely affect the operations of MedPartners/Mullikin or the affiliated physicians or that the health care regulatory environment will not change so as to restrict MedPartners/Mullikin's or the affiliated physicians' existing operations or their expansion.

     Approximately 10% of the revenues of MedPartners/Mullikin's affiliated physician groups is derived from payments made by government-sponsored health care programs (principally, Medicare and state reimbursed programs). As a result, any change in reimbursement regulations, policies, practices, interpretations or statutes could adversely affect the operations of MedPartners/Mullikin. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on health care providers that fraudulently or wrongfully bill governmental or other third-party payors for health care services. MedPartners/Mullikin believes it is in material compliance with such laws, but there can be no assurance that MedPartners/Mullikin's activities will not be challenged or scrutinized by governmental authorities.

     The laws of many states prohibit business corporations such as MedPartners/Mullikin from practicing medicine and employing physicians to practice medicine. MedPartners/Mullikin performs only non-medical administrative services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine by the physicians with whom it contracts. Accordingly, MedPartners/Mullikin believes that it is not in violation of applicable state laws relating to the practice of medicine. In addition to prohibiting the practice of medicine, numerous states prohibit entities like MedPartners/Mullikin from engaging in certain health care-related activities, such as fee-splitting with physicians.

     Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute", prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. Many states have adopted similar prohibitions against payments intended to induce referrals of Medicaid and other third-party payor patients. Although MedPartners/Mullikin believes that it is not in violation of the Anti-kickback Statute or similar state statutes, its operations do not fit within any of the existing or proposed federal safe harbors.

     Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. Subject to certain exemptions, a physician or a member of his immediate family is prohibited from referring Medicare or Medicaid patients to an entity providing "designated health services" in which the physician has an ownership or investment interest or with which the physician has entered into a

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

compensation arrangement. While MedPartners/Mullikin believes it is in compliance with such legislation, future regulations could require MedPartners/Mullikin to modify the form of its relationships with physician groups. Some states have also enacted similar self-referral laws and MedPartners/Mullikin believes it is likely that more states will follow. MedPartners/Mullikin believes that its practices fit within exemptions contained in such statutes. Nevertheless, expansion of the operations of MedPartners/Mullikin to certain jurisdictions may require structural and organizational modifications of MedPartners/Mullikin's relationships with physician groups to comply with new or revised state statutes.

     On March 5, 1996, the DOC issued the Restricted License to PPN in accordance with the requirements of the Knox-Keene Act. The Restricted License authorizes PPN to operate as a health care service plan in the State of California. MedPartners/Mullikin, through PPN, intends to utilize the Restricted License for purposes of contracting with HMOs for a broad range of health care services, including both institutional and professional medical services, through a consolidated contract with the HMO. The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as health care service plans in California to substantial regulation by the DOC. In addition, licensees under the Knox-Keene Act are required to file periodic financial data and other information (which generally become available to the public), maintain substantial tangible net equity on their balance sheets and maintain adequate levels of medical, financial and operational personnel dedicated to fulfilling the licensee's statutory and regulatory requirements. The DOC is empowered by law to take enforcement actions against licensees which fail to comply with such requirements. PPN is a newly created organization without an operating history and there is no assurance that the DOC will view its operations to be fully in compliance with applicable laws and regulations.

     The operation of Pioneer Hospital and USFMC is highly regulated. Pioneer Hospital and USFMC are accredited by the Joint Commission on Accreditation of Healthcare Organizations. Accreditation from this Joint Commission allows Pioneer Hospital to serve Medicare patients and provides authorization from the California Department of Health Services and the Los Angeles County Department of Health to operate as a licensed hospital facility. Each of Pioneer Hospital and USFMC is licensed and regulated as a general acute care hospital by the State of California Department of Health Services. Additionally, each of Pioneer Hospital and USFMC has a clinical laboratory license from the State of California Department of Health Services, a clinical laboratory license for its cardio-pulmonary laboratory and a pharmacy license for its inpatient pharmacy.

     Because the affiliated practice groups remain separate legal entities, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. MedPartners/Mullikin intends to comply with such state and federal laws as may affect its development of integrated health care delivery networks, but there can be no assurance that a review of MedPartners/Mullikin's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of MedPartners/Mullikin and its affiliated physician groups.

     As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to health care reform. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on MedPartners/Mullikin.

LEGAL PROCEEDINGS

     MedPartners/Mullikin is named as a defendant in various legal actions arising primarily out of services rendered by physicians employed by its affiliated physician entities and Pioneer Hospital and USFMC, personal injury and employment disputes. In addition, certain of its affiliated medical groups are named as defendants in numerous actions alleging medical negligence on the part of their physicians. In certain of these actions, MedPartners/Mullikin's and the medical group's insurance carrier has either declined to provide coverage or has provided a defense subject to a reservation of rights. MedPartners/Mullikin's management

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

does not view any of these actions as likely to result in an uninsured award which would have a material adverse effect on MedPartners/Mullikin's financial condition, results of operations or liquidity.

EMPLOYEES

     As of June 30, 1996, MedPartners/Mullikin, including its affiliated professional entities, employed 9,433 people on a full-time equivalent basis.

CORPORATE LIABILITY AND INSURANCE

     MedPartners/Mullikin's business entails an inherent risk of claims of physician professional liability. To protect its overall operations from such potential liabilities, MedPartners/Mullikin has a multi-tiered corporate structure and preserves the operational integrity of each of its operating subsidiaries. In addition, MedPartners/Mullikin maintains professional liability insurance, general liability and other customary insurance on a claims-made and modified occurrence basis, in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business, for all of the affiliated physicians, practices and operations. This insurance includes "tail" coverage for claims against MedPartners/Mullikin's affiliated medical organizations, to cover incidents which were or are incurred but not reported during the periods for which the related risk was covered by "claims made" insurance. There can be no assurance that a future claim will not exceed the limits of available insurance coverage or that such coverage will continue to be available.

     Moreover, MedPartners/Mullikin requires each physician group with which it affiliates to obtain and maintain professional liability insurance coverage. Such insurance would provide coverage, subject to policy limits, in the event MedPartners/Mullikin were held liable as a co-defendant in a lawsuit for professional malpractice against a physician. In addition, generally, MedPartners/Mullikin is indemnified under the practice management agreements by the affiliated physician groups for liabilities resulting from the performance of medical services.

PROPERTIES

     MedPartners/Mullikin leases approximately 48,000 square feet at 3000 Galleria Tower in Birmingham, Alabama, for its corporate headquarters.

     In its western operations, MedPartners/Mullikin and its affiliated entities own certain real estate assets in California, and lease their other facilities from third parties. MedPartners/Mullikin leases, directly or through affiliated real estate partnerships, real estate for its clinics in 79 locations in southern California, 52 in northern California and six in the Portland, Oregon area. MedPartners/Mullikin leases an approximately 60,000 square foot building in Artesia which is occupied by Pioneer Hospital and owns the USFMC hospital building. In addition, MedPartners/Mullikin leases approximately 22 properties used for general administrative offices and storage.

     MedPartners/Mullikin also leases, subleases or occupies, pursuant to the asset purchase agreements, the clinic facilities for the affiliated physician groups. The leases have varying terms ranging from one to 22 years and monthly rents ranging from $250 to $97,170. MedPartners/Mullikin anticipates that, as the affiliated practices continue to grow and add new services, expanded facilities will be required.

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

                       MANAGEMENT OF MEDPARTNERS/MULLIKIN

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about the executive officers and directors of MedPartners/Mullikin as of the date of this Prospectus -- Proxy Statement:

                     NAME                    AGE     POSITION WITH MEDPARTNERS/MULLIKIN
    ---------------------------------------  ---   ---------------------------------------
    Larry R. House(1)......................  53    Chairman of Board, President and Chief
                                                     Executive Officer
    Mark L. Wagar..........................  45    President -- Western Operations
    John J. Gannon.........................  58    President -- Eastern Operations
    Harold O. Knight, Jr...................  38    Executive Vice President and Chief
                                                     Financial Officer
    Tracy P. Thrasher......................  33    Executive Vice President of
                                                   Administration and Secretary
    William R. Dexheimer...................  39    Executive Vice President and Chief
                                                     Operating Officer -- East
    J. Rodney Seay.........................  49    Executive Vice President of Mergers and
                                                     Acquisitions
    J. Brooke Johnston, Jr.................  56    Senior Vice President and General
                                                   Counsel
    Peter J. Clemens, IV...................  31    Vice President of Finance and Treasurer
    Richard M. Scrushy.....................  43    Director
    Larry D. Striplin, Jr.(2)..............  66    Director
    Charles W. Newhall III(1)..............  51    Director
    Scott F. Meadow(2).....................  42    Director
    Ted H. McCourtney, Jr.(1)..............  57    Director
    Walter T. Mullikin, M.D................  78    Director
    John S. McDonald, J.D.(1)..............  63    Director
    Rosalio J. Lopez, M.D.(2)..............  43    Director
    Richard J. Kramer......................  53    Director

- ---------------

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

     Larry R. House has been President and Chief Executive Officer of MedPartners/Mullikin since August 27, 1993, and has been Chairman of the Board since January 8, 1993. From 1985 to 1992, he was Chief Operating Officer of HEALTHSOUTH Rehabilitation Corporation, now HEALTHSOUTH Corporation, a publicly traded provider of rehabilitative health care services ("HEALTHSOUTH"). From 1992 to 1993, Mr. House was President of HEALTHSOUTH International, Inc. Mr. House is a member of the Board of Directors of each of HEALTHSOUTH, Capstone Capital Corporation, a publicly traded real estate investment trust, and the American Sports Medicine Institute.

     Mark L. Wagar has been President -- Western Operations of MedPartners/Mullikin since January 1995. From March 1994 to December 1994, he was the President of CIGNA HealthCare of California, a health care plan serving enrollees in California, Oregon and Washington and, from January 1993 through February 1994, was a Vice President of CIGNA HealthCare of California, an HMO. From November 1989 to December 1992, he was the President of Managed Care Partners, Inc., a private consulting management company specializing in managed care services. He has been involved in health care management for over 20 years, including 10 years in managed care companies.

     John J. Gannon has been President -- Eastern Operations of MedPartners/Mullikin since July 27, 1996. For 23 years, Mr. Gannon was a Partner with KPMG Peat Marwick. His most recent position with KPMG was that of National Partner-in-Charge of Strategy and Marketing, Healthcare and Life Sciences. He served as one of the firm's designated industry review specialists for health care financial feasibility studies. Mr. Gannon is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

     Harold O. Knight, Jr. has been Executive Vice President and Chief Financial Officer of MedPartners/ Mullikin since November 10, 1994. Mr. Knight was Senior Vice President of Finance and Treasurer of MedPartners/Mullikin from August 27, 1993 to November 10, 1994 and, from March 1, 1993 to August 27, 1993, Mr. Knight served as Vice President of Finance of MedPartners/Mullikin. From 1980 to 1993, Mr. Knight was with Ernst & Young LLP, most recently as Senior Manager. Mr. Knight is a member of the Alabama Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

     Tracy P. Thrasher has been Executive Vice President of Administration of MedPartners/Mullikin since November 10, 1994 and has been Secretary since March 10, 1994. Ms. Thrasher was Senior Vice President of Administration from March 10, 1994 to November 10, 1994 and, from January 8, 1993 to March 10, 1994, she served as Corporate Comptroller and Vice President of Development. From 1990 to 1993, Ms. Thrasher was the Audit and Health Care Management Advisory Service Manager with Burton, Canady, Moore & Carr, P.C., independent public accountants. Ms. Thrasher began her career with Ernst & Young LLP in 1985, and became a certified public accountant in 1986.

     William R. Dexheimer has been Executive Vice President and Chief Operating Officer -- East of MedPartners/Mullikin since August 27, 1993. From 1989 to 1993, Mr. Dexheimer was a principal stockholder and Chief Executive Officer of Strategic Health Resources of the South, Inc., a health care development and consulting firm. From 1986 to 1989, Mr. Dexheimer was employed by AMI Brookwood Medical Center as Senior Vice President of Development and Chief Executive Officer of AMI Brookwood Primary Care Centers, Inc.

     J. Rodney Seay has been Executive Vice President of Mergers and Acquisitions of MedPartners/ Mullikin since April 20, 1995. From August 27, 1993 to April 20, 1995, he served as Executive Vice President of Development. Mr. Seay was also Secretary of MedPartners/Mullikin from August 27, 1993 to March 10, 1994. From 1992 to 1993, he was Vice President of Finance of HEALTHSOUTH. From 1988 to 1992, Mr. Seay was a Senior Manager with KPMG Peat Marwick. From 1982 to 1988, he served as Chief Executive Officer of Medical Data Services, a physician practice management company with over 650 employees and over 1,500 physician clients.

     J. Brooke Johnston, Jr. has been Senior Vice President and General Counsel of MedPartners/Mullikin since April 25, 1996. Prior to that, Mr. Johnston was a senior principal of the law firm of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama where he practiced corporate and securities law for over seventeen years. Prior to that he was engaged in the practice of law in New York, New York and at another firm in Birmingham. Mr. Johnston is a member of the Alabama State Bar and the New York and American Bar Associations. Mr. Johnston is a member of the Board of Directors of United Leisure Corporation, a publicly traded leisure time company.

     Peter J. Clemens IV has been Vice President of Finance and Treasurer of MedPartners/Mullikin since April 20, 1995. From 1991 to 1995 Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens began his career with AmSouth Bank, N.A. in 1987, and received an M.B.A. from Vanderbilt University in 1991.

     Richard M. Scrushy has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy is also a member of the Board of Directors of Capstone Capital Corporation, a publicly traded real estate investment trust.

     Larry D. Striplin, Jr. has been a member of the MedPartners/Mullikin Board of Directors since January 1993. Since December 1995, Mr. Striplin has been the Chairman and Chief Executive Officer of

Nelson-Brantley Glass Contractors, Inc. and Chairman and CEO of Clearview Properties, Inc. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the Board of Directors of Kulicke & Suffa, Inc. a publicly traded manufacturer of electronic equipment, and of Capstone Capital Corporation, a publicly traded real estate investment trust.

     Charles W. Newhall III has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. and OPTA Food Ingredients, Inc., all publicly traded companies. He is Founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

     Scott F. Meadow has been a member of the MedPartners/Mullikin Board of Directors since September 1993. Since February 5, 1996, Mr. Meadow has been a general partner of Sprout Group, a venture capital firm. He was a general partner of the Frontenac Company, a venture capital firm, from August 1992 to September 1995. Mr. Meadow was a general partner of William Blair Venture Partners from 1982 to 1992 and a partner of William Blair and Company, an investment banking firm, from 1985 to 1992.

     Ted H. McCourtney, Jr. has been a member of the MedPartners/Mullikin Board of Directors since September 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of Cellular Communications, Inc., Cellular Communications of Puerto Rico, Inc., Cellular Communications International, Inc., International CabelTel Incorporated, SBSF, Inc. and Structural Dynamics Research Corporation, all publicly traded companies.

     Walter T. Mullikin, M.D., a surgeon, has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Dr. Mullikin had been Chairman of the Board of the general partner of MME since 1989. He founded Pioneer Hospital and the predecessors to MME's principal professional corporation in 1957. He was also the Chairman of the Board, President and a shareholder of MME's IPA, MIPA, until November 1995. Dr. Mullikin is a member of the Board of Directors of Health Net, a publicly traded HMO, and was one of the founders and a past chairman of the Unified Medical Group Association.

     John S. McDonald, J.D., has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. McDonald had been the Chief Executive Officer of the general partner of MME since March 1, 1994, and he has been an executive of MME's principal professional corporation, Pioneer Hospital, and their related entities since 1967. Mr. McDonald was also a director, the Secretary and a shareholder of MME's general partner. Mr. McDonald is on the Board of Directors of the Truck Insurance Exchange and is a past president of the Unified Medical Group Association.

     Rosalio J. Lopez, M.D. has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Lopez had been a director of the general partner of MME since 1989. Dr. Lopez joined MME's principal professional corporation in 1984 and serves as the Chairman of its Medical Council and Family Practice and Managed Care committees. He also acted as a director and a Vice President of MME's principal professional corporation. He is also a director and shareholder of MIPA.

     Richard J. Kramer has been a member of the MedPartners/Mullikin Board of Directors since November 29, 1995. Mr. Kramer is President/Chief Executive Officer and a Director of Catholic Healthcare West ("CHW"). Before joining CHW in September 1989, Mr. Kramer served as the Executive Vice President of LifeSpan, Inc., a multi-hospital/health care system headquartered in Minneapolis. He had been with LifeSpan since 1971, serving in a variety of capacities, including Vice President of Planning and Marketing and administrator for Abbott-Northwestern Hospital. Mr. Kramer is currently a member of the Board of Directors of the California Association of Hospitals and Health Systems and the Hospital Council of Northern and Central California, the Board of Directors of the California Chamber of Commerce, the Governing Council of the American Hospital Association Section on Health Systems and the House of Delegates of the American Hospital Association, the Advisory Council for the Center for Clinical Integration and the Board of Directors of the Alumni Association of the University of Minnesota Program in Health Care Administration.

CLASSIFIED BOARD OF DIRECTORS

     Pursuant to the terms of the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-Laws, the MedPartners/Mullikin Board is divided into three classes, with each class being as nearly equal in number as reasonably possible. One class holds office for a term that will expire at the annual meeting of stockholders to be held in 1997, a second class holds office for a term that will expire at the annual meeting of stockholders to be held in 1998 and a third class holds office for a term that will expire at the annual meeting of stockholders to be held in 1999. Each director holds office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of stockholders of MedPartners/Mullikin, the successors to the class of directors whose terms expire at such meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Messrs. Scrushy and McCourtney and Dr. Lopez have terms expiring in 1997, Messrs. House, McDonald, Kramer and Newhall have terms expiring in 1998, and Messrs. Meadow and Striplin and Dr. Mullikin have terms expiring in 1999. The Board of Directors elects officers annually and such officers serve at the discretion of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of MedPartners/Mullikin currently has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee has the responsibility for reviewing and supervising the financial controls of MedPartners/Mullikin. The Audit Committee makes recommendations to the MedPartners/Mullikin Board of Directors with respect to MedPartners/Mullikin's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with MedPartners/Mullikin's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of overall accounting and financial controls of MedPartners/Mullikin. The Audit Committee consists of Messrs. Striplin and Meadow and Dr. Lopez.

     The Compensation Committee has the responsibility for reviewing the performance of the officers of MedPartners/Mullikin and recommending to the MedPartners/Mullikin Board of Directors annual salary and bonus amounts for all officers of MedPartners/Mullikin. The Compensation Committee consists of Messrs. House, Newhall, McCourtney and McDonald.

EXECUTIVE OFFICER COMPENSATION

     Executive Officer Compensation. The following table presents certain information concerning compensation paid or accrued for services rendered to MedPartners/Mullikin in all capacities during the years ended December 31, 1995 and 1994, for the chief executive officer and the four other most highly compensated executive officers of MedPartners/Mullikin whose total annual salary and bonus in the last fiscal year exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                    ANNUAL COMPENSATION(1)    SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION HELD        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
- -------------------------------------------  -----  ----------   ---------   ------------   ------------
Larry R. House(2)..........................  1995    $ 349,908   $ 600,000      828,000       $ 28,335(3)
  Chairman of the Board, President and       1994      335,000          --      457,000         25,474(4)
  Chief Executive Officer
Harold O. Knight, Jr.......................  1995      132,920     102,230      200,000         12,227(5)
  Executive Vice President and Chief         1994       90,000          --       30,000          3,541(6)
  Financial Officer

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                    ANNUAL COMPENSATION(1)    SECURITIES     ALL OTHER
                                                    ----------------------    UNDERLYING    COMPENSATION
     NAME AND PRINCIPAL POSITION HELD        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
- -------------------------------------------  -----  ----------   ---------   ------------   ------------
William R. Dexheimer.......................  1995      172,996       2,196       55,000         12,254(7)
  Executive Vice President and Chief         1994      162,940          --       15,000          6,596(8)
  Operating Officer -- East
Mark L. Wagar(9)...........................  1995      346,601          --      250,000         30,485(10)
  President -- Western Operations
Tracy P. Thrasher..........................  1995      115,250      42,240      185,000         12,145(11)
  Executive Vice President of                1994       83,000          --       50,000          3,510(12)
  Administration and Secretary

- ---------------

 (1) Dollar value of perquisites and other benefits were less than the lesser of $50,000 or 10% of total salary and bonus for each Named Executive Officer.
 (2) Pursuant to a reimbursement agreement, MedPartners/Mullikin paid HEALTHSOUTH the sum of $150,195 as reimbursement for services rendered by Mr. House from January 1, 1994 to August 31, 1994, when the agreement terminated. See "-- Compensation Committee Interlocks and Insider Participation".
 (3) Represents $585 paid for life, long-term disability, health, dental and accidental death insurance; $2,750 paid for automobile allowance; and $25,000 paid for split premium life insurance for Mr. House for 1995.
 (4) Represents $434 paid for life, long-term disability, health, dental and accidental death insurance; $2,200 paid for automobile allowance; and $22,840 paid for split premium life insurance for Mr. House for 1994.
 (5) Represents $477 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Knight for 1995.
 (6) Represents $391 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Mr. Knight for 1994.
 (7) Represents $504 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Mr. Dexheimer for 1995.
 (8) Represents $2,396 paid for life, long-term disability, health, dental and accidental death insurance; and $4,200 paid for automobile allowance for Mr. Dexheimer for 1994.
 (9) Mr. Wagar commenced employment on January 1, 1995.
(10) Represents $5,084 paid for life, long-term disability, health, dental and accidental death insurance; $1,548 paid as a flex allowance; and $23,853 paid as an executive life insurance benefit for Mr. Wagar for 1995.
(11) Represents $395 paid for life, long-term disability, health, dental and accidental death insurance; $1,750 paid for automobile allowance; and $10,000 paid for split premium life insurance for Ms. Thrasher for 1995.
(12) Represents $360 paid for life, long-term disability, health, dental and accidental death insurance; and $3,150 paid for automobile allowance for Ms. Thrasher for 1994.

     Option Grants in 1995. The following table contains information concerning the grant of stock options under the MedPartners/Mullikin Option Plans (as defined below) to the Named Executive Officers in 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUALS GRANTS(1)                      POTENTIAL REALIZABLE
                            --------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                                 RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                              APPRECIATION FOR OPTION
                             UNDERLYING      GRANTED TO     EXERCISE OR                        TERM(1)
                               OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
           NAME             GRANTED(#)(2)    FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
- --------------------------  -------------   -------------   -----------   ----------   ----------   ----------
Larry R. House............     328,000(3)        11.9%        $ 12.00        2005      $2,475,329   $6,272,970
                               500,000(3)        18.1           27.25        2005       8,568,689   21,714,741
Harold O. Knight, Jr. ....      50,000            1.8           12.00        2005         377,337      956,245
                               150,000            5.4           27.25        2005       2,570,607    6,514,422
William R. Dexheimer......      15,000            0.5           12.00        2005         113,201      286,874
                                40,000            1.4           27.25        2005         685,495    1,737,179
Mark L. Wagar.............     150,000            5.4           28.25        2005       2,664,941    6,753,484
                               100,000(3)         3.6           28.25        2005       1,776,627    4,502,322
Tracy P. Thrasher.........      85,000            3.1           12.00        2005         641,473    1,625,617
                               100,000            3.6           27.25        2005       1,713,738    4,342,948

- ---------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(2) The vesting of each option is cumulative and no vested portion expires until the expiration of the option. Unless otherwise noted, options vest at the rate of 20% per year over a five-year period beginning on the date of grant.
(3) These options are 100% vested.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information with respect to options exercised by the Named Executive Officers during 1995 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NAME OF SECURITIES         VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED      VALUE        OPTIONS AT FY-END(#)           AT FY-END($)(1)
           NAME             ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
- --------------------------  ---------------   -----------   -------------------------   -------------------------
Larry House...............      402,000       $ 5,226,000        883,000/0                $11,567,000/$0
Harold O. Knight, Jr. ....       72,000         1,417,000         40,000/218,000              382,500/3,432,400
William R. Dexheimer......        3,000            39,000         14,000/53,000               207,400/731,200
Mark L. Wagar.............           --                --        130,000/120,000              747,528/570,000
Tracy P. Thrasher.........       32,000           567,500         37,000/186,000              472,000/3,134,400

- ---------------

(1) Based on the closing sale price of MedPartners/Mullikin Common Stock on December 29, 1995, of $33.00 per share.

DIRECTOR COMPENSATION

     Directors of MedPartners/Mullikin who are not also employed by MedPartners/Mullikin are paid Directors' fees of $2,500 for each meeting of the MedPartners/Mullikin Board of Directors attended in person,

$500 for each meeting of the Board of Directors attended by phone, and $1,000 for each meeting of the Audit Committee or the Compensation Committee attended in person. In addition, Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each directors' meeting and committee meeting. Outside directors are eligible to receive the grant of stock options under the MedPartners/Mullikin Option Plans. In November 1995, each of Messrs. Scrushy, Striplin, Newhall, Meadow, McCourtney, McDonald and Kramer and Dr. Mullikin were granted ten-year options to purchase 10,000 shares of Common Stock and Dr. Lopez was granted a ten-year option to purchase 20,000 shares, all at an exercise price of $28.25 per share, the market price on the date of grant. See " -- Executive Officer Compensation -- Option Grants in 1995" and "Principal Stockholders of MedPartners/Mullikin".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. House, Newhall and McCourtney served on the Compensation Committee of the MedPartners/ Mullikin Board during 1995, joined by Mr. McDonald in November 1995. Mr. House also served as Chairman of the Board, President and Chief Executive Officer of MedPartners/Mullikin while serving on the Compensation Committee.

     On August 31, 1993, MedPartners entered into a Reimbursement Agreement with HEALTHSOUTH to allow Mr. House to serve as President of HEALTHSOUTH International, Inc. The Reimbursement Agreement provided for the reimbursement by MedPartners to HEALTHSOUTH of one-half of Mr. House's compensation and benefits. Under the Reimbursement Agreement, MedPartners paid HEALTHSOUTH the sum of $150,195 for the period from January 1, 1994 to August 31, 1994, when the Reimbursement Agreement terminated. On September 1, 1994, MedPartners entered into a Consulting Agreement, terminated in February 1995, with HEALTHSOUTH, under which MedPartners agreed to make available to HEALTHSOUTH from time to time at reasonable times and upon reasonable requests the services of Mr. House as a consultant in connection with the activities of HEALTHSOUTH International, Inc. In exchange for such services, HEALTHSOUTH paid MedPartners/Mullikin a consulting fee equal to one-half of Mr. House's compensation and benefits.

     In connection with the sale of the Convertible Preferred Stock described below, MedPartners/Mullikin entered into a non-competition and severance agreement with Mr. House. The agreement provides, subject to certain limitations, for severance payments equal to 12 months' salary if Mr. House's employment is terminated without cause. Moreover, pursuant to this agreement, Mr. House agreed that during the term of his employment with MedPartners/Mullikin and for 18 months thereafter, he will not compete with MedPartners/Mullikin, without the prior written consent of MedPartners/Mullikin, by engaging in any capacity in any business which is competitive with the business of MedPartners/Mullikin.

     In September 1993 and March 1994, MedPartners issued shares of Series A and Series B Convertible Preferred Stock in private transactions. Entities affiliated with Messrs. House, Newhall and McCourtney purchased shares in each transaction as follows: HEALTHSOUTH -- 157,500 shares of Series A and 250,000 shares of Series B; New Enterprise Associates VI, L.P. -- 875,000 shares of Series A and 625,000 shares of Series B; New Venture Partners III,
L.P. -- 125,000 shares of Series A and 37,500 shares of Series B; and Venrock Associates -- 750,000 shares of Series A and 500,000 shares of Series B. All of such shares of Preferred Stock were automatically converted into shares of Common Stock upon the consummation of the MedPartners initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin".

     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into Termination and Consulting Agreements with Mr. McDonald. Under the Termination Agreement, Mr. McDonald's employment agreement with MME was terminated in consideration of which Mr. McDonald received a lump sum payment of $796,000, continuation of certain fringe benefits and perquisites under the former employment agreement for 36 months, access to an office and support staff until death or disability, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Mr. McDonald, and payment of all health and medical care (including prescriptions) for Mr. McDonald for the remainder of his life through a Company-sponsored health insurance plan. MedPartners/Mullikin and Mr. McDonald also entered into a five-year Consulting Agreement whereby Mr. McDonald will receive in consideration for his services a consulting fee of $2,230,000, to be paid over five years with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary of such date, access to an office and support staff and certain other benefits. See "Certain Transactions -- MedPartners/Mullikin -- MME Acquisition Agreements".

     See also "Certain Transactions -- MedPartners/Mullikin".

NON-COMPETITION AND SEVERANCE AGREEMENTS

     In September 1993, MedPartners/Mullikin entered into non-competition and severance agreements with Mr. House and Mr. Dexheimer, each of which contains the terms described above under "-- Compensation Committee Interlocks and Insider Participation" related to the agreement with Mr. House. MedPartners/ Mullikin also entered into non-competition, nondisclosure and development agreements with each of Messrs. Knight, Seay and Dexheimer and Ms. Thrasher pursuant to which each has agreed not to disclose any MedPartners/Mullikin confidential information or assist or work for any MedPartners/Mullikin competitor for a period of one year after termination of employment. In addition, each of such executive officers agreed to assign any rights in any design, invention, software, process, trade secret or intellectual property that relates to or resulted from work performed at MedPartners/Mullikin.

STOCK OPTION PLANS

     MedPartners/Mullikin has a 1993 Stock Option Plan (the "1993 Option Plan") and a 1995 Stock Option Plan (the "1995 Option Plan", together with the 1993 Option Plan, the "MedPartners/Mullikin Option Plans"). The objectives of the MedPartners/Mullikin Option Plans are to attract and retain qualified personnel, to provide incentives to employees, officers, and directors of MedPartners/Mullikin and to promote the success of MedPartners/Mullikin. A total of 1,555,000 shares of Common Stock, including 1,055,000 shares of Common Stock for issuance upon the exercise of options granted to officers, directors, consultants and employees of MedPartners/Mullikin and 500,000 shares of Common Stock for issuance upon the exercise of options issued in connection with the acquisition of the assets of physician practices, are covered by the 1993 Option Plan. A total of 7,099,150 shares of Common Stock are covered by the 1995 Option Plan. Additionally, the 1995 Option Plan contains a provision whereby the number of shares of MedPartners/ Mullikin Common Stock for which options may be granted under the 1995 Option Plan shall automatically increase on the first trading day of each calendar year during the term of the 1995 Option Plan by an amount equal to 1% of the shares of the MedPartners/Mullikin Common Stock outstanding on December 31 of the immediately preceding year. However, such additional shares shall be available only for the grant of non-qualified stock options and not for the grant of incentive options. The MedPartners/Mullikin Option Plans authorize the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and the grant of options that do not qualify as Incentive Options ("Non-Qualified Options") under Section 422 of the Code.

     The MedPartners/Mullikin Option Plans are administered by the Compensation Committee of the MedPartners/Mullikin Board of Directors (the "Committee"). The Committee, subject to the approval of the MedPartners/Mullikin Board of Directors and the provisions of the MedPartners/Mullikin Option Plans, has full power to select the individuals to whom awards will be granted, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the MedPartners/Mullikin Option Plans. The MedPartners/Mullikin Option Plans provide that the Committee will select grantees from among full-time employees, officers, directors and consultants of MedPartners/Mullikin or its subsidiaries, and individuals or entities subject to an acquisition or management agreement with MedPartners/Mullikin.

     The option exercise price of each option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the shares on the date of grant in the case of Incentive Options and not less than 85% of the fair market value of the shares on the date of grant in the case of Non-Qualified Options granted to employees. No Incentive Option may be granted to any employee who owns at the date of grant stock representing in excess of 10% of the combined voting power of all classes of stock of MedPartners/ Mullikin or a parent or a subsidiary unless the exercise price for stock subject to such options is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. The aggregate fair market value of stock with regard to which Incentive Options are exercisable by an individual for the first time during any calendar year may not exceed $100,000.

     The term of each option shall be fixed by the Committee and may not exceed ten years from the date of grant. If a participant who holds options ceases to be an employee, consultant or director or otherwise affiliated with MedPartners/Mullikin (the "Termination"), for cause (as defined), and such person shall not have fully exercised any option granted under the MedPartners/Mullikin Option Plans, the option or the remaining portion thereof will expire on the date of termination. Any option or portion thereof which has not expired or been exercised on or before the date of Termination, without cause, expires 90 days after the date of Termination. Notwithstanding the foregoing, in the event of Termination due to the optionee's death or incapacity, the option will terminate 12 months following the date of such optionee's death or incapacity. Options granted under the MedPartners/Mullikin Option Plans may be exercisable in installments.

     Upon the exercise of options, the option exercise price must be paid in full, either in cash or other form acceptable to the Committee, including delivery of a full recourse promissory note, delivery of shares of Common Stock already owned by the optionee or delivery of other property. Unless terminated earlier, the 1993 Option Plan will terminate in 2003 and the 1995 Option Plan will terminate in 2005.

     As of June 30, 1996, MedPartners/Mullikin had outstanding options at exercise prices ranging from $0.20 to $19.25 to acquire 648,370 shares of Common Stock under the 1993 Option Plan. At the same date, there were outstanding options under the 1995 Option Plan to acquire 5,116,040 shares of Common Stock at exercise prices ranging from $12.00 to $33.00 per share.

401(K) PLANS

     MedPartners/Mullikin has the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "MedPartners Plan"). The MedPartners Plan is a Code
Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the plan. MedPartners/Mullikin, in its sole discretion, may contribute an amount which it designates as a discretionary employer contribution to all non-highly compensated and all non-key employees. In years for which the MedPartners Plan is "top-heavy" (as defined in the Code), a participant is entitled to the top heavy minimum allocation if the participant was employed by MedPartners on the last day of the MedPartners Plan year, unless the employee is a key employee. Participants in the MedPartners Plan may elect to contribute from 2% to 15% of their gross compensation subject to annual Code limitations.

     Effective November 28, 1989, MME's principal professional corporation and Pioneer Hospital adopted the Savings and Salary Deferral Plan (the "Mullikin Plan"), which MedPartners/Mullikin has assumed. MME adopted the Mullikin Plan retroactively to January 1, 1994, and assumed the administration responsibility of the Mullikin Plan. The Mullikin Plan is also a Code Section 401(k) plan which requires, subject to certain limited exceptions, the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked to become a participant in the plan. Participants in the Mullikin Plan may elect to contribute from 1% to 20% of their gross compensation, subject to annual Code limitations. MedPartners/ Mullikin will make a minimum matching contribution of 50% of the first 3% of salary deferred into the Mullikin Plan, up to a maximum of $750 for any Mullikin Plan year.

     In addition to these Plans, certain of the employee retirement plans of various of the entities acquired during 1995 have been or will be merged into the MedPartners Plan or the Mullikin Plan, while others may continue as prior to the acquisition. MedPartners/Mullikin continues to investigate the feasibility of the combination of the MedPartners Plan and the Mullikin Plan consistent with applicable law and regulations and its desire to provide a comprehensive benefit package for all employees.

                  CERTAIN TRANSACTIONS -- MEDPARTNERS/MULLIKIN

MME ACQUISITION AGREEMENTS

     In connection with the acquisition of MME described under "Business of MedPartners/Mullikin -- Recent Major Acquisitions", MedPartners/Mullikin entered into certain termination and consulting agreements with Walter T. Mullikin, M.D. and John S. McDonald, J.D., now directors of MedPartners/Mullikin, and an employment agreement with Mark L. Wagar, Executive Vice President and Chief Operating Officer -- West of MedPartners/Mullikin.

     Termination Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Walter T. Mullikin, M.D. and John S. McDonald, J.D., entered into a Termination Agreement that terminated their previous employment agreements with MME, in consideration of which they received, or shall receive, a lump sum payment of $1,064,000, in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, payments from MedPartners/Mullikin and a trust set up by MedPartners/Mullikin to fund the remainder of MME's pension obligations to Dr. Mullikin or to Dr. Mullikin's spouse, should she survive him, and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a Company-sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits. See "MedPartners/Mullikin's Management -- Compensation Committee Interlocks and Insider Participation".

     Consulting Agreements. On November 29, 1995, MedPartners/Mullikin and each of Dr. Mullikin and Mr. McDonald entered into five-year Consulting Agreements whereby they will receive in consideration for their services: consulting fees of $2,480,000 to Dr. Mullikin, to be paid over five years with an initial payment of $744,000 on November 29, 1995, and equal payments of $434,000 on each anniversary of such date, and $2,230,000 to Mr. McDonald, to be paid over five years with an initial payment of $669,000 on November 29, 1995, and equal payments of $390,250 on each anniversary thereof, access to an office and support staff and certain other benefits.

     Wagar Employment Agreement. On November 29, 1995, MedPartners/Mullikin and Mark L. Wagar, President -- Western Operations of MedPartners/Mullikin entered into an amended employment agreement for the remainder of the term of Mr. Wagar's employment agreement with MME which terminates on January 18, 1998, subject to certain renewal provisions (the "Wagar Employment Agreement"), pursuant to which Mr. Wagar will receive a base annual salary of $350,000, participation in any long-term incentive plan designed specifically for Mr. Wagar or provided to the Senior Executive Group (as defined in the Wagar Employment Agreement), participation in any benefits and perquisites provided to the Senior Executive Group, reasonable vacation and eligibility to participate in a cash bonus plan. The Wagar Employment Agreement provides that if Mr. Wagar voluntarily resigns such that such resignation constitutes constructive termination or should his services be terminated by MedPartners/Mullikin without "cause" (as defined in the Wagar Employment Agreement), Mr. Wagar (or his beneficiaries should Mr. Wagar thereafter die) shall be entitled to receive (i) the full amount of any previously unpaid base salary through the date of Mr. Wagar's termination of service, (ii) payment of Mr. Wagar's annual base salary in effect as of the date of Mr. Wagar's termination of service payable in 12 equal monthly installments, (iii) continuation of fringe benefits and perquisites under the Wagar Employment Agreement, (iv) immediate vesting of any stock options or other rights provided under MedPartners/Mullikin's long term incentive plan, and (v) payment of any life insurance, disability or other benefits provided to Mr. Wagar by MedPartners/Mullikin in accordance with the terms and conditions of the Wagar Employment Agreement. The Wagar Employment Agreement contains other severance arrangements relating to termination of Mr. Wagar's services due to death, disability or resignation.

FINANCINGS

     In September 1993 and February 1994, MedPartners, the predecessor of MedPartners/Mullikin, issued an aggregate of 4,000,562 shares of Series A Convertible Preferred Stock in a private placement transaction for aggregate consideration of $8,001,124. Certain directors and officers of MedPartners/Mullikin, or entities affiliated with such individuals, purchased shares of Series A Convertible Preferred Stock as follows: New Enterprise Associates VI, L.P. -- 875,000 shares; New Venture Partners III, L.P.
 -- 125,000 shares; Venrock Associates -- 750,000 shares; Frontenac Venture VI, L.P. -- 1,000,000 shares; HEALTHSOUTH -- 157,500 shares; and Ms.
Thrasher -- 11,250 shares.

     In March 1994 and May 1994, MedPartners issued an aggregate of 3,000,000 shares of Series B Convertible Preferred Stock in a private placement transaction for aggregate consideration of $12,000,000. Certain directors and officers of MedPartners, or entities affiliated with such individuals, purchased shares of Series B Convertible Preferred Stock as follows: New Enterprise Associates, VI, L.P. -- 625,000 shares; New Venture Partners III, L.P. -- 37,500 shares; Venrock Associates -- 500,000 shares; Frontenac Venture VI,
L.P. -- 625,000 shares; HEALTHSOUTH -- 250,000 shares; Mr. Scrushy -- 100,000 shares; Mr. Striplin -- 25,000 shares; and Ms. Thrasher -- 10,000 shares. See "MedPartners/Mullikin's Management -- Compensation Committee Interlocks and Insider Participation".

     All of the shares of preferred stock of MedPartners were automatically converted into shares of MedPartners common stock upon the consummation of MedPartners' initial public offering in February 1995. See "Principal Stockholders of MedPartners/Mullikin" for information about affiliations between directors and executive officers of MedPartners/Mullikin and certain of the entities who purchased shares of MedPartners Preferred Stock.

     The Mullikin Family Trust, a trust formed for the benefit of Dr. Mullikin and his spouse, was the holder of two notes issued in November 1992 by 5000 Airport Plaza, a California limited partnership which is controlled by MedPartners/Mullikin, one in the principal amount of $2,975,000, having a 20-year term and bearing an interest rate of 10% per annum, and the other in the principal amount of $850,000, having a 10-year term and bearing an interest rate of 10% per annum, each secured by the 5000 Airport Plaza building, where MedPartners/Mullikin's western executive offices are located.

                 PRINCIPAL STOCKHOLDERS OF MEDPARTNERS/MULLIKIN

     The following table sets forth certain information regarding beneficial stock ownership of MedPartners/ Mullikin as of June 30, 1996: (i) each director and Named Executive Officer of MedPartners/Mullikin. (ii) all directors and executive officers as a group, and (iii) each stockholder known by MedPartners/Mullikin to be the beneficial owner of more than 5% of the outstanding MedPartners/Mullikin Common Stock. Except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him or it except to the extent such power is shared by a spouse under applicable law. Shares of Common Stock subject to options held by directors and executive officers that are exercisable within 60 days of June 30, 1996, are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.

                                                                  NUMBER OF SHARES OF    PERCENTAGE
                                                                  MEDPARTNERS/MULLIKIN    OF COMMON
             NAME                         POSITION HELD             COMMON STOCK(16)     STOCK OWNED
- -------------------------------  -------------------------------  --------------------   -----------
Larry R. House.................  Chairman, President and Chief          2,605,000(1)         4.85%
                                   Executive Officer and
                                   Director
William R. Dexheimer...........  Executive Vice President and             254,000(2)        *
                                   Chief Operating
                                   Officer -- East
Harold O. Knight, Jr...........  Executive Vice President and             148,000(3)        *
                                   Chief Financial Officer
Tracy P. Thrasher..............  Executive Vice President of              129,800(4)        *
                                   Administration and Secretary
Mark L. Wagar..................  President -- Western Operations          163,005(5)        *
Larry D. Striplin, Jr..........  Director                                  99,100(6)        *
Richard M. Scrushy.............  Director                               1,915,500(7)         3.66
Charles W. Newhall III.........  Director                               1,502,000(8)         2.87
Scott F. Meadow................  Director                                   2,000(9)        *
Ted H. McCourtney, Jr..........  Director                                  56,901(10)        1.05
Walter T. Mullikin, M.D........  Director                                 432,424(11)       *
John S. McDonald...............  Director                                 303,281(12)       *
Richard J. Kramer..............  Director                               1,869,674(13)        3.57
Rosalio J. Lopez, M.D..........  Director                                  93,069(14)       *
All executive officers and                                              9,710,254(15)       17.91
  directors as a group (17
  persons).....................

- ---------------

   * Less than 1%.
 (1) Includes options to purchase 1,428,000 shares.
 (2) Includes options to purchase 40,000 shares and 1,000 shares held in trust.
 (3) Includes options to purchase 86,000 shares.
 (4) Includes options to purchase 74,000 shares and 2,000 shares held in trust for a minor child.
 (5) Includes options to purchase 160,000 shares.
 (6) Includes options to purchase 2,000 shares.
 (7) Includes options to purchase 17,000 shares, 250,000 shares held in trust for minor children, and 1,098,500 shares owned of record by HEALTHSOUTH. Mr. Scrushy is Chairman of the Board, President and Chief Executive Officer of HEALTHSOUTH and disclaims beneficial ownership of the shares owned by HEALTHSOUTH.
 (8) Includes options to purchase 2,000 shares, and 1,500,000 shares owned of record by New Enterprise Associates VI, Limited Partnership ("NEA"), of which Mr. Newhall is the general partner. Mr. Newhall shares voting and investment power with respect to such shares owned by NEA.
 (9) Includes options to purchase 2,000 shares.

(10) Includes options to purchase 2,000 shares, 45 shares owned of record by Venrock Associates and 15 shares owned of record by Venrock Associates II, L.P. Mr. McCourtney is a general partner of Venrock Associates and Venrock Associates II, L.P., and shares voting and investment power with respect to such shares. Mr. McCourtney disclaims beneficial ownership of the shares owned by Venrock Associates and Venrock Associates, II, L.P., except to the extent of his pro rata interest.
(11) Includes options to purchase 2,000 shares and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976.
(12) Includes options to purchase 2,000 shares and 301,281 shares held by certain trusts for the benefit of Mr. McDonald.
(13) Includes options to purchase 2,000 shares and 1,867,674 shares owned of record by DCNHS-West Partnership, L.P. Mr. Kramer is the President and Chief Executive Officer of CHW, which is the sole general partner of DCNHS. Mr. Kramer disclaims beneficial ownership of the shares owned by DCNHS.
(14) Includes options to purchase 4,000 shares and 89,069 shares held of record by certain trusts for the benefit of Dr. Lopez and members of his family.
(15) Includes options to purchase a total of 1,911,000 shares.

                   SELECTED FINANCIAL DATA -- NEW MANAGEMENT

SELECTED FINANCIAL DATA

     The following selected financial data as of and for the years ended December 31, 1994 and 1995 have been derived from the financial statements of New Management included elsewhere herein. The selected financial data as of and for the six months ended June 30, 1996 and the year ended December 31, 1993 included elsewhere herein which have been derived from the unaudited financial statements of New Management, includes all adjustments which New Management feels necessary for a fair presentation of the results of operations. The selected financial data for the period ended December 31, 1992 has been derived from the unaudited financial statements of New Management not included in this Prospectus-Proxy Statement, but include all adjustments which New Management feels necessary for a fair presentation of the results of operations. The selected financial data should be read in conjunction with the financial statements, including the notes thereto, of New Management included elsewhere herein.

                                     YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                        --------------------------------------------------   -------------------------
                          1992        1993          1994          1995          1995          1996
                        --------   -----------   -----------   -----------   -----------   -----------
STATEMENT OF INCOME
  DATA:
  Net revenue.........  $    477   $ 3,109,869   $ 3,084,648   $ 2,947,577   $ 1,524,490   $ 1,313,931
  Operating expenses:
     Administrative
       and management
       fee............        20        66,000       163,808       204,877        95,000       109,885
     Interest.........    93,750       238,711       232,170       223,590       112,908       108,362
     Accounting and
       Legal..........         0        18,663        55,655       109,042        53,495        96,872
                        --------   -----------   -----------   -----------   -----------   -----------
  Net income (Loss)...  $(93,293)  $ 2,786,495   $ 2,633,015   $ 2,410,068   $ 1,263,087   $   998,812
                        ========   ===========   ===========   ===========   ===========   ===========

                                                      DECEMBER 31,
                                  -----------------------------------------------------    JUNE 30,
                                     1992          1993          1994          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
BALANCE SHEET DATA:
  Cash..........................  $     4,457   $    54,940   $    55,197   $    13,445   $   175,331
  Working capital...............      (89,293)       42,839       240,950       (87,776)       82,460
                                  -----------   -----------   -----------   -----------   -----------
  Total assets..................        4,457       668,618       379,463        72,583       777,774
  Long term debt................    3,000,000     2,945,591     2,831,001     2,707,208     2,641,633
  Partners capital
     (deficiency)...............   (3,089,293)   (2,902,752)   (2,590,051)   (2,794,984)   (2,015,706)

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS -- NEW MANAGEMENT

     The following discussion of the results of operations and financial condition of New Management should be read in conjunction with New Management's financial statements and notes thereto included elsewhere in this Prospectus-Proxy Statement.

GENERAL

     New Management is a general partnership formed under the California Uniform Partnership Act on July 31, 1992. Its sole business is the rendering of management consulting services to West Hills Hospital and CMG, pursuant to a Management Contract dated August 10, 1992, as amended January 1, 1995. It has no employees and contracts for certain services from CHS, pursuant to a Services Agreement dated August 31, 1995.

                                                                                         SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,                 ENDED
                                           ----------------------------------------       JUNE 30,
          RESULTS OF OPERATIONS               1993           1994           1995            1996
- -----------------------------------------  ----------     ----------     ----------     ------------
Total revenues...........................  $3,109,869     $3,084,648     $2,947,577      $1,313,931
Total expenses...........................     323,374        451,633        537,509         315,119
Net income...............................   2,786,495      2,633,015      2,410,068         998,812

YEARS ENDED DECEMBER 31, 1994, AND 1993

     Total revenues were $3,084,648 for the year ended December 31, 1994 compared to $3,109,869 for the year ended December 31, 1993, a slight decrease of $25,221, or 0.01%. Operating expenses increased due to an increase in the amount paid to members of the Executive Committee for their services, and an increase in the amounts paid for administration and professional services. Administrative expenses increased $97,808, or 148.2%, to $163,808 for the year ended December 31, 1994 from $66,000 in the prior year. Accounting and legal expenses increased $36,992, or 198.9%, to $55,655 in 1994 from $18,663 in 1993, due to the expanded operations of New Management and complexities related to calculating management fees under the Management Contract. These increases were offset to a slight degree by marginally lower interest costs.

YEARS ENDED DECEMBER 31, 1995, AND 1994

     Total revenues for the year ended December 31, 1995, were $2,947,577 and for the year ended December 31, 1994, were $3,084,648. The decrease of $137,071, or 4.4%, was due in part to the effects of the Amendment to the Management Contract. Administrative and management fee expenses increased $41,069, or 25.1%, to $204,877 for the year ended December 31, 1995 from $163,808 in the prior year. Accounting and legal expenses increased $53,387, or 95.9%, to $109,042 for the year ended 1995 from $55,655 in the prior period. Accounting and legal expenses increased primarily due to increased accounting costs related to changes in methodology of computing management fees under the Management Contract as a result of the amendment and the management fees payable to CHS pursuant to the Services Agreement with CHS. The increased expenses were partially offset by marginally lower interest costs which decreased interest expenses by $8,580 to $223,590 for the year ended December 31, 1995 from $232,170 for 1994.

SIX MONTHS ENDED JUNE 30, 1995 AND 1996

     Total revenue for the six months ended June 30, 1996 was $1,313,831 and for the six months ended June 30, 1995 was $1,524,490. The decrease of $210,559 or 13% was due to reductions in capitation payments under the management contract resulting from fewer patients and lower payments by managed care payors. Administrative and management fees increased $14,885 from $95,000 to $109,885. Accounting and legal expenses increased as a result of the pending transaction.

LIQUIDITY AND CAPITAL RESOURCES

     All cash in excess of current operating expenses is distributed to the Partners. New Management had capital deficiency as of June 30, 1996 of ($2,015,706). Capital deficiency is primarily the result of the distribution of the proceeds to the Partners of a $3,000,000 loan to New Management from West Hills Hospital. New Management expects that cash flow will be sufficient to fund operations for at least the next 12 months.

                           BUSINESS OF NEW MANAGEMENT

     New Management is a general partnership formed under the California Uniform Partnership Act on July 31, 1992. Its sole business is the rendering of management consulting services to West Hills Hospital and CMG pursuant to the Management Contract. The Management Contract expires ten years from the date West Hills Hospital first obtains the global capitation contract with an HMO, with automatic five year renewals unless 30 days prior written notice of intent to cancel has been delivered by one of the parties. Pursuant to the Management Contract, New Management is required to use commercially reasonable efforts to provide management information systems, track managed care claims for services covered under hospital capitation agreements, track admission, provide utilization review and similar functions. New Management also provides member relations and provider relations services and is responsible for credentialing all regular network physicians. In exchange for these services, New Management receives a percent of capitation payments; New Management also received an assignment of certain of CMG's rights to revenues under the Management Contract. New Management contracts with CHS for many of these services pursuant to a Services Agreement dated August 21, 1995 and with certain other individuals for services required by New Management. The balance are performed by Partners of New Management. New Management has no employees, although the Executive Committee does receive compensation for managing the affairs of New Management. From time to time partners who render services for the benefit of the partnership are compensated for such services. See "Management Discussion and Analysis of Financial Conditions and Results of Operations -- New Management."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS AND MANAGEMENT -- NEW MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Units as of April 30, 1996, by Executive Committee members, Partners owning 5% or more of the Units and by all members of the Executive Committee of New Management as a group.

                          NAME                             NUMBER OF UNITS               PERCENTAGE
- ---------------------------------------------------------  ----------------              ----------
Marvin V.H. Kanter, M.D..................................         5.25                       5.25
Bernard Siegel, M.D......................................         5.25                       5.25
Bruce Littman, M.D.......................................         5.25                       5.25
Martin Fineberg, M.D.....................................         5.25                       5.25
Philip C. Dragul, M.D....................................        4.725                      4.725
David Moskowitz, M.D.....................................       3.0228                     3.0228
Executive Committee members as a group (4 people)........        18.26                      18.26

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

                               MEDPARTNERS, INC.

              SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following selected pro forma financial information for the combined companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Joint Proxy Statement. The pro forma financial information set forth in this Prospectus-Joint Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the date indicated or that may be obtained in the future.


                                                                   YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                                             ------------------------------------   --------------------------
                                                                1993         1994         1995         1995         1996
                                                             ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue................................................  $1,787,021   $2,626,669   $3,637,914   $1,677,282   $2,352,731
Operating expenses:
  Affiliated physician services............................     296,318      436,927      689,740      298,418      469,011
  Outside referral expenses................................      70,427      102,496      149,185       64,556      156,506
  Other clinic expenses....................................     277,839      397,840      696,485      293,733      495,584
  Cost of goods and services sold..........................     884,009    1,365,203    1,688,075      829,681      985,231
  Other nonclinic operating expenses.......................      72,576       88,064       92,527       46,378       42,062
  General corporate expenses...............................      62,643       81,472       87,859       40,931       53,931
  Depreciation and amortization............................      25,453       40,847       61,549       26,878       43,090
  Net interest expense.....................................       7,021       14,885       18,061        8,451       12,414
  Merger expenses..........................................          --           --       66,564        1,051       35,232
  Loss on disposal of assets...............................         122        1,627       86,600           --           --
                                                             ----------   ----------   ----------   ----------   ----------
        Net operating expenses.............................   1,696,408    2,529,361    3,636,645    1,610,077    2,293,061
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before pro forma income taxes and
  discontinued operations..................................      90,613       97,308        1,269       67,205       59,670
Pro forma income tax expense (benefit).....................      42,853       43,717      (16,638)      24,733       23,519
Cumulative effect of change in method of accounting for
  income taxes.............................................         298           --           --           --           --
                                                             ----------   ----------   ----------   ----------   ----------
Income from continuing operations..........................      47,462       53,591       17,907       42,472       36,151
Loss (income) from discontinued operations.................     (30,808)     (25,902)     136,528      139,531       66,799
                                                             ----------   ----------   ----------   ----------   ----------
Pro forma net income (loss)................................  $   78,270   $   79,493   $ (118,621)  $  (97,059)  $  (30,648)
                                                             ==========   ==========   ==========   ==========   ==========
Pro forma net income (loss) per share(1)...................  $     0.64   $     0.61   $    (0.83)  $    (0.72)  $    (0.20)
                                                             ==========   ==========   ==========   ==========   ==========
Number of shares used in pro forma net income (loss) per
  share calculations(1)(2).................................     121,396      129,425      142,851      134,740      152,870
                                                             ==========   ==========   ==========   ==========   ==========

                                                                                                     JUNE 30,
                                                                                                       1996
                                                                                                  --------------
                                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.......................................................................    $  125,787
Working capital (deficit).......................................................................       (89,955)
Total assets....................................................................................     2,119,435
Long-term debt, less current portion............................................................       201,102
Total stockholders' equity......................................................................       733,183

- ---------------

(1) Pro forma net income (loss) per share is computed by dividing net income
     (loss) by the number of common equivalent shares outstanding during the periods in accordance with the applicable rules of the SEC. All stock options and warrants issued have been considered as outstanding common share equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of MedPartners Common Stock issued in February 1995 upon conversion of the then outstanding MedPartners Convertible Preferred Stock are assumed to be common share equivalents for all periods presented.
(2) Number of shares used in pro forma net income (loss) per share gives effect to the Mergers by using the fixed exchange ratio of 1.21 to the Caremark shares outstanding, an exchange ratio of 40.32 to the CHS shares outstanding, 345,000 shares for the New Management Acquisition and gives effect to the mergers of insignificant entities.

                               MEDPARTNERS, INC.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                   HISTORICAL
                                                            --------------------------------------------------------
                                                            MEDPARTNERS/
                                                              MULLIKIN      CAREMARK    CARDINAL   SUMMIT      MRA      CHS
                                                            ------------   ----------   --------   -------   -------   ------
                                                                (A)                       (B)
ASSETS
Current assets:
  Cash and cash equivalents................................   $ 56,221     $   63,000   $    206   $ 1,275   $   372   $2,127
  Accounts receivable less allowance for bad debts.........    165,105        376,300      3,254     8,677        --      211
  Inventory................................................     11,087         99,600         --       188        --       --
  Prepaid expenses and other current assets................     23,839         23,800         21        44        --      910
  Deferred tax assets......................................      4,139         64,200         --        --        --       97
                                                                                                                       -------
                                                                                                                           --
                                                              --------     ----------     ------   -------   -------
        Total current assets...............................    260,391        626,900      3,481    10,184       372    3,345
Property and equipment.....................................    167,502        366,700      2,175        --     9,626      133
Intangible assets, net.....................................    139,169        320,500         --        --        --       --
Deferred tax assets........................................     34,285             --         --        --        --      227
Other assets...............................................     16,837         89,500      1,067       961        92       67
                                                                                                                       -------
                                                                                                                           --
                                                              --------     ----------     ------   -------   -------
        Total assets.......................................   $618,184     $1,403,600   $  6,723   $11,145   $10,090   $3,772
                                                              ========     ==========     ======   =======   =======   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................   $ 29,084     $  357,000   $    733   $ 1,764   $    79   $   75
  Payable to physician groups..............................     28,616             --         --        --        --       --
  Accrued medical claims payable...........................     44,235         29,700         --        --        --       --
  Other accrued expenses and liabilities...................     49,770        137,200      2,247     4,634        --    1,071
  Short-term debt and current portion of long-term debt....      7,648        289,600      3,061        53     3,388    2,550
                                                                                                                       -------
                                                                                                                           --
                                                              --------     ----------     ------   -------   -------
        Total current liabilities..........................    159,353        813,500      6,041     6,451     3,467    3,696
Long-term debt, net of current portion.....................     35,080        130,200      1,636        --     2,403       41
Other long-term liabilities................................      9,140         71,900         --       600       344      310
Stockholders' equity:
  Common stock.............................................         52         82,200         --        --        --        1
  Additional paid-in capital...............................    435,618        199,600        566        --        --      250
  Shares held in trust.....................................         --       (150,200)        --        --        --       --
  Notes receivable from shareholders.......................     (1,818)            --         --        --        --       --
  Unrealized loss on marketable equity securities..........         --             --         --        --        --       --
  Accumulated earnings (deficit)...........................    (19,241)       256,400     (1,520)    4,094     3,876     (526)
  Treasury stock, at cost..................................         --             --         --        --        --       --
                                                                                                                       -------
                                                                                                                           --
                                                              --------     ----------     ------   -------   -------
        Total stockholders' equity.........................    414,611        388,000       (954)    4,094     3,876     (275)
                                                                                                                       -------
                                                                                                                           --
                                                              --------     ----------     ------   -------   -------
        Total liabilities and stockholders' equity.........   $618,184     $1,403,600   $  6,723   $11,145   $10,090   $3,772
                                                              ========     ==========     ======   =======   =======   =========

                                                                           EMERGENCY
                                                                NEW       PROFESSIONAL    PRO FORMA        PRO FORMA
                                                             MANAGEMENT     SERVICES     ADJUSTMENTS        COMBINED
                                                             ----------   ------------   -----------       ----------
                                                                              (C)

ASSETS
Current assets:
  Cash and cash equivalents................................   $    175      $  2,411      $      --        $  125,787
  Accounts receivable less allowance for bad debts.........         --         5,801             --           559,348
  Inventory................................................         --            --             --           110,875
  Prepaid expenses and other current assets................         59           182             --            48,855
  Deferred tax assets......................................         --            --         96,500(D)        164,936

                                                             ----------
        Total current assets...............................        234         8,394         96,500         1,009,801
Property and equipment.....................................         --            66       (130,350)(D)       415,852
Intangible assets, net.....................................         --            --         88,763(I)        548,432
Deferred tax assets........................................         --         1,760             --            36,272
Other assets...............................................        544            10             --           109,078

                                                             ----------
        Total assets.......................................   $    778      $ 10,230      $  54,913        $2,119,435
                                                             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................   $      5      $    180      $ 100,550(D)     $  489,470
  Payable to physician groups..............................         --            --             --            28,616
  Accrued medical claims payable...........................         --            --             --            73,935
  Other accrued expenses and liabilities...................         18         6,366             --           201,306
  Short-term debt and current portion of long-term debt....        129            --             --           306,429

                                                             ----------
        Total current liabilities..........................        152         6,546        100,550         1,099,756
Long-term debt, net of current portion.....................      2,642            --         29,100(D)        201,102
Other long-term liabilities................................         --         3,100             --            85,394
Stockholders' equity:
  Common stock.............................................         --            --        (82,098)(E)           155
  Additional paid-in capital...............................         --           264         82,098(E)        656,959
                                                                                           (150,200)(F)
                                                                                             88,763(I)
  Shares held in trust.....................................         --            --        150,200(F)             --
  Notes receivable from shareholders.......................         --            --                           (1,818)
  Unrealized loss on marketable equity securities..........         --            --                               --
  Accumulated earnings (deficit)...........................     (2,016)          320       (163,500)(D)        77,887
  Treasury stock, at cost..................................         --                                             --

                                                             ----------
        Total stockholders' equity.........................     (2,016)          584        (74,737)          733,183

                                                             ----------     --------      ---------        ----------
        Total liabilities and stockholders' equity.........   $    778      $ 10,230      $  54,913        $2,119,435
                                                             ==========     ========      =========        ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      HISTORICAL
                                                         ---------------------------------------------------------------------
                                                         MEDPARTNERS/
                                                           MULLIKIN      CAREMARK    CARDINAL   SUMMIT     MRA           CHS
                                                             (A)                                                         (B)
                                                         ------------   ----------   --------   -------   ------       -------
Net revenue.............................................   $703,683     $1,569,587   $ 17,085   $23,770   $1,082       $29,496
Operating expenses:
  Affiliated physician services.........................    301,280        121,663      6,994     8,512       --        24,575
  Outside referral expenses.............................     83,516         72,990         --        --       --            --
  Other clinic expenses.................................    230,521        243,525      8,434    12,922       --            --
  Cost of goods and services sold.......................         --        985,231         --        --       --            --
  Other nonclinic operating expenses....................         --         42,062         --        --       --            --
  General corporate expenses............................     39,540          5,687        708     2,185      449         4,792
  Depreciation and amortization.........................     16,482         24,700        217        --      565             9
  Net interest expense..................................      2,811          9,289         99        --      107            --
  Merger expenses.......................................     34,448             --         --        --       --           784
  Loss on disposal of assets............................         --             --         --        --       --            --
                                                           --------       --------   --------   --------  -------      -------
        Net operating expenses..........................    708,598      1,505,147     16,452    23,619    1,121        30,160
                                                           --------       --------   --------   --------  -------      -------
Income (loss) before pro forma income taxes and
  discontinued operations...............................     (4,915)        64,440        633       151      (39)         (664)
Pro forma income tax expense (benefit)..................        360         22,988         11        60       --            30
                                                           --------       --------   --------   --------  -------      -------
Income (loss) from continuing operations................     (5,275)        41,452        622        91      (39)         (694)
Loss from discontinued operations.......................         --         66,799         --        --       --            --
                                                           --------       --------   --------   --------  -------      -------
Pro forma net income (loss).............................   $ (5,275)    $  (25,347)  $    622   $    91   $  (39)      $  (694)
                                                           ========       ========   ========   ========  =======      =======
Pro forma net income (loss) per share...................   $  (0.11)    $    (0.33)  $     --   $    --   $(0.12)      $(14.16)
                                                           ========       ========   ========   ========  =======      =======
Number of shares used in pro forma net income (loss) per
  share
  calculations..........................................     50,034         77,400         --        --      330(G)         49
                                                           ========       ========   ========   ========  =======      =======


                                                                       PROFESSIONAL       PRO            PRO
                                                          MANAGEMENT     SERVICES     ADJUSTMENTS      COMBINED
                                                          ----------   ------------   -----------     ----------
Net revenue.............................................    $1,314        $   7,796     $(1,082)(K)   $2,352,731
Operating expenses:
  Affiliated physician services.........................        --            5,987          --          469,011
  Outside referral expenses.............................        --               --          --          156,506
  Other clinic expenses.................................        --            1,264      (1,082)(K)      495,584
  Cost of goods and services sold.......................        --               --          --          985,231
  Other nonclinic operating expenses....................        --               --          --           42,062
  General corporate expenses............................       207              363          --           53,931
  Depreciation and amortization.........................        --                7       1,110(J)        43,090
  Net interest expense..................................       108               --          --           12,414
  Merger expenses.......................................        --               --          --           35,232
  Loss on disposal of assets............................        --               --          --               --
                                                             -----           ------     -------       ----------
        Net operating expenses..........................       315            7,621          28        2,293,061
                                                             -----           ------     -------       ----------
Income (loss) before pro forma income taxes and
  discontinued operations...............................       999              175      (1,110)          59,670
Pro forma income tax expense (benefit)..................        --               70          --           23,519
                                                             -----           ------     -------       ----------
Income (loss) from continuing operations................       999              105      (1,110)          36,151
Loss from discontinued operations.......................        --               --          --           66,799
                                                             -----           ------     -------       ----------
Pro forma net income (loss).............................    $  999        $     105     $(1,110)      $  (30,648)
                                                             =====           ======     =======       ==========
Pro forma net income (loss) per share...................    $ 2.90        $      --                   $    (0.20)
                                                             =====           ======                   ==========
Number of shares used in pro forma net income (loss) per
  share calculations....................................       345(G)            --      24,712(H)       152,870
                                                             =====           ======     =======       ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                HISTORICAL
                                                                         ---------------------------------------------------------
                                                                         MEDPARTNERS/                                      NEW
                                                                           MULLIKIN      CAREMARK          CHS          MANAGEMENT
                                                                         ------------   ----------       --------       ----------
                                                                             (A)                           (B)
Net revenue.............................................................   $547,450     $1,120,126       $     --         $1,524
Operating expenses:
  Affiliated physician services.........................................    240,225         52,280             --             --
  Outside referral expenses.............................................     50,364         14,192             --             --
  Other clinic expenses.................................................    191,172        100,598             --             --
  Cost of goods and services sold.......................................         --        829,681             --             --
  Other nonclinic operating expenses....................................         --         46,378             --             --
  General corporate expenses............................................     32,167          8,363             --            148
  Depreciation and amortization.........................................     13,962         12,909             --             --
  Net interest expense..................................................      3,367          4,971             --            113
  Merger expenses.......................................................      1,051             --             --             --
  Loss on disposal of assets............................................         --             --             --             --
                                                                         ------------   ----------       --------       ----------
Net operating expenses..................................................    532,308      1,069,372             --            261
                                                                         ------------   ----------       --------       ----------
Income (loss) before pro forma income taxes and discontinued
  operations............................................................     15,142         50,754             --          1,263
Pro forma income tax expense............................................      4,411         20,302             --             --
                                                                         ------------   ----------       --------       ----------
Income from continuing operations.......................................     10,731         30,452             --          1,263
(Income) from discontinued operations...................................         --        139,531             --             --
                                                                         ------------   ----------       --------       ----------
Pro forma net income....................................................   $ 10,731     $ (109,079)      $     --         $1,263
                                                                         ===========     =========       ========       ==========
Pro forma net income per share..........................................   $   0.26     $    (1.47)      $     --         $ 3.66
                                                                         ===========     =========       ========       ==========
Number of shares issued in pro forma net income (loss) per share
  calculations..........................................................     41,867         74,800             --            345(G)
                                                                         ===========     =========       ========       ==========


                                                                           EMERGENCY             PRO            PRO
                                                                          PROFESSIONAL          FORMA          FORMA
                                                                            SERVICE          ADJUSTMENTS      COMBINED
                                                                          ------------       -----------     ----------

Net revenue.............................................................     $8,182            $    --       $1,677,282
Operating expenses:
  Affiliated physician services.........................................      5,913                 --          298,418
  Outside referral expenses.............................................         --                 --           64,556
  Other clinic expenses.................................................      1,963                 --          293,733
  Cost of goods and services sold.......................................         --                 --          829,681
  Other nonclinic operating expenses....................................         --                 --           46,378
  General corporate expenses............................................        253                 --           40,931
  Depreciation and amortization.........................................          7                 --           26,878
  Net interest expense..................................................         --                 --            8,451
  Merger expenses.......................................................         --                 --            1,051
  Loss on disposal of assets............................................         --                 --               --
                                                                             ------          -----------     ----------
Net operating expenses..................................................      8,136                 --        1,610,077
                                                                             ------          -----------     ----------
Income (loss) before pro forma income taxes and discontinued
  operations............................................................         46                 --           67,205
Pro forma income tax expense............................................         20                 --           24,733
                                                                             ------          -----------     ----------
Income from continuing operations.......................................         26                 --           42,472
(Income) from discontinued operations...................................         --                 --          139,531
                                                                             ------          -----------     ----------
Pro forma net income....................................................     $   26            $    --       $  (97,059)
                                                                          =========          ==========       =========
Pro forma net income per share..........................................     $   --                          $    (0.72)
                                                                          =========                           =========
Number of shares issued in pro forma net income (loss) per share
  calculations..........................................................         --             17,728(H)       134,740
                                                                          =========          ==========       =========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               HISTORICAL
                                                 -----------------------------------------------------------------------
                                                 MEDPARTNERS/
                                                   MULLIKIN      CAREMARK    CARDINAL    SUMMIT      MRA           CHS
                                                 ------------    ---------   --------   --------   --------       ------
                                                     (A)                                                           (B)


Net revenue....................................   $1,153,557    $2,374,263   $ 20,881   $ 48,576   $  2,540       $2,658
Operating expenses:
  Affiliated physician services................      506,811       124,596     10,366     22,005         --           --
  Outside referral expenses....................      109,934        39,251         --         --         --           --
  Other clinic expenses........................      394,679       260,410     11,371     23,939         --           --
  Cost of goods and services sold..............           --     1,688,075         --         --         --           --
  Other nonclinic operating expenses...........           --        92,527         --         --         --           --
  General corporate expenses...................       64,713        14,044      1,068      3,289        933        2,374
  Depreciation and amortization................       29,088        28,555        297         --      1,356            9
  Net interest expense.........................        8,443         8,780        144         --        470           --
  Merger expenses..............................       66,564            --         --         --         --           --
  Loss on investment...........................           --        86,600         --         --         --           --
                                                 ------------   ----------   --------   --------   --------       ------
        Net operating expenses.................    1,180,232     2,342,838     23,246     49,233      2,759        2,383
                                                 ------------   ----------   --------   --------   --------       ------
Income (loss) before pro forma income taxes and
  discontinued operations......................      (26,675)       31,425     (2,365)      (657)      (219)         275
Pro forma income tax expense (benefit).........      (27,233)       11,267        (26)      (483)        --          107
                                                 ------------   ----------   --------   --------   --------       ------
Income (loss) from continuing operations.......          558        20,158     (2,339)      (174)      (219)         168
Loss from discontinued operations..............           --       136,528         --         --         --           --
                                                 ------------   ----------   --------   --------   --------       ------
Pro forma net income (loss)....................   $      558    $ (116,370)  $ (2,339)  $   (174)  $   (219)      $  168
                                                 ===========     =========   ========   ========   ========       ======
Pro forma net income (loss) per share..........   $     0.01    $    (1.55)  $     --   $     --   $  (0.66)      $ 3.43
                                                 ===========     =========   ========   ========   ========       ======
Number of shares used in pro forma net income
  (loss) per share calculations................       42,720        75,100         --         --        330(G)        49
                                                 ===========     =========   ========   ========   ========       ======


                                                                  PROFESSIONAL       PRO              PRO
                                                 MANAGEMENT         SERVICES     ADJUSTMENTS        COMBINED
                                                 ----------       ------------   -----------       ----------
Net revenue....................................    $2,948           $ 35,031       $(2,540)(K)     $3,637,914
Operating expenses:
  Affiliated physician services................        --             25,962            --            689,740
  Outside referral expenses....................        --                 --            --            149,185
  Other clinic expenses........................        --              8,626        (2,540)(K)        696,485
  Cost of goods and services sold..............        --                 --            --          1,688,075
  Other nonclinic operating expenses...........        --                 --            --             92,527
  General corporate expenses...................       314              1,124            --             87,859
  Depreciation and amortization................        --                 25         2,219(J)          61,549
  Net interest expense.........................       224                 --            --             18,061
  Merger expenses..............................        --                 --            --             66,564
  Loss on investment...........................        --                 --            --             86,600
                                                 ----------       ------------   -----------       ----------
        Net operating expenses.................       538             35,737          (321)         3,636,645
                                                 ----------       ------------   -----------       ----------
Income (loss) before pro forma income taxes and
  discontinued operations......................     2,410               (706)       (2,219)             1,269
Pro forma income tax expense (benefit).........        --               (270)           --            (16,638)
                                                 ----------       ------------   -----------       ----------
Income (loss) from continuing operations.......     2,410               (436)       (2,219)            17,907
Loss from discontinued operations..............        --                 --            --            136,528
                                                 ----------       ------------   -----------       ----------
Pro forma net income (loss)....................    $2,410           $   (436)      $(2,219)        $ (118,621)
                                                 ==========        =========     ==========         =========
Pro forma net income (loss) per share..........    $ 6.99           $     --                       $    (0.83)
                                                 ==========        =========                        =========
Number of shares used in pro forma net income
  (loss) per share calculations................       345(G)              --        24,307(H)(I)      142,851
                                                 ==========        =========     ==========         =========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            HISTORICAL
                                                                       -----------------------------------------------------
                                                                       MEDPARTNERS/                                  NEW
                                                                         MULLIKIN       CAREMARK         CHS      MANAGEMENT
                                                                       ------------    ----------       ------    ----------
                                                                           (A)                           (B)
Net revenue.........................................................     $815,041      $1,775,203       $   --      $3,085
Operating expenses:
  Affiliated physician services.....................................      349,036          63,039           --          --
  Outside referral expenses.........................................       86,974          15,522           --          --
  Other clinic expenses.............................................      288,623         100,933           --          --
  Cost of goods and services sold...................................           --       1,365,203           --          --
  Other nonclinic operating expenses................................           --          88,064           --          --
  General corporate expenses........................................       56,653          23,643           --         220
  Depreciation and amortization.....................................       21,892          18,924           --          --
  Net interest expense..............................................        5,958           8,695           --         232
  Merger expenses...................................................           --              --           --          --
  Loss on disposal of assets........................................        1,627              --           --          --
                                                                         --------      ----------       ------      ------
        Net operating expenses......................................      810,763       1,684,023           --         452
                                                                         --------      ----------       ------      ------
Income (loss) before pro forma income taxes and discontinued
  operations........................................................        4,278          91,180           --       2,633
Pro forma income tax expense (benefit)..............................        7,350          36,672           --          --
                                                                         --------      ----------       ------      ------
Income (loss) from continuing operations............................       (3,072)         54,508           --       2,633
Income from discontinued operations.................................           --         (25,902)          --          --
                                                                         --------      ----------       ------      ------
Pro forma net income (loss).........................................     $ (3,072)     $   80,410       $   --      $2,633
                                                                         ========      ==========       ======      ======
Pro forma net income (loss) per share...............................     $  (0.08)     $     1.08       $   --      $ 7.63
                                                                         ========      ==========       ======      ======
Number of shares issued in pro forma net income (loss) per share....       36,553          74,800           --         345(G)
                                                                         ========      ==========       ======      ======


                                                                       EMERGENCY             PRO              PRO
                                                                      PROFESSIONAL          FORMA            FORMA
                                                                        SERVICES         ADJUSTMENTS        COMBINED
                                                                      ------------       -----------       ----------
Net revenue.........................................................    $ 33,340           $    --         $2,626,669
Operating expenses:
  Affiliated physician services.....................................      24,852                --            436,927
  Outside referral expenses.........................................          --                --            102,496
  Other clinic expenses.............................................       8,284                --            397,840
  Cost of goods and services sold...................................          --                --          1,365,203
  Other nonclinic operating expenses................................          --                --             88,064
  General corporate expenses........................................         956                --             81,472
  Depreciation and amortization.....................................          31                --             40,847
  Net interest expense..............................................          --                --             14,885
  Merger expenses...................................................          --                --                 --
  Loss on disposal of assets........................................          --                --              1,627
                                                                         -------           -------         ----------
        Net operating expenses......................................      34,123                --          2,529,361
                                                                         -------           -------         ----------
Income (loss) before pro forma income taxes and discontinued
  operations........................................................        (783)               --             97,308
Pro forma income tax expense (benefit)..............................        (305)               --             43,717
                                                                         -------           -------         ----------
Income (loss) from continuing operations............................        (478)               --             53,591
Income from discontinued operations.................................          --                --            (25,902)
                                                                         -------           -------         ----------
Pro forma net income (loss).........................................    $   (478)          $    --         $   79,493
                                                                         =======           =======         ==========
Pro forma net income (loss) per share...............................    $     --                           $     0.61
                                                                         =======                           ==========
Number of shares issued in pro forma net income (loss) per share....          --            17,727(H)         129,425
                                                                         =======           =======         ==========

                               MEDPARTNERS, INC.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           HISTORICAL
                                                                 --------------------------------------------------------------
                                                                                                                     EMERGENCY
                                                                 MEDPARTNERS/                              NEW       PROFESSIONAL
                                                                   MULLIKIN      CAREMARK       CHS     MANAGEMENT    SERVICES
                                                                 ------------   ----------     ------   ----------   ----------
                                                                     (A)                        (B)                     (C)
Net revenue....................................................    $549,695     $1,203,957     $   --     $3,110      $ 30,259
Operating expenses:
  Affiliated physician services................................     224,770         48,913         --         --        22,635
  Outside referral expenses....................................      59,861         10,566         --         --            --
  Other clinic expenses........................................     197,098         73,381         --         --         7,360
  Cost of goods and services sold..............................          --        884,009         --         --            --
  Other nonclinic operating expenses...........................          --         72,576         --         --            --
  General corporate expenses...................................      42,196         19,449         --         85           913
  Depreciation and amortization................................      14,057         11,353         --         --            43
  Net interest expense.........................................       3,338          3,444         --        239            --
  Merger expenses..............................................          --             --         --         --            --
  Loss on disposal of assets...................................         122             --         --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
         Net operating expenses................................     541,442      1,123,691         --        324        30,951
                                                                 ------------   ----------     ------   ----------   ----------
Income (loss) before pro forma income taxes and discontinued
  operations...................................................       8,253         80,266         --      2,786          (692)
Pro forma income tax expense (benefit).........................       9,723         33,403         --         --          (273)
Cumulative effect of change in method of accounting for income
  taxes........................................................         298             --         --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
Income (loss) from continuing operations.......................      (1,768)        46,863         --      2,786          (419)
Income from discontinued operations............................          --        (30,808)        --         --            --
                                                                 ------------   ----------     ------   ----------   ----------
Pro forma net income (loss)....................................    $ (1,768)    $   77,671     $   --     $2,786      $   (419)
                                                                 ============   ==========     ======   ===========  ===========
Pro forma net income (loss) per share..........................    $  (0.06)    $     1.04     $   --     $ 8.08      $     --
                                                                 ============   ==========     ======   ===========  ===========
Number of shares used in pro forma net income (loss) per share
  calculations.................................................      28,403         74,900         --        345(G)         --
                                                                 ============   ==========     ======   ===========  ===========


                                                                     PRO            PRO
                                                                    FORMA          FORMA
                                                                 ADJUSTMENTS      COMBINED
                                                                 -----------     ----------

Net revenue....................................................    $    --       $1,787,021
Operating expenses:
  Affiliated physician services................................         --          296,318
  Outside referral expenses....................................         --           70,427
  Other clinic expenses........................................         --          277,839
  Cost of goods and services sold..............................         --          884,009
  Other nonclinic operating expenses...........................         --           72,576
  General corporate expenses...................................         --           62,643
  Depreciation and amortization................................         --           25,453
  Net interest expense.........................................         --            7,021
  Merger expenses..............................................         --               --
  Loss on disposal of assets...................................         --              122
                                                                 -----------     ----------
         Net operating expenses................................         --        1,696,408
                                                                 -----------     ----------
Income (loss) before pro forma income taxes and discontinued
  operations...................................................         --           90,613
Pro forma income tax expense (benefit).........................         --           42,853
Cumulative effect of change in method of accounting for income
  taxes........................................................         --              298
                                                                 -----------     ----------
Income (loss) from continuing operations.......................         --           47,462
Income from discontinued operations............................         --          (30,808)
                                                                 -----------     ----------
Pro forma net income (loss)....................................    $    --       $   78,270
                                                                 ===========     ==========
Pro forma net income (loss) per share..........................                  $     0.64
                                                                                 ==========
Number of shares used in pro forma net income (loss) per share
  calculations.................................................     17,748(H)       121,396
                                                                 ===========     ==========

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

     The proposed mergers with Caremark, CHS and Emergency Professional Services and the acquisition of New Management are intended to be accounted for as poolings-of-interests. The proposed mergers with Cardinal and Summit and the acquisition of MRA are accounted for under the purchase method of accounting (see below). The pro forma combined statements of operations assume that the mergers were consummated at the beginning of the earliest period presented. The pro forma condensed combined balance sheet assumes that the transactions were consummated on June 30, 1996.

     The pro forma financial information contains no adjustments to conform the accounting policies of these companies because any such adjustments have been determined to be immaterial.

     The following adjustments are necessary to reflect the mergers:

     A. These historical amounts for MedPartners/Mullikin for the years ended December 31, 1995, 1994 and 1993 do not agree with the Form 10-K filed with the SEC because the amounts have been restated to reflect the merger with PPSI which was accounted for as a pooling-of-interests.

     B. CHS was incorporated in August 1995 and commenced operations in September 1995.

     C. For purposes of combining with MedPartners/Mullikin, the Emergency Professional Services balance sheet at April 30, 1996 was combined with the MedPartners/Mullikin balance sheet at June 30, 1996. The Emergency Professional Services income statements for the twelve month periods ended January 31, 1994, 1995 and 1996 and for the three month period ended April 30, 1995 and 1996 were combined with the MedPartners/Mullikin statements of operations for the years ended December 31, 1993, 1994 and 1995 and the six month period ended June 30, 1995 and 1996, respectively.

     D. The pro forma combined statements of operations do not reflect nonrecurring costs and charges resulting directly from the proposed mergers. These costs and charges are estimated as follows:

                                           PROPERTY               LONG-TERM                  TOTAL
                               DEFERRED       AND      ACCOUNTS     DEBT,     ACCUMULATED    MERGER
                               TAX ASSET   EQUIPMENT   PAYABLE       NET       EARNINGS      CHARGE
                               ---------   ---------   --------   ---------   -----------   --------
                                                          (IN THOUSANDS)
    Caremark..................  $92,800    $(128,100)  $ 92,800    $29,100     $(157,200)   $250,000
    CHS and New
      Management..............    1,900           --      5,000         --        (3,100)      5,000
    Emergency Professional
      Services................    1,800       (2,250)     2,750         --        (3,200)      5,000
                                -------    ---------   --------    -------     ---------    --------
                                $96,500    $(130,350)  $100,550    $29,100     $(163,500)   $260,000
                                =======    =========   ========    =======     =========    ========

     The following is a detail of the estimated merger expense related to the Caremark Acquisition:

          Severance and related benefits.................................  $ 62,700
          Operational restructuring......................................    47,000
          Lease abandonment..............................................    30,500
          Non-compatible technology......................................    27,000
          Brokerage fees.................................................    25,300
          Professional fees..............................................    24,900
          Other transaction related costs................................    20,600
          Transition costs...............................................     6,000
          Debt restructuring costs.......................................     5,000
          Filing fees....................................................     1,000
                                                                           --------
                                                                           $250,000
                                                                           ========

     The excess capacity, restructuring and market rationalization primarily relates to computer hardware and software and leases that will be abandoned after the merger. These assets are currently being utilized in the operations of Caremark but are not compatible with the planned operations for MedPartners/Mullikin. Severance and related benefits represent anticipated payments to identified employees, as required by their respective employment agreements, who will be terminated after the merger.

     E. To reflect the approximate number of MedPartners/Mullikin Common Stock exchanged for the stock or assets of the proposed acquirees as follows:

          Caremark....................................................    93,654,000
          CHS.........................................................     1,969,000
          New Management..............................................       345,000
          Emergency Professional Services.............................     2,166,000
          Cardinal....................................................     2,117,000
          Summit......................................................     2,255,000
          MRA.........................................................       330,000
                                                                         -----------
                                                                         102,836,000
                                                                         ===========

     F. To reflect the termination of the trust holding the shares held in trust.

     G. Represents the approximate shares of MedPartners/Mullikin Common Stock to be distributed in exchange for partnership interest based on an assumed trading price of $20.31 per share.

          New Management...........................  $(7,000,000/$20.31)      345,000
          MRA......................................  $(6,700,000/$19.50)      330,000

     H. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of the acquirees stock into MedPartners/Mullikin Common Stock based on the following exchange ratios:

                                                                          EXCHANGE
                                                                            RATIO
                                                                          ---------
          Caremark......................................................       1.21(1)
          Cardinal......................................................  46,025.73(2)
          Summit........................................................  39,562.22(2)
          CHS...........................................................      40.32(2)
          Emergency Professional Services...............................   8,144.44(2)

- ---------------

(1) The exchange ratio is fixed.
(2) The exchange ratio was based on an assumed trading price of $20.31 per share.

     The proposed mergers with Cardinal and Summit and the proposed acquisition of MRA are accounted for under the purchase method of accounting in the pro forma condensed financial information, although consummation of the transactions are conditioned upon the mergers being accounted for as poolings of interests. The Company and its independent auditors are in the process of determining compliance of the transactions with pooling accounting requirements; however, that determination is not complete. If the mergers were accounted for as poolings of interests, amortization expense and net loss in the pro forma condensed statement of operations for the year ended December 31, 1995 and six months ended June 30, 1996 would be reduced by the following amounts:

                                                                                    SIX MONTHS
                                                                  YEAR ENDED           ENDED
                                                               DECEMBER 31, 1995   JUNE 30, 1996
                                                               -----------------   -------------
    Amortization expense.....................................     $ 2,219,000       $ 1,110,000
    Pro forma net loss.......................................       1,331,000           660,000

     The following adjustments are necessary to reflect the Cardinal, Summit and MRA mergers:

     I. To reflect excess purchase price over net assets acquired related to the purchase of Cardinal, Summit and MRA. For purposes of these pro forma financial statements, all of the excess purchase price over net assets acquired is allocated to goodwill. Goodwill is amortized over 40 years which is the period of the practice management agreement.

     The final amount of the excess purchase price and the allocation among the net assets may differ from the amounts estimated. The approximate goodwill is as follows:

          Cardinal....................................................   $43,940,000
          Summit......................................................    42,054,000
          MRA.........................................................     2,769,000
                                                                        ------------
                                                                         $88,763,000
                                                                          ==========

     J. To record the amortization related to the recorded goodwill.

     K. To eliminate rent income and expense between affiliated entities (Summit and MRA).

              DESCRIPTION OF CAPITAL STOCK OF MEDPARTNERS/MULLIKIN

AUTHORIZED CAPITAL STOCK

     The MedPartners/Mullikin Certificate currently provides that MedPartners/Mullikin may issue 9,500,000 shares of Preferred Stock, par value $.001 per share, 500,000 shares of MedPartners/Mullikin Series C Preferred Stock, par value $.001 per share, and 200,000,000 shares of MedPartners/Mullikin Common Stock.

MEDPARTNERS/MULLIKIN COMMON STOCK

     Holders of MedPartners/Mullikin Common Stock are entitled to one vote for each share held of record on all matters to be submitted to a vote of the stockholders and do not have preemptive rights. Subject to preferences that may be applicable to any outstanding shares of MedPartners/Mullikin Preferred Stock, holders of MedPartners/Mullikin Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors of MedPartners/Mullikin out of funds legally available therefor. See "Summary of Prospectus-Proxy Statement -- Market and Market Prices". All outstanding shares of MedPartners/Mullikin Common Stock are, and the shares to be issued in the Merger will be, when issued pursuant to the Plan of Merger, fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of MedPartners/Mullikin, holders of MedPartners/ Mullikin Common Stock will be entitled to share ratably in the assets of MedPartners/Mullikin remaining after payment or provision for payment of all of MedPartners/Mullikin's debts and obligations and liquidation payments to holders of any outstanding shares of MedPartners/Mullikin Preferred Stock.

MEDPARTNERS/MULLIKIN PREFERRED STOCK

     The Board of Directors of MedPartners/Mullikin, without further stockholder authorization, is authorized to issue shares of MedPartners/Mullikin Preferred Stock in one or more series and to determine and fix the rights, preferences and privileges of each series, including dividend rights and preferences over dividends on the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock, conversion rights, voting rights (in addition to those provided by law), redemption rights and the terms of any sinking fund therefor, and rights upon liquidation, dissolution or winding up, including preferences over the MedPartners/Mullikin Common Stock and one or more series of MedPartners/Mullikin Preferred Stock. Although MedPartners/Mullikin has no present plans to issue any shares of MedPartners/Mullikin Preferred Stock, the issuance of shares of MedPartners/Mullikin Preferred Stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of MedPartners/ Mullikin or an unsolicited acquisition proposal.

CERTAIN PROVISIONS OF THE MEDPARTNERS/MULLIKIN CERTIFICATE AND THE DGCL

     Classified Board of Directors. The MedPartners/Mullikin Certificate and MedPartners/Mullikin By-laws provide for the Board of Directors of MedPartners/Mullikin to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that directors' terms expire either at the 1997, 1998 or 1999 annual meeting of stockholders of MedPartners/Mullikin. One class, consisting of three directors (Richard M. Scrushy, Ted H. McCourtney, Jr. and Rosalio J. Lopez, M.D.), has been elected to a term which expires in 1997. One class, consisting of four directors (Larry R. House, Charles W. Newhall III, John S. McDonald, J.D. and Richard J. Kramer), has been elected to a term which expires in 1998. One class, consisting of three directors (Scott F. Meadow, Larry D. Striplin, Jr. and Walter T. Mullikin, M.D.), has been elected to a term which expires in 1999. See "MedPartners/Mullikin's Management -- Classified Board of Directors".

     MedPartners/Mullikin believes that a classified Board of Directors will help to assure the continuity and stability of MedPartners/Mullikin the Board of Directors and MedPartners/Mullikin's business strategies and policies as determined by the MedPartners/Mullikin Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of MedPartners/Mullikin. MedPartners/Mullikin believes that this, in turn, will permit the Board of Directors to more effectively represent the interests of stockholders.

     With a classified Board of Directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the MedPartners/Mullikin Board of Directors. As a result, a provision relating to a classified MedPartners/Mullikin Board of Directors of MedPartners/Mullikin may discourage proxy contests for the election of directors or purchases of a substantial block of the MedPartners/Mullikin Common Stock because its provisions could operate to prevent obtaining control of the MedPartners/Mullikin Board of Directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of MedPartners/Mullikin. Under the DGCL, unless the certificate of incorporation otherwise provides, a director on a classified board may be removed by the stockholders of the corporation only for cause. The MedPartners/Mullikin Certificate does not provide otherwise.

     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of MedPartners/Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-laws. If the Chairman of the MedPartners/Mullikin Board of Directors determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

     Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of MedPartners/Mullikin. The requirements as to the form and timing of that notice are specified in the MedPartners/Mullikin By-laws. If the Chairman of the Board of Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the MedPartners/Mullikin By-laws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the MedPartners/Mullikin By-laws
(i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of MedPartners/Mullikin, even if the conduct of such solicitation or such attempt might be beneficial to MedPartners/Mullikin and its stockholders.

     Delaware Takeover Statute. MedPartners/Mullikin is subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

MEDPARTNERS/MULLIKIN STOCKHOLDER RIGHTS PLAN

     The following is a description of the MedPartners/Mullikin Stockholder Rights Plan (the "Rights Plan"). The description thereof set forth below is qualified in its entirety by reference to the MedPartners/ Mullikin Rights Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus-Proxy Statement is a part. See "Available Information".

     The Rights Plan provides that one right (a "Right") will be issued with each share of MedPartners/ Mullikin Common Stock (whether originally issued or from MedPartners/Mullikin's treasury) prior to the Rights Distribution Date (as defined below). The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on the date which is 10 years from the date of the distribution unless previously redeemed by MedPartners/Mullikin as described below. When exercisable, each Right will entitle the owner to purchase from MedPartners/Mullikin one one-hundredth of a share of MedPartners/ Mullikin Series C Preferred Stock at a purchase price of $52.00 per share. The MedPartners/Mullikin Series C Preferred Stock may be issued in fractional shares.

     Except as described below, the Rights will be evidenced by all the MedPartners/Mullikin Common Stock certificates and will be transferred with the MedPartners/Mullikin Common Stock certificates, and no separate Rights certificates will be distributed. The Rights will separate from the MedPartners/Mullikin Common Stock and a "Rights Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10 percent or more of the outstanding MedPartners/ Mullikin Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

     After the Rights Distribution Date, Rights certificates will be mailed to holders of record of shares of MedPartners/Mullikin Common Stock as of the Rights Distribution Date and thereafter the separate Rights certificates alone will represent the Rights.

     The MedPartners/Mullikin Series C Preferred Stock issuable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $.001 per share and will be entitled to an aggregate dividend of 100 times the dividend, if any, declared for each share of MedPartners/Mullikin Common Stock. In the event of liquidation, the holders of the MedPartners/Mullikin Series C Preferred Stock will be entitled to a minimum preferential liquidation payment of $52.00 per share and will be entitled to an aggregate payment of 100 times the payment made per share of MedPartners/Mullikin Common Stock. Each share of MedPartners/Mullikin Series C Preferred Stock will have 100 votes and will vote together with the shares of MedPartners/Mullikin Common Stock. In the event of any merger, consolidation or other transaction in which shares of MedPartners/Mullikin Common Stock are changed or exchanged, each share of MedPartners/Mullikin Series C Preferred Stock will be entitled to receive 100 times the amount received per share of MedPartners/Mullikin Common Stock. These rights are protected by customary anti-dilution provisions. The MedPartners/Mullikin Series C Preferred Stock will, if issued, be junior to any other series of Preferred Stock which may be authorized and issued by MedPartners/Mullikin, unless the terms of any such other series provide otherwise. The MedPartners/Mullikin Series C Preferred Stock will not be redeemable. Once the shares of MedPartners/Mullikin Series C Preferred Stock are issued, the MedPartners/Mullikin Certificate may not be amended in a manner which would materially alter or change the powers, preferences or special rights of the MedPartners/Mullikin Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of MedPartners/Mullikin Series C Preferred Stock, voting separately as a class. Because of the nature of the MedPartners/Mullikin Series C Preferred Stock dividend, liquidation and voting rights, the value of a share of MedPartners/Mullikin

Series C Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of MedPartners/Mullikin Common Stock.

     In the event that (i) a person becomes an Acquiring Person (except pursuant to a tender offer or an exchange offer for all outstanding shares of MedPartners/Mullikin Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of MedPartners/Mullikin and who are not representatives, nominees, affiliates or associates of an Acquiring Person, to be (a) at a price which is fair to MedPartners/Mullikin stockholders and (b) otherwise in the best interests of MedPartners/Mullikin and its stockholders (a "Qualifying Offer")), (ii) an Acquiring Person engages in certain self-dealing transactions involving MedPartners/Mullikin, such as, (a) merging or consolidating into or with MedPartners/Mullikin where MedPartners/Mullikin survives and the MedPartners/Mullikin Common Stock remains outstanding, (b) transferring assets to MedPartners/Mullikin in exchange for MedPartners/Mullikin securities, or acquiring securities from MedPartners/Mullikin other than on the same basis as from all other stockholders, (c) transferring assets to or from MedPartners/Mullikin on terms less favorable than arm's length, (d) transferring to or from MedPartners/Mullikin's assets having a fair market value in excess of $5,000,000, (e) receiving unusual compensation or (f) receiving any other financial benefit not provided to all other stockholders, or (iii) during such time as there is an Acquiring Person, there is any reclassification of securities, recapitalization, merger or consolidation which increases by more than 1 percent the amount of MedPartners/Mullikin Common Stock beneficially owned by the Acquiring Person, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price, shares of MedPartners/Mullikin Common Stock (or, in certain circumstances, cash, property or other securities of MedPartners/Mullikin) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any such events, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by any Acquiring Person (or certain related parties), will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by MedPartners/Mullikin as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) MedPartners/Mullikin is acquired in a merger or other business combination transaction in which MedPartners/Mullikin is not the surviving corporation or the MedPartners/Mullikin Common Stock is changed or exchanged (other than a merger which follows an Qualifying Offer and satisfied certain other requirements), or (ii) 50% or more of MedPartners/Mullikins' assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive upon the exercise thereof at the then current exercise price, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     At any time until 10 days following the Stock Acquisition Date, MedPartners/Mullikin may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $.001 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of MedPartners/Mullikin, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to MedPartners/Mullikin, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of MedPartners/Mullikin Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Plan may be amended by the MedPartners/Mullikin Board of Directors prior to the Rights Distribution Date. After the Rights Distribution Date, the provisions of the Rights Agreement may be amended by the MedPartners/Mullikin Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring

Person) or to shorten or lengthen any time period under the Rights Agreement, provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects as they will cause substantial dilution to a person or group that acquires a substantial interest in MedPartners/Mullikin without the prior approval of the MedPartners/Mullikin Board of Directors. The effect of the Rights may be to inhibit a change in control of MedPartners/Mullikin (including through a third party tender offer at a price which reflects a premium to then prevailing trading prices) that may be beneficial to MedPartners/Mullikin stockholders.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     MedPartners/Mullikin's Certificate contains a provision eliminating or limiting director liability to MedPartners/Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of MedPartners/Mullikin protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/ Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, MedPartners/Mullikin's Certificate and MedPartners/Mullikin's By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

REGISTRATION RIGHTS

     Pursuant to a Registration Agreement entered into in August 1993 and amended in March 1994 (the "Registration Agreement"), the prior holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of MedPartners, which Preferred Stock has now been converted into MedPartners/Mullikin Common Stock, were entitled to certain rights with respect to the registration under the Securities Act of the 7,000,562 shares of Common Stock into which the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were converted. The shares of MedPartners/Mullikin Common Stock covered by the foregoing registration rights are eligible for resale either under Rule 144 of the Securities Act or without restriction. Accordingly, at the request of MedPartners/Mullikin, most of the holders of the Common Stock have agreed to terminate their rights with respect to the Registration Statement, leaving approximately 1,200,000 shares that are presently covered by the Registration Agreement.

     MedPartners/Mullikin has entered into a Registration Rights Agreement with certain of the holders of MedPartners/Mullikin Common Stock pursuant to which such persons will have the right to require that MedPartners/Mullikin register shares of MedPartners/Mullikin Common Stock owned by them for sale, at one year intervals up to three times during 1997, 1998 and 1999. Unlimited piggyback registration rights have also been granted. The holders of these registration rights are Walter T. Mullikin, M.D., John S. McDonald, Rosalio J. Lopez, M.D. and DCNHS, who are the only persons deemed to be "affiliates" of MedPartners/ Mullikin, following the combination of MedPartners and MME. In the March 1996 public offering carried out by MedPartners/Mullikin, 1,358,921 shares of MedPartners/Mullikin Common Stock were sold by

Drs. Mullikin and Lopez and Mr. McDonald at $30.25 per share pursuant to the rights granted under the Agreement. See "Principal Stockholders of MedPartners/Mullikin".

     In addition, from time-to-time, MedPartners/Mullikin will grant registration rights, both on a contractual and a piggyback basis to various persons in connection with acquisitions made on a private placement basis. At June 30, 1996, a total of 2,207,318 shares of MedPartners/Mullikin Common Stock were subject to such registration rights.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for MedPartners/Mullikin Common Stock is ChaseMellon Shareholder Services, L.L.C., New York, New York.

     The MedPartners/Mullikin By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MedPartners/Mullikin, or is or was serving at the request of MedPartners/Mullikin as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by MedPartners/Mullikin to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits MedPartners/Mullikin to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/ Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                COMPARISON OF RIGHTS OF NEW MANAGEMENT PARTNERS
                     AND MEDPARTNERS/MULLIKIN STOCKHOLDERS

     MedPartners/Mullikin is incorporated in Delaware. New Management Partners will have their rights and obligations as stockholders of MedPartners/Mullikin after the Acquisition governed by Delaware law. Set forth below is a summary comparison of the material rights of a MedPartners/Mullikin stockholder under the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws, on the one hand, and the rights of a New Management Partners under the New Management Partnership Agreement, as amended (the "New Management Partnership Agreement"), on the other hand. The information set forth below is qualified in its entirety by reference to the MedPartners/Mullikin Certificate, the MedPartners/Mullikin By-laws and the New Management Partnership Agreement.

     After the Acquisition, the rights and obligations of the New Management Partners with respect to the classes and series of capital stock of MedPartners/Mullikin and the other matters described below will be governed by the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws.

CLASSES AND SERIES OF CAPITAL STOCK

     New Management. New Management Partnership is authorized to issue 100 partnership interests (each, a "Unit"), each Unit is equal to a 1% interest in New Management. As of January 1, 1996, the New Management Record Date, there were 100 Units outstanding. Partners are members of one of five medical practice groups. No group may hold in the aggregate more than 22.5 Units, provided however that Group E may not hold in the aggregate more than 10 Units.

     MedPartners/Mullikin. MedPartners/Mullikin is authorized by the MedPartners/Mullikin Restated Certificate to issue up to 210,000,000 shares of capital stock, of which 200,000,000 shares are designated MedPartners/Mullikin Common Stock, par value $.001 per share, 9,500,000 shares are designated Preferred Stock, par value $.001 per share and 500,000 shares are designated Series C Junior Participating Preferred Stock, par value $.001 per share. As of April 30, 1996, there were 50,786,775 shares of MedPartners/Mullikin Common Stock outstanding. In addition, there were outstanding options under MedPartners/Mullikin stock option plans to purchase an additional 5,872,530 shares of MedPartners/Mullikin Common Stock. An additional 1,920,900 shares of MedPartners/Mullikin Common Stock have been reserved for future option grants under such plans. The Board of Directors of MedPartners/Mullikin has the authority to issue the MedPartners/Mullikin Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of April 30, 1996, there were no shares of MedPartners/Mullikin Preferred Stock issued and outstanding, and the Board of Directors of MedPartners/Mullikin has no present intention of issuing shares of MedPartners/Mullikin Preferred Stock. The MedPartners/Mullikin Board of Directors has approved and submitted to the stockholders for approval at the Annual Meeting on April 25, 1996, a proposal to increase the authorized capital stock of MedPartners/Mullikin to 210,000,000 shares of which 200,000 shares are designated Common Stock, par value $.001 per share, 9,500,000 shares are designated Preferred Stock, par value $.001 per share, and 500,000 shares are Series C Junior Participating Preferred Stock with a par value of $.001 per share.

     As a consequence of and following the Acquisition, the New Management Partners will hold shares of MedPartners/Mullikin Common Stock with associated rights to acquire MedPartners/Mullikin Series C Preferred Stock.

SIZE AND ELECTION OF THE BOARD OF DIRECTORS

     New Management. The New Management Agreement provides for the election of an Executive Committee (the "Executive Committee") to run the affairs of the Partnership. There may be up to five (5) but not less than four (4) members of the Executive Committee. There are currently four (4) members of the Executive Committee. One member is the management director; the remaining 3 members are elected as follows: one member is elected by the Group A Partners; one member by the Group B Partners and one member by the Group C Partners. Any group which owns 22.5 Units may elect a member of the Executive Committee.

     Group D Partners and Group E Partners do not elect members of the Executive Committee but may appoint an observer to attend meetings. Observers have no rights to vote on matters before the Executive Committee. The Group D Partners recently acquired, in the aggregate, 22.5 Units and may now elect a member of the Executive Committee. No member has been elected by the Group D Partners and no one is anticipated to be elected prior to the Closing. The current members of the Executive Committee's terms expire on December 31, 1997.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that the MedPartners/Mullikin Board of Directors shall consist of eleven directors, but in any event consist of at least three directors and that the size of the MedPartners/Mullikin Board of Directors shall be fixed by the MedPartners/Mullikin By-laws. Directors of MedPartners/Mullikin are elected by a plurality of votes cast at the annual meeting of stockholders.

     As a consequence of and following the Acquisition, the rights and obligations of the New Management Partners that receive MedPartners/Mullikin Common Stock in the Acquisition with respect to the size and composition of the MedPartners/Mullikin Board of Directors will be as discussed under "Operations and Management of MedPartners/Mullikin After the Acquisition -- Management" and as otherwise governed by the MedPartners/Mullikin By-laws as described in the immediately preceding paragraph. At the Effective Time of the Caremark Acquisition, the MedPartners/Mullikin By-laws shall be amended to provide that the MedPartners/Mullikin Board of Directors shall consist of thirteen directors.

REMOVAL OF DIRECTORS

     New Management. There are no procedures to remove a member of the Executive Committee who remains a Partner.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that a director may be removed only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon. As a consequence of and following the Acquisition, the New Management Partners that receive MedPartners/Mullikin Common Stock in the Acquisition will be able to remove a director from the MedPartners/Mullikin Board of Directors only with cause and only by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

OTHER VOTING RIGHTS

     New Management. Units are allocated among the five groups of Partners. Each Unit is entitled to vote on all matters, except the election of Partners to the Executive Committee. The members of the Executive Committee are elected by votes cast by those Units held in each group eligible to vote for its designated member. Matters requiring the vote of the Partners require a vote of at least 85 Units to be approved.

     MedPartners/Mullikin. The MedPartners/Mullikin Common Stock is not divided into classes, and MedPartners/Mullikin has no classes or series of capital stock issued or outstanding other than the MedPartners/Mullikin Common Stock. Each MedPartners/Mullikin stockholder holding shares of MedPartners/Mullikin Common Stock entitled to be voted on any matter, including the election of directors, has one vote on each such matter submitted to vote at a meeting of stockholders for each such share of MedPartners/Mullikin Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the MedPartners/Mullikin Certificate or the MedPartners/Mullikin By-laws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of MedPartners/ Mullikin stockholders.

     As a consequence of and following the Acquisition, the New Management Partners that receive MedPartners/Mullikin Common Stock in the Acquisition will be governed by the MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws with respect to voting rights as described in the preceding paragraph.

DIVIDENDS

     New Management. New Management is a Partnership which has in the past distributed all cash available for distribution to its Partners. The Executive Committee determines the amount of cash available for distribution.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate authorizes the Board of Directors to declare a dividend to distribute to the stockholders, without a vote of the stockholders, a portion of the assets of MedPartners/Mullikin which are available under the DGCL for distribution.

     As a consequence of and following the Acquisition, the rights and obligations of holders of Units that receive MedPartners/Mullikin Common Stock in the Acquisition with respect to any dividends declared by MedPartners/Mullikin will be governed by the MedPartners/Mullikin Certificate as described in the preceding paragraph.

CONVERSION AND DISSOLUTION

     New Management. The New Management Unit has no conversion features. No other form of ownership other than the Units is provided for in the Partnership Agreement.

     MedPartners/Mullikin. The MedPartners/Mullikin Common Stock has no conversion features. The MedPartners/Mullikin Certificate authorizes for issuance 9,500,000 shares of Preferred Stock, par value $.001 per share, and provides that such shares of MedPartners/Mullikin Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such MedPartners/Mullikin Preferred Stock into shares of MedPartners/Mullikin Common Stock) as shall be stated in the MedPartners/Mullikin Certificate or resolutions providing for the issuance of MedPartners/Mullikin Preferred Stock. If the Board of Directors were to designate such a series of MedPartners/Mullikin Preferred Stock in addition to the Series C Preferred Stock, such MedPartners/ Mullikin Preferred Stock could be entitled to preferential payments in the event of dissolution of MedPartners/Mullikin.

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Under the DGCL, unless its certificate of incorporation or by-laws otherwise provide, amendment of a corporation's certificate of incorporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, requires the approval of the holders of a majority of the outstanding stock of such class or series.

     New Management. Partnership Agreement provides that the Partnership Agreement may be amended by a vote of not less than 75 Units.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate provides that the powers and rights of the Series C Preferred Stock cannot be materially altered adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a class. The MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws provide that the MedPartners/ Mullikin By-laws may be altered, amended or repealed by a vote of a majority of the entire MedPartners/Mullikin Board of Directors.

     As a consequence of and following the Acquisition, the holders of Units that receive MedPartners/ Mullikin Common Stock in the Acquisition Amendment will not be able to materially alter adversely the powers and rights of the Series C Preferred Stock without the affirmative vote of the holders of a majority of the outstanding MedPartners/Mullikin Series C Preferred Stock, voting separately as a class.

SPECIAL MEETINGS OF STOCKHOLDERS

     New Management. There is no provision in the Partnership Agreement for calling meetings of the Partners.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws provide that a special meeting of the MedPartners/Mullikin stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing by a majority of the MedPartners/Mullikin Board of Directors or by the holders of at least a majority of the outstanding shares of capital stock of MedPartners/Mullikin entitled to vote.

LIABILITY OF DIRECTORS

     New Management. The Partnership Agreement does not provide for indemnification of members of the Executive Committee.

     The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. The MedPartners/Mullikin Certificate includes such a provision which, as set forth below, limits such liability to the fullest extent permitted under applicable law.

     The MedPartners/Mullikin Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends or expenditures of funds for unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

STOCKHOLDER RIGHTS PLAN

     New Management. New Management does not have a stockholder rights or similar plan.

     MedPartners/Mullikin. The MedPartners/Mullikin Common Stock is subject to a Rights Plan, which may inhibit a change in control of MedPartners/Mullikin that might be beneficial to MedPartners/Mullikin stockholders. See "Description of Capital Stock of MedPartners/Mullikin -- MedPartners/Mullikin Stockholder Rights Plan".

     As a consequence of and following the Acquisition, the MedPartners/Mullikin Common Stock received in the Acquisition by the New Management Partners will be subject to the Stockholder Rights Plan which may inhibit a change in control of MedPartners/Mullikin that might be beneficial to MedPartners/Mullikin stockholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

     New Management. New Management does not require advance notice of stockholder proposals or nominations of Executive Committee members.

     MedPartners/Mullikin. The MedPartners/Mullikin By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the MedPartners/Mullikin Board of Directors or a committee thereof, of candidates for election as directors and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of MedPartners/Mullikin.

     The MedPartners/Mullikin By-laws provide that nominations of persons for election to the MedPartners/Mullikin Board of Directors may be made at a meeting of stockholders by or at the direction of the MedPartners/Mullikin Board of Directors, by any nominating committee or person appointed by the MedPartners/Mullikin Board of Directors, or by any stockholder of MedPartners/Mullikin who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the MedPartners/Mullikin Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of MedPartners/Mullikin. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin not less than sixty days nor more than ninety days prior to the meeting. Such notice shall set forth (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of MedPartners/Mullikin which are beneficially owned by the nominee and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and as to the stockholder giving the notice, (i) the name and address of the stockholder, (ii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each nominee to serve as a director if elected. MedPartners/Mullikin may require any proposed nominee to furnish such other information as may reasonably be required by MedPartners/Mullikin to determine the eligibility of such proposed nominee to serve as a director of MedPartners/Mullikin.

     The MedPartners/Mullikin By-laws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the MedPartners/Mullikin Board of Directors, otherwise properly brought before the meeting by or at the direction of the MedPartners/Mullikin Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to MedPartners/Mullikin. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of MedPartners/Mullikin, not less than sixty days nor more than ninety days prior to the meeting. The notice must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class or series and number of shares of capital stock of MedPartners/Mullikin which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and
(v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     As a consequence of and following the Acquisition, New Management Partners wishing to nominate candidates to the MedPartners/Mullikin Board of Directors or bring business before a meeting of stockholders will have to comply with notice procedures of MedPartners/Mullikin, including with respect to the time such notice must be given.

ACTION BY WRITTEN CONSENT

     New Management. The Partners of New Management can take any action by the written consent of the same number of holders of Units that would be required to approve such action at a meeting of the Partners.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate provides that, since MedPartners/ Mullikin Common Stock is listed on a national securities exchange, any action required or permitted to be taken by the stockholders of MedPartners/Mullikin must be effected at a duly called meeting and may not be effected by any consent in writing by such stockholders.

     As a consequence of and following the Acquisition, the New Management Partners will not, as stockholders of MedPartners/Mullikin, be able to effect action by written consent.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     New Management. The Partnership Agreement does not provide for indemnification of members of the Executive Committee.

     MedPartners/Mullikin. The MedPartners/Mullikin Certificate and the MedPartners/Mullikin By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of MedPartners/Mullikin, or is or was serving at the request of MedPartners/Mullikin as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by MedPartners/ Mullikin to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits MedPartners/Mullikin to provide broader indemnification rights that said law permitted prior to such amendment) or by other applicable laws then in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MedPartners/Mullikin pursuant to the foregoing provisions, MedPartners/ Mullikin has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of MedPartners/Mullikin, Inc. and the financial statements of Cardinal Healthcare, P.A., CHS Management, Inc., New Management and Emergency Professional Services, Inc. for the indicated periods detailed in the Index to Financial Statements appearing in this Prospectus-Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Caremark International Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in this Prospectus-Proxy Statement and Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of MedPartners/Mullikin Common Stock to be issued to New Management pursuant to the Acquisition will be passed upon by Haskell Slaughter & Young LLC, Birmingham, Alabama.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
MEDPARTNERS/MULLIKIN, INC.
Report of Independent Auditors......................................................    F-3
Consolidated Balance Sheets as of December 31, 1994 and 1995........................    F-4
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-5
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994 and 1995...............................................................    F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
  and 1995..........................................................................    F-7
Notes to Consolidated Financial Statements..........................................    F-8
MEDPARTNERS/MULLIKIN, INC. (UNAUDITED)
Consolidated Balance Sheet as of June 30, 1996 (unaudited)..........................   F-22
Consolidated Statements of Operations for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-23
Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-24
Notes to Unaudited Consolidated Financial Statements................................   F-25
CAREMARK INTERNATIONAL INC.
Report of Independent Accountants...................................................   F-29
Consolidated Balance Sheets as of December 31, 1994 and 1995........................   F-30
Consolidated Statements of Operations for the years ended December 31, 1993, 1994
  and 1995..........................................................................   F-31
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1993, 1994, and 1995..............................................................   F-32
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994,
  and 1995..........................................................................   F-33
Notes to Consolidated Financial Statements..........................................   F-34
CAREMARK INTERNATIONAL INC. (UNAUDITED)
Consolidated Balance Sheet as of June 30, 1996 (unaudited)..........................   F-50
Consolidated Statements of Operations for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-51
Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and
  1996 (unaudited)..................................................................   F-52
Notes to Consolidated Financial Statements (unaudited)..............................   F-53
CARDINAL HEALTHCARE, P.A.(1)
Report of Independent Auditors......................................................   F-57
Balance Sheet as of December 31, 1995...............................................   F-58
Statement of Operations for the year ended December 31, 1995........................   F-59
Statement of Changes in Stockholders' Deficit for the year ended December 31,
  1995..............................................................................   F-60
Statement of Cash Flows for the year ended December 31, 1995........................   F-61
Notes to Financial Statements.......................................................   F-62
CARDINAL HEALTHCARE, P.A. (UNAUDITED)(1)
Balance Sheet as of December 31, 1994 (unaudited)...................................   F-67
Statements of Income for the years ended December 31, 1993 and 1994 (unaudited).....   F-68
Statements of Changes in Stockholders' Equity for the years ended December 31, 1993
  and 1994 (unaudited)..............................................................   F-69
Statements of Cash Flows for the years ended December 31, 1993 and 1994
  (unaudited).......................................................................   F-70
Notes to Unaudited Financial Statements.............................................   F-71
Balance Sheet as of June 30, 1996 (unaudited).......................................   F-75
Statements of Income for the six months ended June 30, 1995 and 1996 (unaudited)....   F-76
Statements of Cash Flows for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................   F-77
Note to Unaudited Financial Statements..............................................   F-78

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
CHS MANAGEMENT, INC.(1)
Report of Independent Auditors......................................................   F-79
Balance Sheet as of December 31, 1995...............................................   F-80
Statement of Income for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................   F-81
Statement of Stockholders' Equity for the period from September 1, 1995 (inception)
  through December 31, 1995.........................................................   F-82
Statement of Cash Flows for the period from September 1, 1995 (inception) through
  December 31, 1995.................................................................   F-83
Notes to Financial Statements.......................................................   F-84
CHS MANAGEMENT, INC. (UNAUDITED)(1)
Condensed Balance Sheet as of June 30, 1996 (unaudited).............................   F-89
Condensed Statement of Operations and Accumulated Deficit for the six months ended
  June 30, 1996 (unaudited).........................................................   F-90
Condensed Statement of Cash Flows for the six months ended June 30, 1996
  (unaudited).......................................................................   F-91
Notes to Unaudited Condensed Financial Statements...................................   F-92
NEW MANAGEMENT(1)
Report of Independent Auditors......................................................   F-93
Balance Sheets as of December 31, 1994 and 1995.....................................   F-94
Statements of Income for the years ended December 31, 1994 and 1995.................   F-95
Statements of Partners' Deficiency for the years ended December 31, 1994 and 1995...   F-96
Statements of Cash Flows for the years ended December 31, 1994 and 1995.............   F-97
Notes to Financial Statements.......................................................   F-98
NEW MANAGEMENT (UNAUDITED)(1)
Balance Sheet as of December 31, 1993 (unaudited)...................................  F-100
Statement of Income for the year ended December 31, 1993 (unaudited)................  F-101
Statement of Cash Flows for the year ended December 31, 1993 (unaudited)............  F-102
Notes to Unaudited Financial Statements.............................................  F-103
Condensed Balance Sheet as of June 30, 1996 (Unaudited).............................  F-105
Condensed Statements of Income for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................  F-106
Condensed Statements of Cash Flows for the six months ended June 30, 1995 and 1996
  (unaudited).......................................................................  F-107
Note to Unaudited Condensed Financial Statements....................................  F-108
EMERGENCY PROFESSIONAL SERVICES, INC.(1)
Report of Independent Auditors......................................................  F-109
Balance Sheets as of January 31, 1995 and 1996......................................  F-110
Statements of Operations for the years ended January 31, 1994, 1995 and 1996........  F-111
Statements of Changes in Stockholders' Equity for the years ended January 31, 1994,
  1995 and 1996.....................................................................  F-112
Statements of Cash Flows for the years ended January 31, 1994, 1995 and 1996........  F-113
Notes to Financial Statements.......................................................  F-114
EMERGENCY PROFESSIONAL SERVICES, INC. (UNAUDITED)(1)
Balance Sheet as of April 30, 1996 (unaudited)......................................  F-117
Statements of Income for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-118
Statements of Cash Flows for the three months ended April 30, 1995 and 1996
  (unaudited).......................................................................  F-119
Note to Unaudited Financial Statements..............................................  F-120

- ---------------

(1) These entities are probable combinations with or acquisitions of MedPartners/Mullikin.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
MedPartners/Mullikin, Inc.

     We have audited the accompanying consolidated balance sheets of MedPartners/Mullikin, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MedPartners/Mullikin, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
February 22, 1996

                           MEDPARTNERS/MULLIKIN, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                             1994       1995
                                                                           --------   --------
                                                                             (IN THOUSANDS)
                                            ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 66,623   $ 55,328
  Marketable equity securities...........................................    37,689     35,567
  Accounts receivable, less allowances for bad debts of
     $21,504,000 and $29,777,000.........................................    88,340    135,176
  Inventories............................................................     5,543      9,779
  Income taxes...........................................................        --        977
  Prepaid expenses and other current assets..............................     8,759     19,214
                                                                           --------   --------
          Total current assets...........................................   206,954    256,041
Property and equipment, net..............................................   122,023    155,376
Intangible assets, net...................................................    74,933    111,971
Deferred tax asset.......................................................     1,267     35,002
Other assets.............................................................    12,797     18,343
                                                                           --------   --------
          Total assets...................................................  $417,974   $576,733
                                                                           ========   ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 21,980   $ 32,158
  Payable to physician groups............................................    24,669     31,810
  Accrued compensation...................................................    15,557     15,949
  Other accrued expenses and liabilities.................................     9,834     31,650
  Accrued medical claims payable.........................................    44,924     43,433
  Income taxes payable...................................................     1,729         --
  Current portion of long-term liabilities...............................    12,656      9,149
                                                                           --------   --------
          Total current liabilities......................................   131,349    164,149
Long-term debt, net of current portion...................................   146,498    200,814
Other long-term liabilities..............................................     5,936      6,272
Estimated malpractice liability..........................................     4,958      2,781
Redeemable convertible preferred stock:
  Series A $.001 par value; 4,500,000 shares authorized; 4,001,000 shares
     issued..............................................................     8,001         --
  Series B $.001 par value; 3,500,000 shares authorized; 3,000,000 shares
     issued..............................................................    12,000         --
Stockholders' equity:
  Common stock, $.001 par value; 75,000,000 shares authorized; issued --
     28,123,000 in 1994 and 42,508,000 in 1995...........................        28         42
  Additional paid-in capital.............................................   116,240    214,422
  Notes receivable from stockholders.....................................    (2,349)    (1,930)
  Unrealized gain (loss) on marketable equity securities, net of deferred
     taxes...............................................................        14         (7)
  Unamortized deferred compensation......................................    (3,552)    (2,682)
  Accumulated deficit....................................................    (1,149)    (7,128)
                                                                           --------   --------
          Total stockholders' equity.....................................   109,232    202,717
                                                                           --------   --------
          Total liabilities and stockholders' equity.....................  $417,974   $576,733
                                                                           ========   ========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                          1993           1994            1995
                                                        --------       --------       ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue...........................................  $549,695       $815,041       $1,153,557
Operating expenses:
  Cost of affiliated physician services...............   224,770        349,036          506,811
  Clinic salaries, wages and benefits.................   112,489        159,010          216,119
  Outside hospitalization expense.....................    59,861         86,974          109,934
  Clinic rent and lease expense.......................    18,832         27,515           41,825
  Clinic supplies.....................................    24,529         34,453           47,744
  Other clinic costs..................................    41,248         67,645           88,991
  General corporate expenses..........................    42,196         56,653           64,713
  Depreciation and amortization.......................    14,057         21,892           29,088
  Net interest expense................................     3,338          5,958            8,443
  Merger expenses.....................................        --             --           66,564
  Loss on disposal of assets..........................       122          1,627               --
                                                        --------       --------       ----------
          Net operating expenses......................   541,442        810,763        1,180,232
                                                        --------       --------       ----------
Income (loss) before income taxes and cumulative
  effect of change in method of accounting............     8,253          4,278          (26,675)
Income tax expense (benefit)..........................     4,685          5,071          (27,233)
                                                        --------       --------       ----------
Income (loss) before cumulative effect of change in
  method of accounting................................     3,568           (793)             558
Cumulative effect of change in method of accounting
  for income taxes....................................       298             --               --
                                                        --------       --------       ----------
Net income (loss).....................................     3,270           (793)             558
Pro forma income taxes................................     5,038          2,279               --
                                                        --------       --------       ----------
Pro forma net income (loss)...........................  $ (1,768)      $ (3,072)      $      558
                                                        ========       ========        =========
Pro forma net income (loss) per share.................  $  (0.06)      $  (0.08)      $     0.01
                                                        ========       ========        =========
Number of shares used in pro forma net income (loss)
  per share...........................................    28,403         36,553           42,720
                                                        ========       ========        =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            UNREALIZED
                                                               NOTES        GAIN/(LOSS)
                              COMMON STOCK     ADDITIONAL    RECEIVABLE    ON MARKETABLE   UNAMORTIZED   RETAINED       TOTAL
                             ---------------    PAID-IN         FROM          EQUITY        DEFERRED     EARNINGS   STOCKHOLDERS'
                             SHARES   AMOUNT    CAPITAL     STOCKHOLDERS    SECURITIES        COMP.      (DEFICIT)     EQUITY
                             ------   ------   ----------   ------------   -------------   -----------   --------   -------------
                                                                        (IN THOUSANDS)
Balances at December 31,
  1992.....................  15,709    $ 16     $ 33,466      $ (2,042)        $  --         $   (11)    $ 14,166     $  45,595
  Capital contributions....   5,219       5       32,326            --            --              --           --        32,331
  Capital distributions....     (76)     --         (389)           --            --              --           --          (389)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --      (13,114)      (13,114)
  Net change in notes
    receivable from
    stockholders...........      --      --           --          (354)           --              --           --          (354)
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --          (166)             --           --          (166)
  Expenses related to
    offering...............      --      --          (71)           --            --              --           --           (71)
  Purchase of Medical
    Business Solutions,
    Inc....................      60      --           60            --            --              --           --            60
  Redemption of shares at
    par on September 1,
    1993...................    (675)     (1)          --            --            --              --           --            (1)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        5,038         5,038
  Stock options............     251      --        2,287            --            --              --           --         2,287
  Amortization of deferred
    compensation...........      --      --           --            --            --              11           --            11
  Pro forma net loss.......      --      --           --            --            --              --       (1,768)       (1,768)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1993.....................  20,488      20       67,679        (2,396)         (166)             --        4,322        69,459
  Capital contributions....   7,605       8       47,052            --            --              --           --        47,060
  Capital distributions....     (42)     --       (3,594)           --            --              --           --        (3,594)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (4,678)       (4,678)
  Net change in notes
    receivable from
    stockholders...........      --      --           --            47            --              --           --            47
  Unrealized gain on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           180              --           --           180
  Expenses related to
    redeemable convertible
    preferred stock........      --      --          (49)           --            --              --           --           (49)
  Pro forma tax provision
    of pooled entities.....      --      --           --            --            --              --        2,279         2,279
  Deferred compensation on
    issuance of options....      --      --        4,350            --            --          (4,350)          --            --
  Stock options............      72      --          802            --            --              --           --           802
  Amortization of deferred
    compensation...........      --      --           --            --            --             798           --           798
  Pro forma net loss.......      --      --           --            --            --              --       (3,072)       (3,072)
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1994.....................  28,123      28      116,240        (2,349)           14          (3,552)      (1,149)      109,232
Balance for immaterial
  pooling-of-interests
  entities.................      --      --            2            --            --              --         (308)         (306)
  Capital contributions....   6,605       6       77,532            --            --              --           --        77,538
  Capital distributions....     (26)     --         (470)           --            --              --           --          (470)
  Dividends and
    distributions
    paid...................      --      --           --            --            --              --       (6,229)       (6,229)
  Net change in notes
    receivable from
    stockholders...........      --      --           --           419            --              --           --           419
  Unrealized loss on
    marketable equity
    securities, net of
    deferred taxes.........      --      --           --            --           (21)             --           --           (21)
  Conversion of preferred
    stock..................   7,001       7       19,994            --            --              --           --        20,001
  Stock options............     805       1        1,124            --            --              --           --         1,125
  Amortization of deferred
    compensation...........      --      --           --            --            --             870           --           870
  Pro forma net income.....      --      --           --            --            --              --          558           558
                             ------   ------   ----------   ------------      ------       -----------   --------   -------------
Balances at December 31,
  1995.....................  42,508    $ 42     $214,422      $ (1,930)        $  (7)        $(2,682)    $ (7,128)    $ 202,717
                             ======   ======    ========    ==========     ===========     ==========    ========   ===========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1993       1994        1995
                                                                -------   ---------   ---------
                                                                        (IN THOUSANDS)
Operating activities:
  Pro forma net income (loss).................................  $(1,768)  $  (3,072)  $     558
  Adjustments to reconcile pro forma net income (loss) to net cash and cash equivalents provided by (used in) operating
     activities:
     Depreciation and amortization............................   14,057      21,892      29,088
     Provision for deferred taxes.............................     (371)     (1,564)    (33,171)
     Merger expenses..........................................       --          --      66,564
     Loss on disposal of assets...............................      122       1,627          --
     Amortization of premium on marketable securities.........       67       1,111       1,218
     Pro forma tax provision of pooled entities...............    5,038       2,279          --
     Other....................................................     (316)        349        (617)
  Changes in operating assets and liabilities, net of effects
     of acquisitions..........................................   13,819      (8,896)    (77,099)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by (used in)
            operating activities..............................   30,648      13,726     (13,459)
Investing activities:
  Net cash used to fund acquisitions..........................  (14,313)    (57,597)    (61,531)
  Additions to intangible assets, net of effects of
     acquisitions.............................................     (745)     (1,728)     (7,235)
  Purchase of property and equipment..........................  (15,627)    (32,082)    (39,394)
  Proceeds from sale of property and equipment................      961       2,124          --
  Net proceeds (purchases) of marketable securities...........   (8,212)    (17,560)      1,636
  Other.......................................................      379      (1,701)        546
                                                                -------   ---------   ---------
          Net cash and cash equivalents used in investing
            activities........................................  (37,557)   (108,544)   (105,978)
Financing activities:
  Capital contributions.......................................   42,713     116,298      65,764
  Capital distributions.......................................     (389)     (3,625)     (7,650)
  Net proceeds from debt......................................   16,334      35,075     139,496
  Repayment of debt...........................................  (17,940)    (27,319)    (83,011)
  Dividends and distributions paid............................  (13,114)     (4,453)     (6,455)
  Other.......................................................     (188)         67          (2)
                                                                -------   ---------   ---------
          Net cash and cash equivalents provided by financing
            activities........................................   27,416     116,043     108,142
                                                                -------   ---------   ---------
Net increase (decrease) in cash and cash equivalents..........   20,507      21,225     (11,295)
Cash and cash equivalents at beginning of year................   24,891      45,398      66,623
                                                                -------   ---------   ---------
Cash and cash equivalents at end of year......................  $45,398   $  66,623   $  55,328
                                                                =======   =========   =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest.................................................  $ 5,223   $   7,809   $  12,226
                                                                =======   =========   =========
     Income taxes.............................................  $ 3,027   $   6,036   $   8,014
                                                                =======   =========   =========

See accompanying notes to consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     MedPartners, Inc. (MedPartners) and Mullikin Medical Enterprises, L.P.
(MME) merged on November 29, 1995 to form MedPartners/Mullikin, Inc. (the Company). MedPartners was incorporated in January 1993 in Delaware. MedPartners' business is to operate and/or manage physician practices. MedPartners, through wholly owned subsidiaries, acquires certain assets of and manages physician practices under long-term practice management agreements with affiliated physician groups that practice through such practices. MME was formed on March 26, 1994 through the merger of Mullikin Management Partnership, L.P. (MMP) and the limited partners of Pioneer Hospital. The Company operates a 99-bed acute care hospital (Pioneer) and a 102-bed acute care hospital (U.S. Family Care Medical Center) and provides management systems and services, nonphysician health care personnel, facilities and equipment to affiliated medical organizations and independent hospitals. The affiliated medical organizations employ and contract with physicians and health maintenance organizations (HMOs) to provide professional health care services to members of HMOs. The Company also contracts with the HMOs to provide institutional (hospital) services to a majority of the same members. In addition, through its wholly owned subsidiaries, the Company contracts with hospitals to provide Medical Staff for various hospital departments.

  Basis of Presentation

     The consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned subsidiaries. Through the 20 to 44-year practice management agreements between the Company's wholly owned subsidiaries and the various professional corporations, the Company has assumed full responsibility for the operating expenses in return for the assignment of the revenue of the professional corporations. The Company believes it has, as opposed to affiliates of the Company, perpetual, unilateral control over the assets and operations of the various professional corporations, and notwithstanding the lack of technical majority ownership of the stock of such entities, consolidation of the various professional corporations is necessary to present fairly the financial position and results of operations of the Company because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Control by the Company is perpetual rather than temporary because of (i) the length of the original terms of the agreements,
(ii) the successive extension periods provided by the agreements, (iii) the continuing investment of capital by the Company, (iv) the employment of the majority of the nonphysician personnel, and (v) the nature of the services provided to the professional corporations by the Company. Two affiliated medical organizations, Mullikin Medical Center, a Medical Group, Inc., and Moore-White Medical Group have been treated as special purpose entities and consolidated with the Company by virtue of the fact that these entities have nominal capital and their activities and resulting substantive risks and rewards rest directly or indirectly with the Company. On January 1, 1995, MMP entered into a long-term management agreement with Mullikin Independent Physician Association, a Medical Corporation (MIPA). This agreement expires in the year 2038 and provides for the assignment of virtually all of MIPA's revenue to MMP. Accordingly, beginning January 1, 1994, the revenues and expenses of MIPA are reflected in the Company's consolidated statements of operations. All intercompany accounts and transactions have been eliminated in the consolidation.

  Nature of Physician Compensation Arrangements

     MedPartners compensates PCs with which it has contracted to provide healthcare services to MedPartners' clinics under four basic arrangements. In all circumstances, MedPartners is responsible for the billing and collection of the revenue related to services provided at MedPartners' clinics as well as for paying all expenses of the clinic including physician compensation. In the Company's financial statements, MedPartners records all such revenue for services performed by the physicians at the clinics. In no instance is

                           MEDPARTNERS/MULLIKIN, INC.

MedPartners paid a fixed fee to cover clinic operating expenses. MedPartners always remains at risk for the expenses of the clinics. In all four types of arrangements described below, the Company is not sharing revenue with the PCs or its physician owners.

     Over one half of MedPartners' revenue (approximately 53.0% at December 31,
1995) is received under capitation arrangements. Under these arrangements, MedPartners contracts with licensed HMOs for a broad range of health care services and in turn subcontracts for the delivery of health care with hospitals, ancillary providers, and professional medical organizations, including PC's that are affiliated with MedPartners through management agreements. Pursuant to these arrangements the PC is paid on a per member per month basis by MedPartners. From this amount, the PC pays liability insurance premiums and compensates its physician owners. The PCs do not have the authority to participate in the negotiations of contracts with HMOs.

     Under the second type of arrangement, which represents approximately 23.1% of MedPartners' revenue at December 31, 1995, MedPartners pays the PC for the health care services provided at MedPartners' clinics a negotiated fixed dollar amount. At MedPartners' sole discretion, the physicians are eligible to receive a bonus based on performance criteria and goals. The amount of the discretionary bonus is determined solely by MedPartners management and is not directly correlated to clinic revenue and gross profit. In these arrangements, MedPartners is responsible for the billing and collection of all revenues for the services provided at its clinics as well as paying all expenses, including physicians compensation.

     Under the third type of arrangement, which represents approximately 23.2% of MedPartners' revenue at December 31, 1995, the PC is compensated on a negotiated fee-for-service basis for health care services performed at MedPartners' clinics. In these arrangements MedPartners bills and collects for all services rendered at its clinics and pays all expenses of the clinics, including physicians' compensation, which is based on the fee for service revenue generated at the clinics (which typically represents between 40 to 70 percent of the clinic's net revenues). Again, the Company is not reimbursed for the clinic expenses, rather it is responsible and at risk for all such expenses.

     Under the fourth type of arrangement, representing approximately 0.7% of MedPartners' revenue at December 31, 1995, MedPartners pays the PC a negotiated percentage (typically 75 to 88 percent) of the gross profits of the clinic. Gross profit represents net clinic revenues less operating expenses of the clinic. In these arrangement, MedPartners is responsible for the billing and collection for the services rendered at its clinics and the payment of the clinic expenses, including physicians' compensation. In some instances under these types of arrangements, the physicians are guaranteed a minimum salary.

     The fee retained by MedPartners includes direct management expenses of operating the clinics plus additional amounts which reflect a portion or all of the residual equity interest in the clinics after payment of physician compensation (including discretionary bonuses, if any), other medical costs and management expenses. Under the four basic arrangements discussed above, these additional amounts (representing clinic earnings) retained by MedPartners take the following forms: (1) 100% of clinic earnings (as defined above); (2) 100% of clinic earnings; (3) 100% of clinic earnings and (4) a variable percentage (typically 12 to 25 percent) of the clinic's gross profits (as defined above).

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

                           MEDPARTNERS/MULLIKIN, INC.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts of all cash and cash equivalents approximates fair value.

  Marketable Securities

     Effective August 1, 1994, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and management's investment strategy, the Company's investments have been classified as available-for-sale.

     Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income. The cost of securities sold is based on the specific identification method.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost, which for the used assets being acquired is usually determined by an independent appraisal. Depreciation of property and equipment is calculated using either the declining balance or the straight-line method over the shorter of the estimated useful lives of the assets or the term of the underlying leases. Estimated useful lives range from 3 to 10 years for equipment, 5 to 20 years for leasehold improvements and 5 to 40 years for buildings and improvements based on type and condition of assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

  Intangible Assets

     Excess of cost over fair value of assets acquired (goodwill) is being amortized using the straight-line method over terms of the related practice management agreements, generally 20 to 40 years. As of December 31, 1995, the Company had entered into practice management agreements with 14 physician groups which contain a voluntary termination clause granting the affiliated physician group the right to terminate the agreement after a specified time, typically on the fifth anniversary of the agreement, these physician groups account for approximately 6% of net revenue as of December 31, 1995, and the original goodwill recorded related to the acquisition of these physician groups was approximately $6,000,000. The Company believes that amortizing the related goodwill over 20 years rather than the noncancellable term of the practice management agreements generally is appropriate considering (i) termination options are exercisable only during restrictive windows and (ii) the physician groups exercising such option are required to purchase substantially all of the assets used in the practice, which would make the termination of the practice management agreements not probable. The goodwill that was previously on the books of MME is generally being amortized over 30 years and that previously on the books of PPSI over periods ranging from 5 to 25 years. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of the goodwill is reduced by the estimated shortfall of cash flows. Costs of obtaining practice management agreements are capitalized as incurred and are amortized using the straight-line method. These costs include all direct costs of obtaining such agreements, which include such items as filing fees, legal fees and travel and related costs. The Company has elected to amortize these costs over a shorter period than the term of the

                           MEDPARTNERS/MULLIKIN, INC.

related practice management agreements. Currently, these costs are being amortized over three years. Other intangible assets include costs associated with obtaining long-term financing, which are being amortized, and included in interest expense, systematically over the terms of the related debt agreements.

  Payable to Physician Groups

     Amounts payable to physician groups primarily represent monthly compensation to the physicians which, based on the practice management agreements, are generally payable to the physicians by the 15th day following the end of each month.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and are adjusted in future periods as final settlements are determined.

     During 1993, 1994 and 1995, approximately 5% of net revenue was received under the Medicare program and approximately 4% was received under state reimbursement programs. The Medicare program and state reimbursement programs pay physician services based on fee schedules which are determined by the related government agency.

     The Company has contracts with various managed care organizations to provide physician services based on negotiated fee schedules. Under various contracts with HMOs, capitation is received to cover all physicians and hospital services needed by the HMO members. Capitation payments are recognized as revenue on the accrual basis, and represents approximately 67%, 62% and 54% of the Company's net revenue in 1993, 1994 and 1995, respectively. Liabilities for physician services provided and hospital services incurred are accrued in the month services are rendered. The provision for accrued claims payable which represents the amount payable for services incurred by patients not yet paid is validated by actuarial review. Management believes that the provision at December 31, 1995 is adequate to cover claims which will ultimately be paid.

  Income Taxes

     The Company is a corporation subject to federal and state income taxes. Deferred income taxes are provided for temporary differences between financial and income tax reporting relating primarily to net operating losses which must be carried forward to future periods for income tax reporting purposes.

  Unamortized Deferred Compensation

     Unamortized deferred compensation represents the difference between the grant price and the market price on the date that stock options were granted to the physicians at Riverside Medical Clinic, Inc. This cost is being amortized over the five year vesting period.

  Reinsurance

     The Company cedes reinsurance to allow management to control exposure to potential losses arising from large risks. Reinsurance expense is estimated based on the terms of the respective reinsurance agreements. The estimated expense is continually reviewed and any adjustments which become necessary are included in current operations. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.

                           MEDPARTNERS/MULLIKIN, INC.

  Restatement of Financial Statements

     The Company has merged with the following entities during 1995 and in the first quarter of 1996 in transactions that were accounted for as poolings of interests. Accordingly, the financial statements for all periods prior to the effective dates of these mergers have been restated to include the results of these entities. The Company issued 27,819,000 shares of its common stock in these and other immaterial transactions.

                                                                           EFFECTIVE DATE OF
                              ENTITY NAME                                       MERGER
- ------------------------------------------------------------------------  -------------------
MEDCTR, Inc. (MEDCTR)...................................................  June 20, 1995
Team Health.............................................................  June 30, 1995
Texas Back Institute, Inc. (TBI)........................................  November 2, 1995
Vanguard Healthcare Group, Inc. (Vanguard)..............................  November 13, 1995
Mullikin Medical Enterprises, L.P. (MME) and related real estate partnerships..........................................................  November 29, 1995
Pacific Physician Services, Inc. (PPSI).................................  February 22, 1996

     Prior to the pooling, MEDCTR, TBI and RVAA were S Corporations and MME and related real estate entities were partnerships and were therefore not subject to federal and state income taxes. Proforma income tax provisions are reflected in the consolidated statements of operations to provide for additional federal and state income taxes which would have been incurred had these entities been taxed as C Corporations.

  Fiscal Year

     At December 31, 1993, MME changed its fiscal year-end from January 31 to December 31. As a result, the consolidated financial statements for the year ended December 31, 1993 contain only eleven months of operations for MME. PPSI's financial statements are for twelve month periods ending October 31.

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed, after adjusting historical net income for the estimated tax provisions applicable to the pooled companies described above, by dividing net income (loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method (based on initial public offering price). Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners are assumed to be common share equivalents for all periods presented.

  Stock Option Plans

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

  Impairment of Long-Lived Assets

     Effective December 31, 1995, the Company adopted FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Statement 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Statement also addresses the accounting for long-lived assets that are expected to be disposed of. Statement 121 is applicable for most long-lived assets, identifiable intangibles, and goodwill related to those assets; it does not apply to financial instruments and deferred taxes. Management has

                           MEDPARTNERS/MULLIKIN, INC.

determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consisted of the following:

                                                                                     DECEMBER 31,
                                                                                   -----------------
                                                                                    1994      1995
                                                                                   -------   -------
                                                                                    (IN THOUSANDS)
    Cash.........................................................................  $ 6,467   $14,118
    Certificates of deposit......................................................   14,783    15,780
    Commercial paper.............................................................    4,994        --
    Money market accounts........................................................   37,560    15,437
    Repurchase agreements........................................................    2,819     9,993
                                                                                   -------   -------
                                                                                   $66,623   $55,328
                                                                                   ========  ========

     The amounts above approximate the fair value of the respective cash equivalents.

     The repurchase agreements represent overnight funds purchased through a bank and are secured by Treasury Bills held in the bank's name.

     Interest income, including interest income from marketable debt securities, was $2,150,000, $3,489,000 and $5,353,000 for the years ended December 31, 1993,
1994 and 1995, respectively.

3. MARKETABLE SECURITIES

     The following is a summary of available-for-sale securities at December 31, 1995:

                                                                              GROSS        GROSS
                                                                            UNREALIZED   UNREALIZED   ESTIMATED
                                                               GROSS COST     GAINS        LOSSES     FAIR VALUE
                                                               ----------   ----------   ----------   ----------
                                                                                (IN THOUSANDS)
    Debt securities issued by:
      Federal government.....................................   $  7,799       $ --         $ --       $  7,799
      State and state agencies...............................     13,884          3          (19)        13,868
      Political subdivision of state.........................     13,895         38          (33)        13,900
                                                               ----------       ---        -----      ----------
                                                                $ 35,578       $ 41         $(52)      $ 35,567
                                                               =========    ========     ========      ========

     The amortized cost and estimated fair value of marketable securities classified as available-for-sale at December 31, 1995, by contractual maturity, are as follows:

                                                                                            ESTIMATED
                                                                                   COST     FAIR VALUE
                                                                                  -------   ----------
                                                                                     (IN THOUSANDS)
    Debt securities:
      Due in one year or less...................................................  $19,180    $ 19,163
      Due after one year through two years......................................   13,506      13,480
      Due after two years through three years...................................    1,007       1,004
      Due after three years.....................................................    1,885       1,920
                                                                                  -------   ----------
                                                                                  $35,578    $ 35,567
                                                                                  ========   ========

                           MEDPARTNERS/MULLIKIN, INC.

     The following is a summary of available-for-sale securities at December 31, 1994:

                                                                          GROSS           GROSS
                                                                        UNREALIZED      UNREALIZED      ESTIMATED
                                                           GROSS COST     GAINS           LOSSES        FAIR VALUE
                                                           ----------   ----------   ----------------   ----------
                                                                               (IN THOUSANDS)
    Debt securities issued by:
      Federal government.................................   $  5,890        $--           $   --         $  5,890
      State and state agencies...........................     15,108        --              (351)          14,757
      Political subdivision of state.....................     14,855        --              (323)          14,532
    Equity securities....................................      2,510        --                --            2,510
                                                           ----------      ---            ------        ----------
                                                            $ 38,363        $--           $ (674)        $ 37,689
                                                           =========    ========     =============       ========

4. INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                                                     DECEMBER 31,
                                                                                  ------------------
                                                                                   1994       1995
                                                                                  -------   --------
                                                                                    (IN THOUSANDS)
    Excess of cost over fair value of assets acquired...........................  $59,471   $ 99,683
    Noncompetition agreements...................................................    8,370      3,771
    Medical records.............................................................    6,387      2,257
    Favorable lease rate on facilities..........................................    2,740      2,740
    Organizational costs........................................................      845      1,075
    Clinic service agreements...................................................    2,554      7,879
    Other intangible assets.....................................................    6,986      7,169
                                                                                  -------   --------
                                                                                   87,353    124,574
    Less accumulated amortization...............................................   12,420     12,603
                                                                                  -------   --------
                                                                                  $74,933   $111,971
                                                                                  ========  =========

     Amortization expense was $3,642,000, $6,820,000 and $9,040,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Land.......................................................................  $ 11,937   $ 12,798
    Buildings and improvements.................................................    54,953     49,358
    Equipment..................................................................    82,014    117,165
    Equipment under capital leases.............................................    10,790      5,855
    Leasehold improvements.....................................................    22,185     43,269
    Construction in progress...................................................     1,305      3,079
                                                                                 --------   --------
                                                                                  183,184    231,524
    Less accumulated depreciation and amortization.............................    61,161     76,148
                                                                                 --------   --------
                                                                                 $122,023   $155,376
                                                                                 =========  =========

     Depreciation and amortization expense was $10,415,000, $15,072,000 and $20,048,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

                           MEDPARTNERS/MULLIKIN, INC.

6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                                    DECEMBER 31,
                                                                                 -------------------
                                                                                   1994       1995
                                                                                 --------   --------
                                                                                   (IN THOUSANDS)
    Advances under Bank Credit Facility........................................  $ 17,900   $ 90,000
    Convertible subordinated debentures with interest at 5.50%, interest only
      paid semi-annually, due in 2003..........................................    69,000     69,000
    Notes payable to banks, collateralized by deeds of trust including interest, at rates ranging from 6.5% to 10.5%, payable in monthly
      installments through 2002................................................    12,595     10,611
    Notes payable to lenders secured by deeds of trust payable in monthly
      installments, bearing interest at rates ranging from 8.75% to 10.25%.....    10,271      7,778
    Notes payable to physicians and shareholders in annual installments through
      2001, interest rates ranging from 7.0% to 12.0%..........................     3,000      2,332
    Notes payable to medical groups in annual installments through 1998,
      interest rates ranging from 5.0% to 9.0%.................................     5,080      3,996
    Notes payable to former partners for buyout of partnership interests,
      unsecured, maturing through 1999, interest rates at 7.0% and 10.0%.......     3,165      4,456
    10.0% note payable to Walter T. Mullikin and Kathryn D. Mullikin as trustees of the Mullikin Family Trust, collateralized by deed of trust on
      partnership property.....................................................     3,706      3,477
    Notes payable to stockholders..............................................     7,180         --
    Other long-term notes payable..............................................    22,318     13,066
    Capital lease obligations..................................................     4,939      5,247
                                                                                 --------   --------
                                                                                  159,154    209,963
    Less amounts due within one year...........................................   (12,656)    (9,149)
                                                                                 --------   --------
                                                                                 $146,498   $200,814
                                                                                 =========  =========

     The amounts recorded above approximate the fair value of the obligations.

     On November 29, 1995, the Company entered into a Revolving Credit and Reimbursement Agreement with a syndicate of banks which provides a revolving credit facility (the Bank Credit Facility) of up to $150 million. Advances under the Bank Credit Facility initially bear interest at the London Interbank Offered Rate (LIBOR) plus 2.0% which approximates 7.9% at December 31, 1995. The Bank Credit Facility has an expiration date of May 10, 1998 and is renewable for two additional one-year periods. In conjunction with the Bank Credit Facility, the Company granted the banks a first priority security interest in all shares of stock of its subsidiaries and provided a negative pledge on substantially all assets.

     The Bank Credit Facility contains affirmative and negative covenants which, among other things, require the Company to maintain certain financial ratios (including maintain net worth, minimum fixed charge overage ratio, maximum indebtedness to cash flow), limit the amount of additional indebtedness, and set certain restrictions on investments, mergers and sales of assets. As of December 31, 1995, the Company was in compliance with the covenants in the Bank Credit Facility. Additionally, the Company is required to obtain bank consent for acquisitions with an aggregate purchase price in excess of $15 million.

     In December 1993, PPSI issued $69 million of convertible subordinated debentures for net proceeds of approximately $66,547,000. The debentures are convertible into common stock of PPSI at the option of the holder at a conversion price of $29 per share. Interest on the debentures at 5 1/2% is payable semi-annually on June 15 and December 15. The debentures are redeemable for cash at any time, at the option of PPSI and are subordinated to all senior indebtedness, as defined in the Indenture Agreement. The Indenture Agreement governing the debentures provides that upon a change in control over PPSI, the holders of the debentures have the right to require PPSI to purchase all or part of the debentures at 100% of the principal amount plus accrued interest. There are no restrictions on the incurrence of additional indebtedness by PPSI or any subsidiary. At December 31, 1995, the fair value of the convertible subordinated debentures, based on quoted

                           MEDPARTNERS/MULLIKIN, INC.

market price, was approximately $57,788,000. Subsequent to the acquisition of PPSI in February of 1996, the Company paid off these debentures.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $  9,215
1997........................................................        8,577
1998........................................................       96,967
1999........................................................        4,962
2000........................................................        2,266
Thereafter..................................................       87,976
                                                              --------------
          Total.............................................     $209,963
                                                              ===========

     Operating Leases: Operating leases generally consist of short-term lease agreements for professional office space where the medical practices are located. These leases generally have five-year terms with renewal options.

     The following is a schedule of future minimum lease payments under noncancelable operating leases as of December 31, 1995.

                                                              (IN THOUSANDS)
                                                              --------------
1996........................................................     $ 36,426
1997........................................................       32,286
1998........................................................       28,776
1999........................................................       24,934
2000........................................................       21,411
Thereafter..................................................      111,110
                                                              --------------
                                                                 $254,943
                                                              ===========

     Interest expense was $5,488,000, $9,447,000 and $13,796,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

7. INCOME TAX EXPENSE

     At December 31, 1995, the Company had a cumulative net operating loss carryforward for federal income tax purposes of approximately $57 million available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire on various dates through 2010. Approximately $1 million of the total $57 million net operating loss carryforward (which was generated in 1993), is available at a reduced rate due to certain tax limitations.

     In 1994, the Company established a valuation allowance of $14,571,000 because it was more likely than not that the deferred tax asset would not be utilized in future periods. The valuation allowance has been decreased by $14,240,000 in 1995 because the realization of the deferred tax asset is now more likely than not.

                           MEDPARTNERS/MULLIKIN, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                          1994      1995
                                                                        --------   -------
                                                                          (IN THOUSANDS)
    Deferred tax assets:
      Net operating losses............................................  $  8,419   $22,992
      Purchase reserves and restructuring.............................        --    14,724
      Accrued payroll and vacation....................................     2,129     3,383
      Accrued and deferred compensation benefits......................     2,464     3,375
      Bad debts.......................................................     6,210     9,474
      Other...........................................................     4,463     3,270
                                                                        --------   -------
    Gross deferred tax assets.........................................    23,685    57,218
    Valuation allowance for deferred tax assets.......................   (14,571)     (331)
    Deferred tax liabilities
      Goodwill........................................................        --     8,590
      Excess tax depreciation.........................................     1,193     2,463
      Prepaid expenses................................................       504     2,419
      Accrual to cash adjustment......................................     1,863       273
      Shared risk receivable..........................................     4,041     7,182
      Other...........................................................       246       958
                                                                        --------   -------
    Gross deferred tax liabilities....................................     7,847    21,885
                                                                        --------   -------
    Net deferred tax asset............................................  $  1,267   $35,002
                                                                        ========   =======

     Income tax expense (benefit) for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Current:
      Federal..................................................  $4,109   $5,454   $  5,414
      State....................................................   1,068    1,417      1,323
                                                                 ------   ------   --------
                                                                  5,177    6,871      6,737
    Deferred:
      Federal..................................................    (466)  (1,629)   (29,793)
      State....................................................     (26)    (171)    (4,177)
                                                                 ------   ------   --------
                                                                   (492)  (1,800)   (33,970)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

     The differences between the provision (benefit) for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                  1993     1994      1995
                                                                 ------   ------   --------
                                                                       (IN THOUSANDS)
    Federal tax at statutory rate..............................  $3,944   $4,216   $ (8,484)
    Add (deduct):
      State income tax, net of federal tax benefit.............     608      684     (3,355)
      Decrease in valuation allowance..........................      --       --    (14,240)
      Other....................................................     133      171     (1,154)
                                                                 ------   ------   --------
                                                                 $4,685   $5,071   $(27,233)
                                                                 ======   ======   ========

                           MEDPARTNERS/MULLIKIN, INC.

8. CAPITALIZATION

     The Company's Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 75,000,000 shares of Common Stock.

     On September 1, 1993, the Company committed to sell 4,001,000 shares of Series A Convertible Preferred Stock at $2.00 per share. The Company received, net of expenses, $7,230,000 in 1993 and $698,000 on February 1, 1994. During 1994, the Company sold 3,000,000 shares of Series B Convertible Preferred Stock at $4.00 per share. The Company received, net of expenses, $11,958,000. Upon consummation of the Company's initial public offering on February 28, 1995, all of the issued and outstanding shares of Series A and Series B Convertible Preferred Stock were converted into 7,001,000 shares of the Company's Common Stock.

     On February 28, 1995, the Company completed an initial public offering of 5,060,000 shares of its common stock. Gross and net proceeds of the offering were $65,780,000 and $60,417,000, respectively. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $30,400,000. The remainder of the net proceeds were used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

     In March of 1996, 6,632,800 shares of the Company's Common Stock were sold in a secondary offering. The net proceeds from this offering were approximately $194 million. The offering provided for over-allotments of 1,237,500 shares which have not yet been exercised. If exercised, the Company would receive an additional $36 million from the over-allotments. These proceeds were used to pay-off the line of credit and the debentures discussed in Note 6.

9. STOCK OPTIONS

     The Company's Board of Directors adopted and a majority of the Company's stockholders approved the 1993 and 1995 Stock Option Plans (the Plans), covering a maximum of 1,555,000 and 5,899,150 shares of Common Stock, respectively. The number of shares covered under the 1995 Stock Option Plan is subject to expansion to 7,099,150 at the Annual Shareholders' Meeting on April 25, 1996. The Plans, under which both incentive stock options and non-qualified stock options may be issued, provide that options may be granted to officers, directors, consultants and employees of the Company. Options granted under the Plans generally vest equally over five years from the date of grant and terminate ten years from the date of grant. All stock options were granted prior to the initial public offering of the Company at estimated fair market value. As of December 31, 1995, the Company had granted options to acquire 4,426,750 shares of its Common Stock under the Plans at option prices ranging from $.20 to $28.25. All stock options granted in 1995 were granted at fair market value. During 1995 options to acquire 702,380 shares of the Company's Common Stock were exercised at prices ranging from $.20 to $22.00 per share. Gross proceeds from the exercise of these options totaled $377,000.

10. ACQUISITIONS

     During the year ended December 31, 1995, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have a 20-year term. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. For providing services under the practice management agreement, the physicians receive a fixed percentage of the accrual net revenue of the practice. The percentage varies from practice to practice and is based upon the overhead structure of the practice at the time of affiliation. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values.

                           MEDPARTNERS/MULLIKIN, INC.

     The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The accounts receivable were valued at net collective value based upon detailed analyses by the Company and the property and equipment values were based upon independent appraisals. The estimated fair value of assets acquired is summarized as follows:

                                                                              DECEMBER 31,
                                                                                  1995
                                                                             --------------
                                                                             (IN THOUSANDS)
    Accounts receivable, net...............................................     $ 22,117
    Prepaid expenses and other current assets..............................        2,100
    Property and equipment.................................................       15,128
    Liabilities assumed....................................................       (9,888)
    Excess of costs over fair value of assets acquired.....................       45,521
                                                                                 -------
                                                                                  74,978
    Less value of stock issued.............................................       13,447
                                                                                 -------
    Cash purchase price, net of cash received..............................     $ 61,531
                                                                                 =======

11. RETIREMENT SAVINGS PLAN

     Effective April 4, 1994, the Company adopted the MedPartners, Inc. and Subsidiaries Employee Retirement Savings Plan (the "Plan"). The Plan is a Code
Section 401(k) Plan which requires the attainment of age 21 and one year of service, with a minimum of 1,000 hours worked, to become a participant in the Plan. Service for a predecessor employer will be considered for participation requirements in the Plan for all employees employed through acquisition activities. The Company, at its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution. The Company anticipates a required contribution of three percent of non-key employee salaries for the Plan year ended December 31, 1995, however, no additional contributions are anticipated at this time. Company contributions are gradually vested over a six-year service period. The various entities that were acquired or merged into the Company during 1995 also had varying employee retirement plans, which may be incorporated into the Company's plan during 1995 and 1996. The expenses related to all plans during the years ended December 31, 1993, 1994 and 1995 were approximately $1,464,000, $1,858,000 and $3,195,000, respectively.

                           MEDPARTNERS/MULLIKIN, INC.

12. MERGERS

     The Company merged with the following entities in transactions that were accounted for as pooling of interests. Accordingly, the Company's historical financial statements for all periods have been restated to include the results of all transactions accounted for as pooling of interests.

                                         MME AND
                                         RELATED                                                    PPSI
                                           REAL                                        OTHER        AND
                                          ESTATE                                     IMMATERIAL     TEAM
                         MEDPARTNERS   PARTNERSHIPS   MEDCTR      TBI     VANGUARD    POOLINGS     HEALTH     COMBINED
                         -----------   ------------   -------   -------   --------   ----------   --------   ----------
                                                                 (IN THOUSANDS)
Year ended December 31,
  1993
  Net revenue..........   $   1,277      $298,415     $11,410   $25,881   $17,128      $7,972     $187,612   $  549,695
  Net (loss) income....      (1,206)       (1,495)      (369 )     (177)     (873 )       276        7,114        3,270
Year ended December 31,
  1994
  Net revenue..........      77,432       370,798     10,963     20,816    18,493       8,313      308,226      815,041
  Net (loss) income....      (1,601)       (4,647)        76     (1,346)     (847 )       (26)       7,598         (793)
Year ended December 31,
  1995
  Net revenue..........     238,887       431,875     11,343     23,679    28,684       7,957      411,132    1,153,557
  Net (loss) income....       3,022        (9,412)       (11 )     (453)   (2,905 )       112       10,205          558

     Included in pre-tax loss for the year ended December 31, 1995 are merger costs totaling $66.6 million. Approximately $55.6 million relates to the merger with MME and related real estate partnerships. The components of this cost are as follows:

     Investment banking fees...............................................  $ 8,771,200
     Professional fees.....................................................    7,267,075
     Other transaction costs...............................................    5,028,820
     Restructuring charges:
       Severance costs for identified employees............................   19,625,728
       Impairment of assets................................................    8,095,411
       Abandonment of facilities...........................................    6,401,246
       Noncompatible technology............................................    2,601,578
       Unamortized loan costs..............................................    2,323,667
       Conforming of accounting policies...................................    2,248,810
       Restructuring of benefits...........................................    1,888,749
       Other restructuring charges.........................................    2,311,654
                                                                             -----------
     Total.................................................................  $66,563,938
                                                                              ==========

     The PPSI merger was effective February 22, 1996, therefore, the merger costs related to this transaction are not included in the amounts above. They will be included in the results of operations for 1996.

13. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the

                           MEDPARTNERS/MULLIKIN, INC.

opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to December 31, 1995.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through December 31, 1995.

14. MAJOR PAYORS

     Two payors represented individually more than 10% of the Company's net revenue as follows:

                                                                          PERCENTAGE OF
                                                                           NET REVENUE
                                                                      ----------------------
                                                                           YEAR ENDED
                                                                           DECEMBER 31,
                                                                      ----------------------
                                CUSTOMER                              1993     1994     1995
    ----------------------------------------------------------------  ----     ----     ----
    Pacificare......................................................   17%      19%      18%
    Health Net......................................................   13       11        9

                           MEDPARTNERS/MULLIKIN, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                    JUNE 30,
                                                                                      1996
                                                                                 ---------------
                                                                                   (UNAUDITED)
                                                                                 (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents....................................................     $  56,221
  Marketable securities........................................................            --
  Accounts receivable, less allowances for bad debts of $39,574,000............       165,105
  Inventories..................................................................        11,087
  Income tax receivable........................................................         4,139
  Prepaid expenses and other current assets....................................        23,839
                                                                                 ---------------
          Total current assets.................................................       260,391
Property and equipment, net....................................................       167,502
Intangible assets, net.........................................................       139,169
Deferred tax asset.............................................................        34,285
Other assets...................................................................        16,837
                                                                                 ---------------
          Total assets.........................................................     $ 618,184
                                                                                  ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................................................     $  29,084
  Payable to physician groups..................................................        28,616
  Accrued compensation.........................................................        19,165
  Accrued medical claims payable...............................................        44,235
  Other accrued expenses and liabilities.......................................        30,605
  Current portion of long-term liabilities.....................................         7,648
                                                                                 ---------------
          Total current liabilities............................................       159,353
Long-term debt, net of current portion.........................................        35,080
Other long-term liabilities....................................................         9,140
Stockholders' equity:
  Common stock, $.001 par value; 200,000,000 shares authorized; 52,311,000
     shares issued.............................................................            52
  Additional paid-in capital...................................................       435,618
  Notes receivable from stockholders...........................................        (1,818)
  Unrealized loss on marketable equity securities, net of deferred taxes.......            --
  Unamortized deferred compensation............................................            --
  Accumulated deficit..........................................................       (19,241)
                                                                                 ---------------
          Total stockholders' equity...........................................       414,611
                                                                                 ---------------
          Total liabilities and stockholders' equity...........................     $ 618,184
                                                                                  ===========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
                                                                         (IN THOUSANDS, EXCEPT
                                                                          PER SHARE AMOUNTS)
Net revenue............................................................  $547,450     $703,683
Operating expenses:
  Cost of affiliated physician services................................   240,225      301,280
  Clinic salaries, wages and benefits..................................   105,133      116,600
  Outside hospitalization expense......................................    50,364       83,516
  Clinic rent and lease expense........................................    19,744       23,814
  Clinic supplies......................................................    22,519       30,953
  Other clinic costs...................................................    43,776       59,154
  General corporate expenses...........................................    32,167       39,540
  Depreciation and amortization........................................    13,962       16,482
  Net interest expense.................................................     3,367        2,811
  Merger expenses......................................................     1,051       34,448
                                                                         --------     --------
          Net operating expenses.......................................   532,308      708,598
                                                                         --------     --------
Income (loss) before income taxes......................................    15,142       (4,915)
Income tax expense (benefit)...........................................     4,411          360
                                                                         --------     --------
Net income (loss)......................................................  $ 10,731     $ (5,275)
                                                                         ========     ========
Pro forma net income (loss) per share..................................  $   0.26     $  (0.11)
                                                                         ========     ========
Number of shares used in pro forma net income (loss) per share.........    41,867       50,034
                                                                         ========     ========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                             1995       1996
                                                                           --------   --------
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Pro forma net income (loss)............................................  $ 10,731   $ (5,275)
  Adjustments to reconcile pro forma net income (loss) to net cash and cash provided by (used in) operating activities:
     Depreciation and amortization.......................................    13,962     16,482
     Provision for deferred taxes........................................    (1,425)    (5,848)
     Merger expenses.....................................................     1,051     34,448
     Other...............................................................       129         --
  Changes in operating assets and liabilities, net of effects of
     acquisitions........................................................   (11,288)   (33,762)
                                                                           --------   --------
          Net cash and cash equivalents provided by operating
           activities....................................................    13,160      6,045
INVESTING ACTIVITIES:
  Cash paid for merger charges...........................................      (541)   (25,932)
  Net cash used to fund acquisitions.....................................   (27,237)   (29,671)
  Additions of intangible assets, net of effects of acquisitions.........    (3,440)    (4,478)
  Purchase of property and equipment.....................................   (15,571)   (21,833)
  Net proceeds (purchases) of marketable securities......................   (12,132)    27,482
  Other..................................................................      (959)         5
                                                                           --------   --------
          Net cash and cash equivalents used in investing activities.....   (59,880)   (54,427)
FINANCING ACTIVITIES:
  Capital contributions..................................................    62,231    214,656
  Capital distributions..................................................    (3,259)        --
  Net proceeds from debt.................................................    43,262         --
  Repayment of debt......................................................   (46,256)  (167,453)
  Other..................................................................    (3,492)       105
                                                                           --------   --------
          Net cash and cash equivalents provided by financing
           activities....................................................    52,486     47,308
                                                                           --------   --------
          Net increase (decrease) in cash and cash equivalents...........     5,766     (1,074)
  Cash and cash equivalents at beginning of period.......................    66,623     56,133
  Beginning cash and cash equivalents of immaterial pooling-of-interests
     entities............................................................        --      1,162
                                                                           --------   --------
  Cash and cash equivalents at end of period.............................  $ 72,389   $ 56,221
                                                                           ========   ========
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for:
          Interest.......................................................  $  5,975   $  4,252
                                                                           ========   ========
          Income taxes...................................................  $  3,752   $    476
                                                                           ========   ========
          Issuance of 316,000 common shares as consideration for
           acquisitions accounted for as purchases.......................  $     --   $  5,920
                                                                           ========   ========

See accompanying notes to unaudited consolidated financial statements.

                           MEDPARTNERS/MULLIKIN, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. As a result of the merger with Pacific Physician Services, Inc. (PPSI) in February 1996, certain reclassifications have been made to the financial statements.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements and footnote disclosures should be read in conjunction with the December 31, 1995 audited consolidated financial statements and the notes thereto.

  Restatement of Financial Statements

     During the first quarter of 1996 the Company combined with PPSI in a business combination that was accounted for as a pooling of interests. Accordingly, the financial statements for all periods prior to February 22, 1996, the effective date of the merger, have been restated to include the results of PPSI (Note 3).

  Pro Forma Net Income (Loss) Per Share

     Pro forma net income (loss) per share is computed by dividing net income
(loss) by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of common stock issuable upon conversion of the Series A and Series B Convertible Preferred Stock of MedPartners in February 1995 are assumed to be common share equivalents for all periods presented.

  Stock Option Plan

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (ABP 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock option equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

2. CAPITALIZATION

     The Company's Second Amended and Restated Certificate of Incorporation provides that the Company may issue 9,500,000 shares of Preferred Stock, par value $0.001 per share, 500,000 shares of Series C Junior Participating Preferred Stock, par value $0.001 per share, and 200,000,000 shares of Common Stock, par value $0.001 per share. As of December 31, 1995 and June 30, 1996 no shares of the preferred stock were outstanding.

     On March 13, 1996, the Company completed a secondary public offering of 6,632,800 shares of its Common Stock. The net proceeds of the offering were $194 million. Proceeds of the offering were used to pay all outstanding indebtedness under the bank credit facility of $70 million. In April 1996, $69 million of the proceeds were used to pay-off the Company's convertible subordinated debentures. The remainder of the net proceeds will be used to fund acquisitions of certain assets of physician practices, expansion of physician services, working capital and other general corporate purposes.

                           MEDPARTNERS/MULLIKIN, INC.

     During 1996 the number of shares covered under the 1995 Stock Option Plan (the Plan) was increased on two occasions. At a special meeting of the stockholders on February 22, 1996, the Plan was increased by 1,325,000 shares and on April 25, 1996 at the Annual Meeting of Stockholders it was increased by 1,200,000 shares. As of April 25, 1996 a maximum of 7,099,150 shares of Common Stock were covered by the Plan.

3. ACQUISITIONS

     During the six months ended June 30, 1996, the Company, through its wholly-owned subsidiaries, acquired certain operating assets of various medical practices. Simultaneously with each medical practice acquisition, the Company entered into practice management agreements which generally have 20 to 44 year terms. Pursuant to the practice management agreements, the Company manages all aspects of the affiliated practice other than the provision of medical services, which is controlled by the physician groups. Generally, the practice management agreements cannot be terminated by the physician group or Company without cause, which includes material default or bankruptcy. Upon termination for cause or expiration of the clinic services agreement, the physician group has the option to purchase some or all of the assets owned by the Company, generally at current book values. The acquisitions have been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the net assets based on the estimated fair values at the date of acquisition. The estimated fair value of assets acquired is $35,593,000. A total of $29,671,000 in cash and 316,000 shares of stock valued at $5,920,000 were given in exchange for these assets during the six months ended June 30, 1996.

     Effective February 22, 1996, the Company merged with PPSI in a transaction that was accounted for as a pooling of interests. Accordingly, the Company's historical statements for all periods prior to the effective date of the merger have been restated to include the results of PPSI. The Company exchanged 10,983,346 shares of its common stock in exchange for all of the outstanding common stock of PPSI.

     Prior to its merger with the Company, PPSI reported on a fiscal year ending on July 31. The restated financial statements for all periods prior to and including December 31, 1995 are based on a combination of the Company's results for its December 31 fiscal year and an October 31 fiscal year for PPSI. Beginning January 1, 1996, PPSI adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1995 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. PPSI's historical results of operations for the two months ended December 31, 1995 are not included in the Company's consolidated statements of operations or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1996 to adjust for PPSI's results of

                           MEDPARTNERS/MULLIKIN, INC.

operations for the two months ended December 31, 1995. The following is a summary of operations and cash flows for the two months ended December 31, 1995:

     STATEMENT OF OPERATIONS DATA:

                                                                             (IN THOUSANDS)
                                                                             --------------
    Net revenue............................................................     $ 69,850
    Operating expenses:
      Cost of affiliated physician services................................       32,600
      Clinic salaries, wages and benefits..................................       13,142
      Outside hospitalization expenses.....................................       14,861
      Clinic rent and lease expense........................................        1,963
      Clinic supplies......................................................        3,556
      Other clinic costs...................................................        7,373
      General corporate expenses...........................................        5,235
      Depreciation and amortization........................................        2,371
      Net interest expense.................................................          426
      Loss on disposal of assets...........................................           41
                                                                             --------------
              Net operating expenses.......................................       81,568
                                                                             --------------
    Loss before taxes......................................................      (11,718)
    Income tax benefit.....................................................       (3,661)
                                                                             --------------
              Net loss.....................................................     $ (8,057)
                                                                             ===========
    STATEMENT OF CASH FLOW DATA:
      Net cash and cash equivalents used in operating activities...........     $ (3,569)
      Net cash and cash equivalents provided by investing activities.......        4,455
      Net cash and cash equivalents used in financing activities...........          (81)
                                                                             --------------
              Net increase in cash and cash equivalents....................     $    805
                                                                             ===========

     Included in pre-tax loss for the six months ended June 30, 1996 are merger costs totaling $34.4 million. The components of this cost are as follows:

    Investment banking fees.................................................  $ 6,624,920
    Professional fees.......................................................    2,616,356
    Other transaction costs.................................................    1,098,444
    Restructuring charges:
      Abandonment of facilities.............................................   10,767,562
      Severance costs for identified employees..............................    5,865,295
      Restructuring of benefits.............................................    2,392,431
      Unamortized bond issue costs..........................................    1,921,661
      Noncompatible technology..............................................    1,700,000
      Impairment of assets..................................................    1,361,004
      Other restructuring charges...........................................      100,000
                                                                              -----------
    Total...................................................................  $34,447,673
                                                                               ==========

4. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, the Company is insured with respect to general liability and medical malpractice risks on a claims made basis. Management is not aware of any claims against the Company which might have a material impact on the Company's consolidated financial position.

                           MEDPARTNERS/MULLIKIN, INC.

     Employed physicians are also covered by a general liability and malpractice insurance policy. The Company has not accrued a loss for reported or unreported incidents, as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any asserted or unasserted claims will not have a material adverse effect on the financial position or operating results of the Company.

     PPSI, through its wholly-owned captive insurance company, Pacific Indemnity, Ltd., has provided for an estimate of the cost of the incurred but not reported claims and deductible amounts for the employed physicians servicing emergency departments. At July 31, 1995, Pacific Indemnity, Ltd. purchased insurance to cover all claims for incidents occurring through July 31, 1995 ("tail coverage") for all employee physicians of the affiliated medical organizations. Team Health has an agreement with its insurance carrier to purchase insurance associated with claims incurred and not yet reported. Management believes that the recorded accruals for such losses and deductibles related to malpractice claims for the hospital-based contracting physicians and the hospital are sufficient to cover incidents occurring prior to June 30, 1996.

     PPSI is self-insured for employee and dependent health insurance costs and certain workers' compensation costs. Reinsurance of defined excess cost has been purchased from an outside insurance company. Management believes that amounts accrued are sufficient to cover claims and costs incurred through June 30, 1996.

5. SUBSEQUENT EVENTS

     On March 11, 1996, the Company agreed to acquire CHS Management, Inc., a health care management service organization that provides management services to an IPA of 325 primary care and specialist physicians and a medical group of 43 primary care physicians. The consideration for this transaction is expected to be approximately $47 million of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to September 30, 1996.

     On May 14, 1996, the Company agreed to merge with Caremark International Inc., a leading provider of healthcare services in the United States and overseas. Caremark, through its large, multi-specialty group practices, is affiliated with 1,604 physicians and provides care to more than one million people, 663,000 of whom are in prepaid health plans. Caremark also provides pharmaceutical services, disease management, and international services. The consideration for this transaction is expected to be approximately $2.5 billion of the Company's Common Stock. The transaction is expected to be accounted for as a pooling of interests and is expected to close prior to September 30, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Caremark International Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and stockholders' equity, present fairly, in all material respects, the financial position of Caremark International Inc. and its subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Chicago, Illinois
January 24, 1996, except as to
  the third paragraph of Note 14,
  which is as of March 19, 1996

                          CAREMARK INTERNATIONAL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                            (IN THOUSANDS)
  Current assets:
    Cash and equivalents..............................................  $   32,100   $   28,400
    Accounts receivable, net..........................................     311,600      365,400
    Inventories.......................................................      92,700      112,500
    Short-term deferred income taxes..................................      33,300       41,100
    Prepaid expenses and other current assets.........................      12,400       18,600
                                                                        ----------   ----------
            Total current assets......................................     482,100      566,000
                                                                        ----------   ----------
  Property and equipment, net.........................................     168,300      299,200
  Goodwill and other intangible assets................................     105,300      259,300
  Investments and other noncurrent assets.............................      38,600       69,700
  Long-term deferred income tax asset.................................          --       33,700
  Net assets of discontinued operations...............................     399,900       36,300
                                                                        ----------   ----------
            Total assets..............................................  $1,194,200   $1,264,200
                                                                         =========    =========
  Current liabilities:
    Notes payable.....................................................  $  109,300   $   81,900
    Current maturities of long-term debt and lease obligations........       2,600        3,900
    Accounts payable, trade and other.................................     195,400      253,900
    Accrued liabilities...............................................      92,600      135,000
                                                                        ----------   ----------
            Total current liabilities.................................     399,900      474,700
                                                                        ----------   ----------
  Long-term debt and lease obligations................................     233,500      325,400
  Long-term deferred income tax liability.............................      42,700       37,700
  Other noncurrent liabilities........................................      31,400       33,000
  Commitments and contingent liabilities (Note 14)
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares,
       none issued....................................................          --           --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       71,898,166 shares in 1994 and 81,497,489 shares in 1995........      71,900       81,500
    Additional contributed capital....................................      18,400      188,200
    Shares held in trust, 7,700,000 shares in 1995....................          --     (150,200)
    Retained earnings.................................................     400,900      281,700
    Common stock in treasury, at cost, 259,300 shares in 1994 and
       406,136 shares in 1995.........................................      (4,500)      (7,800)
                                                                        ----------   ----------
  Total stockholders' equity..........................................     486,700      393,400
                                                                        ----------   ----------
  Total liabilities and stockholders' equity..........................  $1,194,200   $1,264,200
                                                                         =========    =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues...............................................  $1,204,000   $1,775,200   $2,374,300
Cost of goods and services sold............................   1,001,100    1,520,600    2,016,400
Marketing and administrative expenses......................     107,600      138,000      207,100
Provision for doubtful accounts............................      13,300       16,900       24,200
                                                             ----------   ----------   ----------
Operating income from continuing operations................      82,000       99,700      126,600
Non-operating expense (income):
  Losses on investments....................................          --           --       86,600
  Interest expense, net....................................       3,400        8,700        8,700
  Other....................................................      (1,700)        (200)        (200)
                                                             ----------   ----------   ----------
Income from continuing operations before income taxes......      80,300       91,200       31,500
Income tax expense.........................................      33,400       36,700       11,300
                                                             ----------   ----------   ----------
Income from continuing operations..........................      46,900       54,500       20,200
Discontinued operations:
  Income (loss) from discontinued operations, net of income
     taxes of $20,700, $18,000 and $(72,100) in 1993, 1994
     and 1995, respectively................................      30,800       25,900     (168,300)
  Net gains on sales of discontinued operations, net of
     income taxes of $21,200...............................          --           --       31,800
                                                             ----------   ----------   ----------
  Income (loss) from discontinued operations...............      30,800       25,900     (136,500)
                                                             ----------   ----------   ----------
Net income (loss)..........................................  $   77,700       80,400   $ (116,300)
                                                              =========    =========    =========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations.....................  $     0.64   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.42         0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.06   $     1.08   $    (1.55)
  Fully Diluted
     Income from continuing operations.....................  $     0.63   $     0.73   $     0.27
     Operating income (loss) from discontinued
       operations..........................................  $     0.41   $     0.35   $    (2.24)
     Net gains on sales of discontinued operations.........          --           --   $     0.42
     Net income (loss).....................................  $     1.04   $     1.08   $    (1.55)
Weighted average common and common equivalent shares
  outstanding:
  Primary..................................................      73,300       74,800       75,100
  Fully diluted............................................      74,900       74,800       75,100

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1993        1994        1995
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
Common stock:
  Balance, beginning of year................................  $  71,100   $  71,800   $  71,900
  Stock issued under employee benefit plans.................        700         100         100
  Stock issued in connection with acquisitions..............         --          --       1,800
  Contribution to employee benefit trust....................         --          --       7,700
                                                              ---------   ---------   ---------
  Balance, end of year......................................     71,800      71,900      81,500
                                                              ---------   ---------   ---------
Additional contributed capital:
  Balance, beginning of year................................     12,300      19,000      18,400
  Stock issued under employee benefit plans.................      6,700        (600)     (3,400)
  Stock issued in connection with acquisitions..............         --          --      30,700
  Contribution to employee benefit trust....................         --          --     142,500
                                                              ---------   ---------   ---------
  Balance, end of year......................................     19,000      18,400     188,200
                                                              ---------   ---------   ---------
Shares held in trust:
  Balance, beginning of year................................         --          --          --
  Contribution to employee benefit trust....................         --          --    (150,200)
                                                              ---------   ---------   ---------
  Balance, end of year......................................         --          --    (150,200)
                                                              ---------   ---------   ---------
Retained earnings:
  Balance, beginning of year................................    248,800     323,500     400,900
  Net income (loss).........................................     77,700      80,400    (116,300)
  Common stock dividends....................................     (3,000)     (3,000)     (2,900)
                                                              ---------   ---------   ---------
  Balance, end of year......................................    323,500     400,900     281,700
                                                              ---------   ---------   ---------
Common stock in treasury:
  Balance, beginning of year................................         --      (4,700)     (4,500)
  Purchases.................................................     (7,600)    (14,600)    (27,200)
  Stock issued under employee benefit plans.................      2,900      14,800      20,800
  Stock issued in connection with acquisitions..............         --          --       3,100
                                                              ---------   ---------   ---------
  Balance, end of year......................................     (4,700)     (4,500)     (7,800)
                                                              ---------   ---------   ---------
  Total stockholders' equity................................  $ 409,600   $ 486,700   $ 393,400
                                                              =========   =========   =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1993        1994        1995
                                                               ---------   ---------   --------
                                                                        (IN THOUSANDS)
                                                               (BRACKETS DENOTE CASH OUTFLOWS)
Cash flows from continuing operations:
  Income from continuing operations..........................  $  46,900   $  54,500   $ 20,200
Adjustments for non-cash items:
  Losses on investments......................................         --          --     86,600
  Provision for doubtful accounts............................     13,300      16,900     24,200
  Depreciation and amortization..............................     11,400      18,900     28,600
  Deferred income taxes......................................     25,100       9,800    (14,400)
  Other......................................................      1,600       3,700      1,000
Changes in balance sheet items:
  Accounts receivable........................................    (61,800)    (95,500)   (79,300)
  Inventories................................................     (8,700)     (4,200)   (17,600)
  Payables and accrued liabilities...........................     21,300      23,300     84,000
  Prepaids and other.........................................     (9,600)       (600)   (21,800)
                                                               ---------   ---------   --------
Cash flows from continuing operations........................     39,500      26,800    111,500
                                                               ---------   ---------   --------
Cash flows from investing activities:
  Capital expenditures.......................................    (50,300)    (70,200)   (83,400)
  Acquisitions, net of cash received.........................     (3,100)    (69,100)  (143,500)
                                                               ---------   ---------   --------
Cash flows from investing activities.........................    (53,400)   (139,300)  (226,900)
                                                               ---------   ---------   --------
Cash flows from financing activities:
  Net change in short-term debt and credit facility
     borrowings..............................................    (26,100)    230,900      7,500
  Issuances of other long-term debt and lease obligations....    112,100         400      5,000
  Redemptions of other long-term debt and lease
     obligations.............................................    (19,300)     (6,700)    (1,500)
  Stock issued under employee benefit plans..................      9,100      11,800     16,300
  Purchases of treasury stock................................     (7,600)    (14,600)   (27,200)
  Common stock cash dividends................................     (3,000)     (3,000)    (2,900)
                                                               ---------   ---------   --------
Cash flows from financing activities.........................     65,200     218,800     (2,800)
                                                               ---------   ---------   --------
Cash flows from discontinued operations, net of divestiture
  proceeds...................................................     25,500    (180,000)   114,500
                                                               ---------   ---------   --------
Increase (decrease) in cash and equivalents..................     76,800     (73,700)    (3,700)
Cash and equivalents, beginning of year......................     29,000     105,800     32,100
                                                               ---------   ---------   --------
Cash and equivalents, end of year............................  $ 105,800   $  32,100   $ 28,400
                                                               =========   =========   ========

     SUPPLEMENTAL CASH FLOW INFORMATION:

          Cash and equivalents include cash, cash investments and marketable securities with original maturities of three months or less. Income taxes paid, net of refunds, were $24.0, $22.4 and $6.7 million in 1993, 1994 and 1995, respectively. Interest payments, net of amounts capitalized, approximated $1.8, $10.2 and $20.7 million in 1993, 1994 and 1995, respectively.

          Non-cash investing activities include notes and other obligations issued for acquisitions of $5.8, $1.2 and $30.8 million in 1993, 1994 and 1995, respectively, and $123.6 million in notes and other securities received from divestitures in 1995. Non-cash financing activities include the issuance of $35.6 million of stock for acquisitions in 1995 and capital lease obligations of $0.7, $0.4 and $3.9 million in 1993, 1994 and 1995, respectively.

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

NOTE 1:  NATURE OF OPERATIONS

     Caremark International Inc. (the "company" or "Caremark") is a leading provider of health care services in the United States and overseas, serving millions of people through its Physician Practice Management, Pharmaceutical Services, Disease Management and International businesses. The Physician Practice Management business provides comprehensive management services to physician groups, primarily multi-specialty physician practices located in major metropolitan areas. The Pharmaceutical Services business manages outpatient prescription drug benefit programs for corporations, insurance companies, unions, government employee groups, and managed care organizations throughout the United States. The Disease Management business provides therapies and services to individuals suffering from hemophilia, immune system deficiencies and other blood disorders characterized by protein deficiencies. In addition, this business distributes recombinant growth hormone. In its International business, the company offers selected health care services outside hospitals in Canada, France, Germany, Japan, the Netherlands, the United Kingdom and Puerto Rico.

INDUSTRY SEGMENTS

     Caremark operates in four industry segments: Physician Practice Management, Pharmaceutical Services, Disease Management and International.

                    NET REVENUES FROM CONTINUING OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
                                                                        (IN THOUSANDS)
Physician Practice Management..............................  $  135,600   $  190,100   $  454,600
Pharmaceutical Services....................................     631,200    1,097,300    1,432,300
Disease Management.........................................     389,800      422,300      408,000
International..............................................      47,400       65,500       79,400
                                                             ----------   ----------   ----------
Totals from continuing operations..........................  $1,204,000   $1,775,200   $2,374,300
                                                              =========    =========    =========

                  OPERATING INCOME FROM CONTINUING OPERATIONS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1994         1995
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Physician Practice Management..............................  $ (1,400)    $  4,100     $ 16,100
  % of segment revenues....................................      (1.0)%        2.2%         3.5%
Pharmaceutical Services....................................  $ 31,600     $ 46,200     $ 56,000
  % of segment revenues....................................       5.0%         4.2%         3.9%
Disease Management.........................................  $ 76,000     $ 76,600     $ 69,500
  % of segment revenues....................................      19.5%        18.1%        17.0%
International..............................................  $ (2,400)    $ (1,500)    $  1,300
  % of segment revenues....................................      (5.1)%       (2.3)%        1.6%
General Corporate..........................................  $(21,800)    $(25,700)    $(16,300)
                                                             --------     --------     --------
Totals from continuing operations..........................  $ 82,000     $ 99,700     $126,600
                                                             ========     ========     ========

                          CAREMARK INTERNATIONAL INC.

                 IDENTIFIABLE ASSETS FROM CONTINUING OPERATIONS

                                                                          DECEMBER 31,
                                                                --------------------------------
                                                                  1993       1994        1995
                                                                --------   --------   ----------
                                                                         (IN THOUSANDS)
Physician Practice Management.................................  $ 90,400   $183,900   $  482,500
Pharmaceutical Services.......................................   212,300    300,300      371,300
Disease Management............................................   124,900    142,400      144,400
International.................................................    29,600     38,600       49,900
General Corporate.............................................   179,000    129,100      179,800
                                                                --------   --------   ----------
Totals from continuing operations.............................  $636,200   $794,300   $1,227,900
                                                                ========   ========    =========

                CAPITAL EXPENDITURES FROM CONTINUING OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 8,400   $17,100   $42,500
Pharmaceutical Services...........................................   24,700    37,000    30,700
Disease Management................................................      900     1,200     3,200
International.....................................................    6,100     4,500     4,800
General Corporate.................................................   10,200    10,400     2,200
                                                                    -------   -------   -------
Totals from continuing operations.................................  $50,300   $70,200   $83,400
                                                                    =======   =======   =======

            DEPRECIATION AND AMORTIZATION FROM CONTINUING OPERATIONS

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1993      1994      1995
                                                                    -------   -------   -------
                                                                          (IN THOUSANDS)
Physician Practice Management.....................................  $ 4,200   $ 6,500   $14,300
Pharmaceutical Services...........................................    5,500     8,400     9,200
Disease Management................................................      200       400       800
International.....................................................      900     1,700     2,300
General Corporate.................................................      600     1,900     2,000
                                                                    -------   -------   -------
Totals from continuing operations.................................  $11,400   $18,900   $28,600
                                                                    =======   =======   =======

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the company's Consolidated Financial Statements. These policies are in conformity with generally accepted accounting principles, and have been consistently applied in all material respects. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF CONSOLIDATION

     The Consolidated Financial Statements include the accounts of Caremark and its majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

     The company has acquired certain assets of and operates clinics under 33-40 year management service agreements with affiliated physician groups that maintain separate legal entities within which they practice medicine. These groups have no other operations or rights to practice except to conduct such practices exclusively in company clinics. Under these agreements, the physician groups have responsibility for all medical-related decisions, enter into payor contracts and provide Caremark input on the management of the

                          CAREMARK INTERNATIONAL INC.

practice. Caremark compensates the physicians for their services under these affiliations using four general models: (a) approximately 28% of clinic revenues and 5% of total revenues in 1995 were generated by clinics whose physicians were compensated on a capitated, per-member, per-month arrangement; (b) approximately 10% of clinic revenues and 2% of total revenues in 1995 were generated by clinics whose physicians received a salary plus a bonus; (c) approximately 56% of clinic revenues and 11% of total revenues in 1995 were generated by clinics whose physicians received a salary plus bonus and receive a profit sharing payment of 50% of consolidated clinic earnings before taxes ("clinic earnings"). Clinic earnings in these arrangements include all expenses, management fees paid to the company and physician compensation; (d) approximately 6% of clinic revenues and 1% of total revenues in 1995 were generated by clinics whose physicians received 85% of a defined amount (generally, revenues less management expenses paid to the company) to cover all medical costs including physician compensation, outside referral expenses, allied healthcare expenses and professional liability insurance. Any amounts remaining after paying these expenses represented additional incentive compensation to the physicians.

     Caremark is responsible for providing all non-medical personnel, premises, equipment, and supplies necessary to operate the clinics, providing financial, accounting and administrative services, negotiating all payor and vendor contracts on behalf of the clinics, billing and collecting fees, paying clinic expenses, and performing marketing and public relations services. Caremark also has the right to utilize the cash in the physician group bank accounts and is required to fund future capital expenditures as well as working capital needs. The fee paid to Caremark includes Caremark's direct management expenses of operating the clinics, plus incentive payments which reflect a portion or all of the residual equity interest in the clinics after payment of physician compensation, other medical costs and management expenses. Under the four general models discussed above, these incentive payments take the following forms: (a) a variable percentage of the clinic's managed capital; (b) a variable percentage of the clinic's managed capital plus 100% of clinic earnings; (c) a variable percentage of the clinic's managed capital or net revenues plus 50% of clinic earnings; and (d) 15% of the defined amount described above.

     Based on the legal structures in place, the physician groups record all revenues from the payor contracts and related medical expenses including physician compensation, allied health professional costs, professional liability insurance costs and Caremark's management fee. However, Caremark believes it has essentially all of the risks and rewards of ownership and perpetual and unilateral control over the assets and operations of the various physician groups. Therefore, notwithstanding the lack of ownership of the stock of the legal entities in which the physicians practice, consolidation of the revenues and expenses of the various physician groups is necessary to present fairly the financial position and results of operations of the company because there exists a parent-subsidiary relationship by means other than record ownership of a majority of voting stock. Under consolidation, the company reports all the revenues and operating expenses of the clinics as its own, eliminating the management fees paid by the physician groups to the company, recording all revenue initially reflected as physician revenue as company revenue and reflecting physician earnings as compensation expense.

     The company believes that this control over the assets and operations is perpetual rather than temporary because of (i) the length of the original terms of the agreements, (ii) the likelihood of successive extension periods of the agreements, (iii) the continuing investment of capital by the company, (iv) the control by the company of the assets necessary to operate the clinics, (v) the employment of all non-medical personnel, (vi) the nature of the services provided by the company to and the delegation of authority to the company from the physician groups to carry out all of the critical revenue generating responsibilities of the business other than the actual treating of patients, and
(vii) the nominal capital investments of the physician groups.

REVENUES

     The company records revenues net of estimated contractual allowances. Revenue is deferred related to cash payments received for which the company is obligated to perform future services.

                          CAREMARK INTERNATIONAL INC.

INVENTORIES

     Inventories, which are primarily finished goods, consist of pharmaceutical drugs, medical equipment and supplies and are valued at the lower of cost (first-in, first-out method) or market.

MARKETABLE SECURITIES

     Investments in marketable securities with readily determinable fair values have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity unless a decline in value is judged other than temporary. When this is the case, unrealized losses are reflected in income. The company owns no investments that are considered to be trading or held-to-maturity securities.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, net of accumulated depreciation. Assets purchased in acquisitions are recorded at their respective fair values. Expenditures that extend the useful life of property and equipment or that increase productivity are capitalized, whereas maintenance and repairs are charged to expense in the year incurred.

     Interest costs associated with the construction of certain capital assets are capitalized as part of the cost of those assets. Interest costs approximating $5.1 million were capitalized in 1995. The company also capitalizes purchased and internally developed software costs to the extent they are expected to benefit future operations. Capitalized software costs included in construction in progress approximated $67.8 million at December 31, 1995.

     Depreciation and amortization are provided for financial reporting purposes principally on the straight-line method over the estimated useful lives of the assets or, for leasehold improvements, over the terms of related leases if shorter. Both straight-line and accelerated methods of depreciation are used for income tax purposes.

GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill, which totaled $86.3 and $227.3 million at December 31, 1994 and 1995, respectively, represents the excess of consideration paid for companies acquired in purchase transactions over the fair value of net assets acquired. It is amortized on a straight-line basis over estimated useful lives not exceeding 40 years. Other intangible assets include management service agreements and other identified rights that are amortized on a straight-line basis over the lesser of their legal or estimated useful lives. As of December 31, 1994 and 1995, intangible assets, including goodwill, are stated net of accumulated amortization of $8.9 and $14.2 million, respectively. The company reviews the carrying value of intangibles and other long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. This review is performed by comparing estimated undiscounted future cash flows from use of the asset to the recorded value of the asset.

INCOME TAXES

     Income tax expense is based on pre-tax income for financial reporting purposes, adjusted for the effects of permanent differences between such income and that reported for tax return purposes. Deferred tax assets and liabilities are recognized for expected future tax consequences of temporary differences between the carrying amounts and tax bases of the underlying assets and liabilities.

EARNINGS PER SHARE

     Earnings per share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares represent the potential dilutive impact of stock options, employee stock purchase plan subscriptions and contingent stock rights.

                          CAREMARK INTERNATIONAL INC.

RECLASSIFICATIONS

     Certain prior-year balances have been reclassified to conform with the current year's presentation.

NOTE 3:  ACQUISITIONS

     In May 1995, Caremark entered into a long-term affiliation agreement with Friendly Hills HealthCare Network ("Friendly Hills"), an integrated health care delivery system headquartered in La Habra, California. Friendly Hills operates 18 medical offices and an acute care hospital. Caremark acquired substantially all of the assets of Friendly Hills for approximately $140 million and agreed to provide various management and administrative services. The transaction has been accounted for by the purchase method of accounting. The following summary, prepared on a pro forma basis, combines the results of operations of Caremark and Friendly Hills as if the Friendly Hills transaction had been consummated as of the beginning of the periods presented after including the impact of certain adjustments such as amortization of intangibles, interest expense on debt assumed to have been incurred to complete the transaction and the related income tax effects.

                                                                        YEAR ENDED DECEMBER 31
                                                                        -----------------------
                                                                           1994         1995
                                                                        ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
                                                                              (UNAUDITED)
Net revenues..........................................................  $1,950,200   $2,437,400
Income before income taxes from continuing operations.................  $   90,500   $   28,900
Income from continuing operations.....................................  $   54,100   $   18,600
Earnings from continuing operations per common and common equivalent share:
  Primary.............................................................  $      .72   $      .25
  Fully diluted.......................................................  $      .72   $      .25

     These pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been in effect for the entire periods presented and are not intended to project future results.

     The company invested approximately $68.2 million in cash, stock and notes for other acquisitions in 1995 involving the Physician Practice Management business. Consideration paid in connection with 1993 and 1994 acquisitions approximated $9.4 and $69.1 million, respectively. Results of operations would not have been materially different in 1993, 1994 and 1995 had these other transactions occurred as of the beginning of the respective years.

     In September 1995, Caremark entered into a definitive agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles-area staff model delivery system. In 1994 net revenues from these operations were in excess of $400 million. The transaction was completed effective January 1, 1996 and will be accounted for using the purchase method of accounting.

     All of the aforementioned acquisitions have been (or will be) accounted for by the purchase method of accounting. As such, operating results of acquired businesses are included in Caremark's Consolidated Financial Statements as of their respective dates of acquisition.

NOTE 4:  DISCONTINUED OPERATIONS

     During 1995, Caremark divested of several non-strategic businesses as part of the company's transformation to four business lines -- Physician Practice Management, Pharmaceutical Services, Disease Management and International. In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's Consolidated Financial Statements present the operating results and net assets of discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.

     Effective March 31, 1995, the company sold its Clozaril(R) Patient Management System to Health Management, Inc. for $23.3 million in cash and notes. This business involved managing the care of schizophrenia patients nationwide through the distribution of the Clozaril drug and related testing services to

                          CAREMARK INTERNATIONAL INC.

monitor patients for potentially serious side effects. Net revenues of this business for the three months ended March 31, 1995 were $12.3 million and were $78.5 and $84.0 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $11.1 million.

     Effective April 1, 1995, the company sold its Home Infusion business to Coram Healthcare Corporation ("Coram") for $309 million in cash and securities, subject to post-closing adjustments based on the net assets transferred. The sale included Caremark's home intravenous infusion therapy, women's health services and the Home Care Management System. Certain severance and legal obligations remained with Caremark (see Note 14 -- Commitments and Contingent Liabilities). Net revenues of this business for the period ended April 1, 1995 were $96.1 million and were $420.5 and $441.9 million for the years 1993 and 1994, respectively. The after-tax loss on disposition of this business was $4.0 million. In 1995 net losses from this business reflected in discontinued operations include $154.8 million related to the legal settlement discussed in
Note 14.

     Effective September 15, 1995, the company sold its Oncology Management Services business to Preferred Oncology Networks of America, Inc. for securities valued at $3.6 million. The business provides management services to single-specialty oncology practices. Net revenues of this business for the 1995 period up to the date of sale were $8.9 million and were $30.6 and $29.4 million for the years 1993 and 1994, respectively. There was no after-tax gain or loss on the disposition.

     Effective December 1, 1995 the company sold its Caremark Orthopedic Services, Inc. subsidiary to HealthSouth Corporation for $127.0 million in cash, subject to post-closing adjustments. This business provides outpatient physical therapy and rehabilitation services. Net revenues of this business for the 1995 period up to the date of sale were $69.1 million and were $47.0 and $55.8 million for the years 1993 and 1994, respectively. The after-tax gain on disposition of this business was $24.7 million.

     In September 1995, the company adopted a formal plan to dispose of its Nephrology Services division by sale to a third party. This business provides a wide range of nephrology support services, including dialysis services and supplies, transplant and laboratory services. Net revenues of this business were $2.7, $39.7 and $46.6 million for the years 1993, 1994, and 1995, respectively. Any gain or loss from this planned disposal is not expected to be material.

NOTE 5:  FINANCIAL INSTRUMENTS

     The company's financial instruments include cash and equivalents, investments in marketable and non-marketable securities, and debt obligations. The carrying value of marketable and non-marketable securities, which approximated fair value, was $27.4 and $48.5 million at December 31, 1994 and 1995, respectively. The carrying value of debt obligations was $99.5 and $99.6 million at December 31, 1994 and 1995, respectively. The fair value of these obligations approximated $83.8 and $98.6 million at December 31, 1994 and 1995, respectively. The fair value of marketable securities is determined using market quotes and rates. The fair value of nonmarketable securities, which are made up primarily of investments in and notes from non-public companies, are estimated based on information provided by these companies. The fair value of long-term debt has been estimated using market quotes.

     During 1995, the company recorded a pre-tax charge to income of $86.6 million ($52.0 million after tax) to reflect unrealized losses on investments that were judged other than temporary.

     Interest expense totaled $4.1, $11.8 and $16.7 million in 1993, 1994 and 1995, respectively. Interest income totaled $0.7, $3.1 and $8.0 million in 1993, 1994 and 1995, respectively.

NOTE 6:  TRADE RECEIVABLES

     The company provides credit, in the normal course of business, to third-party payors (such as private insurers, Medicare and Medicaid), patients and private enterprises. The company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts based on the collectibility of trade receivables. Credit losses have historically coincided with management's expectations.

                          CAREMARK INTERNATIONAL INC.

     A summary of the activity in the allowance for doubtful accounts is presented below:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
                                                                     (IN THOUSANDS)
    Balance, beginning of year.............................  $ 14,700   $ 20,100   $ 28,700
    Provision for doubtful accounts........................    13,300     16,900     24,200
    Write-offs, net of recoveries..........................    (9,200)   (15,600)   (24,200)
    Other(1)...............................................     1,300      7,300     21,600
                                                             --------   --------   --------
    Balance, end of year...................................  $ 20,100   $ 28,700   $ 50,300
                                                             ========   ========   ========

- ---------------

(1) Represents valuation accounts of acquired or divested companies, account transfers and foreign currency translation adjustments.

NOTE 7:  OTHER BALANCE SHEET DATA

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Property and equipment, net:
  Land.................................................................  $ 15,800     $ 25,700
  Buildings and leasehold improvements.................................    45,000       97,200
  Machinery and other equipment........................................    88,200      137,700
  Software systems.....................................................    14,300       36,500
  Construction in progress.............................................    60,000       78,800
                                                                         --------     --------
  Property and equipment, at cost......................................   223,300      375,900
  Accumulated depreciation and amortization............................   (55,000)     (76,700)
                                                                         --------     --------
  Property and equipment, net..........................................  $168,300     $299,200
                                                                         ========     ========

     Accrued liabilities include employee compensation and related taxes of $31.0 and $25.8 million at December 31, 1994 and 1995, respectively.

NOTE 8:  CREDIT FACILITIES

     During 1995, Caremark entered into revised credit facilities aggregating $380 million as of December 31, 1995 ($135 million expiring September 1996, $225 million expiring September 1998 and a $20 million letter of credit agreement), enabling the company to borrow funds on an unsecured basis at variable interest rates, typically determined by reference to the corporate base rate announced by First National Bank of Chicago or the Eurodollar interbank rate. The modified credit facilities contain maximum EBITDA, minimum interest coverage and debt-to-total-capital ratio requirements, as well as certain restrictions regarding compliance with the company's integrity program and litigation. The company was in compliance with the debt covenants at year-end. Borrowings under these facilities were $200.0 million at December 31, 1995, all of which was classified as long-term debt. As of December 31, 1994, $210.0 million was borrowed, of which $125.0 million was classified as long-term.

     The company also has a $25 million uncommitted line of credit that offers more flexible overnight borrowing capabilities to accommodate daily cash flow needs. $25.0 million was outstanding under this facility at December 31, 1995. The average annual interest rate for the aforementioned credit facilities approximated 6.6% in 1995. The company also maintains short-term credit arrangements approximating $20.4 million in support of international operations. Borrowings under these arrangements were $6.4 and $14.5 million at December 31, 1994 and 1995, respectively.

                          CAREMARK INTERNATIONAL INC.

NOTE 9:  LONG-TERM DEBT AND LEASE OBLIGATIONS

     Long-term debt and lease obligations consist of the following:

                                                                          YEAR ENDED
                                                                          DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Long-term credit facility borrowings...........................  $125,000     $200,000
    6 7/8% notes, due 2003, less unamortized discount of $0.4
      million......................................................    99,500       99,600
    Long-term notes due 1996 through 2011, at various rates........     9,200       24,400
    Capitalized lease obligations due 1996 through 2000............     2,400        5,300
                                                                     --------     --------
    Total long-term debt and lease obligations.....................   236,100      329,300
    Current portion................................................    (2,600)      (3,900)
                                                                     --------     --------
    Long-term portion..............................................  $233,500     $325,400
                                                                     ========     ========

     During 1993, the company issued $100 million of 67 7/8% senior notes maturing in August 2003. The net proceeds, $98.8 million after discount and underwriting fees, were used to repay credit facility borrowings and to fund acquisitions, as well as for other general corporate purposes. Debt issuance costs of $1.3 million were capitalized in connection with this offering and are being amortized over the term of the debt. Other long-term notes relate primarily to business acquisitions. The company has guaranteed secured loans totaling $20.7 million on behalf of unconsolidated affiliates. The underlying loans mature in 1996 through 1999. The affiliates have complied with related debt service requirements.

     The company leases certain facilities and equipment under operating and capital leases expiring at various dates. Most of the operating leases contain renewal options. Total rent expense under operating leases approximated $12.1, $17.9 and $26.7 million in 1993, 1994 and 1995, respectively.

     Future minimum lease payments (including interest) under capital and noncancelable operating leases and aggregate long-term debt maturities are summarized as follows:

                                                              OPERATING   CAPITAL      DEBT
                                                               LEASES     LEASES    MATURITIES
                                                              ---------   -------   ----------
                                                                       (IN THOUSANDS)
    1996....................................................  $  26,300   $ 2,500    $   1,900
    1997....................................................     22,700     1,700        8,400
    1998....................................................     20,200     1,100      203,600
    1999....................................................     15,800       600        3,000
    2000....................................................     11,000       200        2,400
    Thereafter..............................................     55,700        --      105,100
                                                              ---------   -------   ----------
    Total obligations and commitments.......................  $ 151,700   $ 6,100    $ 324,400
                                                               ========
    Amounts representing interest and discounts.............                 (800)        (400)
                                                                          -------   ----------
    Carrying value of long-term debt and lease
      obligations...........................................              $ 5,300    $ 324,000
                                                                          =======     ========

     The net book value of capitalized lease property approximated $2.3 and $3.9 million at December 31, 1994 and 1995, respectively.

NOTE 10:  PREFERRED STOCK AND PREFERRED SHARE PURCHASE RIGHTS

     No shares of preferred stock are currently outstanding. The company's Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock without further stockholder approval. The Board of Directors of the company is also authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, with respect to any series of preferred stock.

     Should the Board of Directors elect to exercise its authority to issue any additional series of preferred stock, the rights, preferences and privileges of holders of the company's common stock would be made subject to the rights, preferences and privileges of such additional series.

                          CAREMARK INTERNATIONAL INC.

     In connection with the adoption of its Preferred Share Purchase Rights Plan (the "Rights Plan"), the company has designated and reserved for issuance upon exercise of such rights 2,000,000 shares of Series A Junior Participating Preferred Stock.

     The Board of Directors has authorized a Rights Plan in which common stockholders received a dividend of one preferred share purchase right (collectively, the "Rights") for each share of common stock held of record. Each Right entitles the registered holder to purchase from the company one one-hundredth of a share of Series A Junior Participating Preferred Stock for $85, subject to adjustment. The Rights will become exercisable (and transferable apart from the common stock) on the earlier of (1) 10 days following a public announcement that a person or group has acquired 15% or more of the common stock or (2) 10 business days following the commencement or announcement of an offer to acquire 15% or more of the common stock.

     If, after the Rights become exercisable, any person or group (the "Acquirer") acquires 15% or more of the common stock (except pursuant to an offer for all outstanding shares of common stock that the independent directors determine to be fair and otherwise in the best interests of the company and its stockholders), each Right may be exercised for common stock having a value of $170. In specified circumstances, each Right may be exercised for common stock of an acquiring entity having a value of $170. All Rights held by the Acquirer will be null and void. The company may generally redeem the Rights at a price of $.01 per Right at any time until 10 days following a public announcement that a person or group has acquired 15% or more of the common stock. The Rights will expire on November 30, 2002.

NOTE 11:  COMMON STOCK

     The company sponsors employee stock purchase plans that promote the sale of its common stock to employees. The purchase price to employees is the lower of 85% of the closing market price on the date of subscription or 85% of the closing market price on the date funds are actually used to purchase stock for employees. Stock purchase plan transactions for the indicated years are summarized below:

                                                                        1994                1995
                                                                    -------------       -------------
    Shares subscribed:
      Beginning of year...........................................        744,805             642,028
      Subscriptions...............................................        664,035             414,662
      Purchases...................................................       (614,290)           (481,101)
      Cancellations...............................................       (152,522)           (239,207)
                                                                    -------------       -------------
      End of year.................................................        642,028             336,382
                                                                    =============       =============
      Subscription price per share at end of year.................  $10.74-$22.10       $13.80-$22.10

     Expiration dates for outstanding subscriptions extend through 1997. The weighted average subscription price was $15.90 at December 31, 1995.

     The company offers participation in stock option plans to certain employees and individuals. All of the outstanding options under these plans were granted at 100% of market value of the stock on the dates of grant. The following table summarizes stock option transactions for the indicated years:

                                                                          1994               1995
                                                                      ------------       ------------
    Options outstanding:
      Beginning of year.............................................     9,754,915          9,561,416
      Granted.......................................................       805,500          1,849,800
      Exercised.....................................................      (344,271)          (811,981)
      Cancelled/expired.............................................      (654,728)        (1,949,075)
                                                                      ------------       ------------
      End of year...................................................     9,561,416          8,650,160
                                                                      ============       ============
      Option price per share:
      Exercised.....................................................  $7.71-$17.25       $6.45-$18.88
      Outstanding at end of year....................................  $6.45-$21.88       $6.45-$21.88

     Awarded options typically vest and become exercisable in incremental installments over five years and expire no later than 10 years and one day from the date of grant. There were 3,271,574 options exercisable at

                          CAREMARK INTERNATIONAL INC.

December 31, 1995. Expiration dates for outstanding options range from 1996 to 2005. The weighted average option price was $14.99 at December 31, 1995. The company expects to adopt, in 1996, the disclosure requirements of Statement of Financial Accounting Standards No. 123 -- Accounting for Stock-Based Compensation.

     Under various plans, Caremark has made grants of restricted common stock to provide incentive compensation to key employees and to provide incentives related to acquisitions. Restricted stock transactions for the indicated years are summarized below:

                                                                              1994            1995
                                                                           ----------       --------
    Restricted stock outstanding:
      Beginning of year..................................................   1,268,319        265,037
      Granted............................................................      14,800        280,784
      Cancelled..........................................................          --        (22,167)
      Vested (free of restrictions)......................................  (1,018,082)      (293,644)
                                                                           ----------       --------
      End of year........................................................     265,037        230,010
                                                                           ==========       =========

     The company issued contingent stock rights in connection with a 1992 acquisition that permit holders to receive, upon exercise, a number of shares of company common stock determined by reference to appreciation in excess of $16.56 in the per share market value of the company common stock. The contingent stock rights became exercisable on December 31, 1994. As of December 31, 1995, 789,303 rights were outstanding.

     In June 1995, Caremark issued 7.7 million common shares (at $19.50 per share) into a trust established to fund employee benefits over the next 10 years, including pension plan contributions, 401(k) matching contributions, and stock issued under option and employee purchase plans. The value of the common stock contributed has been reflected in the Balance Sheet in "common stock" ($7.7 million) and "additional contributed capital" ($142.5 million), with a corresponding offset of these amounts in the "shares held in trust" component of stockholders' equity. These shares will be issued from the trust over time as necessary to meet the company's benefit obligations and will have no impact on the weighted average common and common equivalent shares outstanding for earnings per share purposes until they are issued from the trust.

     The company's Board of Directors has authorized the purchase of common stock to fund various stock-based compensation programs and for acquisitions. The company purchased 1,496,666 shares of common stock for $27.2 million in 1995 and has been authorized to purchase up to an additional 1,400,000 shares through July 31, 1996.

     The company's common stock was reserved for issuance as follows at December 31:

                                                                                            1995
                                                                                         ----------
    Reserved common stock:
      Acquisitions.....................................................................   4,091,505
      Stock option plans...............................................................  11,416,270
      Stock purchase plans.............................................................     200,474
                                                                                         ----------
             Total shares reserved.....................................................  15,708,249
                                                                                         ==========

     Stockholders of record totaled 54,849 at December 31, 1994, versus 49,003 at the end of 1995.

     On October 31, 1995, the company's Board of Directors declared a third annual dividend of four cents per share on all outstanding common stock to stockholders of record on November 30, 1995. The dividend was paid on December 15, 1995.

NOTE 12:  RETIREMENT PROGRAMS

     The company sponsors retirement plans for all qualifying domestic employees and certain employees in other countries. Benefits are typically based on years of service and the employee's compensation during five of the last 10 years of employment as defined by the plans. The company's funding policy is to make contributions that meet or exceed the minimum requirements of the Employee Retirement Income Security Act of 1974, based on the projected unit credit actuarial cost method, and to limit such contributions to amounts currently deductible for tax reporting purposes.

                          CAREMARK INTERNATIONAL INC.

     The following table summarizes the components of net pension expense and related actuarial assumptions used at the January 1 valuation date for the respective years:

                                                                       1993        1994        1995
                                                                      -------     -------     -------
    Assumptions:
      Discount rate.................................................      8.0%       7.25%       8.75%
      Increase in compensation levels(1)............................      6.5%        5.0%        5.0%
      Expected long-term return on assets...........................     10.5%       10.5%        9.5%
    Components (in thousands):
      Service cost-benefits earned..................................  $ 3,800     $ 4,600     $ 2,100
      Interest cost on projected obligation.........................    1,600       2,300       2,200
      Actual return on assets.......................................    (,900)     (1,300)     (1,700)
      Net amortizations.............................................      500         700         100
                                                                      -------     -------     -------
      Net pension expense...........................................  $ 5,000     $ 6,300     $ 2,700
                                                                      ========    ========    ========

- ---------------

(1) The assumed annual rate of increase in compensation levels for 1993 was 4.0% for the Puerto Rico plans, which were merged into the U.S. plan as of December 31, 1993.

     As a result of the disposal of the Home Infusion business (see Note
4 -- Discontinued Operations), the company realized a curtailment gain of $0.9 million related to its pension plan. This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Operations.

     The following table presents the funded status of the plans, the net pension liability recognized in the consolidated balance sheets and related actuarial assumptions as of December 31:

                                                                          1994      1995
                                                                         -------   -------
    Assumptions:
      Discount rate....................................................     8.75%     7.25%
      Increase in compensation levels..................................      5.0%      5.0%
    Funded status and net pension liability (in thousands):
      Actuarial present value of benefit obligations:
         Vested benefits...............................................  $15,000   $22,200
         Accumulated benefits..........................................   17,000    25,000
         Effect of future salary increases.............................    6,600     7,200
                                                                         -------   -------
         Projected benefits............................................   23,600    32,200
    Less: plan assets at fair value(1).................................   15,000    20,900
                                                                         -------   -------
    Projected benefit obligations in excess of plan assets.............    8,600    11,300
    Less: unrecognized net loss........................................    1,700     4,800
                                                                         -------   -------
    Net pension liability..............................................  $ 6,900   $ 6,500
                                                                         =======   =======

- ---------------

(1) Primarily equity and fixed income securities.

     Pension expense under non-U.S. pension plans sponsored by the company for the benefit of foreign employees has not been significant.

     Most U.S. employees are eligible to participate in a qualified 401(k) plan. Participants may contribute up to 12% of their annual compensation (limited in 1995 to $9,240 per individual) to the plan and the company matches the participants' contributions up to 3% of compensation. Matching contributions made by the company were $5.7, $6.0 and $2.8 million in 1993, 1994 and 1995, respectively.

     The company has provided post-retirement health benefits to qualified employees and accrued for those costs over the service years of the employees in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cost of this plan and related liability have not been significant to Caremark. As a result of the disposal of the Home Infusion business (see Note 4 -- Discontinued Operations), the company realized a curtailment gain of $1.2 million.

                          CAREMARK INTERNATIONAL INC.

This gain has been included in the net gains on sales of discontinued operations in the Consolidated Statements of Income. In addition, during 1995, Caremark terminated this plan, resulting in a reduction of the related liability of $2.2 million.

     In 1994, the company adopted Statement of Financial Accounting Standards No. 112 ("FAS 112"), "Employers' Accounting for Postemployment Benefits," which requires employers to accrue the cost of postemployment benefits (including salary continuation, severance and disability benefits, job training and counseling and continuation of benefits such as health care and life insurance coverage) to former or inactive employees. The adoption and ongoing impact of FAS 112 have not been material to the company's financial statements.

NOTE 13:  INCOME TAXES

     Income tax expense from continuing operations for the indicated years consists of:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
                                                                      (IN THOUSANDS)
    Current:
      Federal................................................  $15,800   $19,100   $ 39,100
      State and local........................................    5,200     5,600      7,500
                                                               -------   -------   --------
    Current income tax expense...............................   21,000    24,700     46,600
                                                               -------   -------   --------
    Deferred:
      Federal................................................   10,600    10,100    (29,800)
      State and local........................................    1,800     1,900     (5,500)
                                                               -------   -------   --------
    Deferred income tax expense (benefit)....................   12,400    12,000    (35,300)
                                                               -------   -------   --------
    Income tax expense from continuing operations............  $33,400   $36,700   $ 11,300
                                                               =======   =======   ========

     Foreign income was not significant in 1993, 1994 and 1995.

     Deferred tax assets (liabilities) under FAS 109 are composed of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Bad debt and sales allowances                                      $ 11,800   $  5,500
    Legal settlement costs...........................................        --     26,800
    Loss on investments..............................................        --     33,700
    Accrued compensation.............................................    10,100      6,300
    Other accrued expenses...........................................    11,400      2,500
    Net operating loss carryforwards.................................     2,900      3,300
    Valuation allowances.............................................    (2,900)    (3,300)
                                                                       --------   --------
    Deferred tax assets, net of valuation allowances.................    33,300     74,800
                                                                       --------   --------
    Accelerated depreciation and amortization........................   (23,400)   (33,100)
    Goodwill.........................................................   (16,900)        --
    Other timing.....................................................    (2,400)    (4,600)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (42,700)   (37,700)
                                                                       --------   --------
    Net deferred tax assets (liabilities)............................  $ (9,400)  $ 37,100
                                                                       ========   ========

     The company has established valuation allowances for foreign net operating loss carryforwards. The $0.4 million net change in valuation allowances for 1995 is primarily attributable to the net change in these foreign net operating losses in the current year.

                          CAREMARK INTERNATIONAL INC.

     Income tax expense from continuing operations applicable to pre-tax income for financial reporting purposes differs from that calculated using the U.S. federal income tax rate for the following reasons:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    Income tax expense at statutory rate......................  $28,100   $31,900   $11,000
    State and local taxes, net of federal tax benefit.........    4,200     4,600   $ 1,300
    Tax rate changes..........................................   (1,000)       --        --
    Other.....................................................    2,100       200    (1,000)
                                                                -------   -------   -------
    Income tax expense from continuing operations               $33,400   $36,700   $11,300
                                                                =======   =======   =======

     In connection with its 1992 distribution from Baxter International Inc. ("Baxter"), Caremark entered into a tax-sharing agreement with Baxter under which the company retained responsibility for its portion of federal income tax returns filed by Baxter for the years after 1987.

     Undistributed earnings of certain foreign subsidiaries that the company expects to be permanently reinvested totaled $6.1 million as of December 31, 1995.

NOTE 14:  COMMITMENTS AND CONTINGENT LIABILITIES

     In June 1995, Caremark agreed to settle the investigation of the company with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services (the "OIG"), the Veterans Administration, the Federal Employee Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia. Under the terms of the settlement, which covered allegations dating back to 1986, a subsidiary of Caremark pled guilty to two counts of mail fraud -- one each in Minnesota and Ohio. The settlement allows Caremark to continue participating in Medicare, Medicaid and other government health care programs.

     Under the settlement, Caremark agreed to make civil payments of $85.3 million to the federal government in installments, $20.0 million of which remains payable in June 1996, and $44.6 million to the states. The plea agreement imposed $29.0 million in federal criminal fines. In addition, Caremark contributed $2.0 million to a grant program set up under the Ryan White Comprehensive AIDS Resources Emergency (CARE) Act. The company took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits, and other associated costs. There can be no assurance that the ultimate costs related to this settlement will not exceed these estimates.

     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements will result in an after-tax cost of approximately $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts will be recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.

     The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur.

                          CAREMARK INTERNATIONAL INC.

     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the investigation discussed above. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. The parties continue to engage in discovery proceedings. The company intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark against the company, its directors and certain employees of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages, and attorneys' fees and expenses. In June 1995, the parties to the Delaware derivative action entered into a memorandum of understanding providing for the terms of settlement of all claims asserted in that case. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek an award of attorneys' fees and expenses in conjunction with any approval of the settlement. The proposed settlement of the Delaware derivative action is subject to a number of conditions and the Delaware court is expected to consider the proposed settlement in mid-1996. The Illinois and Cook County courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois and Cook County derivative actions will be dismissed. If the proposed settlement is not approved, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolutions of these matters.

     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In September 1995, Coram filed a complaint against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants in the Superior Court of California in San Francisco. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business (see Note
4 -- Discontinued Operations), alleges breach of the Asset Sale and Note Purchase Agreement and related contracts for the transaction, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief includes specific performance, declaratory and injunctive relief, and damages of $5.2 billion. In November 1995, Coram also stated that if they prevail in this litigation, they will cancel any debt it owes the company with respect to the securities issued for the sale. Although the company cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position.

                          CAREMARK INTERNATIONAL INC.

     The company intends to defend vigorously the Coram lawsuit. In October 1995, Caremark filed motions in California Superior Court in San Francisco seeking dismissal of this lawsuit. The San Francisco court subsequently dismissed the case against Caremark (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming Coram committed securities fraud in its sale of Caremark's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and Caremark has filed counterclaims to the suit pending in San Francisco against Caremark Inc.

     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. On April 21, 1995, the Court entered a stay of pretrial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. The company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 or the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of the investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Based on the advice of counsel, management does not believe that the result of such other commitments, claims and litigation, individually or in the aggregate, will have a material effect on the company's business or its results of operations, cash flows or financial position.

                          CAREMARK INTERNATIONAL INC.

NOTE 15:  QUARTERLY FINANCIAL RESULTS (UNAUDITED)

     Presented below is a summary of the unaudited consolidated quarterly financial information for the years ended December 31, 1994 and 1995.

                                                                        QUARTER
                                                      -------------------------------------------
                                                       FIRST     SECOND(2)    THIRD     FOURTH(3)
                                                      --------   ---------   --------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
1994
Net revenues........................................  $370,200   $ 457,500   $460,400   $ 487,100
Gross profit........................................  $ 59,300   $  59,500   $ 62,500   $  73,300
Operating income from continuing operations.........  $ 21,300   $  20,900   $ 24,400   $  33,100
Income from continuing operations...................  $ 11,300   $  10,400   $ 13,800   $  19,000
Net income..........................................  $  4,300   $  23,200   $ 25,700   $  27,100
Earnings per share from continuing operations(1)
  Primary...........................................  $   0.15   $    0.14   $   0.18   $    0.25
  Fully diluted.....................................  $   0.15   $    0.14   $   0.18   $    0.25
Net earnings per share(1)
  Primary...........................................  $   0.06   $    0.32   $   0.34   $    0.36
  Fully diluted.....................................  $   0.06   $    0.32   $   0.34   $    0.36
Common stock prices:
  High..............................................  $  22.88   $   20.25   $  26.75   $   25.00
  Low...............................................  $  17.50   $   15.75   $  16.75   $   16.63
1995
Net revenues........................................  $534,100   $ 586,000   $606,400   $ 647,800
Gross profit........................................  $ 70,700   $  87,700   $ 97,600   $ 101,900
Operating income from continuing operations.........  $ 25,700   $  29,600   $ 35,300   $  36,000
Income (loss) from continuing operations............  $ 13,100   $  17,400   $19 ,400   $ (29,700)
Net income (loss)...................................  $ 21,400   $(130,400)  $ 13,600   $ (20,900)
Earnings (loss) per share from continuing
  operations(1)
  Primary...........................................  $   0.18   $    0.23   $   0.26   $   (0.39)
  Fully diluted.....................................  $   0.18   $    0.23   $   0.26   $   (0.39)
Net earnings (loss) per share(1)
  Primary...........................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
  Fully diluted.....................................  $   0.29   $   (1.75)  $   0.18   $   (0.28)
Common stock prices:
  High..............................................  $  19.88   $   21.88   $  22.75   $   21.13
  Low...............................................  $  16.25   $   16.88   $  19.00   $   17.88

- ---------------

(1) The sum of quarterly earnings per share amounts may not equal full-year amounts due to differences in average common and common equivalent shares outstanding for the respective periods.
(2) Second quarter 1995 net loss reflects a $145.0 million ($1.94 per share) after-tax charge related to the settlement of the government investigation described in Note 14.
(3) Fourth quarter 1995 loss from continuing operations includes a special after-tax charge of $52.0 million ($0.69 per share) to reflect a decline in value of investments.

                          CAREMARK INTERNATIONAL INC.

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                 --------------
                                                                                 (IN THOUSANDS)
  Current assets:
    Cash and equivalents.......................................................    $   49,000
    Restricted cash............................................................        14,000
    Accounts receivable, net...................................................       376,300
    Inventories................................................................        99,600
    Short-term deferred income taxes...........................................        64,200
    Prepaid expenses and other current assets..................................        23,800
                                                                                   ----------
            Total current assets...............................................       626,900
                                                                                   ----------
  Property and equipment, net..................................................       366,700
  Goodwill and other intangible assets.........................................       320,500
  Other noncurrent assets......................................................        89,500
  Long-term deferred income tax asset..........................................            --
                                                                                   ----------
            Total assets.......................................................    $1,403,600
                                                                                   ==========
  Current liabilities:
    Short-term debt............................................................    $  289,600
    Accounts payable, trade and other..........................................       377,200
    Accrued liabilities........................................................       146,700
                                                                                   ----------
            Total current liabilities..........................................       813,500
                                                                                   ----------
  Long-term debt and lease obligations.........................................       130,200
  Long-term deferred income tax liability......................................        42,200
  Other noncurrent liabilities.................................................        29,700
  Contingent liabilities (Note 5)
  Stockholders' equity:
    Preferred stock, $.01 par value, authorized 20,000,000 shares, none
       issued..................................................................            --
    Common stock, $1 par value, authorized 200,000,000 shares, issued
       82,269,462 shares in 1996...............................................        82,200
    Additional contributed capital.............................................       199,600
    Shares held in trust, 7,700,000 shares.....................................      (150,200)
    Retained earnings..........................................................       256,400
                                                                                   ----------
  Total stockholders' equity...................................................       388,000
                                                                                   ----------
  Total liabilities and stockholders' equity...................................    $1,403,600
                                                                                   ==========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                              SIX MONTHS
                                                                            ENDED JUNE 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT
                                                                            PER SHARE DATA)
Net revenues..........................................................  $1,120,100   $1,569,600
Cost of goods and services sold.......................................     961,800    1,349,600
Marketing and administrative expenses.................................      93,000      132,100
Provision for doubtful accounts.......................................      10,000       14,600
                                                                        ----------   ----------
Operating income from continuing operations...........................      55,300       73,300
Non-operating expense (income):
  Interest expense, net...............................................       4,900        9,300
  Other...............................................................        (400)        (400)
                                                                        ----------   ----------
Income from continuing operations before income taxes.................      50,800       64,400
Income tax expense....................................................      20,300       22,900
                                                                        ----------   ----------
Income from continuing operations.....................................      30,500       41,500
Discontinued operations:
  Operating loss from discontinued operations, net of income taxes of
     $(57,500) and $(39,500) in 1995 and 1996, respectively...........    (146,600)     (68,900)
  Gain on sale of discontinued operations, net of income taxes of
     $4,700 and $1,400 in 1995 and 1996, respectively.................       7,100        2,100
                                                                        ----------   ----------
  Income (loss) from discontinued operations..........................    (139,500)     (66,800)
                                                                        ----------   ----------
Net income (loss).....................................................  $ (109,000)  $  (25,300)
                                                                         =========    =========
Earnings (loss) per common and common equivalent share:
  Primary
     Income from continuing operations................................  $     0.41   $     0.54
     Operating income (loss) from discontinued operations.............  $    (1.98)  $    (0.89)
     Gain on sale of discontinued operations..........................  $     0.10   $     0.03
     Net income (loss)................................................  $    (1.47)  $    (0.33)
  Fully Diluted
     Income from continuing operations................................  $     0.41   $     0.54
     Operating income (loss) from discontinued operations.............  $    (1.98)  $    (0.89)
     Gain on sale of discontinued operations..........................  $     0.09   $     0.03
     Net income (loss)................................................  $    (1.47)  $    (0.33)
Weighted average common and common equivalent shares outstanding:
  Primary.............................................................      74,200       77,400
  Fully diluted.......................................................      74,800       77,400

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------   ---------
                                                                            (IN THOUSANDS)
                                                                         BRACKETS DENOTES CASH
                                                                               OUTFLOWS
Cash flows from continuing operations:
  Income from continuing operations....................................  $  30,500   $  41,500
Adjustments for non-cash items:
  Provision for doubtful accounts......................................     10,000      14,600
  Depreciation and amortization........................................     14,400      25,000
  Deferred income taxes................................................      6,500      38,000
Changes in balance sheet items:
  Accounts receivable..................................................    (54,500)    (26,100)
  Inventories..........................................................        500      14,800
  Payables and accrued liabilities.....................................     56,500     (16,100)
  Prepaids and other...................................................      1,900      (6,500)
                                                                         ---------   ---------
Cash flows from continuing operations..................................     65,800      85,200
                                                                         ---------   ---------
Cash flows from investing activities:
  Capital expenditures.................................................    (33,000)    (48,400)
  Acquisitions, net of cash received...................................   (141,000)    (71,600)
                                                                         ---------   ---------
Cash flows from investing activities...................................   (174,000)   (120,000)
                                                                         ---------   ---------
Cash flows from financing activities:
  Net issuances of debt and lease obligations..........................    (52,200)     27,500
  Stock issued under employee benefit plans............................     11,700      19,800
  Purchases of treasury stock..........................................    (19,900)         --
                                                                         ---------   ---------
Cash flows from financing activities...................................    (60,400)     47,300
                                                                         ---------   ---------
Cash flows from discontinued operations, net of divestiture proceeds...    158,000      22,100
                                                                         ---------   ---------
Increase (decrease) in cash and equivalents............................    (10,600)     34,600
Cash and equivalents, beginning of period..............................     32,100      28,400
                                                                         ---------   ---------
Cash and equivalents, end of period....................................  $  21,500   $  63,000
                                                                         =========   =========

          See accompanying notes to consolidated financial statements.

                          CAREMARK INTERNATIONAL INC.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                 JUNE 30, 1996

NOTE 1:  FINANCIAL INFORMATION

     The unaudited interim consolidated financial statements of Caremark International Inc. and its subsidiaries (the "company" or "Caremark") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the company's 1995 Annual Report to Stockholders.

     In the opinion of management, the unaudited interim consolidated financial statements reflect all normal and recurring adjustments necessary for a fair presentation of the interim periods. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

NOTE 2:  INVENTORIES

     Inventories of $99.6 million at June 30, 1996 consist primarily of finished goods.

NOTE 3:  DISCONTINUED OPERATIONS

     During 1995 Caremark divested its Clozaril Patient Management System, Home Infusion business, Oncology Management Services business and Caremark Orthopedic Services, Inc. subsidiary. Effective February 29, 1996, the company sold its Nephrology Services business to Total Renal Care, Inc. for $49.0 million in cash, subject to certain post-closing adjustments. The after-tax gain on disposition of this business, net of disposal costs, was $2.1 million.

     In accordance with APB 30, which addresses the reporting for disposition of business segments, the company's consolidated financial statements present the operating income and net assets of these discontinued operations separately from continuing operations. Prior periods have been restated to conform with this presentation.

     First quarter 1996 discontinued operations also reflects a $65.6 million after-tax charge related to the settlements with private payors discussed in
Note 5 and a $3.3 million charge for a reduction in the amount expected to be realized for deferred state income tax net operating loss benefits related to discontinued operations.

NOTE 4:  ACQUISITIONS

     In January 1996, Caremark completed its agreement with CIGNA Healthcare of California, a managed health care subsidiary of CIGNA Corporation, to acquire substantially all of the assets of CIGNA Medical Group, CIGNA Healthcare's Los Angeles area staff model delivery system ("CIGNA"). The transaction has been accounted for by the purchase method of accounting. The accounting related to this transaction remains subject to purchase accounting adjustments pending completion of valuations and analysis to determine the respective fair values of assets received and liabilities assumed. These valuations are expected to be completed no later than the fourth quarter of 1996.

NOTE 5:  CONTINGENT LIABILITIES

     In May 1996, two stockholders, each purporting to represent a class, filed (but have not yet served) complaints against Caremark and each of its directors in the Court of Chancery of the State of Delaware alleging breached of the directors' fiduciary duty in connection with Caremark's proposed merger with Medpartners/Mullikin, Inc. The complaints seek unspecified damages, injunctive relief, and attorneys' fees

                          CAREMARK INTERNATIONAL INC.

and expenses. The Company intends, if served, to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     On September 11, 1995, Coram Healthcare Company ("Coram") filed a complaint in the San Francisco Superior Court against Caremark International Inc. and its subsidiary, Caremark Inc., and 50 unnamed individual defendants. The complaint, which arises from Caremark's sale to Coram of Caremark's Home Infusion business in April 1995 for approximately $209.0 million in cash and $100.0 million in securities, alleges breach of the Asset Sale and Note Purchase Agreement dated January 29, 1995 as amended on April 1, 1995 between Coram and the company, breach of related contracts, fraud, negligent misrepresentation and a right to contractual indemnity. Requested relief in Coram's amended complaint includes specific performance, declaratory relief, injunctive relief, and damages of $5.2 billion. The company filed motions in October 1995 in the Superior Court of California seeking (i) to strike certain causes of action due to the speculative nature of the claims and damages asserted and (ii) dismissal of Coram's lawsuit on grounds of lack of jurisdiction over Illinois-based Caremark. The Superior Court of California subsequently dismissed the case against the company (but not against Caremark Inc.) on the basis of lack of jurisdiction. Caremark also filed a lawsuit in the U.S. District Court in Chicago claiming that Coram committed securities fraud in its sale to the company of its securities in connection with the sale of the company's Home Infusion business to Coram. This case, which has been dismissed, is on appeal and the company has filed counterclaims to the lawsuit pending in San Francisco. Coram's lawsuit is currently in the discovery phase.

     Although the company cannot predict with certainty the outcome of these proceedings, based on information currently available, management believes that the ultimate resolution of this matter is not likely to have a material adverse effect on Caremark's results of operations, cash flows or financial position. The company intends to defend these cases vigorously.

     In May 1996, three pharmacies, purporting to represent a class consisting of all of Caremark's competitors in the alternate site infusion therapy industry, filed a complaint against Caremark, a subsidiary of Caremark, and two other corporations in the United States District Court for the District of Hawaii alleging violations of the federal conspiracy statute, the antitrust laws and of California's unfair business practice statute. The complaint seeks unspecified treble damages, and attorneys' fees and expenses. Caremark intends to defend this case vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In August and September 1994, stockholders, each purporting to represent a class, filed complaints against Caremark and certain officers and employees of Caremark in the United States District Court for the Northern District of Illinois, alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, and fraud and negligence in connection with public disclosures by Caremark regarding Caremark's business practices and the status of the OIG investigation discussed below. The complaints seek unspecified damages, declaratory and equitable relief, and attorneys' fees and expenses. In June 1996, the complaint filed by one group of stockholders alleging violations of the Securities Exchange Act of 1934 only, was certified as a class. The parties to all of the complaints continue to engage in discovery proceedings. The company intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In August 1994 and July 1995, stockholders filed derivative actions on behalf of Caremark in the Court of Chancery of the State of Delaware, the United States District Court for the Northern District of Illinois and the Circuit Court of Cook County in Chicago, Illinois alleging breaches of fiduciary duty, negligence in connection with Caremark's conduct of the business and lack of corporate controls, and seeking unspecified damages, attorneys' fees and expenses. In June 1996, the parties entered into a Stipulation and Agreement of Compromise and Settlement which established proposed terms for the settlement of the case. The Delaware court will conduct a hearing on August 16, 1996 to consider the proposed settlement. Although the proposed settlement does not contemplate the payment of any damages by any defendant, plaintiffs are expected to seek

                          CAREMARK INTERNATIONAL INC.

an award of attorneys' fees and expenses not in excess of $1.025 million in conjunction with any approval of the settlement. The Illinois and Cook County Courts have entered stays of all proceedings in those actions pending resolution of the Delaware derivative action. In the event the proposed settlement of the Delaware derivative action is approved by the Delaware court, Caremark anticipates that the Illinois and Cook County derivative actions will be dismissed. If the proposed settlement is not approved, Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     In late August 1994, certain patients of a physician who prescribed human growth hormone distributed by Caremark and the sponsor of a health insurance plan of one of those patients filed complaints against Caremark, employees of Caremark and others in the United States District Court for the District of Minnesota. Each complaint purported to be on behalf of a class and alleged violations of the federal mail and wire fraud statutes, the federal conspiracy statute and the state consumer fraud statute, as well as conspiracy to breach a fiduciary duty, negligence and fraud. Each complaint sought unspecified treble damages, and attorneys' fees and expenses. In July 1996, these plaintiffs also served (but have not yet filed) a separate lawsuit in the Minnesota State Court in the County of Hennepin against a subsidiary of Caremark purporting to be on behalf of a class and alleging all of the claims contained in the complaint filed with the Minnesota federal court other than the federal claims contained therein. The complaint seeks unspecified damages, attorneys' fees and expenses and an award of punitive damages. In July 1995, another patient of the same physician filed a separate complaint in the District of South Dakota against the physician, Caremark and another corporation alleging violations of the federal laws prohibiting payment of remuneration to induce referral of Medicare and Medicaid beneficiaries, and the federal mail fraud and conspiracy statutes. The complaint also alleges the intentional infliction of emotional distress and seeks trebling of at least $15.9 million in general damages, attorneys' fees and costs, and an award of punitive damages. In August 1995, the parties to the case filed in South Dakota agreed to a stay of all proceedings until final judgment has been entered in a criminal case that is presently pending against this physician. Caremark intends to defend these cases vigorously. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of these matters.

     Beginning in September 1994, Caremark was named as a defendant in a series of new lawsuits added to a pending group of actions brought in 1993 under the antitrust laws by local and chain retail pharmacies against brand name pharmaceutical manufacturers, wholesalers and prescription benefit managers other than Caremark. The new lawsuits, filed in federal district courts in at least 38 states (including the United States District Court for the Northern District of Illinois), allege that at least 24 pharmaceutical manufacturers provided unlawful price and service discounts to certain favored buyers and conspired among themselves to deny similar discounts to the complaining retail pharmacies (approximately 3,900 in number). The complaints charge that certain defendant prescription benefit managers, including Caremark, were favored buyers who knowingly induced or received discriminatory prices from the manufacturers, in violation of the Robinson-Patman Act. Each complaint seeks unspecified treble damages, declaratory and equitable relief, and attorneys' fees and expenses. On April 21, 1995, the Court entered a stay of pre-trial proceedings as to certain Robinson-Patman Act claims in this litigation, including the Robinson-Patman Act claims brought against Caremark, pending the conclusion of a first trial of certain of such claims brought by a limited number of plaintiffs against five defendants not including Caremark. The company intends to defend these cases vigorously. Management is unable to estimate at this time the impact, if any, of the ultimate resolution of this matter.

     In December 1994, Caremark was notified by the Federal Trade Commission (the "FTC") that it was conducting a civil investigation of the industry concerning whether acquisitions, alliances, agreements or activities between pharmacy benefit managers and pharmaceutical manufacturers, including Caremark's alliance agreements with certain drug manufacturers, violate Sections 3 or 7 of the Clayton Act or Section 5 of the Federal Trade Commission Act. The specific nature, scope, timing and outcome of this investigation are not currently determinable. Under the statutes, if violations are found, the FTC could seek remedies in the

                          CAREMARK INTERNATIONAL INC.

form of injunctive relief to set aside or modify Caremark's alliance agreements and an order to cease and desist from certain marketing practices and from entering into or continuing with certain types of agreements. Management is unable at this time to estimate the impact, if any, of the ultimate resolution of this matter.

     In March 1996, the company agreed to settle all disputes with a number of private payors. The settlements resulted in an after-tax charge of $42.3 million. These disputes relate to businesses that were covered by Caremark's settlement with federal and state agencies in June 1995 discussed below. In addition, Caremark will pay $23.3 million after-tax to cover the private payors' pre-settlement and settlement-related expenses. An after-tax charge for the above amounts has been recorded in first quarter 1996 discontinued operations. Caremark may pay the settlement amounts in 1996 and 1997 or, under certain circumstances, in semi-annual installments, including interest, through 1999. No agreement, contract or other business relationship in existence at the time of the settlements will be terminated or negatively affected by the settlement agreements. The parties have also agreed to negotiate in good faith to maintain or enhance ongoing business relationships. The company's lenders have waived the impact of these settlements on the financial covenants under its existing credit facility through September 15, 1996. The company currently expects to enter into revised credit facilities prior to this date.

     In June 1995, Caremark agreed to settle an investigation of the company with the U.S. Department of Justice, the Office of the Inspector General of the U.S. Department of Health and Human Services, the Veterans Administration, the Federal Employees Health Benefits Program, the Civilian Health and Medical Program of the Uniformed Services and related state investigative agencies in all 50 states and the District of Columbia (the "OIG investigation"). The company took an after-tax charge to discontinued operations of $154.8 million in 1995 for these settlement payments, costs to defend ongoing derivative, security and related lawsuits, and other associated costs.

     The company does not believe that the above-referenced settlements will materially affect its ability to pursue its long-term business strategy. There can be no assurances, however, that additional costs, claims and damages will not occur or that the ultimate costs related to the settlements will not exceed these estimates.

     Caremark is party to various other commitments, claims and routine litigation arising in the ordinary course of business. Management does not believe that the result of such commitments, claims and litigation, individually or in the aggregate, will have a material effect on the company's business or its income, cash flows or financial condition.

NOTE 6:  MERGER

     On May 13, 1996, Caremark and MedPartners/Mullikin, Inc. ("MedPartners") signed a definitive agreement to merge. Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, each Caremark share will be converted into MedPartners common stock at a fixed ratio of 1.21 shares of MedPartners per Caremark share. The merger is expected to close in the third quarter of 1996 and is subject to stockholder and regulatory approval.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cardinal Healthcare, P.A.

     We have audited the accompanying balance sheet of Cardinal Healthcare, P.A. as of December 31, 1995, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Healthcare, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                   ERNST & YOUNG LLP

Birmingham, Alabama
June 19, 1996

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................  $  1,055,873
  Accounts receivable, less allowance for bad debts of $641,018.................     1,998,669
  Other current assets..........................................................       170,496
                                                                                  ------------
          Total current assets..................................................     3,225,038
Property and equipment:
  Equipment and furniture.......................................................     2,932,567
  Leasehold improvements........................................................     1,180,529
                                                                                  ------------
                                                                                     4,113,096
  Less accumulated depreciation and amortization................................    (1,819,402)
                                                                                  ------------
Net property and equipment......................................................     2,293,694
Other assets....................................................................       877,310
                                                                                  ------------
          Total assets..........................................................  $  6,396,042
                                                                                    ==========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..............................................................  $    966,067
  Salaries payable and other accrued expenses...................................     2,322,924
  Lines of credit...............................................................     1,305,000
  Current portion of long-term debt and capital lease...........................     1,578,903
                                                                                  ------------
          Total current liabilities.............................................     6,172,894
Long-term debt and capital lease, net of current portion........................     1,799,545
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 46 shares issued
     and outstanding............................................................            --
  Additional paid-in capital....................................................       361,167
  Accumulated deficit...........................................................    (1,937,564)
                                                                                  ------------
          Total stockholders' deficit...........................................    (1,576,397)
                                                                                  ------------
          Total liabilities and stockholders' deficit...........................  $  6,396,042
                                                                                    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF OPERATIONS

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                                    1995
                                                                                ------------
Net revenue...................................................................  $20,880,751
Operating expenses:
  Cost of affiliated physician services.......................................   10,366,446
  Clinic salaries, wages and benefits.........................................    6,161,276
  Clinic rent and lease expense...............................................      994,987
  Clinic supplies.............................................................    1,491,098
  Other clinic costs..........................................................    2,723,231
  General corporate expenses..................................................    1,067,745
  Depreciation and amortization...............................................      297,030
  Net interest expense........................................................      144,400
                                                                                ------------
     Net operating expenses...................................................   23,246,213
                                                                                ------------
Loss before income taxes......................................................   (2,365,462 )
Deferred income tax benefit...................................................      (26,721 )
                                                                                ------------
Net loss......................................................................  $(2,338,741 )
                                                                                ============

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                             ADDITIONAL                     TOTAL
                                                    COMMON    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                    STOCK     CAPITAL       DEFICIT        DEFICIT
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1994.....................   $ --     $  54,241   $   401,177    $    455,418
  Sale of stock...................................     --       306,926            --         306,926
  Net loss........................................     --            --    (2,338,741)     (2,338,741)
                                                    ------   ----------   -----------   -------------
Balances at December 31, 1995.....................   $ --     $ 361,167   $(1,937,564)   $ (1,576,397)
                                                    ======     ========    ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENT OF CASH FLOWS

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
OPERATING ACTIVITIES:
Net loss........................................................................  $ (2,338,741)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.................................................       297,030
  Deferred income taxes.........................................................       (26,721)
  Changes in operating assets and liabilities:
     Accounts receivable, net...................................................      (193,504)
     Other assets...............................................................      (500,400)
     Accounts payable...........................................................       174,809
     Salaries payable and other accrued expenses................................     1,068,414
                                                                                  ------------
       Net cash used in operating activities....................................    (1,519,113)
INVESTING ACTIVITIES:
Purchase of property and equipment..............................................    (1,629,981)
                                                                                  ------------
       Net cash used in investing activities....................................    (1,629,981)
FINANCING ACTIVITIES:
Proceeds from long-term debt....................................................     3,712,261
Payments on long-term debt......................................................      (417,829)
Net proceeds from the issuance of common stock..................................        14,506
                                                                                  ------------
       Net cash provided by financing activities................................     3,308,938
                                                                                  ------------
Net increase in cash............................................................       159,844
Cash at beginning of year.......................................................       896,029
                                                                                  ------------
Cash at end of year.............................................................  $  1,055,873
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest..........................................  $    144,400
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING ACTIVITIES:
Accounts receivable contributed for common stock................................  $    292,420
                                                                                    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a seventy-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the life of the related leases. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are

                           CARDINAL HEALTHCARE, P.A.

expected to be disposed of. Management has determined that long-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

2. LINES OF CREDIT, LONG-TERM DEBT AND CAPITAL LEASE

     Cardinal has lines of credit with First Union National Bank of North Carolina totaling $1,305,000. Interest is at the prime rate (8% at December 31, 1995) payable monthly with principal balances due on April 30, 1996.

     Long-term debt and capital lease consisted of the following as of December 31, 1995:

    Note payable to First Union National Bank of North Carolina, interest only payable monthly through December 1995, thereafter monthly
      installments of $13,803, interest rate at 8.5% through June 1998......   $  825,000
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................      601,299
    Note payable to related party, Raleigh Internal Medicine Associates, interest only payable monthly through August 1996 at prime rate (8% at
      December 31, 1995) plus 2%, thereafter monthly installments of $10,000
      with a final payment due December 31, 1996............................    1,068,000
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through October 1998....................................      455,266
    Note payable to Wake Medical Center, interest rate at 7.75% through
      October 2000..........................................................      134,326
    Capital lease obligations...............................................      257,814
    Other...................................................................       36,743
                                                                              ------------
                                                                                3,378,448
    Less amounts due within one year........................................   (1,578,903)
                                                                              ------------
                                                                               $1,799,545
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     At December 31, 1995, substantially all of the assets of Cardinal, including accounts receivable and property and equipment, were provided as collateral under the various notes, lines of credit and capital lease agreements.

     The following is a schedule of principal maturities of long-term debt, excluding the capital lease, as of December 31, 1995:

          1996.........................................................  $1,564,169
          1997.........................................................     514,760
          1998.........................................................   1,041,705
                                                                         ----------
                                                                         $3,120,634
                                                                          =========

     Cardinal is the lessee of certain equipment under a capital lease which expires in 2001. The related equipment is being amortized over five years and the related amortization expense is included within depreciation and amortization expense in the statement of operations.

                           CARDINAL HEALTHCARE, P.A.

     The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1995:

    1996......................................................................  $ 43,333
    1997......................................................................    65,000
    1998......................................................................    65,000
    1999......................................................................    65,000
    2000......................................................................    65,000
    Thereafter................................................................    21,667
                                                                                --------
    Total minimum lease payments..............................................   325,000
    Less amount representing interest.........................................   (67,186)
                                                                                --------
    Obligation under capital lease............................................   257,814
    Less current portion of capital lease obligation..........................   (14,734)
                                                                                --------
    Long-term obligation under capital lease..................................  $243,080
                                                                                ========

     Capitalized equipment leases included in equipment and accumulated amortization was $257,813 and $25,781, respectively, at December 31, 1995. The imputed interest rate on the capital lease was 7.1% at December 31, 1995.

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1995 was $1,215,484. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1995:

          1996........................................................  $ 1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          2000........................................................    1,088,178
          Thereafter..................................................    5,294,176
                                                                        -----------
                                                                        $12,195,834
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from Raleigh Internal Medicine Associates (RIMA), a partnership owned by stockholders of Cardinal. Total rental expense paid in 1995 was $574,812. Lease commitments over the next five years with related parties are included in Note 3. On December 29, 1995, Cardinal obtained a note payable from RIMA of $1,068,000, due on December 31, 1996, which is included in Note 2.

     As of December 31, 1995, a note receivable of approximately $314,000 existed between Cardinal and Cardinal IPA, an independent physician association of which several partners of Cardinal are members. This amount is included in other assets.

5. EMPLOYEE BENEFIT PLAN

     Cardinal provides a 401(k) plan and a profit sharing plan to all employees who have completed one year of service and attained age 21. Contributions are made at the discretion of management. Total cost of contributions was $225,777 for the year ending December 31, 1995.

                           CARDINAL HEALTHCARE, P.A.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1995, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities as of December 31, 1995 were as follows:

    Deferred tax assets:
      Net operating loss carryforwards.......................................  $  344,737
      Cash to accrual adjustments............................................   1,185,014
                                                                               ----------
    Gross deferred tax assets................................................   1,529,751
    Valuation allowance for deferred tax assets..............................    (592,243)
                                                                               ----------
              Net deferred tax assets........................................     937,508
    Deferred tax liabilities:
      Depreciable and amortizable assets.....................................     138,040
      Cash to accrual adjustments............................................     799,468
                                                                               ----------
    Gross deferred tax liabilities...........................................     937,508
                                                                               ----------
              Net deferred tax liabilities...................................  $       --
                                                                                =========

     Income tax benefit for the year ended December 31, 1995 was as follows:

          Current:
            Federal......................................................  $     --
            State........................................................        --
                                                                           --------
                                                                                 --
          Deferred:
            Federal......................................................   (23,381)
            State........................................................    (3,340)
                                                                           --------
                                                                            (26,721)
                                                                           --------
                                                                           $(26,721)
                                                                           ========

                           CARDINAL HEALTHCARE, P.A.

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

    Federal taxes at statutory rate..........................................  $(804,256)
    Add (deduct):
      State income taxes, net of federal tax benefit.........................     (2,171)
      Valuation allowance....................................................    904,969
      Other..................................................................   (125,263)
                                                                               ---------
                                                                               $ (26,721)
                                                                               =========

     At December 31, 1995, Cardinal had cumulative net operating loss carryforward for income tax purposes of approximately $862,000 available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2010. A valuation allowance has been established for the deferred tax asset until it is more likely than not that some portion, or all of the deferred tax asset will be realized.

8. PLAN AND AGREEMENT OF MERGER (UNAUDITED)

     In July 1996, Cardinal entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  896,029
  Accounts receivable, less allowance for bad debts of $480,561.................    1,651,485
  Other current assets..........................................................       51,689
                                                                                  ------------
          Total current assets..................................................    2,599,203
Property and equipment:
  Equipment and furniture.......................................................    2,121,263
  Leasehold improvements........................................................      369,196
                                                                                  ------------
                                                                                    2,490,459
  Less accumulated depreciation.................................................    1,522,372
                                                                                  ------------
Net property and equipment......................................................      968,087
Other assets....................................................................      349,633
                                                                                  ------------
          Total assets..........................................................   $3,916,923
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $  791,258
  Salaries payable and other accrued expenses...................................      928,054
  Line of credit................................................................      250,000
  Current portion of long-term debt.............................................      302,130
  Deferred income taxes.........................................................      353,177
                                                                                  ------------
          Total current liabilities.............................................    2,624,619
Long-term debt, net of current portion..........................................      836,886
Stockholders' equity:
  Common stock, no par value; 50,000 shares authorized, 29 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................       54,241
  Retained earnings.............................................................      401,177
                                                                                  ------------
          Total stockholders' equity............................................      455,418
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $3,916,923
                                                                                   ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                       1993            1994
                                                                    -----------     -----------
Net revenue.......................................................  $13,529,687     $15,786,906
Operating expenses:
  Cost of affiliated physician services...........................    6,424,392       7,152,379
  Clinic salaries, wages and benefits.............................    3,722,204       4,232,935
  Clinic rent and lease expense...................................      487,789         640,005
  Clinic supplies.................................................      731,006         959,119
  Other clinic costs..............................................    1,335,053       1,751,663
  General corporate expenses......................................      523,459         686,805
  Depreciation....................................................      145,618         191,059
  Net interest expense............................................       70,792          92,882
                                                                    -----------     -----------
     Net operating expenses.......................................   13,440,313      15,706,847
                                                                    -----------     -----------
Income before income taxes........................................       89,374          80,059
Deferred income tax (benefit) expense.............................     (191,612)         26,148
                                                                    -----------     -----------
Net income........................................................  $   280,986     $    53,911
                                                                     ==========      ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                 ADDITIONAL                  TOTAL
                                                        COMMON    PAID-IN     RETAINED   STOCKHOLDERS'
                                                        STOCK     CAPITAL     EARNINGS      EQUITY
                                                        ------   ----------   --------   -------------
Balance at December 31, 1992..........................   $ --     $ 37,921    $ 66,280     $ 104,201
  Sale of stock.......................................     --        5,440          --         5,440
  Net income..........................................     --           --     280,986       280,986
                                                        ------   ----------   --------   -------------
Balance at December 31, 1993..........................   $ --     $ 43,361    $347,266     $ 390,627
  Sale of stock.......................................     --       10,880          --        10,880
  Net income..........................................     --           --      53,911        53,911
                                                        ------   ----------   --------   -------------
Balances at December 31, 1994.........................   $ --     $ 54,241    $401,177     $ 455,418
                                                        ======     =======    ========    ==========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                             YEARS ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                          1993         1994
                                                                        ---------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $ 280,986   $   53,911
Adjustments to reconcile net income to net cash provided (used) by operating activities:
  Depreciation........................................................    145,618      191,059
  Gain on disposal of assets..........................................    (33,050)          --
  Deferred income taxes...............................................   (191,612)      26,148
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (2,669)    (182,108)
     Other assets.....................................................     10,987     (230,077)
     Accounts payable.................................................     33,695       72,538
     Salaries payable and other accrued expenses......................    462,984     (407,071)
                                                                        ---------   ----------
       Net cash provided (used) by operating activities...............    706,939     (475,600)
INVESTING ACTIVITIES:
Purchase of property and equipment....................................   (258,157)    (273,318)
Proceeds from disposal of assets......................................     62,700           --
                                                                        ---------   ----------
       Net cash used by investing activities..........................   (195,457)    (273,318)
FINANCING ACTIVITIES:
Proceeds from long-term debt..........................................    383,952    1,070,726
Payments on long-term debt............................................   (518,503)    (190,343)
Net proceeds from the issuance of common stock........................      5,440       10,880
                                                                        ---------   ----------
       Net cash (used) provided by financing activities...............   (129,111)     891,263
                                                                        ---------   ----------
Increase in cash......................................................    382,371      142,345
Cash at beginning of year.............................................    371,313      753,684
                                                                        ---------   ----------
Cash at end of year...................................................  $ 753,684   $  896,029
                                                                        =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest................................  $  70,792   $   92,882
                                                                        =========    =========

See accompanying notes.

                           CARDINAL HEALTHCARE, P.A.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1. ACCOUNTING POLICIES

  Description of Business

     Cardinal Healthcare, P.A. (Cardinal) is a thirty-five member multi-specialty physician group which services the Raleigh-Durham area of North Carolina.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions. Actual results could differ from these estimates.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     Cardinal is a corporation taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting.

  Net Revenue

     Net revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Cardinal has negotiated agreements with managed care organizations to provide physician services through a combination of discounted fee for service and capitated arrangements. No individual managed care organization is material to Cardinal.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physicians. Physician compensation generally is determined based on the excess of collections over expenses prior to physician compensation.

                           CARDINAL HEALTHCARE, P.A.

2. LINE OF CREDIT AND LONG-TERM DEBT

     Cardinal has a line of credit with First Union National Bank of North Carolina totaling $250,000. Interest is at the prime rate payable monthly with the principal balance due on April 30, 1995.

     Long-term debt consisted of the following:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Note payable to First Union National Bank of North Carolina, due in
      installments of $22,270 with a final payment of $20,000, interest rate
      at 8.25% through June 1998............................................   $  729,016
    Various notes payable to Raleigh Community Hospital, monthly installments ranging from $3,705 to $3,788, interest rates ranging
      from 7% to 9% through December 1998...................................      410,000
                                                                              ------------
                                                                                1,139,016
    Less amounts due within one year........................................     (302,130)
                                                                              ------------
                                                                               $  836,886
                                                                               ==========

     The amounts recorded above approximate the fair value of the obligations.

     The following is a schedule of principal maturities of long-term debt as of December 31, 1994:

          1995.........................................................  $  302,130
          1996.........................................................     375,135
          1997.........................................................     367,198
          1998.........................................................      94,553
                                                                         ----------
                                                                         $1,139,016
                                                                          =========

3. OPERATING LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. Total rental expense in 1994 and 1993 was approximately $737,505 and $653,184, respectively. The following is a schedule of future minimum lease payments under operating leases as of December 31, 1994:

          1995........................................................  $ 1,215,484
          1996........................................................    1,566,174
          1997........................................................    1,524,936
          1998........................................................    1,404,808
          1999........................................................    1,317,562
          Thereafter..................................................    6,382,354
                                                                        -----------
                                                                        $13,411,318
                                                                         ==========

4. RELATED PARTIES

     Cardinal rents various office space and equipment from related parties owned by stockholders of Cardinal. Total rental expense paid in 1993 and 1994 was approximately $281,942 and $369,923, respectively. Lease commitments over the next five years with related parties are included in Note 3.

                           CARDINAL HEALTHCARE, P.A.

5. EMPLOYEE BENEFIT PLAN

     Cardinal had qualified defined contribution plans covering substantially all employees. Contributions were made at the discretion of management. Total cost of contributions in 1993 and 1994 was $917,369 and $580,177, respectively.

6. CONTINGENCIES

     In addition to the general liability and malpractice insurance carried by the individual physicians, Cardinal maintains general liability and malpractice insurance providing Cardinal with coverage of $3,000,000 per incident and $5,000,000 in the aggregate. As of December 31, 1994, there were no asserted malpractice claims against Cardinal, accordingly, no amounts for potential losses have been accrued in the accompanying financial statements. In addition, Cardinal has not accrued a loss for unreported incidents or for losses in excess of insurance coverage as the amount, if any, cannot be reasonably estimated and the probability of an adverse outcome cannot be determined at this time. It is the opinion of management that the ultimate resolution of any unasserted claims will not have a material adverse effect on the financial position or operating results of Cardinal.

7. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Cardinal's deferred tax assets and liabilities were as follows:

                                                                              DECEMBER 31,
                                                                                  1994
                                                                              ------------
    Deferred tax assets:
      Net operating loss carryforwards......................................    $ 13,730
      Cash to accrual adjustments...........................................     354,253
                                                                              ------------
    Gross deferred tax assets...............................................     367,983
    Valuation allowance.....................................................     (13,730)
                                                                              ------------
    Net deferred tax assets.................................................     354,253
    Deferred tax liabilities:
      Depreciable assets....................................................      41,440
      Cash to accrual adjustments...........................................     665,990
                                                                              ------------
    Gross deferred tax liabilities..........................................     707,430
                                                                              ------------
    Net deferred tax liabilities............................................    $353,177
                                                                              ==========

                           CARDINAL HEALTHCARE, P.A.

     Income tax (benefit) expense was as follows:

                                                                     YEARS ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     ---------     -------
    Current:
      Federal......................................................  $      --     $    --
      State........................................................         --          --
                                                                     ---------     -------
                                                                            --          --
    Deferred:
      Federal......................................................   (167,660)     22,879
      State........................................................    (23,952)      3,269
                                                                     ---------     -------
                                                                      (191,612)     26,148
                                                                     ---------     -------
                                                                     $(191,612)    $26,148
                                                                     =========     =======

     The differences between the (benefit) provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes were as follows:

                                                                     YEARS ENDED DECEMBER
                                                                             31,
                                                                    ----------------------
                                                                      1993          1994
                                                                    ---------     --------
    Federal taxes at statutory rate...............................  $  30,573     $ 27,494
    Add (deduct):
      State income taxes, net of federal tax benefit..............      6,969        6,267
      Other.......................................................   (229,154)     (59,909)
                                                                    ---------     --------
                                                                    $(191,612)    $ 26,148
                                                                    =========     ========

     At December 31, 1993 and 1994, Cardinal had net operating loss carryforwards for income tax purposes of approximately $30,000 and $20,000, respectively, available to reduce future amounts of taxable income. If not utilized to offset future taxable income, the net operating loss carryforwards will expire at various dates through 2009. A valuation allowance has been established for the net operating loss until it is more likely than not that some portion, or all of the deferred tax assets will be utilized.

                           CARDINAL HEALTHCARE, P.A.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash..........................................................................  $   205,820
  Accounts receivable, less allowance for bad debts of $749,934.................    3,254,031
  Other current assets..........................................................       21,251
                                                                                  -----------
          Total current assets..................................................    3,481,102
Property and equipment:
  Equipment and furniture.......................................................    3,134,338
  Leasehold improvements........................................................    1,334,746
                                                                                  -----------
                                                                                    4,469,084
  Less accumulated depreciation and amortization................................   (2,294,085)
                                                                                  -----------
Net property and equipment......................................................    2,174,999
Other assets....................................................................    1,067,161
                                                                                  -----------
          Total assets..........................................................  $ 6,723,262
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable..............................................................  $   732,918
  Salaries payable and other accrued expenses...................................    2,247,117
  Line of credit................................................................    1,367,000
  Current portion of long-term debt and capital lease...........................    1,694,429
                                                                                  -----------
          Total current liabilities.............................................    6,041,464
Long-term debt and capital lease, net of current portion........................    1,635,885
Stockholders' deficit:
  Common stock, no par value; 50,000 shares authorized, 54 shares issued and
     outstanding................................................................           --
  Additional paid-in capital....................................................      566,369
  Accumulated deficit...........................................................   (1,520,456)
                                                                                  -----------
          Total stockholders' deficit...........................................     (954,087)
                                                                                  -----------
          Total liabilities and stockholders' deficit...........................  $ 6,723,262
                                                                                   ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                      -------------------------
                                                                         1995          1996
                                                                      -----------   -----------
Net revenue.........................................................  $ 9,868,779   $17,085,237
Operating expenses:
  Cost of affiliated physician services.............................    4,165,301     6,993,744
  Clinic salaries, wages and benefits...............................    2,969,246     4,861,274
  Clinic rent and lease expense.....................................      471,393       682,416
  Clinic supplies...................................................      706,435     1,022,676
  Other clinic costs................................................    1,290,180     1,867,741
  General corporate expenses........................................      493,530       708,358
  Depreciation and amortization.....................................      140,723       216,610
  Net interest expense..............................................       68,412        99,037
                                                                      -----------   -----------
          Net operating expenses....................................   10,305,220    16,451,856
                                                                      -----------   -----------
Income before income taxes..........................................     (436,441)      633,381
Deferred income tax expense.........................................       12,335        11,071
                                                                      -----------   -----------
Net income (loss)...................................................  $  (448,776)  $   622,310
                                                                       ==========    ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                       -----------------------
                                                                         1995         1996
                                                                       ---------   -----------
OPERATING ACTIVITIES:
Net (loss) income....................................................  $(448,776)  $   622,310
Adjustments to reconcile net (loss) income to net cash used in operating activities:
  Depreciation and amortization......................................    140,723       216,610
  Deferred income taxes..............................................     12,335        11,071
  Changes in operating assets and liabilities:
     Accounts receivable, net........................................   (814,366)   (1,255,362)
     Other assets....................................................    (13,869)      (40,606)
     Accounts payable................................................    489,721      (570,676)
     Salaries payable and other accrued expenses.....................    382,183       250,649
                                                                       ---------   -----------
          Net cash used by operating activities......................   (252,049)     (766,004)
INVESTING ACTIVITIES:
Purchase of property and equipment...................................   (833,823)      (97,915)
                                                                       ---------   -----------
          Net cash used by investing activities......................   (833,823)      (97,915)
FINANCING ACTIVITIES:
Proceeds from long-term debt.........................................    910,000        62,000
Payments on long-term debt...........................................   (392,438)      (48,134)
                                                                       ---------   -----------
          Net cash provided by financing activities..................    517,562        13,866
                                                                       ---------   -----------
Decrease in cash.....................................................   (568,310)     (850,053)
Cash at beginning of period..........................................    896,029     1,055,873
                                                                       ---------   -----------
Cash at end of period................................................  $ 327,719   $   205,820
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest.............................  $  45,727   $    97,737
                                                                       =========    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Accounts receivable contributed for common stock.....................  $      --   $   205,202
                                                                       =========    ==========

See accompanying note.

                           CARDINAL HEALTHCARE, P.A.

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

1. BASIS OF PRESENTATION

     The balance sheet as of June 30, 1996, the statements of income and the statements of cash flows for the six months ended June 30, 1995 and 1996, have been prepared by Cardinal Healthcare, P.A. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 1996, and the results of operations and cash flows for the six months ended June 30, 1995 and 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the periods ended June 30, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
CHS Management, Inc.

     We have audited the accompanying balance sheet of CHS Management, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the period from September 1, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CHS Management, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the period from September 1, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 26, 1996

                              CHS MANAGEMENT, INC.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1995
                                                                                  ------------
                                            ASSETS
Current assets:
  Cash..........................................................................   $  719,303
  Accounts receivable...........................................................      134,465
  Due from affiliates...........................................................      752,362
  Prepaid expenses..............................................................       57,664
  Deferred tax asset............................................................       87,210
                                                                                  ------------
          Total current assets..................................................    1,751,004
Property and equipment, net.....................................................       82,367
Deferred tax asset..............................................................      204,950
Other assets....................................................................       67,668
                                                                                  ------------
          Total assets..........................................................   $2,105,989
                                                                                   ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................   $   85,601
  Accrued expenses..............................................................      250,859
  Accrued compensation and payroll taxes........................................      398,403
  Income taxes payable..........................................................       76,700
  Due to affiliates.............................................................       49,453
  Funds held on behalf of others................................................      493,600
                                                                                  ------------
          Total current liabilities.............................................    1,354,616
Excess of fair value of assets acquired over liabilities assumed................      332,588
Stockholders' equity:
  Common stock, $.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding............................................................          488
  Additional paid-in capital....................................................      250,162
  Retained earnings.............................................................      168,135
                                                                                  ------------
          Total stockholders' equity............................................      418,785
                                                                                  ------------
          Total liabilities and stockholders' equity............................   $2,105,989
                                                                                   ==========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                              STATEMENT OF INCOME

                                                                               SEPTEMBER 1, 1995
                                                                                  (INCEPTION)
                                                                                    THROUGH
                                                                                 DECEMBER 31,
                                                                                     1995
                                                                               -----------------
Revenue:
  Management fees -- affiliates..............................................     $ 2,446,541
  Management fees -- nonaffiliates...........................................         211,782
                                                                               -----------------
          Total revenue......................................................       2,658,323
Operating expenses:
  Salaries and employee benefits.............................................       1,349,979
  Outside professional services..............................................         170,507
  Building and occupancy.....................................................         334,912
  Depreciation...............................................................           9,514
  Other administrative expenses..............................................         522,464
                                                                               -----------------
          Total operating expenses...........................................       2,387,376
                                                                               -----------------
Operating income.............................................................         270,947
Interest income..............................................................           3,656
                                                                               -----------------
Income before income taxes...................................................         274,603
Provision for income taxes...................................................         106,468
                                                                               -----------------
Net income...................................................................     $   168,135
                                                                                =============

See accompanying notes.

                              CHS MANAGEMENT, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK     ADDITIONAL
                                                  ---------------    PAID-IN     RETAINED
                                                  SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                  ------   ------   ----------   --------   --------
Balance at September 1, 1995 (inception)........     --     $ --     $      --   $     --   $     --
  Common stock exchanged for net assets.........  48,844     488       250,162         --    250,650
  Net income....................................     --       --            --    168,135    168,135
                                                  ------   ------   ----------   --------   --------
Balance at December 31, 1995....................  48,844    $488     $ 250,162   $168,135   $418,785
                                                  ======   =====      ========   ========   ========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                                                                               SEPTEMBER 1, 1995
                                                                              (INCEPTION) THROUGH
                                                                               DECEMBER 31, 1995
                                                                              -------------------
OPERATING ACTIVITIES:
  Net income................................................................      $   168,135
  Adjustment to reconcile net income to net cash used in operating activities:
     Depreciation...........................................................            9,514
     Amortization of negative goodwill......................................           (5,686)
     Increase in accounts receivable........................................          (28,031)
     Increase in due from affiliate.........................................         (165,567)
     Decrease in prepaid expenses...........................................            2,503
     Decrease in deferred tax asset.........................................           29,769
     Increase in other assets...............................................              (10)
     Decrease in accounts payable and other accrued liabilities.............         (310,991)
     Increase in due to affiliates..........................................           49,453
                                                                              -------------------
          Net cash used in operating activities.............................         (250,911)
                                                                              -------------------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................................          (31,033)
  Acquisition costs.........................................................          (20,231)
                                                                              -------------------
          Net cash used in investing activities.............................          (51,264)
                                                                              -------------------
FINANCING ACTIVITIES:
  Stockholders' contributions...............................................          527,878
  Cash received on behalf of affiliate......................................          800,000
  Cash disbursed on behalf of affiliate.....................................         (306,400)
                                                                              -------------------
          Net cash provided by financing activities.........................        1,021,478
                                                                              -------------------
          Net increase in cash..............................................          719,303
Cash at beginning of period.................................................               --
                                                                              -------------------
Cash at end of period.......................................................      $   719,303
                                                                               ==============
NONCASH TRANSACTIONS -- assets and liabilities transferred from affiliates see Note 4

See accompanying notes.

                              CHS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     CHS Management, Inc. (CHS) was incorporated in August 1995, and commenced operations in September 1995. The corporation was formed by Community Medical Group of the West Valley (CMG) through the contribution of the management services component of CMG to the new company. Thereafter, CHS acquired certain assets and liabilities and the operations of Health Source Management Group. CHS provides administrative management services to CMG and Health Source Medical Group (HSMG). In addition, CHS provides management services to New Management
(NM), an affiliate of CMG, and other health care organizations. CHS also negotiates contracts on behalf of health care providers with health maintenance organizations and other prepaid health insurance plans to provide physician and related health care services to enrolled members who select physicians in CHS managed physician groups.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the underlying leases. Estimated useful lives are three to seven years for furniture, fixtures and equipment and five to ten years for leasehold improvements. In accordance with the requirements of APB No. 16, Business Combinations, the property and equipment acquired from Health Source Management Group has been reduced to zero carrying value (note 5).

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," and Statement of Financial Accounting Standards No. 119, "Disclosures about Derivative Instruments and Fair Value of Financial Instruments." The carrying amounts of cash, accounts receivable, accounts payable, accrued expenses (including accrued compensation and payroll), income taxes and due from affiliate approximate fair value due to their liquidity.

  Impairment of Long-Lived Assets

     During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Management has determined that-lived assets are fairly stated in the accompanying balance sheet, and that no indicators of impairment are present. In accordance with the new rules, the Company's prior year financial statements have not been restated to reflect the change in accounting principle.

                              CHS MANAGEMENT, INC.

2. MANAGEMENT SERVICES AGREEMENTS

     In 1995, CHS entered into management services agreements with CMG and HSMG (the Medical Groups) under which CHS provides administrative and operational services such as contract management, financial reporting, utilization review, case management, claims processing and payment, and quality assurance.

     Pursuant to these agreements, the Medical Groups remit to CHS 12% of capitation and other Payer revenues except for CMG fee for service revenue which is based on a lesser percentage.

     Pursuant to the NM agreement, NM remits to CHS a management fee based on 12% per dollar per enrolled life under the capitation agreement between CMG, NM and West Hills Hospital.

     CHS' management services agreement with CMG and HSMG expires on September 1, 2015. Thereafter, the agreement renews for two successive ten-year periods unless notice of intent to terminate the agreement is provided by either party (note 9).

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 consists of the following:

    Computer equipment.........................................................  $19,289
    Furniture and fixtures.....................................................   61,005
    Office equipment...........................................................   10,829
    Leasehold improvements.....................................................      758
                                                                                 -------
                                                                                  91,881
    Less accumulated depreciation and amortization.............................    9,514
                                                                                 -------
                                                                                 $82,367
                                                                                 =======

4. RELATED PARTY TRANSACTIONS

  Due from Affiliate

     During 1995, CHS entered into management agreements with CMG, HSMG, and NM, all affiliated companies, under which CHS provides certain management and administrative services in exchange for management fee based upon a percentage of CMG and HSMG revenue and based on enrollment for NM. The total amount of management fee income received by CHS from CMG, HSMG and NM was $1,038,489, $1,392,475, and $15,577, respectively, for the period from inception through December 31, 1995. Amounts due from HSMG and NM amounted to $736,785 and $15,577, respectively, at December 31, 1995. Amounts due CMG from CHS amounted to $49,453 at December 31, 1995.

  Transfers from CMG and Health Source Management Group

     As part of the merger agreement between CHS, CMG and Health Source Management Group (HSMgmtG), CMG and HSMgmtG were each to contribute certain assets and liabilities to CHS in exchange for 24,422 shares of common stock. Assets and liabilities transferred to CHS on September 1, 1995 were as follows:

                                                            CMG       HSMGMTG       TOTAL
                                                         ---------   ----------   ----------
    Cash...............................................  $      --    1,327,878    1,327,878
    Accounts receivable................................     38,334       68,100      106,434
    Due from affiliate.................................    150,000      436,795      586,795
    Prepaid expenses...................................         --       60,167       60,167
    Property and equipment.............................     60,848      402,845      463,693
    Acquisition costs..................................    239,524           --      239,524
    Other assets.......................................      9,330       58,328       67,658
    Accounts payable...................................   (372,711)    (749,843)  (1,122,554)
    Funds held on behalf of others.....................         --     (800,000)    (800,000)

                              CHS MANAGEMENT, INC.

     The assets and liabilities transferred from CMG to CHS were recorded at the predecessor cost basis since they are related parties.

  Lease

     During 1995, CHS entered into a long-term lease agreement with CMG to lease certain CMG computer equipment and software. The agreement provided that the lease agreement would terminate upon settlement of the lawsuit between HSMG and a medical center. Due to the settlement of the lawsuit on October 31, 1995, the lease reverted to a month-to-month lease. Rent expense for the computer operating lease amounted to $129,444.

  Funds Held on Behalf of Others

     Upon the acquisition of certain assets and liabilities of HSMgmtG by and in conjunction with the termination of the existing long-term management agreement between HSMgmtG and HSMG, HSMgmtG agreed to transfer $650,000 into an irrevocable trust account (designated funds) to be used to pay outstanding medical claims of HSMG. As part of CHS' acquisition of assets of HSMgmtG, the designated funds were transferred to CHS on September 1, 1995. As of December 31, 1995, the designated funds had not been transferred to a trust pending final documentation of the trusts. During the period from September 1, 1995 (inception) through December 31, 1995, the HSMG Board of Directors approved payments of $156,400 to pay certain outstanding medical claim liabilities of HSMG from the designated funds. The remaining balance of $493,600 is included in cash and funds held on behalf of others in the accompanying balance sheet and were subsequently delivered to the trustee, net of approved payments. Additionally, HSMgmtG agreed to transfer $150,000 into a revocable trust account to be used to pay certain legal fees related to a lawsuit with a medical center. The amounts were fully disbursed during 1995 with the consent of the parties thereto.

5. FAIR VALUE OF ASSETS ACQUIRED IN EXCESS OF LIABILITIES ASSUMED

     In September 1995, HSMgmtG, as part of a tax-free liquidation, transferred certain assets and liabilities to CHS in exchange for shares of common stock. The excess value of assets received, over liabilities assumed by CHS after reducing all noncurrent nonliquid assets acquired to zero value has been reflected in the accompanying balance sheet as fair value of assets acquired in excess of liabilities assumed (negative goodwill). A reconciliation of the excess value of the assets acquired over liabilities assumed follows:

    Assets acquired:
      Cash...................................................................  $1,327,878
      Accounts receivable....................................................      68,100
      Due to HSMG............................................................     436,795
      Prepaid expenses.......................................................      60,167
      Plant and equipment....................................................     402,845
      Other assets...........................................................      58,328
    Liabilities assumed
      Accounts payable and accrued liabilities...............................    (749,843)
      Funds held on behalf of others.........................................    (800,000)
      CHS stock issued to HSMgmtG, at par value..............................        (244)
      Additional paid-in capital.............................................    (125,081)
                                                                               ----------
              Excess of value of assets received over liabilities assumed and common stock issued and additional paid-in capital
               recognized....................................................  $  678,945
                                                                                =========

                              CHS MANAGEMENT, INC.

     CHS applied the excess value against nonmonetary intangible assets and noncurrent assets (negative goodwill) as follows:

    Excess value of assets received over liabilities assumed..................  $678,945
    Applied to deferred acquisition costs incurred by CHS.....................   259,755
    Applied to plant and equipment............................................   402,845
                                                                                --------
      Unallocated excess value of assets received over liabilities assumed at
         date of merger.......................................................    16,345
    Deferred tax asset recognized on future tax deductions transferred
      from HSMgmtG............................................................   321,929
                                                                                --------
      Negative goodwill recorded at date of merger............................   338,274
    Less amount amortized in 1995.............................................     5,686
                                                                                --------
              Excess fair value of assets received over liabilities assumed as of December 31, 1995...........................................  $332,588
                                                                                ========

     The amortization of the excess value of assets received over liabilities assumed has been reflected in the statement of operations as other revenue.

6. COMMITMENTS

  Leases

     CHS leases certain office space under noncancelable operating leases expiring through April 2000. Future minimum rental commitments at December 31, 1995 are as follows:

           1996..............................................................  $  562,000
           1997..............................................................     540,000
           1998..............................................................     499,000
           1999..............................................................     524,000
           2000..............................................................     177,000
                                                                               ----------
                                                                               $2,302,000
                                                                                =========

     Rent expense for operating leases amounted to $200,196 for the period from September 1, 1995 (inception) through December 31, 1995.

     CHS subleases certain office space under a noncancelable sublease which expires in 1996. The future minimum sublease rental income for 1996 is $19,000. Sublease rental income received in 1995 was $10,980.

7. INCOME TAXES

     Income tax expense for the period from September 1, 1995 (inception) through December 31, 1995 consisted of the following:

                                                                         CURRENT   DEFERRED   TOTAL
                                                                         -------   -------   --------
    Federal............................................................  $58,700   $24,100   $ 82,800
    State..............................................................   18,000     5,668     23,668
                                                                         -------   -------   --------
             Total.....................................................  $76,700   $29,768   $106,468
                                                                         ========  ========  =========

                              CHS MANAGEMENT, INC.

     A reconciliation of the corporate Federal tax rate with the financial statement effective rates for the period from September 1, 1995 (inception) through December 31, 1995:

    Statutory corporate Federal tax expense.............................................  $ 93,365
    Nondeductible expenses..............................................................    19,590
    Amortization of negative goodwill...................................................    (1,933)
    State taxes.........................................................................    18,000
    Benefit recognized on transfer of future deductible amount from CMG to CHS..........   (25,382)
    Other, net..........................................................................     2,828
                                                                                          --------
                                                                                          $106,468
                                                                                          =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1995 are presented below:

    Current deferred tax assets:
      Accrued vacation..................................................................  $ 47,827
      Accrued severance.................................................................    39,383
                                                                                          --------
             Total current deferred tax assets..........................................    87,210
    Noncurrent deferred tax asset -- depreciation.......................................   204,950
                                                                                          --------
             Net deferred tax assets....................................................  $292,160
                                                                                          =========

     Management is of the opinion that it is more likely than not that such deferred tax assets will be realized in the future.

8. EMPLOYEE BENEFIT PLAN

     CHS has a noncontributory profit-sharing plan and a contributory 401(k) Plan (the Plan) for substantially all employees who have completed one year of service and attained age 21. Employer contributions are at the discretion of management. Plan expenses for the profit sharing portion for the period from September 1, 1995 (inception) through December 31, 1995 was $22,618.

9. BUSINESS AND CREDIT CONCENTRATION

     CHS had funds on deposit with a bank amounting to $609,959. The funds are insured up to $100,000 by the Federal Deposit Insurance Corporation.

     CMG and HSMG represented individually more than 10% of CHS' 1995 revenue. CMG and HSMG provided 39% and 52% of CHS' total revenue, respectively. HSMG has had recurring losses from continuing operations and has negative shareholders equity. If HSMG failed to pay amounts owed to CHS when they become due or failed to continue operations, such failures could have a substantial negative impact on the financial results of CHS. The financial statements of CHS do not reflect any adjustments that might result from the outcome of this uncertainty.

10. SUBSEQUENT EVENTS

  Management Agreement

     Effective January 1, 1996, CHS entered into amended management agreements with CMG and HSMG. The revised terms of the agreements include: assignment of all capitation revenue generated by the Medical Groups to CHS; the term of the agreement was revised to twenty years with an automatic renewal for two successive ten-year periods; and revision of the management fee calculation to be computed as the sum of (1) all operating and nonoperating expenses and other costs incurred by CHS; and (2) a percentage of the net revenues of the Medical Groups subject to certain limitations as defined in the management agreement.

  Merger

     On March 11, 1996, CHS entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                              CHS MANAGEMENT, INC.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   ----------
                                           ASSETS
Current assets:
  Cash...........................................................................  $2,126,821
  Accounts receivable............................................................     211,345
  Due from affiliates............................................................     728,823
  Prepaid expenses...............................................................     181,619
  Deferred tax asset.............................................................      96,620
                                                                                   ----------
          Total current assets...................................................   3,345,228
  Property and equipment, net....................................................     132,829
  Deferred tax asset.............................................................     227,071
  Other assets...................................................................      67,164
                                                                                   ----------
          Total assets...........................................................  $3,772,292
                                                                                    =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Accounts payable...............................................................  $   74,803
  Accrued expenses...............................................................     812,607
  Income taxes payable...........................................................          --
  Due to affiliates..............................................................     259,377
  Notes payable -- current portion...............................................   2,550,228
                                                                                   ----------
          Total current liabilities..............................................   3,697,015
  Notes payable -- long term.....................................................      41,039
  Excess of fair value of assets acquired over liabilities assumed...............     309,569
Stockholders' equity:
  Common stock, $0.01 par value; 180,000 shares authorized, 48,844 shares issued
     and outstanding.............................................................         488
  Additional paid-in capital.....................................................     250,162
  Accumulated deficit............................................................    (525,981)
                                                                                   ----------
          Total stockholders' deficit............................................    (275,331)
                                                                                   ----------
          Total liabilities and stockholders' deficit............................  $3,772,292
                                                                                    =========

See accompanying notes.

                              CHS MANAGEMENT, INC.

           CONDENSED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                                  (UNAUDITED)

                                                                                  SIX MONTHS
                                                                                  ENDED JUNE
                                                                                   30, 1996
                                                                                  -----------
Revenues:
  Capitation revenue............................................................  $27,778,958
  Other revenues................................................................    1,717,502
                                                                                  -----------
          Total operating revenues..............................................   29,496,460
Operating expenses:
  Transfers to affiliated medical groups........................................   24,575,480
  Salaries and employee benefits................................................    2,646,914
  Legal and accounting..........................................................      186,448
  Rent..........................................................................      959,365
  Merger costs..................................................................      783,792
  Depreciation and amortization.................................................        8,500
  Other administrative expenses.................................................    1,067,203
                                                                                  -----------
          Total operating expenses..............................................   30,227,702
                                                                                  -----------
Operating loss..................................................................     (731,242)
Gain on sale of assets..........................................................        5,506
Interest income.................................................................        1,688
                                                                                  -----------
Loss before income taxes........................................................     (724,048)
Deferred income tax benefit.....................................................       29,932
                                                                                  -----------
Net loss........................................................................     (694,116)
Retained earnings -- beginning of period........................................      168,135
                                                                                  -----------
Accumulated deficit -- end of period............................................  $  (525,981)
                                                                                   ==========

See accompanying notes.

                              CHS MANAGEMENT, INC.

                       CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   SIX MONTHS
                                                                                     ENDED
                                                                                    JUNE 30,
                                                                                      1996
                                                                                  ------------
OPERATING ACTIVITIES:
  Net loss......................................................................  $   (694,116)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation...............................................................        16,674
     Amortization of negative goodwill..........................................        (8,174)
     Gain on sale of property and equipment.....................................        (5,506)
     Increase in accounts receivable............................................       (76,880)
     Increase in prepaid expenses...............................................      (123,955)
     Decrease in due from affiliates............................................        23,539
     Increase in deferred tax asset.............................................       (31,531)
     Decrease in other assets...................................................           504
     Decrease in accounts payable...............................................       (10,799)
     Increase in accrued expenses...............................................       148,501
     Decrease in taxes payable..................................................       (76,700)
     Increase in due to affiliate...............................................       209,924
                                                                                   -----------
          Net cash used in operating activities.................................      (628,519)
INVESTING ACTIVITIES
  Purchases of property and equipment...........................................       (13,691)
  Proceeds from sale of property and equipment..................................         5,506
                                                                                   -----------
  Net cash used in investing activities.........................................        (8,185)
FINANCING ACTIVITIES
  Proceeds from notes payable...................................................     2,539,250
  Payments on notes payable.....................................................        (1,428)
  Cash disbursed on behalf of affiliate.........................................      (493,600)
                                                                                   -----------
Net cash provided by financing activities.......................................     2,044,222
                                                                                   -----------
Net increase in cash............................................................     1,407,518
Cash at beginning of period.....................................................       719,303
                                                                                   -----------
Cash at end of period...........................................................  $  2,126,821
                                                                                   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid.............................................................  $    124,800
                                                                                   ===========
  Accrued vacation donated by affiliates........................................  $     42,699
                                                                                   ===========
  Accrued legal fees forgiven...................................................  $     22,381
                                                                                   ===========
  Purchases of equipment with note payable......................................  $     53,445
                                                                                   ===========

See accompanying notes.

                              CHS MANAGEMENT, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. CONDENSED FINANCIAL STATEMENTS

     The Condensed Balance Sheet as of June 30, 1996, the Condensed Statement of Operations and Accumulated Deficit and the Condensed Statement of Cash Flows for the six months ended June 30, 1996 have been prepared by CHS Management, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1995 audited financial statements. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the operation results for the year.

2. SUBSEQUENT EVENT

     In June, 1996, the Company entered into a loan agreement with MedPartners/Mullikin, Inc. Pursuant to that agreement, the Company has borrowed approximately $2 million. Amounts borrowed under the agreement, which may increase to $2,539,250, together with interest at prime, are due December 31, 1996. At the option of CHS, the unpaid principal and interest may be offset against a portion of the fee payable to the Company by MedPartners/Mullikin, Inc. pursuant to the terms of the Amended and Restated Plan of Agreement of Merger dated March 11, 1996, as amended by Amendment No. 1 dated June 28, 1996. The obligations of the Company under the loan have been guaranteed by Community Medical Group of the West Valley and Health Source Management Group, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Partners
New Management

     We have audited the accompanying balance sheets of New Management (a California general partnership) (the Partnership) as of December 31, 1994 and 1995, and the related statements of income, partners' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Management at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 26, 1996

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
                                            ASSETS
Current assets:
  Cash............................................................  $    55,197     $    13,445
  Administrative capitation fee receivable........................      267,277              --
  Other receivables...............................................          162             162
  Due from related parties........................................       56,827          58,976
                                                                    -----------     -----------
          Total assets............................................  $   379,463     $    72,583
                                                                     ==========      ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities:
  Current portion of long term debt...............................  $   114,590     $   123,793
  Accounts payable................................................        4,900           1,113
  Due to affiliate................................................           --          15,577
  Deferred income.................................................           --           1,593
  Accrued interest payable........................................       19,023          18,283
                                                                    -----------     -----------
          Total current liabilities...............................      138,513         160,359
Long-term debt, net of current portion............................    2,831,001       2,707,208
Partners' deficiency..............................................   (2,590,051)     (2,794,984)
                                                                    -----------     -----------
          Total liabilities and partners' deficiency..............  $   379,463     $    72,583
                                                                     ==========      ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENTS OF INCOME

                                                                      YEARS ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1995
                                                                      ----------     ----------
Net revenue.........................................................  $3,084,648     $2,947,577
                                                                      ----------     ----------
Expenses:
  Administrative and executive fees.................................     163,808        189,300
  Management fee....................................................          --         15,577
  Accounting and legal..............................................      55,655        109,042
  Interest..........................................................     232,170        223,590
                                                                      ----------     ----------
          Total expenses............................................     451,633        537,509
                                                                      ----------     ----------
Net income..........................................................  $2,633,015     $2,410,068
                                                                       =========      =========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                       STATEMENTS OF PARTNERS' DEFICIENCY

Balance at December 31, 1993....................................................  $(2,902,752)
  Net income....................................................................    2,633,015
  Contributions.................................................................           87
  Distributions.................................................................   (2,320,401)
                                                                                  -----------
Balance at December 31, 1994....................................................   (2,590,051)
  Net income....................................................................    2,410,068
  Distributions.................................................................   (2,615,001)
                                                                                  -----------
Balance at December 31, 1995....................................................  $(2,794,984)
                                                                                   ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                      -------------------------
                                                                         1994          1995
                                                                      -----------   -----------
OPERATING ACTIVITIES:
  Net income........................................................  $ 2,633,015   $ 2,410,068
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.............     (150,510)      267,277
       (Increase) decrease in due from related parties..............      439,999        (2,149)
       Increase in other receivables................................          (77)           --
       Increase (decrease) in accounts payable......................        4,900        (3,787)
       Increase in due to affiliate.................................           --        15,577
       Increase in deferred income..................................           --         1,593
       Decrease in accrued interest payable.........................         (686)         (740)
                                                                      -----------   -----------
          Net cash provided by operating activities.................    2,926,641     2,687,839
                                                                      -----------   -----------
FINANCING ACTIVITIES:
  Principal payments on long-term debt..............................     (106,070)     (114,590)
  Additional partner contributions..................................           87            --
  Distributions to partners.........................................   (2,320,401)   (2,615,001)
  Decrease in distributions payable.................................     (500,000)           --
                                                                      -----------   -----------
          Net cash used in financing activities.....................   (2,926,384)   (2,729,591)
                                                                      -----------   -----------
          Net increase (decrease) in cash...........................          257       (41,752)
Cash at beginning of year...........................................       54,940        55,197
                                                                      -----------   -----------
Cash at end of year.................................................  $    55,197   $    13,445
                                                                       ==========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid on borrowings.......................................  $   232,855   $   224,330
                                                                       ==========    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     New Management (NM), a California general partnership, was formed and commenced operations on July 31, 1992. The partnership was formed for the purpose of providing management services in connection with the delivery of health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital (Hospital) located in West Hills, California. Approximately 100% of the organization's revenue was provided under contract with the hospital.

     Partnership income and losses are allocated to the respective partners based on percentage ownership subject to certain provisions as defined in the partnership agreement.

  Basis of Presentation

     The financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

  Administrative Capitation Fee

     NM contracts with West Hills Hospital under a Managed Care Agreement. Under the terms of the agreement, NM provides certain administrative services to enrollees in various health plans that have contracted with West Hills Hospital in exchange for an administrative fee based upon various components including a percentage of capitation revenue and utilization results. The contract which commenced August 10, 1992 has a term of ten years with an automatic five year renewal. Premiums are due monthly and are recognized as revenue by NM during the period in which Community Medical Group (CMG), under a management agreement with NM, and NM are obligated to provide services to the enrollees.

  Income Taxes

     As a partnership, the income and expenses of the partnership are allocated to the respective partners; as such, the partnership does not pay federal or state income taxes. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

2.  ADMINISTRATIVE CAPITATION FEE RECEIVABLE

     The capitation fee receivable represents amounts owed to NM from the Hospital under the terms of the management agreement. The amount, which relates to the period January 1, 1994 through August 31, 1994, was received in February 1995.

3.  LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                                     1994           1995
                                                                  ----------     ----------
    Note payable to Hospital, monthly payments of principal and interest (7.75%) of $28,238 due through July 1, 1999,
      balloon payment of $2,354,530 due on August 1, 1999.......  $2,945,591     $2,831,001
      Less current portion......................................     114,590        123,793
                                                                  ----------     ----------
              Long-term debt, net of current portion............  $2,831,001     $2,707,208
                                                                   =========      =========

     The amounts recorded above approximate the fair value of the obligation.

     On July 7, 1992, NM entered into a managed care agreement with the Hospital that included the issuance of a $3,000,000 loan to New Management from the Hospital. The loan is secured by payments owed to NM by the Hospital for capitation revenue received directly by the Hospital. The individual partners have

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

guaranteed the loan pro rata to the extent of two times each partner's percentage ownership interest in NM at the date of the loan.

     As of December 31, 1995, aggregate principal maturities of long-term debt are as follows:

    1996.....................................................................  $  123,793
    1997.....................................................................     133,735
    1998.....................................................................     144,474
    1999.....................................................................   2,428,999
                                                                               ----------
                                                                               $2,831,001
                                                                                =========

4. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

  Advances

     NM advanced amounts to CMG to cover working capital requirements and tenant improvements. The balance of these advances is $56,827 as of December 31, 1994 and 1995. The advances are due on demand and do not bear interest.

     NM advanced $2,149 to a physician who is also a partner in NM. The advance is due upon demand and does not bear interest.

  General and Administrative Services

     NM, in performing its responsibilities under the managed care agreement with the Hospital, receives certain employee services and facilities usage without cost from CMG.

     CMG's partners are substantially identical to the partners of NM as required under the terms of both partnership agreements. CMG provides medical services for enrollees of certain health maintenance organizations.

  Management Services

     Under an agreement effective September 1, 1995, CHS Management, Inc. (CHS), an affiliate incorporated in 1995 to perform management services for CMG and Health Source Medical Group (HSMG), performed certain management services on behalf of NM. The agreement provides that CHS will receive a monthly management fee based upon 12% per dollar per enrolled life under the capitation agreement between NM, CMG and West Hills Hospital. The amount of the management fee totaled $15,577 for the period from September 1 through December 31, 1995 and has been accrued on the balance sheet as due to affiliate.

  Professional Services

     Accounting services are performed for NM by a partnership of which one partner acts as a financial advisor to the Executive Committee of CMG and also serves as a board member of CHS Management, Inc. Charges for services rendered to NM by the partnership amounted to $35,655 and $94,025 for the years ended December 31, 1994 and 1995, respectively.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     All current assets and current liabilities, are carried at cost, which approximates fair value due to the short maturity of those instruments.

6. SUBSEQUENT EVENT

     On March 11, 1996, NM entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc., a publicly held physicians practice management company, in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
                                            ASSETS
Cash............................................................................  $     54,940
Administrative capitation fee receivable........................................       116,767
Due from affiliates.............................................................       496,826
Capital contributions receivable from partners..................................            85
                                                                                  ------------
          Total assets..........................................................  $    668,618
                                                                                    ==========
                             LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Distribution payable..........................................................  $    500,000
  Accrued interest payable......................................................        19,709
  Current portion of long-term debt.............................................       106,070
                                                                                  ------------
          Total current liabilities.............................................       625,779
  Long-term debt, net of current portion........................................     2,945,591
                                                                                  ------------
Partners' deficiency............................................................    (2,902,752)
                                                                                  ------------
          Total liabilities and partners' deficiency............................  $    668,618
                                                                                    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                              STATEMENT OF INCOME
                                  (UNAUDITED)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
Net revenue.....................................................................   $3,109,869
Expenses
  Accounting....................................................................       18,663
  Interest expense..............................................................      238,711
  Administrative fee............................................................       42,000
  Executive committee fees......................................................       24,000
                                                                                  ------------
          Total expenses........................................................      323,374
                                                                                  ------------
Net income......................................................................   $2,786,495
                                                                                   ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1993
                                                                                  ------------
OPERATING ACTIVITIES:
  Net Income....................................................................  $  2,786,495
  Adjustments to reconcile net income to net cash provided by operating activities:
     Changes in assets and liabilities:
       (Increase) decrease in capitation fee receivable.........................      (116,767)
       (Increase) decrease in due from related parties..........................      (496,827)
       (Increase) decrease in other receivables.................................           (85)
       (Increase (decrease) in accrued interest payable.........................       (74,041)
                                                                                  ------------
          Net cash provided by operating activities.............................     2,098,775
                                                                                  ------------
FINANCING ACTIVITIES:
  Increase in long-term debt....................................................        51,661
  Additional partner contributions..............................................            85
  Distributions to partners.....................................................    (2,600,037)
  Increase in distributions payable.............................................       500,000
                                                                                  ------------
          Net cash used in financing activities.................................    (2,048,291)
                                                                                  ------------
          Net increase in cash..................................................        50,484
Cash at beginning of year.......................................................         4,456
                                                                                  ------------
Cash at end of year.............................................................  $     54,940
                                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowing......................................................  $    238,711
                                                                                    ==========

See accompanying notes.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

1. ORGANIZATION

     New Management, a California general partnership (the Partnership), was formed and commenced operations on July 31, 1992. The Partnership was formed for the purpose of providing management services in connection with the delivery of hospital health care services to patients who are enrollees of certain health maintenance organizations which have contracted with West Hills Hospital and the Partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Accounting Policy

     The financial statements have been prepared using the accrual method of accounting.

  Income Taxes

     Income and expenses represent only the operations of the Partnership and do not include other activity to be reflected on the individual partners' federal and state income tax returns. As such, no provision has been made for income taxes.

3. MANAGED CARE AGREEMENT

     The Partnership receives an administrative capitation fee under the terms of a Managed Care Agreement with West Hills Hospital. Under the terms of the agreement, New Management has capitated West Hills to provide hospital care under five contracts with health maintenance organizations. The Partnership receives income based upon the spread between the average per member per month capitation received from the HMO's and the contracted sub-capitation rate paid to West Hills Hospital for providing the hospital services. Under the terms of the Managed Care Agreement the Partnership is obligated to provide certain administrative and management services to administer the HMO contracts. The Managed Care Agreement was entered into in July, 1992 and is effective through July, 2002.

4. ADMINISTRATIVE CAPITATION FEE RECEIVABLE

     The Partnership is owed additional revenue under the terms of the Managed Care Agreement for 1993 based on a calculation adjustment which has been agreed on with West Hills Hospital.

5. ADVANCES TO COMMUNITY MEDICAL GROUP (CMG)

     The Partnership advanced $455,026 to Community Medical Group of the West Valley (CMG) (a related party) to be used for working capital. The advance does not bear interest and is due on demand. The Partnership advanced $41,800 for tenant improvements at CMG's Simi Valley facility. The advance does not bear interest and is due on demand.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

6. LOAN PAYABLE

     The Partnership received a $3,000,000 loan from West Hills Hospital on August 7, 1992. The loan is payable in monthly installments bearing interest at 7.75% as follows:

                   TIME PERIOD                                 PAYMENTS
     ----------------------------------------  ----------------------------------------
     September 1, 1992 -- January 31, 1993     Interest Accrued -- No Payments
     February 1, 1993 -- July 1, 1993          Interest Only Payments of $19,973
     August 1, 1993 -- July 1, 1999            Monthly Payments of $28,238 consisting
                                               of principal and interest, based on a
                                               fifteen year amortization.

     There is a balloon payment of $2,354,529 due on July 1, 1999.

                                   YEAR ENDING
                                  DECEMBER 31,                                  AMOUNT
     -----------------------------------------------------------------------  ----------
            1994............................................................  $  100,071
            1995............................................................     114,590
            1996............................................................     123.792
            1997............................................................     139,735
            1998............................................................     144,475
            1999............................................................   2,428,998
                                                                              ----------
                                                                              $3,051,661
                                                                               =========

7. RELATED PARTY TRANSACTIONS

     The Partnership is receiving employee services and facilities in order to perform their obligations under the Managed Care Agreement (Note 3) without cost from Community Medical Group of the West Valley, a California general partnership (CMG). CMG's partners are substantially identical to the partners of New Management as required under the terms of both partnership agreements. CMG provides medical services to enrollees of prepaid health plans.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                                   JUNE 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets
  Cash..........................................................................  $   175,331
  Other receivables.............................................................           --
  Due from related parties......................................................       58,976
                                                                                  -----------
          Total current assets..................................................      234,307
          Other assets..........................................................      543,467
                                                                                  -----------
          Total assets..........................................................  $   777,774
                                                                                  ===========
                            LIABILITIES AND PARTNERS' DEFICIENCY
Current liabilities
  Current portion of long-term debt.............................................  $   128,668
  Accounts payable..............................................................        4,849
  Deferred income...............................................................          439
  Accrued interest payable......................................................       17,891
                                                                                  -----------
          Total current liabilities.............................................      151,847
Long-term debt, net of current portion..........................................    2,641,633
Partners' deficiency............................................................   (2,015,706)
                                                                                  -----------
          Total liabilities and partners' deficiency............................  $   777,774
                                                                                  ===========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                         CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                      -------------------------
                                                                         1995           1996
                                                                      ----------     ----------
Net revenue.........................................................  $1,524,490     $1,313,931
Expenses
  Administrative and executive fees.................................      95,000         87,260
  Management fee....................................................          --         22,625
  Accounting and legal..............................................      53,495         96,872
  Interest..........................................................     112,908        108,362
                                                                      ----------     ----------
          Total expenses............................................     261,403        315,119
                                                                      ----------     ----------
Net income..........................................................  $1,263,087     $  998,812
                                                                      ==========     ==========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                             SIX MONTHS
                                                                           ENDED JUNE 30,
                                                                       -----------------------
                                                                          1995         1996
                                                                       -----------   ---------
OPERATING ACTIVITIES:
  Net income.........................................................  $ 1,263,087   $ 998,812
  Adjustments to reconcile net income to net cash provided by operating activities:
     Decrease in administrative capitation fee receivable............      267,277          --
     Decrease in other receivables...................................           --         162
     Increase in other assets........................................           --    (543,467)
     Increase in accounts payable....................................           --       3,736
     Decrease in due to affiliate....................................           --     (15,577)
     Decrease in deferred income.....................................           --      (1,154)
     Decrease in accrued interest payable............................         (362)       (392)
                                                                       -----------   ---------
          Net cash provided by operating activities..................    1,530,002     442,120
                                                                       -----------   ---------
FINANCING ACTIVITIES:
  Principal payments on long-term debt...............................      (56,189)    (60,700)
  Increase in distributions payable..................................       17,580          --
  Distributions to partners..........................................   (1,500,001)   (219,534)
                                                                       -----------   ---------
          Net cash used in financing activities......................   (1,538,610)   (280,234)
                                                                       -----------   ---------
          Net increase (decrease) in cash............................       (8,608)    161,886
Cash at beginning of period..........................................       55,197      13,445
                                                                       -----------   ---------
Cash at end of period................................................  $    46,589   $ 175,331
                                                                        ==========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid on borrowings..........................................  $   112,417   $ 109,112
                                                                        ==========   =========

See accompanying note.

                                 NEW MANAGEMENT
                       (A CALIFORNIA GENERAL PARTNERSHIP)

                NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. CONDENSED FINANCIAL STATEMENTS

     The Condensed Balance Sheet as of June 30, 1996, the Condensed Statements of Income and the Condensed Statements of Cash Flows for the six months ended June 30, 1996 and 1995 have been prepared by New Management (the Partnership) without audits. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 1996 and 1995 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's December 31, 1995 audited financial statements. The results of operations for the period ended June 30, 1996 are not necessarily indicative of the operation results for the year.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Emergency Professional Services, Inc.

     We have audited the accompanying balance sheets of Emergency Professional Services, Inc. as of January 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emergency Professional Services, Inc. at January 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 12, 1996

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                                 BALANCE SHEETS

                                                                              JANUARY 31,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents...........................................  $1,481,507   $1,367,330
  Accounts receivable, net of allowance for bad debts of $1,370,476
     and $1,384,740 in 1995 and 1996, respectively....................   5,464,122    5,845,157
  Prepaid expenses....................................................     130,098      206,357
                                                                        ----------   ----------
          Total current assets........................................   7,075,727    7,418,844
Property and equipment, net...........................................      76,537       71,625
Deferred income taxes.................................................   1,340,000    1,570,000
Other assets..........................................................       3,315        6,520
                                                                        ----------   ----------
          Total assets................................................  $8,495,579   $9,066,989
                                                                         =========    =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................  $  383,027   $  408,204
  Accrued salaries and other accrued expenses.........................   3,074,620    3,608,245
  Deferred income taxes...............................................   1,660,000    1,580,000
  Revenue received in advance.........................................     135,000      135,000
                                                                        ----------   ----------
          Total current liabilities...................................   5,252,647    5,731,449
Accrued malpractice liability.........................................     650,000      750,000
Deferred compensation payable.........................................   1,855,423    2,260,363
Stockholders' equity:
  Common stock, $.01 par value; 500 shares authorized, 248 and 273
     shares issued and outstanding in 1995 and 1996, respectively.....           2            3
  Additional paid-in capital..........................................     230,748      260,747
  Retained earnings...................................................     506,759       64,427
                                                                        ----------   ----------
          Total stockholders' equity..................................     737,509      325,177
                                                                        ----------   ----------
          Total liabilities and stockholders' equity..................  $8,495,579   $9,066,989
                                                                         =========    =========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                                  YEAR ENDED JANUARY 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
                                                          -----------   -----------   -----------
Net revenue.............................................  $30,258,523   $33,339,865   $35,031,003
Operating expenses:
  Cost of affiliated physician services.................   22,634,623    24,852,396    25,961,763
  Clinic salaries, wages and benefits...................    1,234,315     1,357,253     1,480,764
  Clinic rent and lease expense.........................      109,883       111,083       118,995
  Clinic supplies.......................................       35,562        33,737        39,184
  Other clinic costs....................................    5,980,317     6,781,253     6,986,269
  General corporate expenses............................      912,898       955,884     1,124,495
  Depreciation..........................................       42,749        31,020        25,140
                                                          -----------   -----------   -----------
          Net operating expenses........................   30,950,347    34,122,626    35,736,610
                                                          -----------   -----------   -----------
Loss before income taxes................................     (691,824)     (782,761)     (705,607)
Net income tax benefit..................................      273,000       305,000       270,000
                                                          -----------   -----------   -----------
Net loss................................................  $  (418,824)  $  (477,761)  $  (435,607)
                                                           ==========    ==========    ==========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                ADDITIONAL                    TOTAL
                                                    COMMON       PAID-IN      RETAINED    STOCKHOLDERS'
                                                    STOCK        CAPITAL      EARNINGS       EQUITY
                                                 ------------   ----------   ----------   -------------
Balance at January 31, 1993....................      $  1        $ 152,749   $1,414,169    $ 1,566,919
  Net loss.....................................        --               --     (418,824)      (418,824)
  Issuance of common stock.....................         1           31,200           --         31,201
  Dividends paid...............................        --               --       (5,200)        (5,200)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1994....................         2          183,949      990,145      1,174,096
  Net loss.....................................        --               --     (477,761)      (477,761)
  Issuance of common stock.....................        --           58,799           --         58,799
  Purchase of capital stock....................        --          (12,000)          --        (12,000)
  Dividends paid...............................        --               --       (5,625)        (5,625)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1995....................         2          230,748      506,759        737,509
  Net loss.....................................        --               --     (435,607)      (435,607)
  Issuance of common stock.....................         1           35,999           --         36,000
  Purchase of common stock.....................        --           (6,000)          --         (6,000)
  Dividends paid...............................        --               --       (6,725)        (6,725)
                                                      ---       ----------   ----------   -------------
Balance at January 31, 1996....................      $  3        $ 260,747   $   64,427    $   325,177
                                                 ===========      ========    =========     ==========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED JANUARY 31,
                                                             ------------------------------------
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
OPERATING ACTIVITIES:
Net loss...................................................  $ (418,824)  $ (477,761)  $ (435,607)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation.............................................      42,749       31,020       25,140
  Deferred tax expense.....................................    (285,000)    (320,000)    (310,000)
  Changes in operating assets and liabilities:
     Accounts receivable, net..............................     347,580      (90,287)    (381,035)
     Prepaid expenses and other assets.....................     (71,535)     133,107      (79,464)
     Accounts payable......................................     (71,618)     219,867       25,177
     Accrued salaries and other accrued expenses...........     267,654      (97,440)     533,625
     Deferred compensation payable.........................     322,714      422,285      404,940
     Accrued malpractice liability.........................      50,000      100,000      100,000
     Revenue received in advance...........................          --      135,000           --
                                                             ----------   ----------   ----------
          Net cash provided by (used in) operating
            activities.....................................     183,720       55,791     (117,224)
INVESTING ACTIVITIES:
Purchases of property and equipment........................     (22,904)     (13,208)     (20,228)
                                                             ----------   ----------   ----------
          Net cash used in investing activities............     (22,904)     (13,208)     (20,228)
FINANCING ACTIVITIES:
Purchase of common stock...................................          --      (12,000)      (6,000)
Issuance of common stock...................................      31,201       58,799       36,000
Payment of dividends.......................................      (5,200)      (5,625)      (6,725)
                                                             ----------   ----------   ----------
          Net cash provided by financing activities........      26,001       41,174       23,275
                                                             ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents.......     186,817       83,757     (114,177)
Cash and cash equivalents at beginning of year.............   1,210,933    1,397,750    1,481,507
                                                             ----------   ----------   ----------
Cash and cash equivalents at end of year...................  $1,397,750   $1,481,507   $1,367,330
                                                              =========    =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest.....................  $       --   $       --   $       --
                                                              =========    =========    =========
Cash paid during the year for income taxes.................  $   15,000   $    3,000   $   25,000
                                                              =========    =========    =========

See accompanying notes.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                JANUARY 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Emergency Professional Services, Inc. (the Company) is a professional corporation formed in 1978 that consists of a group of physicians who contract to staff emergency rooms, urgent care centers and physician offices. EPS currently operates in Ohio and Pennsylvania. In addition, EPS staffs a billing office which processes claims for the hospitals served.

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

  Basis of Presentation

     The Company's financial statements have been prepared on the accrual basis of accounting.

  Management Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     The carrying amounts of all cash equivalents approximate fair value.

  Property and Equipment

     Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are expensed as incurred, while costs of betterments and renewals are capitalized.

  Income Taxes

     The Company is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between financial and income tax reporting. The Company files its taxes on the modified cash basis.

  Net Revenue

     Net revenue is reported at the established realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are established in the periods the related services are rendered and are adjusted in future periods as final settlements are determined.

  Cost of Affiliated Physician Services

     Cost of affiliated physician services represents salaries, bonuses and benefits paid to the affiliated physician. Physician compensation is generally determined based on the excess of collections over expenses prior to physician compensation.

2. PROPERTY AND EQUIPMENT

     The following is a summary of the Company's property and equipment as of January 31, 1995 and 1996:

                                                                          JANUARY 31,
                                                                     ---------------------
                                                                       1995        1996
                                                                     ---------   ---------
    Furniture and fixtures.........................................  $ 274,364   $ 281,126
    Equipment......................................................     74,142      79,742
    Leasehold improvements.........................................      5,177       5,177
                                                                     ---------   ---------
                                                                       353,683     366,045
    Less: accumulated depreciation.................................   (277,146)   (294,420)
                                                                     ---------   ---------
                                                                     $  76,537   $  71,625
                                                                     =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.

3. PROFIT-SHARING AND 401K PLAN

     The Company has a noncontributory profit-sharing plan and a contributory 401(k) plan (the Plan) for substantially all employees with more than one year of service and 1,000 hours worked who have attained the age of twenty-one. The Company, at the discretion of its Board of Directors, will make contributions to the profit-sharing plan for its eligible employees employed at the last day of the Plan year. Plan expenses for the years ended January 31, 1994, 1995 and 1996 were $372,031, $518,049 and $556,623, respectively. The Company does not match employee contributions to the 401(k) plan.

4. PENSION PLAN

     The Company has a defined contribution pension plan covering substantially all employees with more than one year of service who have attained the age of twenty-one. The Company contributes 10% of each participant's compensation for the year, as defined, to the plan and makes payments based on the same formula directly to the full-time physicians. The total contributions to the pension plan for the years ended January 31, 1994, 1995 and 1996 were $1,162,425, $910,462 and $975,221, respectively.

5. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities were as follows:

                                                                          JANUARY 31,
                                                                    -----------------------
                                                                       1995         1996
                                                                    ----------   ----------
    Deferred tax assets:
      Cash to accrual adjustments.................................  $1,340,000   $1,570,000
                                                                    ----------   ----------
    Gross deferred tax assets.....................................   1,340,000    1,570,000
    Deferred tax liabilities:
      Cash to accrual adjustments.................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Gross deferred tax liabilities................................   1,660,000    1,580,000
                                                                    ----------   ----------
    Net deferred tax liabilities..................................  $  320,000   $   10,000
                                                                     =========    =========

     Income tax benefit was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
    Current:
      Federal...........................................  $  10,500   $  13,125   $  35,000
      State.............................................      1,500       1,875       5,000
                                                          ---------   ---------   ---------
                                                             12,000      15,000      40,000
    Deferred:
      Federal...........................................   (249,375)   (280,000)   (271,250)
      State.............................................    (35,625)    (40,000)    (38,750)
                                                          ---------   ---------   ---------
                                                           (285,000)   (320,000)   (310,000)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========

                     EMERGENCY PROFESSIONAL SERVICES, INC.

     The difference between the benefit for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:

                                                               YEAR ENDED JANUARY 31,
                                                          ---------------------------------
                                                            1994        1995        1996
                                                          ---------   ---------   ---------
      Federal income tax benefit statutory rate at
         statutory rate.................................  $(235,220)  $(266,139)  $(239,906)
    Add:
      State income taxes, net of federal tax benefit....    (22,523)    (25,163)    (22,275)
      Other.............................................    (15,257)    (13,698)     (7,819)
                                                          ---------   ---------   ---------
                                                          $(273,000)  $(305,000)  $(270,000)
                                                          =========   =========   =========

6. OPERATING LEASES

     The Company leases its current office facility under an operating lease agreement which extends through May 31, 1997. The Company also rents storage space on a month-to-month renewal basis.

     Future minimum lease payments for the next two years and in the aggregate are as follows:

    1997......................................................................  $ 83,160
    1998......................................................................    27,720
                                                                                --------
                                                                                $110,880
                                                                                ========

     Total rent expense under all operating leases for the years ended January 31, 1994, 1995 and 1996 was $109,883, $111,083 and $118,995, respectively.

7. DEFERRED COMPENSATION PLAN AND STOCK BONUS PLAN

     Under a deferred compensation plan, the Company is obligated to certain key employees who have completed five years of service. The units of participation are based 90% on compensation and length of service, with the remaining 10% determined at the discretion of the Company. The plan provides a vesting schedule of 10% at six years and 100% after fifteen years of service. The overall deferred compensation is limited to 80% of the Company's net realizable accounts receivable. As of January 31, 1995 and 1996, the aggregate deferred compensation payable was $1,855,423 and $2,260,363, respectively. Payments charged to earnings amounted to $322,717, $422,285 and $404,940 for the years ended January 31, 1994, 1995 and 1996, respectively.

     The Company also adopted a stock bonus plan for certain key employees. The total number of shares awarded as of any anniversary date cannot exceed 25% of the Company's issued and outstanding shares determined as of the date immediately preceding the anniversary date at which the shares are awarded. Any shares which have been awarded under this plan shall be considered issued and outstanding. During the years ended January 31, 1995, 18 shares of common stock were issued under the stock bonus plan at a value of $1,200 per share. During the years ended January 31, 1994 and 1996, no shares of common stock were issued under the stock bonus plan.

8. PROFESSIONAL LIABILITY INSURANCE

     The Company maintains professional liability insurance coverage at each location of $11 million per claim and $11 million in the aggregate. The Company is insured against malpractice losses under a claims-made insurance policy. The Company is currently named as the defendant in various malpractice legal actions. While the outcome of these lawsuits is not presently determinable, it is the opinion of management that the ultimate resolution of these claims will not have a material adverse effect on the financial position or results of operations of the Company.

9. SUBSEQUENT EVENT

     In July 1996, the Company entered into a letter of intent to be acquired by MedPartners/Mullikin, Inc. in exchange for shares of MedPartners/Mullikin, Inc. common stock.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                   APRIL 30,
                                                                                     1996
                                                                                  -----------
                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 2,410,960
  Accounts receivable, net of allowance for doubtful accounts of $1,303,354.....    5,801,218
  Prepaid expenses..............................................................      181,712
                                                                                  -----------
          Total current assets..................................................    8,393,890
Property and equipment, net.....................................................       65,691
Deferred income taxes...........................................................    1,760,000
Other assets....................................................................        9,931
                                                                                  -----------
          Total assets..........................................................  $10,229,512
                                                                                   ==========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   180,080
  Accrued salaries and other accrued expenses...................................    4,550,689
  Deferred income taxes.........................................................    1,680,000
  Revenue received in advance...................................................      135,000
                                                                                  -----------
          Total current liabilities.............................................    6,545,769
Accrued malpractice liability...................................................      750,000
Deferred compensation payable...................................................    2,350,363
Stockholders' equity:
  Common stock, $.01 par value, 500 shares authorized, 266 shares
     issued and outstanding.....................................................            3
  Additional paid-in capital....................................................      263,547
  Retained earnings.............................................................      319,830
                                                                                  -----------
          Total stockholders' equity............................................      583,380
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $10,229,512
                                                                                   ==========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
Net revenue...........................................................  $8,181,737   $7,796,192
Operating expenses:
  Cost of affiliated physician services...............................   5,912,707    5,987,394
  Clinic salaries, wages and benefits.................................     329,918      316,781
  Clinic rent and lease expense.......................................      36,829       22,587
  Clinic supplies.....................................................       9,091        8,576
  Other clinic costs..................................................   1,588,302      915,744
  General corporate expenses..........................................     252,622      362,809
  Depreciation........................................................       6,694        6,898
                                                                        ----------   ----------
     Net operating expenses...........................................   8,136,163    7,620,789
                                                                        ----------   ----------
Income before income taxes............................................      45,574      175,403
Income tax benefit....................................................      20,000       70,000
                                                                        ----------   ----------
Net income............................................................  $   25,574   $  105,403
                                                                         =========    =========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                               APRIL 30,
                                                                        -----------------------
                                                                           1995         1996
                                                                        ----------   ----------
OPERATING ACTIVITIES:
Net income............................................................  $   25,574   $  105,403
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation........................................................       6,694        6,898
  Deferred tax expense................................................      10,000       60,000
  Changes in operating assets and liabilities:
     Accounts receivable, net.........................................     (84,830)      43,939
     Prepaid expenses and other current assets........................     (54,124)      21,234
     Accounts payable.................................................    (276,717)    (228,124)
     Accrued salaries and other accrued expenses......................   1,876,630      942,444
     Deferred compensation............................................      75,000       90,000
     Malpractice liability............................................      25,000           --
                                                                        ----------   ----------
          Net cash provided by operating activities...................   1,603,227    1,041,794
INVESTING ACTIVITIES:
Purchases of property and equipment...................................      (5,580)        (964)
                                                                        ----------   ----------
          Net cash used in investing activities.......................      (5,580)        (964)
FINANCING ACTIVITIES:
Purchase of common stock..............................................          --      (10,400)
Issuance of common stock..............................................       1,200       13,200
                                                                        ----------   ----------
          Net cash provided by financing activities...................       1,200        2,800
                                                                        ----------   ----------
Net increase in cash and cash equivalents.............................   1,598,847    1,043,630
Cash and cash equivalents at beginning of period......................   1,481,507    1,367,330
                                                                        ----------   ----------
Cash and cash equivalents at end of period............................  $3,080,354   $2,410,960
                                                                         =========    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest..............................  $       --   $       --
                                                                         =========    =========
Cash paid during the period for income taxes..........................  $       --   $       --
                                                                         =========    =========

See accompanying note.

                     EMERGENCY PROFESSIONAL SERVICES, INC.

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                                 APRIL 30, 1996

1. BASIS OF PRESENTATION

     The balance sheet as of April 30, 1996, the statements of income and statements of cash flows for the three months ended April 30, 1995 and 1996, have been prepared by Emergency Professional Services, Inc. (the Company) without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of April 30, 1996, and the results of operations and cash flows for the three months ended April 30, 1995 and 1996 have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's January 31, 1996 audited financial statements. The results of operations for the periods ended April 30, 1995 and 1996 are not necessarily indicative of the operation results for those years.

                                                                         ANNEX A

               AMENDED AND RESTATED AGREEMENT TO PURCHASE ASSETS

     AMENDED AND RESTATED AGREEMENT TO PURCHASE ASSETS ("Agreement"), made and entered into as of the 11th day of March, 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), MEDPARTNERS, INC., a Delaware corporation ("MedPartners"), and NEW MANAGEMENT, a partnership organized under the laws of the State of California (the "Seller").

                                  WITNESSETH:

     WHEREAS, the parties to this Agreement are parties to an Agreement to Purchase Assets dated as of March 11, 1996, which they desire to amend and restate in its entirety as herein set forth;

     WHEREAS, the Seller desires to sell to MedPartners, and MedPartners desires to purchase and acquire, substantially all of the business and assets of the Seller's Management Business as defined below, all upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, MedPartners/Mullikin, through its wholly-owned subsidiaries, is engaged in the medical practice management business;

     WHEREAS, MedPartners is a wholly-owned subsidiary of MedPartners/Mullikin; and

     WHEREAS, Seller wishes to convey to MedPartners, and MedPartners wishes to acquire from Seller, substantially all of the properties and assets constituting the Seller's Management Business, and MedPartners wishes to transfer such properties and assets to MedPartners Acquisition Corporation ("MAC"), a wholly-owned subsidiary of MedPartners, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the contemplated payment by MedPartners/Mullikin to the Seller of shares of the Common Stock of MedPartners/Mullikin, herein provided for, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Seller, MedPartners/Mullikin and MedPartners hereby agree as follows:

SECTION 1.  TERMS OF THE SALE AND PURCHASE OF ASSETS.

     The sale of the properties, assets and business of the Seller's Management Business (as defined below) to be sold hereunder and the acquisition thereof by MedPartners shall be made on the Closing Date (as defined below), and shall be based on the respective representations, warranties and agreements of the Seller, on the one hand, and MedPartners/Mullikin and MedPartners, on the other hand. The closing of the sale (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections
8.1 and 8.2) shall be no later than the second business day after satisfaction of the conditions set forth in Section 8.1 and 8.2, but in no event later than June 30, 1996, at the offices of Stroock & Stroock & Lavan, located at Suite 1800, 2029 Century Park East, Los Angeles, California, unless another date or place is agreed to in writing by the parties hereto. As used in this Agreement, the term the "Seller's Management Business" shall mean the management business operated by the Seller at 4505 Las Virgenes Road, Suite 105, Calabasas, California 91302.

     1.1. On the Closing Date, subject to the provisions of Section 1.2 hereof, Seller will convey, transfer and assign to MedPartners all of Seller's right, title and interest in and to the assets of Seller as a going concern, including, without limitation, all items of personal property, all management contracts and all other assets used in connection with the Business (except as otherwise provided herein), whether or not any of such assets have any value for accounting purposes (individually "Asset," and collectively "Assets"), free and clear of all obligations, security interests, liens and encumbrances whatsoever, except as specifically assumed by

MedPartners pursuant to Section 1.3(b). Without limiting the generality of the foregoing, the Assets specifically include:

          (a) the Management Contract dated August 10, 1992, as amended January 1, 1995, by and among Seller, Community Medical Group of the West Valley and West Hills Hospital (the "Management Contract").

          (b) All contracts identified on Exhibit 1.1(b) attached hereto (excluding this Agreement and the agreements, instruments and documents executed and delivered by MedPartners pursuant to this Agreement).

          (c) All accounts receivable of Seller in existence on the Closing
     Date.

          (d) The books and records of Seller relating to the Assets, all of which shall be delivered to MedPartners, or such person as MedPartners may designate, on the Closing Date.

          (e) Subject to applicable laws and regulations, all transferable licenses and other regulatory approvals necessary for or incident to the operation of the Seller's Management Business.

          (f) All goodwill, customer lists, clinical and administrative policy and procedure manuals, trade secrets, marketing and promotional materials (including audiotapes, videotapes and printed materials) and all other property rights required for or incident to the marketing of the products and services of the Seller's Management Business, and all books and records relating thereto.

     1.2. There shall be excluded from the Assets to be transferred and conveyed hereunder, and Seller shall retain all of its right, title and interest in and to, the assets set forth on Exhibit 1.2 attached hereto and the following assets:

          (a) The Partnership Agreement and related records of Seller.

          (b) All consideration to be delivered by MedPartners/Mullikin on the Closing Date.

     1.3. As consideration for the sale of the Assets by Seller, MedPartners/Mullikin shall, on the Closing Date, provide Seller with the following consideration:

          (a) MedPartners/Mullikin Shares. On the Closing Date, MedPartners/Mullikin shall transfer to Seller shares of the Common Stock, par value $.001 per share of MedPartners/Mullikin (the "MedPartners/Mullikin Common Stock") with a total value equal to $7,000,000 (the "Acquisition Price"). The "Acquisition Price" means shares of MedPartners/Mullikin Common Stock (that number of shares of MedPartners/Mullikin Common Stock (rounded to the nearest whole share) equal to $7,000,000 divided by $31.05 (the "Initial MedPartners/Mullikin Trading Price"), unless (i) the Final Medpartners/Mullikin Trading Price is less than $27.95, in which case it means $7,000,000 divided by the lesser of (x) the Final Medpartners/Mullikin Trading Price and (y) $27.95 (the number equal to 90% of the Initial Medpartners/Mullikin Trading Price) or
     (ii) the Final Medpartners/Mullikin Trading Price is greater than $34.16 (110% of the Initial Medpartners/Mullikin Trading Price), in which case it means $7,000,000 divided by the greater of (A) the Final Medpartners/Mullikin Trading Price and (B) $34.16. "Initial Medpartners/Mullikin Trading Price" shall mean the average of the last reported sale prices per share of Medpartners/Mullikin Common Stock for the five consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE") immediately preceding the date of this Agreement and the "Final Medpartners/Mullikin Trading Price" shall mean the average of the closing prices per share of MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded ending at the close of trading on the second trading day immediately preceding the date on which the stockholders of CHS meet to consider the merger contemplated by the Plan and Agreement of Merger referred to in Section 8.1(i). The Acquisition Price shall be allocated to the acquisition of the Assets as set forth on Exhibit 1.3(a)(1) attached hereto. The parties shall use such allocation in completing Form 8594 and satisfying any and all other reporting requirements of the Internal Revenue Service or any other state or local taxing authority.

          (b) Assumption of Liabilities. MedPartners shall assume perform or discharge, on or after the Closing Date, only the contracts, leases, commitments, obligations and liabilities of Seller set forth on Exhibit 1.3(b). The outstanding obligation owed by New Management to West Hills Regional Medical Center pursuant to the above-referenced agreement will be discharged at Closing by MedPartners/ Mullikin or, in the alternative, MedPartners/Mullikin will deliver at closing, the release from any liability associated with said obligation of New Management executed by authorized officers of West Hills Regional Medical Center

        (c) Liabilities Not Assumed. Notwithstanding any contrary provision contained herein, MedPartners shall not be deemed to have assumed, nor shall MedPartners assume (except as set forth on Exhibit 1.3(b)): (i) any liability which may be incurred by reason of any breach of or default under such contracts, leases, commitments or obligations which occurred prior to the Closing Date; (ii) any liability for any employee benefits payable to employees of Seller, including, but not limited to, liabilities arising under any Seller Plan (as defined in Section 6.4 hereof); (iii) any liability based upon or arising out of a violation of any antitrust or similar restraint-of-trade laws by Seller, including, without limiting the generality of the foregoing, any such antitrust liability which may arise in connection with agreements, contracts, commitments or orders for the sale of goods or provision of services by Seller reflected on the books of Seller at or prior to the Closing Date; nor (iv) any liability based upon or arising out of any tortious or wrongful actions of Seller or any Partner, or any liability for the payment of any taxes imposed by law on Seller arising from or by reason of the transactions contemplated by this Agreement.

          (d) Anti-Dilution Provisions. If after the date hereof and prior to the Closing Date MedPartners/ Mullikin shall have declared a stock split (including a reverse split) of MedPartners/ Mullikin Common Stock or a dividend payable in MedPartners/Mullikin Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of MedPartners/Mullikin Common Stock with respect to their MedPartners/Mullikin Common Stock (including without limitation such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Acquisition Price shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities.

     1.4. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, whether or not they may be deemed to have been incurred in the ordinary course of business, no party shall be liable for or required to pay any of the following liabilities or expenses incurred by any other party:

          (a) Fees and expenses of any person for financial services or services as a finder rendered to such other party in connection with the sale contemplated by this Agreement.

          (b) Fees and expenses of legal counsel retained by such other party for services rendered to such other party in connection with the sale contemplated by this Agreement.

          (c) Fees and expenses of auditors and accountants retained by such other party for services rendered to such other party in connection with the sale contemplated by this Agreement.

          (d) Fees and expenses incurred by such other party in connection with the making of this Agreement or any fees or expenses for the assignment of any contract, lease or agreement to MedPartners.

          (e) Taxes or other similar charges incurred by such other party in connection with the making of this Agreement or the transfer of property to MedPartners.

     1.5. MedPartners/Mullikin agrees that within 30 days after the end of the first calendar month following at least 30 days after the Effective Date, MedPartners/Mullikin shall cause publication of the combined results of operations of MedPartners/Mullikin and Seller, provided, however, that such period shall be tolled for such period as the financial statements required for the preparation of such financial statements for such publication are not reasonably available to MedPartners/Mullikin. For purposes of this Section 1.5, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

SECTION 2.  REPRESENTATIONS AND WARRANTIES BY THE SELLER.

     The Seller hereby represents and warrants to MedPartners/Mullikin and MedPartners as follows, subject to Sections 1.3(b) and 6.1:

     2.1. The Seller is a general partnership duly organized and validly existing under the laws of the State of California. The Seller has all necessary power to own all of its properties and assets and to carry on its business as now being conducted. The Seller has all necessary power and is duly authorized to convey, assign and transfer the properties, assets and business specified in this Agreement.

     2.2. The Seller has the power to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its Partnership Agreement and related governing documents, or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the receipt of consents to assignments of leases and other contracts and subleases where required, the consummation of the sale contemplated hereby will not, violate any provisions of the Partnership Agreement and related governing documents of the Seller or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Seller is a party, or to which it is subject.

     2.3. The execution and delivery of this Agreement by the Seller and the consummation of the transactions herein contemplated will not conflict with or result in the breach of, or accelerate the performance required by any of the terms of any agreement to which the Seller is now a party, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Seller.

     2.4. The Seller has heretofore furnished MedPartners with complete copies of financial information relating to the Seller's Management Business and Assets (the "Seller's Financial Information"), including, but not limited to, the Draft Unaudited Balance Sheet of the Seller as of December 31, 1995 (the "Seller's Balance Sheet"). All such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all material liabilities of Seller, including all material contingent liabilities of Seller, as of their respective dates, and present fairly the financial position of Seller as of such dates and the consolidated results of operations and cash flows for the period or periods reflected therein subject to normal year-end audit adjustments.

     2.5. The Seller does not own or control any other business or entity providing management services similar to the Seller's Management Business.

     2.6. Except for the Management Contract, Seller owns no assets, including, but not limited to, management contracts, inventories, accounts receivables, personal property, plant, furniture, fixtures and equipment which are utilized in or related to the Business. The Management Contract is valid and effective in accordance with its terms, which are in full force and effect and there is not any existing default or breach under it, or any condition or event which with notice or lapse of time, or both, would constitute a default or breach, and as to which the Seller has not taken adequate steps to cure such default or breach or to prevent a default or breach from occurring, other than the provision related to confidentiality. There is a disagreement between the Seller and West Hills Hospital as to calculation of fees due under the Management Contract as set forth in Schedule 2.4 hereof.

     2.7. Seller does not own or lease any real property.

     2.8. The Seller owns all of the assets, properties and business being transferred to MedPartners pursuant to Section 1.1 of this Agreement, and upon the Effective Date, MedPartners will own all such assets, properties and business free and clear of any liens, claims, charges, exceptions or encumbrances.

     2.9. Seller does not own, carry or use any inventory in Seller's Management Business.

     2.10. The Accounts Receivable are valid debts incurred by the obligors thereunder to the Seller, to the best knowledge of the Seller are not subject to counterclaims or set-offs, and the Seller has taken all acts reasonably necessary to bring about their ultimate collectability, including timely compliance with all regulatory requirements of Medicare and other third party payors and insurance companies. Nothing prevents the Seller from transferring good and valid title to such accounts receivable to MedPartners, and the Seller knows of no hindrance that would prevent MedPartners from collecting such accounts receivable. The representations and warranties stated above are made to induce MedPartners to enter into this Agreement and to accept the Accounts Receivable of the Seller, and if such representations and warranties are true, are not to be deemed to be a guaranty by the Seller of the collectability of any such accounts receivable.

     2.11. There is no litigation, governmental investigation or other proceeding pending or, so far as is known to the Seller, threatened against or relating to the Seller, its properties, assets or business, or the transaction contemplated by this Agreement and, so far as is known to the Seller, no basis for any such action exists.

     2.12. There are no material oral, outstanding contracts, obligations and commitments of Seller entered into in connection with and related to the Assets, or the Management Contract, except as described in Exhibit 1.3(b). To Seller's knowledge no default or alleged default by Seller exists or will at the Closing Date exist thereunder, and there are and will be at the Closing Date no material agreements of the parties relating to such contracts, obligations and commitments. Seller is not a party to any material written or oral agreement, contract, lease or plan of a type described as follows:

          (a) Contract related to the Assets, not made in the ordinary course of business, other than this Agreement.

          (b) Employment contract which is not terminable without material cost or other liability to Seller, or any successors or assigns thereof, upon notice of 30 days or less.

          (c) Contract with any labor union.

          (d) Bonus, pension, profit-sharing, retirement, stock acquisition, hospitalization, insurance or similar plan providing for employee benefits.

          (e) Lease with respect to any property, real or personal, whether as lessor or lessee.

          (f) Contract for the future acquisition of materials, supplies or equipment (i) which is in excess of the requirements of the Business now booked or for normal operating inventories, or (ii) which is not terminable without material cost or liability to Seller, or any successors or assigns thereof, upon notice of 30 days or less.

          (g) Insurance contract.

          (h) Contract continuing for a period of more than six months from the Effective Date.

          (i) Loan agreement or other contract for money borrowed.

     2.13. Seller has not, since the date of the Seller's Balance Sheet:

          (a) Incurred any material uninsured obligation or liability (absolute, accrued, contingent or otherwise), or any material adverse change except in connection with the performance of this Agreement, other than in the ordinary course of business.

          (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Seller's Balance Sheet or (ii) liabilities incurred since the date of the Seller's Balance Sheet in the ordinary course of business.

          (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of Seller.

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Assets, tangible or intangible.

          (e) Sold or transferred any of the Assets, canceled any debts or claims or waived any rights, except in the ordinary course of business.

          (f) Granted any general or uniform increase in the rates of pay of employees or any substantial increase in salary payable or to become payable by Seller to any officer or employee, consultant or agent (other than normal merit increases), or by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer, employee, consultant or agent.

          (g) Authorized any single capital expenditure in excess of $5,000, or more than $10,000 in the aggregate.

          (h) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

          (i) Issued any stock, bonds or other securities.

          (j) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, liabilities or business.

     2.14. The Seller has filed all tax returns required to be filed by it under the laws of the United States and the state of its organization and each state or other jurisdiction in which it conducts business which may have a material adverse effect on Seller's Management Business. The Seller has paid or set up an adequate reserve in respect of all such taxes for the periods covered by such returns. The Seller has no tax liability for which no tax reserve has been made in respect of any jurisdiction in which the failure to do so will have a material adverse effect on the Seller's Management Business. The amounts set up as provisions for taxes by the Seller for the Seller's Management Business are sufficient for all accrued and unpaid federal, state, county and local taxes, including any interest and penalties in connection therewith, of the Seller, whether or not disputed, for all fiscal periods to the date of the Seller's Financial Information. Seller has not been notified that any income tax returns of the Seller are currently under audit by the Internal Revenue Service or any state tax agency. No agreements have been made by the Seller for the extension of time or the waiver of the statute of limitation for the assessment of any tax.

     2.15. Seller and Partners and all persons and entities providing professional services for the Business have not, to the actual knowledge of Seller and Partners, engaged in any activities which are prohibited under sec. 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct which would have a Material Adverse Effect, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     2.16. The Seller has no policies of insurance on the Assets to be sold hereunder.

     2.17. Since December 31, 1995, there has not been any material adverse change in the assets or business of the Seller's Management Business. The Seller is unaware of any event which may materially change the Seller's Management Business after the consummation of the transactions contemplated by this Agreement.

     2.18. Except for fees payable to Sutro & Co. pursuant to the engagement letter, dated August 15, 1995, which shall be paid at Closing by Seller in accordance with the terms of such engagement letter, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against MedPartners/Mullikin resulting from any action taken by New Management or its officers, Directors or agents, or any of them.

     2.19. The Seller has complied with all Federal, state and local laws, regulations and ordinances relating to the Seller's Management Business, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, Medicare and Medicaid rules and regulations, all federal, state and local licensing and health laws and requirements and other similar statutes and no notice of any pending inspection or violation of any such act or statute has been received by the Seller in connection with the Seller's Management Business.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS AND
MEDPARTNERS/MULLIKIN.

     MedPartners and MedPartners/Mullikin hereby represent and warrant to Seller as follows:

     3.1. MedPartners is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Each of MedPartners and MedPartners/Mullikin has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate of Incorporation, its By-laws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement, and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or By-laws of either MedPartners or MedPartners/Mullikin or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MedPartners or MedPartners/Mullikin is a party or by which either of them is bound, or violate any restrictions of any kind to which MedPartners or MedPartners/Mullikin is subject. The execution and delivery of this Agreement have been approved by the respective Boards of Directors of MedPartners and MedPartners/Mullikin.

     3.3. There are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against Seller or Partners resulting from any action taken by MedPartners or MedPartners/Mullikin or their respective officers, Directors or agents, or any of them.

     3.4. Neither MedPartners/Mullikin nor MedPartners has received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by MedPartners/Mullikin or MedPartners which, if it were determined that a violation had occurred, would have a Material Adverse Effect on MedPartners/Mullikin and its subsidiaries, taken as a whole.

     3.5. No representation or warranty by MedPartners or MedPartners/Mullikin in this Agreement, and no Exhibit or certificate issued by officers or Directors of MedPartners or MedPartners/Mullikin and furnished or to be furnished to Seller or Partners pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF MEDPARTNERS/MULLIKIN.

     MedPartners/Mullikin hereby represents and warrants to Seller as follows:

     4.1. MedPartners/Mullikin is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. MedPartners/Mullikin has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. MedPartners/Mullikin is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

     4.2. MedPartners/Mullikin has a sufficient number of authorized but unissued and/or treasury shares of its MedPartners/Mullikin Common Stock available for issuance to Seller in accordance with the provisions of this Agreement. The MedPartners/Mullikin Common Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, and (ii) listed on the NYSE, upon official notice of issuance.

     4.3. MedPartners/Mullikin has an authorized capitalization of 9,500,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and no shares are held in treasury, 500,000 shares of Series C Junior Participating Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding as of March 6, 1996, and no shares are held in treasury, and 75,000,000 shares of MedPartners/Mullikin Common Stock, par value $.001 per share, of which 50,133,936 shares are issued and outstanding, and no shares are held in treasury. All of the issued and outstanding shares of MedPartners/ Mullikin Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the MedPartners/Mullikin Disclosure Schedule (as hereinafter defined), and except as described on Exhibit 4.3, there are no options, warrants or similar rights granted by MedPartners/Mullikin or any other agreements to which MedPartners/Mullikin is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of MedPartners/Mullikin Common Stock. MedPartners/Mullikin has not made any distributions to any holder of MedPartners/Mullikin Common Stock or participated in or effected any issuance, exchange or retirement of MedPartners/Mullikin Common Stock, or otherwise changed the equity interests of holders of MedPartners/Mullikin Common Stock, in contemplation of effecting the transaction contemplated by this Agreement within the two years immediately preceding the Closing Date.

     4.4. MedPartners/Mullikin owns, beneficially and of record, all of the issued and outstanding shares of Common Stock of MedPartners, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances except for pledges in favor of NationsBank of Georgia, National Association. MedPartners/Mullikin has taken all such actions as may be required in its capacity as the sole stockholder of MedPartners to approve this transaction.

     4.5. MedPartners/Mullikin has heretofore furnished Seller with its Registration Statement on Form S-1 (Registration No. 333-1130), relating to the offer and sale of 8,250,000 shares of MedPartners/Mullikin Common Stock (the "MedPartners/Mullikin S-1 Registration Statement"). As of the effective date of the MedPartners/Mullikin S-1 Registration Statement, it did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the effective date of the MedPartners/Mullikin S-1 Registration Statement, the descriptions of the business, operations and financial condition of MedPartners/Mullikin complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended. Since such effective date, MedPartners/Mullikin has not experienced any material adverse change in its business operations or financial condition. The financial statements contained in the MedPartners/Mullikin S-1 Registration Statement, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of MedPartners/Mullikin, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of MedPartners/Mullikin, at such date and the consolidated results of operations and cash flows of MedPartners/Mullikin for the periods then ended.

     4.6. To the actual knowledge of MedPartners/Mullikin, neither MedPartners/Mullikin nor MedPartners has engaged in any activities which are prohibited under sec. 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (i) knowingly and willingly making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     4.7. MedPartners/Mullikin has not agreed directly or indirectly to retire or re-acquire all or part of the shares of MedPartners/Mullikin Common Stock issued pursuant to this Agreement.

SECTION 5.  ACCESS TO INFORMATION AND DOCUMENTS.

     5.1. Seller will give to MedPartners/Mullikin and MedPartners and the counsel, accountants, engineers and other representatives full access to all the properties, documents, contracts, personnel files and other records of Seller and the Business hereunder and shall furnish MedPartners/Mullikin and MedPartners with copies of such documents and with such information with respect to the affairs of Seller as MedPartners may from time to time reasonably request. Seller and Partners shall disclose and make available to MedPartners/ Mullikin and MedPartners and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the Assets and to the Business.

     5.2. Without cost to Seller, MedPartners shall retain all books and records of Seller ("Records") transferred to it hereunder for the greater of four years from the Closing Date or such longer periods of time as required by applicable statutes, rules and regulations. For a period of four years after the Closing Date, and for such longer period as the Records are maintained, each party will, during normal business hours and so as not to unreasonably disrupt normal business, afford any other party, its counsel, its accountants or other parties who have a reasonable need for such access full access (and copying at the expense of the requesting party, if desired) to the books and records relating to the Assets in the possession of such party as such other party may reasonably request.

     5.3. (a) Nothing contained in this Section 5 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

     (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 6.  COVENANTS OF THE SELLER, MEDPARTNERS/MULLIKIN AND MEDPARTNERS.

     6.1. MedPartners/Mullikin and/or MedPartners will assume and discharge all of Sellers obligations under the Management Contract including, but not limited to, the payment of the loan from West Hills as set

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

forth in Exhibit 1.3(b) regardless of whether or not the consent of West Hills is obtained. The Management Contract will be taken subject to any required third party consent, which consent may or may not be forthcoming, anything else in this Agreement notwithstanding. Any other provision in this Agreement that is inconsistent with this Section 6.1 shall be construed so as to be consistent with this Section 6.1.

     6.2. The Seller will use its best efforts to preserve the business organization of the Seller's Management Business intact, to keep available to MedPartners, at the request of MedPartners, the services of the present employees of the Seller's Management Business, and to preserve for MedPartners the goodwill of the patients, suppliers, customers and others associated with the Seller's Management Business. The Seller agrees to indemnify and hold harmless MedPartners and its partners from and against any and all liabilities and damages resulting from the sale of the Seller's Management Business and assets sold and transferred hereunder, from the transaction of the Seller's Management Business prior to the Effective Date and from all liabilities associated with the Seller's Management Business or the Partners' medical practices both before and after the date of this Agreement.

     6.3. On the Closing Date, Seller will, by appropriate instrument, constitute and appoint MedPartners, and its successors and assigns, the true and lawful attorneys for Seller, with full power of substitution, in the name of Seller, but on behalf of and for the benefit of and at the expense of MedPartners, to institute and prosecute, in the name of Seller or otherwise, all proceedings which MedPartners may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any such Assets, and to do all such acts and things in relation thereto as MedPartners shall deem advisable. Seller agrees that the foregoing powers shall be coupled with an interest and shall be irrevocable by Seller or by its dissolution or in any manner or for any reason. MedPartners shall retain for its own account any amounts collected pursuant to the foregoing powers, including any sums payable in respect thereof, and Seller shall pay to MedPartners, when received, any amounts which shall be received by Seller in respect of any Assets.

     6.4. Seller hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely or reserve completely for any accrued benefits, where applicable, or vested accrued benefits for which Seller or any entity might have any liability whatsoever arising from any salary, wage, benefit, bonus, vacation pay, sick leave, insurance, employment tax or similar liability of Seller to any employee or other person or entity (including, without limitation, any Seller Plan and any liability under employment contracts with Seller) allocable to services performed prior to the Closing Date. Seller acknowledges that the purpose and intent of this covenant is to assure that MedPartners shall have no liability whatsoever at any time in the future with respect to any of Seller's employees or similar persons or entities, including, without limitation, any Seller Plan.

     6.5. At the Closing, in order to effect the conveyance, transfer and assignment of the Assets and the Business, Seller will execute and deliver to MedPartners all such bills of sale, assignment and assumption agreements and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest in or confirm to MedPartners Seller's right, title and interest in and to the Assets, free and clear of all obligations, security interests, liens and encumbrances whatsoever, except as specifically assumed by MedPartners pursuant to Section 1.3(b). Seller will execute and deliver from time to time thereafter, at the request of MedPartners, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and confirm to MedPartners all of Seller's right, title and interest in and to the Assets.

     6.6. Seller will use its reasonable, good faith efforts to cause its Directors and executive officers and "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to MedPartners/Mullikin as soon as practicable an agreement in the form attached hereto as Exhibit 6.6 relating to the disposition of the shares of the Seller and shares of MedPartners/Mullikin Common Stock held by such person and the shares of MedPartners/Mullikin Common Stock issuable pursuant to this Agreement.

     6.7. The Seller and MedPartners hereby waive any compliance with the California Bulk Transfers Act. The Seller and the Partners covenant and agree that all of the creditors with respect to the Seller's

Management Business will be paid in full by the Seller prior to the Closing Date, or within such other period as is normally permitted by such creditors in the ordinary course of business. If requested in writing by MedPartners, the Seller and the Partners shall furnish MedPartners with proof of payment of all creditors with respect to the Seller's Management Business. The Seller and the Partners agree to indemnify and hold MedPartners harmless from any loss or expense, including reasonable attorneys' fees, arising out of their failure to pay, when due, the creditors with respect to the Seller's Management Business. The Seller may, if in good faith and upon reasonable grounds, dispute the amount or validity of any such debts, and contest and defend same, and in good faith diligently conduct any necessary proceedings to prevent and avoid same.

     6.8. The Seller will use its best efforts to obtain all such necessary consents of the parties to any such contracts. In order, however, that the full value of every such contract included within the assets to be transferred to MedPartners and all claims and demands in such contracts may be realized, the Seller hereby covenants with MedPartners that the Seller, by itself or by its agents, will, at the request and under the direction of MedPartners, in the name of the Seller or otherwise, as MedPartners shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall in the opinion of MedPartners be necessary or proper (a) in order that the rights and obligations of the Seller under such contracts shall be preserved, and (b) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to the Seller in and under every such contract and in respect of every such claim and demand, and the Seller shall hold the same for the benefit of and shall pay the same over to MedPartners. MedPartners will indemnify and hold harmless Seller from any and all costs, expenses, liabilities and obligations incurred by Seller subsequent to Closing for actions taken by MedPartners or Seller at the request of MedPartners pursuant to this Section 6.8.

     6.9. The Seller agrees to cooperate with MedPartners and to use their best efforts in the transition and change of ownership of the assets and business being transferred hereunder.

     6.10. Neither MedPartners/Mullikin, MedPartners or Seller shall intentionally take or cause to be taken any action, whether on or before the Effective Date, which would disqualify the transactions contemplated by this Agreement as a "pooling of interests" under GAAP and applicable SEC requirements or as a "reorganization" within the meaning of Sections 351 and 368 of the Code.

     6.11. New Management will take all steps necessary in accordance with its Partnership Agreement to call, convene and hold a meeting of its Partners (the "Partners Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof) for the purpose of approving this Agreement and for such other purposes as may be necessary. The Executive Committee of New Management will (i) recommend to the Partners the approval of this Agreement, the transactions contemplated hereby and any other matter to be submitted to the Partners in connection therewith, to the extent that such approval is required by the Partnership Agreement, and (ii) use its reasonable, good faith efforts to obtain the approval by the Partners of this Agreement and the transactions contemplated thereby.

     6.12. (a) MedPartners/Mullikin shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, but in any event within 30 days, a Registration Statement on Form S-4 with respect to the shares of MedPartners/Mullikin Common Stock to be issued pursuant to the terms of this Agreement (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of Seller (the "Proxy Statement") containing the information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). MedPartners/Mullikin shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. MedPartners/Mullikin shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. MedPartners/Mullikin shall use its reasonable, good faith efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act. MedPartners/Mullikin shall provide Seller with copies of all filings made pursuant to this Section 6.12 and shall consult with Seller on responses to any comments made by the Staff of the SEC with respect thereto.

     (b) The information specifically designated as being supplied by Seller for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to the Partners, at the time of the Partners Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by Seller for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Partners, at the time of the Partners Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Seller, or its Partners, should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Seller shall promptly inform MedPartners/Mullikin. All documents, if any, that Seller is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to the Partners, at the time of the Partners Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. The information specifically designated as being supplied by MedPartners/Mullikin for inclusion in the Proxy Statement to be sent to the Partners in connection with the Partners Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Partners, at the time of the Partners Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading. If at any time prior to the Effective Time any event or circumstance relating to MedPartners/Mullikin or its officers or Directors, should be discovered by MedPartners/Mullikin which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MedPartners/Mullikin shall promptly inform the Partners and shall promptly file such amendment to the Registration Statement. All documents that MedPartners/Mullikin is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) Prior to the Closing Date, MedPartners/Mullikin shall use its reasonable, good faith efforts to cause the shares of MedPartners/Mullikin Common Stock to be issued pursuant to this Agreement to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the MedPartners/Mullikin Common Stock to be issued pursuant to this Agreement to be distributed in each such jurisdiction.

     (e) Prior to the Closing Date, MedPartners/Mullikin shall file a Subsequent Listing Application with the NYSE relating to the shares of MedPartners/Mullikin Common Stock to be issued pursuant to this Agreement, and shall cause such shares of MedPartners/Mullikin Common Stock to be listed on the NYSE, upon official notice of issuance, prior to the Closing Date.

     (f) The Seller shall furnish all information to MedPartners/Mullikin with respect to Seller as MedPartners/Mullikin may reasonably request for inclusion in the Registration Statement, the Proxy Statement and shall otherwise cooperate with MedPartners/Mullikin in the preparation and filing of such documents.

     6.13. MedPartners/Mullikin and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the NYSE. The parties shall issue a joint press release, mutually acceptable to MedPartners/Mullikin and Seller, promptly upon execution and delivery of this Agreement.

     6.14. Each party hereto shall notify the other parties of any changes, additions or events of which they have knowledge which would cause any material change in or material addition to any Exhibit to its Disclosure Schedule delivered by the notifying party under this Agreement, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 6.14, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Agreement. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Agreement by reason thereof.

     6.15. (a) MedPartners/Mullikin and Seller shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting this Agreement, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

     (b) Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of MedPartners/Mullikin and Seller shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Agreement and to consummate the transactions contemplated hereby, subject to the votes of its Partners described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby Each of MedPartners/Mullikin and Seller will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

SECTION 7.  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION.

     7.1. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of Seller or of MedPartners and MedPartners/ Mullikin as the case may be. All such representations and warranties, all representations and warranties expressly labeled as such in this Agreement and the obligations of the parties to indemnify any other party pursuant to Section
7.2 or 7.3, shall survive the date of this Agreement and the Closing Date for a period of 18 months following the Closing Date, and each party covenants with the other parties not to make any claim with respect to such representations, warranties or obligations, against any party after the date on which such survival period shall terminate. No party shall be entitled to bring suit against any other party pursuant to Section 7.2 or 7.3 hereof, unless such party has timely given the notice required in Section 7 hereof, as the case may be. Each party hereby releases, acquits and discharges the other party from any and all claims and demands, actions and causes of action, damages, costs, expenses and rights of setoff with respect to which the notices required by Section 7, as applicable, are not timely provided.

     7.2. MEDPARTNERS AND MEDPARTNERS/MULLIKIN JOINTLY AND SEVERALLY (FOR PURPOSES OF THIS SECTION 7.2 AND, TO THE EXTENT APPLICABLE, SECTION 7.4, "INDEMNITOR"), SHALL INDEMNIFY AND HOLD SELLER AND ITS AGENTS AND EMPLOYEES

(EACH OF THE FOREGOING, INCLUDING SELLER, FOR PURPOSES OF THIS SECTION 7.2 AND, TO THE EXTENT APPLICABLE, SECTION 7.4, AN "INDEMNIFIED PERSON"), HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, FROM AND AFTER THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE BUSINESS OR THE ASSETS AND FROM ANY ALLEGED ACT OF NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS OR INDEPENDENT CONTRACTORS IN OR ABOUT THE BUSINESS OR THE ASSETS; PROVIDED, HOWEVER, THAT AN INDEMNITOR SHALL HAVE NO OBLIGATION TO INDEMNIFY THE SELLER AGAINST ANY SUCH LIABILITY FOR MALPRACTICE TO THE EXTENT THAT THE INDEMNITOR HAS LIABILITY INSURANCE COVERAGE AVAILABLE FOR SUCH LIABILITY WHICH DOES NOT INCLUDE CONTRACTUAL INDEMNITY COVERAGE. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

     7.3. SELLER (FOR PURPOSES OF THIS SECTION 7.3 AND, TO THE EXTENT APPLICABLE, SECTION 7.4, "INDEMNITOR"), JOINTLY AND SEVERALLY, SHALL INDEMNIFY AND HOLD MEDPARTNERS AND MEDPARTNERS/MULLIKIN AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING MEDPARTNERS AND MEDPARTNERS/MULLIKIN, FOR PURPOSES OF THIS SECTION 7.3 AND, TO THE EXTENT APPLICABLE, SECTION 7.4, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL), ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE BUSINESS OR THE ASSETS AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT THE BUSINESS OR THE ASSETS; PROVIDED, HOWEVER, THAT NEITHER THE SELLER NOR ANY PARTNER SHALL HAVE ANY OBLIGATION TO INDEMNIFY MEDPARTNERS OR MEDPARTNERS/MULLIKIN AGAINST ANY SUCH LIABILITY FOR MALPRACTICE TO THE EXTENT THAT THE INDEMNITOR HAS LIABILITY INSURANCE AVAILABLE FOR SUCH LIABILITY WHICH DOES NOT INCLUDE CONTRACTUAL INDEMNITY COVERAGE; PROVIDED FURTHER, HOWEVER, THAT EACH PARTNER'S OBLIGATION TO INDEMNIFY PURSUANT TO THIS SECTION 7.3 SHALL BE LIMITED TO SUCH PARTNER'S PRORATA PERCENTAGE SHARE OF THE OWNERSHIP OF THE SELLER AT THE CLOSING DATE. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PRO-

VIDED THAT SUCH INDEMNIFIED PERSON AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

     7.4. Within 60 days after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

     In the event that Indemnitor shall object to the requested indemnification by written notice received by Indemnified Person within 20 days after notice of the commencement of an action or proceeding is received by Indemnitor, the entitlement of Indemnified Person to the requested indemnification shall be determined by non-binding arbitration in the following manner: one arbitrator shall be named by Indemnified Person and one by Indemnitor within 15 days of receipt by Indemnified Person of the written notice of contest referred to above. If the two arbitrators cannot agree upon the allowance of the requested indemnification within 15 days after their appointment, the arbitrators shall appoint a third arbitrator and the decision of the majority shall be made within 20 days thereafter. All expenses of arbitration shall be paid by the losing party, or if there shall be no clear determination as to the prevailing or losing party, as the case may be, such expenses shall be shared equally by Indemnified Person and Indemnitor.

SECTION 8.  CONDITIONS TO CLOSING.

     8.1. CONDITIONS TO CLOSING -- MEDPARTNERS/MULLIKIN AND MEDPARTNERS. The obligation of MedPartners/Mullikin and MedPartners to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by MedPartners/Mullikin and MedPartners:

          (a) Each of the agreements of the Seller to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed.

          (b) The representations and warranties of the Seller contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to MedPartners/Mullikin and MedPartners pursuant to this Agreement, shall be deemed to have been made again at the Closing Date and shall then be true in all material respects. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing Date and MedPartners/Mullikin and MedPartners shall have been furnished with certificates of the Seller, dated the Closing Date, certifying in such detail as MedPartners/Mullikin and MedPartners may reasonably request to the fulfillment of the foregoing conditions.

          (c) There shall not have been any material adverse change in the financial condition of the Seller, at the Closing Date, from that disclosed in the Seller's Financial Information, and MedPartners/Mullikin and MedPartners shall have been furnished with the certificate of Seller, dated the Closing Date, to that effect.

          (d) The Seller shall have executed and delivered at Closing all such bills of sale, powers of attorney and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest in or confirm to MedPartners full and complete title to all of the properties, assets and business which, under this Agreement, are to be conveyed, transferred and assigned to MedPartners. The Seller will execute and deliver, from time to time hereafter at the request of MedPartners, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and confirm to MedPartners full and complete title to, and the right to use and enjoy, the properties, assets, contracts and business hereby agreed to be, and intended to be, conveyed and transferred to MedPartners.

          (e) Seller shall have furnished MedPartners/Mullikin and MedPartners with copies of the following documents:

             (i) A copy of the Partnership Agreement and other related internal organizational documents of the Seller, duly certified by the Managing Partner of the Seller.

             (ii) A written consent, duly adopted by all the Partners, authorizing and adopting this Agreement and the sale and transfer provided for herein, duly certified by the Managing Partner of the Seller.

             (iii) Consents, executed and delivered by all persons and entities necessary to authorize the transactions contemplated herein, or to release liens or encumbrances on assets to be transferred to MedPartners.

             (iv) Lien search by the proper officials of the State of California and its political subdivisions, showing all liens and encumbrances, if any, on the property and assets of the Seller, including fixtures and similar items, which liens and encumbrances shall be paid in full, released and removed by the Seller upon transfer of such property and assets to MedPartners, except as set forth on Exhibit 1.3(b) to this Agreement.

             (v) Certificates, executed by the proper official of each jurisdiction, as to the good standing and qualification to do business of the Seller.

          (f) The Seller shall have furnished to MedPartners/Mullikin and MedPartners a favorable opinion, dated as of the date of the execution of this Agreement, of Philip Flame, Esq., counsel for the Seller and the Partners, in form and substance satisfactory to MedPartners/Mullikin and MedPartners and its counsel, to the effect set forth in Exhibit 8.1(f).

          (g) MedPartners/Mullikin and MedPartners shall have received "Affiliate Letters" as provided in Section 6.5 herein from each of the affiliates of Seller.

          (h) The Transaction shall qualify for "pooling of interests" accounting treatment and MedPartners/ Mullikin shall have received a letter to that effect from Ernst & Young, LLP dated as of the date of the Partners Meeting.

          (i) The transactions contemplated by that certain Plan and Agreement of Merger, dated as of March 11, 1996, by and among MedPartners/Mullikin, CHS Merger Corporation and CHS Management, Inc. shall have occurred prior to, or shall occur simultaneously with, the Closing.

          (j) The Partners of New Management shall have approved the adoption of this Agreement and any other matters submitted to them in accordance with the provisions of Section 6.10 hereof.

SECTION 8.2.  CONDITIONS TO CLOSING -- SELLER.

     The obligation of the Seller to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Seller):

          (a) Each of the agreements of MedPartners/Mullikin and MedPartners to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed.

          (b) MedPartners/Mullikin shall have delivered to the Seller the MedPartners/Mullikin Common Stock as required by Section 1.3(c) of this Agreement.

          (c) The representations and warranties of MedPartners/Mullikin and MedPartners contained in this Agreement or in any certificate or document delivered to the Seller pursuant to this Agreement, shall be deemed to have been made again at the Closing Date and shall then be true in all material respects. MedPartners/Mullikin and MedPartners shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by MedPartners/Mullikin and MedPartners prior to or at the Closing Date and the Seller shall have been furnished with the certificate of MedPartners/Mullikin and MedPartners, dated the Closing Date, certifying in such detail as the Seller may reasonably request to the fulfillment of the foregoing conditions.

          (d) MedPartners/Mullikin and MedPartners shall have furnished to the Seller a favorable opinion, dated as of the date of the execution of this Agreement, of Haskell Slaughter Young & Johnston, Professional Association, counsel for MedPartners/Mullikin and MedPartners, in form and substance satisfactory to the Seller and its counsel, to the effect set forth in
     Exhibit 8.2(d).

          (e) The Partners of New Management shall have approved the adoption of this Agreement and any other matters submitted to them in accordance with the provisions of Section 6.10 hereof.

SECTION 9.  MISCELLANEOUS.

     9.1. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

        If to MedPartners:

           MedPartners, Inc.
           3000 Galleria Tower, Suite 1000
           Birmingham, Alabama 35244
           Attention: J. Brooke Johnston, Jr.
                    Senior Vice President and General Counsel
           Facsimile: (205) 733-9780

        If to MedPartners/Mullikin:

           MedPartners/Mullikin, Inc.
           3000 Galleria Tower, Suite 1000
           Birmingham, Alabama 35244
           Attention: J. Brooke Johnston, Jr.
                    Senior Vice President and General Counsel
           Facsimile: (205) 733-9780
        with a copy of each notice directed to MedPartners or MedPartners/Mullikin to:

           F. Hampton McFadden, Jr.
           Haskell Slaughter Young & Johnston
           1200 AmSouth/Harbert Plaza
           1901 Sixth Avenue North
           Birmingham, Alabama 35203
           Facsimile: (205) 324-1133

        If to Seller:

           Bernard Siegel, M.D.
           4505 Las Virgenes Road, Suite 105
           Calabasas, California 91302

        with a copy to:

           Philip Flame, Esq.
           15821 Ventura Boulevard, Suite 600
           Encino, California 91436

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

     9.2. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     9.3. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

     9.4. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California, applied without giving effect to any conflict-of-laws principles.

     9.5. The word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to" or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

     9.6. With respect to "to the knowledge," "to the best knowledge, information and belief" or any similar phrase, Seller shall be deemed to have knowledge of any facts known to any Partner, unless expressly provided herein.

     9.7. An individual claim, obligation or liability shall be deemed to be "material" if the amount thereof exceeds $25,000.00 or involves the violation of any federal, state or local statute, rule or regulation. A contract or lease shall be deemed to be material if it requires a single payment in excess of $25,000.00 or payment for any future 12-month period in excess of $25,000.00, except that no contract for the acquisition of inventory items or consumable supplies shall be deemed material unless such contract cannot be terminated without cause by Seller on not more than 30 days notice, or has, as of the Closing Date, an amount payable with respect thereto of more than $25,000.00.

     9.8. "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the parties to this Agreement, any change, effect, event or occurrence that has, or is reasonably likely to have individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "Material Adverse Change" and "Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) changes in applicable law, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Seller with the consent of MedPartners.

     9.9. The term "Hazardous Materials" means any material which is or may potentially be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 9.10) regardless of the quantity of any such material.

     9.10. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

     9.11. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

     9.12. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

     9.13. This instrument, including all Exhibits attached hereto, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

     9.14. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

     9.15. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

     9.16. The parties acknowledge that this Agreement was initially prepared by MedPartners, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

     9.17. In the event that MedPartners or MedPartners/Mullikin on the one hand, or Seller or Partners, on the other hand, file suit in any court against any other party to enforce the terms of this Agreement against the other party or to obtain performance by it hereunder, the prevailing party will be entitled to recover all reasonable out of pocket costs, including reasonable attorneys' fees, from the other party as part of any judgment in such suit. The term "prevailing party" shall mean the party in whose favor final judgment after appeal (if any) is rendered with respect to the claims asserted in the Complaint. "Reasonable attorneys' fees" are those attorneys' fees actually incurred in obtaining a judgment in favor of the prevailing party.

     9.18. The parties acknowledge and agree that all or substantially all of the assets acquired by MedPartners herein will be transferred to MAC immediately following their acquisition by MedPartners from Seller. The parties also hereby agree that this Agreement shall not be assigned or transferred by either party without the prior written consent of the other; provided, however, that this Agreement may be assigned, in whole or in part, by MedPartners, in its sole discretion, to any parent, subsidiary or affiliate of MedPartners.

Any such assignment shall not affect the guaranty by MedPartners/Mullikin of the obligations of MedPartners hereunder.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement to Purchase Assets as of the day and year first above written.

                                MEDPARTNERS/MULLIKIN, INC.

                                By       /s/  MARK L. WAGAR
                                   ------------------------------------
                                  Its Executive Vice President and
                                  Chief Operating Officer -- West

                                MEDPARTNERS, INC.

                                By     /s/  TRACY P. THRASHER
                                   ------------------------------------
                                  Its Secretary

                                NEW MANAGEMENT

                                By    /s/  BERNARD SIEGEL, M.D.
                                   ------------------------------------
                                  A Member of the Executive Committee

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                          AGREEMENT TO PURCHASE ASSETS

     AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT TO PURCHASE ASSETS, dated
as of June   , 1996, by and among MEDPARTNERS/MULLIKIN, INC., a Delaware corporation ("MedPartners/Mullikin"), MEDPARTNERS, INC., a Delaware corporation (the "Subsidiary"), and NEW MANAGEMENT, a partnership organized under the laws of the State of California ("Seller")

                                  WITNESSETH:

     WHEREAS, the parties to this Amendment No. 1 to Purchase Assets (this "Amendment") are parties to the Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996 (the "Acquisition Agreement"), which they desire to amend as herein set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          1. (a) The parties acknowledge that the Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, among MedPartners/Mullikin, CHS Merger Corporation and CHS Management, Inc. (the "Plan of Merger") has also been amended at the same time this Amendment is executed to provide for certain extensions and other considerations, some of which also constitute considerations related to this Amendment No. 1 to the Acquisition Agreement.

          (b) The Acquisition Agreement is hereby amended as herein set forth, and except as expressly amended hereby all of the terms and provisions of the Acquisition Agreement shall remain in full force and effect. All capitalized terms utilized in this Amendment shall have the same meanings as in the Acquisition Agreement unless the context otherwise requires.

          2. Section 3.1(a) of the Acquisition Agreement is hereby amended by deleting such Section 3.1(a) in its entirety and substituting in its place the following new Section 3.1(a):

        "(a) MedPartners/Mullikin Shares. On the Closing Date, MedPartners/Mullikin shall transfer to Seller shares of the Common Stock, par value $.001 per share of MedPartners/Mullikin (the "MedPartners/Mullikin Common Stock") with a total value equal to $7,000,000 (the "Acquisition Price"). The "Acquisition Price" means shares of MedPartners/Mullikin Common Stock (that number of shares of MedPartners/Mullikin Common Stock (rounded to the nearest whole share) equal to $7,000,000 divided by the Base Period Trading Price). "Base Period Trading Price" shall mean the average of the last reported sale prices per share of the MedPartners/Mullikin Common Stock for the 10 consecutive trading days on which such shares are actually traded on The New York Stock Exchange, Inc. (the "NYSE"), ending at the close of trading on the second trading day immediately preceding the date of the Merger contemplated by the Plan of Merger. The Acquisition Price shall be allocated to the acquisition of the Assets as set forth on Exhibit 1.3(a)(1) attached hereto. The parties shall use such allocation in completing Form 8594 and satisfying any and all other reporting requirements of the Internal Revenue Service or any other state or local taxing authority.

          3. All conditions to Closing contained in Section 8 of the Acquisition Agreement are hereby deleted, except for those contained in Section 8.1(j) and Section 8.2(e).

          4. MedPartners/Mullikin shall consummate the transaction contemplated by the Acquisition Agreement if the Merger contemplated by the Plan of Merger is consummated.

          5. New Management hereby agrees that MedPartners/Mullikin shall take such acts with respect to the Management Contract as MedPartners/Mullikin and the other party thereto shall agree, pending the consummation of the transaction contemplated by the Acquisition Agreement, and in connection therewith, MedPartners/Mullikin will indemnify and hold harmless Seller from any and all costs, expenses, liabilities and obligations incurred by Seller for actions taken by MedPartners/Mullikin with respect to the Management Contract pursuant to this Section 5.

     IN WITNESS WHEREOF, MedPartners/Mullikin, the Subsidiary and New Management have caused this Amendment No. 1 to Amended and Restated Agreement to Purchase Assets to be executed by their respective duly authorized officers, all as of the day and year first above written.

                                          MEDPARTNERS/MULLIKIN, INC.



                                          By       /s/  MARK L. WAGAR
                                            ------------------------------------
                                            Mark L. Wagar
                                            Executive Vice President and
                                            Chief Operating Officer -- West



                                          MEDPARTNERS, INC.



                                          By   /s/  HAROLD O. KNIGHT, JR.
                                            ------------------------------------
                                            Harold O. Knight, Jr.
                                            Vice President and Treasurer



                                          NEW MANAGEMENT



                                          By    /s/  BERNARD SIEGEL, M.D.
                                            ------------------------------------
                                            A Member of the Executive Committee

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MEDPARTNERS/MULLIKIN, INC.

     Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. MedPartners/ Mullikin's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to MedPartners/Mullikin and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to MedPartners/Mullikin or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of MedPartners/Mullikin protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of MedPartners/ Mullikin or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. MedPartners/Mullikin's Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of MedPartners/Mullikin who, by reason of the fact that he or she is a director, officer, employee, or agent of MedPartners/Mullikin, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     MedPartners/Mullikin has entered into agreements with all of its directors and its executive officers pursuant to which MedPartners/Mullikin has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director to the fullest extent allowable under applicable law. In addition, MedPartners/Mullikin has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.

     See Item 22 of this Registration Statement on Form S-4.

CHS

     Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors certain circumstances in accordance with provisions therein set forth. CHS' Certificate of Incorporation contains a provision eliminating or limiting director liability to CHS and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director(i) for any breach of such director's duty of loyalty to CHS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of CHS protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of CHS or a stockholder thereof to successfully prosecute an action against a director for a breach of the director's duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a breach of a director's duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. CHS' By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of CHS who, by reason of the fact that he or she is a director, officer, employee, or agent of CHS, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     See Item 22 of this Registration Statement on Form S-4.

     CHS is also subject to certain California statutory provisions, including
Section 317 of the California General Corporation Law ("CGCL"). Section 317 of the CGCL grants corporations the right to indemnify any person who was or is an agent of CHS in accordance with the provisions thereof and is not exclusive of any other rights to indemnification, including any provision in the Certificate of Incorporation or the By-laws. CHS has obtained an insurance policy in the amount of $5,000,000 in respect of potential liabilities of its officers and directors, including potential liabilities under the Securities Act.

NEW MANAGEMENT

     New Management's Partnership Agreement contains an indemnification provision which provides that New Management and each Partner to the extent not paid by any policy of insurance shall indemnify, defend, and hold harmless each non-breaching Partner and each Partner who has terminated his interest in the partnership from and against any liability, loss, damage or expense arising out of any contract, lien, liability, act of omission occurring after the termination of such Partner's interest in the partnership. Partnership Agreement further provides that this is the limit of indemnification and each Partner agrees not to seek any other indemnification. New Management's Partnership Agreement contains no other rights of indemnification. The members of the Executive Committee do not have rights of indemnification greater than those generally provided to all members of the Partnership.

ITEM 21.  EXHIBITS.

     Exhibits:

EXHIBIT
  NO.                                              DESCRIPTION
- -------        -----------------------------------------------------------------------------------
   (2)-1    -- Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by Amendment No. 1, dated June 28, 1996, among MedPartners/Mullikin, Inc.,
               CHS Merger Corporation and CHS Management, Inc., attached to this Registration
               Statement as Annex A to the Prospectus-Proxy Statement for CHS, is hereby incorporated herein by reference.
               List of Exhibits to Plan and Agreement of Merger.*
   (2)-2    -- Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, as amended by Amendment No. 1, dated June 28, 1996, among MedPartners/Mullikin, Inc.,
               MedPartners, Inc. and New Management, attached to this Registration Statement as
               Annex A to the Prospectus-Proxy Statement for New Management, is hereby incorporated by reference.
               List of Exhibits to Agreement to Purchase Assets.*
   (3)-1    -- MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
               Incorporation, filed as Exhibit (3)-1 to MedPartners/Mullikin's Registration
               Statement on Form S-4 (Registration No. 333-09767) is hereby incorporated herein by reference.

EXHIBIT
  NO.                                              DESCRIPTION
- -------        -----------------------------------------------------------------------------------
   (3)-2    -- MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as Exhibit (3)-2 to
               MedPartners/Mullikin's Registration Statement on Form S-4 (Registration No.
               333-00774) is hereby incorporated herein by reference.
   (4)-1    -- MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to
               MedPartners/ Mullikin's Registration Statement on Form S-4 (Registration No.
               333-00774) is hereby incorporated herein by reference.
   (5)      -- Opinion of Haskell Slaughter & Young LLC, as to the legality of the shares of
               MedPartners/ Mullikin Common Stock being registered.
   (8)-1    -- Opinion of Stroock & Stroock & Lavan as to certain federal income tax consequences of the Merger.
  (11)      -- Statement re: Computation of Per Share Earnings.*
  (21)      -- Subsidiaries of MedPartners/Mullikin.*
  (23)-1    -- Consent of Ernst & Young LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-2    -- Consent of Price Waterhouse LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-3    -- Consent of Haskell Slaughter & Young Professional Association (included in the opinion filed as Exhibit (5).
  (23)-4    -- Consent of Stroock & Stroock & Lavan (included in the opinion filed as Exhibit
               (8)-1).
  (24)      -- Powers of Attorney*.
  (99)-1    -- CHS Proxy.
  (99)-2    -- New Management Proxy.
  (99)-3    -- Consent of Sutro & Co.


- ---------------

* Filed with the original filing of the Registration Statement.

ITEM 22.  UNDERTAKINGS.

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

     (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 20, 1996.


                                          MEDPARTNERS/MULLIKIN, INC.

                                          By        /s/  LARRY R. HOUSE
                                             ----------------------------------
                                                       Larry R. House
                                            Chairman of the Board, President and
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                               CAPACITY                    DATE
- ---------------------------------------------  -------------------------------  ----------------
                 /s/  LARRY R. HOUSE           Chairman of the Board,           August 20, 1996
         --------------------------------        President and Chief Executive
               Larry R. House                    Officer and Director

                          *                    Executive Vice President and     August 20, 1996
         --------------------------------        Chief Financial Officer
            Harold O. Knight, Jr.                (Principal Financial and
                                                 Accounting Officer)
                          *
         --------------------------------
             Richard M. Scrushy                Director                         August 20, 1996

                          *
         --------------------------------
           Larry D. Striplin, Jr.              Director                         August 20, 1996

                          *
         --------------------------------
           Charles W. Newhall III              Director                         August 20, 1996

                          *
         --------------------------------
               Scott F. Meadow                 Director                         August 20, 1996

                          *
         --------------------------------
           Ted H. McCourtney, Jr.              Director                         August 20, 1996

                          *
         --------------------------------
          Walter T. Mullikin, M.D.             Director                         August 20, 1996

                          *
         --------------------------------
           John S. McDonald, J.D.              Director                         August 20, 1996

                          *
         --------------------------------
              Richard J. Kramer                Director                         August 20, 1996

                          *
         --------------------------------
           Rosalio J. Lopez, M.D.              Director                         August 20, 1996

       *By:       /s/  LARRY R. HOUSE
- ---------------------------------------------
               Larry R. House
              Attorney-in-Fact

                                                                  EXHIBIT (23)-1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and to the use of our reports on the entities and dated as listed below in the Registration Statement (Form S-4, No. 333-4348) and the related
Prospectus -- Proxy Statement of MedPartners/Mullikin, Inc. for the registration of its Common Stock:

MedPartners/Mullikin, Inc.                                     February 22, 1996
CHS Management, Inc.                                               July 26, 1996
Cardinal Healthcare, P.A.                                          June 19, 1996
New Management                                                     July 26, 1996
Emergency Professional Services, Inc.                              July 12, 1996

                                          ERNST & YOUNG LLP

Birmingham, Alabama
August 19, 1996

                                                                  EXHIBIT (23)-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus relating to the Merger with CHS Management Inc. and the Prospectus relating to the Acquisition of New Management constituting part of this Registration Statement on Form S-4 of MedPartners/Mullikin, Inc. of our report dated January 24, 1996, except as to the third paragraph of Note 14, which is dated as of March 19, 1996, relating to the financial statements of Caremark International Inc., which appears in such Prospectuses. We also consent to the references to us under the headings "Experts" in such Prospectuses.

PRICE WATERHOUSE LLP

Chicago, IL
August 16, 1996

                               INDEX TO EXHIBITS

                                                                                         SEQUENTIALLY
EXHIBIT                                                                                    NUMBERED
  NO.                                        DESCRIPTION                                     PAGE
- -------        ------------------------------------------------------------------------  ------------
   (2)-1    -- Amended and Restated Plan and Agreement of Merger, dated as of March 11,
               1996, as amended by Amendment No. 1, dated June 28, 1996, among
               MedPartners/Mullikin, Inc., CHS Merger Corporation and CHS Management,
               Inc., attached to this Registration Statement as Annex A to the
               Prospectus-Proxy Statement for CHS, is hereby incorporated herein by reference.
               List of Exhibits to Plan and Agreement of Merger.*
   (2)-2    -- Amended and Restated Agreement to Purchase Assets, dated as of March 11,
               1996, as amended by Amendment No. 1, dated June 28, 1996, among
               MedPartners/Mullikin, Inc., MedPartners, Inc. and New Management,
               attached to this Registration Statement as Annex A to the
               Prospectus-Proxy Statement for New Management, is hereby incorporated by reference.
               List of Exhibits to Agreement to Purchase Assets.*
   (3)-1    -- MedPartners/Mullikin, Inc. Second Amended and Restated Certificate of
               Incorporation, filed as Exhibit (3)-1 to MedPartners/Mullikin's
               Registration Statement on Form S-4 (Registration No. 333-09767) is
               hereby incorporated herein by reference.
   (3)-2    -- MedPartners/Mullikin, Inc. Amended and Restated By-laws, filed as
               Exhibit (3)-2 to MedPartners/Mullikin's Registration Statement on Form
               S-4 (Registration No. 333-00774) is hereby incorporated herein by reference.
   (4)-1    -- MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as Exhibit
               (4)-1 to MedPartners/Mullikin's Registration Statement on Form S-4
               (Registration No. 333-00774) is hereby incorporated herein by reference.
   (5)      -- Opinion of Haskell Slaughter & Young LLC, as to the legality of the shares of MedPartners/Mullikin Common Stock being registered.
   (8)-1    -- Opinion of Stroock & Stroock & Lavan as to certain federal income tax consequences of the Merger.
  (11)      -- Statement re: Computation of Per Share Earnings.*
  (21)      -- Subsidiaries of MedPartners/Mullikin.*
  (23)-1    -- Consent of Ernst & Young LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-2    -- Consent of Price Waterhouse LLP. See pages immediately following signature pages to the Registration Statement.
  (23)-3    -- Consent of Haskell Slaughter & Young Professional Association (included in the opinion filed as Exhibit (5)).
  (23)-4    -- Consent of Stroock & Stroock & Lavan (included in the opinion filed as
               Exhibit (8)-1).
  (24)      -- Powers of Attorney*.
  (99)-1    -- CHS Proxy.
  (99)-2    -- New Management Proxy.
  (99)-3    -- Consent of Sutro & Co.*.

- ---------------

* Filed with the original filing of the Registration Statement.